   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1996


                                                      REGISTRATION NO. 333-05153
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                          OCWEN FINANCIAL CORPORATION
    (Exact name of registrant as specified in its articles of incorporation)

           FLORIDA                        6712, 6035               65-0039856
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of
incorporation or organization)   Classification Code Number)     Identification
                                                                      No.)

                             ----------------------

                             THE FORUM, SUITE 1000
                          1675 PALM BEACH LAKES BLVD.
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 681-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM C. ERBEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          OCWEN FINANCIAL CORPORATION
                             THE FORUM, SUITE 1000
                          1675 PALM BEACH LAKES BLVD.
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 681-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                    COPY TO:

       Raymond A. Tiernan, Esq.                     Lee Meyerson, Esq.
       Gerard L. Hawkins, Esq.                  Simpson Thacher & Bartlett
Elias, Matz, Tiernan & Herrick L.L.P.              425 Lexington Avenue
  734 15th Street, N.W., 12th Floor           New York, New York 10017-3909
        Washington, D.C. 20005                        (212) 455-2000
            (202) 347-0300

                             ----------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                             ----------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /


                                                                                            PROPOSED MAXIMUM      AMOUNT OF
                                 TITLE OF EACH CLASS OF                                        AGGREGATE        REGISTRATION
                               SECURITIES TO BE REGISTERED                                 OFFERING PRICE (1)        FEE
Common Stock, par value $.01 per share...................................................    $   28,350,000     $  9,775.86(2)
Notes due 2003...........................................................................    $  143,750,000     $ 49,568.97(3)
                                                                                           ------------------  ---------------
    Total................................................................................    $  172,100,000     $ 59,344.83



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.



(2) Consists of $8,275.86 which was previously paid in connection with the initial filing of this Registration Statement on June 4, 1996 to register 2,000,000 shares at an estimated per share offering price of $12.00 and $1,500.00 to register an additional 300,000 shares at an estimated per share offering price of $14.50.



(3) Of this amount, $34,482.76 was previously paid in connection with the initial filing of this Registration Statement on June 4, 1996 to register $100 million aggregate principal amount of Notes.

                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    This Registration Statement is being filed with respect to (i) 2,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Ocwen Financial Corporation (the "Company") (and an additional 300,000 shares of Common Stock issuable upon exercise of the Common Stock Underwriters' over-allotment option), all of which are being offered by certain stockholders of the Company, and (ii) up to $125 million principal amount of Notes due 2003 (the "Notes") (and an additional $18.75 million principal amount of Notes issuable upon exercise of the Note Underwriter's overallotment option), which are being offered by the Company.


    This Registration Statement contains two forms of Prospectus. The first Prospectus relates to the offering of Notes and the second Prospectus relates to the offering of Common Stock.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1996

PROSPECTUS


                                  $125,000,000


 [LOGO]
                              OCWEN FINANCIAL CORPORATION
                                 % NOTES DUE 2003


    Ocwen Financial Corporation (the "Company") is offering hereby (the "Notes
Offering") $125 million principal amount of its    % Notes due 2003 (the
"Notes"). Interest on the Notes will be payable semiannually on          and
         of each year, commencing            , 1997. On and after            ,
2001, the Notes will be redeemable at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein. The Notes are not
otherwise redeemable prior to            , 2001, except that until            ,
2001, the Company may redeem, at its option, up to 35% of the original aggregate
principal amount of the Notes at a redemption price equal to    % of the
principal amount thereof, plus accrued and unpaid interest to the redemption date, from the net proceeds of one or more private or public sales of Qualified Capital Stock (as defined herein) if at least 65% of the original aggregate principal amount of the Notes remains outstanding after such redemption. Upon the occurrence of a Change of Control Event (as defined herein), holders of the Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of Notes."


    Concurrently with the Notes Offering by the Company, certain stockholders of the Company are offering 2,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company (the "Common Stock Offering"). The Company will not receive any of the proceeds from the Common Stock Offering. The Notes being offered hereby and the shares of Common Stock offered in the Common Stock Offering are being offered separately and not as units, and neither offering is conditioned on completion of the other offering.

    THE NOTES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 10 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE PURCHASERS OF THE NOTES OFFERED HEREBY.
                               ------------------

    THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
       INSURANCE  CORPORATION, ANY OTHER GOVERNMENTAL AGENCY OR
                                   OTHERWISE.
                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                                                      PRICE TO       UNDERWRITING      PROCEEDS TO
                                                      PUBLIC(1)       DISCOUNT(2)      COMPANY(3)
Per Note.........................................         %                %                %
Total(4).........................................         $                $                $


(1) Plus accrued interest, if any, from the date of issuance.

(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting expenses payable by the Company estimated at $         .


(4) The Company has granted the Underwriter a 30-day option to purchase up to $18.75 million additional principal amount of Notes to cover over-allotments. If all of such Notes are purchased, the total Price to
    Public, Underwriting Discount and Proceeds to Company will be $    , $
    and $    , respectively. See "Underwriting."


    The Notes are offered by the Underwriter, subject to receipt and acceptance by the Underwriter, approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the Notes will be made through the facilities of
The Depository Trust Company on or about            , 1996.
                              --------------------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                The date of this Prospectus is            , 1996

    IN CONNECTION WITH THE NOTES OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    FOR CALIFORNIA INVESTORS: THESE SECURITIES MAY BE OFFERED AND SOLD ONLY TO "INSTITUTIONAL INVESTORS" AS DEFINED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AND TO MEMBERS OF THE PUBLIC WHO QUALIFY AS "ACCREDITED INVESTORS" AS DEFINED UNDER RULE 501(A) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock Offering and the Notes Offering. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock and the Notes, reference is hereby made to such Registration Statement and the exhibits and schedules thereto. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. The address of such site is: http://www.sec.gov.

    In connection with the Common Stock Offering, the Company will register the Common Stock pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon such registration, the Company will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the addresses set forth above. In addition, as long as the Common Stock is quoted on the Nasdaq National Market, reports, proxy statements and other information covering the Company also will be available for inspection at the National Association of Securities Dealers, Inc. ("NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

    The Company intends to furnish to holders of Notes annual reports containing financial statements of the Company audited by its independent accountants and quarterly reports containing unaudited condensed financial statements for each of the first three quarters of each fiscal year.

                                    SUMMARY


    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL SHARE DATA CONTAINED IN THIS PROSPECTUS RELATING TO THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING ASSUMES NO EXERCISE OF OUTSTANDING EMPLOYEE STOCK OPTIONS TO PURCHASE AN AGGREGATE OF 282,340 SHARES OF COMMON STOCK AS OF THE DATE HEREOF AND DOES NOT GIVE EFFECT TO THE ISSUANCE OF 2,928,200 SHARES OF COMMON STOCK UPON THE EXERCISE OF STOCK OPTIONS BETWEEN JUNE 30, 1996 AND THE DATE HEREOF. THE SHARE DATA CONTAINED HEREIN GIVES RETROACTIVE EFFECT TO A TEN-FOR-ONE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK AS OF JULY 31, 1996.


                                  THE COMPANY

GENERAL

    The Company is a financial services company which is primarily engaged in the acquisition and resolution of troubled loans and in diverse mortgage lending activities. The activities of the Company are primarily conducted through Berkeley Federal Bank & Trust FSB (the "Bank"), a federally-chartered savings bank and a wholly-owned subsidiary of the Company, which is in the process of being renamed "Ocwen Federal Bank FSB." At June 30, 1996, the Company had $1.9 billion of total assets and stockholders' equity of $154.7 million.

    The Company's business strategy focuses on the identification and development of selected business lines that provide the highest return consistent with prudent risk management. Exclusive of gains from the sale of branch offices and related income taxes and profit sharing expense, the Company's income from continuing operations before extraordinary gain and cumulative effect of a change in accounting principle resulted in returns on average assets of 1.56%, 2.00%, 1.40% and 2.37% during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively, and returns on average equity of 20.67%, 25.02%, 20.06% and 27.89% during the same respective periods. Although the Company has experienced significant profitability, because the Company operates in areas which involve more uncertainties and risks than the single-family residential lending activities historically emphasized by savings institutions, there can be no assurance that its profitability will continue at historical levels or that there will not be significant inter-period variations in the profitability of the Company's operations in future periods.

BUSINESS ACTIVITIES

    DISCOUNTED LOAN ACQUISITION AND RESOLUTION ACTIVITIES. The Company has established a core expertise in the acquisition and resolution of non-performing or underperforming single-family residential, multi-family residential and commercial real estate loans, which generally are purchased at a discount to both the unpaid principal amount of the loan and the estimated value of the security property ("discounted loans"). The Company acquires discounted loans from a wide variety of sources, which in recent years have been primarily private sector sellers and, to a lesser extent, governmental agencies. The Company believes that its experience in the acquisition and resolution of discounted loans, its investment in a state-of-the-art computer infrastructure and related technology which is utilized in this business and its national reputation in this area make it one of the leaders in this relatively new and evolving business. Between commencing these activities in mid-1991 and June 30, 1996, the Company acquired over $2.4 billion of gross principal amount of discounted loans, including $161.8 million, $791.2 million and $826.4 million during the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994, respectively. In addition, the Company recently acquired a 50% interest in a newly-formed joint venture that acquired discounted single-family residential loans having an aggregate unpaid principal balance at acquisition of $741.2 million from the Federal Housing Administration ("FHA") of the U.S. Department of Housing and Urban Development ("HUD"). At June 30, 1996, the Company's discounted loan acquisition and resolution activities included its discounted loan portfolio, which amounted to $594.6 million (net of $226.2 million of unaccreted discount and a $9.5 million allowance for loan losses), $132.0 million of related real estate owned and a $63.4 million investment in the above-referenced joint venture, which in the aggregate amounted to $790.0 million or 41.6% of the Company's total assets. Inclusive of the Company's pro rata interest in the discounted loans held by the joint venture, at June 30, 1996 the Company's discounted loans, net would amount to $874.3 million and its total assets related to discounted loan acquisition and resolution activities would amount to $1.1 billion.


    Recent discounted loan activity of the Company includes the acquisition in July and August 1996 of an aggregate of $410.0 million of discounted loans, which consist primarily of multi-family residential and commercial real estate loans, and the receipt in September 1996 of a notification from HUD that the Company and a co-investor were the successful bidder to purchase single-family residential loans with an aggregate unpaid principal balance of $258.8 million auctioned by HUD, which will result in the Company's acquisition of $113.3 million of such loans and the right to service all of such loans upon closing of this transaction in late September 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition--Discounted Loan Portfolio, Net."


    MULTI-FAMILY RESIDENTIAL AND COMMERCIAL REAL ESTATE LENDING ACTIVITIES. The Company's lending activities emphasize loans secured by multi-family residential and commercial real estate located nationwide. In conducting these activities, the Company generally seeks to emphasize types of loans and/or lending in geographic areas which, for various reasons, may not be currently emphasized by other lenders and which thus offer attractive returns to the Company relative to other investments. The loans currently emphasized by the Company include loans secured by hotels and office buildings. The Company has developed expertise in the securitization of assets, which, among other benefits, enhances the liquidity of the Company's assets. The Company securitized multi-family residential loans with an aggregate principal amount of $83.9 million, $346.6 million and $67.1 million during 1995, 1994 and 1993, respectively, and subsequently sold substantially all of the securities backed by these loans. At June 30, 1996, the Company's multi-family residential and commercial real estate loans (including construction loans) available for sale and held for investment aggregated $265.4 million, net, or 14.0% of the Company's total assets. The Company also utilizes its multi-family residential lending and other expertise to make investments in low-income housing tax credit partnerships which own projects which have been allocated tax credits under the Internal Revenue Code of 1986, as amended (the "Code"). Such investments amounted to $92.3 million or 4.9% of the Company's total assets at June 30, 1996.

    SINGLE-FAMILY RESIDENTIAL LENDING ACTIVITIES. During 1995, the Company established a program which focuses on the origination or purchase on a nationwide basis of single-family residential loans made to borrowers who have substantial equity in the properties which secure the loans but who, because of prior credit problems, the absence of a credit history or other factors, are unable or unwilling to qualify as borrowers from traditional sources. The Company utilizes the expertise, technology and other resources which it has developed in connection with the acquisition and resolution of discounted loans in conducting these activities, and believes that the higher risk of default generally associated with these loans, as compared to loans which conform to the requirements established by federal agencies, is more than offset by the higher yields on these loans and the higher amount of equity which the borrowers have in the properties which secure these loans. The Company purchased or originated $132.4 million of single-family residential loans to non-conforming borrowers during the six months ended June 30, 1996 and $240.3 million of such loans during 1995, $158.6 million of which was acquired during the last half of the year. The Company classifies its single-family residential loans to non-conforming borrowers as available for sale because, subject to market conditions, it generally intends to sell such loans or to securitize such loans and sell substantially all of the securities backed by such loans. During the six months ended June 30, 1996, the Company sold $285.2 million of such loans for a pre-tax gain of $6.8 million. At June 30, 1996, the Company's single-family residential loans to non-conforming borrowers amounted to $40.9 million or 2.2% of the Company's total assets.

    OTHER INVESTMENT ACTIVITIES. The Company invests in a wide variety of mortgage-related securities based on its capital position, interest rate risk profile, the market for such securities and other factors. At June 30, 1996, the carrying value of the Company's mortgage-related securities, all of which were classified as available for sale, amounted to $263.2 million or 13.9% of the Company's total assets.

                               THE NOTES OFFERING


Amount offered....................  $125 million aggregate principal amount (plus up to an additional $18.75 million principal amount of Notes
                                    pursuant to the Note underwriter's over-allotment
                                    option).
Maturity date.....................  , 2003.
Interest payment dates............  and            of each year, commencing            ,
                                    1997.
Optional redemption...............  The Notes will be redeemable at the option of the
                                    Company, in whole or in part, at any time on or after
                                               , 2001 at the redemption prices set forth
                                    herein, plus accrued and unpaid interest, if any, to the
                                    redemption date. The Notes are not otherwise redeemable
                                    prior to            , 2001, other than as described
                                    directly below.
Capital stock redemption..........  Until            , 2001, the Company may redeem, at its
                                    option, up to 35% of the original aggregate principal
                                    amount of the Notes at    % of the principal amount
                                    thereof, plus accrued and unpaid interest, if any, to
                                    the redemption date, from the net proceeds of one or
                                    more public or private sales of Qualified Capital Stock
                                    (as defined herein) if at least 65% of the original
                                    aggregate principal amount of the Notes remains
                                    outstanding after such redemption and if such redemption
                                    occurs within 60 days after the closing of any such
                                    public or private sale. See "Description of
                                    Notes--Optional Redemption."
Mandatory redemption..............  None.
Ranking...........................  The Notes will be general unsecured obligations of the
                                    Company. Because the Company is a holding company that
                                    currently conducts substantially all of its operations
                                    through its subsidiaries, including the Bank, the right
                                    of the Company (and therefore the right of the Company's
                                    creditors and stockholders) to participate in any
                                    distribution of the assets or earnings of any subsidiary
                                    is subject to the prior claims of creditors of such
                                    subsidiaries, including any claims of the Company as a
                                    creditor to the extent such claims may be recognized. As
                                    a result, the Notes will be effectively subordinate to
                                    the claims of creditors of the Company's subsidiaries.
Change of control.................  Upon a Change of Control Event (as defined herein), holders of the Notes will have the option to require the
                                    Company to repurchase all outstanding Notes at 101% of
                                    their principal amount, plus accrued interest to the
                                    date of repurchase. A "Change of Control Event," as
                                    defined in the Indenture pursuant to which the Notes
                                    will be issued, includes the following events, among
                                    others: the acquisition by any person or group (other
                                    than the Existing Principal Stockholders (as defined) of
                                    the Company) of more than 40% of the Company's voting
                                    stock; a merger, consolidation or other business
                                    combination between the Company and another person in
                                    which more than 40% of the voting stock of the surviving
                                    or transferee company is owned by persons other than the
                                    Existing Principal Stockholders of the Company; a change
                                    in a majority of the directors on the Board of Directors
                                    of the Company within a two-year period which is not
                                    approved by the incumbent directors; or the sale or
                                    other disposition of any Significant Subsidiary of the
                                    Company (as defined).

                                    There can be no assurance that the Company will have the
                                    funds available to repurchase the Notes in the event of
                                    a Change of Control Event.
Certain covenants.................  The Indenture pursuant to which the Notes will be issued will contain certain covenants that, among other things,
                                    limit the ability of the Company and its subsidiaries to
                                    incur certain indebtedness, pay dividends or make other
                                    distributions, engage in transactions with affiliates,
                                    dispose of subsidiaries, create certain liens and
                                    guarantees with respect to pari passu or junior indebt-
                                    edness and enter into any arrangement that would impose
                                    certain restrictions on the ability of subsidiaries to
                                    make dividend and other payments to the Company. The
                                    Indenture also will restrict the Company's and the
                                    Bank's ability to merge, consolidate or sell all the
                                    assets of the Company or the Bank. See "Description of
                                    Notes--Certain Covenants."
Use of proceeds...................  Approximately $50 million of the net proceeds from the
                                    Notes Offering will be contributed by the Company to the
                                    capital of the Bank to support future growth. The
                                    remaining portion of such net proceeds (estimated to be
                                    approximately $69.6 million after deducting the
                                    underwriting discount and estimated offering expenses,
                                    and assuming no exercise of the Note underwriter's over-
                                    allotment option) will be retained by the Company and be
                                    available for general corporate purposes. Although the
                                    Company does not have any specific plans for the
                                    investment of the net proceeds to be retained by it at
                                    this time, such net proceeds will give the Company
                                    increased flexibility in conducting the businesses in
                                    which it is engaged, particularly the acquisition and
                                    resolution of discounted loans and the acquisition of
                                    single-family residential loans to non-conforming
                                    borrowers.
                                    The net proceeds from the Notes Offering available to
                                    the Company and the Bank also could be used to acquire
                                    other businesses, such as a financial institution or a
                                    mortgage banking company, which the Company evaluates
                                    from time to time as a means of enhancing its ability to
                                    acquire loans and otherwise expand and enhance its
                                    operations. Currently, there are no agreements, ar-
                                    rangements or understandings with regard to any such
                                    transaction.


                           THE COMMON STOCK OFFERING


    Concurrently with the Notes Offering, certain stockholders of the Company are separately offering an aggregate of 2,000,000 shares of Common Stock (plus up to 300,000 shares pursuant to the Common Stock underwriters' over-allotment option) in the Common Stock Offering. The Company will not receive any of the net proceeds from the Common Stock Offering. The Notes offered hereby and the shares of Common Stock offered in the Common Stock Offering are being offered separately and not as units, and neither offering is conditioned on the completion of the other.


    In connection with the Common Stock Offering, the Common Stock has been approved for listing on the Nasdaq National Market under the symbol "OCWN."

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered carefully by prospective purchasers of Notes.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following tables present selected consolidated financial and other data of the Company at the dates and for the periods indicated. The historical operations and balance sheet data at and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 have been derived from financial statements audited by Price Waterhouse LLP, independent certified public accountants. The historical operations and balance sheet data at and for the six months ended June 30, 1996 and 1995 have been derived from unaudited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the Company's results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The selected consolidated financial and other data should be read in conjunction with, and is qualified in its entirety by reference to, the information in the Consolidated Financial Statements and related notes set forth elsewhere herein.

                                                    SIX MONTHS
                                                  ENDED JUNE 30,                  YEAR ENDED DECEMBER 31,
                                               ---------------------  ------------------------------------------------
                                                  1996        1995    1995(1)   1994(1)    1993(2)     1992     1991
                                               -----------   -------  --------  --------  ---------   -------  -------
OPERATIONS DATA:
Interest income..............................  $99,457       $59,870  $137,275  $131,458  $ 78,923    $71,723  $54,036
Interest expense.............................   55,036        34,680    84,060    62,598    35,306     28,148   32,858
                                               -----------   -------  --------  --------  ---------   -------  -------
  Net interest income before provision for
   loan losses...............................   44,421        25,190    53,215    68,860    43,617     43,575   21,178
Provision for loan losses....................   14,370(3)      --        1,121     --        --         --       --
                                               -----------   -------  --------  --------  ---------   -------  -------
  Net interest income after provision for
   loan losses...............................   30,051        25,190    52,094    68,860    43,617     43,575   21,178
                                               -----------   -------  --------  --------  ---------   -------  -------
Gains on sales of interest-earning assets,
 net.........................................    9,601         3,356     6,955     5,727     8,386      8,842    2,108
Gain from sale of branch offices(1)..........    --            --        5,430    62,600     --         --       --
Income (loss) on real estate owned, net......   (1,028)(3)     2,558     9,540     5,995    (1,158)     1,050    --
Fees on financing transactions(4)............    --            --        --        --       15,340      6,760    8,486
Other non-interest income....................    2,783         3,013     9,255     7,253    13,304      8,130   14,638
                                               -----------   -------  --------  --------  ---------   -------  -------
  Total non-interest income..................   11,356         8,927    31,180    81,575    35,872     24,782   25,232
                                               -----------   -------  --------  --------  ---------   -------  -------
Non-interest expense.........................   25,549        21,892    45,573    68,858    41,859     32,468   20,986
                                               -----------   -------  --------  --------  ---------   -------  -------
Equity in earnings of investment in joint
 venture(5)..................................    1,078         --        --        --        --         --       --
                                               -----------   -------  --------  --------  ---------   -------  -------
Income tax expense...........................    1,910           760     4,562    29,724    10,325     11,552    7,002
                                               -----------   -------  --------  --------  ---------   -------  -------
Income from continuing operations............   15,026        11,465    33,139    51,853    27,305     24,337   18,422
Discontinued operations, net of tax..........    --           (3,136)   (7,672)   (4,514)   (2,270)    (1,946)  (1,699)
Extraordinary gains..........................    --            --        --        --        1,538      2,963   10,824
Cumulative effect of a change in accounting
 principle...................................    --            --        --        --       (1,341)     --       --
                                               -----------   -------  --------  --------  ---------   -------  -------
Net income...................................  $15,026       $ 8,329  $ 25,467  $ 47,339  $ 25,232    $25,354  $27,547
                                               -----------   -------  --------  --------  ---------   -------  -------
                                               -----------   -------  --------  --------  ---------   -------  -------
Income per share from continuing
 operations..................................  $  0.57       $  0.39  $   1.19  $   1.52  $   0.80    $  0.68  $  0.54
Net income per share.........................  $  0.57          0.28      0.91      1.39      0.73       0.71     0.80

                                                  SIX MONTHS
                                                     ENDED                    YEAR ENDED DECEMBER 31,
                                                   JUNE 30,    -----------------------------------------------------
                                                     1996        1995       1994       1993       1992       1991
                                                  -----------  ---------  ---------  ---------  ---------  ---------
LOAN ACQUISITION DATA:
Discounted Loans(6):
  Single-family residential.....................   $   6,065   $ 272,800  $ 395,882  $ 291,198  $ 297,169  $  49,996
  Multi-family residential......................      32,911     141,159    315,454     --         --         --
  Commercial real estate........................     122,835     377,236    115,055      3,161     --         --
Other Loans(6):
  Single-family residential.....................     139,970     284,896      7,119    477,908     70,239     85,123
  Multi-family residential......................      55,705      83,530    378,400    290,702     --         --
  Commercial real estate and other..............      52,916     214,875     22,486     19,575      1,014     --
  Consumer......................................      --           2,173     --         31,175        130     --

                                                                                       DECEMBER 31,
                                                  JUNE 30,      ----------------------------------------------------------
                                                    1996           1995(1)       1994(1)     1993(2)      1992      1991
                                               --------------   -------------   ----------  ----------  --------  --------
BALANCE SHEET DATA:
Total assets.................................  $1,899,308       $1,973,590      $1,226,403  $1,396,677  $833,117  $623,854
Securities available for sale(7).............     263,199          337,480         187,717     527,183   340,404    65,124
Loans available for sale(6)(7)...............      84,078          251,790         102,293     101,066       754     2,058
Investment securities, net...................       8,902           18,665          17,011      32,568    30,510     9,100
Mortgage-related securities held for
 investment, net.............................      --               --              91,917     121,550   114,046   343,911
Loan portfolio, net(6).......................     312,576          295,605          57,045      88,288    41,015    49,260
Discounted loan portfolio(6):
  Total loans................................     830,321          943,529         785,434     433,516   310,464    47,619
  Unaccreted discount........................    (226,217)        (273,758)       (255,974)   (129,882)  (97,426)  (21,908)
  Allowance for loan losses..................      (9,470)          --              --          --         --        --
                                               --------------   -------------   ----------  ----------  --------  --------
    Discounted loans, net....................     594,634          669,771         529,460     303,634   213,038    25,711
Investments in low-income housing tax credit
 interests...................................      92,273           81,362          49,442      16,203     --        --
Real estate owned(8).........................     133,604          166,556          96,667      33,497     4,710       528
Investment in joint venture(5)...............      63,404           --              --          --         --        --
Excess of cost over net assets acquired,
 net.........................................      --               --              --          10,467    11,825    13,189
Deposits.....................................   1,502,175        1,501,646       1,023,268     871,879   339,622   292,263
Borrowings and other interest-bearing
 obligations.................................     186,102          272,214          25,510     373,792   361,799   209,615
Stockholders' equity.........................     154,738          139,547(9)      153,383     111,831    94,396    68,998
Book value per common share..................        6.50(10)         5.86            4.76        3.47      2.71      1.99

                                       AT OR FOR THE
                                   SIX MONTHS ENDED JUNE                            AT OR FOR THE
                                            30,                                YEAR ENDED DECEMBER 31,
                                  ------------------------  -------------------------------------------------------------
                                     1996         1995         1995         1994         1993         1992        1991
                                  -----------  -----------  -----------  -----------  -----------  ----------  ----------
OTHER DATA(11):
Average assets..................  $1,924,701   $1,344,117   $1,521,368   $1,714,953   $1,152,655   $ 712,542   $ 573,857
Average equity..................     145,399      139,602      121,291      119,500       97,895      82,460      54,876
Return on average assets(12):
  Income from continuing
   operations...................        1.56%        1.71%        2.18%        3.02%        2.37%       3.42%       3.21%
  Net income....................        1.56         1.24         1.67         2.76         2.19        3.56        4.80
Return on average equity(12):
  Income from continuing
   operations...................       20.67        16.43        27.32        43.39        27.89       29.51       33.57
  Net income....................       20.67        11.93        21.00        39.61        25.77       30.75       50.20
Average equity to average
 assets.........................        7.55        10.39         7.97         6.97         8.49       11.57        9.56
Net interest spread.............        6.16         5.36         5.25         4.86         4.05        4.66        1.43
Net interest margin.............        5.65         4.83         4.54         4.75         4.30        6.06        3.60
Efficiency ratio(13)............       45.81        64.17        56.34        64.14        52.66       47.50       45.22
Ratio of earnings to fixed
 charges(14):
  Including interest on
   deposits.....................        1.31         1.35         1.45         2.28         2.04        2.25        1.77
  Excluding interest on
   deposits.....................        2.71         4.82         3.95         5.40         3.22        3.88        2.41
Non-performing loans to loans at
 end of period(15)..............        0.77         2.33         1.27         4.35         3.71        8.32        7.39
Allowance for loan losses to
 loans at end of period(6)......        0.91         0.69         0.65         1.84         0.99        1.80        1.86
Allowance for loan losses to
 discounted loans at end of
 period(6)......................        1.57       --           --           --           --           --          --
Bank regulatory capital ratios
 at end of period:
  Tangible......................        6.74         7.59         6.52        11.28         5.25        6.94        6.09
Core (leverage).................        6.74         7.59         6.52        11.28         6.00        7.94        7.59
Risk-based......................       13.61        18.85        11.80        14.74        13.31       21.29       26.67
Number of full-service offices
 at end of period(1)............           1            3            1            3           28          15          11

- ------------------------------
 (1) Financial data at December 31, 1995 reflects the Company's sale of two branch offices and $111.7 million of related deposits effective November 17, 1995, and financial data at December 31, 1994 reflects the sale of 23 branch offices and $909.3 million of related deposits effective December 31, 1994. Operations data for 1995 and 1994 reflects the gains from these transactions. Exclusive of gains from the sale of branch offices in 1995 and 1994 and related income taxes and profit sharing expense, the Company's income from continuing operations amounted to $30.3 million and $24.0 million during 1995 and 1994, respectively.

 (2) Balance sheet data at December 31, 1993 reflects the merger of Berkeley Federal Savings Bank ("Old Berkeley") into the Bank on June 3, 1993, upon which the Bank changed its name to "Berkeley Federal Bank & Trust FSB," and operations data for the year ended December 31, 1993 reflects the operations of Old Berkeley from the date of merger. This transaction was accounted for using the purchase method of accounting.

 (3) The provision for loan losses consists primarily of $9.5 million related to the Company's discounted loan portfolio, which was provided pursuant to a change in methodology which was adopted January 1, 1996 as a result of discussions between the Bank and the Office of Thrift Supervision ("OTS") following an examination of the Bank by the OTS. As a result of these discussions, the Company also increased its provision for losses in fair value on real estate owned by approximately $3.8 million during the six months ended June 30, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations--Provision for Loan Losses" and "--Non-Interest Income."

 (4) Represents a portion of the amounts paid to the Company in connection with the Company's acquisition of certain mortgage-related securities which generate taxable income in the first several years of the instrument's life and tax losses of an equal amount thereafter, but have minimal or no cash flows. Commencing in 1994, such amounts are deferred and recognized in interest income on a level yield basis over the expected life of that portion of the deferred tax asset which relates to tax residuals. See Note 19 to the Consolidated Financial Statements.

 (5) Relates to the Company's 50% interest in a newly-formed company which acquired discounted single-family residential loans from HUD in April 1996. At June 30, 1996, the net discounted loans held by such company amounted to $559.4 million. See "Business-- Investment in Joint Venture."

 (6) The discounted loan portfolio consists of mortgage loans which were non-performing or under-performing at the date of acquisition and purchased at a discount. The loan portfolio and loans available for sale consist of other loans which were originated or purchased by the Company for investment or for potential sale, respectively. See "Business--Lending Activities" and "--Discounted Loan Acquisition and Resolution Activities," respectively. Data related to discounted loans does not include discounted loans held by the above-referenced joint venture.

 (7) Securities available for sale were carried at market value at June 30, 1996 and at December 31, 1995, 1994 and 1993, and such securities were carried at amortized cost at December 31, 1992 and 1991. Loans available for sale are carried at the lower of cost or market value.

 (8) Real estate owned is primarily attributable to the Company's discounted loan acquisition and resolution business.

 (9) Reflects the Company's repurchase of 8,815,060 shares of Common Stock during 1995 for an aggregate of $42.0 million.

(10) On a fully-diluted basis, book value per common share amounted to $6.27 at June 30, 1996.

(11) Ratios for periods subsequent to 1992 are based on average daily balances during the periods and ratios for 1991 and 1992 are based on month-end balances during the periods. Ratios are annualized where appropriate.

(12) Exclusive of gains from the sale of branch offices in 1995 and 1994 and related income taxes and profit sharing expense, (i) return on average assets on income from continuing operations amounted to 2.00% and 1.40% during 1995 and 1994, respectively, and (ii) return on average equity on income from continuing operations amounted to 25.02% and 20.06% during 1995 and 1994, respectively.

(13) The efficiency ratio represents non-interest expense divided by the sum of net interest income before provision for loan losses and non-interest income. Non-interest income and non-interest expense for this purpose exclude gains from the sale of branches and related profit-sharing expense, respectively.

(14) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.

(15) Non-performing loans do not include loans in the Company's discounted loan portfolio or loans available for sale.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO MAKE AN INVESTMENT IN NOTES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT AND THE EXCHANGE ACT. THE COMPANY'S RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF FACTORS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

NO ASSURANCES AS TO CONSISTENCY OF EARNINGS OR FUTURE GROWTH; CHANGING NATURE OF RISKS

    GENERAL. The Company's corporate strategy emphasizes the identification, development and management of specialized businesses which the Company believes are not accurately evaluated and priced by the marketplace due to market, economic and competitive conditions. This strategy can result in the entry into or development of businesses and investment in assets which produce substantial initial returns, which generally can be expected to decrease as markets become more efficient in the evaluation and pricing of such businesses and assets. In recent years these businesses have included the Company's discounted loan acquisition and resolution business and investment in various types of mortgage-related securities. The consistency of the operating results of certain of the Company's businesses also can be significantly affected by inter-period variations in the amount of assets acquired, as well as, in the case of the Company's discounted loan acquisition activities, variations in the amount of loan resolutions from period to period, particularly in the case of large multi-family residential and commercial real estate loans. In addition, many of the Company's businesses are relatively young and still evolving and involve greater uncertainties and risks of loss than the activities traditionally conducted by savings institutions. As a result, there can be no assurance that there will not be significant inter-period variations in the profitability of the Company's operations.

    FLUCTUATIONS IN NON-INTEREST INCOME. In recent years the Company's operating results have been significantly affected by certain non-recurring items of non-interest income. In addition to $5.4 million and $62.6 million of gains from sales of branch offices in 1995 and 1994, respectively, in recent periods the Company has earned significant non-interest income from gains on sales of interest-earning assets and real estate owned. Gains on sales of interest-earning assets amounted to $9.6 million, $3.4 million, $7.0 million, $5.7 million and $8.4 million during the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively, and gains on the sale of real estate owned, which are a component of income (loss) on real estate owned, net, amounted to $7.8 million, $9.1 million, $19.0 million $21.3 million and $2.5 million during the same respective periods. Gains on sales of interest-earning assets and real estate owned generally are dependent on various factors which are not within the control of the Company, including market and economic conditions. As a result, there can be no assurance that the level of gains on sales of interest-earning assets and real estate owned reported by the Company in prior periods will be repeated in future periods or that there will not be substantial inter-period variations in the results from such activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Non-Interest Income."

    NO ASSURANCES OF EXPANSION. A substantial amount of the net proceeds from the Notes Offering will be invested by the Company in the Bank to support future expansion and growth of its discounted loan acquisition and resolution activities and its lending activities. The Company also may use a significant portion of the net proceeds retained by it for similar purposes. There can be no assurance that the Bank or the Company will be able to increase these activities in a manner which is consistent with management's business goals and objectives or otherwise successfully expand their operations.

    CHANGING NATURE OF RISKS. The nature of the risks associated with the Company's operations have changed and are likely to continue to change over time due to a corporate strategy which emphasizes the entry into and exit from business lines based on market, economic or competitive conditions. As a result, there can be no assurance that the risks associated with an investment in the Company described herein will not materially change in the future or that there will not be additional risks associated with the Company's future operations not described herein.

RISKS RELATED TO NON-TRADITIONAL OPERATING ACTIVITIES

    As discussed below, the Company is engaged in a variety of businesses which generally involve more uncertainties and risks than the single-family residential lending activities historically emphasized by savings institutions. In addition, many of the Company's business activities, including its lending activities, are conducted on a nationwide basis, which reduces the risks associated with concentration in any one particular market area but involves other risks because, among other things, the Company may not be as familiar with market conditions and other relevant factors as it would be in the case of activities which are conducted in the market areas in which its executive offices and branch office are located.

    DISCOUNTED LOAN ACQUISITION AND RESOLUTION ACTIVITIES. The Company's lending activities include the acquisition and resolution of non-performing or underperforming single-family (one to four units) residential loans, multi-family (over four units) residential loans and commercial real estate loans which are purchased at a discount. At June 30, 1996, the Company's discounted loan portfolio amounted to $594.6 million (net of $226.2 million of unaccreted discount and a $9.5 million allowance for loan losses) or 31.3% of the Company's total assets and the $830.3 million gross principal amount of discounted loans consisted of $262.5 million, $145.3 million, $421.1 million and $1.4 million gross principal amount of single-family residential loans, multi-family residential loans, commercial real estate loans and other loans, respectively. In addition, at the same date the Company had a $63.4 million investment in a joint venture that recently acquired a portfolio of discounted single-family residential loans, which amounted to $559.4 million, net at June 30, 1996. Commencing in June 1991, the Company began purchasing at a discount non-performing single-family residential loans from the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation ("RTC"), which acquired such loans primarily as a result of the unprecedented number of failed savings institutions and failed banks during the early 1990s, as well as from private sector sellers. During the early 1990s, the Company benefited from the availability of discounted single-family residential loans as a result of the large number of failed and troubled financial institutions. Due to the general improvement in the financial condition of the savings industry in recent years (reflected in part by the RTC's cessation of operations) and the increasingly competitive nature of the market for discounted single-family residential loans, the Company expanded into the acquisition and resolution of discounted non-performing and underperforming multi-family residential and commercial real estate loans in mid-1994 and has developed various sources for the acquisition of all types of discounted loans in the private sector (which represent approximately 92.4% of the Company's total discounted loan portfolio at June 30, 1996). Although the Company has been actively involved in the acquisition and resolution of discounted non-performing or underperforming single-family residential loans since mid-1991 and discounted multi-family residential and commercial real estate loans since early 1994, this business involves certain uncertainties and risks, including without limitation the risk that the discount on the loans acquired by the Company may not be sufficient in order for the Company to resolve the loans as profitably as in prior periods and the risk that the Company may not be able to acquire the desired amount and type of discounted loans in future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition--Discounted Loan Portfolio," "Business--Discounted Loan Acquisition and Resolution Activities" and "Business--Investment in Joint Venture."

    MULTI-FAMILY RESIDENTIAL, COMMERCIAL REAL ESTATE AND CONSTRUCTION LENDING ACTIVITIES. The Company's lending activities currently include nationwide loans secured by existing commercial real estate, particularly hotels and office buildings, and, to a lesser extent, existing multi-family residential real estate. In addition, from time to time the Company originates loans for the construction of multi-family residential real estate and land acquisition and development loans. At June 30, 1996, multi-family residential, commercial real estate and construction loans (including land acquisition and development loans) available for sale and held for investment aggregated $265.4 million, net, or 14.0% of the Company's total assets. Multi-family residential, commercial real estate and construction lending generally is considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful completion or operation of the project for repayment, the difficulties in estimating construction costs and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. There can be no assurance that the Company's multi-family residential, commercial real estate and construction lending activities will not be adversely affected by these and the other risks related to such activities. See "Business--Lending Activities."

    NON-CONFORMING BORROWER AND REDUCED DOCUMENTATION LENDING ACTIVITIES. The Company's lending activities also currently emphasize the origination or purchase on a nationwide basis of single-family residential loans made to borrowers who have substantial equity in the properties which secure the loans but who, because of prior credit problems, the absence of a credit history or other factors, are unable or unwilling to qualify as borrowers under federal agency guidelines ("non-conforming borrowers"). At June 30, 1996, the Company's loans to non-conforming borrowers aggregated $40.9 million or 2.2% of the Company's total assets. These loans are offered pursuant to various programs, including programs which provide for reduced or no documentation for verifying a borrower's income and employment. Loans to non-conforming borrowers present a higher level of risk of default than conforming loans because of the increased potential for default by borrowers who may have had previous credit problems or who do not have any credit history, and may not be as saleable as loans which conform to the guidelines established by various federal agencies.

    INVESTMENTS IN LOW-INCOME HOUSING TAX CREDIT INTERESTS. The Company invests in low-income housing tax credit interests (generally limited partnerships) in order to obtain federal income tax credits which are allocated pursuant to
Section 42 of the Code. At June 30, 1996, the Company's investments in such interests amounted to $92.3 million or 4.9% of total assets. There are many uncertainties and risks associated with an investment in low-income housing tax credit interests, including the risks involved in the construction, lease-up and operation of multi-family residential real estate, the investor's ability to earn sufficient income to utilize the tax credits resulting from such investments in accordance with the requirements of the Code and the possibility of required recapture of previously-earned tax credits. In addition, there are numerous tax risks associated with tax credits resulting from potential changes to the Code. See "Business--Investment Activities--Investment in Low-Income Housing Tax Credit Interests."

    INVESTMENTS IN MORTGAGE-RELATED SECURITIES. From time to time the Company invests in a variety of mortgage-related securities, such as senior and subordinate regular interests and residual interests in collateralized mortgage obligations ("CMOs"), including CMOs which have qualified as Real Estate Mortgage Investment Conduits ("REMICs"). These investments include so-called stripped mortgage-related securities, in which interest coupons may be stripped from a mortgage security to create an interest-only ("IO") strip, where the investor receives all of the interest cash flows and none of the principal, and a principal-only ("PO") strip, where the investor receives all of the principal cash flows and none of the interest. At June 30, 1996, the Company's mortgage-related securities available for sale amounted to $263.2 million or 13.9% of the Company's total assets and included $106.8 million and $6.9 million of IO strips and PO strips, respectively, all of which were either issued by the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA") or rated AAA by national rating agencies, as well as $52.5 million of subordinate interests in mortgage-related securities. Some mortgage-related securities, such as IO strips and PO strips, exhibit considerably more price volatility than mortgages or ordinary mortgage pass-through securities, due in part to the uncertain cash flows that result from changes in the prepayment rates of the underlying mortgages. Other mortgage-related securities, such as subordinated interests, also involve substantially more credit risk than other securities. The Company has sought to offset the risk of changing interest rate environments on certain of its mortgage-related securities by selling U.S. Treasury futures contracts and other hedging techniques, and believes that the resulting interest-rate sensitivity profile compliments the Company's overall exposure to changes in interest rates. See "--Economic Conditions" below. Although generally intended to reduce the effects of changing interest rate environments on the Company, investments in certain mortgage-related securities and hedging transactions could cause the Company to recognize losses depending on the terms of the instrument and the interest rate environment. See "Business--Investment Activities."

RISKS RELATED TO REAL ESTATE OWNED

    At June 30, 1996, the Company's real estate owned, net amounted to $133.6 million or 7.0% of total assets and consisted almost entirely of single-family residential real estate and multi-family residential and commercial real estate acquired by foreclosure or deed-in-lieu thereof on loans in the Company's discounted loan portfolio. The growth in the Company's real estate owned in recent years reflects the expansion of the Company's discounted loan acquisition and resolution activities. Real estate owned properties generally are non-earning assets, although multi-family residential and commercial real estate owned may provide some operating income to the Company depending on the circumstances. Moreover, the value of real estate owned properties can be significantly affected by the economies and markets for real estate in which they are located and require the establishment of provisions for losses to ensure that they are carried at the lower of cost or fair value, less estimated costs to dispose of the properties. Real estate owned also require increased allocation of resources and expense to the management and work out of the asset, which also can adversely affect operations. Although the Company's real estate owned, net decreased by $33.0 million or 19.8% during the six months ended June 30, 1996, there can be no assurance that the amount of the Company's real estate owned will not increase in the future as a result of the Company's discounted loan acquisition and resolution activities and the Company's single-family residential, multi-family residential, commercial real estate and construction lending activities. In addition, there can be no assurance that in the future the Company's real estate owned will not have environmental problems which could materially adversely affect the Company's financial condition or operations. See "Business--Asset Quality--Real Estate Owned."

RISK OF FUTURE ADJUSTMENTS TO ALLOWANCES FOR LOSSES

    The Company believes that it has established adequate allowances for losses for each of its loan portfolio and discounted loan portfolio in accordance with generally accepted accounting principles. Future additions to these allowances, in the form of provisions for losses on loans and discounted loans, may be necessary, however, due to changes in economic conditions, increases in loans and discounted loans and the performance of the Company's loan and discounted loan portfolios. In addition, the OTS, as an integral part of its examination process, periodically reviews the Company's allowances for losses and the carrying value of its assets. During the six months ended June 30, 1996, the Company established $9.5 million of provisions for losses on discounted loans, which were established pursuant to a change in methodology which was adopted beginning in 1996 as a result of discussions between the Bank and the OTS following an examination of the Bank (which also resulted in an increase in the Company's provision for losses in fair value on real estate owned by approximately $3.8 million during this period). There can be no assurance that the OTS, which continues to evaluate the adequacy of the Company's allowances for losses, will not request the Company to further increase its allowances for losses on loans and discounted loans or adjust the carrying value of its real estate owned or other assets. Based on the types of lending activities currently emphasized by the Company and its recent decision to maintain an allowance for losses in connection with its discounted loan portfolio, the Company anticipates that in the future it will establish provisions for losses on its loan portfolios on a quarterly basis. Increases in the Company's provisions for losses on loans would adversely affect the Company's results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."

RISK OF FUTURE ADJUSTMENTS TO CARRYING VALUE OF MORTGAGE SERVICING RIGHTS

    From time to time the Company acquires rights to service mortgage loans for other investors in order to increase its non-interest income. In addition, mortgage servicing rights can provide a hedge against increases in interest rates because such assets generally increase in market value as interest rates increase, which can offset decreases in the market values of certain interest-earning assets, such as fixed-rate loans and securities, which decline in value in an increasing interest rate environment. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 122, "Accounting for Mortgage Servicing Rights," which was adopted by the Company on January 1, 1996, the Company amortizes mortgage servicing rights on an accelerated method over the estimated weighted average life of the loans and periodically evaluates its capitalized mortgage servicing rights for impairment based on the fair value of those rights, which is recognized through a valuation allowance. Mortgage servicing rights generally are adversely affected by accelerated prepayments of loans resulting from decreasing interest rates, which affect the estimated average life of the loans serviced for others. During the six months ended June 30, 1996, accelerated prepayments of loans resulted in a $928,000 valuation adjustment to the Company's mortgage servicing rights, which amounted to $2.7 million, net, at the end of such period. There can be no assurance that loan prepayments, as a result of decreases in interest rates or otherwise, will not adversely affect the carrying value of the Company's existing mortgage servicing rights or mortgage servicing rights which may be acquired by it in the future.

RISKS RELATED TO RELIANCE ON BROKERED AND OTHER WHOLESALE DEPOSITS

    The Company currently utilizes as a primary source of funds certificates of deposit obtained through national investment banking firms which obtain funds from their customers for deposit with the Company ("brokered deposits") and, to a lesser extent, certificates of deposit obtained from customers of regional and local investment banking firms and direct solicitation efforts by the Company of institutional investors and high net worth individuals. At June 30, 1996, certificates of deposit obtained through national investment banking firms which solicit deposits for the Company from their customers amounted to $1.02 billion or 67.9% of total deposits, certificates of deposit obtained through regional and local investment banking firms amounted to $267.7 million or 17.8% of total deposits and certificates of deposits obtained from the Company's direct solicitation of institutional investors and high net worth individuals amounted to $109.2 million or 7.3% of total deposits. The Company believes that the effective cost of brokered and other wholesale deposits, as well as other non-branch dependent sources of funds, such as securities sold under agreements to repurchase ("reverse repurchase agreements") and advances from the Federal Home Loan Bank ("FHLB") of New York, generally is more attractive to the Company than deposits obtained through branch offices after the general and administrative costs associated with operating a branch office network are taken into account. However, such funding sources, when compared to retail deposits attracted through a branch network, are generally more sensitive to changes in interest rates and volatility in the capital markets and are more likely to be compared by the investor to competing investments. In addition, such funding sources may be more sensitive to significant changes in the financial condition of the Company. There are also regulatory limitations on an insured institution's ability to solicit and obtain brokered deposits in certain circumstances, which currently are not applicable to the Bank because of its status as a "well capitalized" institution under applicable laws and regulations. See "Regulation--The Bank--Brokered Deposits." As a result of the Company's reliance on brokered and other wholesale deposits, significant changes in the prevailing interest rate environment, in the availability of alternative investments for individual and institutional investors or in the Company's financial condition, among other factors, could affect the Company's liquidity and results of operations much more significantly than might be the case with an institution that obtained a greater portion of its funds from retail or core deposits attracted through a branch network.

RISKS RELATED TO CHANGING ECONOMIC CONDITIONS

    GENERAL. The success of the Company is dependent to a certain extent upon the general economic conditions in the geographic areas in which it conducts substantial business activities. Adverse changes in national economic conditions or in the economic conditions of regions in which the Company conducts substantial business likely would impair the ability of the Company to collect loans and would otherwise have an adverse effect on its business, including the demand for new loans, the ability of customers to repay loans and the value of both the collateral pledged to the Company to secure its loans and its real estate owned. Moreover, earthquakes and other natural disasters could have similar effects. Although such disasters have not significantly adversely affected the Company to date, the availability of insurance for such disasters in California, in which the Company conducts substantial business activities, is severely limited. At June 30, 1996, the Company had loans with an unpaid principal balance aggregating $448.5 million (including loans available for sale) secured by properties located in California and $73.2 million of the Company's real estate owned was located in California.

    EFFECTS OF CHANGES IN INTEREST RATES. The Company's operating results depend to a large extent on its net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's net interest income by affecting the spread between the

Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the ability of the Company to originate loans; the value of the Company's interest-earning assets and its ability to realize gains from the sale of such assets; the average life of the Company's interest-earning assets; the value of the Company's mortgage servicing rights; and the Company's ability to obtain deposits in competition with other available investment alternatives. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the control of the Company. The Company actively monitors its assets and liabilities and employs a hedging strategy which seeks to limit the effects of changes in interest rates on its operations. Although management believes that the maturities of the Company's assets currently are well balanced in relation to its liabilities (which involves various estimates as to how changes in the general level of interest rates will impact its assets and liabilities), there can be no assurance that the profitability of the Company would not be adversely affected during any period of changes in interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset and Liability Management" and Note 18 to the Consolidated Financial Statements.

RISKS RELATED TO RECAPITALIZATION OF SAIF

    The deposits of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC, which, due to the large number of savings institutions which failed in the late 1980s and early 1990s, has been unable to attain a statutorily-required reserve ratio of 1.25% of insured deposits. The Balanced Budget Act of 1995 provided that all SAIF member institutions would pay a special one-time assessment on their deposits as of March 31, 1995 in an amount which in the aggregate would be sufficient to bring the reserve ratio in the SAIF to the required level, as well as for an eventual merger of the SAIF and the Bank Insurance Fund ("BIF") administered by the FDIC, which insures the deposits of commercial banks and has attained the reserve ratio required by law. Based on the level of reserves of the SAIF at June 30, 1996, the FDIC recently estimated that the amount of the special assessment required to recapitalize the SAIF is approximately 68 basis points of SAIF-assessable deposits at March 31, 1995. Although the Balanced Budget Act of 1995 was vetoed by the President of the United States in December 1995 for reasons which were unrelated to the recapitalization of SAIF, legislative proposals containing similar provisions to recapitalize the SAIF continue to be made. Based on the Bank's deposits as of March 31, 1995, a one-time special assessment of 68 basis points would result in the Bank incurring a pre-tax charge of approximately $7.4 million ($4.7 million on an after-tax basis), which management believes would not affect the Bank's status as a "well-capitalized" institution under applicable laws and regulations. See "Regulation--The Bank--Regulatory Capital Requirements." Management of the Company currently is unable to predict whether there will be legislation to recapitalize the SAIF and, if so, whether and to what extent the Bank may be assessed in order to recapitalize the SAIF.

    Unless and until the SAIF is recapitalized and the insurance premiums of SAIF-insured institutions are reduced to levels which are comparable to those currently being assessed members of the BIF, SAIF-insured institutions will have a significant competitive disadvantage to BIF-insured institutions with respect to the pricing of loans and deposits and the ability to achieve lower operating costs. In order to reduce this competitive advantage, a number of SAIF-insured institutions have established or are seeking to establish affiliated BIF-insured institutions, which could attract deposits formerly maintained at the related SAIF-insured institution, thus reducing the institutions' overall effective rate for deposit insurance. The transfer of insured deposits from SAIF-insured institutions to BIF-insured institutions could materially reduce the deposits at SAIF-insured institutions, which could reduce the insurance assessments obtained by the SAIF and, thus, adversely affect the ability of the SAIF to resolve troubled savings institutions and to meet its other obligations. Such reduction in the assessable deposit base of SAIF could result in an increase in the amount of any one-time assessment of SAIF-insured institutions which may be imposed in order to recapitalize the SAIF. See "Regulation--The Bank--Insurance of Accounts."


POSSIBLE ELIMINATION OF THE THRIFT CHARTER AND RECENT ELIMINATION OF RELATED TAX BENEFITS


    In recent periods there have been various legislative proposals in the U.S. Congress to eliminate the thrift charter. If enacted, such legislation would require the Bank, as a federally-chartered savings bank, to convert to a bank charter, which likely would be regulated by the Office of the Comptroller of the Currency

("OCC") and not the OTS, which would go out of existence, and likely would require the Company to register as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA") and be subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Management currently does not believe that such regulation would have a material adverse effect on the Company or the Bank, although there can be no assurance that this would be the case. See "Regulation."

    In anticipation of the possible elimination of the thrift charter through future legislation, the U.S. Congress recently enacted legislation which provides for the repeal of a provision of the Code which permits thrift institutions, such as the Bank, which meet certain definitional tests to establish a tax reserve for bad debts and to make annual additions thereto based on a percentage of net income rather than actual loss experience. See "Taxation--Federal." It is anticipated that this legislation will not have a material adverse effect on the Company's financial condition or operations.

REGULATION

    Each of the Company, as a registered savings and loan holding company, and the Bank, as a federally-chartered savings association, is subject to extensive governmental supervision and regulation, which is intended primarily for the protection of depositors. In addition, each of the Company and the Bank is subject to changes in federal and state laws, including changes in tax laws which could materially affect the real estate industry, such as repeal of the federal mortgage interest deduction and the federal affordable housing tax credit program, as well as changes in regulations, governmental policies and accounting principles. Recently enacted, proposed and future legislation and regulations have had and will continue to have significant impact on the financial services industry. Some of the legislative and regulatory changes may benefit the Company and the Bank; other changes, however, may increase their costs of doing business and assist competitors of the Company and the Bank.

COMPETITION

    Although there currently is no single competitor which competes directly with the Company in all aspects of its business activities, the businesses in which the Company is engaged generally are highly competitive. The acquisition of discounted loans is particularly competitive, as acquisitions of such loans are often based on competitive bidding. In addition, competitors of the Company may seek to establish relationships with the correspondent mortgage banking firms which currently are a primary source of the Company's loans to non-conforming borrowers and, from time to time, other loans, and which generally are not obligated to continue to do business with the Company. The Company also encounters significant competition in connection with its other lending activities, its investment activities and in its deposit-gathering activities. Many of the Company's competitors are significantly larger than the Company and have access to greater capital and other resources. In addition, many of the Company's competitors are not subject to the same extensive federal regulation that govern federally-insured institutions such as the Bank and their holding companies. As a result, many of the Company's competitors have advantages over the Company in conducting certain businesses and providing certain services.

IMPORTANCE OF THE CHIEF EXECUTIVE OFFICER

    William C. Erbey, Chairman, President and Chief Executive Officer of the Company, has had, and will continue to have, a significant role in the development and management of the Company's business. The loss of his services could have an adverse effect on the Company. The Company currently does not maintain key man life insurance relating to Mr. Erbey or any of its other officers. See "Business--Management."

LIMITED SOURCES FOR PAYMENTS ON NOTES

    As a holding company, the ability of the Company to make payments of interest and principal on the Notes will depend primarily on the receipt of dividends or other distributions from the Bank, as well as any cash reserves and other liquid assets held by the Company and any proceeds from any subsequent securities offering or bank financing. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to the Company. See "Regulation--The Bank--Restrictions on Capital Distributions" and "--Affiliate Transactions." In addition, there are certain contractual restrictions on the Bank's ability to pay dividends set forth in the Indenture, dated as of June 12, 1995, between the Bank and the Bank of New York, as trustee, relating to the Bank's issuance of $100 million of 12% Subordinated Debentures due 2005 (the "Debentures") in June 1995. In light of the foregoing, there can be no assurance that the Company would have sufficient funds available to repurchase any Notes that Noteholders may elect to tender upon the occurrence of a Change of Control Event, or to repay the principal and accrued interest of the Notes if the maturity of the Notes were to be accelerated upon the occurrence of an Event of Default under the Indenture.

ABSENCE OF A MARKET FOR THE NOTES

    The Company does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes through Nasdaq. Although the Underwriter for the Notes Offering has indicated its intention to make a market in the Notes following consummation of the Notes Offering, it is not obligated to do so and any market-making activities with respect to the Notes may be discontinued at any time without prior notice. There can be no assurance as to the liquidity of the trading markets for the Notes or as to the prices at which the Notes may trade in such market or that an active public market for the Notes will develop or be maintained.

                                  THE COMPANY

    The Company is a financial services holding company which conducts business primarily through the Bank and subsidiaries of the Bank. Unless the context otherwise requires, the "Company" refers to the Company and its subsidiaries on a consolidated basis.

    The Company is a Florida corporation which was organized in February 1988 in connection with its acquisition of the Bank. During the early 1990s, the Company sought to take advantage of the general decline in asset quality of financial institutions in many areas of the country and the large number of failed savings institutions during this period by establishing its discounted loan acquisition and resolution program. This program commenced with the acquisition of discounted single-family residential loans for resolution in mid-1991 and was expanded to cover the acquisition and resolution of discounted multi-family residential and commercial real estate loans in 1994.

    During the early 1990s, the Company also acquired assets and liabilities of three failed savings institutions and merged Old Berkeley, a troubled financial institution, into the Bank. The Company subsequently sold substantially all of the assets and liabilities acquired in connection with these acquisitions at substantial gains.

    The Company is a registered savings and loan holding company subject to regulation by the OTS. The Bank is subject to regulation by the OTS, as its chartering authority, and by the FDIC as a result of its membership in the SAIF, which insures the Bank's deposits up to the maximum extent permitted by law. The Bank also is subject to certain regulation by the Federal Reserve Board and currently is a member of the FHLB of New York, one of the 12 regional banks which comprise the FHLB System.

    The Company's executive offices are located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, and the telephone number of its executive offices is (561) 681-8000.

                                USE OF PROCEEDS


    Net proceeds from the Notes Offering currently are estimated to be approximately $119.6 million, after deducting the underwriting discount and estimated offering expenses payable by the Company (and assuming no exercise of the Note underwriter's over-allotment option). The Company will not receive any of the proceeds from the Common Stock Offering.


    The Company plans to contribute approximately $50 million of the net proceeds from the Notes Offering to the capital of the Bank to support future growth. Such proceeds will be available for use by the Bank for general corporate purposes, including without limitation acquisitions of discounted and other loans. The net proceeds from the Notes Offering retained by the Company will be available for general corporate purposes. Although the Company does not have any specific plans for the investment of the net proceeds to be retained by it at this time, such net proceeds will give the Company increased flexibility in conducting the businesses in which it is engaged, particularly the acquisition and resolution of discounted loans and the acquisition of single-family residential loans to non-conforming borrowers.

    The net proceeds from the Notes Offering available to the Company and the Bank also could be used to acquire other businesses, such as a financial institution or a mortgage banking company, which the Company evaluates from time to time as a means of enhancing its ability to acquire loans and otherwise expand and enhance its operations. Currently, there are no agreements, arrangements or understandings with regard to any such transaction.

                                 CAPITALIZATION


    The following table presents the consolidated capitalization of the Company and the regulatory capital ratios of the Bank at June 30, 1996, and as adjusted to give effect to the issuance of the Notes offered in the Notes Offering (assuming no exercise of the Note underwriter's over-allotment option) and the contribution by the Company to the capital of the Bank of a portion of the estimated net proceeds therefrom, respectively, as set forth under "Use of Proceeds."



                                                                                           JUNE 30, 1996
                                                                                   ------------------------------
                                                                                       ACTUAL       AS ADJUSTED
                                                                                   --------------  --------------
                                                                                       (DOLLARS IN THOUSANDS)
Deposits.........................................................................  $  1,502,175    $  1,502,175
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Borrowings and other interest-bearing obligations:
  The Company:
       % Notes due 2003..........................................................  $     --        $    125,000
    Short-term notes.............................................................         7,365           7,365
  The Bank:
    FHLB advances                                                                        70,399          70,399
    Subordinated debentures......................................................       100,000         100,000
  Other subsidiaries:
    Hotel mortgages payable......................................................         8,338           8,338
                                                                                   --------------  --------------
      Total borrowings and other interest-bearing obligations....................  $    186,102    $    311,102
                                                                                   --------------  --------------
                                                                                   --------------  --------------

Stockholders' equity:
  Preferred Stock, $0.01 par value: 20,000,000 shares authorized; none
    outstanding..................................................................  $     --        $     --
  Common Stock, $0.01 par value: 200,000,000 shares authorized; 23,812,900 shares
    outstanding(1)(2)............................................................           238             238
  Additional paid-in capital.....................................................        10,275          10,275
  Retained earnings..............................................................       145,301         145,301
  Unrealized loss on securities available for sale, net of taxes.................        (1,076)         (1,076)
                                                                                   --------------  --------------
      Total stockholders' equity.................................................  $    154,738(2) $    154,738(2)
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Regulatory capital ratios of the Bank(3):
  Tangible capital...............................................................          6.74%           8.92%
  Core (leverage) capital........................................................          6.74            8.92
  Risk-based capital.............................................................         13.61           15.93


- --------------------

(1) Does not include 6,388,550 additional shares of Common Stock reserved for issuance upon the exercise of options granted pursuant to the Company's Stock Option Plan as of the date hereof. See "Management--Stock Option Plan."



(2) Does not reflect 2,928,200 shares of Common Stock issued upon the exercise of stock options subsequent to June 30, 1996, which increased total stockholders' equity by $6.4 million, net. Inclusive of the exercise of such stock options, total stockholders' equity, as adjusted, would amount to $161.1 million. See "Management--Stock Option Plan" and "--Transactions with Affiliates."



(3) The calculations assume that $50 million of the estimated net proceeds from the Notes Offering is contributed by the Company to the capital of the Bank. The calculation of the risk-based regulatory capital ratio, as adjusted, assumes that 25% of the estimated net proceeds from the Notes Offering which are contributed to the capital of the Bank by the Company are invested in loans with a risk-weight of 50%, that the remainder of such proceeds are invested in loans with a risk weight of 100% and that such net proceeds had been received and so applied at June 30, 1996.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE COMPANY'S CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND CAPITAL RESOURCES AND LIQUIDITY SHOULD BE READ IN CONJUNCTION WITH SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA AND THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE HEREIN. PROSPECTIVE INVESTORS ARE URGED TO CAREFULLY CONSIDER THIS RELATED INFORMATION IN CONNECTION WITH A REVIEW OF THE FOLLOWING DISCUSSION.

RESULTS OF OPERATIONS

    GENERAL. In recent years, the Company has emphasized discounted loan acquisition and resolution activities and a variety of other mortgage lending activities, which generally reflect the Company's opportunistic approach to new business lines which offer the potential for significant returns. As a result of the Company's business strategy, the average balance of the Company's discounted loan portfolio increased from $193.7 million or 16.8% of total average assets during 1993 to $483.2 million or 31.8% of total average assets during 1995 and to $616.4 million or 32.0% of total average assets during the six months ended June 30, 1996, and the average balance of the Company's other loans, including loans available for sale, increased from $119.6 million or 10.4% of total average assets to $297.9 million or 19.6% of total average assets and to $539.3 million or 28.0% of total average assets during the same respective periods. The growth in the Company's lending activities, particularly its discounted loan acquisition and resolution activities, has substantially contributed to the Company's profitability in recent periods.

    As a result of the historical and expected future growth in the discounted loan portfolio, particularly in the commercial component, and as requested by the OTS, the Company modified its methodology for valuing discounted loans in the first quarter of 1996. This methodology resulted in provisions for losses which modified the Company's practice of adjusting discounted loans to the lower of the recorded investment or net present value of expected cash flow discounted at the effective yield through direct charges to interest income. The Company established an aggregate of $9.5 million of provisions for losses on discounted loans during the first half of 1996 pursuant to this change in methodology. During this period, the Company also increased its provision for losses in fair value on real estate owned by $3.8 million as a result of discussions between the Bank and the OTS following an examination of the Bank.

    The Company's operating results in recent periods also have been significantly affected by the acquisition of Old Berkeley in mid-1993 and the effects of the sale of branch offices at the end of 1994 and 1995, which resulted in $62.6 million and $5.4 million of gains (excluding related income taxes and profit sharing expense) during these respective periods. As a result of these sales, the Company's average assets decreased during 1995 and the Company's principal source of deposits is brokered and other wholesale deposits. The Company's operating results in recent periods also have been affected by losses from discontinued operations, which, net of applicable tax effect, amounted to $3.1 million, $7.7 million, $4.5 million and $2.3 million during the six months ended June 30, 1995 and the years ended December 31, 1995, 1994 and 1993, respectively.

    The Company's income from continuing operations amounted to $15.0 million or $0.57 per share and $11.5 million or $0.39 per share during the six months ended June 30, 1996 and 1995, respectively. Exclusive of gains from the sale of branch offices and related profit sharing expense, the Company's income from continuing operations amounted to $30.3 million, $24.0 million and $27.3 million during 1995, 1994 and 1993, respectively. These amounts represented returns on average assets of 1.56% and 1.71% during the six months ended June 30, 1996 and 1995, respectively, and 2.00%, 1.40% and 2.37% during 1995, 1994 and 1993, respectively, and returns on average equity of 20.67% and 16.43% during the six months ended June 30, 1996 and 1995, respectively, and 25.02%, 20.06% and 27.89% during 1995, 1994 and 1993, respectively.

    NET INTEREST INCOME. The operations of the Company are substantially dependent on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense paid on its interest-bearing liabilities. Net interest income is determined by an institution's net interest spread (i.e., the difference between the yield earned on its interest-earning assets and the rates paid on its interest-bearing liabilities), the relative amount of interest-earning assets and interest-bearing liabilities and the degree of mismatch in the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities.

    The following tables set forth, for the periods indicated, information regarding the total amount of income from interest-earning assets and the resultant average yields, the interest expense associated with interest-bearing liabilities, expressed in dollars and rates, and the net interest spread and net interest margin. Information is based on daily balances during the indicated periods.

                                                                        SIX MONTHS ENDED JUNE 30,
                                               ---------------------------------------------------------------------------
                                                               1996                                   1995
                                               ------------------------------------   ------------------------------------
                                                AVERAGE                  AVERAGE       AVERAGE                  AVERAGE
                                                BALANCE    INTEREST   YIELD/RATE(1)    BALANCE    INTEREST   YIELD/RATE(1)
                                               ----------  --------   -------------   ----------  --------   -------------
                                                                         (DOLLARS IN THOUSANDS)
AVERAGE ASSETS:
Federal funds sold and repurchase
 agreements..................................  $   72,875  $ 2,098         5.76%      $   61,108  $ 1,748         5.72%
Securities available for sale(2).............     299,487   14,064         9.39          169,639    6,943         8.19
Loans available for sale(3)..................     240,009   11,484         9.57          142,069    7,154        10.07
Mortgage-related securities held for
 investment..................................      --        --          --               99,295    2,342         4.72
Loan portfolio(3)............................     299,243   17,773        11.88           77,303    3,944        10.20
Discounted loan portfolio....................     616,350   52,058        16.89          460,741   36,474        15.83
Investment securities and other(4)...........      44,457    1,980         8.91           33,369    1,265         7.58
                                               ----------  --------                   ----------  --------
    Total interest-earning assets, interest
     income..................................   1,572,421   99,457        12.65        1,043,524   59,870        11.47
                                                           --------                               --------
Non-interest earning cash....................       6,549                                 23,767
Allowance for loan losses....................      (7,307)                                (1,196)
Investments in low-income housing tax credit
 interests...................................      94,825                                 60,113
Other assets(2)..............................     258,213                                217,909
                                               ----------                             ----------
    Total assets.............................  $1,924,701                             $1,344,117
                                               ----------                             ----------
                                               ----------                             ----------
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing demand deposits.............  $   23,668      360         3.04       $   49,722      477         1.92
Savings deposits.............................       3,434       40         2.33           21,975      255         2.32
Certificates of deposit......................   1,450,536   44,955         6.20        1,000,383   31,058         6.21
                                               ----------  --------                   ----------  --------
    Total interest-bearing deposits..........   1,477,638   45,355         6.14        1,072,080   31,790         5.93
Reverse repurchase agreements................      23,793      685         5.76            6,680      199         5.96
Securities sold but not yet purchased........      --        --          --               18,834      638         6.77
FHLB advances................................      70,399    2,032         5.77            5,399      257         9.52
Subordinated debentures and other
 interest-bearing obligations................     123,726    6,964        11.26           31,858    1,796        11.28
                                               ----------  --------                   ----------  --------
    Total interest-bearing liabilities,
     interest expense........................   1,695,556   55,036         6.49        1,134,851   34,680         6.11
                                                           --------                               --------
Non-interest bearing deposits................       4,039                                 17,077
Escrow deposits..............................      38,773                                 10,178
Other liabilities(2).........................      40,934                                 42,409
                                               ----------                             ----------
    Total liabilities........................   1,779,302                              1,204,515
Stockholders' equity(2)......................     145,399                                139,602
                                               ----------                             ----------
    Total liabilities and stockholders'
     equity..................................  $1,924,701                             $1,344,117
                                               ----------                             ----------
                                               ----------                             ----------
Net interest income..........................              $44,421                                $25,190
                                                           --------                               --------
                                                           --------                               --------
Net interest spread..........................                              6.16%                                  5.36%
                                                                          -----                                  -----
                                                                          -----                                  -----
Net interest margin..........................                              5.65%                                  4.83%
                                                                          -----                                  -----
                                                                          -----                                  -----
Ratio of interest-earning assets to
 interest-bearing liabilities................          93%                                    92%
                                               ----------                             ----------
                                               ----------                             ----------

- ------------------------------
(1) Presented on an annualized basis.

(2) Excludes effect of unrealized gains or losses on securities available for sale, net of taxes.

(3) The average balances of loans available for sale and the loan portfolio include non-performing loans, interest on which is recognized on a cash basis.

(4) Interest income from investment securities and other includes interest income attributable to that portion of the Company's deferred tax asset which relates to tax residuals. If the average balance of the deferred tax asset related to tax residuals was included in the average balance of investment securities and other, the weighted average yield would have been 6.87% and 4.62% during the six months ended June 30, 1996 and 1995, respectively. See "--Non-interest Income" below, "Taxation--Federal Taxation--Tax Residuals" and Note 19 to the Consolidated Financial Statements.

                                                                   YEAR ENDED DECEMBER 31,
                           -------------------------------------------------------------------------------------------------------
                                         1995                               1994                               1993
                           --------------------------------   --------------------------------   ---------------------------------
                            AVERAGE               AVERAGE      AVERAGE               AVERAGE      AVERAGE                AVERAGE
                            BALANCE    INTEREST  YIELD/RATE    BALANCE    INTEREST  YIELD/RATE    BALANCE    INTEREST   YIELD/RATE
                           ----------  --------  ----------   ----------  --------  ----------   ----------  --------   ----------
                                                                   (DOLLARS IN THOUSANDS)
AVERAGE ASSETS:
Federal funds sold and
 repurchase agreements...  $   55,256  $  3,502     6.34%     $  166,592  $  8,861     5.32%     $   24,333  $   873       3.59%
Securities available for
 sale(1).................     211,559    18,391     8.69         449,654    27,988     6.22         435,541   19,714       4.53
Loans available for
 sale(2).................     167,011    15,608     9.35         179,962    19,353    10.75          45,757    5,376      11.75
Mortgage-related
 securities held for
 investment..............      77,257     4,313     5.58         140,321     6,930     4.94         192,052    9,379       4.88
Loan portfolio(2)........     130,901    15,430    11.79          81,070     5,924     7.31          73,854    6,232       8.44
Discounted loan
 portfolio...............     483,204    75,998    15.73         352,633    52,560    14.91         193,652   31,036      16.03
Investment securities and
 other(3)................      46,440     4,033     8.68          79,895     9,842    12.32          48,255    6,313      13.08
                           ----------  --------               ----------  --------               ----------  --------
    Total
     interest-earning
     assets, interest
     income..............   1,171,628   137,275    11.72       1,450,127   131,458     9.07       1,013,444   78,923       7.79
                                       --------                           --------                           --------
Non-interest earning
 cash....................      17,715                             27,717                             22,146
Allowance for loan
 losses..................      (1,180)                            (2,689)                            (1,050)
Investments in low-income
 housing tax credit
 interests...............      63,925                             39,135                             10,693
Other assets(1)..........     269,280                            200,663                            107,422
                           ----------                         ----------                         ----------
    Total assets.........  $1,521,368                         $1,714,953                         $1,152,655
                           ----------                         ----------                         ----------
                           ----------                         ----------                         ----------
AVERAGE LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Interest-bearing demand
 deposits................  $   31,373     1,031     3.29      $   77,433     1,396     1.80      $   99,201    1,056       1.06
Savings deposits.........      20,370       451     2.21         138,434     2,602     1.88         142,053    1,982       1.40
Certificates of
 deposit.................   1,119,836    70,371     6.28         928,209    40,963     4.41         416,658   16,001       3.84
                           ----------  --------               ----------  --------               ----------  --------
    Total
     interest-bearing
     deposits............   1,171,579    71,853     6.13       1,144,076    44,961     3.93         657,912   19,039       2.89
Reverse repurchase
 agreements..............      16,754       951     5.68         254,457    10,416     4.09         195,745    9,340       4.77
Securities sold but not
 yet purchased...........      17,149     1,142     6.66          39,526     2,780     7.03          --        --         --
FHLB advances............      14,866     1,126     7.57          26,476     1,232     4.65          64,130    2,834       4.42
Subordinated debentures
 and other
 interest-bearing
 obligations.............      78,718     8,988    11.42          25,041     3,209    12.81          26,572    4,093      15.40
                           ----------  --------               ----------  --------               ----------  --------
    Total
     interest-bearing
     liabilities,
     interest expense....   1,299,066    84,060     6.47       1,489,576    62,598     4.20         944,359   35,306       3.74
                                       --------                           --------                           --------
Non-interest bearing
 deposits................      19,960                             69,276                             30,181
Escrow deposits..........       4,073                              2,430                              4,007
Other liabilities(1).....      76,978                             34,171                             76,213
                           ----------                         ----------                         ----------
    Total liabilities....   1,400,077                          1,595,453                          1,054,760
Stockholders'
 equity(1)...............     121,291                            119,500                             97,895
                           ----------                         ----------                         ----------
    Total liabilities and
     stockholders'
     equity..............  $1,521,368                         $1,714,953                         $1,152,655
                           ----------                         ----------                         ----------
                           ----------                         ----------                         ----------
Net interest income......              $ 53,215                           $ 68,860                           $43,617
                                       --------                           --------                           --------
                                       --------                           --------                           --------
Net interest spread......                           5.25%                              4.86%                               4.05%
                                                   -----                              -----                               -----
                                                   -----                              -----                               -----
Net interest margin......                           4.54%                              4.75%                               4.30%
                                                   -----                              -----                               -----
                                                   -----                              -----                               -----
Ratio of interest-earning
 assets to
 interest-bearing
 liabilities.............          90%                                97%                               107%
                           ----------                         ----------                         ----------
                           ----------                         ----------                         ----------

- ------------------------------
(1) Excludes effect of unrealized gains or losses on securities available for sale, net of taxes.
(2) The average balances of loans available for sale and the loan portfolio include non-performing loans, interest on which is recognized on a cash basis.
(3) Interest income from investment securities and other includes interest income attributable to that portion of the Company's deferred tax asset which relates to tax residuals. See "--Non-interest Income" below, "Taxation--Federal Taxation--Tax Residuals" and Note 19 to the Consolidated Financial Statements. If the average balance of the deferred tax asset related to tax residuals was included in the average balance of investment securities and other, the weighted average yield would have been 6.16%, 11.48% and 10.67% during 1995, 1994 and 1993, respectively.

    The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (change in volume multiplied by prior rate), (ii) changes in rate (change in rate multiplied by prior volume) and (iii) total change in rate and volume. Changes attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                                      SIX MONTHS ENDED JUNE 30, 1996                  YEAR ENDED DECEMBER 31,
                                                                       -----------------------------------------------------
                                       VS. SIX MONTHS ENDED JUNE 30,
                                                   1995                         1995 VS. 1994              1994 VS. 1993
                                      -------------------------------  -------------------------------  --------------------
                                      INCREASE (DECREASE)              INCREASE (DECREASE)              INCREASE (DECREASE)
                                             DUE TO                           DUE TO                           DUE TO
                                      --------------------             --------------------             --------------------
                                        RATE      VOLUME      TOTAL      RATE      VOLUME      TOTAL      RATE      VOLUME
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (DOLLARS IN THOUSANDS)
Interest-Earning Assets:
  Federal funds sold and repurchase
   agreements.......................  $      11  $     339  $     350  $   1,445  $  (6,804) $  (5,359) $     609  $   7,379
  Securities available for sale.....      1,150      5,971      7,121      8,584    (18,181)    (9,597)     7,616        658
  Loans available for sale..........     (1,037)     5,367      4,330     (2,417)    (1,328)    (3,745)      (493)    14,470
  Mortgage-related securities held
   for investment...................     (1,171)    (1,171)    (2,342)       812     (3,429)    (2,617)       105     (2,554)
  Loan portfolio....................        748     13,081     13,829      4,747      4,759      9,506       (882)       574
  Discounted loan portfolio.........      2,577     13,007     15,584      3,041     20,397     23,438     (2,312)    23,836
  Investment securities and other...        247        468        715     (2,401)    (3,408)    (5,809)      (388)     3,917
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total interest-earning
       assets.......................      2,525     37,062     39,587     13,811     (7,994)     5,817      4,255     48,280
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Interest-Bearing Liabilities:
  Interest-bearing demand
   deposits.........................        466       (583)      (117)       752     (1,117)      (365)       610       (270)
  Savings deposits..................          3       (218)      (215)       395     (2,546)    (2,151)       672        (52)
  Certificates of deposit...........       (162)    14,059     13,897     19,777      9,631     29,408      2,704     22,258
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total interest-bearing
       deposits.....................        307     13,258     13,565     20,924      5,968     26,892      3,986     21,936
  Reverse repurchase agreements.....        (20)       506        486      2,926    (12,391)    (9,465)    (1,455)     2,531
  Securities sold but not yet
   purchased........................       (319)      (319)      (638)      (141)    (1,497)    (1,638)    --          2,780
  FHLB advances.....................       (336)     2,111      1,775        574       (680)      (106)       143     (1,745)
  Subordinated debentures and other
   interest-bearing obligations.....         (9)     5,177      5,168       (386)     6,165      5,779       (658)      (226)
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total interest-bearing
       liabilities..................       (377)    20,733     20,356     23,897     (2,435)    21,462      2,016     25,276
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Increase (decrease) in net
   interest income..................  $   2,902  $  16,329  $  19,231  $ (10,086) $  (5,559) $ (15,645) $   2,239  $  23,004
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                        TOTAL
                                      ---------

Interest-Earning Assets:
  Federal funds sold and repurchase
   agreements.......................  $   7,988
  Securities available for sale.....      8,274
  Loans available for sale..........     13,977
  Mortgage-related securities held
   for investment...................     (2,449)
  Loan portfolio....................       (308)
  Discounted loan portfolio.........     21,524
  Investment securities and other...      3,529
                                      ---------
      Total interest-earning
       assets.......................     52,535
                                      ---------
Interest-Bearing Liabilities:
  Interest-bearing demand
   deposits.........................        340
  Savings deposits..................        620
  Certificates of deposit...........     24,962
                                      ---------
      Total interest-bearing
       deposits.....................     25,922
  Reverse repurchase agreements.....      1,076
  Securities sold but not yet
   purchased........................      2,780
  FHLB advances.....................     (1,602)
  Subordinated debentures and other
   interest-bearing obligations.....       (884)
                                      ---------
      Total interest-bearing
       liabilities..................     27,292
                                      ---------
  Increase (decrease) in net
   interest income..................  $  25,243
                                      ---------
                                      ---------

SIX MONTHS ENDED JUNE 30, 1996 VERSUS SIX MONTHS ENDED JUNE 30, 1995

    The Company's net interest income increased by $19.2 million or 76.3% during the six months ended June 30, 1996, as compared to the comparable period in the prior year. This increase resulted from a $39.6 million or 66.1% increase in interest income due to a $528.9 million or 50.7% increase in average interest-earning assets from period to period and, to a lesser extent, a 118 basis point increase in the weighted average yield on such assets. The increase in interest income was offset in part by a $20.4 million or 58.7% increase in interest expense due to a $560.7 million or 49.4% increase in average interest-bearing liabilities, primarily certificates of deposit and subordinated debentures, and, to a lesser extent, a 38 basis point increase in the weighted average rate paid on interest-bearing liabilities.

    The increase in interest income during the six months ended June 30, 1996, as compared to the comparable period in the prior year, reflects substantial increases in the average balances of the discounted loan portfolio and the loan portfolio as a result of the Company's increased emphasis on multi-family residential and commercial real estate loans in recent periods, as well as an increase in the average balance of loans available for sale as a result of the Company's recent emphasis on single-family residential loans to non-conforming borrowers. The Company's increased emphasis on multi-family residential and commercial real estate loans also was a significant factor in the increase in the weighted average yields on the discounted loan portfolio and the loan portfolio during the six months ended June 30, 1996, as compared to the comparable period in the prior year, which in the case of the loan portfolio was enhanced during 1996 by $2.1 million of fees earned in connection with the repayment of hotel loans. See "Business--Lending Activities."

    The average balance of the Company's interest-bearing liabilities increased substantially during the six months ended June 30, 1996, as compared to the comparable period in the prior year, as a result of a $450.2 million or 45.0% increase in the average balance of certificates of deposit and a $91.9 million or
288.4% increase in the average balance of subordinated debentures and other interest-bearing obligations, which reflect the Company's continued reliance on brokered and other wholesale certificates of deposit as a source of funds and the Bank's issuance of the Debentures in mid-1995, respectively.

1995 VERSUS 1994

    The Company's net interest income decreased by $15.6 million or 22.7% during 1995 as a result of a $21.5 million or 34.3% increase in interest expense, which was primarily attributable to the Company's use of brokered and other wholesale deposits as a principal source of funds following the branch sale in 1994. The Company believes that the increase in interest expense in 1995 was substantially offset by the decrease in non-interest expense during this period as a result of the branch sales at the end of 1995 and 1994. The Company's interest income increased by $5.8 million or 4.4% during 1995, but was adversely affected by a decrease in the average balance of interest-earning assets during the period as a result of the branch sales. The Company's net interest margin decreased from 4.75% during 1994 to 4.54% during 1995.

    The weighted average yield on interest-earning assets increased from 9.07% in 1994 to 11.72% in 1995 primarily as a result of an increase in the weighted average yield on the Company's loan portfolio and discounted loan portfolio. The weighted average yield on the Company's loan portfolios increased during 1995 because commercial real estate loans, which have higher interest rates than single-family residential loans, comprised a significantly larger proportion of such portfolios during this period. Average interest-earning assets decreased by $278.5 million or 19.2% during 1995 as increases in the outstanding balances of the Company's loan portfolios were more than offset by decreases in the average balances of all other categories of interest-earning assets as a result of the sales of branch offices at the end of 1995 and 1994.

    The weighted average rate paid on interest-bearing liabilities increased from 4.20% in 1994 to 6.47% in 1995 as a result of the Company's increased utilization of brokered and other wholesale deposits, as noted above. Average interest-bearing liabilities decreased by $190.5 million or 12.8% in 1995 as increases in the average balances of certificates of deposit and subordinated debentures and other interest-bearing obligations, due to the Bank's issuance of $100 million principal amount of Debentures in June 1995, were offset by decreases in the average balances of all other categories of interest-bearing liabilities.

1994 VERSUS 1993

    The Company's net interest income increased by $25.2 million or 57.9% during 1994 as a result of a $52.5 million or 66.6% increase in interest income, which was primarily attributable to substantial growth in the Company's discounted loan portfolio and the Company's multi-family residential lending activities. The Company's net interest margin increased from 4.30% in 1993 to 4.75% in 1994.

    The weighted average yield on the Company's interest-earning assets increased to 9.07% in 1994 from 7.79% in 1993 as a result of several factors, including a higher interest rate environment, the commencement of the acquisition of discounted multi-family residential and commercial real estate loans and substantial multi-family residential lending activities, the effects of the latter of which were reflected in interest income on loans available for sale and, as a result of the Company's securitization of its multi-family residential loans, interest income on securities available for sale. The weighted average yield on the Company's interest-earning assets also increased in 1994 because, effective January 1, 1994, the Company ceased recognizing a portion of the fees received in connection with the acquisition of tax residuals immediately into non-interest income and began to recognize all fees received on a level-yield basis as interest income over the expected life of that portion of the deferred tax asset which relates to tax residuals. See "--Results of Operations--

Non-Interest Income" below. Deferred fees accreted into interest income on tax residuals amounted to $5.7 million during 1994, as compared to $2.6 million in 1993, and significantly increased the weighted average yield on "investment securities and other" during this period.

    The weighted average rate paid on the Company's interest-bearing liabilities increased to 4.20% in 1994 from 3.74% in 1993, reflecting the increasing interest rate environment and increased utilization of brokered certificates of deposit. The average rates paid by the Company on its reverse repurchase agreements decreased from 4.77% in 1993 to 4.09% in 1994 as a result of interest rate exchange agreements intended to hedge the cost of such agreements. Exclusive of the effects of such interest rate exchange agreements, the weighted average rate on reverse repurchase agreements was 3.56% and 3.98% during 1993 and 1994, respectively. See Note 15 to the Consolidated Financial Statements.

    PROVISIONS FOR LOAN LOSSES. Provisions for losses on loans are charged to operations to maintain an allowance for losses on each of the loan portfolio and the discounted loan portfolio at a level which management considers adequate based upon an evaluation of known and inherent risks in such loan portfolios. Management's periodic evaluation is based upon an analysis of each of the discounted loan portfolio and the loan portfolio, historical loss experience, current economic conditions and other relevant factors.

    Prior to the six months ended June 30, 1996, provisions for losses on loans were not established in connection with the discounted loan portfolio because adjustments to reduce the carrying value of discounted loans to the lower of amortized cost or the fair market value of the properties securing the loans discounted at the effective interest rate, which amounted to $5.0 million during 1995, were recorded in interest income on discounted loans. Moreover, because discounted loans generally are acquired at discounts from both the stated value of the loans and the values of the underlying collateral, management of the Company did not believe that it was necessary to maintain an allowance for loan losses for the discounted loan portfolio. As a result of discussions between the Bank and the OTS following an examination of the Bank by the OTS, the Company changed this policy, which resulted in the establishment of a $9.5 million provision for losses on the discounted loan portfolio during the six months ended June 30, 1996. In addition, beginning in 1996 the Company has recorded all charge-offs on the discounted loan portfolio against the allowance for losses on discounted loans. During the six months ended June 30, 1996, the Company also established a $1.1 million provision for losses related to its loan portfolio, which was primarily general in nature. Based on the types of lending activities currently emphasized by the Company, the Company anticipates that in the future it will establish provisions for loan losses on each of its loan portfolios on a quarterly basis.

    Provisions for loan losses relating to the loan portfolio amounted to $1.1 million in 1995 and reflect both the substantial increase in the amount and the change in the type of loans in the Company's loan portfolio in 1995 and the Company's policy to maintain reserves based, among other factors, on the level of its classified assets. See "Business--Lending Activities" and "-Asset Quality." Provisions for losses on loans were not deemed necessary in 1994 and 1993 in light of the relatively small size of the loan portfolio, the composition of the loan portfolio, which was primarily single-family residential loans to non-conforming borrowers, the level of the allowance for loan losses and management's assessment of the credit risks inherent in such portfolio.

    Although management utilizes its best judgment in providing for possible loan losses, changing economic and business conditions, fluctuations in local markets for real estate, future changes in nonperforming asset trends, large upward movements in market interest rates or other factors could affect the Company's future provisions for loan losses. In addition, as noted above, the OTS, as an integral part of its examination process, periodically reviews the adequacy of the Bank's allowances for losses on loans and discounted loans and such agency may require the Company to recognize changes to such allowances for losses based on its judgment about information available to it at the time of examination.

    NON-INTEREST INCOME. Non-interest income increased by $2.4 million or 27.2% during the six months ended June 30, 1996, as compared to the comparable period in the prior year. Exclusive of the $5.4 million and $62.6 million gains from the sale of branch offices in 1995 and 1994, respectively, non-interest income increased by $6.8 million or 35.7% in 1995 and decreased by $16.9 million or 47.1% in 1994. The increase in non-interest income during the six months ended June 30, 1996, as compared to the comparable period in the prior year, was primarily attributable to gains from the sale of interest-earning assets, which more than offset a loss on real estate owned, net due to valuation adjustments related to real estate owned, and a decrease in servicing fees and other charges due to a write-down of mortgage servicing rights. The increase in non-interest income in 1995 was primarily attributable to income on real estate owned and gains from the sale of interest-earning assets, and the decrease in non-interest income in 1994 was primarily attributable to a decrease in fees on financing transactions, as discussed below, and, to a lesser extent, a decrease in gains from the sale of interest-earning assets.

    The following table sets forth the principal components of the Company's non-interest income during the periods indicated.

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,            YEAR ENDED DECEMBER 31,
                                                              --------------------  -------------------------------
                                                                1996       1995       1995       1994       1993
                                                              ---------  ---------  ---------  ---------  ---------
                                                                                 (IN THOUSANDS)
Servicing fees and other charges............................  $     787  $   1,805  $   2,870  $   4,786  $   3,800
Gains on sales of interest-earning assets, net..............      9,601      3,356      6,955      5,727      8,386
Fees on financing transactions..............................     --         --         --         --         15,340
Gain on sale of subsidiary's stock..........................     --         --         --         --          3,835
Income (loss) on real estate owned, net.....................     (1,028)     2,558      9,540      5,995     (1,158)
Gain on sale of hotel.......................................     --         --          4,658     --         --
Other income................................................      1,996      1,208      1,727      2,467      5,669
                                                              ---------  ---------  ---------  ---------  ---------
    Subtotal................................................     11,356      8,927     25,750     18,975     35,872
Gain from sale of branch offices............................     --         --          5,430     62,600     --
                                                              ---------  ---------  ---------  ---------  ---------
    Total...................................................  $  11,356  $   8,927  $  31,180  $  81,575  $  35,872
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

    Servicing fees and other charges decreased during the six months ended June 30, 1996, as compared to the comparable period in the prior year, because in the six months ended June 30, 1995 the Company received $783,000 of servicing fees from the purchaser of the branch offices sold at the end of 1994 for servicing deposits subsequent to the sale but prior to their effective transfer and no such fees were received during the six months ended June 30, 1996. In addition, during the six months ended June 30, 1996 the Company recorded a $928,000 valuation adjustment to mortgage servicing rights which were acquired by the Company in 1995 in connection with its acquisition of the right to service all of the loans which backed a REMIC in which the Company acquired a subordinate interest. The valuation adjustment to mortgage servicing rights was due to a significant increase in prepayments of the underlying loans due primarily to refinancings, which resulted in a decrease in the number of underlying loans (which consist primarily of jumbo adjustable-rate loans) from 1,000 to 550. Mortgage servicing rights, net, amounted to $2.7 million at June 30, 1996. The foregoing effects on servicing fees and other charges during the six months ended June 30, 1996 more than offset $1.0 million of loan servicing fees earned by the Bank from the joint venture which acquired discounted single-family residential loans from HUD in April 1996. Servicing fees and other charges decreased in 1995 primarily as a result of a $2.3 million decrease in deposit-related fees, which decreased as a result of the branch sales at the end of 1995 and 1994, and a $121,000 decrease in loan fees, primarily as a result of a decrease in late charges on loans, which was offset in part by a $783,000 servicing fee received by the Company from the purchaser of the branch offices sold at the end of 1994 for servicing deposits subsequent to the sale but prior to their effective transfer. Servicing fees and other charges increased in 1994 primarily as a result of a $1.0 million increase in deposit-related fees as a result of the inclusion of Old Berkeley's deposit base for all of 1994.

    Net gains on sales of interest-earning assets during the six months ended June 30, 1996 were primarily comprised of $6.8 million of gains on the sale of single-family residential loans to non-conforming borrowers available for sale and $5.3 million of gains on the sale of performing single-family residential loans in the Company's discounted loan portfolio, which were offset in part by a $1.6 million adjustment to record delinquent single-family residential loans to non-conforming borrowers available for sale to the lower of cost or market and a $748,000 net loss on the sale of securities available for sale. Net gains on sales of interest-earning assets in 1995 were primarily comprised of a $6.0 million gain from the sale of performing single-family residential loans in the Company's discounted loan portfolio and a $1.6 million gain from the securitization of $83.9 million of multi-family residential loans and subsequent sale of the FNMA mortgage-backed securities backed by such loans, net of related hedges. Net gains on sales of interest-earning assets in 1994 were primarily comprised of $7.2 million of gains from the sale of multi-family residential loans and mortgage-backed securities, net of related hedges, $1.8 million of gains from trading activities, $890,000 of gains from the sale of performing single-family residential loans in the Company's discounted loan portfolio and $2.1 million of gains from the sale of timeshare and other consumer loans, which more than offset $6.3 million of losses from the sale of mortgage-backed and related securities backed by single-family residential loans, net of related hedges. Net gains on sales of interest-earning assets in 1993 were primarily comprised of $3.9 million and $773,000 of gains from the sale of discounted loans and other loans, respectively, and a $2.3 million gain from the sale of mortgage-backed and related securities.

    Through 1993, the Company recorded a portion of the fees received by it in connection with the acquisition of tax residuals as fees on financing transactions. Effective January 1, 1994, the Company ceased recognizing a portion of the fees received upon acquisition of tax residuals immediately into income and began to defer all fees received and recognize such fees in interest income on a level yield basis over the expected life of that portion of the deferred tax asset which relates to tax residuals. See "Taxation--Federal Taxation--Tax Residuals."

    The $3.8 million gain on sale of subsidiary's stock in 1993 was recorded in connection with the Company's sale of all of the stock of two subsidiaries which were engaged in the private mortgage insurance business. For additional information relating to this transaction, see Note 2 to the Consolidated Financial Statements.

    The following table sets forth information relating to the Company's income
(loss) on real estate owned, net during the periods indicated.

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                                             --------------------  --------------------------------
                                                               1996       1995        1995       1994       1993
                                                             ---------  ---------  ----------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Gains on sales.............................................  $   7,778  $   9,137  $   19,006  $  21,308  $   2,541
Provision for losses in fair value.........................     (9,788)    (5,035)    (10,510)    (9,074)    (2,980)
Carrying costs, net of rental income.......................        982     (1,544)      1,044     (6,239)      (719)
                                                             ---------  ---------  ----------  ---------  ---------
  Income (loss) on real estate owned, net..................  $  (1,028) $   2,558  $    9,540  $   5,995  $  (1,158)
                                                             ---------  ---------  ----------  ---------  ---------
                                                             ---------  ---------  ----------  ---------  ---------

    Income (loss) on real estate owned, net primarily relates to real estate owned acquired by foreclosure or deed-in-lieu thereof on loans in the Company's discounted loan portfolio. The provision for losses in fair value on real estate owned during the six months ended June 30, 1996 included $3.8 million which was established as a result of discussions between the Bank and the OTS following an examination of the Bank by the OTS. For additional information relating to the Company's real estate owned, see "Business--Asset Quality--Real Estate Owned."

    In October 1995, the Company sold one of the two hotels owned by the Company for a gain of $4.7 million.

    Other income increased during the six months ended June 30, 1996, as compared to the comparable period in 1995, as a result of a $990,000 gain from the sale of low-income housing tax credit interests and the Company's receipt of an additional premium of $335,000 which was earned in accordance with the original agreement to sell 23 branch offices at the end of 1994. See "Business--Investment Activities--Investments in Low-Income Housing Tax Credit Interests." Other income decreased in 1995 primarily because other income in 1994 included $627,000 of servicing fees received in connection with the servicing of the private mortgage insurance business of subsidiaries of Investors Mortgage Insurance Holding Company ("IMI"), which were sold in 1993, and $858,000 of fees received by Ocwen Asset Management, Inc. ("OAM"), a subsidiary of the Company which has managed mortgage-backed and related securities as a discretionary asset manager for an unaffiliated party since May 1992. These decreases were partially offset by a $1.0 million litigation settlement received from a broker-dealer relating to a tax residual transaction. Other income decreased in 1994 primarily because other income in 1993 included $1.7 million of insurance premiums received in connection with the private mortgage insurance business of subsidiaries of IMI and a decrease of $1.2 million of fees received by OAM. At June 30, 1996, OAM had under management approximately $37.6 million of loans and mortgage related securities for the unaffiliated account.

    The Company realized a $5.4 million gain from the sale of two branch offices and $111.7 million of related deposits at the end of 1995 and a $62.6 million gain from the sale of 23 branch offices and $909.3 million of related deposits at the end of 1994. For a breakdown of the components of the gains from these branch sales, see Note 2 to the Consolidated Financial Statements.

    NON-INTEREST EXPENSE. Non-interest expense increased by $3.7 million or 16.7% during the six months ended June 30, 1996, as compared to the comparable period in the prior year, decreased by $23.3 million or 33.8% during 1995 and increased by $27.0 million or 64.5% during 1994. The increase in non-interest expense during the six months ended June 30, 1996, as compared to the comparable period in the prior year, was primarily attributable to increases in compensation and employee benefits. The decrease in non-interest expense in 1995 reflects the sale of 23 of the Company's branch offices at the end of 1994 and, to a lesser extent, the sale of two of the Company's other branch offices at the end of 1995. The increase in non-interest expense in 1994 was attributable in part to the inclusion of the operations of Old Berkeley, which was acquired in mid-1993, in the operations of the Company for all of 1994, increased profit sharing expense as a result of the gain from the sale of branch offices in 1994 and the substantial expansion of certain of the Company's business lines, including its discounted loan acquisition and resolution activities and its multi-family residential lending activities.

    The following table sets forth the principal components of the Company's non-interest expense during the periods indicated.

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1996       1995       1995       1994       1993
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS)
Compensation and employee benefits.........................  $  14,562  $  10,464  $  23,787  $  42,395  $  23,507
Occupancy and equipment....................................      4,227      4,795      8,360     11,537      9,106
Amortization of goodwill...................................     --         --         --          1,346      1,301
Hotel operations expense (income), net.....................         57        264        337       (723)      (710)
Other operating expenses...................................      6,703      6,369     13,089     14,303      8,655
                                                             ---------  ---------  ---------  ---------  ---------
    Total..................................................  $  25,549  $  21,892  $  45,573  $  68,858  $  41,859
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

    The increase in compensation and employee benefits during the six months ended June 30, 1996, as compared to the comparable period in the prior year, was primarily attributable to a $2.4 million increase in the accrual for profit sharing expense, as well as normal salary adjustments. The decrease in compensation and employee benefits in 1995 reflected a decrease in the average number of full-time equivalent employees from 548 in 1994 to 344 in 1995 as a result of the sales of branch offices and other reduction in work force measures, as well as a $10.7 million decrease in profit sharing expense. The increase in compensation and employee benefits in 1994 was primarily attributable to increases in salary, the largest component of compensation and employee benefits, which increased by $8.3 million or 78% during this period. This increase was primarily attributable to an increase in the average number of full-time equivalent employees from 362 in 1993 to 548 in 1994, reflecting the inclusion of the operations of Old Berkeley in the Company's operations for the entire year in 1994 and the expansion of new business activities, particularly discounted loan acquisition and resolution activities and multi-family residential lending activities. Compensation and employee benefits also increased in 1994 as a result of a $10.9 million increase in profit sharing expense, the majority of which was attributable to the large gain recorded in connection with the sale of branch offices at the end of 1994.

    The decrease in occupancy and equipment expense during the six months ended June 30, 1996, as compared to the comparable period in the prior year, was primarily attributable to expenses incurred in the first half of 1995 to relocate the Company's executive offices. The decrease in occupancy and equipment expense in 1995 reflected the sale of branch offices at the end of 1994 and lower occupancy costs as a result of the Company's move to new executive offices in 1995. The increase in occupancy and equipment expense in 1994 was primarily attributable to the acquisition of Old Berkeley in mid-1993, the expansion of the executive offices of the Company to accommodate increases in personnel and the increased use of technology to support the Company's activities.

    The changes in hotel operations expense (income), net in recent periods generally reflect the Company's acquisition of two hotels for investment in mid-1993 and the significant renovation and sale of one of these hotels in 1995.

    Other expenses increased during the six months ended June 30, 1996, as compared to the comparable period in the prior year, primarily as a result of a $596,000 increase in FDIC insurance expense, a $249,000 increase in loan fees, a $238,000 increase in professional fees and a $183,000 increase in amortized costs related to the Debentures, which more than offset decreases in various other expenses. Other expenses decreased in 1995 primarily as a result of a $641,000 decrease in travel and lodging expenses, a $337,000 decrease in marketing expenses and a $683,000 decrease in miscellaneous other expenses, which were offset in part by a $1.1 million increase in loan related expenses. Other expenses increased in 1994 primarily as a result of a $965,000 increase in FDIC insurance expense, a $945,000 increase in marketing expense, a $572,000 increase in travel and lodging expense and a $1.4 million increase in miscellaneous other expenses. Many of these expenses were directly attributable to the inclusion of a full year of operations of Old Berkeley in the Company's operations in 1994 and the expansion of the Company's business lines. For a detailed breakout of other operating expenses, see Note 23 to the Consolidated Financial Statements.

    EQUITY IN EARNINGS OF JOINT VENTURE. Equity in earnings of joint venture relates to the recently-formed joint venture to acquire discounted single-family residential loans from HUD in April 1996. The Company's $1.1 million of earnings from this joint venture during the six months ended June 30, 1996 consisted of 50% of the joint venture's net income during this period plus 50% of the loan servicing fee received by the Bank from the joint venture during this period. (The remainder of the loan servicing fee received by the Bank from the joint venture during this period has been included in servicing fees and other charges, as discussed above.) Income of the joint venture is primarily attributable to interest on discounted loans, which had an annualized weighted average yield of 9.43% during the period from the date of acquisition by the joint venture to June 30, 1996. See "Business--Investment in Joint Venture" and
Note 6 to the Interim Consolidated Financial Statements.

    INCOME TAX EXPENSE. Income tax expense amounted to $1.9 million and $760,000 during the six months ended June 30, 1996 and 1995, respectively, and $4.6 million, $29.7 million and $10.3 million during 1995, 1994 and 1993, respectively. The Company's effective tax rate amounted to 11.3% and 6.2% during the six months ended June 30, 1996 and 1995, respectively, and to 12.1%, 36.4% and 27.4% during 1995, 1994 and 1993, respectively. The Company's low effective tax rates in recent periods were primarily attributable to the benefits of tax credits and tax benefits resulting from the Company's investment in low-income housing tax credit interests, which amounted to $4.1 million and $3.8 million during the six months ended June 30, 1996 and 1995, respectively, and $7.7 million, $5.3 million and $2.0 million during the years ended December 31, 1995, 1994 and 1993, respectively. Exclusive of such amounts, the Company's effective tax rate amounted to 35.3% and 37.1% during the six months ended June 30, 1996 and 1995, respectively, and 32.6%, 43.1% and 32.8% during 1995, 1994 and 1993, respectively. The increase in the Company's effective tax rate in 1994 was primarily attributable to the write-off of the remaining goodwill in connection with the sale of branch offices which was not deductible for tax purposes, and an increase in state taxes, which more than offset the benefits of tax credits resulting from the Company's investment in low-income housing tax credit interests. For additional information regarding the Company's effective tax rates and information regarding net operating loss carryforwards of the Company resulting from the manner in which tax residuals are treated for federal income tax purposes, see
Note 19 to the Consolidated Financial Statements.

    DISCONTINUED OPERATIONS. In September 1995, the Company announced its decision to dispose of its automated banking division and related activities. As a result of this decision, an after-tax loss on disposal of $3.2 million was recorded, which consisted of a net loss of $2.0 million on the sale of assets and a loss of $1.2 million (net of income of $1.2 million) incurred from related operations until the sale and disposition, which was substantially completed at December 31, 1995. Losses from the operations of the discontinued division prior to discontinuance, net of tax, amounted to $3.1 million, $4.5 million, $4.5 million and $2.3 million during the six months ended June 30, 1995 and the years ended December 31, 1995, 1994 and 1993, respectively.

    The Company's automated banking division generally emphasized the installation of automated teller machines and automated banking centers in a wide variety of locations which were not associated with branch offices of the Company, such as colleges and universities, business establishments and other high-density locations, as well as the development and installation of an automated multi-application card system for the distribution of financial products and services to members of a college or university population. The discontinuance of the operations of the automated banking division did not adversely affect the revenues of the Company or otherwise have a material adverse effect on its financial condition, capital resources or liquidity.

    The Company's statements of operations have been restated for all periods presented to reflect the discontinuance of the above-described operations. See
Note 3 to the Consolidated Financial Statements.

    EXTRAORDINARY GAIN. In October and December 1993, the Company purchased at a discount loans which had been made by third parties to Berkeley Realty Group, Inc. ("BRG"), a wholly-owned subsidiary of the Company which was acquired in connection with the acquisition of Old Berkeley. BRG was engaged in real estate development and residential construction activities prior to its acquisition by the Company and was a mortgagor on loans collateralized by real estate held for development. The loans of BRG purchased by the Company and the related discount totalled $9.0 million and $2.4 million, respectively, which resulted in an extraordinary gain of $1.5 million after deduction of $828,000 for applicable income taxes.

    CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE. In February 1992, the Financial Accounting Standards Board ("FASB") issued SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires reporting entities to take into account changes in tax rates when valuing the deferred income tax amounts recorded on the balance sheet. SFAS No. 109 also requires that deferred taxes be provided for all temporary differences between financial statement amounts and the tax basis of assets and liabilities. The Company adopted SFAS No. 109 on a prospective basis effective January 1, 1993, and recorded a $1.3 million charge in connection therewith.

CHANGES IN FINANCIAL CONDITION

    The following table sets forth certain information relating to the Company's assets and liabilities at the dates indicated.

                                                                                               DECEMBER 31,
                                                                            JUNE 30,    --------------------------
                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
                                                                                       (IN THOUSANDS)
Assets:
  Securities available for sale.........................................  $    263,199  $    337,480  $    187,717
  Loans available for sale..............................................        84,078       251,790       102,293
  Investment securities, net............................................         8,902        18,665        17,011
  Mortgage-related securities held for investment.......................       --            --             91,917
  Loan portfolio, net...................................................       312,576       295,605        57,045
  Discounted loan portfolio, net........................................       594,634       669,771       529,460
  Investments in low-income housing tax credit interests................        92,273        81,362        49,442
  Investment in joint venture...........................................        63,404       --            --
  Real estate owned, net................................................       133,604       166,556        96,667
  Premises and equipment, net...........................................        28,750        25,359        38,309
  Deferred tax asset....................................................        17,981        22,263        20,695
  Total assets..........................................................     1,899,308     1,973,590     1,266,403
Liabilities:
  Deposits..............................................................     1,502,175     1,501,646     1,023,268
  FHLB advances.........................................................        70,399        70,399         5,399
  Reverse repurchase agreements.........................................       --             84,761       --
  Subordinated debentures and other interest-bearing obligations........       115,703       117,054        20,111
  Total liabilities.....................................................     1,744,570     1,834,043     1,113,020
Stockholders' equity....................................................       154,738       139,547       153,383

    SECURITIES AVAILABLE FOR SALE. Securities available for sale decreased by $74.3 million during the six months ended June 30, 1996 primarily as a result of the sale and repayment of $52.9 million of CMOs. The proceeds from these sales and repayments, as well as the proceeds from the sale of loans available for sale, as discussed below, contributed to the $194.4 million increase in interest-bearing deposits, federal funds sold and repurchase agreements during the six months ended June 30, 1996. Securities available for sale increased by $149.8 million during 1995 primarily as a result of a $115.7 million increase in the Company's investment in IO strips and PO strips and a $48.2 million increase in the Company's investment in subordinated classes of mortgage-related securities. From time to time the Company invests in these and other types of mortgage-related securities based on its capital position, interest rate risk profile, the market for such securities and other factors. For additional information relating to these investments, see "Business-- Investment Activities--Mortgage-Backed and Related Securities" and Note 5 to the Consolidated Financial Statements. The Company's investment in CMOs decreased by $79.2 million during 1995 prior to the transfer of $73.7 million of mortgage-related securities held by the Company for investment to available for sale pursuant to a guide to the implementation of SFAS No. 115 issued by the FASB in November 1995. See Note 1 to the Consolidated Financial Statements.

    LOANS AVAILABLE FOR SALE. Loans available for sale decreased by $167.7 million or 66.6% during the six months ended June 30, 1996 primarily because during this period the Company sold $285.2 million of single-family residential loans to non-conforming borrowers, which substantially offset the purchase and origination of $132.4 million of such loans. Loans available for sale increased by $149.5 million during 1995 primarily as a result of the Company's successful implementation of a program to acquire single-family residential loans to non-conforming borrowers, which resulted in the acquisition of $240.3 million of single-family residential loans to non-conforming borrowers during the year. The increase in single-family residential loans more than offset a $55.2 million decrease in multi-family residential loans available for sale during

1995, which was due to the Company's exchange of $83.9 million of multi-family residential loans classified as available for sale for FNMA securities backed by such loans, all of which were subsequently sold by the Company. See "Business--Lending Activities."

    At June 30, 1996, loans available for sale which were past due 90 days or more ("non-performing loans") amounted to $15.6 million or 18.5% of total loans available for sale, as compared to $7.9 million or 3.2% at December 31, 1995. At June 30, 1996 and December 31, 1995, non-performing loans available for sale consisted primarily of $15.4 million and $7.8 million of single-family residential loans to non-conforming borrowers, reflecting the higher risks associated with such loans and the recent sales of performing single-family residential loans to non-conforming borrowers available for sale. During the six months ended June 30, 1996, the Company recorded a $1.6 million reduction in the carrying value of these loans to record them at the lower of cost or fair value.

    INVESTMENT SECURITIES. Investment securities, which are held by the Company for investment purposes, decreased by $9.8 million during the six months ended June 30, 1996 due to the maturity of $10.0 million of U.S. Government securities. At June 30, 1996, investment securities consisted almost entirely of required holdings of FHLB stock.

    MORTGAGE-RELATED SECURITIES HELD FOR INVESTMENT. The Company did not have any mortgage-related securities held for investment at June 30, 1996 or at December 31, 1995 because of its decision at the end of 1995 to reclassify $73.7 million of securities in this portfolio to available for sale.

    LOAN PORTFOLIO, NET. The Company's net loan portfolio increased by $17.0 million during the six months ended June 30, 1996 primarily as a result of increased investment in multi-family residential loans, particularly construction loans, and commercial real estate loans secured by hotels and office buildings. The Company's net and gross loan portfolio increased by $238.6 million and $281.5 million, respectively, during 1995 primarily as a result of the Company's multi-family residential and commercial real estate lending activities. From December 31, 1994 to December 31, 1995, multi-family residential loans, including construction loans, increased by $47.2 million, and commercial real estate and land loans increased by $188.5 million, including a $106.1 million and a $61.3 million increase in loans secured by hotels and office buildings, respectively. In addition to the increases in multi-family residential and commercial real estate loans, single-family residential loans increased by $44.0 during 1995, primarily as a result of the Company's purchase of a pool of loans which were primarily secured by properties located in the Company's market area in northern New Jersey. See "Business--Lending Activities."

    Non-performing loans in the Company's loan portfolio amounted to $2.5 million or 0.8% of total loans at June 30, 1996, as compared to $3.9 million or 1.27% of total loans at December 31, 1995 and $2.7 million or 4.35% of total loans at December 31, 1994. At June 30, 1996, non-performing loans consisted primarily of $2.3 million of single-family residential loans. The Company's allowance for losses on its loan portfolio amounted to 0.9%, 0.7% and 1.8% of total loans at June 30, 1996 and December 31, 1995 and 1994, respectively, and 115.2%, 50.5% and 40.3% of nonperforming loans at the same dates, respectively. See "Business--Asset Quality" and Note 8 to the Consolidated Financial Statements. The foregoing amounts and ratios do not include non-performing loans in the discounted loan portfolio, as discussed under "--Discounted Loan Portfolio" below, or non-performing loans available for sale, as discussed under "--Loans Available for Sale" above.

    DISCOUNTED LOAN PORTFOLIO, NET. The Company's net discounted loan portfolio decreased by $75.1 million during the six months ended June 30, 1996 because discounted loan acquisitions having an unpaid principal balance of $161.8 million were more than offset by resolutions and repayments, loans transferred to real estate owned and sales of discounted loans. Acquisitions of discounted loans during this period consisted primarily of commercial real estate loans and do not reflect the Company's acquisition of a 50% interest in a joint venture which acquired discounted single-family residential loans from HUD in April 1996. See "--Investment in Joint Venture" below. The Company's net discounted loan portfolio increased by $140.3 million during 1995 primarily as a result of the acquisition of $374.9 million gross principal amount of discounted commercial real estate loans. These acquisitions more than offset a $124.0 million decrease in gross principal amount of discounted multi-family residential loans during 1995, which was due to decreased acquisitions and substantial resolutions of such loans during this period, as well as a $5.7 million decrease in gross principal amount of discounted single-family residential loans. Discounted loans having an unpaid principal balance of $791.2 million were acquired during 1995, as compared to $826.4 million during 1994. See "Business--Discounted Loan Acquisition and Resolution Activities" and Notes 1 and 9 to the Consolidated Financial Statements.


    In August 1996, the Company acquired discounted multi-family residential loans with an unpaid principal balance of $225 million from HUD and discounted commercial real estate loans with an unpaid principal balance of $150 million from another third party. Together with an additional $35 million gross principal amount of discounted loans acquired during July and August 1996 from a variety of other sources, these acquisitions bring the Company's total acquisitions of gross discounted loans through the eight months ended August 31, 1996 to $572 million (exclusive of interests in loans acquired as a result of the Company's investment in joint venture). In addition to the foregoing, in September 1996 the Company was notified that it and a co-investor were the successful bidder to purchase 4,591 single-family residential loans with an aggregate unpaid principal balance of $258.8 million auctioned by HUD. Upon closing of this transaction in late September 1996, the Company will acquire $113.3 million of such loans and the right to service all of such loans.


    At June 30, 1996, discounted loans which were performing in accordance with original or modified terms amounted to $500.7 million or 60.3% of the gross discounted loan portfolio, as compared to $351.6 million or 37.3% of the gross discounted loan portfolio at December 31, 1995 and $113.8 million or 14.5% of the gross discounted loan portfolio at December 31, 1994. Management of the Company generally considers the discounted loan portfolio to be performing in accordance with the expectations and assumptions employed by the Company in acquiring and managing such portfolio. The Company's allowance for losses on its discounted loan portfolio amounted to 1.6% of the net discounted loan portfolio at June 30, 1996. See "Business--Asset Quality."

    INVESTMENTS IN LOW-INCOME HOUSING TAX CREDIT INTERESTS. In 1993, the Company commenced a multi-family residential lending program which includes indirect investments in multi-family residential projects which have been allocated low-income housing tax credits under Section 42 of the Code by a state tax credit allocating agency. At June 30, 1996, the Company had $92.3 million of investments in low-income housing tax credit interests, as compared to $81.4 million at December 31, 1995.

    Investments by the Company in low-income housing tax credit interests made on or after May 18, 1995 in which the Company invests solely as a limited partner, which amounted to $8.7 million at June 30, 1996, are accounted for using the equity method in accordance with the consensus of the Emerging Issues Task Force through issue number 94-1. Income attributable to such investments, of which there was none in 1995 and $13,500 in the six months ended June 30, 1996, is recorded as non-interest income and the associated tax credits and tax benefits result in a reduction to income tax expense. Limited partnership investments made prior to May 18, 1995, which amounted to $57.6 million at June 30, 1996, are accounted for under the effective yield method as a reduction of income tax expense. Low-income housing tax credit partnerships in which the Company invests as both a limited and, through a subsidiary, a general partner amounted to $22.5 million at June 30, 1996 and are presented on a consolidated basis. See "Business--Investment Activities--Investments in Low-Income Housing Tax Credit Interests" and Note 11 to the Consolidated Financial Statements.

    INVESTMENT IN JOINT VENTURE. The $63.4 million investment in joint venture at June 30, 1996 represented the Company's investment in a newly-formed company in which the Company and a co-investor each have a 50% interest. The Company's investment, along with the contribution of the Company's co-investor, enabled this joint venture to purchase discounted single-family residential loans from HUD in April 1996. These loans had a net balance of $559.4 million at June 30, 1996. See "Business--Investment in Joint Venture."

    REAL ESTATE OWNED, NET. Real estate owned, net consists almost entirely of properties acquired by foreclosure or deed-in-lieu thereof on loans in the Company's discounted loan portfolio. Such properties amounted to $132.0 million or 98.8% of total real estate owned at June 30, 1996 and consisted of $66.0 million, $37.4 million and $28.6 million of properties attributable to single-family residential loans, multi-family residential loans and commercial real estate loans, respectively. Real estate owned decreased by $33.0 million or 19.8% during the six months ended June 30, 1996 as a result of decreases in all categories of real estate owned attributable to the discounted loan portfolio. The $69.9 million increase in the Company's net real estate owned during 1995 was entirely attributable to increases in real estate owned related to the Company's discounted loan portfolio, which reflects the growth in the Company's discounted loan acquisition and resolution activities in recent periods.

    The Company actively manages its real estate owned. During the six months ended June 30, 1996, the Company sold 508 properties of real estate owned related to its discounted loan portfolio with a carrying value of $72.5 million. During 1995, the Company sold 1,221 properties of real estate owned related to its discounted loan portfolio with a carrying value of $138.5 million, as compared to the sale of 1,386 and 347 properties of real estate owned related to its discounted loan portfolio with carrying values of $111.7 million and $10.9 million during 1994 and 1993, respectively. See "Business--Asset Quality" and
Note 10 to the Consolidated Financial Statements.

    PREMISES AND EQUIPMENT, NET. Premises and equipment, net, which consists of premises and equipment related to the Company's hotel subsidiaries and premises and equipment related to its other subsidiaries, decreased during 1995 primarily as a result of the Company's sale of one of the two hotels acquired by it in 1993. Net premises and equipment related to the Company's other subsidiaries also decreased during 1995 as a result of the Company's sale of two branch offices and the disposition of its automated banking division during 1995, which offset increased investment in leasehold improvements as a result of the Company's move to new executive offices during this period. See "Business--Offices" and Note 12 to the Consolidated Financial Statements.

    DEPOSITS. Deposits increased by $478.4 million during 1995 primarily as a result of brokered deposits obtained through national investment banking firms which solicit deposits from their customers, which amounted to $1.12 billion at December 31, 1995, as compared to $857.8 million at December 31, 1994. The Company's deposits also increased during 1995 as a result of deposits obtained through regional and local investment banking firms and the Company's direct solicitation of institutional investors and high net worth individuals, which in the aggregate amounted to $273.4 million at December 31, 1995; no such deposits were outstanding at December 31, 1994. See "Business--Sources of Funds--Deposits" and Note 13 to the Consolidated Financial Statements.

    FHLB ADVANCES AND REVERSE REPURCHASE AGREEMENTS. FHLB advances and reverse repurchase agreements decreased by $84.8 million during the six months ended June 30, 1996 as a result of the repayment of reverse repurchase agreements. FHLB advances and reverse repurchase agreements increased by $149.8 million in the aggregate during 1995 because they are utilized as sources of funds from time to time. See "Business--Sources of Funds--Borrowings" and Notes 14 and 15 to the Consolidated Financial Statements.

    SUBORDINATED DEBENTURES AND OTHER INTEREST-BEARING
OBLIGATIONS. Subordinated debentures and other interest-bearing obligations increased by $96.9 million during 1995 as a result of the Bank's issuance of $100 million principal amount of Debentures in June 1995 and, to a lesser extent, $7.6 million of notes which were privately issued to certain stockholders of the Company. These increases more than offset a $10.7 million decrease in hotel mortgages payable, which was primarily attributable to the sale of one of the two hotels owned by the Company in 1995. See Note 16 to the Consolidated Financial Statements.

    DEFERRED TAX ASSET. At June 30, 1996, the Company had a net deferred tax asset of $18.0 million. At the same date, the gross deferred tax asset amounted to $37.6 million and consisted primarily of $16.1 million related to tax residuals and deferred income thereon, $3.7 million related to accrued profit sharing, $2.6 million of mark-to-market adjustments and reserves related to real estate owned and $2.6 million of deferred interest expense on the discounted loan portfolio, and the gross deferred tax liability amounted to $19.6 million and consisted primarily of $6.5 million of bad debt reserves established for tax purposes in excess of book reserves and $6.2 million of deferred interest income on the discounted loan portfolio. At December 31, 1995, the Company had a net deferred tax asset of $22.3 million. At the same date, the gross deferred tax asset amounted to $30.6 million, of which $26.3 million related to tax residuals and deferred income therein, and the gross deferred liability amounted to $9.6 million and consisted primarily of $6.8 million of bad debt reserves established for tax purposes in excess of book reserves and $2.4 million of deferred interest income on the discounted loan portfolio.

    As a result of the Company's earnings history, current tax position and taxable income projections, management believes that the Company will generate sufficient taxable income in future years to realize the deferred tax assets which existed at June 30, 1996. In evaluating the expectation of sufficient future taxable income, management considered future reversals of temporary differences and available tax planning strategies that could be implemented, if required. A valuation allowance was not required as of June 30, 1996 because it was management's assessment that, based on available information, it is more likely than not that all of the deferred tax asset will be realized. A valuation allowance will be established in the future to the extent of a change in management's assessment of the amount of the net deferred tax asset that is expected to be realized. See Note 19 to the Consolidated Financial Statements.

    STOCKHOLDERS' EQUITY. Stockholders' equity increased during the six months ended June 30, 1996 primarily as a result of the Company's net income during the period. Stockholders' equity decreased during 1995 primarily as a result of the Company's repurchase of 8,815,060 shares of Common Stock at a price of $4.76 per share, or an aggregate of $42.0 million, pursuant to an offer made to all stockholders of the Company during 1995, which more than offset the Company's $25.5 million of net income during 1995.

ASSET AND LIABILITY MANAGEMENT

    Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the objective of the Company to attempt to control risks associated with interest rate movements. In general, management's strategy is to match asset and liability balances within maturity categories to limit the Company's exposure to earnings variations and variations in the value of assets and liabilities as interest rates change over time. The Company's asset and liability management strategy is formulated and monitored by the Asset/Liability Committee, which is composed of directors and officers of the Company and the Bank, in accordance with policies approved by the Board of Directors of the Bank. The Asset/Liability Committee meets regularly to review, among other things, the sensitivity of the Company's assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, including those attributable to hedging transactions, purchase and sale activity, and maturities of investments and borrowings. The Asset/Liability Committee also approves and establishes pricing and funding decisions with respect to overall asset and liability composition.

    The Asset/Liability Committee is authorized to utilize a wide variety of off-balance sheet financial techniques to assist it in the management of interest rate risk. These techniques include interest rate exchange agreements, pursuant to which the parties exchange the difference between fixed-rate and floating-rate interest payments on a specified principal amount (referred to as the "notional amount") for a specified period without the exchange of the underlying principal amount. Interest rate exchange agreements are utilized by the Company to protect against the decrease in value of a fixed-rate asset or the increase in borrowing cost from a short-term, fixed-rate liability, such as reverse repurchase agreements, in an increasing interest rate environment. Although the Company had no interest rate exchange agreements outstanding during 1996, interest rate exchange agreements had the effect of increasing the Company's net interest income by $303,000 and $358,000 during the six months ended June 30, 1995 and the year ended December 31, 1995, respectively, and decreasing the Company's net interest income by $754,000 and $2.2 million during 1994 and 1993, respectively. For additional information see Note 17 to the Consolidated Financial Statements.

    In recent periods, the Company also entered into interest rate futures contracts, which are commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be settled in cash or through delivery. Eurodollar futures contracts have been sold by the Company to hedge the repricing or maturity risk of certain adjustable-rate mortgage-backed securities and short duration mortgage-related securities, and U.S. Treasury futures contracts have been sold by the Company to offset declines in the market value of its fixed-rate multi-family residential loans and certain fixed-rate mortgage-backed and related securities available for sale in the event of an increasing interest rate environment. At

June 30, 1996, the Company had entered into Eurodollar futures (short) contracts with an aggregate notional amount of $593.0 million and U.S. Treasury futures (short) contracts with an aggregate notional amount of $306.6 million. Futures contracts had the effect of decreasing the Company's net interest income by $381,000 and $619,000 during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, and increasing the Company's net interest income by $7,000 and $650,000 during the six months ended June 30, 1995 and the year ended December 31, 1994, respectively. Futures contracts had no effect on the Company's net interest income in 1993. For additional information, see Note 17 to the Consolidated Financial Statements.

    The Asset/Liability Committee's methods for evaluating interest rate risk include an analysis of the Company's interest rate sensitivity "gap," which is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities. A gap is considered negative when the amount of interest-rate sensitive liabilities exceeds interest-rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely. Because different types of assets and liabilities with the same or similar maturities may react differently to changes in overall market rates or conditions, changes in interest rates may affect net interest income positively or negatively even if an institution were perfectly matched in each maturity category.

    The following table sets forth the estimated maturity or repricing of the Company's interest-earning assets and interest-bearing liabilities at June 30, 1996. The amounts of assets and liabilities shown within a particular period were determined in accordance with the contractual terms of the assets and liabilities, except (i) adjustable-rate loans, performing discounted loans, securities and FHLB advances are included in the period in which they are first scheduled to adjust and not in the period in which they mature, (ii) fixed-rate mortgage-related securities reflect estimated prepayments, which were estimated based on analyses of broker estimates, the results of a prepayment model utilized by the Company and empirical data, (iii) non-performing discounted loans reflect the estimated timing of resolutions which result in repayment to the Company, (iv) fixed-rate loans reflect scheduled contractual amortization, with no estimated prepayments, (v) NOW and money market checking deposits and savings deposits, which do not have contractual maturities, reflect estimated levels of attrition, which are based on detailed studies of each such category of deposit by the Company, and (vi) escrow deposits and other non-interest bearing checking accounts, which amounted to $55.6 million at June 30, 1996, are excluded. Management believes that these assumptions approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities in the table could vary substantially if different assumptions were used or actual experience differs from the historical experience on which the assumptions are based.

                                                                        JUNE 30, 1996
                                            ----------------------------------------------------------------------
                                                                          MORE THAN
                                            WITHIN THREE     FOUR TO     ONE YEAR TO   THREE YEARS
                                               MONTHS     TWELVE MONTHS  THREE YEARS     AND OVER        TOTAL
                                            ------------  -------------  -----------  --------------  ------------
                                                                    (DOLLARS IN THOUSANDS)
Rate-Sensitive Assets:
  Interest-earning cash...................   $  244,870    $   --         $  --       $     --        $    244,870
  Securities available for sale...........       14,870         55,427       66,383       126,519          263,199
  Loans available for sale(1).............        3,773         34,479        5,044        40,782           84,078
  Investment securities, net..............       --            --            --             8,902            8,902
  Loan portfolio, net(1)..................      106,170         46,472       30,375       129,559          312,576
  Discounted loan portfolio, net..........      206,856        193,890       89,537       104,351          594,634
                                            ------------  -------------  -----------  --------------  ------------
    Total rate-sensitive assets...........      576,539        330,268      191,339       410,113        1,508,259
                                            ------------  -------------  -----------  --------------  ------------
Rate-Sensitive Liabilities:
  NOW and money market checking
   deposits...............................       12,835            835          940         4,775           19,385
  Savings deposits........................          191            513          563         2,253            3,520
  Certificates of deposit.................      247,620        525,400      302,963       347,684        1,423,667
                                            ------------  -------------  -----------  --------------  ------------
    Total interest-bearing deposits.......      260,646        526,748      304,466       354,712        1,446,572
  FHLB advances...........................       70,000        --               399         --              70,399
  Subordinated notes and other
   interest-bearing obligations...........       --              7,365       --           108,338          115,703
                                            ------------  -------------  -----------  --------------  ------------
    Total rate-sensitive liabilities......      330,646        534,113      304,865       463,050        1,632,674
                                            ------------  -------------  -----------  --------------  ------------
  Interest rate sensitivity gap before
   off-balance sheet financial
   instruments............................      245,893       (203,845)    (113,526)      (52,937)        (124,415)
Off-Balance Sheet Financial Instruments:
  Futures contracts.......................      437,631       (108,126)     (81,732)     (247,773)         --
                                            ------------  -------------  -----------  --------------  ------------
Interest rate sensitivity gap.............   $  683,524    $  (311,971)   $(195,258)  $  (300,710)    $   (124,415)
                                            ------------  -------------  -----------  --------------  ------------
                                            ------------  -------------  -----------  --------------  ------------
Cumulative interest rate sensitivity
 gap......................................   $  683,524    $   371,553    $ 176,295   $  (124,415)
                                            ------------  -------------  -----------  --------------
                                            ------------  -------------  -----------  --------------
Cumulative interest rate sensitivity gap
 as a percentage of total rate-sensitive
 assets...................................        45.32%         24.63%       11.69%        (8.25)%
                                            ------------  -------------  -----------  --------------
                                            ------------  -------------  -----------  --------------

- ------------------------
(1) Balances have not been reduced for non-performing loans.

    The Company's rate-sensitive liabilities exceeded its rate-sensitive assets at June 30, 1996 primarily because rate-sensitive assets do not include $92.3 million of investments in low-income housing tax credit interests, a $63.4 million investment in joint venture and $133.6 million of real estate owned.


    Exclusive of futures contracts, the Company's cumulative one-year interest rate sensitivity gap was $42.0 million or 2.8% of total rate-sensitive assets at June 30, 1996. The Company's futures contracts generally are intended to maintain the values of certain assets, primarily securities available for sale, in increasing interest rate environments. Also included in off-balance sheet financial instruments is $171.3 million of futures contracts related to the Company's investment in a joint venture formed to acquire discounted loans.


    Although interest rate sensitivity gap is a useful measurement and contributes toward effective asset and liability management, it is difficult to predict the effect of changing interest rates based solely on that measure. As a result, and as required by OTS regulations, the Asset/Liability Committee also regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that is authorized by the Board of Directors of the Bank. At June 30, 1996, management estimates that the estimated percentage change in the Company's net interest income over the ensuing four quarter period as a result of a 200 basis point increase or decrease in interest rates would be an approximately 5.9% increase or decrease, respectively. In addition, at June 30, 1996, management estimates that the estimated percentage change in the Company's MVPE over the ensuing four quarter period as a result of a 200 basis point increase or decrease in interest rates would be an approximate 5.0% increase and 6.6% decrease, respectively. The maximum potential changes in MVPE and net interest income authorized by the Board of Directors of the Company in the event of a 200 basis point change in interest rates is 30% and, thus, the Company's asset and liability position currently is in compliance with the policy adopted by its Board of Directors. For a detailed presentation in this regard, see Note 18 to the Consolidated Financial Statements.

    Management of the Company believes that the assumptions used by it to evaluate the vulnerability of the Company's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

LIQUIDITY

    Liquidity is a measurement of the Company's ability to meet potential cash requirements, including ongoing commitments to fund deposit withdrawals, repay borrowings, fund investment, discounted loan and lending activities and for other general business purposes. The primary sources of funds for liquidity consist of deposits, FHLB advances, reverse repurchase agreements and maturities and principal payments on loans and securities and proceeds from sales thereof.

    The Company's liquidity is actively managed on a daily basis, monitored regularly by the Asset/Liability Committee and reviewed periodically with the Board of Directors. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company, including adequate cash flows for off-balance sheet instruments.

    Sources of liquidity include certificates of deposit which are obtained primarily from wholesale sources. At June 30, 1996, the Company had $1.42 billion of certificates of deposit, including $1.02 billion of brokered certificates of deposit obtained through national investment banking firms, of which $925.4 million were non-cancelable. At the same date, scheduled maturities of certificates of deposit during the 12 months ending June 30, 1997 and 1998 and thereafter amounted to $768.8 million, $306.0 million and $348.9 million, respectively. Brokered and other wholesale deposits generally are more responsive to changes in interest rates than core deposits and, thus, are more likely to be withdrawn from the Company upon maturity as changes in interest rates and other factors are perceived by investors to make other investments more attractive. Management of the Company believes that it can adjust the rates paid on certificates of deposit to retain deposits in changing interest rate environments, however, and that brokered and other wholesale deposits can be both a relatively cost-effective and stable source of funds. There can be no assurance that this will continue to be the case in the future.

    Sources of borrowings include FHLB advances, which are required to be secured by single-family and/ or multi-family residential loans or other acceptable collateral, and reverse repurchase agreements. At June 30, 1996, the Company had $70.4 million of FHLB advances outstanding, was eligible to borrow up to an aggregate of $465.2 million from the FHLB of New York (subject to availability of acceptable collateral) and had $10.6 million of single-family residential loans, $27.5 million of multi-family residential loans and $45.4 million of hotel loans which could be pledged as security for such advances. At the same date, the Company had contractual relationships with 12 brokerage firms and the FHLB of New York pursuant to which it could obtain funds from reverse repurchase agreements and had $228.2 million of unencumbered investment securities and mortgage-backed and related securities which could be used to secure such borrowings.

    The Company's operating activities provided cash flows of $193.1 million during the six months ended June 30, 1996 and $14.8 million during the year ended December 31, 1993, while during the six months ended June 30, 1995 and the years ended December 31, 1995 and 1994, net cash used in operating activities totalled $57.2 million, $189.4 million and $108.8 million, respectively. During the foregoing periods cash resources were provided primarily by net income and proceeds from sales of loans available for sale, and cash resources were used primarily to purchase and originate loans available for sale, which in the aggregate amounted to $142.9 million and $116.5 million during the six months ended June 30, 1996 and 1995, respectively, and $274.0 million, $549.9 million and $74.6 million during the years ended December 31, 1995, 1994 and 1993, respectively.

    The Company's investing activities provided cash flows totalling $89.1 million and $19.1 million during the six months ended June 30, 1996 and 1995, respectively, and $234.5 million and $130.8 million during the years ended December 31, 1994 and 1993, respectively, while during the year ended December 31, 1995 cash flows from investing activities utilized $474.5 million. During the foregoing periods, cash flows from investing activities were provided primarily by principal payments on discounted loans and loans held for investment, maturities of and principal payments received on securities available for sale and proceeds from sales of securities available for sale, discounted loans, loans held for investment and real estate owned, and cash flows from investing activities were primarily utilized to purchase and originate discounted loans and loans held for investment and purchase securities available for sale. During 1995, purchases and originations of discounted loans and loans held for investment and purchases of securities available for sale aggregated $818.6 million and $934.2 million, respectively, and were the principal reasons why net cash was used in investing activities during this period.

    The Company's financing activities used $85.8 million, $127.9 million and $140.6 million during the six months ended June 30, 1996 and the years ended December 31, 1994 and 1993, respectively, and provided cash flows of $185.0 million and $681.8 million during the six months ended June 30, 1995 and the year ended December 31, 1995, respectively. Cash flows from financing activities primarily relate to changes in the Company's deposits and, to a lesser extent, borrowings. Cash was provided by financing activities during the year ended December 31, 1995 as increases in deposits and reverse repurchase agreements, a net increase in FHLB advances and proceeds from the issuance of the Debentures more than offset the transfer of deposits in connection with the sale of branch offices at the end of 1995.

    On a parent-only basis, the principal source of funds of the Company has been and will continue to be the receipt of dividends and other distributions from the Bank. The Bank is permitted, subject to certain limitations under federal regulations and restrictions contained in the indenture related to the Bank's issuance of the Debentures, to pay dividends to the Company. At June 30, 1996, taking into account the foregoing restrictions, the Bank could have distributed $18.7 million to the Company with 30 day's notice to the OTS, which amount will be increased by the amount of the net proceeds from the Notes Offering contributed by the Company to the Bank. See "Use of Proceeds." Immediately following consummation of the Offerings, the principal assets of the Company will consist primarily of all of the outstanding capital stock of the Bank, investments in non-bank subsidiaries and the portion of the estimated net proceeds from the Notes Offering retained by it. See "Use of Proceeds." Other than the Notes, the Company will have no material liquidity requirements immediately following consummation of the offerings on a parent-only basis.

    The Bank is required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of U.S. Government, federal agency and other investments having maturities of five years or less. Current OTS regulations require that a savings association maintain liquid assets of not less than 5% of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less, of which short-term liquid assets must consist of not less than 1%. Monetary penalties may be imposed for failure to meet applicable liquidity requirements. The Bank's liquidity, as measured for regulatory purposes, amounted to 11.6% at June 30, 1996 and averaged 8.2%, 12.9%, 14.2% and 11.4% during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively. The high level of liquidity during 1994 was attributable to the Bank's efforts to increase cash, interest-bearing deposits and other liquid sources of funds to fund the transfer of deposits in connection with the sale of 23 offices consummated at year end.

COMMITMENTS AND OFF-BALANCE SHEET RISKS

    At June 30, 1996, the Company had commitments to fund (i) $25.1 million of multi-family residential loans, (ii) $32.0 million of hotel loans, (iii) $6.8 million of office building loans and (iv) $4.9 million on a loan secured by land. Management of the Company believes that the Company has adequate resources to fund all of its commitments to the extent required and that substantially all of such commitments will be funded during 1996. For additional information relating to commitments and contingencies, see Note 9 to the interim Consolidated Financial Statements.

    In addition to commitments to extend credit, the Company is party to various off-balance sheet financial instruments entered into in the normal course of business to manage its interest rate risk. See "--Asset and Liability Management" above and Note 18 to the Consolidated Financial Statements.

    The Company conducts business with a variety of financial institutions and other companies in the normal course of business, including counterparties to its off-balance sheet financial instruments. The Company is subject to potential financial loss if the counterparty is unable to complete an agreed upon transaction. The Company seeks to limit counterparty risk through financial analysis, dollar limits and other monitoring procedures.

REGULATORY CAPITAL REQUIREMENTS

    Federally-insured savings associations such as the Bank are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

    The following table sets forth the regulatory capital ratios of the Bank at June 30, 1996.

                                                                          JUNE 30, 1996
                                          -----------------------------------------------------------------------------
                                                  REQUIRED                 ACTUAL (1)                EXCESS (1)
                                          -------------------------  -----------------------  -------------------------
                                           PERCENTAGE      AMOUNT    PERCENTAGE     AMOUNT     PERCENTAGE      AMOUNT
                                          -------------  ----------  -----------  ----------  -------------  ----------
                                                                     (DOLLARS IN THOUSANDS)
Tangible capital........................         1.50%   $   31,367        6.74%  $  140,969         5.24%   $  109,602
Core (leverage) capital.................         3.00        62,735        6.74      140,969         3.74        78,234
Risk-based capital (2)..................         8.00       148,525       13.61      252,710         5.61       104,185

- ------------------------
(1) For a presentation of the Bank's regulatory capital position on a pro forma basis at June 30, 1996 after giving effect to the Notes Offering and the Company's contribution of a portion of the net proceeds therefrom to the Bank, see "Capitalization."

(2) At June 30, 1996, the Bank's supplementary capital included $100 million attributable to the Debentures and $11.7 million of general allowances for loan losses. The regulatory capital of the Bank will not include any amount attributable to the Notes, except to the extent that a portion of the net proceeds from the issuance thereof is contributed by the Company to the Bank. See "Use of Proceeds" and "Capitalization."

    For a reconciliation of the Bank's regulatory capital and its stockholders' equity under generally accepted accounting principles at June 30, 1996, see Note 8 to the interim Consolidated Financial Statements.

    In August 1993, the OTS promulgated regulations which incorporate an interest rate risk component into the OTS' risk-based capital requirements, and in August 1995 the OTS postponed the effectiveness of this regulation after having previously deferred the effective date several times. Because only institutions whose measured interest rate risk exceeds certain parameters will be subject to the interest rate risk capital requirement, management of the Company does not believe that this regulation will increase the Bank's risk-based regulatory capital requirement if it becomes effective in its current form. For additional information relating to regulatory capital requirements, see "Regulation--The Bank--Regulatory Capital Requirements" and Note 22 to the Consolidated Financial Statements.

RECENT ACCOUNTING DEVELOPMENTS

    For information relating to the effect of recent accounting standards on the Company, see Note 1 to the Consolidated Financial Statements and Note 4 to the Interim Consolidated Financial Statements.

                                    BUSINESS

GENERAL

    The Company considers itself to be involved in a single business segment of providing financial services and conducts a wide variety of business activities within this segment. The Company's primary business activities currently consist of its discounted loan acquisition and resolution activities, multi-family residential and commercial real estate lending activities, single-family residential lending activities involving non-conforming borrowers and various investment activities, including investments in a wide variety of mortgage-related securities and investments in low-income housing tax credit interests. In addition, until recently the Company operated an automated banking division, the operations of which were discontinued in September 1995. See "Business--Discontinued Operations." The Company obtains funds for investment in the foregoing and other business activities primarily from brokered and other wholesale certificates of deposit, as well as retail deposits obtained through its office in northern New Jersey, FHLB advances, reverse repurchase agreements, structured financings, maturities and principal repayments on securities and loans and proceeds from the sale of securities and loans held for sale. Substantially all of the Company's business activities are conducted through the Bank and subsidiaries of the Bank.

    At June 30, 1996, the only significant subsidiary of the Company other than the Bank was Investors Mortgage Insurance Holding Company, which currently is engaged, directly and indirectly through subsidiaries, in the servicing of certain private mortgage insurance policies which were formerly owned by it through its ownership of two subsidiaries sold by it in 1993, as well as management of the hotel in Columbus, Ohio which was purchased by the Company for investment in mid-1993.

DISCOUNTED LOAN ACQUISITION AND RESOLUTION ACTIVITIES

    The Company believes that under appropriate circumstances the acquisition of non-performing and underperforming mortgage loans (collectively, "non-performing loans") at discounts offers significant opportunities to the Company. Because discounted loans generally have collateral coverage which is in excess of the purchase price of the loan, successful resolutions can produce total returns which are in excess of an equivalent investment in performing mortgage loans.

    The Company began its discounted loan operations in 1991 and initially focused on the acquisition of single-family residential loans. In 1994 the Company expanded this business to include the acquisition and resolution of discounted multi-family residential and commercial real estate loans (together, unless the context otherwise requires, "commercial real estate loans"). Prior to entering the discounted loan business, management of the Company had substantial loan resolution experience through former subsidiaries of the Company which had been engaged in the business of providing private mortgage insurance for residential loans since 1986. This experience assisted the Company in developing the procedures, facilities and systems which are necessary to appropriately evaluate and acquire discounted loans and to resolve such loans in a timely and profitable manner. Management of the Company believes that the resources utilized by the Company in connection with the acquisition and resolution of discounted real estate loans, which include proprietary technology and software, allow the Company to effectively manage an extremely data-intensive business and that, as discussed below, these resources have substantial applications in other areas. See "Business--Computer Systems and Other Equipment."

    COMPOSITION OF THE DISCOUNTED LOAN PORTFOLIO. At June 30, 1996, the Company's net discounted loan portfolio amounted to $594.6 million or 31.3% of the Company's total assets. Virtually all of the Company's discounted loan portfolio is secured by first mortgage liens on real estate.

    The following table sets forth the composition of the Company's discounted loan portfolio by type of loan at the dates indicated.

                                                                                  DECEMBER 31,
                                             JUNE 30,     -------------------------------------------------------------
                                               1996          1995         1994         1993         1992        1991
                                          --------------  -----------  -----------  -----------  ----------  ----------
                                                                         (IN THOUSANDS)
Single-family residential loans.........  $   262,468(1)  $   376,501  $   382,165  $   430,355  $  306,401  $   34,549
Multi-family residential loans..........      145,310         176,259      300,220      --           --          --
Commercial real estate loans............      421,101(2)      388,566      102,138        1,845       2,227       5,362
Other loans.............................        1,442           2,203          911        1,316       1,836       7,708
                                          --------------  -----------  -----------  -----------  ----------  ----------
  Total discounted loans................      830,321         943,529      785,434      433,516     310,464      47,619
Unaccreted discount.....................     (226,217)(3)    (273,758)    (255,974)    (129,882)    (97,426)    (21,908)
Allowance for loan losses...............       (9,470)        --           --           --           --          --
                                          --------------  -----------  -----------  -----------  ----------  ----------
Discounted loans, net...................  $   594,634(1)  $   669,771  $   529,460  $   303,634  $  213,038  $   25,711
                                          --------------  -----------  -----------  -----------  ----------  ----------
                                          --------------  -----------  -----------  -----------  ----------  ----------

- ------------------------
(1) Does not include the Company's $63.4 million investment in a 50% interest in a newly-formed company which held $559.4 million of discounted single-family residential loans, net at June 30, 1996. See "Business--Investment in Joint Venture." Inclusive of the Company's pro rata interest in such loans, the Company's discounted loans, net would amount to $874.3 million at June 30, 1996.

(2) Consists of $141.4 million of loans secured by office buildings, $80.4 million of loans secured by hotels, $106.1 million of loans secured by retail properties or shopping centers and $93.2 million of loans secured by other properties.

(3) Consists of $57.8 million, $39.8 million, $128.3 million and $300,000 attributable to single-family residential loans, multi-family residential loans, commercial real estate loans and other loans, respectively.

    The properties which secure the Company's discounted loans are located throughout the United States. At June 30, 1996, the five states with the greatest concentration of properties securing the Company's discounted loans were California, New Jersey, New York, Illinois and Florida, which had $343.6 million, $91.8 million, $86.8 million, $66.9 million and $48.6 million principal amount of discounted loans (before unaccreted discount), respectively. The Company believes that the broad geographic distribution of its discounted loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas, and that, due to its expertise and procedures, the geographic diversity of its discounted loan portfolio does not place greater burdens on the Company's ability to resolve such loans.

    At June 30, 1996, the discounted loan portfolio included two loans with a carrying value equal to or more than $15 million and less than $25 million and one loan with a carrying value greater than $25 million.

    ACQUISITION OF DISCOUNTED LOANS. In the early years of the program, the Company acquired discounted loans primarily from the FDIC and the Resolution Trust Corporation, primarily in auctions of pools of loans acquired by them from the large number of financial institutions which failed during the late 1980s and early 1990s. Although governmental agencies, such as the FDIC and HUD, continue to be potential sources of discounted loans, as indicated by the large acquisition of discounted loans from HUD by the Company and a co-investor in April 1996, as discussed under "Business--Investment in Joint Venture," in recent years the Company has obtained discounted loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies. At June 30, 1996, approximately 92.4% of the loans in the Company's discounted loan portfolio had been acquired from the private sector.

    Although the Company believes that a permanent market for the acquisition of discounted loans has emerged in recent years within the private sector, there can be no assurance that the Company will be able to acquire the desired amount and type of discounted loans in future periods or that there will not be significant inter-period variations in the amount of such acquisitions.

    Discounted real estate loans generally are acquired in pools, although discounted commercial real estate loans may be acquired individually. These pools generally are acquired in auctions or competitive bid circumstances in which the Company faces substantial competition. Although many of the Company's competitors have access to greater capital and have other advantages, the Company believes that it has a competitive advantage relative to many of its competitors as a result of its experience in managing and resolving discounted loans, its large investment in the computer systems, technology and other resources which are necessary to conduct this business, its national reputation and the strategic relationships and contacts which it has developed in connection with these activities.

    The Company generally acquires discounted loans solely for its own portfolio. From time to time, however, the Company and a co-investor may submit a joint bid to acquire a pool of discounted loans in order to enhance the prospects of submitting a successful bid. If successful, the Company and the co-investor generally split up the acquired loans in an agreed upon manner, although in certain instances the Company and the co-investor may continue to have a joint interest in the acquired loans. See "Business--Investment in Joint Venture."

    Prior to making an offer to purchase a portfolio of discounted loans, the Company conducts an extensive investigation and evaluation of the loans in the portfolio. Evaluations of potential discounted loans are conducted primarily by the Company's employees who specialize in the analysis of non-performing loans, often with further specialization based on geographic or collateral specific factors. The Company's employees regularly use third parties, such as brokers who are familiar with the property's type and location, to assist them in conducting an evaluation of the value of the collateral property, and depending on the circumstances, particularly in the case of commercial real estate loans, may use subcontractors, such as local counsel and engineering and environmental experts, to assist in the evaluation and verification of information and the gathering of other information not previously made available by the potential seller.

    The Company determines the amount to be offered by it to acquire potential discounted loans by using a proprietary modeling system and loan information database which focuses on the anticipated recovery amount, timing and cost of the resolution of the loans. The amount offered by the Company generally is at a discount from both the stated value of the loan and the value of the underlying collateral which the Company estimates is sufficient to generate an acceptable return on its investment.

    RESOLUTION OF DISCOUNTED LOANS. After a discounted loan is acquired, the Company utilizes its proprietary computer software system to resolve the loan in accordance with specified procedures as expeditiously as possible. The various resolution alternatives generally include the following: (i) the borrower brings the loan current in accordance with original or modified terms, (ii) the borrower repays the loan or a negotiated amount of the loan, (iii) the borrower agrees to deed the property to the Company in lieu of foreclosure, in which case it is classified as real estate owned and held for sale by the Company, and (iv) the Company forecloses on the loan and the property is acquired at the foreclosure sale either by a third party or by the Company, in which case it is classified as real estate owned and held for sale by the Company.

    The general goal of the Company's asset resolution process is to maximize in a timely manner cash recovery on each loan in the discounted loan portfolio. The Company generally anticipates a longer period (approximately 12 to 30 months) to resolve discounted commercial real estate loans than discounted single-family residential loans because of their complexity and the wide variety of issues that may occur in connection with such loans.

    The Bank's credit manager and the Credit Committee of the Board of Directors of the Bank actively monitor the asset resolution process to identify discounted loans which have exceeded their expected foreclosure period and real estate owned which has been held longer than anticipated. Plans of action are developed for each of these assets to remedy the cause for delay and are reviewed by the Credit Committee.

    ACTIVITY IN THE DISCOUNTED LOAN PORTFOLIO. The following table sets forth the activity in the Company's gross discounted loan portfolio during the periods indicated.

                                                                              YEAR ENDED DECEMBER 31,
                               SIX MONTHS ENDED JUNE   ----------------------------------------------------------------------
                                      30, 1996                  1995                    1994                    1993
                               ----------------------  ----------------------  ----------------------  ----------------------
                                            NO. OF                  NO. OF                  NO. OF                  NO. OF
                                BALANCE      LOANS      BALANCE      LOANS      BALANCE      LOANS      BALANCE      LOANS
                               ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                                                   (DOLLARS IN THOUSANDS)
Balance at beginning of
 period......................  $ 943,529       4,543   $ 785,434       3,894   $ 433,516       5,160   $ 310,464       5,358
Acquisitions(1)..............    161,811         144     791,195       2,972     826,391       2,781     294,359       2,412
Resolutions and
 repayments(2)...............   (188,780)       (642)   (300,161)       (960)   (265,292)     (2,153)   (116,890)     (1,430)
Loans transferred to real
 estate owned................    (59,613)       (444)   (281,344)       (984)   (171,300)     (1,477)    (26,887)       (602)
Sales(3).....................    (26,626)       (257)    (51,595)       (379)    (37,881)       (417)    (27,530)       (578)
                               ---------       -----   ---------       -----   ---------  -----------  ---------  -----------
Balance at end of period.....  $ 830,321       3,344   $ 943,529       4,543   $ 785,434       3,894   $ 433,516       5,160
                               ---------       -----   ---------       -----   ---------  -----------  ---------  -----------
                               ---------       -----   ---------       -----   ---------  -----------  ---------  -----------


                                        1992                     1991
                               ----------------------  ------------------------
                                            NO. OF                    NO. OF
                                BALANCE      LOANS       BALANCE       LOANS
                               ---------  -----------  -----------  -----------

Balance at beginning of
 period......................  $  47,619         590    $  --           --
Acquisitions(1)..............    297,169       5,380       49,996          620
Resolutions and
 repayments(2)...............    (28,194)       (473)      (2,377)         (30)
Loans transferred to real
 estate owned................     (6,130)       (139)      --           --
Sales(3).....................     --          --           --           --
                               ---------       -----   -----------         ---
Balance at end of period.....  $ 310,464       5,358    $  47,619          590
                               ---------       -----   -----------         ---
                               ---------       -----   -----------         ---

- ------------------------------
(1) In the six months ended June 30, 1996, acquisitions consisted of $6.1 million of single-family residential loans, $32.9 million of multi-family residential loans and $122.8 million of commercial real estate loans. In 1995, acquisitions consisted of $272.8 million of single-family residential loans, $141.2 million of multi-family residential loans, $374.9 million of commercial real estate loans and $2.3 million of other loans. In 1994, acquisitions consisted of $395.8 million of single-family residential loans, $315.5 million of multi-family residential loans and $115.1 million of commercial real estate loans. In 1993, 1992 and 1991 substantially all of the acquisitions were of single-family residential loans.

(2) Consists of loans which were resolved in a manner which resulted in partial or full repayment of the loan to the Bank, as well as payments on loans which have been brought current in accordance with their original or modified terms or on other loans which have not been resolved.

(3) The Company realized $5.3 million of gains from the sale of discounted loans during the six months ended June 30, 1996 and $6.0 million, $890,000 and $3.9 million of gains from the sale of discounted loans during 1995, 1994 and 1993, respectively. The terms of these sales did not provide for any recourse to the Company based on the subsequent performance of the loans.

    For information relating to the activity in the Company's real estate owned which is attributable to the Company's discounted loan acquisitions, see "Business--Asset Quality--Real Estate Owned."

    PAYMENT STATUS OF DISCOUNTED LOANS. The following table sets forth certain information relating to the payment status of loans in the Company's discounted loan portfolio at the dates indicated.

                                                                            DECEMBER 31,
                                        JUNE 30,    -------------------------------------------------------------
                                          1996         1995         1994         1993         1992        1991
                                       -----------  -----------  -----------  -----------  ----------  ----------
                                                                     (IN THOUSANDS)
Loan status:
  Current............................  $   500,726  $   351,630  $   113,794  $    23,629  $   25,463  $   --
  Past due less than 90 days.........       13,212       86,838       57,023       15,175       4,063      --
  Past due 90 days or more...........      316,383      385,112      413,506      254,413      31,808      47,619
  Acquired and servicing not yet
   transferred.......................      --           119,949      201,111      140,299     249,130      --
                                       -----------  -----------  -----------  -----------  ----------  ----------
                                           830,321      943,529      785,434      433,516     310,464      47,619
Unaccreted discount..................     (226,217)    (273,758)    (255,974)    (129,882)    (97,426)    (21,908)
Allowance for loan losses............       (9,470)     --           --           --           --          --
                                       -----------  -----------  -----------  -----------  ----------  ----------
                                       $   594,634  $   669,771  $   529,460  $   303,634  $  213,038  $   25,711
                                       -----------  -----------  -----------  -----------  ----------  ----------
                                       -----------  -----------  -----------  -----------  ----------  ----------

    ACCOUNTING FOR DISCOUNTED LOANS. The discount associated with single-family residential loans is recognized as a yield adjustment and is accreted into interest income using the interest method applied on a loan-by-loan basis to the extent the timing and amount of cash flows can be reasonably determined. The remaining unamortized discount which is associated with a single-family residential loan which is subsequently brought current by the borrower in accordance with the loan terms is accreted into the Company's interest income as a yield adjustment using the interest method over the contractual maturity of the loan. For all other loans interest is earned as cash is received.

    Gains on the repayment and discharge of loans are recorded in interest income on discounted loans. Upon receipt of title to property securing a discounted loan, the loans are transferred to real estate owned and accretion of the related discount is discontinued.

    Beginning in 1996, adjustments to reduce the carrying value of discounted loans to the fair value of the property securing the loan are charged against the allowance for loan losses on the discounted loan portfolio. Prior to the first quarter of 1996, such adjustments were charged against interest income on discounted loans.

    During the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, 88.9%, 93.2%, 92.7% and 83.4%, respectively, of the
Company's income on discounted loans was comprised of realized discount. For additional information, see Note 9 to the Consolidated Financial Statements.

    OTHER DISCOUNTED LOAN ACTIVITIES. The Company believes that the procedures, facilities and systems which it has developed in connection with the acquisition and resolution of discounted loans may be applied in other areas. Recently, the Company commenced a program to utilize this experience by financing the acquisition of discounted loans by other institutions. During 1995, the Company originated $41.7 million of portfolio finance loans, which had an aggregate balance of $39.5 million at June 30, 1996. Portfolio finance loans generally have two-year terms, floating interest rates which adjust in accordance with a designated reference rate and a loan-to-value ratio which does not exceed the lesser of 90% of the purchase price or the estimated value of the collateral as determined by the Company, and may include terms which provide the Company with a participation interest in the profits from the resolution of the discounted loan collateral. Portfolio finance loans are included in the Company's non-discounted loan portfolio under the category of loan which is represented by the properties which secure the discounted loans which collateralize the Company's portfolio finance loans. See "Business--Lending Activities."

    The Company also currently is developing a program to provide asset management and resolution services to third parties pursuant to contracts with the owner or purchaser of non-performing assets. It is anticipated that servicing contracts entered into by the Company will provide for the payment to the Company of specified fees and include terms which allow the Company to participate in the profits resulting from the successful resolution of the assets. There can be no assurance that the Company will be able to successfully implement this program in the near term or at all.

INVESTMENT IN JOINT VENTURE

    GENERAL. On March 22, 1996, the Company was notified by HUD that BCBF, L.L.C., a newly-formed limited liability company ("LLC") in which the Bank and a co-investor each have a 50% interest, was the successful bidder to purchase 16,196 single-family residential loans offered by HUD at an auction (the "HUD Loans"), and on April 10, 1996 the LLC consummated the acquisition of the HUD Loans. Many of the loans, which had an aggregate unpaid principal balance of $741.2 million at the date of acquisition, were not performing in accordance with the terms of the loans or an applicable forbearance agreement. The aggregate purchase price paid to HUD amounted to $616.0 million and was paid with the proceeds from $53.3 million of equity contributions to the LLC by each of the Bank and its co-investor, $36.3 million of proceeds from the LLC's concurrent sale of 1,631 HUD Loans with an aggregate unpaid principal balance of $61.9 million and the proceeds of a $473.0 million loan to the LLC from an unaffiliated party (the "LLC Loan"). The LLC Loan has a term of nine months, bears interest at a rate which is equal to the one-month LIBOR plus 2.25% and is collateralized by the HUD Loans. At June 30, 1996, the HUD Loans held by the LLC had a net balance of $559.4 million.

    In connection with the LLC's acquisition of the HUD Loans the Company entered into an agreement with the LLC to service the HUD Loans in accordance with its loan servicing and loan default resolution procedures. In return for such servicing, the Company receives specified fees which are payable on a monthly basis. The Company did not pay any additional amount to acquire these servicing rights and, as a result, the acquisition of the right to service the HUD Loans for the LLC did not result in the Company's recording capitalized mortgage servicing rights for financial reporting purposes.

    DESCRIPTION OF THE HUD LOANS. All of the HUD Loans are secured by first mortgage liens on single-family residences. Of the $660.9 million gross principal amount of the HUD Loans as of June 30, 1996, $648.8 million had fixed interest rates and $12.1 million had adjustable rates. As of the same date, the HUD Loans had a weighted average rate of 10.06% and a weighted average maturity of 19 years.

    The properties which secure the HUD Loans are located in 31 states, the District of Columbia and Puerto Rico. As of June 30, 1996, the five jurisdictions with the greatest concentration of properties securing the HUD Loans were Texas, California, Colorado, Tennessee and Georgia, which had $155.4 million, $87.1 million, $67.1 million $32.8 million and $32.4 million gross principal amount of loans, respectively.

    The HUD Loans were acquired by HUD pursuant to various assignment programs of the FHA. Under programs of the FHA, a lending institution may assign a FHA-insured loan to HUD because of an economic hardship on the part of the borrower which precludes the borrower from making the scheduled principal and interest payment on the loan. FHA-insured loans also are automatically assigned to HUD upon the 20th anniversary of the mortgage loan. In most cases, loans assigned to HUD after this 20-year period are performing under the original terms of the loan. Once a loan is assigned to HUD, the FHA insurance has been paid and the loan is no longer insured. As a result, none of the HUD Loans are insured by the FHA.

    HUD assistance to borrowers is provided in the form of forbearance agreements under which the borrower either makes a monthly payment less than or equal to the original monthly payment or makes a monthly payment more than the original monthly payment to make up for arrearages. Forbearance agreements are 12 months in duration and the borrower may be granted up to a maximum of three consecutive 12-month plans. Under the terms of the contract governing the sale of the HUD Loans, the LLC and the Company, as the servicer of the HUD Loans, are obligated to comply with the terms of the forbearance agreements, which may be written or oral in nature, until the term of the forbearance agreement expires or there is a default under the forbearance agreement.

    The following table sets forth information relating to the payment status of the HUD Loans as of the date indicated, which is subject to change as a result of information obtained by the Company in connection with its servicing activities.

                                                                                                 JUNE 30, 1996
                                                                                            -----------------------
                                                                                                         % OF HUD
                                                                                              AMOUNT       LOANS
                                                                                            ----------  -----------
                                                                                            (DOLLARS IN THOUSANDS)
HUD Loans without Forbearance Agreements:
  Current.................................................................................  $   65,270         9.9%
  Past due less than 90 days..............................................................       4,727         0.7
  Past due 90 days or more................................................................     276,418        41.8
                                                                                            ----------  -----------
      Total...............................................................................     346,415        52.4
                                                                                            ----------  -----------
HUD Loans with Forbearance Agreements:
  Current.................................................................................      11,540         1.7
  Past due less than 90 days..............................................................       3,857         0.6
  Past due 90 days or more................................................................     299,134        45.3
                                                                                            ----------  -----------
      Total...............................................................................     314,531        47.6
                                                                                            ----------  -----------
      Total...............................................................................  $  660,946       100.0%
                                                                                            ----------  -----------
                                                                                            ----------  -----------

    In connection with the acquisition of the HUD Loans, the LLC established an allowance for loan losses, which amounted to $2.8 million at June 30, 1996. The allowance for loan losses is based primarily on the Company's evaluation of the credit risk inherent in the HUD Loans and the methodology adopted by the

Company during the six months ended June 30, 1996 for establishing an allowance for loan losses related to its discounted loan portfolio. Provisions for loan losses are based on numerous factors, including the state of national and regional economies, real estate values in the areas in which the properties which secure the HUD Loans are located and the performance of the HUD Loans.

    SECURITIZATION OF THE HUD LOANS. The Company and its co-investor intend to securitize a substantial amount of the HUD Loans within approximately six to nine months and to repay the LLC Loan out of the proceeds therefrom. Securitization would involve the creation of a special purpose entity to acquire the HUD Loans which are to be securitized from the LLC, with payment being made from the proceeds of the issuance of the REMIC securities backed by such loans. The amount of the HUD Loans to be securitized will be dependent in part on the Company's ability to enhance the performance of the HUD Loans by, among other things, resolving existing delinquencies, documenting verbal forbearance agreements and bringing loans which are subject to forbearance agreements into compliance with such agreements. Any securitization of the HUD Loans also will be dependent on market conditions for REMICs of this nature and other factors which are not necessarily within the control of the LLC and its members. As a result, there can be no assurance that the LLC will be able to securitize the HUD Loans in the manner contemplated by the Company and its co-investor. In the event that the LLC is unable to securitize or otherwise sell an amount of the HUD Loans which would enable it to repay the LLC Loan at maturity, it could attempt to renegotiate an extension of the LLC Loan from the current lender, seek financing from another lender and/or sell the loans held by the joint venture to the joint venturers or third parties. In the event of default on the LLC Loan, the lender's sole recourse would be against the loans and related collateral which secures the LLC Loan.

    In the event of a securitization of the HUD Loans, the REMIC securities backed by the HUD Loans likely will consist of a senior class and one or more subordinated classes which provide credit enhancement to the senior class. See "Business--Investment Activities--Mortgage-Backed and Related Securities." Depending on the circumstances, the Company may acquire the subordinated class or classes of the REMIC securities backed by the HUD Loans. The Company also may seek to retain the rights to service the HUD Loans which back the REMIC, which would result in the Company recording capitalized mortgage servicing rights for financial reporting purposes.

    ACCOUNTING FOR INVESTMENT IN THE LLC. The Company's investment in the LLC is accounted for under the equity method of accounting. Under the equity method of accounting, an investment in the shares or other interests of an investee is initially recorded at the cost of the shares or interests acquired and thereafter is periodically increased (decreased) by the investor's proportionate share of the earnings (losses) of the investee and decreased by all dividends received by the investor from the investee. As of June 30, 1996, the Company's investment in the LLC amounted to $63.4 million under the equity method of accounting. Because the LLC is a pass-through entity for federal income tax purposes, provisions for income taxes will be established by each of the Company and its co-investor and not the LLC. For additional information, see Note 6 to the interim Consolidated Financial Statements.

LENDING ACTIVITIES

    COMPOSITION OF LOAN PORTFOLIO. At June 30, 1996, the Company's net loan portfolio amounted to $312.6 million or 16.5% of the Company's total assets. Loans held for investment in the Company's loan portfolio are carried at amortized cost, less an allowance for loan losses, because the Company has the ability and presently intends to hold them to maturity.

    The following table sets forth the composition of the Company's loan portfolio by type of loan at the dates indicated.

                                                                                 DECEMBER 31,
                                             JUNE 30,     ----------------------------------------------------------
                                               1996            1995         1994       1993       1992       1991
                                          --------------  --------------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS)
Single-family residential loans.........  $   77,724      $   75,928      $  31,926  $  30,385  $  33,799  $  41,895
Multi-family residential loans..........      86,295(1)       49,047(1)       1,800     39,352      5,563      7,305
Commercial real estate and land loans:
  Hotels................................     132,005(2)      125,791         19,659     14,237     --         --
  Office buildings......................      74,939          61,262         --         --         --         --
  Land..................................      16,575          24,904          1,315      4,448     --         --
  Other.................................       1,093           2,494          4,936      4,059      1,908      2,009
                                          --------------  --------------  ---------  ---------  ---------  ---------
      Total.............................     224,612         214,451         25,910     22,744      1,908      2,009
Consumer and other loans................         493           3,223          1,558      3,639      2,395      2,195
                                          --------------  --------------  ---------  ---------  ---------  ---------
      Total loans.......................     389,124         342,649         61,194     96,120     43,665     53,404
Undisbursed loan proceeds...............     (68,769)        (39,721)        --         --         --         --
Unaccreted discount.....................      (4,924)         (5,376)        (3,078)    (6,948)    (1,898)    (3,210)
Allowance for loan losses...............      (2,855)         (1,947)        (1,071)      (884)      (752)      (934)
                                          --------------  --------------  ---------  ---------  ---------  ---------
  Loans, net............................  $  312,576      $  295,605      $  57,045  $  88,288  $  41,015  $  49,260
                                          --------------  --------------  ---------  ---------  ---------  ---------
                                          --------------  --------------  ---------  ---------  ---------  ---------

- ------------------------
(1) At June 30, 1996 and December 31, 1995, multi-family residential loans included $42.8 million and $7.7 million of construction loans, respectively.

(2) At June 30, 1996, hotel loans included $7.0 million of construction loans.

    The Company's lending activities are conducted on a nationwide basis and, as a result, the properties which secure its loan portfolio are geographically located throughout the United States. At June 30, 1996, the five states in which the largest amount of properties securing the loans in the Company's loan portfolio were located were New York, California, New Jersey, Illinois and Florida, which had $85.5 million, $84.8 million, $50.4 million, $31.2 million and $30.9 million of principal amount of loans, respectively. As noted above, the Company believes that the broad geographic distribution of its loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas.

    At June 30, 1996, the Company's loan portfolio included seven loans with a balance equal to $15 million or more and less than $25 million and no loans with a balance equal to $25 million or more.

    CONTRACTUAL PRINCIPAL REPAYMENTS. The following table sets forth certain information at December 31, 1995 regarding the dollar amount of loans maturing in the Company's loan portfolio based on their contractual terms to maturity and includes scheduled payments but not potential prepayments, as well as the dollar amount of loans which have fixed or adjustable interest rates. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. Loan balances have not been reduced for (i) undisbursed loan proceeds, unearned discounts and the allowance for loan losses and (ii) non-performing loans.

                                                                             MATURING IN
                                                      ----------------------------------------------------------
                                                                                         AFTER FIVE
                                                      ONE YEAR OR    AFTER ONE YEAR    YEARS THROUGH   AFTER TEN
                                                         LESS      THROUGH FIVE YEARS    TEN YEARS       YEARS
                                                      -----------  ------------------  --------------  ---------
                                                                            (IN THOUSANDS)
Single-family residential loans.....................   $   8,533      $      8,203       $    3,245    $  55,947
Multi-family residential loans......................       2,357            44,582            2,040           68
Commercial real estate and land loans...............      32,742           151,902           25,143        4,664
Consumer and other loans............................          88               228              527        2,380
                                                      -----------         --------          -------    ---------
  Total.............................................   $  43,720      $    204,915       $   30,955    $  63,059
                                                      -----------         --------          -------    ---------
                                                      -----------         --------          -------    ---------
Interest rate terms on amounts due after one year:
  Fixed.............................................   $  42,150      $    146,777       $   27,328    $  47,204
                                                      -----------         --------          -------    ---------
                                                      -----------         --------          -------    ---------
  Adjustable........................................   $   1,570      $     58,138       $    3,627    $  15,855
                                                      -----------         --------          -------    ---------
                                                      -----------         --------          -------    ---------

    Scheduled contractual principal repayments do not reflect the actual maturities of loans because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses. The average life of mortgage loans, particularly fixed-rate loans, tends to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

    ACTIVITY IN THE LOAN PORTFOLIO. The following table sets forth the activity in the Company's gross loan portfolio during the periods indicated.

                                                                                    YEAR ENDED DECEMBER 31,
                                                           SIX MONTHS ENDED   -----------------------------------
                                                             JUNE 30, 1996       1995        1994        1993
                                                           -----------------  ----------  ----------  -----------
                                                                           (DOLLARS IN THOUSANDS)
Balance at beginning of period...........................     $   342,649     $   61,194  $   96,120  $    43,665
                                                                 --------     ----------  ----------  -----------
Originations:
  Single-family residential loans........................           7,556         14,776       7,119       32,668
  Multi-family residential loans.........................          45,249         48,664      --           23,696
  Commercial real estate and land loans..................          52,916        212,630      22,486       18,586
  Consumer loans.........................................         --                 207      --            2,299
                                                                 --------     ----------  ----------  -----------
    Total loans originated...............................         105,721        276,277      29,605       77,249
                                                                 --------     ----------  ----------  -----------
Purchases:
  Single-family residential loans........................         --              29,833      --          --
  Multi-family residential loans.........................         --              --          --          126,506
  Commercial real estate loans...........................         --               2,245      --          --
  Consumer loans.........................................         --               1,966      --          --
  Purchase of a savings institution......................         --              --          --          475,105
                                                                 --------     ----------  ----------  -----------
    Total loans purchased................................         --              34,044      --          601,611
                                                                 --------     ----------  ----------  -----------
Sales....................................................         --              --          (1,078)    (418,812)
                                                                 --------     ----------  ----------  -----------
Loans transferred from (to) available for sale...........               6          4,353     (24,380)    (139,297)
                                                                 --------     ----------  ----------  -----------
Principal repayments, net of capitalized interest                 (58,694)       (33,168)    (39,073)     (68,296)
                                                                 --------     ----------  ----------  -----------
Transfer to real estate owned............................            (558)           (51)     --          --
                                                                 --------     ----------  ----------  -----------
    Net increase (decrease) in net loans.................          46,475        281,455     (34,926)      52,455
                                                                 --------     ----------  ----------  -----------
Balance at end of period.................................     $   389,124     $  342,649  $   61,194  $    96,120
                                                                 --------     ----------  ----------  -----------
                                                                 --------     ----------  ----------  -----------

    LOANS AVAILABLE FOR SALE. In addition to loans acquired for investment and held in the Company's loan portfolio, the Company originates and purchases loans which it presently does not intend to hold to maturity. Such loans are designated as loans available for sale upon origination or purchase and are carried at the lower of cost or aggregate market value.

    The following table sets forth the composition of the Company's loans available for sale by type of loan at the dates indicated.

                                                                                   DECEMBER 31,
                                                  JUNE 30,   --------------------------------------------------------
                                                    1996        1995        1994        1993       1992       1991
                                                  ---------  ----------  ----------  ----------  ---------  ---------
                                                                            (IN THOUSANDS)
Single-family residential loans.................  $  54,583  $  221,927  $   16,825  $   30,217  $     754  $   2,059
Multi-family residential loans..................     28,611      28,694      83,845      44,919     --         --
Consumer loans..................................        884       1,169       1,623      25,930     --         --
                                                  ---------  ----------  ----------  ----------  ---------  ---------
                                                  $  84,078  $  251,790  $  102,293  $  101,066  $     754  $   2,059
                                                  ---------  ----------  ----------  ----------  ---------  ---------
                                                  ---------  ----------  ----------  ----------  ---------  ---------

    Although the Company's loans available for sale are secured by properties located nationwide, currently a substantial majority of such loans are single-family residential loans to non-conforming borrowers originated primarily in the western states, particularly California. As a result, $20.1 million or 23.9% of the Company's loans available for sale at June 30, 1996 were secured by properties located in California.

    SINGLE-FAMILY RESIDENTIAL LOANS. The Company's lending activities include the origination and purchase of single-family residential loans to borrowers who, because of prior credit problems, the absence of a credit history or other factors, are unable or unwilling to qualify as borrowers for a single-family residential loan under FHLMC/FNMA guidelines ("conforming loans") and who have substantial equity in the properties which secure the loans. Loans to non-conforming borrowers are perceived by the Company's management as being advantageous to the Company because they generally have higher interest rates and origination and servicing fees and generally lower loan-to-value ratios than conforming loans and because the Company's expertise in the resolution of non-performing loans can be utilized in underwriting such loans, as well as to address loans acquired pursuant to this program which become non-performing after acquisition. The Company commenced development of this program in late 1994 and fully implemented it by mid-1995.

    In recent periods the Company has acquired single-family residential loans to non-conforming borrowers primarily through a correspondent relationship with an established mortgage banking firm which is headquartered in California and conducts business in eleven western states, and to a lesser extent correspondent relationships with three other financial services companies. Correspondent institutions originate loans based on guidelines provided by the Company and promptly sell the loans to the Company on a servicing-released basis.

    The Company's current strategy is to continue to solidify and expand its wholesale sources, which are subject to a thorough due diligence and approval process to ensure quality sources of new business. In addition, in order to diversify its sources, the Company currently is developing the ability to directly originate loans to non-conforming borrowers on a retail basis. Recently, the Company established a loan production office for this purpose in Edison, New Jersey. The Company currently is in the process of staffing this office, as well as its full-service office located in Fort Lee, New Jersey, with experienced originators of non-conforming single-family residential loans. Although the Company is evaluating sites for additional loan production offices, there can be no assurance that the Company will establish other offices or that its loan production office or offices will be able to successfully originate single-family residential loans to non-conforming borrowers.

    The Company has adopted policies that set forth the specific lending requirements of the Company as they relate to the processing, underwriting, property appraisal, closing, funding and delivery of loans to non-conforming borrowers. These policies include program descriptions which set forth four classes of non-conforming loans, designated A, B, C and D. Class A loans generally relate to borrowers who have no or limited adverse incidents in their credit histories, whereas Class B, C and D loans relate to increasing degrees of non-conforming borrowers. Factors which are considered in evaluating a borrower in this regard are the presence or absence of a credit history, prior delinquencies in the payment of mortgage and consumer credit and personal bankruptcies.

    The terms of the loan products offered by the Company directly or through correspondents to non-conforming borrowers emphasize real estate loans which generally are underwritten with significant reliance on a borrower's level of equity in the property securing the loan, which may be an owner-occupied or, depending on the class of loan and its terms, a non-owner occupied property. Although the Company's guidelines require information in order to enable the Company to evaluate a borrower's ability to repay a loan by relating the borrower's income, assets and liabilities to the proposed indebtedness, because of the significant reliance on the ratio of the principal amount of the loan to the appraised value of the security property, each of the four principal classes of loans identified by the Company include products which permit reduced or no documentation for verifying a borrower's income and employment. Loans which permit reduced documentation in this regard generally require documentation of employment and income for the most recent six-month period, as opposed to the two-year period required in the case of full documentation loans. Loans which permit no documentation require only an oral or written verification of employment and do not require independent verification of a borrower's income or assets and liabilities as represented by the borrower in the application. Although the Company reserves the right to verify a borrower's income, assets and liabilities and employment history, other than as set forth above, it generally does not verify such information through other sources.

    The Company's strategy is to offer a broad range of products to its borrowers and its origination sources. Loans may have principal amounts which conform to the guidelines set by FHLMC or FNMA for conforming loans, or principal amounts which significantly exceed these amounts (so called "jumbo loans"). Loans may have fixed or adjustable interest rates and terms ranging up to 30 years.

    The Company purchased and originated a total of $132.4 million of single-family residential loans to non-conforming borrowers during the six months ended June 30, 1996 and $240.3 million of such loans during 1995, including $158.6 million during the last six months of the year. At June 30, 1996, the Company had $40.9 million of single-family residential loans to non-conforming borrowers, which had a weighted average yield of 9.75%.

    The Company generally intends to sell or securitize its single-family residential loans to non-conforming borrowers and, as a result, all of such loans were classified as available for sale at June 30, 1996. During the six months ended June 30, 1996, the Company sold $285.2 million of single-family residential loans to non-conforming borrowers for a gain of $6.8 million, and during 1995 the Company sold $25.3 million of such loans for a gain of $188,000. Of the loans sold during the six months ended June 30, 1996, $134.8 million were securitized and sold in an underwritten public offering managed by an unaffiliated investment banking firm. The Company received a residual security in the REMIC which was formed in connection with this transaction as partial payment for the loans sold by it, which had a carrying value of $10.7 million at June 30, 1996.

    Although non-conforming loans generally have higher levels of default than conforming loans, the Company believes that the borrower's equity in the security property and its expertise in the area of resolution of non-performing loans will continue to make its non-conforming borrower loan program a profitable one notwithstanding such defaults and any resulting losses. There can be no assurance that this will be the case, however.

    In addition to the Company's single-family residential loan programs to non-conforming borrowers, from time to time the Company purchases pools of single-family residential loans for investment purposes. During 1995, the Company purchased $29.8 million of loans which were primarily secured by properties located in the Company's market area in northern New Jersey.

    MULTI-FAMILY RESIDENTIAL LOANS. The Company's lending activities include the acquisition of conventional loans secured by existing multi-family residences located nationwide. The Company commenced these activities in mid-1993 and acquired $34.9 million, $378.4 million and $140.5 million of loans secured by existing multi-family residences during 1995, 1994 and 1993, respectively. Originations of these loans have declined since mid-1994 as a result of decreases in the volume of refinances of mortgage loans and increased competition, which resulted in a decrease in available yields and a general increase in the values of multi-family residential properties. At June 30, 1996, the Company's permanent multi-family residential loans originated or purchased under this program amounted to $28.6 million, all of which were classified as available for sale.

    Originations of multi-family residential loans are obtained through the Company's direct marketing efforts to mortgage brokers, mortgage bankers and other institutional sources. From time to time the Company also may utilize independent contractors or brokers who for a fee identify lending opportunities for the Company.

    The Company's permanent multi-family residential loans may have adjustable or fixed rates of interest, generally have terms of three to seven years and are amortized over a period of up to 30 years, thus requiring a balloon payment at maturity. The maximum loan-to-value ratio generally does not exceed the lesser of 75% of appraised value of the security property and 80% of the purchase price. Loans secured by existing multi-family residences generally are made on a non-recourse basis except for standard FNMA requirements and environmental matters.

    During 1995, 1994 and 1993, the Company exchanged multi-family residential loans with an aggregate principal amount of $83.9 million, $346.6 million and $67.1 million, respectively, for FNMA mortgage-backed securities backed by such loans. With the exception of a subordinate interest resulting from a related securitization, which had a carrying value of $10.7 million at June 30, 1996, the Company has sold all of the securities acquired in connection with these securitizations.

    In addition to loans secured by existing multi-family residences, which are available for sale, from time to time the Company originates loans for the construction of multi-family residences located nationwide, as well as bridge loans to finance the acquisition and rehabilitation of distressed multi-family residential properties. At June 30, 1996, the Company had $42.8 million of multi-family residential construction loans, of which $18.6 million had been funded, and $43.5 million of acquisition and rehabilitation loans, of which $42.6 million had been funded.

    Construction loans generally have terms of three years and interest rates which float on a monthly basis in accordance with a designated reference rate. Payments during the term of the loan may be made to the Company monthly on an interest-only basis. The loan amount may include an interest reserve which is maintained by the Company and utilized to pay interest on the loan during its term. In addition to stated interest, and in order to compensate the Company for the greater risk which generally is associated with construction loans, the Company's multi-family residential construction loans may include provisions pursuant to which the borrower agrees to pay the Company as additional interest on the loan an amount based on specified percentages (generally between 25-50%) of the net proceeds from the sale of the property and the net economic value of the property upon refinancing or maturity of the loan.

    Construction loans are secured by a first priority lien on the real property, all improvements thereon and all fixtures and equipment used in connection therewith, as well as a first priority assignment of all apartment revenues and gross receipts generated in connection with the property. Construction loans are made without pre-leasing requirements or any requirement of a commitment by another lender to "take-out" the construction loan by making a permanent loan secured by the property upon completion of construction. Disbursements on a construction loan are subject to a retainage percentage of 10% and are made only after evidence that available funds have been utilized by the borrower and are sufficient to pay for all construction costs through the date of the construction advance and funds remain in the construction budget and from sources other than the loan to complete construction of the project.

    The Company generally requires the general contractor selected by the borrower, which along with the general construction contract is subject to the Company's review and approval, to provide payment and performance bonds issued by a surety approved by the Company in an amount at least equal to the construction contract costs which are estimated to be necessary to complete construction of the project in accordance with the construction contract. Moreover, the Company generally conducts site inspections of projects under construction at least bi-monthly and of completed projects at least semi-annually.

    The Company's multi-family residential lending program also includes investments in low-income housing tax credit partnerships which own multi-family residential properties which have been allocated tax credits under the Code, as well as loans to such partnerships for the purpose of construction of such properties. See "Business--Investment Activities--Investment in Low-Income Housing Tax Credit Interests."

    COMMERCIAL REAL ESTATE AND LAND LOANS. The Company's lending activities include the acquisition of loans secured by commercial real estate, particularly loans secured by hotels and office buildings, which the Company began originating in late 1994 and late 1995, respectively. Commercial real estate loans currently are made to finance the purchase and refinance of properties, the refurbishment of distressed properties and, recently, the construction of hotels. At June 30, 1996, the Company's loans secured by commercial real estate (and land) amounted to $224.6 million and consisted primarily of $132.0 million and $74.9 million of loans secured by hotels and office buildings, respectively. In the future, the Company may expand the types of commercial loans originated by it, including without limitation loans secured by various special purpose health care properties.

    Commercial real estate loans are obtained directly by the Company through its marketing efforts to mortgage brokers, mortgage bankers, developers and other sources. Such loans generally have terms of five to seven years and are amortized over 15 to 25 year periods. The maximum loan-to-value ratio generally does not exceed the lesser of 85% of appraised value or the purchase price of the property.

    Commercial real estate loans generally have fixed rates of interest. In addition to stated interest, commercial real estate loans may include provisions pursuant to which the borrower agrees to pay the Company as additional interest on the loan an amount based on specified percentages (generally between 25-50%) of the net cash flow from the property during the term of the loan and/or the net proceeds from the sale or refinance of the property upon maturity of the loan. Alternatively, participating interests may be obtained in the form of additional fees which must be paid by the borrower in connection with a prepayment of the loan, generally after an initial lock-out period during which prepayments are prohibited. The fees which could be payable by a borrower during specified periods of the loan consist either of fixed exit fees or yield maintenance payments, which are required to be paid over a specified number of years after the prepayment and are intended to increase the yield of the Company on the proceeds from the loan payoff to a level which is comparable to the yield on the prepaid loan.

    Commercial real estate loans are secured by a first priority lien on the real property, all improvements thereon and, in the case of hotel loans, all fixtures and equipment used in connection therewith, as well as a first priority assignment of all revenues and gross receipts generated in connection with the property. The liability of a borrower on a commercial real estate loan generally is limited to the borrower's interest in the property, except with respect to certain specified circumstances.

    At June 30, 1996, the Company's commercial real estate loans included $7.0 million of hotel construction loans. These loans generally have the same terms as the Company's multi-family residential construction loans, as discussed above.

    Also included in the Company's commercial real estate lending activities are land loans, including land acquisition and development loans. At June 30, 1996, the Company had $16.6 million of land loans. The Company's largest land loan at June 30, 1996 was a $13.7 million five-year loan to finance the acquisition and development of lots, as well as the construction of seven model homes, in a planned community in Florida, of which $4.9 million was unfunded at such date. The remainder of the Company's land loans at June 30, 1996 consisted of two loans which aggregated $2.9 million and which were made to finance the sale of real estate which was held by a subsidiary of the Company acquired in connection with the acquisition of Old Berkeley.

    Multi-family residential, commercial real estate and construction lending generally is considered to involve a higher degree of risk than single-family residential lending because such loans involve larger loan balances to a single borrower or group of related borrowers. In addition, the payment experience on multi-family residential and commercial real estate loans typically is dependent on the successful operation of the project, and thus such loans may be adversely affected to a greater extent by adverse conditions in the real estate markets or in the economy generally. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction, as well as the availability of permanent take-out financing. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of value proves to be inaccurate, the Company may be confronted, at or prior to the maturity of the loan, with a project which, when completed, has a value which is insufficient to ensure full repayment. In addition to the foregoing, multi-family residential and commercial real estate loans which are not fully amortizing over their maturity and which have a balloon payment due at their stated maturity, as is generally the case with the Company's multi-family residential and commercial real estate loans, involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend on its ability either to timely refinance the loan or to timely sell the security property. The ability of a borrower to accomplish these results will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the financial condition and operating history of the borrower and the property which secures the loan, tax laws, prevailing economic conditions and the availability of financing for multi-family residential and commercial real estate generally.

ASSET QUALITY

    The Company, like all financial institutions, is exposed to certain credit risks related to the value of the collateral that secures its loans and the ability of borrowers to repay their loans. Management of the Company closely monitors the Company's loan and investment portfolios and the Company's real estate owned for potential problems on a periodic basis and reports to the Board of Directors at regularly scheduled meetings.

    NON-PERFORMING LOANS. It is the Company's policy to establish an allowance for uncollectible interest on loans in its loan portfolio and loans available for sale which are past due 90 days or more and to place such loans on non-accrual status. As a result, the Company currently does not have any loans which are accruing interest but are past due 90 days or more. Loans also may be placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is reversed by a charge to interest income.

    The following table sets forth certain information relating to the Company's non-performing loans in its loan portfolio at the dates indicated. For information relating to the payment status of loans in the

Company's discounted loan portfolio, see "Business--Discounted Loan Acquisition and Resolution Activities," and for information concerning non-performing loans available for sale, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition-- Loans Available for Sale."

                                                                            DECEMBER 31,
                                               JUNE 30,   -------------------------------------------------
                                                 1996       1995       1994      1993      1992      1991
                                               --------   ---------   -------   -------   -------   -------
                                                                  (DOLLARS IN THOUSANDS)
Non-performing loans(1):
  Single-family residential loans............   $2,334    $   2,923   $ 2,478   $ 2,347   $ 2,955   $   712
  Multi-family residential loans.............      106          731       152       664       269     1,006
  Commercial real estate and land loans......    --          --         --        --        --        1,710
  Consumer and other loans...................       38          202        29       556       407       517
                                               --------   ---------   -------   -------   -------   -------
    Total....................................   $2,478    $   3,856   $ 2,659   $ 3,567   $ 3,631   $ 3,945
                                               --------   ---------   -------   -------   -------   -------
                                               --------   ---------   -------   -------   -------   -------
Non-performing loans as a percentage of:
  Total loans(2).............................     0.77%        1.27%     4.35%     3.71%     8.32%     7.39%
  Total assets...............................     0.13         0.20      0.21      0.26      0.44      0.63
Allowance for loan losses as a percentage of:
  Total loans(3).............................     0.91         0.65(4)    1.84     0.99      1.80      1.86
  Non-performing loans.......................   115.21        50.49     40.28     24.78     20.71     23.68

- ------------------------
(1) The Company did not have any non-performing loans in its loan portfolio which were deemed troubled debt restructurings at the dates indicated.

(2) Total loans is exclusive of undisbursed loan proceeds, unaccreted discount and allowance for loan losses.

(3) Total loans is exclusive of the allowance for loan losses.

(4) The decrease in the allowance for loan losses as a percentage of total loans from 1994 was due to the significant increase in the loan portfolio in 1995 as a result of the purchase of single-family residential loans and the origination of multi-family residential and commercial real estate loans.

    REAL ESTATE OWNED. Properties acquired through foreclosure or by deed-in-lieu thereof are valued at the lower of amortized cost or fair value. Properties included in the Company's real estate owned are periodically re-evaluated to determine that they are being carried at the lower of cost or fair value less estimated costs to sell. Holding and maintenance costs related to properties are recorded as expenses in the period incurred. Deficiencies resulting from valuation adjustments to real estate owned subsequent to acquisition are recognized as a valuation allowance. Subsequent increases related to the valuation of real estate owned are reflected as a reduction in the valuation allowance, but not below zero. Increases and decreases in the valuation allowance are charged or credited to income, respectively. Accumulated specific valuation allowances amounted to $9.7 million at June 30, 1996.

    The following table sets forth certain information relating to the Company's real estate owned at the dates indicated.

                                                                                     DECEMBER 31,
                                                     JUNE 30,   ------------------------------------------------------
                                                       1996        1995       1994       1993       1992       1991
                                                    ----------  ----------  ---------  ---------  ---------  ---------
                                                                              (IN THOUSANDS)
Discounted loan portfolio:
  Single-family residential.......................  $   65,988  $   75,144  $  86,426  $  33,369  $   4,390  $      93
  Multi-family residential........................      37,438      59,932     --         --         --         --
  Commercial real estate..........................      28,580      31,218      8,801     --         --         --
                                                    ----------  ----------  ---------  ---------  ---------  ---------
    Total.........................................     132,006     166,294     95,227     33,369      4,390         93
Loan portfolio....................................         522         262      1,440        128        320        435
Loans available for sale portfolio................       1,076      --         --         --         --         --
                                                    ----------  ----------  ---------  ---------  ---------  ---------
    Total.........................................  $  133,604  $  166,556  $  96,667  $  33,497  $   4,710  $     528
                                                    ----------  ----------  ---------  ---------  ---------  ---------
                                                    ----------  ----------  ---------  ---------  ---------  ---------

    The following table sets forth certain geographical information at June 30, 1996 related to the Company's real estate owned attributable to the Company's discounted loan acquisitions.

                                                                              JUNE 30, 1996
                                               ---------------------------------------------------------------------------
                                                                           MULTI-FAMILY RESIDENTIAL
                                               SINGLE-FAMILY RESIDENTIAL
                                                                                AND COMMERCIAL               TOTAL
                                               -------------------------   ------------------------   --------------------
                                                               NO. OF                      NO. OF                 NO. OF
                                                 AMOUNT      PROPERTIES      AMOUNT      PROPERTIES    AMOUNT   PROPERTIES
                                               -----------   -----------   -----------   ----------   --------  ----------
                                                                         (DOLLARS IN THOUSANDS)
California...................................  $    17,586       116       $    55,644       53       $ 73,230      169
New York.....................................       21,624       334             2,357       15         23,981      349
New Jersey...................................        5,857        94             2,996       21          8,853      115
Connecticut..................................        6,883       127               567       11          7,450      138
Florida......................................        1,194        19             2,378        2          3,572       21
Other........................................       12,844(1)     199            2,076(2)     13        14,920      212
                                               -----------       ---       -----------      ---       --------    -----
                                               $    65,988       889       $    66,018      115       $132,006    1,004
                                               -----------       ---       -----------      ---       --------    -----
                                               -----------       ---       -----------      ---       --------    -----

- ------------------------
(1) Consists of properties located in 27 other states, none of which aggregated over $1.7 million in any one state.

(2) Consists of properties located in four other states, none of which aggregated over $2.0 million in any one state.

    The following table sets forth the activity in the real estate owned related to the Company's discounted loan portfolio during the periods indicated.

                                                                                 YEAR ENDED DECEMBER 31,
                              SIX MONTHS ENDED JUNE   -----------------------------------------------------------------------------
                                    30, 1996                    1995                      1994                      1993
                             -----------------------  ------------------------  ------------------------  -------------------------
                                           NO. OF                    NO. OF                    NO. OF                    NO. OF
                               AMOUNT    PROPERTIES     AMOUNT     PROPERTIES     AMOUNT     PROPERTIES     AMOUNT     PROPERTIES
                             ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------
                                                                     (DOLLARS IN THOUSANDS)
Balance at beginning of
 period....................  $  166,294       1,065   $    95,227       1,005   $    33,369         516   $    3,812           93
Properties acquired........      38,244         447       209,567       1,281       173,556       1,875       40,457          770
Sales......................     (72,532)       (508)     (138,500)     (1,221)     (111,698)     (1,386)     (10,900)        (347)
                             ----------       -----   -----------  -----------  -----------  -----------  ----------          ---
Balance at end of period...  $  132,006       1,004   $   166,294       1,065   $    95,227       1,005   $   33,369          516
                             ----------       -----   -----------  -----------  -----------  -----------  ----------          ---
                             ----------       -----   -----------  -----------  -----------  -----------  ----------          ---

    The following table sets forth the amount of time that the Company had held its real estate owned related to its discounted loan acquisitions at the dates indicated.

                                                                                                 DECEMBER 31,
                                                                                  JUNE 30,   ---------------------
                                                                                    1996        1995       1994
                                                                                 ----------  ----------  ---------
                                                                                          (IN THOUSANDS)
One to two months..............................................................  $   18,724  $   25,398  $  20,989
Three to four months...........................................................      10,415      22,672     22,985
Five to six months.............................................................       6,025      25,742     16,369
Seven to 12 months.............................................................      43,010      76,782     29,499
Over 12 months.................................................................      53,832      15,700      5,385
                                                                                 ----------  ----------  ---------
                                                                                 $  132,006  $  166,294  $  95,227
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

    The average period during which the Company held the $72.5 million, $138.5 million and $111.7 million of real estate owned related to its discounted loan acquisitions which was sold during the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994, respectively, was ten months, eight months and seven months, respectively.

    Although the Company evaluates the potential for significant environmental problems prior to acquiring a loan, there is a risk for any mortgage loan, particularly a multi-family residential and commercial real estate loan, that hazardous substances or other environmentally restricted substances could be discovered on the related real estate. In such event, the Company might be required to remove such substances from the affected properties or to engage in abatement procedures at its sole cost and expense. There can be no assurance that the cost of such removal or abatement will not substantially exceed the value of the affected properties or the loans secured by such properties, that the Company would have adequate remedies against the prior owners or other responsible parties or that the Company would be able to resell the affected properties either prior to or following completion of any such removal or abatement procedures. If such environmental problems are discovered prior to foreclosure, the Company generally will not foreclose on the related loan; however, the value of such property as collateral will generally be substantially reduced and the Company may suffer a loss upon collection of the loan as a result.

    From time to time the Company makes loans to finance the sale of real estate owned. At June 30, 1996, such loans amounted to $11.7 million and consisted of $6.9 million of single-family residential loans, $1.9 million of multi-family residential loans and $2.9 million of land loans. The land loans were made to finance the sale of real estate held by a subsidiary of the Company acquired in connection with the acquisition of Old Berkeley. All of the Company's loans to finance the sale of real estate owned were performing in accordance with their terms at June 30, 1996.

    CLASSIFIED ASSETS. OTS regulations require that each insured savings association classify its assets on a regular basis. In addition, in connection with examinations of insured associations, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off such amount. In this regard, the Company establishes required reserves and charges off loss assets as soon as administratively practicable. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.

    Based upon recent discussions with the OTS, the Company has modified its policy for classifying non-performing discounted loans and real estate owned related to its discounted loan portfolio ("non-performing discounted assets") to take into account both the holding period of such assets from the date of acquisition and the ratio of book value to market value of such assets. Under the new policy, all non-performing discounted assets which are held 15 months or more after the date of acquisition are classified substandard; non-performing discounted assets held 12 months to less than 15 months from the date of acquisition are classified as special mention if they have a ratio of book value to market value of less than 80% and substandard if such ratio is 80% or more; non-performing discounted assets held 90 days to less than 12 months from the date of acquisition are classified as special mention if they have a ratio of book value to market value of more than 80% and less than 85% and substandard if such ratio is equal to or greater than 85%; and non-performing discounted assets held less than 90 days from the date of acquisition are classified substandard if they have a ratio of book value to market value equal to or greater than 85%. In addition, non-performing discounted assets which are performing for a period of time subsequent to acquisition by the Company are classified as substandard at the time such loans become non-performing. The Company's past experience indicates that the resulting classified discounted assets do not necessarily correlate to probability of loss.

    Excluding assets which have been classified loss and fully reserved by the Company, the Company's classified assets at June 30, 1996 under the new policy consisted of $178.1 million of assets classified as substandard and $12,000 of assets classified as doubtful. In addition, at the same date $30.7 million of assets was designated as special mention.

    Substandard assets at June 30, 1996 under the new policy consisted primarily of $113.5 million of loans and real estate owned related to the Company's discounted single-family residential loan program, $49.8 million of loans and real estate owned related to the Company's discounted commercial real estate loan program and $14.4 million of single-family residential loans to non-conforming borrowers. Special mention assets at June 30, 1996 under the new policy consisted primarily of loans and real estate owned related to the Company's discounted loan programs, consisting of $16.0 million and $3.7 million of assets related to the Company's discounted single-family residential and discounted commercial real estate loan programs, respectively.

    ALLOWANCES FOR LOSSES. The Company maintains an allowance for losses for each of its loan portfolio and discounted loan portfolio at a level which management considers adequate to provide for potential losses based upon an evaluation of known and inherent risks in such portfolios.

    The following table sets forth the breakdown of the Company's allowances for losses on the Company's loan portfolio and discounted loan portfolio by category of loan and the percentage of loans in each category to total loans in the respective portfolios at the dates indicated.

                                                                                      DECEMBER 31,
                                                        -------------------------------------------------------------------------
                                      JUNE 30,
                                        1996                     1995                     1994                     1993
                               -----------------------  -----------------------  -----------------------  -----------------------
                                 AMOUNT         %         AMOUNT         %         AMOUNT         %         AMOUNT         %
                               -----------  ----------  -----------  ----------  -----------  ----------  -----------  ----------
                                                                     (DOLLARS IN THOUSANDS)
Loan portfolio:
  Single-family residential
   loans.....................   $     297        20.0%   $     346        22.2%   $     615        52.2%   $     174        31.6%
  Multi-family residential
   loans.....................         682        22.2          683        14.3       --             2.9          333        40.9
  Commercial real estate and
   land loans................       1,876        57.7          875        62.6          218        42.3          218        23.7
  Consumer and other loans...      --             0.1           43         0.9          238         2.6          159         3.8
                               -----------      -----   -----------      -----   -----------      -----        -----       -----
    Total....................   $   2,855       100.0%   $   1,947       100.0%   $   1,071       100.0%   $     884       100.0%
                               -----------      -----   -----------      -----   -----------      -----        -----       -----
                               -----------      -----   -----------      -----   -----------      -----        -----       -----
Discounted loan portfolio
 (1):
  Single-family residential
   loans.....................   $   4,233        31.6%
  Multi-family residential
   loans.....................       1,659        17.5
  Commercial real estate
   loans.....................       3,578        50.7
  Other loans................      --             0.2
                               -----------      -----
    Total....................   $   9,470       100.0%
                               -----------      -----
                               -----------      -----

                                        1992                     1991
                               -----------------------  -----------------------
                                 AMOUNT         %         AMOUNT         %
                               -----------  ----------  -----------  ----------
Loan portfolio:
  Single-family residential
   loans.....................   $      20        77.3%   $      28        78.4%
  Multi-family residential
   loans.....................         281        12.7          272        13.7
  Commercial real estate and
   land loans................         220         4.6          399         3.8
  Consumer and other loans...         231         5.4          235         4.1
                                    -----       -----        -----       -----
    Total....................   $     752       100.0%   $     934       100.0%
                                    -----       -----        -----       -----
                                    -----       -----        -----       -----
Discounted loan portfolio
 (1):
  Single-family residential
   loans.....................
  Multi-family residential
   loans.....................
  Commercial real estate
   loans.....................
  Other loans................
    Total....................

- ------------------------------
(1) Not applicable at or prior to December 31, 1995.

    The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

    The following table sets forth an analysis of activity in the allowance for losses relating to the Company's loan portfolio during the periods indicated.

                                               SIX MONTHS
                                                 ENDED            YEAR ENDED DECEMBER 31,
                                                JUNE 30,    -----------------------------------
                                                  1996       1995    1994   1993  1992    1991
                                               ----------   ------  ------  ----  -----  ------
                                                            (DOLLARS IN THOUSANDS)
Balance, beginning of period.................    $1,947     $1,071  $  884  $752   $934  $1,170
Provision for loan losses....................     1,132      1,121    --     --    --      --
Charge-offs:
  Single-family residential loans............      (188)      (131)   (302) (150)  (138)     (8)
  Multi-family residential loans.............        (7)      --      --    (170)    (3)    (96)
  Commercial real estate and land loans......     --           (40)   --     --    --      (135)
  Consumer loans.............................       (29)       (92)   (170)  (16)   (88)    (37)
                                               ----------   ------  ------  ----  -----  ------
    Total charge-offs........................      (224)      (263)   (472) (336)  (229)   (276)
Recoveries:
  Single-family residential loans............     --             3     410   346     29      35
  Multi-family residential loans.............     --          --      --     --    --      --
  Commercial real estate and land loans......     --            15    --     --    --      --
  Consumer loans.............................     --          --       249   122     18       5
                                               ----------   ------  ------  ----  -----  ------
    Total recoveries.........................     --            18     659   468     47      40
                                               ----------   ------  ------  ----  -----  ------
    Net (charge-offs) recoveries.............      (224)      (245)    187   132   (182)   (236)
                                               ----------   ------  ------  ----  -----  ------
Balance, end of period.......................    $2,855     $1,947  $1,071  $884   $752  $  934
                                               ----------   ------  ------  ----  -----  ------
                                               ----------   ------  ------  ----  -----  ------
Net (charge-offs) recoveries as a percentage
 of average loan portfolio...................     (0.07)%    (0.19)%   0.28% 0.10% (0.37)%  (0.46)%

    During the six months ended June 30, 1996, the activity in the allowance for losses related to the discounted loan portfolio consisted of $13.2 million of general provisions for losses, $3.8 million of charge-offs (consisting of $2.4 million, $448,000 and $929,000 related to single-family residential loans, multi-family residential loans and commercial real estate loans, respectively) and $43,000 of recoveries.

INVESTMENT ACTIVITIES

    GENERAL. The investment activities of the Company currently include investments in mortgage-related securities, investment securities and low-income housing tax credit interests. The investment policy of the Company, which is established by the Investment Committee and approved by the Board of Directors, is designed primarily to provide a portfolio of high quality, diversified instruments while seeking to optimize net interest income within acceptable limits of interest rate risk, credit risk and liquidity.

    MORTGAGE-BACKED AND RELATED SECURITIES. From time to time the Company invests in mortgage-backed and related securities. Although mortgage-backed and related securities generally yield less than the loans that back such securities because of costs associated with their payment guarantees or credit enhancements, such securities are more liquid than individual loans and may be used to collateralize borrowings of the Company. See Note 15 to the Consolidated Financial Statements.

    Mortgage-related securities include regular and residual interests in REMICs. The regular interests of some REMICs are like traditional debt instruments because they have stated principal amounts and traditionally defined interest-rate terms. Purchasers of certain other REMICs are entitled to the excess, if any, of the issuer's cash inflows, including reinvestment earnings, over the cash outflows for debt service and administrative expenses. These REMICs may include instruments designated as residual interests, which represent an equity ownership interest in the underlying collateral, subject to the first lien of the investors in the other classes of the REMIC.

    A senior-subordinated structure often is used with REMICs to provide credit enhancement for securities which are backed by collateral which is not guaranteed by FNMA, FHLMC or GNMA. These structures divide mortgage pools into two risk classes: a senior class and one or more subordinated classes. The subordinated classes provide protection to the senior class. When cash flow is impaired, debt service goes first to the holders of senior classes. In addition, incoming cash flows also may go into a reserve fund to meet any future shortfalls of cash flow to holders of senior classes. The holders of subordinated classes may not receive any funds until the holders of senior classes have been paid and, when appropriate, until a specified level of funds has been contributed to the reserve fund.

    The following table sets forth the Company's mortgage-related securities available for sale at the dates indicated.

                                                                                          DECEMBER 31,
                                                                    JUNE 30,   ----------------------------------
                                                                      1996        1995        1994        1993
                                                                   ----------  ----------  ----------  ----------
                                                                                   (IN THOUSANDS)
Mortgage-backed securities:
  Single-family residential:
    Privately issued-AAA rated...................................  $   --      $   --      $   19,099  $  162,392
    FHLMC........................................................      --          --          --          63,475
    FNMA.........................................................      --          --          --          42,990
                                                                   ----------  ----------  ----------  ----------
      Total......................................................      --          --          19,099     268,857
  Multi-family residential.......................................      --          --          --          69,701
  Futures contracts..............................................      --          --          --             756
                                                                   ----------  ----------  ----------  ----------
      Total......................................................      --          --          --          70,457
Mortgage-related securities:
  Single-family residential:
    Interest only................................................      10,685      11,774       1,996      --
    Principal only...............................................       6,922       8,218      11,490      --
    CMOs-AAA rated...............................................      86,606     138,831      75,032     187,059
    PAC securities...............................................      --             574      --          --
    REMIC residuals..............................................      10,688         472      --          --
    Subordinates.................................................      29,119      27,310      --          --
    Futures contracts............................................        (381)     (1,598)      1,143      --
                                                                   ----------  ----------  ----------  ----------
      Total......................................................     143,639     185,581      89,661     187,059
Multi-family residential and commercial:
  CMOs...........................................................      --          --          53,939      --
  Interest only..................................................      96,100     109,193      --          --
  Subordinates...................................................      23,409      42,954      22,095      --
  Futures contracts..............................................          51        (248)       (609)     --
                                                                   ----------  ----------  ----------  ----------
      Total......................................................     119,560     151,899      75,425      --
                                                                   ----------  ----------  ----------  ----------
        Total....................................................  $  263,199  $  337,480  $  184,185  $  526,373
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

    The following table sets forth the Company's mortgage-related securities held for investment at the dates indicated.

                                                                      DECEMBER 31,
                                                JUNE 30,     -------------------------------
                                                  1996        1995 (1)      1994      1993
                                               -----------   -----------   -------  --------
                                                              (IN THOUSANDS)
CMOs.........................................    $--           $--         $90,153  $114,884
PAC securities...............................     --            --             994     4,844
REMIC residuals..............................     --            --             770     1,186
                                                  -----         -----      -------  --------
  Total......................................    $   --(1)     $   --(1)   $91,917  $120,914
                                                  -----         -----      -------  --------
                                                  -----         -----      -------  --------

- ------------------------
(1) Reflects the transfer of $73.7 million of securities to available for sale pursuant to guidance issued by the FASB in November 1995.

    The following table sets forth certain information relating to each mortgage-related security held by the Company which had a carrying value which exceeded 10% of the Company's stockholders' equity at June 30, 1996, all of which were classified as available for sale.

                                                                   TYPE OF
                        ISSUER                                     SECURITY
- -------------------------------------------------------  ----------------------------   MARKET VALUE
                                                                                       --------------
                                                                                       (IN THOUSANDS)
ITT Federal Bank, FSB 1994-P1, 1B                        Single-family subordinate       $   29,119
Securitized Asset Sales, Inc. 1993-3, A1                 Single-family CMO                   21,589
Merrill Lynch Mortgage Investor, Inc. 1993 M1 B          Multi-family subordinate            19,031
Countrywide Funding Corporation 1993-7, A1               Single-family CMO                   17,761
Countrywide Funding Corporation 1993-3, A1               Single-family CMO                   17,001
FBS Mortgage Corporation 1993-E, A1                      Single-family CMO                   16,772

    At June 30, 1996, $22.4 million of the Company's securities available for sale were issued by FHLMC or FNMA and $240.8 million of such securities were privately issued. Of the $240.8 million of securities available for sale which were privately issued at June 30, 1996, $176.0 million were rated AAA by national rating agencies, $4.4 million were rated investment grade by national rating agencies below this level and $60.4 million (amortized cost of $59.9 million) were unrated.

    At June 30, 1996, the carrying value of the Company's investment in IO strips and PO strips amounted to $113.7 million. The Company invests in IO strips and PO strips from time to time based on its capital position, interest rate risk profile and the market for such securities. IO strips and PO strips exhibit considerably more price volatility than mortgages or ordinary mortgage pass-through securities, due in part to the uncertain cash flows that result from changes in the prepayment rates of the underlying mortgages. In the case of IO strips in particular, increased prepayments of the underlying mortgages as a result of decreases in market interest rates can result in a loss of all or part of the purchase price of such security, although IO strips relating to mortgage-related securities backed by multi-family residential and commercial real estate loans (which amounted to $96.1 million of the $106.8 million of IO strips owned by the Company at June 30, 1996) generally have provisions which prohibit and/or provide economic disincentives to prepayments for specified periods. The Company generally attempts to offset the interest rate risk associated with a particular IO strip or PO strip by purchasing other securities and/or hedging against such risk through futures contracts. The Company believes that these investments complement its overall interest rate sensitivity profile and, in the case of IO strips from securities backed by multi-family residential and commercial real estate loans, provide some hedge against the risk that the Company's multi-family residential and commercial real estate loans, which generally do not fully amortize over the term of the loan and require balloon payments at maturity, may not be repaid or refinanced at maturity at market rates or at all due to increases in interest rates subsequent to origination of the loan. At June 30, 1996, all of the Company's IO strips and PO strips were either issued by FHLMC or FNMA or rated AAA by national rating agencies, with the exception of two IO securities with an aggregate carrying value of $1.7 million, which were rated investment grade below this level.

    At June 30, 1996, the carrying value of the Company's investment in subordinate classes of mortgage-related securities amounted to $52.5 million. The Company invests in subordinate classes of mortgage-related securities from time to time based on its capital position, interest rate risk profile, the market for such securities and other factors. During 1995, in connection with its acquisition of $28.0 million of subordinate interests in a CMO backed by single-family residential loans, the Company acquired the rights to service the loans which backed all classes of the CMO for approximately $3.8 million. This transaction was primarily responsible for the increase in the amount of loans serviced by the Company for others from $132.8 million at December 31, 1994 to $361.6 million at December 31, 1995. At June 30, 1996, the Company's subordinate securities supported senior classes of securities having an aggregate outstanding principal balance of $664.7 million. Because of their subordinate position, subordinate classes of mortgage-related securities involve substantially more risk than the other classes.

    Under a regulatory bulletin issued by the OTS, a federally-chartered savings institution such as the Bank generally may invest in "high risk" mortgage securities only to reduce its overall interest rate risk and after it has adopted various policies and procedures, although under specified circumstances such securities also may be acquired for trading purposes. A "high risk" mortgage security for this purpose generally is any mortgage-related security which meets one of three tests which are intended to measure the average life or price volatility of the security in relation to a benchmark fixed rate, 30-year mortgage-backed pass-through security. At June 30, 1996, the Company held mortgage-related securities with a carrying value of $30.8 million (amortized cost of $31.3 million) which were classified as "high-risk" mortgage securities by the OTS, all of which were utilized to reduce the Company's overall interest rate risk.

    The expected actual maturity of a mortgage-backed and related security is shorter than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and adversely affect its yield to maturity. The yield is based upon the interest income and the amortization of any premium or accretion of any discount related to the mortgage-backed and related security. Prepayments on mortgage-backed and related securities have the effect of accelerating the amortization of premiums and accretion of discounts, which decrease and increase interest income, respectively. Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of falling mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Similarly, during periods of increasing interest rates, refinancing generally decreases, thus lengthening the estimated maturity of mortgage loans.

    For additional information relating to the Company's mortgage-related securities, see Notes 5 and 7 to the Consolidated Financial Statements.

    INVESTMENT SECURITIES. Investment securities currently consist primarily of U.S. Government securities and required investment in FHLB stock.

    The following table sets forth the Company's investment securities available for sale and held for investment at the dates indicated.

                                                                                               DECEMBER 31,
                                                                          JUNE 30,    -------------------------------
                                                                            1996        1995       1994       1993
                                                                         -----------  ---------  ---------  ---------
                                                                                        (IN THOUSANDS)
Available for sale:
  U.S. Government securities...........................................   $  --       $  --      $   3,532  $     692
  Municipal obligations................................................      --          --         --            118
                                                                         -----------  ---------  ---------  ---------
    Total..............................................................      --          --          3,532        810

Held for investment:
  U.S. Government securities...........................................      --          10,036     10,325     20,041
  FHLB stock(1)........................................................       8,798       8,520      6,555     12,396
  Limited partnership interests........................................         104         109        131        131
                                                                         -----------  ---------  ---------  ---------
  Total................................................................       8,902      18,665     17,011     32,568
                                                                         -----------  ---------  ---------  ---------
    Total investment securities........................................   $   8,902   $  18,665  $  20,543  $  33,378
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------

- ------------------------
(1) As a member of the FHLB of New York, the Bank is required to purchase and maintain stock in the FHLB of New York in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year or 5% of borrowings, whichever is greater.

    TRADING SECURITIES. From time to time the Company purchases investment and mortgage-backed and related securities for trading purposes. In addition, securities resulting from the exchange of loans are also accounted for as the purchase of trading securities.

    When securities are purchased with the intent to resell in the near term, they are classified as trading securities and carried on the Company's consolidated balance sheet as a separately identified trading account. Securities in this account are carried at current market value and any increase or decrease in unrealized appreciation or depreciation is included in the Company's consolidated statements of operations.

    Under guidelines approved by the Board of Directors of the Company, the Company is authorized to hold a wide variety of securities as trading securities, including U.S. Government and agency securities and mortgage-backed and related securities. The Company also is authorized by such guidelines to use various hedging techniques in connection with its trading activities, as well as to effect short sales of securities, pursuant to which the Company sells securities which are to be acquired by it at a future date. Under current guidelines, the amount of securities held by the Company in a trading account may not exceed on a gross basis the greater of $200 million or 15% of the Company's total assets, and the total net amount of securities (taking into account any related hedge or buy/sell agreement relating to similar securities) may not exceed the greater of $150 million or 10% of total assets.

    The Company traded assets on a short-term basis (generally within a day) totalling $10.1 million, $275.4 million and $78.6 million during 1995, 1994 and 1993, respectively, resulting in net gains of $84,000, $1.8 million and $1.2 million during these respective periods.

    INVESTMENTS IN LOW-INCOME HOUSING TAX CREDIT INTERESTS. The Company invests in low-income housing tax credit interests (generally limited partnerships) for the purpose of obtaining income tax credits pursuant to Section 42 of the Code, which provides a tax credit to investors in qualified low-income rental housing that is constructed, rehabilitated or acquired after December 31, 1986. To be eligible for housing tax credits, a property generally must first be allocated an amount of tax credits by the state tax credit allocating agency, which in most cases also serves as the state housing finance agency, of the state in which the property is located. If the property is to be constructed or rehabilitated, it must be completed and placed in service within a specified time, generally within two years after the year in which the tax credit allocation is received. A specified portion of the apartment units in a qualifying project may only be rented to qualified tenants for a period of 15 years, or a portion of any previously claimed tax credits will be subject to recapture, as discussed below.

    At June 30, 1996, the Company's investments in low-income housing tax credit interests amounted to $92.3 million, as compared to $81.4 million and $49.4 million at December 31, 1995 and 1994, respectively. The Company's investments in low-income housing tax credit interests are made by the Company indirectly through subsidiaries of the Bank, which may be a general partner and/or a limited partner in the partnership.

    In accordance with a recent pronouncement of the Emerging Issues Task Force, the Company's accounting for investments in low-income housing tax credit partnerships in which it acts solely as a limited partner, which amounted to $66.9 million in the aggregate at June 30, 1996, depends on whether the investment was made on or after May 18, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition--Investments in Low-Income Housing Tax Credit Interests."

    Low-income housing tax credit partnerships in which the Company, through a subsidiary, acts as a general partner, are presented on a consolidated basis. At June 30, 1996, the Company's investments in low-income housing tax credit interests included $22.5 million of assets related to low-income housing tax credit partnerships in which a subsidiary of the Company acts as a general partner. At the same date, the amount of the Company's equity investments in such partnerships amounted to $16.2 million and the Company had commitments to make $18.0 million of additional equity investments in such partnerships. The Company's equity investments in its consolidated partnerships and, as discussed below, loans by the Company to such partnerships, are eliminated from inclusion in the Company's investments and loan portfolio, respectively, upon consolidation of such partnerships with the Company for financial reporting purposes.

    The Company also makes loans to low-income housing tax credit partnerships in which it has invested to construct the affordable housing project owned by the partnership. At June 30, 1996, the Company had $19.2 million of construction loans outstanding to low-income housing tax credit partnerships and commitments to fund an additional $44.4 million of such loans. Approximately $6.3 million of such funded construction loans at June 30, 1996 were made to partnerships in which subsidiaries of the Company acted as a general partner and which thus were consolidated with the Company for financial reporting purposes. The risks associated with these construction loans are the same as those made by the Company to unaffiliated third parties. See "Business--Lending Activities."

    The affordable housing projects owned by the low-income housing tax credit partnerships in which the Company had invested at June 30, 1996 are geographically located throughout the United States. At June 30, 1996, the Bank's largest funded investment in a low-income housing tax credit partnership was a $16.5 million investment in a partnership which owned a 408-unit qualifying project in Fort Lauderdale, Florida, and the Bank's largest funded and unfunded investment in such a partnership was a $28.2 million commitment to fund equity and debt investments in a partnership which will construct a 240-unit qualifying project in Greece, New York, of which $236,000 of equity and $4.1 million of debt was funded as of such date.

    At June 30, 1996, the Company had invested in or had commitments to invest in 22 low-income housing tax credit partnerships, all of which had been allocated tax credits. The Company estimates that its investment in low-income housing tax credit interests at June 30, 1996 will provide approximately $173.6 million of tax credits.

    During the six months ended June 30, 1996, the Company sold $6.7 million of its investments in low-income housing tax credit interests for a pre-tax gain of $990,000. In addition, the Company has entered into an agreement to sell additional low-income tax credit interests with a carrying value of $11.7 million, which will not be recognized as a sale under generally accepted accounting principles until certain construction and other obligations of the Company are substantially completed. Depending on available prices, its ability to utilize tax credits and other factors, the Company may seek to sell other of its low-income housing tax credit interests in the future.

    The ownership of low-income housing tax credit interests produce two types of tax benefits. The primary tax benefit flows from the low-income housing tax credits under the Code which are generated by the ownership and operation of the real property in the manner required to obtain such tax credits. These credits may be used to offset Federal income tax on a dollar for dollar basis but may not offset the alternative minimum tax; tax credits thus may reduce the overall federal income tax to an effective rate of 20%. At December 31, 1995, the Company could recover $8.7 million and $1.4 million of taxes paid in 1994 and 1993, respectively, through the carryback of tax credits realized in the current year which would not otherwise be deductible due to the alternative minimum tax. In addition, the operation of the rental properties produces tax losses in the early years and sometimes throughout the anticipated ownership period. These tax losses may be used to offset taxable income from other operations and thereby reduce the income tax which would otherwise be paid on such taxable income.

    Tax credits can be claimed over a ten-year period on a straight-line basis once the underlying multi-family residential properties are placed in service to reduce the tax payments computed based upon taxable income to not less than the alternative minimum tax computed for that year or any year not more than three years before or 15 years after the year the tax credit is earned. Tax credits are realized regardless of whether units in the project continue to be occupied once the units in the project have been initially rented to a qualifying tenant, and tax credits are not dependent on a project's operating income or appreciation. Tax credits can be claimed over a ten-year period and generally can be lost or recaptured only if non-qualifying tenants are placed in units, ownership of the project is transferred or the project is destroyed and not rebuilt during a 15-year compliance period for the project. The Company has established specific investment criteria for investment in multi-family residential projects which have been allocated tax credits, which require, among other things, a third party developer of the project and/or the seller of the interest therein to provide a guarantee against loss or recapture of tax credits and to maintain appropriate insurance to fund rebuilding in case of destruction of the project. Notwithstanding the Company's efforts, there can be no assurance that the multi-family residential projects owned by the low-income housing tax credit partnerships in which it has invested will satisfy applicable criteria during the 15-year compliance period and that there will not be loss or recapture of the tax credits associated therewith.

    Investments made pursuant to the affordable housing tax credit program of the Code are subject to numerous risks resulting from changes in the Code. For example, the Balanced Budget Act of 1995, which was vetoed by the President of the United States in December 1995 for reasons which were unrelated to the tax credit program, generally would have established a sunset date for the affordable housing tax credit program of the Code for housing placed in service after December 31, 1997 and would have repealed, effective December 31, 1995, provisions which generally permitted a state's unused low-income housing tax credits to be reallocated for use by other states through a "national pool" of unused housing credit carryovers. Although these changes would not have impacted the Company's existing investments, other potential changes in the Code which have been discussed from time to time could reduce the benefits associated with the Company's existing investments in low-income housing tax credit interests, including the replacement of the current graduated income taxation provisions of the Code with a "flat tax" based system and increases in the alternative minimum tax, which cannot be reduced by tax credits. Management of the Company is unable to predict whether any of the foregoing or other changes to the Code which may directly or indirectly affect the affordable housing tax credit program of the Code will be the subject of future legislation and, if so, what the contents of such legislation will be and its effects, if any, on the Company.

SOURCES OF FUNDS

    GENERAL. Deposits, FHLB advances, reverse repurchase agreements, structured financings, maturities and principal repayments on securities and loans and proceeds from the sale of securities and loans held for sale currently are the principal sources of funds for use in the Company's investment and lending activities and for other general business purposes. Management of the Company closely monitors rates and terms of competing sources of funds on a regular basis and generally utilizes the source which is the most cost effective.

    DEPOSITS. The primary source of deposits for the Company currently is brokered certificates of deposit obtained through national investment banking firms which, pursuant to agreements with the Company, solicit funds from their customers for deposit with the Bank. Such deposits amounted to $1.02 billion or 67.9% of the Company's total deposits at June 30, 1996. In addition, during 1995 the Company commenced a program to obtain certificates of deposit from customers of regional and local investment banking firms which are made aware of the Company's products by the Company's direct solicitation and marketing efforts. These deposits generally are obtained on more economically attractive terms to the Company than the brokered deposits obtained through national investment banking firms. At June 30, 1996, $267.7 million or 17.8% of the Company's deposits were obtained in this manner through over 100 regional and local investment banking firms. During 1995, the Company also expanded its wholesale deposit program to directly solicit certificates of deposit from institutional investors and high net worth individuals identified by the Company. At June 30, 1996, $109.2 million or 7.3% of the Company's total deposits consisted of deposits obtained by the Company from such efforts. Ultimately, it is anticipated that these efforts will increase the Company's internally-generated deposits and reduce the costs associated with and its dependence on brokered deposits.

    During 1996, the Company intends to expand its direct deposit solicitation efforts to solicit certificates of deposit on behalf of other financial institutions. These activities will be conducted through Ocwen Capital Markets Inc., a Florida corporation and a wholly-owned subsidiary of the Company which, subject to the receipt of required regulatory approvals, will be a registered broker-dealer under the Exchange Act. It is currently anticipated that Ocwen Capital Markets Inc. will commence these activities in the second half of 1996.

    The Company's brokered deposits at June 30, 1996 were net of $7.6 million of unamortized deferred fees. The amortization of deferred fees is computed using the interest method and is included in interest expense on certificates of deposit.

    The Company believes that the effective cost of brokered and other wholesale deposits is more attractive to the Company than deposits obtained on a retail basis from branch offices after the general and administrative expense associated with the maintenance of branch offices is taken into account. Moreover, brokered and other wholesale deposits may include provisions which make them non-cancelable during their terms. At June 30, 1996, $925.4 million or 90.8% of the Company's $1.02 billion of brokered deposits obtained through national investment banking firms were non-cancelable. The remainder of the Company's brokered and other wholesale deposits at such date were cancelable by the depositor only upon the payment of a substantial penalty. Brokered and other wholesale deposits also generally give the Company more flexibility than retail sources of funds in structuring the maturities of deposits. At June 30, 1996, approximately 54.0% of the Company's certificates of deposit were scheduled to mature within one year.

    There are various limitations on the ability of all but well-capitalized insured financial institutions to obtain brokered deposits. See "Regulation--The Bank--Brokered Deposits." These limitations currently are not applicable to the Company because the Bank is a well-capitalized financial institution under applicable laws and regulations. See "Regulation--The Bank--Regulatory Capital Requirements."

    In addition to brokered and other wholesale deposits, the Company obtains deposits from its office located in Bergen County, New Jersey. These deposits include non-interest bearing checking accounts, NOW and money market checking accounts, savings accounts and certificates of deposit and are obtained through advertising, walk-ins and other traditional means. At June 30, 1996, the deposits which were allocated to this office amounted to $49.0 million or 3.3% of the Company's deposits.

    The following table sets forth information relating to the Company's deposits at the dates indicated.

                                                                                    DECEMBER 31,
                                                        ---------------------------------------------------------------------
                                      JUNE 30,
                                        1996                    1995                    1994                    1993
                                ---------------------   ---------------------   ---------------------   ---------------------
                                  AMOUNT    AVG. RATE     AMOUNT    AVG. RATE     AMOUNT    AVG. RATE     AMOUNT    AVG. RATE
                                ----------  ---------   ----------  ---------   ----------  ---------   ----------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Non-interest bearing checking
 accounts.....................  $   55,603    --  %     $   48,482    --   %    $   35,943    --  %     $   45,096    --  %
NOW and money market checking
 accounts.....................      19,385    4.05          17,147     3.37         18,934    2.17         115,402    1.07
Savings accounts..............       3,520    2.30           3,471     2.30         24,007    2.30         167,026    1.20
                                ----------              ----------              ----------              ----------
                                    78,508                  69,100                  78,884                 327,524
                                ----------              ----------              ----------              ----------
Certificates of deposit (1)...   1,431,221               1,440,240                 950,817                 537,147
Unamortized (deferred fees)
 purchase accounting
 discount.....................      (7,554)                 (7,694)                 (6.433)                  7,208
                                ----------              ----------              ----------              ----------
                                 1,423,667    5.84       1,432,546     5.68        944,384    5.50         544,355    4.22
                                ----------              ----------              ----------              ----------
  Total deposits..............  $1,502,175    5.60      $1,501,646     5.46     $1,023,268    5.17      $  871,879    3.01
                                ----------              ----------              ----------              ----------
                                ----------              ----------              ----------              ----------

- ------------------------------
(1) At June 30, 1996 and December 31, 1995 and 1994, certificates of deposit issued on an uninsured basis amounted to $110.6 million, $80.0 million and $21.1 million, respectively.

    The following table sets forth by various interest rate categories the certificates of deposit in the Company at the dates indicated.

                                                                                         DECEMBER 31,
                                                                 JUNE 30,    ------------------------------------
                                                                   1996          1995         1994        1993
                                                               ------------  ------------  ----------  ----------
                                                                             (DOLLARS IN THOUSANDS)
2.99% or less................................................  $        382  $        222  $    3,613  $  121,266
3.00-3.50%...................................................             3            39         642     194,650
3.51-4.50....................................................         3,869        42,751     221,459     165,862
4.51-5.50....................................................       535,304       454,653     242,383      42,206
5.51-6.50....................................................       646,270       660,745     310,898       6,251
6.51-7.50....................................................       237,348       273,655     165,197       6,460
7.51-8.50....................................................           491           481         192       3,794
8.51-9.50....................................................       --            --           --           3,866
                                                               ------------  ------------  ----------  ----------
                                                               $  1,423,667  $  1,432,546  $  944,384  $  544,355
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------

    The following table sets forth the amount and maturities of the certificates of deposit in the Company at June 30, 1996.

                                                           OVER SIX MONTHS    ONE YEAR
                                              SIX MONTHS    AND LESS THAN     THROUGH     OVER TWO
                                               AND LESS        ONE YEAR      TWO YEARS     YEARS        TOTAL
                                              -----------  ----------------  ----------  ----------  ------------
                                                                    (DOLLARS IN THOUSANDS)
2.99% or less...............................   $     217     $        122    $   --      $       43  $        382
3.00-3.50%..................................      --              --             --               3             3
3.51-4.50...................................       3,187              555           107          20         3,869
4.51-5.50...................................     247,179           96,558        87,051     104,516       535,304
5.51-6.50...................................     279,731           85,131       151,283     130,125       646,270
6.51-7.50...................................      38,589           17,561        67,543     113,655       237,348
7.51-8.50...................................      --              --             --             491           491
                                              -----------        --------    ----------  ----------  ------------
                                               $ 568,903     $    199,927    $  305,984  $  348,853  $  1,423,667
                                              -----------        --------    ----------  ----------  ------------
                                              -----------        --------    ----------  ----------  ------------

    At June 30, 1996, the Company had $110.6 million of certificates of deposit in amounts of $100,000 or more outstanding maturing as follows: $35.8 million within three months; $24.5 million over three months through six months; $22.3 million over six months through 12 months; and $28.0 million thereafter.

    For additional information relating to the Company's deposits, see Note 13 to the Consolidated Financial Statements.

    BORROWINGS. Through the Bank the Company obtains advances from the FHLB of New York upon the security of certain of its residential first mortgage loans, mortgage-backed and related securities and other assets, including FHLB stock, provided certain standards related to the creditworthiness of the Bank have been met. FHLB advances are available to member financial institutions such as the Bank for investment and lending activities and other general business purposes. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate, which may be fixed or adjustable, and range of maturities.

    The Company also obtains funds pursuant to securities sold under reverse repurchase agreements. Under these agreements, the Company sells securities (generally mortgage-backed and related securities) under an agreement to repurchase such securities at a specified price at a later date. Reverse repurchase agreements have short-term maturities (typically 90 days or less) and are deemed to be financing transactions. All securities underlying reverse repurchase agreements are reflected as assets in the Company's Consolidated Financial Statements and are held in safekeeping by broker-dealers.

    The Company's borrowings also include subordinated debentures and notes. At June 30, 1996, this category of borrowings consisted primarily of $100 million principal amount of the Debentures issued by the Bank in June 1995. At June 30, 1996, this category of borrowings also included $7.4 million of short-term notes which are privately issued by the Company from time to time to certain stockholders of the Company.

    At June 30, 1996, borrowings also included a hotel mortgage payable in connection with a hotel in Columbus, Ohio which is owned by the Company.

    The following table sets forth information relating to the Company's borrowings and other interest-bearing obligations at the dates indicated.

                                                                                          DECEMBER 31,
                                                                     JUNE 30,   ---------------------------------
                                                                       1996        1995       1994        1993
                                                                    ----------  ----------  ---------  ----------
                                                                                   (IN THOUSANDS)
FHLB advances.....................................................  $   70,399  $   70,399  $   5,399  $   57,399
Reverse repurchase agreements.....................................      --          84,761     --         275,468
Subordinated debentures and other interest-bearing obligations:
  Debentures......................................................     100,000     100,000     --          --
  Short-term notes................................................       7,365       8,627      1,012      14,578
  Hotel mortgages payable.........................................       8,338       8,427     19,099      26,347
                                                                    ----------  ----------  ---------  ----------
                                                                       115,703     117,054     20,111      40,925
                                                                    ----------  ----------  ---------  ----------
                                                                    $  186,102  $  272,214  $  25,510  $  373,792
                                                                    ----------  ----------  ---------  ----------
                                                                    ----------  ----------  ---------  ----------

    The following table sets forth certain information relating to the Company's short-term borrowings having average balances during the period of greater than 30% of stockholders' equity at the end of the period. During each reported period, FHLB advances and reverse repurchase agreements are the only categories of borrowings meeting this criteria.

                                                                  AT OR FOR
                                                                     THE
                                                                  SIX MONTHS   AT OR FOR THE YEAR ENDED DECEMBER
                                                                  ENDED JUNE                  31,
                                                                     30,       ----------------------------------
                                                                     1996         1995        1994        1993
                                                                 ------------  ----------  ----------  ----------
                                                                              (DOLLARS IN THOUSANDS)
FHLB advances:
  Average amount outstanding during the period.................   $   70,399   $   14,866  $   26,476  $   64,130
  Maximum month-end balance outstanding during the period......       70,399      100,399      57,399      67,399
  Weighted average rate:
    During the period..........................................         5.77%        7.57%       4.65%       4.42%
    At end of period...........................................         5.55         5.84        9.59        4.02

Reverse repurchase agreements:
  Average amount outstanding during the period.................   $   23,793   $   16,754  $  254,052  $  195,111
  Maximum month-end balance outstanding during the period......       84,321       84,761     537,629     275,468
  Weighted average rate:
    During the period..........................................         5.76%        5.68%       3.98%       3.56%
    At end of period...........................................       --             5.70      --            3.57

    For additional information relating to the Company's borrowings, see Notes 14, 15 and 16 to the Consolidated Financial Statements.

DISCONTINUED OPERATIONS

    Until recently, the Company's business activities included an automated banking division which generally emphasized the installation of automated teller machines and automated banking centers in a wide variety of locations which were not associated with branch offices of the Company, as well as the development and installation of an automated multi-application card system for the distribution of financial products and services to members of a college or university population. For further information relating to this division, which was discontinued in September 1995, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Discontinued Operations."

OFFICES

    At June 30, 1996, the Company conducted business from its executive offices located in West Palm Beach, Florida, a full-service banking office located in northern New Jersey and a loan production office located in New Jersey.

    The following table sets forth information relating to the Company's executive, main and other offices at June 30, 1996.

             LOCATION                OWNED/LEASED
- -----------------------------------  -------------    NET BOOK VALUE OF
                                                    PROPERTY OR LEASEHOLD
                                                        IMPROVEMENTS
                                                    ---------------------
                                                         (DOLLARS IN
                                                         THOUSANDS)
Executive Offices:
  1675 Palm Beach Lakes Blvd.           Leased            $   5,824
  West Palm Beach, FL

Main Office:
  1350 Sixteenth Street                 Leased                    7
  Fort Lee, NJ

Loan Production Office:
  100 Menlo Park Drive                  Leased                   13
  Suite 200
  Edison, New Jersey

COMPUTER SYSTEMS AND OTHER EQUIPMENT

    The Company believes that its use of information technology is a key factor in achieving competitive advantage in the servicing of nonperforming loans, improving servicing efficiencies to minimize operating costs and increasing overall profitability. The Company has invested in a state-of-the-art computer infrastructure, and uses an IBM AS400 and NetFRAME file servers as its primary hardware platforms. In addition to its standard industry software applications, the Company has internally developed fully integrated proprietary applications designed to provide decision support, automation of decision execution and tracking and exception reporting. The Company's systems have significant capacity for expansion or upgrade.

    The proprietary software packages developed for asset resolution use advanced financial models to predict the resolution strategy with the highest returns and to route the loan or property through the resolution process, as well as track performance against specified timelines for each procedure. These activities are linked with automated communications, including FAX, e-mail or letter with the borrower or outside vendors, such as attorneys and brokers. The systems also are integrated with a document imaging system which currently stores two million images on magnetic media with a 50 gigabyte optical juke box for additional storage. This system permits the immediate access to pertinent loan documents and the automatic preparation of foreclosure packages. The Company also has implemented a data warehouse strategy which provides corporate data on a centralized basis for decision support.

EMPLOYEES

    At June 30, 1996, the Company had 325 full-time equivalent employees (exclusive of the employees of the hotel owned by the Company). The employees are not represented by a collective bargaining agreement, and management believes that it has good relations with its employees.

LEGAL PROCEEDINGS

    The Company is involved in various legal proceedings occurring in the ordinary course of business which management of the Company believes will not have a material adverse effect on the financial condition or operations of the Company.

                                   REGULATION

    Financial institutions and their holding companies are extensively regulated under federal and state laws. As a result, the business, financial condition and prospects of the Company and the Bank can be materially affected not only by management decisions and general economic conditions, but also by applicable statutes and regulations and other regulatory pronouncements and policies promulgated by regulatory agencies with jurisdiction over the Company and the Bank, such as the OTS and the FDIC. The effect of such statutes, regulations and other pronouncements and policies can be significant, cannot be predicted with a high degree of certainty and can change over time. Moreover, such statutes, regulations and other pronouncements and policies are intended to protect depositors and the insurance funds administered by the FDIC, and not stockholders or holders of indebtedness which is not insured by the FDIC.

    The enforcement powers available to federal banking regulators is substantial and includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions must be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

    The following discussion and other references to and descriptions of the regulation of financial institutions contained herein constitute brief summaries thereof as in effect on the date of this Prospectus. This discussion is not intended to constitute and does not purport to be a complete statement of all legal restrictions and requirements applicable to the Company and the Bank and all such descriptions are qualified in their entirety by reference to applicable statutes, regulations and other regulatory pronouncements.

    As noted under "Risk Factors--Regulation," in recent periods there have been various legislative proposals in the U.S. Congress to eliminate the thrift charter and the OTS. Although the Company currently is unable to predict whether the existence of the thrift charter and the OTS may be the subject of future legislation and, if so, what the final contents of such legislation will be and their effects, if any, on the Company and the Bank, such legislation could result in, among other things, the Company becoming subject to the same regulatory capital requirements, activities limitations and other requirements which are applicable to bank holding companies under the BHCA. Unlike savings and loan holding companies, bank holding companies are subject to regulatory capital requirements, which generally are comparable to the regulatory capital requirements which are applicable to the Bank (see "Regulation--The Bank--Regulatory Capital Requirements"), and unlike unitary savings and loan holding companies such as the Company, which generally are not subject to activities limitations, bank holding companies generally are prohibited from engaging in activities or acquiring or controlling, directly or indirectly, the voting securities or assets of any company engaged in any activity other than banking, managing or controlling banks and bank subsidiaries or other activities that the Federal Reserve Board has determined, by regulation or otherwise, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

THE COMPANY

    GENERAL. The Company is a registered savings and loan holding company under the Home Owners' Loan Act ("HOLA"). As such, the Company is subject to regulation, supervision and examination by the OTS.

    ACTIVITIES RESTRICTIONS. There are generally no restrictions on the activities of a savings and loan holding company, such as the Company, which holds only one subsidiary savings institution. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings institution, the Director may impose such restrictions as deemed necessary to address such risk, including limiting (i) payment of dividends by the savings institution; (ii) transactions between the savings institution and its affiliates; and (iii) any activities of the savings institution that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institution. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings institution subsidiary of such a holding company fails to meet a qualified thrift lender ("QTL") test set forth in OTS regulations, then such unitary holding company shall become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings institution requalifies as a QTL within one year thereafter, shall register as, and become subject to the restrictions applicable to, a bank holding company. See "--The Bank--Qualified Thrift Lender Test."

    If the Company were to acquire control of another savings institution, other than through merger or other business combination with the Bank, the Company would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings institution meets the QTL test, as set forth below, the activities of the Company and any of its subsidiaries (other than the Bank or other subsidiary savings institutions) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings institution generally shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof any business activity, other than: (i) furnishing or performing management services for a subsidiary savings institution; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution; (v) acting as trustee under deeds of trust; (vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the Federal Reserve Board as permissible for bank holding companies. Those activities described in clause (vii) above also must be approved by the Director of the OTS prior to being engaged in by a multiple savings and loan holding company.

    RESTRICTIONS ON ACQUISITIONS. Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the OTS, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

    The Director of the OTS may approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state only if (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act ("FDIA"); or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered savings institutions located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

    RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES. Transactions between the Company or any of its non-bank subsidiaries and the Bank are subject to various restrictions, which are described below under "--The Bank--Affiliate Transactions" below.

THE BANK

    GENERAL. The Bank is a federally-chartered savings bank organized under the HOLA. As such, the Bank is subject to regulation, supervision and examination by the OTS. The deposit accounts of the Bank are insured up to applicable limits by the SAIF administered by the FDIC and, as a result, the Bank also is subject to regulation, supervision and examination by the FDIC.

    The business and affairs of the Bank are regulated in a variety of ways. Regulations apply to, among other things, insurance of deposit accounts, capital ratios, payment of dividends, liquidity requirements, the nature and amount of the investments that the Bank may make, transactions with affiliates, community and consumer lending laws, internal policies and controls, reporting by and examination of the Bank and changes in control of the Bank.

    INSURANCE OF ACCOUNTS. As an FDIC-insured institution, the Bank is required to pay deposit insurance premiums to the FDIC. In 1993, the FDIC adopted a transitional risk-based deposit insurance system, which became permanent effective January 1, 1994. Under current FDIC regulations, institutions are assigned to one of three capital groups which are based solely on the level of an institution's capital--"well capitalized," "adequately capitalized," and "undercapitalized"--which are defined in the same manner as the regulations establishing the prompt corrective action system under Section 38 of the FDIA, as discussed below. These three groups are then divided into three subgroups which are based on supervisory evaluations by the institution's primary federal regulator, resulting in nine assessment classifications. Assessment rates currently range from .23% for well capitalized, healthy institutions to .31% for undercapitalized institutions with substantial supervisory concerns.

    On November 14, 1995, the FDIC adopted a new assessment rate schedule of zero to 27 basis points (subject to a $2,000 annual minimum) for BIF members beginning on or about January 1, 1996 while retaining the existing assessment rate schedule for SAIF member institutions. In announcing this new schedule, the FDIC noted that the premium differential may have adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, as a result of this differential SAIF members, such as the Bank, could be placed at a competitive disadvantage to BIF members with respect to the pricing of loans and deposits and the ability to achieve lower operating costs. For information concerning proposed legislation which is intended to address this competitive disadvantage and, among other things, recapitalize the SAIF, see "Risk Factors--Recapitalization of SAIF."

    The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Bank's deposit insurance.

    REGULATORY CAPITAL REQUIREMENTS. Federally-insured savings associations are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. At June 30, 1996, the Bank's regulatory capital substantially exceeded applicable requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Capital Requirements."

    Federally-insured savings associations are subject to three capital requirements: a tangible capital requirement, a core or leverage capital requirement and a risk-based capital requirement. All savings associations currently are required to maintain tangible capital of at least 1.5% of adjusted total assets (as defined in the regulations), core capital equal to 3% of adjusted total assets and total capital (a combination of core and supplementary capital) equal to 8% of risk-weighted assets. For purposes of the regulation, tangible capital is core capital less all intangibles other than qualifying mortgage servicing rights, of which the Bank had $2.7 million at June 30, 1996. Core capital includes common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries and certain nonwithdrawable accounts and pledged deposits. Core capital generally is reduced by the amount of a savings association's intangible assets, other than qualifying mortgage servicing rights.

    A savings association is allowed to include both core capital and supplementary capital in the calculation of its total capital for purposes of the risk-based capital requirements, provided that the amount of supplementary capital included does not exceed the savings association's core capital. Supplementary capital consists of certain capital instruments that do not qualify as core capital, including subordinated debt (such as the Debentures) which meets specified requirements, and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights assigned by the OTS for principal categories of assets currently range from 0% to 100%, depending on the type of asset.

    OTS policy imposes a limitation on the amount of net deferred tax assets under SFAS No. 109 that may be included in regulatory capital. (Net deferred tax assets represent deferred tax assets, reduced by any valuation allowances, in excess of deferred tax liabilities). Application of the limit depends on the possible sources of taxable income available to an institution to realize deferred tax assets. Deferred tax assets that can be realized from the following generally are not limited: taxes paid in prior carryback years and future reversals of existing taxable temporary differences. To the extent that the realization of deferred tax assets depends on an institution's future taxable income (exclusive of reversing temporary differences and carryforwards), or its tax-planning strategies, such deferred tax assets are limited for regulatory capital purposes to the lesser of the amount that can be realized within one year of the quarter-end report date or 10% of core capital. The foregoing considerations did not affect the calculation of the Bank's regulatory capital at June 30, 1996.

    In August 1993, the OTS adopted a final rule incorporating an interest-rate risk component into the risk-based capital regulation. Under the rule, an institution with a greater than "normal" level of interest rate risk will be subject to a deduction of its interest rate risk component from total capital for purposes of calculating the risk-based capital requirement. As a result, such an institution will be required to maintain additional capital in order to comply with the risk-based capital requirement. Although the final rule was originally scheduled to be effective as of January 1994, the OTS has indicated that it will delay invoking its interest rate risk rule requiring institutions with above normal interest rate risk exposure to adjust their regulatory capital requirement until appeal procedures are implemented and evaluated. The OTS has not yet established an effective date for the capital deduction. Management of the Bank does not believe that the OTS' adoption of an interest rate risk component to the risk-based capital requirement will adversely affect the Bank if it becomes effective in its current form.

    In April 1991, the OTS proposed to modify the 3% of adjusted total assets core capital requirement in the same manner as was done by the Comptroller of the Currency for national banks. Under the OTS proposal, only savings associations rated composite 1 under the CAMEL rating system will be permitted to operate at the regulatory minimum core capital ratio of 3%. For all other savings associations, the minimum core capital ratio will be 3% plus at least an additional 100 to 200 basis points, which thus will increase the core capital ratio requirement to 4% to 5% of adjusted total assets or more. In determining the amount of additional capital, the OTS will assess both the quality of risk management systems and the level of overall risk in each individual savings association through the supervisory process on a case-by-case basis.

    PROMPT CORRECTIVE ACTION. Federal law provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to adjusted total assets that is equal to or less than 2.0%. The regulations also permit the appropriate federal banking regulator to downgrade an institution to the next lower category (provided that a significantly undercapitalized institution may not be downgraded to critically undercapitalized) if the regulator determines (i) after notice and opportunity for hearing or response, that the institution is in an unsafe or unsound condition or (ii) that the institution has received (and not corrected) a less-than-satisfactory rating for any of the categories of asset quality, management, earnings or liquidity in its most recent exam. At June 30, 1996, the Bank was a "well capitalized" institution under the prompt corrective action regulations of the OTS.

    Depending upon the capital category to which an institution is assigned, the regulators' corrective powers, many of which are mandatory in certain circumstances, include prohibition on capital distributions; prohibition on payment of management fees to controlling persons; requiring the submission of a capital restoration plan; placing limits on asset growth; limiting acquisitions, branching or new lines of business; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rates that the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and, ultimately, appointing a receiver for the institution.

    QUALIFIED THRIFT LENDER TEST. All savings associations are required to meet a QTL Test set forth in the HOLA and regulations of the OTS thereunder to avoid certain restrictions on their operations. A savings association that does not meet the QTL Test set forth in the HOLA and implementing regulations must either convert to a bank charter or comply with the following restrictions on its operations: (i) the association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the association shall be restricted to those of a national bank; (iii) the association shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the association shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the association ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

    Currently, the QTL test requires that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly basis in at least nine out of every 12 months. At June 30, 1996, the qualified thrift investments of the Bank were approximately 70% of its portfolio assets.

    RESTRICTIONS ON CAPITAL DISTRIBUTIONS. The OTS has promulgated a regulation governing capital distributions by savings associations, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings association as a capital distribution. Generally, the regulation creates three tiers of associations based on regulatory capital, with the top two tiers providing a safe harbor for specified levels of capital distributions from associations so long as such associations notify the OTS and receive no objection to the distribution from the OTS. Associations that do not qualify for the safe harbor provided for the top two tiers of associations are required to obtain prior OTS approval before making any capital distributions.

    Tier 1 associations may make the highest amount of capital distributions, and are defined as savings associations that before and after the proposed distribution meet or exceed their fully phased-in regulatory capital requirements. Tier 1 associations may make capital distributions during any calendar year equal to the greater of (i) 100% of net income for the calendar year-to-date plus 50% of its "surplus capital ratio" at the beginning of the calendar year and (ii) 75% of its net income over the most recent four-quarter period. The "surplus capital ratio" is defined to mean the percentage by which the association's ratio of total capital to assets exceeds the ratio of its fully phased-in capital requirement to assets, and "fully phased-in capital requirement" is defined to mean an association's capital requirement under the statutory and regulatory standards applicable on December 31, 1994, as modified to reflect any applicable individual minimum capital requirement imposed upon the association. At June 30, 1996, the Bank was a Tier 1 association under the OTS capital distribution regulation.

    In December 1994, the OTS published a notice of proposed rulemaking to amend its capital distribution regulation. Under the proposal, the three tiered approach contained in existing regulations would be replaced and institutions would be permitted to make capital distributions that would not result in their capital being reduced below the level required to remain "adequately capitalized," as defined above under "--The Bank--Prompt Corrective Action."

    LOANS-TO-ONE BORROWER. Under applicable laws and regulations, the amount of loans and extensions of credit which may be extended by a savings institution such as the Bank to any one borrower, including related entities, generally may not exceed the greater of $500,000 or 15% of the unimpaired capital and unimpaired surplus of the institution. Loans in an amount equal to an additional 10% of unimpaired capital and unimpaired surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. An institution's "unimpaired capital and unimpaired surplus" includes, among other things, the amount of its core capital and supplementary capital included in its total capital under OTS regulations.

    At June 30, 1996, the Bank's unimpaired capital and surplus amounted to $252.7 million, resulting in a general loans-to-one borrower limitation of $37.9 million under applicable laws and regulations. See "Business--Discounted Loan Acquisition and Resolution Activities--Composition of the Discounted Loan Portfolio" and "--Lending Activities--Composition of Loan Portfolio."

    BROKERED DEPOSITS. Under applicable laws and regulations, an insured depository institution may be restricted in obtaining, directly or indirectly, funds by or through any "deposit broker," as defined, for deposit into one or more deposit accounts at the institution. The term "deposit broker" generally includes any person engaged in the business of placing deposits, or facilitating the placement of deposits, of third parties with insured depository institutions or the business of placing deposits with insured depository institutions for the purpose of selling interests in those deposits to third parties. Under FDIC regulations, well-capitalized institutions are subject to no brokered deposit limitations, while adequately capitalized institutions are able to accept, renew or roll over brokered deposits only (i) with a waiver from the FDIC and (ii) subject to the limitation that they do not pay an effective yield on any such deposit which exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such institution's normal market area for deposits accepted in its normal market area or (b) by 120% for retail deposits and 130% for wholesale deposits, respectively, of the current yield on comparable maturity U.S. treasury obligations for deposits accepted outside the institution's normal market area. Undercapitalized institutions are not permitted to accept brokered deposits and may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which such deposits are being solicited. At June 30, 1996, the Bank was a well-capitalized institution which was not subject to restrictions on brokered deposits, which otherwise would be applicable to all of its brokered and wholesale deposits. See "Business--Sources of Funds--Deposits."

    LIQUIDITY REQUIREMENTS. All savings associations are required to maintain an average daily balance of liquid assets, which include specified short-term assets and certain long-term assets, equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings associations. At the present time, the required liquid asset ratio is 5%. Historically, the Bank has operated in compliance with these requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity."

    POLICY STATEMENT ON NATIONWIDE BRANCHING. Current OTS policy generally permits a federally-chartered savings association to establish branch offices outside of its home state if the association meets the domestic building and loan test in Section 7701(a)(19) of the Code or the asset composition test of subparagraph (c) of that section for institutions seeking to so qualify, and if, with respect to each state outside of its home state where the association has established branches, the assets attributable to the branches, taken alone, also would qualify them as a domestic building and loan association were they otherwise eligible (which restrictions are not applicable in the event that a state-chartered association organized under the laws of the federal association's home state would be permitted under relevant state law to operate in the other state). See "Taxation-Federal Taxation." An association seeking to take advantage of this authority would have to have a branching application approved by the OTS, which would consider the regulatory capital of the association and its record under the Community Reinvestment Act of 1977, as amended ("CRA"), among other things.

    AFFILIATE TRANSACTIONS. Under federal law and regulation, transactions between a savings association and its affiliates are subject to quantitative and qualitative restrictions. Affiliates of a savings association include, among other entities, companies that control, are controlled by or are under common control with the savings association. As a result, the Company and its non-bank subsidiaries are affiliates of the Bank.

    Savings associations are restricted in their ability to engage in "covered transactions" with their affiliates. In addition, covered transactions between a savings association and an affiliate, as well as certain other transactions with or benefiting an affiliate, must be on terms and conditions at least as favorable to the savings association as those prevailing at the time for comparable transactions with non-affiliated companies. Savings associations are required to make and retain detailed records of transactions with affiliates.

    Notwithstanding the foregoing, a savings association is not permitted to make a loan or extension of credit to any affiliate unless the affiliate is engaged only in activities the Federal Reserve Board has determined to be permissible for bank holding companies. Savings associations also are prohibited from purchasing or investing in securities issued by an affiliate, other than shares of a subsidiary.

    Savings associations are also subject to various limitations and reporting requirements on loans to insiders. These limitations require, among other things, that all loans or extensions of credit to insiders (generally executive officers, directors or 10% stockholders of the institution) or their "related interests" be made on substantially the same terms (including interest rates and collateral) as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features.

    COMMUNITY INVESTMENT AND CONSUMER PROTECTION LAWS. In connection with its lending activities, the Bank is subject to a variety of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. Included among these are the federal Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act, Truth-in-Lending Act, the Equal Credit Opportunity Act, Fair Credit Reporting Act and the CRA.

    SAFETY AND SOUNDNESS. Other regulations which were recently adopted or are currently proposed to be adopted pursuant to recent legislation include: (i) real estate lending standards for insured institutions, which provide guidelines concerning loan-to-value ratios for various types of real estate loans; (ii) revisions to the risk-based capital rules to account for interest rate risk, concentration of credit risk and the risks posed by "non-traditional activities;" (iii) rules requiring depository institutions to develop and implement internal procedures to evaluate and control credit and settlement exposure to their correspondent banks: and (iv) rules addressing various "safety and soundness" issues, including operations and managerial standards, standards for asset quality, earnings and stock valuations, and compensation standards for the officers, directors, employees and principal stockholders of the insured institution.

                                    TAXATION

FEDERAL TAXATION

    GENERAL. The Company and, with one exception, its subsidiaries currently file, and expect to continue to file, a consolidated federal income tax return based on a calendar year. Consolidated returns have the effect of eliminating inter-company transactions, including dividends, from the computation of taxable income.

    Savings institutions such as the Bank, which meet certain definitional tests primarily relating to their assets and the nature of their businesses, historically have been permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions may, within specified formula limits, be deducted in arriving at the Bank's taxable income. For purposes of computing the deductible addition to its bad debt reserve, the Bank's loans are separated into "qualifying real property loans" (I.E., generally those loans secured by certain interests in real property) and all other loans ("non-qualifying loans"). The deduction with respect to nonqualifying loans must be computed under the experience method, while a deduction with respect to qualifying loans may be computed using a percentage based on actual loss experience or a percentage of taxable income.

    Under the percentage of taxable income method, the bad debt deduction equals 8% of taxable income determined without regard to that deduction and with certain adjustments. The availability of the percentage of taxable income method has permitted a qualifying savings institution to be taxed at a lower maximum effective marginal federal income tax rate than that applicable to corporations in general. This resulted generally in a maximum effective marginal federal income tax rate payable by a qualifying savings institution fully able to use the maximum deduction permitted under the percentage of taxable income method, in the absence of other factors affecting taxable income, of 32.2% exclusive of any minimum tax or environmental tax (as compared to 35% for corporations generally). Any savings institution at least 60% of whose assets are qualifying assets, as described in Section 7701(a)(19)(c) of the Code, generally will be eligible for the full deduction of 8% of taxable income, subject to certain limitations on the amount of the bad debt deduction that a savings association may claim with respect to additions to its reserve for bad debts under the percentage of income method. As of December 31, 1995, approximately 71% of the Bank's assets were "qualifying assets" described in Section 7701(a)(19)(C) of the Code.

    Legislation adopted by the U.S. Congress in August 1996 (i) repeals the provision of the Code which authorizes use of the percentage of taxable income method by qualifying savings institutions to determine deductions for bad debts, effective for taxable years beginning after 1995, and (ii) requires that a savings institution recapture for tax purposes (i.e. take into income) over a six-year period its applicable excess reserves, which for a thrift institution such as the Bank which becomes a "large bank," as defined in Section 585(c)(2) of the Code, generally is the excess of the balance of its bad debt reserves as of the close of its last taxable year beginning before January 1, 1996 over the balance of such reserves as of the close of its last taxable year beginning before January 1, 1988, which recapture would be suspended for any tax year that begins after December 31, 1995 and before January 1, 1998 (thus a maximum of two years) in which a savings institution originates an amount of residential loans which is not less than the average of the principal amount of such loans made by a savings institution during its six most recent taxable years beginning before January 1, 1996. In part because the Bank has provided for deferred taxes with respect to the excess of its bad debt reserves as of December 31, 1995 over the balance of such reserves as of December 31, 1987, the Company does not believe that these provisions will have a material adverse effect on the Company's financial condition or operations.

    The above-referenced legislation also repeals certain provisions of the Code that only apply to thrift institutions to which Section 593 applies: (i) the denial of a portion of certain tax credits to a thrift institution (Section 50(d)(1)); (ii) the special rules with respect to the foreclosure of property securing loans of a thrift institution (Section 595); (iii) the reduction in the dividends received deduction of a thrift institution (Section 596); and (iv) the ability of a thrift institution to use a net operating loss to offset its income from a residual interest in a REMIC (Section 860(E)(a)(2)). It is not anticipated that the repeal of these provisions will have a material adverse effect on the Company's financial condition or operations.

    ALTERNATIVE MINIMUM TAX. In addition to regular income taxes, corporations may be subject to an alternative minimum tax which is generally equal to 20% of alternative minimum taxable income (taxable income, increased by tax preference items and adjusted for certain regular tax items). The preference items generally applicable to savings associations include (i) 100% of the excess of a savings association's bad debt deduction computed under the percentage of taxable income method over the amount that would have been allowable under the experience method and (ii) an amount equal to 75% of the amount by which a savings association's adjusted current earnings (alternative minimum taxable income computed without regard to this preference, adjusted for certain items) exceeds its alternative minimum taxable income without regard to this preference. Alternative minimum tax paid can be credited against regular tax due in later years.

    TAX RESIDUALS. From time to time the Company invests in tax residuals, which, net of deferred fees, are included in the Company's deferred tax assets. Although a tax residual has little or no future economic cash flows from the REMIC from which it has been issued, the tax residual does bear the income tax liability or benefit resulting from the difference between the interest rate paid on the securities issued by the REMIC and the interest rate received on the mortgage loans held by the REMIC. This generally results in taxable income for the Company in the first several years of the REMIC and equal amounts of tax deductions thereafter. The Company receives cash payments in connection with the purchase of tax residuals to compensate the Company for the time value of money associated with the tax payments related to these securities and the costs of modeling, recording, monitoring and reporting the securities; thus, the Company in effect receives payments in connection with its acquisition of the security and acceptance of the related tax liabilities. Prior to 1994, a portion of the fees received by the Company related to the acquisition of tax residuals were recorded in the Company's non-interest income as fees on financing transactions at the time of acquisition and the remainder were deferred and recognized in interest income (under "investment securities and other") on a level yield basis over the expected life of the deferred tax asset related to tax residuals. From time to time, the Company revises its estimate of its future obligations under the tax residuals, and in 1994, due primarily to certain changes in the marketplace, consisting of a significant decrease in the availability of new tax residuals and an increase in the number of purchasers of such securities, the Company began to defer all fees received and recognize such fees in interest income on a level yield basis over the expected life of the deferred tax asset related to tax residuals. The Company also adjusts the recognition in interest income of fees deferred based upon changes in the actual prepayment rates of the underlying mortgages held by the REMIC and periodic reassessments of the expected life of the deferred tax asset related to tax residuals. At June 30, 1996, the Company's gross deferred tax assets included $16.1 million which was attributable to the Company's tax residuals and related deferred income. The Company's current portfolio of tax residuals generally have a negative tax basis and are not expected to generate future taxable income. Because of the manner in which REMIC residual interests are treated for tax purposes, at June 30, 1996, the Company had approximately $46.8 million of net operating loss carryforwards for federal income tax purposes which were attributable to sales of tax residuals. See Notes 1 and 19 to the Consolidated Financial Statements.

    INVESTMENTS IN LOW-INCOME HOUSING TAX CREDIT INTERESTS. For a discussion of the tax effects of investments in low-income housing tax credit interests, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Income Tax Expense" and "Business-- Investment Activities--Investment in Low-Income Housing Tax Credit Interests."

    EXAMINATIONS. The most recent examination by the Internal Revenue Service of the Company's federal income tax returns was of the tax returns filed for 1989 and 1990. The statute of limitations has run with respect to all tax years prior to those years. Thus, the federal income tax returns for the years 1991 through 1994 (due to a waiver of the statute of limitations) are open for examination. The Internal Revenue Service currently is completing an examination of the Company's federal income tax returns for 1992 and 1991 and commencing an examination of the returns for 1994 and 1993; management of the Company does not anticipate any material adjustments as a result of these examinations, although there can be no assurances in this regard. No state return of the Company has been examined, and no notification has been received by the Company that any state intends to examine any of the tax returns with respect to which the statute of limitations has not run.

STATE TAXATION

    The Company's income, property and wages are apportioned to Florida to determine taxable income based on certain apportionment factors, which has a statutory tax rate of 5.5%. The Company is taxed in New Jersey on income, net of expenses, earned in New Jersey at a statutory rate of 3.0%.

    For additional information regarding taxation, see Note 19 to the Consolidated Financial Statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following tables set forth certain information about the directors and executive officers of the Company. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation or removal. Executive officers of the Company are elected annually by the Board of Directors and generally serve at the discretion of the Board. There are no arrangements or understandings between the Company and any person pursuant to which such person was elected as a director or executive officer of the Company. Other than William C. Erbey and John R. Erbey, who are brothers, no director or executive officer is related to any other director or executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

DIRECTORS OF THE COMPANY

                                                                                   DIRECTOR
        NAME            AGE(1)                       POSITION                        SINCE
- ---------------------  ---------  ----------------------------------------------  -----------
William C. Erbey          47      Chairman, President and Chief Executive               1988
                                   Officer(2)
Barry N. Wish             54      Chairman, Emeritus(2)                                 1988
W. C. Martin              47      Director                                              1996
Howard H. Simon           55      Director                                              1996

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        NAME            AGE(1)                       POSITION
- ---------------------  ---------  ----------------------------------------------
John R. Barnes            53      Senior Vice President
Rory A. Brown             33      Managing Director
John R. Erbey             55      Managing Director and Secretary
Robert E. Koe             51      Managing Director
Christine A. Reich        35      Managing Director and Chief Financial Officer
Stephen C. Wilhoit        35      Senior Vice President

- ------------------------
(1)  As of June 30, 1996.
(2) Upon consummation of the Common Stock Offering, Mr. Erbey, who currently serves as President and Chief Executive Officer, will become Chairman of the Board, and Mr. Wish, who currently serves as Chairman of the Board, will become Chairman, Emeritus and continue as a director of the Company.

    The principal occupation for the last five years of each director of the Company, as well as certain other information, is set forth below.

    WILLIAM C. ERBEY. Mr. Erbey has served as President and Chief Executive Officer of the Company since January 1988 and as Chief Investment Officer of the Company since January 1992, and will become Chairman of the Board upon closing of the Common Stock Offering. Mr. Erbey has served as Chairman of the Board of the Bank since February 1988 and as President and Chief Executive Officer of the Bank since June 1990. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group ("Oxford"), a private investment company, in charge of merchant banking. From 1975 to 1983, he served at General Electric Capital Corporation ("GECC") in various capacities, most recently as President and Chief Operating Officer of General Electric Mortgage Insurance Corporation, a subsidiary of the General Electric Company engaged in the mortgage insurance business. Mr. Erbey also served as Program General Manager of GECC's Commercial Financial Services Department and its subsidiary Acquisition Funding Corporation. He received a B.A. in Economics from Allegheny College and an M.B.A. from the Harvard Graduate School of Business Administration.

    BARRY N. WISH. Mr. Wish has served as Chairman of the Board of the Company since January 1988, and will become Chairman, Emeritus and continue as a director of the Company upon closing of the Common Stock Offering. From 1983 to 1995, he served as a Managing General Partner of Oxford, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and Shareholder of Kidder, Peabody & Co., Inc. He is a graduate of Bowdoin College.

    W. C. MARTIN. Since 1982, Mr. Martin has been associated with Holding Capital Group ("HCG"), which is engaged in the acquisition and turnaround of businesses in a broad variety of industries. Since March 1993, Mr. Martin also has served as President and Chief Executive Officer of Solitron Vector Microwave Products, Inc., a company he formed along with other HCG investors to acquire the assets of the former Microwave Division of Solitron Devices, Inc. Prior to 1982, Mr. Martin was a Manager in Touche Ross & Company's Management Consulting Division, and prior to that he held positions in financial management with Chrysler Corporation. Mr. Martin is a graduate of LaSalle University and received an M.B.A. from Notre Dame.

    HOWARD H. SIMON. From 1978 to the present, Mr. Simon has been President of Simon, Master & Sidlow, P.A., a certified public accounting firm which Mr. Simon founded and which is based in Wilmington, Delaware. He is a member of the Board of Directors and the Executive Committee of CPA Associates International, Inc. Mr. Simon is a Certified Public Accountant in the State of Delaware. He is graduate of the University of Delaware.

    The background for the last five years of each executive officer of the Company who is not a director, as well as certain other information, is set forth below.

    JOHN R. BARNES. Mr. Barnes has served as Senior Vice President of the Company and the Bank since May 1994 and served as Vice President of the same from October 1989 to May 1994. Mr. Barnes was a Tax Partner in the firm of Deloitte Haskins & Sells from 1986 to 1989 and in the firm of Arthur Young & Co. from 1979 to 1986. Mr. Barnes was the Partner in Charge of the Cleveland Office Tax Department of Arthur Young & Co. from 1979 to 1984. Mr. Barnes is a graduate of Ohio State University.

    RORY A. BROWN. Mr. Brown has served as a Managing Director of the Company since January 1993, as Vice President--Corporate Development of the Company from December 1991 until January 1993 and as Vice President and Treasurer of the Company from June 1988 to December 1991. Mr. Brown has served as a director of the Bank and as a Managing Director of the Bank since May 1993. Mr. Brown served as a Vice President of the Bank from July 1989 to May 1993 and as Treasurer from July 1989 to December 1991. Mr. Brown was a Senior Consultant with the Asset Securitization Group of Arthur Andersen & Co. from 1985 to 1988. He is a graduate of Humboldt State University.

    JOHN R. ERBEY. Mr. Erbey has served as a Managing Director of the Company since January 1993 and as Secretary of the Company since June 1989, and served as Senior Vice President of the Company from June 1989 until January 1993. Mr. Erbey has served as a director of the Bank since 1990, as a Managing Director of the Bank since May 1993 and as Secretary of the Bank since July 1989. Previously, he served as Senior Vice President of the Bank from June 1989 until May 1993. From 1971 to 1989 he was a member of the Law Department of Westinghouse Electric Corporation and held various management positions, including Associate General Counsel and Assistant Secretary from 1984 to 1989. Previously, he held the positions of Assistant General Counsel of the Industries and International Group and Assistant General Counsel of the Power Systems Group of Westinghouse. Mr. Erbey is a graduate of Allegheny College and Vanderbilt University School of Law.

    ROBERT E. KOE. Mr. Koe was elected as a Managing Director of the Company and the Bank on July 1, 1996. Mr. Koe has served as a director of the Bank since 1994. Mr. Koe formerly was Chairman, President and Chief Executive Officer of United States Leather, Inc. ("USL"), which includes Pfister & Vogel Leather, Lackawanna Leather, A.L. Gebhardt and Caldwell/Moser Leather. Prior to joining USL in 1990, he was Vice Chairman of Heller Financial Inc., and served as a member of the board of its parent company, Heller International Corp. ("Heller"), as well as Heller Overseas Corp. Mr. Koe came to Heller in 1984 from

General Electric Capital Corp. ("GECC"), where he held positions which included Vice President and General Manager of Commercial Financial Services, Vice President and General Manager of Commercial Equipment Financing, and President of Acquisition Funding Corp. Before joining GECC, Mr. Koe held various responsibilities with its parent, the General Electric Company, from 1967 to 1975. Mr. Koe is a graduate of Kenyon College.

    CHRISTINE A. REICH. Ms. Reich has served as a Managing Director of the Company since June 1994 and as Chief Financial Officer of the Company since January 1990. Ms. Reich served as Senior Vice President of the Company from January 1993 until June 1994 and as Vice President from January 1990 until January 1993. Ms. Reich has served as a director of the Bank since 1993, as a Managing Director of the Bank since June 1994 and as Chief Financial Officer of the Bank since May 1990. Ms. Reich served as Senior Vice President of the Bank from May 1993 to June 1994 and Vice President of the Bank from January 1990 to May 1993. From 1987 to 1990, Ms. Reich served as an officer of another subsidiary of the Company. Prior to 1987, Ms. Reich was employed by KPMG Peat Marwick LLP, most recently in the position of Manager. She is a graduate of the University of Southern California.

    STEPHEN C. WILHOIT. Mr. Wilhoit has served as Senior Vice President of the Company and the Bank since May 1994. He served as Vice President of the Company from March 1990 to May 1994 and served as Vice President of the Bank from May 1992 to May 1994. From 1986 to 1990 he was an attorney with the Atlanta law firm of Trotter Smith & Jacobs. Mr. Wilhoit is a graduate of the University of Virginia and Wake Forest University School of Law.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company recently established an Executive Committee, an Audit Committee and a Nominating and Compensation Committee. A brief description of these committees is set forth below.

    The Executive Committee is generally responsible to act on behalf of the Board of Directors on all matters when the full Board of Directors is not in session. Currently, the members of this committee are Directors Erbey and Wish.

    The Audit Committee of the Board of Directors reviews and advises the Board of Directors with respect to reports by the Company's independent auditors and monitors the Company's compliance with laws and regulations applicable to the Company's operations. Currently, the members of the Audit Committee are Directors Simon and Martin.

    The Nominating and Compensation Committee evaluates and makes recommendations to the Board of Directors for the election of directors, as well as handles personnel and compensation matters relating to the executive officers of the Company. Currently, the members of the Nominating and Compensation committee are Directors Simon and Martin.

REMUNERATION OF EXECUTIVE OFFICERS--SUMMARY COMPENSATION TABLE

    The following table discloses compensation received by the Company's chief executive officer and the four other most highly paid directors and executive officers of the Company for the years ended December 31, 1995, 1994 and 1993.

                                                                                LONG-TERM COMPENSATION
                                                                                        AWARDS
                                                                              --------------------------
                                                                                             NUMBER OF
                                                 ANNUAL COMPENSATION          RESTRICTED    SECURITIES
                                         -----------------------------------     STOCK      UNDERLYING         ALL OTHER
NAME AND POSITION                          YEAR       SALARY    BONUS($)(1)     AWARDS     OPTIONS(#)(2)  COMPENSATION($)(3)
- ---------------------------------------  ---------  ----------  ------------  -----------  -------------  -------------------
William C. Erbey,......................       1995  $  150,000  $    --           --            --             $   3,000
 President and Chief                          1994     150,000     1,171,675      --           269,400             3,000
 Executive Officer                            1993     150,000       100,000      --           166,350             4,497
Barry N. Wish..........................       1995     150,000       --           --            --                 3,000
 Chairman                                     1994     150,000       800,000      --           175,970             3,000
                                              1993     150,000       100,000      --           110,400             4,497
John R. Erbey,.........................       1995     150,000        50,000      --            44,500             3,000
 Managing Director                            1994     150,000       800,000      --           175,970             3,000
 and Secretary                                1993     150,000       100,000      --           166,350             4,497
Rory A. Brown,.........................       1995     150,000        50,000      --            44,500             3,000
Managing Director                             1994     150,000       650,000      --           138,260             3,000
                                              1993     150,000       100,000      --           166,350             4,497
Christine A. Reich,....................       1995     150,000        50,000      --            44,500             3,000
 Managing Director                            1994     147,917       487,500      --            97,410             3,000
 and Chief Financial                          1993     122,917       100,000      --            86,350             4,497
 Officer

- ------------------------
(1) The indicated bonuses were paid in the first quarter of the following year for services rendered in the year indicated.

(2) Consists of options granted pursuant to the Company's Stock Option Plan.

(3) Consists of contributions by the Company pursuant to the Company's 401(k) Savings Plan.

ANNUAL INCENTIVE PLAN

    Since 1990, the Company has maintained an annual incentive plan for the management and other salaried employees of the Company and its subsidiaries. The plan provides the participants with bonuses each year paid from a pool based upon the Company's consolidated operating income for that year. Accordingly, the plan provides the Company's management and other personnel with a significant incentive to contribute to the Company's financial success by allowing them to share in a portion of the consolidated operating income of the Company and its subsidiaries.

    The aggregate bonus pool payable under the plan may not exceed 20% of income before taxes and incentive awards of the Company plus pre-tax equivalent income generated by tax advantaged investments. The plan is administered by the President of the Company and may be amended or terminated at any time by the Board of Directors.

    Incentive awards are paid to participants following the end of each fiscal year after the determination of the Company's income. Incentive awards may be paid in cash or in any other form approved by the Board of Directors. Since 1990, certain executive officers and other eligible participants have received a portion of their annual incentive award in the form of options to acquire Common Stock pursuant to the Stock Option Plan.

    Under present federal income tax law, participants will realize ordinary income immediately upon receipt of a cash distribution under the incentive plan. The Company will be entitled to an income tax deduction, in the amount of such ordinary income, for the fiscal year for which such bonus payment is made, provided the bonus payment is made within two and one-half months after the close of that fiscal year; otherwise the payment will be deductible in the fiscal year in which such payment is made to the participant. It is expected that through the year 1999 all payments under the plan will be fully deductible by the Company for federal income tax purposes and will not be subject to Section 162(m) of the Code, which provides for a cap on the deductibility of compensation paid to certain corporate executives of $1 million per covered executive.

DIRECTORS STOCK PLAN

    In July 1996, the Board of Directors and stockholders of the Company approved the Directors Stock Plan, pursuant to which the sole compensation of the directors of the Company shall be paid in Common Stock, subject to consummation of the Common Stock Offering. (Directors also are reimbursed for their travel and other reasonable expenses incurred in performing their duties as directors of the Company.) The Directors Stock Plan is intended to encourage directors to own shares of Common Stock and the highest level of director performance, as well as to provide a financial incentive that will help attract and retain the most qualified directors.

    Beginning in 1996, the Company will compensate directors by delivering a total annual value of $10,000 (which may be prorated for a director serving less than a full one-year term, as in the case of a director joining the Board after an annual meeting of stockholders), subject to review and adjustment by the Board of Directors from time to time. Except for 1996, such payment will be made after the annual organizational meeting of the Board of Directors which follows the annual meeting of stockholders of the Company. An additional annual fee payable in shares of Common Stock, which is $2,000 beginning in 1996, subject to review and adjustment by the Board of Directors from time to time, will be paid to committee chairs after the annual organizational meeting of the Board of Directors. For 1996, the four directors of the Company and three committee chairs will receive shares of Common Stock issuable under the Directors Stock Plan upon consummation of the Common Stock Offering.

    Shares issued pursuant to the Directors Stock Plan will be based on their "fair market value" on the date of grant. The term "fair market value" is defined in the Directors Stock Plan to mean the mean of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market's National Market on the relevant date, or if no sale of Common Stock shall have been reported for that day, the average of such prices on the next preceding day and the next following day for which there are reported sales.

    Shares issued pursuant to the Directors Stock Plan, other than the committee fee shares, would be subject to forfeiture during the 12 full calendar months following election or appointment to the Board of Directors or a committee thereof if the director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which he is a member during such period.

    An aggregate of 250,000 shares of Common Stock has been reserved for issuance pursuant to the Directors Stock Plan, subject to adjustment in the event of specified changes in the Common Stock resulting from recapitalizations, stock splits, stock dividends and other circumstances set forth in the Directors Stock Plan.

STOCK OPTION PLAN

    The Company's Stock Option Plan is designed to advance the interests of the Company, its subsidiaries (including the Bank) and the Company's shareholders by affording certain officers and other key employees of the Company, the Bank and other subsidiaries an opportunity to acquire or increase their proprietary interests in the Company by granting such persons options to acquire Common Stock. A total of 9,316,750 shares of Common Stock currently are authorized for issuance under the Stock Option Plan. As of June 30, 1996, options to acquire 3,210,540 shares of Common Stock were outstanding under the Stock Option Plan. Options granted pursuant to the Stock Option Plan have had exercise prices which are at a substantial discount to the book value of the Common Stock. At June 30, 1996, the average exercise price of the outstanding options granted under the Stock Option Plan was $1.27 and the book value per share of Common Stock was $6.50.

    The Stock Option Plan currently is administered and interpreted by either the Board of Directors of the Company or, to the extent authority is delegated, the stock option committee thereof. After the offerings, the Stock Option Plan will be administered by a committee consisting of not less than two "disinterested" directors within the meaning of Rule 16b-3 under the Exchange Act. In the event that the outstanding shares of Common Stock are affected by reason of a merger, consolidation, reorganization, recapitalization, combination of shares, stock split or dividend, the number and kind of shares to which any option relates and the exercise price of any option shall be appropriately adjusted as determined solely by the Board of Directors of the Company or the Nominating and Compensation Committee. In the event of a liquidation or dissolution of the Company, an optionee generally shall have the right, immediately prior to such dissolution or liquidation, to exercise any outstanding options in whole or in part.

OPTION GRANTS FOR 1995

    The following table provides information relating to option grants made pursuant to the Stock Option Plan to the individuals named in the Summary Compensation Table for services rendered in 1995.

                                                        INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
                       -----------------------------------------------------------------------------------    VALUE AT ASSUMED
                        NUMBER OF                                                                           RATES OF STOCK PRICE
                       SECURITIES       PERCENT OF                                                            APPRECIATION FOR
                       UNDERLYING       SECURITIES                        BOOK VALUE PER                       OPTION TERM(3)
                         OPTIONS     UNDERLYING TOTAL      EXERCISE       SHARE OF OCWEN                    --------------------
                         GRANTED    OPTIONS GRANTED TO       PRICE        COMMON STOCK AT     EXPIRATION       0%         5%
NAME                    (#)(1)(2)      EMPLOYEES(2)         ($/SH)       DECEMBER 31, 1995       DATE          ($)        ($)
- ---------------------  -----------  -------------------  -------------  -------------------  -------------  ---------  ---------
William C. Erbey.....      --               --   %         $  --             $  --                --        $  --      $  --
Barry N. Wish........      --               --                --                --                --           --         --
John R. Erbey........      44,500            14.6               5.76              5.86              2006        4,450    168,655
Rory A. Brown........      44,500            14.6               5.76              5.86              2006        4,450    168,655
Christine A. Reich...      44,500            14.6               5.76              5.86              2006        4,450    168,655


                          10%
NAME                      ($)
- ---------------------  ---------
William C. Erbey.....  $  --
Barry N. Wish........     --
John R. Erbey........    420,080
Rory A. Brown........    420,080
Christine A. Reich...    420,080

- ------------------------------
(1) All options vest and become exercisable in January 1997.

(2) Indicated grants were made in January 1996 for services rendered in 1995. The percentage of securities underlying these options to the total number of securities underlying all options granted to employees of the Company is based on options to purchase a total of 304,490 shares of Common Stock granted to participants under the Stock Option Plan in January 1996.

(3) Assumes future prices of shares of Common Stock of $5.86, $9.55 and $15.20 at compounded rates of return of 0%, 5% and 10%, respectively.

AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES

    The following table provides information relating to option exercises in 1995 by the individuals named in the Summary Compensation Table and the value of each such individual's unexercised options at December 31, 1995.


                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED           IN-THE-MONEY
                                 NUMBER OF                         OPTIONS AT                  OPTIONS AT
                                  SHARES                       DECEMBER 31, 1995         DECEMBER 31, 1995(1)(2)
                                 ACQUIRED       VALUE      --------------------------  ---------------------------
NAME                            ON EXERCISE    REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
- ------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
William C. Erbey..............      --       $    --          924,640        --        $  4,742,422   $   --
Barry N. Wish.................     432,620      1,754,237     175,970        --             892,696       --
John R. Erbey.................      --            --          747,880         44,500      3,810,136         4,450
Rory A. Brown.................      --            --          504,610         44,500      2,474,254         4,450
Christine A. Reich............      --            --          222,650         44,500      1,060,577         4,450


- ------------------------
(1) Based on the $5.86 book value of a share of Common Stock at December 31, 1995.


(2) For information regarding recent exercises of stock options, see "--Transactions with Affiliates" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Determinations regarding compensation of the Company's employees are made by the Company's Board of Directors. Although Director William C. Erbey is an employee of the Company, he does not participate in deliberations of the Board of Directors concerning his compensation.

TRANSACTIONS WITH AFFILIATES

    As of June 30, 1996, the Company (through the Bank) held a residential mortgage loan with an interest rate of 8.5% which was made by the Company in 1987 to Howard H. Simon, a director of the Company. The principal balance of this loan amounted to $124,624 at June 30, 1996, and the highest principal balance of this loan during 1996 was $132,427.


    From time to time the Company raises funds by privately issuing short-term notes to its stockholders. At June 30, 1996, the Company had $7.4 million of such short-term notes outstanding, including $1.0 million and $250,000 which were held by William C. Erbey and John R. Erbey (or their affiliates), respectively. All of such short-term notes bear interest at 10.5% per annum and mature on May 1, 1997.



    In September 1996, the Company loaned $6.7 million to certain of its and the Bank's officers to fund their exercise of vested stock options to purchase an aggregate of 2,713,660 shares of Common Stock, including 924,640 shares, 175,970 shares, 747,880 shares, 471,280 shares and 222,650 shares acquired by William C. Erbey, Barry N. Wish, John R. Erbey, Rory A. Brown and Christine A. Reich, respectively, who issued notes to the Company in the amount of $2.2 million, $423,000, $1.8 million, $1.2 million and $583,000, respectively. Such notes bear interest at 10.5% per annum, are payable in two equal installments on March 1, 1998 and March 1, 1999 and are secured by the related shares of Common Stock. At the time of the issuance of the foregoing notes, the Company also agreed to loan the issuers thereof up to an additional $1.7 million to fund the payment of additional taxes owed in connection with the exercise of the above-referenced stock options, including $594,000, $112,000, $478,000, $288,000 and $134,000 in
the case of William C. Erbey, Barry N. Wish, John R. Erbey, Rory A. Brown and Christine A. Reich, respectively. Such loans will have the same terms as the above-referenced notes.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


    As of the date hereof, the Company had 26,741,100 shares of Common Stock outstanding which were held by 86 stockholders of record. The Common Stock is privately held and, as a result, there are no market prices available for such stock.



    The following table sets forth, as of the date hereof, certain information as to the Common Stock beneficially owned by (i) persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were known to the Company to be the beneficial owners of 5% or more of the issued and outstanding Common Stock, (ii) the executive officers of the Company identified in the summary compensation table and (iii) all directors and executive officers of the Company as a group. Other than Mr. Harold D. Price, whose address is 2450 Presidential Way, #1806, West Palm Beach, Florida 33401, the address for each of the individuals named below is the same as that of the Company. See "The Company."



                                                                                            SHARES BENEFICIALLY OWNED
                                                           SHARES BENEFICIALLY OWNED AS             AFTER THE
                                                              OF SEPTEMBER   , 1996           COMMON STOCK OFFERING
                                                          ------------------------------  ------------------------------
NAME OF BENEFICIAL OWNER                                     AMOUNT(1)      PERCENT(1)       AMOUNT(1)      PERCENT(1)
- --------------------------------------------------------  ---------------  -------------  ---------------  -------------
Harold D. Price.........................................     2,048,480(2)         7.7%       1,720,720            6.4%
Directors and executive officers:
  William C. Erbey......................................     9,852,420(3)        36.8        9,852,420           36.8
  Barry N. Wish.........................................     6,011,020(4)        22.5        5,051,020           18.9
  John R. Erbey.........................................       976,030            3.7          976,030            3.7
  Rory A. Brown.........................................       504,610            1.9          504,610            1.9
  Christine A. Reich....................................       222,650            0.8          222,650            0.8
    All directors and executive officers as a group
     (eight persons)....................................    17,732,380           66.3       16,772,380           62.7


- ------------------------
(1) For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own any shares of Common Stock if he directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) Includes 1,436,990 shares held by HAP Investment Partnership, the partners of which are Harold D. Price and his spouse. Mr. and Mrs. Price share voting and dispositive power with respect to the shares owned by HAP Investment Partnership. Also includes 611,490 shares held by Mr. Price as nominee for various trusts for the benefit of members of his family.


(3) Includes 5,923,700 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 3,004,080 shares held by Erbey Holding Corporation, a corporation wholly owned by William C. Erbey.



(4) Includes 5,835,050 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93.0% of the common stock thereof.



    For additional information, see "Management--Transactions with Affiliates."

                              DESCRIPTION OF NOTES

GENERAL

    The Notes will be issued pursuant to an Indenture (the "Indenture") between the Company and Bank One, Columbus, NA, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries of certain provisions of the Indenture set forth below do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes. Capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever sections or defined terms of the Indenture are referred to, such sections or defined terms are hereby incorporated herein by such reference.


    The Notes will be limited in aggregate original principal amount to $125 million ($143.75 million aggregate principal amount if the Note Underwriter's
over-allotment option is exercised). The Notes will mature on            , 2003
(the "Stated Maturity"). The Notes will rank PARI PASSU with all other general unsecured obligations of the Company and will be issued in book-entry form only in denominations of $1,000 and integral multiples in excess thereof.


    The Notes will bear interest from the date of their initial issuance, at the rate per annum set forth on the cover page of this Prospectus, payable
semi-annually in arrears on            and            of each year (each an
"Interest Payment Date"), commencing            , 1997, to the holders of record
at the close of business on the            or            (whether or not a
business day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    The Notes are not savings accounts or deposits and are not insured by the FDIC or by the United States or any agency or fund thereof. The Notes will not be secured by the assets of the Company or any of its Subsidiaries, including the Bank, or otherwise and will not have the benefit of a sinking fund for the retirement of principal or interest. Because the Company is a holding company that currently conducts substantially all of its operations through its Subsidiaries, the right of the Company to participate in any distribution of assets of any Subsidiary, including the Bank, upon its liquidation or reorganization or otherwise (and thus the ability of Holders of the Notes to benefit indirectly from such distribution) are subject to the prior claims of creditors of that Subsidiary, including, in the case of the Bank, to the claims of depositors of the Bank. Claims on the Company's Subsidiaries by creditors, other than the Company, include substantial obligations with respect to deposit liabilities and other borrowings. Additionally, distributions to the Company by the Bank, whether in liquidation, reorganization or otherwise, will be subject to regulatory restrictions and, under certain circumstances, may be prohibited. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" and "Regulation."

GLOBAL NOTES, DELIVERY AND FORM

    The Notes offered hereby will be represented by one or more Global Notes deposited with the Depositary, and will trade in the Depositary's Same-Day Funds Settlement System ("SDFS System") until maturity. The Notes will not be exchangeable for certificated notes, except in the circumstances described below.

    The Depository Trust Company, New York, New York, will be the initial Depositary with respect to the Notes. DTC has advised the Company and the Underwriter that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

    Upon the issuance of the Notes represented by the Global Notes, the Depositary will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by the Global Notes to the accounts of participants. Ownership of beneficial interests in the Global Notes will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in the Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and such laws may impair the ability of holders of the Notes to transfer beneficial interests in the Global Notes.

    So long as the Depositary for the Global Notes, or its nominee, is the registered owner of the Global Notes, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Notes represented by the Global Notes will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

    So long as the Notes are represented by a Global Note, payments of principal and interest on the Notes will be made by the Company through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing the Notes. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of such Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of the Global Notes representing the Notes, will credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Notes as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Notes will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If the Depositary is at any time unwilling, ineligible or unable to continue as Depositary under the Indenture and a successor Depositary is not appointed in respect thereof within 90 days, the Company will issue definitive Notes in exchange for the Notes represented by the Global Notes. In addition, the Company may at any time and in its sole discretion determine to discontinue use of the Global Notes and, in such event, will issue definitive securities in exchange for the securities represented by the Global Notes. Notes so issued will be issued in registered form only, in denominations of $1,000 and integral multiples thereof, without coupons.

SAME-DAY SETTLEMENT AND PAYMENT

    Settlement for the Notes will be made in immediately available funds. All payments of principal and interest on the Notes will be made by the Company in immediately available funds. The Notes will trade in the Depositary's SDFS System until maturity, and, therefore, the Depositary will require secondary trading activity in the Notes to be settled in immediately available funds.

OPTIONAL REDEMPTION


    The Notes may not be redeemed prior to            , 2001 except as described
below. On or after such date, the Notes may be redeemed, in whole or in part, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to (but excluding) the redemption date,
if redeemed during the 12-month period beginning            , of the years
indicated below:



                                                                         REDEMPTION
YEAR                                                                        PRICE
- -----------------------------------------------------------------------  -----------
2001...................................................................           %
2002...................................................................



    In addition, the Company may redeem, at its option, up to 35% of the original aggregate principal amount of the Notes at any time and from time to
time prior to            , 2001, with the Net Cash Proceeds received by the
Company from one or more public or private sales of Qualified Capital Stock at a
redemption price of   % of the principal amount of the Notes redeemed, plus
accrued and unpaid interest thereon; PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of Notes must remain outstanding after each such redemption, and PROVIDED FURTHER, that such redemption must occur within 60 days after the closing date of any such public or private sale of Qualified Capital Stock.


    If at any time fewer than all of the Notes then outstanding are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. Notes in denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. Notice of redemption will be mailed to each Holder of Notes to be redeemed at such Holder's registered address at least 30, but not more than 60, days before the redemption date. On or after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

NO SINKING FUND OR MANDATORY REDEMPTION

    The Notes will not be entitled to the benefit of any sinking fund or mandatory redemption.

CERTAIN COVENANTS

    The Indenture will contain, among others, the following covenants:

    LIMITATIONS ON INDEBTEDNESS. The Company will not create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Junior Indebtedness (other than Acquired Indebtedness) unless the Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such Junior Indebtedness is after the final Stated Maturity of principal of the Notes.

    The Company will not create, incur, assume, guarantee or otherwise become responsible for the payment of any Funded Indebtedness (including any Funded Indebtedness assumed in connection with the acquisition of assets from another Person) unless at the time of such event either (i) the principal amount of total Funded Indebtedness of the Company (which includes the Notes) would not exceed 100% of the Company's Consolidated Tangible Net Worth, or (ii) if the Notes are then rated by a nationally recognized statistical rating organization in an investment grade category, after the incurrence, assumption, guarantee or creation by the Company of the additional Funded Indebtedness, (A) the Notes continue to retain such investment grade rating, and (B) the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been greater than 3.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Funded Indebtedness had been incurred and the application of the net proceeds therefrom had occurred at the beginning of such four-quarter period.

    The Bank will not, and will not permit any of its Subsidiaries to, create or incur any Indebtedness or issue any Preferred Stock that in either case would qualify as regulatory capital for the Bank under 12 C.F.R. Part 567 or any successor regulation, except to the extent that after giving effect to the creation or incurrence of such Indebtedness or the issuance of such Preferred Stock the total of the Bank's Indebtedness and Preferred Stock that qualifies as capital under 12 C.F.R. Part 567 does not exceed 65% of the Bank's tangible common equity.

    LIQUIDITY MAINTENANCE. The Company shall, at all times when the Notes are not rated in an investment grade category by one or more nationally recognized statistical rating organizations, maintain Liquid Assets with a value equal to at least 100% of the required interest payments due on the Notes on the next two succeeding semi-annual Interest Payment Dates. Such Liquid Assets shall not be the subject of any pledge, Lien, encumbrance or charge of any kind and shall not be used as collateral or security for Indebtedness for borrowed money or otherwise of the Company or its Subsidiaries nor may such Liquid Assets be used as reserves for any self-insurance maintained by the Company.

    RESTRICTIONS ON ISSUANCE AND SALE OR DISPOSITION OF CAPITAL STOCK OF THE BANK. The Indenture provides that the Company shall not sell, transfer or otherwise dispose of shares of Capital Stock of the Bank or permit the Bank to issue, sell or otherwise dispose of shares of its Capital Stock (other than shares of Preferred Stock which do not constitute Voting Stock as permitted in the last paragraph under "Limitations on Indebtedness" above, and except that the Company may sell the shares of the Bank's Series A Non-cumulative Preferred Stock that it owns as of the date of this Prospectus) unless in either case the Bank remains a Wholly-Owned Subsidiary of the Company. In addition, the Indenture provides that the Company shall not permit the Bank to merge or consolidate with any other entity (other than the Company or another Wholly-Owned Subsidiary of the Company) unless the surviving entity is the Company or a Wholly-Owned Subsidiary of the Company, or permit the Bank to convey or transfer its properties and assets substantially as an entirety to any Person except to the Company or any Wholly-Owned Subsidiary of the Company.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

    (a) a Default or Event of Default shall have occurred and be continuing; or


    (b) the Bank would fail to meet any of the applicable capital requirements under the regulations of the OTS which are necessary to enable the Bank to qualify as a "well capitalized" institution under such regulations or the Company would fail to maintain sufficient Liquid Assets to comply with the terms of the covenant described above under "Liquidity Maintenance"; or


    (c) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution filed with the Trustee) declared and made after the issue date of the Notes would exceed the sum of

        (i) 33% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the issue date of the Notes occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, PLUS

        (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions (other than from a Subsidiary) after the issue date of the Notes, PLUS

        (iii) the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock after the issue date of the Notes; PLUS

        (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is issued after the issue date of the Notes that is thereafter converted into or exchanged for Qualified Capital Stock of the Company;

PROVIDED, HOWEVER, that the foregoing provisions will not prevent (x) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions, or
(y) any Permitted Payment, or (z) tax sharing payments by the Company pursuant to the existing tax sharing agreement among the Company and its Subsidiaries (or any subsequently adopted tax sharing agreement the terms of which are not materially less favorable in the aggregate to the Company than the terms of such existing tax sharing agreement).

    LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to

    (a) pay any dividends or make any other distribution on its Capital Stock;

    (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or

    (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary;

    other than, in the case of (a), (b) and (c),

        (1) restrictions imposed by applicable law;

        (2) restrictions existing under agreements in effect on the date of the Indenture under which the Notes are issued;

        (3) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

        (4) restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the Capital Stock) of such Subsidiary;

        (5) restrictions on the transfer of assets which are subject to Liens;

        (6) restrictions existing under agreements evidencing Indebtedness of any Subsidiary that is formed for the sole purpose of acquiring or holding a portfolio of assets, if such Indebtedness (i) is made without recourse to, and with no cross-collateralization against the assets of, the Company or any other Subsidiary, and (ii) upon complete or partial liquidation of which the Indebtedness must be correspondingly repaid in whole or in part, as the case may be;

        (7) restrictions existing under agreements evidencing Indebtedness which is incurred after the date of the Indenture as permitted by the covenant described under "Limitation on Indebtedness", PROVIDED that the terms and conditions of any such restrictions are no more restrictive than those contained in the indenture pursuant to which the Bank's 12% Subordinated Debentures due 2005 were issued; and

        (8) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (2),
    (3) and (7); PROVIDED that the terms and conditions of any such restrictions are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Company without limitation under this covenant) UNLESS:(i) such transactions or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable

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transaction, on terms that the Board of Directors determines in good faith would be offered to a Person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company; and (iii) with respect to any transaction or series of related transaction involving aggregate payments in excess of $5 million, or in the event that no members of the Board of Directors are Disinterested Directors with respect to any transaction or series of transactions included in clause (ii), (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market sale or rental value of such real property as determined in a written opinion by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required and (y) in all other cases, the Company delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view. The limitations set forth in this paragraph will not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of the Indenture and any renewals or extensions thereof not involving modifications adverse to the Company or any Subsidiary, (ii) normal banking relationships with an Affiliate on an arms' length basis, (iii) any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries either (A) in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary or (B) which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Subsidiary (including a majority of the Disinterested Directors), as the case may be, (iv) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries and which comply with the applicable provisions of 12 U.S.C. Section1468(b) and any rules and regulations of the OTS thereunder, (v) any Restricted Payment, or (vi) any transaction or series of transactions in which the total amount involved does not exceed $250,000.

    LIMITATIONS ON LIENS AND GUARANTEES. The Company will not create, assume, incur or suffer to exist any Lien upon (i) the Capital Stock of the Bank as security for Indebtedness or (ii) any of the Company's assets (other than the Capital Stock of the Bank) as security for Indebtedness having a contractual time to maturity greater than one year, without, in the case of either (i) or
(ii), effectively providing that the Notes will be equally and ratably secured with (or prior to) such Indebtedness.

    In addition, the Company will not permit any Subsidiary of the Company, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien to secure, any Pari Passu Indebtedness or Junior Indebtedness UNLESS(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of, or pledge of assets to secure, the Notes by such Subsidiary on terms at least as favorable to the Holders of the Notes as such guarantee or security interest in such assets is to the holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the guarantee or security interest in such assets under the supplemental indenture shall be made PARI PASSU to the guarantee or security interest in such assets with respect to such Pari Passu Indebtedness or (y) Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Notes to the same extent as such Junior Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

    OFFER TO PURCHASE UPON A CHANGE OF CONTROL. If a Change of Control Event shall occur at any time, then each Holder will have the right to require the Company to repurchase such Holder's Notes (pursuant to an offer made to all Holders), in whole or in part, in integral multiples of $1,000 at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have the funds available to repurchase the Notes in the event of a Change of Control Event.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes upon the occurrence of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    STATUS OF THE BANK AS AN FDIC-INSURED INSTITUTION. The Indenture will include a provision pursuant to which the Company will agree to use its best efforts to have the Bank remain an FDIC-insured depository institution.

    ADDITIONAL COVENANTS. The Indenture will also contain covenants with respect to, among other things, the following matters: (i) payment of principal, premium and interest; (ii) maintenance of corporate existence; (iii) payment of taxes and other claims; (iv) maintenance of properties; and (v) maintenance of insurance.

MERGER AND CONSOLIDATION

    The Indenture will provide that the Company may not, in a single transaction or a series of transactions, consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person or group of affiliated Persons unless (a) either (i) the Company shall be the continuing entity, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company (the "Surviving Entity") is organized under the laws of the United States or a state thereof or the District of Columbia and such Surviving Entity assumes by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all obligations of the Company on the Notes and under the Indenture, (b) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing, (c) the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Funded Indebtedness without violating the covenant described above under "Limitation on Indebtedness" and (d) the Company or the Surviving Entity, as applicable, shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note or reduce the principal amount thereof, premium, if any, or the rate of interest thereon, or change the coin or currency in which any Note or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver; (iii) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding Notes required for such action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby; (iv) except as otherwise permitted under the "Merger and

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
Consolidation" provisions of the Indenture, consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture; (v) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes in any manner adverse to any of the Holders of the Notes; or (vi) waive a default in payment with respect to any Note (other than a default in payment that is due solely because of acceleration of the maturity of the Notes).

    Notwithstanding the foregoing, without the consent of any Holders of the Notes, the Company and the Trustee may modify or amend the Indenture (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes in accordance with the "Merger and Consolidation" provisions of the Indenture; (ii) to add any additional Events of Default, to add to the covenants of the Company for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Company in the Indenture or in the Notes; (iii) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture or in the Notes, PROVIDED that any such action shall not adversely affect in any material respect the interests of any Holder of any Note; (iv) to secure the Notes or add a guarantor under the Indenture pursuant to the provisions of the covenant on "Limitations on Liens and Guarantees" described above; (v) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (vi) to make any other provisions with respect to matters or questions arising under the Indenture or the Note, provided that such provisions shall not adversely affect in any material respect the interests of any holder of any Note.

    The Holders of greater than 50% in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

EVENTS OF DEFAULT

    An Event of Default will be defined in the Indenture to include:

        (i) failure by the Company to pay interest on any Note when due and payable, if such failure continues for a period of 30 days;

        (ii) failure by the Company to pay the principal on any Note when due and payable at maturity or upon redemption, acceleration or otherwise;

        (iii) failure by the Company to comply with any other agreement or covenant contained in the Indenture if such failure continues for a period of 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding;

        (iv) indebtedness of the Company or any subsidiary of the Company is not paid within any applicable grace period after final maturity or in the event that final maturity is accelerated because of a default and, in either case, the total amount of such indebtedness unpaid or accelerated is equal to or greater than 5% of the Company's Consolidated Tangible Net Worth;

        (v) failure by the Bank to comply with any of its Regulatory Capital Requirements; provided, that an Event of Default under this clause (v) shall not be deemed to have occurred (a) during the 60 day period following the first day on which the Bank fails to comply with any of its Regulatory Capital Requirements, if within such 60 day period the Bank files a capital plan with the OTS, (b) during the 90 day period following the initial submission of a capital plan to the OTS by the Bank (or, if the OTS notifies the Bank in writing that it needs a longer period of time to determine whether to approve such capital plan, such longer period as is so specified by the OTS), unless prior to such date the OTS shall have notified the Bank of its determination not to approve such capital plan, or (c) during the period that the Bank is operating in material compliance with a capital plan approved by the OTS; PROVIDED, FURTHER, that if the Bank meets the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R.
    Section 567 (and any amendment to either thereof) or any successor law or regulation, notwithstanding the Bank's failure to meet an individual minimum capital requirement pursuant to 12 U.S.C. Section 1464(s) and

    12.C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation, no Event of Default shall have occurred pursuant to this clause (v) unless written notice thereof shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding;

        (vi) occurrence of certain events of bankruptcy or insolvency of the Company or the Bank; and

        (vii) existence of one or more judgments against the Company or the Bank or any of its Subsidiaries in excess of 5% of the Company's Consolidated Tangible Net Worth, either individually or in the aggregate, which remain undischarged 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or have expired.

    The Company will covenant in the Indenture to file annually with the Trustee a statement regarding compliance by the Company with the terms of the Indenture and specifying any defaults of which the signers may have knowledge.

    If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable by notice to the Company (and to the Trustee if given by the Holders). Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind such a declaration.

PROVISION OF REPORTS

    The Company will furnish to the Holders of Notes, whether or not required by the rules and regulations of the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURE

    The Company may, at its option and at any time, elect to have its obligation and the obligation of any of its Subsidiaries with respect to the outstanding Notes discharged ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due and certain provisions of the Indenture with respect to the registration and transfer of the Notes. In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to certain covenants described in the Indenture released ("covenant defeasance") and thereafter any failure to comply with such covenants shall not constitute a Default or an Event of Default. In the event of a covenant defeasance, certain other events (not including prepayment, bankruptcy, receivership or insolvency events) described under "Events of Default" will no longer constitute a Default or an Event of Default with respect to the Notes.

    In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States Dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof (collectively, the "trust fund"), in such amounts as will be sufficient (without considering any reinvestment of amounts earned on such U.S. Government Obligations), in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge interest on the outstanding Notes as it becomes due and to pay and discharge the principal of and premium, if any, on the outstanding Notes at redemption or maturity; (ii) in the case of defeasance, the Company must deliver to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the

United States shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default may have occurred and be continuing on the date of such deposit and after giving effect thereto; (v) such defeasance or covenant defeasance may not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company; (vi) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a Default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound; (vii) the Company must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, receivership, conservatorship, reorganization or similar laws affecting creditors' rights generally (including, without limitation, fraudulent and avoidable transfers); (viii) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company; (ix) no event or condition may exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes, on the date of such deposit; and (x) the Company must deliver to the Trustee an officers' certificate and an opinion of independent counsel in the United States, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

    The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions to the Trustee from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

REGARDING THE TRUSTEE

    Bank One, Columbus, NA, the Trustee under the Indenture, may from time to time enter into ordinary correspondent and other banking relationships with the Company. The address of the principal corporate trust office of the Trustee is 100 East Broad Street, Columbus, Ohio 43271-0181.

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such Person becomes a Subsidiary of or is merged with or into any other Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such Person or the date such Person becomes a Subsidiary of or is merged with or into such other Person.

    "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and any legal or beneficial owner, directly or indirectly, of 20% or more of the Voting Stock of such specified Person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of the Company.

    "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

    "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

    "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

    "Change of Control Event" means an event or series of events by which

        (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Principal Stockholders, is or becomes after the date of issuance of the Notes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the Indenture), of more than 40% of the total voting power of all Voting Stock of the Company then outstanding;

        (b) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation, or

           (2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company,

in each case, with the effect that a person or group, other than the Existing Principal Stockholders, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

        (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors, or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors then in office;

        (d) (1) the Company sells, transfers or otherwise disposes of any shares of Capital Stock of any Significant Subsidiary (other than to the Company or a Wholly-Owned Subsidiary), or

            (2) any Significant Subsidiary (i) issues, sells or otherwise disposes of shares of its Capital Stock (or securities convertible into or exercisable for shares of Capital Stock), (ii) conveys, transfers or leases all or substantially all its assets to any Person or group or (iii) merges with or into any other entity, except in the case of any event described in this clause (2) with the Company or a Wholly-Owned Subsidiary; or

        (e) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

    "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP.

    "Consolidated Interest Expense" means, with respect to any period, the sum of: (a) consolidated interest expense of such Person for such period, other than interest expense on deposits, whether paid or accrued (except to the extent accrued in a prior period), to the extent such expense was deducted in computing Consolidated Net Income (Loss) (including amortization of original issue discount, non-cash interest payments and the interest component of Capitalized Lease Obligations, excluding amortization of deferred financing fees) and (b) consolidated capitalized interest of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (Loss).

    "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains and losses (other than those relating to the use of net operating losses of such Person carried forward), less all fees and expenses relating thereto, net of taxes, (ii) the portion of net income (or loss) of any other Person (other than any of such Person's consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its consolidated Subsidiaries in cash by such other Person during such period, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan or (v) the net income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; PROVIDED that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such consolidated Subsidiary allocable to such Person and previously excluded shall be added to the Consolidated Net Income (Loss) of such Person to the extent of the amount of dividends or other distributions available to be paid to such Person in cash by such Subsidiary.

    "Consolidated Tangible Net Worth" of any Person and its Subsidiaries mean as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP less an amount equal to the consolidated intangible assets (other than capitalized mortgage servicing rights) of such Person and its Subsidiaries determined in accordance with GAAP.

    "Control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities (or pledge of voting securities if the pledgee thereof may on the date of determination exercise or control the exercise of the voting rights of the owner of such voting securities), by contract or otherwise; and the terms "to Control," "Controlling" and "Controlled" have meanings correlative to the foregoing.

    "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

    "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the final Stated Maturity of principal of the Notes; PROVIDED that only the amount of such Capital Stock that is redeemable prior to the Stated Maturity of principal of the Notes shall be deemed to be Disqualified Capital Stock.

    "Disinterested Director" of any Person means, with respect to any transaction or series of related transactions, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

    "Earnings" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period from continuing operations plus (a) an amount equal to any net loss realized in connection with an asset sale or sales of capital stock of any subsidiary (to the extent such losses were deducted in computing Consolidated Net Income (Loss)), plus (b) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income (Loss) and any provision for taxes utilized in computing net loss under clause (a), plus (c) Consolidated Interest Expense of such Person for such period, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income
(Loss), plus (e) without duplication, any other non-cash charges reducing Consolidated Net Income (Loss) of such Person for such period (excluding any such charge which represents an accrual of a reserve for an anticipated cash charge in any future period), less (f) without duplication, non-cash items increasing Consolidated Net Income (Loss) of such Person for such period (excluding any items which represent the reversal of any accrual in a prior period of a reserve for anticipated cash charges in subsequent periods), in each case, on a consolidated basis for such Person.

    "Existing Principal Stockholders" means, individually or collectively, William C. Erbey, Barry N. Wish and Harold D. Price and their respective estates, spouses, heirs, ancestors, lineal descendants and legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the trustees or the majority beneficiaries, and any entity of which any of the foregoing, individually or collectively, beneficially owns more than 50% of the Voting Stock thereof.

    "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction; PROVIDED, HOWEVER, that the Fair Market Value of any asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee.

    "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

    "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Earnings of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company incurs, assumes, guarantees or redeems any Funded Indebtedness (including any Funded Indebtedness which constitutes Acquired Indebtedness) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Funded Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, investments in the equity of, or other acquisitions or dispositions, which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Earnings resulting therefrom) had occurred on the first day of the four-quarter period. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any investment in the equity of, or other acquisition or disposition, which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Funded Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Funded Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Funded Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

    "Fixed Charges" means, with respect to any Person for any period, the sum of
(i) Consolidated Interest Expense of such Person for such period, and (ii) the product of (A) all cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person or its Subsidiaries for such period, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.

    "Funded Indebtedness" means, with respect to any Person as of the date of determination Indebtedness which by its terms has a Maturity, or is extendable or renewable at the option of such Person to a date, which is more than twelve months after the date of creation or incurrence of such Indebtedness.

    "GAAP" means generally accepted accounting principles.

    "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term "guarantee" shall not include endorsements for collection of deposit, in either case in the ordinary course of business.

    "Holders" means the registered holders of the Notes.

    "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under interest rate agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (vii) all guarantees by such Person of Guaranteed Indebtedness, (viii) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined in good faith by the board of directors (or any duly authorized committee thereof) of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

    "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Notes.

    "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

    "Liquid Assets" shall include: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. government securities,
(b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or
(c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise, or (iv) any mortgage-backed or mortgage-related security issued by the United States, its agencies, or any U.S. government sponsored enterprise which the payment of principal and interest from the mortgages underlying such securities will be passed through to the holder thereof and which such security has a remaining weighted average maturity of 15 years or less. Notwithstanding the foregoing, Liquid Assets shall not include any debt instruments, securities or collateralized mortgage obligations (real estate mortgage investment conduits) that would be classified as a "High-Risk Mortgage Security" pursuant to the policy statement adopted by the Federal Financial Institutions Examination Counsel on February 10, 1992, as reflected in Volume I of the Federal Reserve Report Service, Part 3-1562.

    "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, as referred to under "Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof.

    "OTS" means the Office of Thrift Supervision or any successor thereto.

    "Pari Passu Indebtedness" means any Indebtedness of the Company that is PARI PASSU in right of payment of principal, premium (if any) and interest thereon to the Notes.

    "Permitted Payment" means, so long as no Default or Event of Default is continuing,

    (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate (other than a Wholly-Owned Subsidiary, which is unrestricted) of the Company, Junior Indebtedness or Pari Passu Indebtedness in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from clause (c)(iii) of the covenant described under "Covenants--Limitation on Restricted Payments" above; and

    (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness or Pari Passu Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness to the Company (such a transaction, a "refinancing"); PROVIDED, that any such new Indebtedness of the Company (i) shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Indebtedness so refinanced less any discount from the face amount of such Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Junior Indebtedness or Pari Passu Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; PROVIDED, FURTHER, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii)
(A) if such refinanced Indebtedness has an Average Life to Stated Maturity shorter than that of the Notes or a final Stated Maturity earlier than the final Stated Maturity of the Notes, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or (B) in all other cases each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the Notes; and (iii) is (A) made expressly subordinated to or PARI PASSU with the Notes to substantially the same extent as the Indebtedness being refinanced or (B) expressly subordinate to such refinanced Indebtedness.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

    "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

    "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

    "Regulatory Capital Requirements" means the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R.
Section 567 (and any amendment to either thereof) or any successor law or regulation, or such higher amount of capital as the Bank, individually, is required to maintain in order to meet any individual minimum capital standard applicable to the Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R.
Section 567.3 (and any amendment to either thereof) or any successor law or regulation.

    "Restricted Payment" means

        (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company and
    (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Subsidiary of the Company as long as the Company receives at least its pro rata share of such dividends or distributions in accordance with its ownership interests in such class or series of Capital Stock);

        (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary, and other than the purchase from a non-Affiliate of the Company of Capital Stock of any joint venture or other Person which is an Affiliate of the Company solely because of the Company's direct or indirect ownership of 20% or more of the Voting Stock of such joint venture or other Person); or

        (c) prior to any Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, any Junior Indebtedness or Pari Passu Indebtedness, the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, such Junior Indebtedness or Pari Passu Indebtedness.

    "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding, and/or issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables or other financial assets of the Company or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust or real estate mortgage investment conduit.

    "Significant Subsidiary" means, with respect to any Person, any consolidated Subsidiary of such Person for which the net income of such Subsidiary was more than 25% of the Consolidated Net Income of such Person in both of the two prior fiscal years.

    "Stated Maturity" when used with respect to any Indebtedness (including, without limitation, the Notes) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

    "Voting Stock" means Capital Stock of the class or classes of which the holders have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of a partnership, the general voting power under ordinary circumstances to elect the board of directors or other governing board of such partnership or of the Person which is a general partner of such partnership.

    "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                                  UNDERWRITING


    Subject to the terms and conditions contained in an underwriting agreement with respect to the Notes Offering (the "Note Underwriting Agreement") between the Company and Friedman, Billings, Ramsey & Co. (the "Note Underwriter"), the Company has agreed to sell to the Note Underwriter, and the Note Underwriter had agreed to purchase, the $125,000,000 aggregate principal amount of the Notes being offered in the Notes Offering.


    The Note Underwriting Agreement provides that, subject to the terms and conditions set forth therein, the Note Underwriter is obligated to purchase all of the Notes if any are purchased.

    The Note Underwriter proposes to offer the Notes directly to the public at the initial public offering price set forth on the cover page of this Prospectus
and to certain dealers at such price less a concession not in excess of     % of
the principal amount. The Note Underwriter may allow, and such dealers may re-
allow, a concession not in excess of     % of the principal amount on sales to
certain other dealers. The offering of the Notes is made for delivery when, as and if accepted by the Note Underwriter and is subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Note Underwriter reserves the right to reject any offer for the purchase of the Notes. After the initial public offering of the Notes, the public offering price and other selling terms may be changed by the Note Underwriter.


    The Company has granted an option to the Note Underwriter, exercisable during the 30-day period after the date of this Prospectus, to purchase up to an aggregate of $18.75 million additional principal amount of Notes, at the initial public offering price set forth on the cover page of this Prospectus, less the underwriting discount. The Note Underwriter may exercise this option only to cover over-allotments, if any, made on the sale of the Notes in the Note Offering. To the extent that the Note Underwriter exercises this option, the Note Underwriter will be obligated, subject to certain conditions, to purchase such additional principal amount of Notes.


    The Note Underwriter does not intend to confirm sales to any accounts over which it exercises discretionary authority.

    The Company has agreed to indemnify the Note Underwriter against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the Note Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

    The legality of the Notes will be passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. Certain legal matters in connection with the Notes Offering will be passed upon for the Note Underwriter by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Certified Public Accountants......................................................        F-2
  Consolidated Statements of Financial Condition at December 31, 1995 and 1994............................        F-3
  Consolidated Statements of Operations for each of the three years in the period ended December 31,
   1995...................................................................................................        F-4
  Consolidated Statements of Changes in Stockholders' Equity for each of the three years in the period
   ended December 31, 1995................................................................................        F-5
  Consolidated Statements of Cash Flows for each of the three years in the period ended December 31,
   1995...................................................................................................        F-6
  Notes to Consolidated Financial Statements..............................................................        F-8

INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED):
  Consolidated Statements of Financial Condition at June 30, 1996 and December 31, 1995...................       F-45
  Consolidated Statements of Operations for the three and six months ended June 30, 1996 and 1995.........       F-46
  Consolidated Statements of Changes in Stockholders' Equity for the six months ended June 30, 1996.......       F-47
  Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1995...................       F-48
  Notes to Interim Consolidated Financial Statements......................................................       F-50

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Ocwen Financial Corporation

    In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Ocwen Financial Corporation and its subsidiaries (the "Company") at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
February 16, 1996, except as to Note 21 which is as of July 31, 1996

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1995          1994
                                                                                        ------------  ------------
Cash and amounts due from depository institutions.....................................  $      4,200  $     32,954
Interest bearing deposits.............................................................        50,432         3,796
Securities available for sale, at market value........................................       337,480       187,717
Loans available for sale, at lower of cost or market..................................       251,790       102,293
Investment securities, net............................................................        18,665        17,011
Mortgage-related securities held for investment, net..................................       --             91,917
Loan portfolio, net...................................................................       295,605        57,045
Discounted loan portfolio, net........................................................       669,771       529,460
Principal, interest and dividends receivable..........................................        12,636         6,152
Investments in low income housing tax credit interests................................        81,362        49,442
Real estate owned, net................................................................       166,556        96,667
Premises and equipment, net...........................................................        25,359        38,309
Income taxes receivable...............................................................         1,005       --
Deferred tax asset....................................................................        22,263        20,695
Other assets..........................................................................        36,466        32,945
                                                                                        ------------  ------------
                                                                                        $  1,973,590  $  1,266,403
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits............................................................................  $  1,501,646  $  1,023,268
  Advances from the Federal Home Loan Bank............................................        70,399         5,399
  Securities sold under agreements to repurchase......................................        84,761       --
  Subordinated debentures and other interest bearing obligations......................       117,054        20,111
  Income taxes payable................................................................       --             10,025
  Accrued expenses, payables and other liabilities....................................        60,183        54,217
                                                                                        ------------  ------------
    Total liabilities.................................................................     1,834,043     1,113,020
                                                                                        ------------  ------------
Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued and
   outstanding........................................................................       --            --
  Common stock, $.01 par value; 200,000,000 shares authorized; 23,812,270 and
   32,194,710 shares issued and outstanding at December 31, 1995 and 1994,
   respectively.......................................................................           238           322
  Additional paid-in capital..........................................................        10,449        13,652
  Retained earnings...................................................................       130,275       142,230
  Unrealized loss on securities available for sale, net of taxes......................        (1,415)       (2,821)
                                                                                        ------------  ------------
    Total stockholders' equity........................................................       139,547       153,383
                                                                                        ------------  ------------
                                                                                        $  1,973,590  $  1,266,403
                                                                                        ------------  ------------
                                                                                        ------------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                 FOR THE YEARS ENDED DECEMBER 31,
                                               -------------------------------------
                                                  1995         1994         1993
                                               -----------  -----------  -----------
Interest income:
  Federal funds sold and repurchase
   agreements................................  $     3,502  $     8,861  $       873
  Securities available for sale..............       18,391       27,988       19,714
  Loans available for sale...................       15,608       19,353        5,376
  Mortgage-related securities held for
   investment................................        4,313        6,930        9,379
  Loans......................................       15,430        5,924        6,232
  Discounted loans...........................       75,998       52,560       31,036
  Investment securities and other............        4,033        9,842        6,313
                                               -----------  -----------  -----------
                                                   137,275      131,458       78,923
                                               -----------  -----------  -----------
Interest expense:
  Deposits...................................       71,853       44,961       19,039
  Securities sold under agreements to
   repurchase................................          951       10,416        9,340
  Securities sold but not yet purchased......        1,142        2,780            -
  Advances from the Federal Home Loan Bank...        1,126        1,232        2,834
  Subordinated debentures and other interest
   bearing obligations.......................        8,988        3,209        4,093
                                               -----------  -----------  -----------
                                                    84,060       62,598       35,306
                                               -----------  -----------  -----------
    Net interest income before provision for
     loan losses.............................       53,215       68,860       43,617
Provision for loan losses....................        1,121      --           --
                                               -----------  -----------  -----------
    Net interest income after provision for
     loan losses.............................       52,094       68,860       43,617
                                               -----------  -----------  -----------
Non-interest income:
  Servicing fees and other charges...........        2,870        4,786        3,800
  Gains on sales of interest earning assets,
   net.......................................        6,955        5,727        8,386
  Fees on financing transactions.............      --           --            15,340
  Gain from sale of branch offices...........        5,430       62,600      --
  Gain on sale of subsidiary's stock.........      --           --             3,835
  Income (loss) on real estate owned, net....        9,540        5,995       (1,158)
  Gain on sale of hotel......................        4,658      --           --
  Other income...............................        1,727        2,467        5,669
                                               -----------  -----------  -----------
                                                    31,180       81,575       35,872
                                               -----------  -----------  -----------
Non-interest expense:
  Compensation and employee benefits.........       23,787       42,395       23,507
  Occupancy and equipment....................        8,360       11,537        9,106
  Amortization of excess cost over net assets
   acquired..................................      --             1,346        1,301
  Hotel operations expense (income), net.....          337         (723)        (710)
  Other operating expenses...................       13,089       14,303        8,655
                                               -----------  -----------  -----------
                                                    45,573       68,858       41,859
                                               -----------  -----------  -----------
    Income from continuing operations before
     income taxes............................       37,701       81,577       37,630
Income tax expense...........................        4,562       29,724       10,325
                                               -----------  -----------  -----------
    Income from continuing operations........       33,139       51,853       27,305
Discontinued operations:
  Loss from operations of discontinued
   divisions to September 30, 1995 net of tax
   benefits of $2,321, $2,227 and $1,259 for
   1995, 1994 and 1993, respectively.........       (4,468)      (4,514)      (2,270)
  Loss on disposal of divisions, net of tax
   benefit of $1,776.........................       (3,204)     --           --
                                               -----------  -----------  -----------
    Income before extraordinary gain and
     cumulative effect of a change in
     accounting principle....................       25,467       47,339       25,035
Extraordinary gain on extinguishment of debt,
 net of tax expense of $828..................      --           --             1,538
Cumulative effect on prior year of a change
 in accounting principle.....................      --           --            (1,341)
                                               -----------  -----------  -----------
  Net income.................................  $    25,467  $    47,339  $    25,232
                                               -----------  -----------  -----------
                                               -----------  -----------  -----------
Earnings per share:
  Income from continuing operations..........  $      1.19  $      1.52  $      0.80
  Discontinued operations, net of tax
   benefit...................................        (0.28)       (0.13)       (0.07)
  Extraordinary gain on extinguishment of
   debt, net of taxes........................      --           --              0.04
  Cumulative effect of a change in accounting
   principle.................................      --           --             (0.04)
                                               -----------  -----------  -----------
    Net income...............................  $      0.91  $      1.39  $      0.73
                                               -----------  -----------  -----------
                                               -----------  -----------  -----------
Weighted average common shares outstanding...   27,769,080   34,084,160   34,285,850
                                               -----------  -----------  -----------
                                               -----------  -----------  -----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                                     UNREALIZED
                                                                                                    GAIN (LOSS)
                                                                                                         ON
                                                                                                     SECURITIES
                                                      COMMON STOCK         ADDITIONAL                AVAILABLE
                                                -------------------------    PAID-IN     RETAINED    FOR SALE,
                                                   SHARES       AMOUNT       CAPITAL     EARNINGS   NET OF TAXES    TOTAL
                                                ------------  -----------  -----------  ----------  ------------  ----------
Balances at December 31, 1992.................    34,810,920   $     348    $  21,142   $   72,906   $   --       $   94,396
  Net income..................................       --           --           --           25,232       --           25,232
  Exercise of common stock options............       250,000           3          447       --           --              450
  Repurchase of common stock..................    (2,865,880)        (29)      (7,944)      --           --           (7,973)
  Predecessor basis of subsidiary
   accounting.................................       --           --           --           (3,247)      --           (3,247)
  Subsidiary's retirement of common stock.....       --           --               81       --           --               81
  Change in unrealized gain on securities
   available for sale, net of taxes...........       --           --           --           --            2,892        2,892
                                                ------------       -----   -----------  ----------  ------------  ----------
Balances at December 31, 1993.................    32,195,040         322       13,726       94,891        2,892      111,831
  Net income..................................       --           --           --           47,339       --           47,339
  Repurchase of common stock options..........       --           --              (73)      --           --              (73)
  Repurchase of common stock..................          (330)     --               (1)      --           --               (1)
  Change in unrealized loss on securities
   available for sale, net of tax benefit.....       --           --           --           --           (5,713)      (5,713)
                                                ------------       -----   -----------  ----------  ------------  ----------
Balances at December 31, 1994.................    32,194,710         322       13,652      142,230       (2,821)     153,383
  Net income..................................       --           --           --           25,467       --           25,467
  Repurchase of common stock options..........       --           --             (132)      --           --             (132)
  Exercise of common stock options............       432,620           4        1,416       --           --            1,420
  Repurchase of common stock..................    (8,815,060)        (88)      (4,487)     (37,422)      --          (41,997)
  Change in unrealized loss on securities
   available for sale, net of taxes...........       --           --           --           --            1,406        1,406
                                                ------------       -----   -----------  ----------  ------------  ----------
Balances at December 31, 1995.................    23,812,270   $     238    $  10,449   $  130,275   $   (1,415)  $  139,547
                                                ------------       -----   -----------  ----------  ------------  ----------
                                                ------------       -----   -----------  ----------  ------------  ----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1995        1994         1993
                                                                             ----------  -----------  -----------
Cash flows from operating activities:
  Net income...............................................................  $   25,467  $    47,339  $    25,232
  Adjustments to reconcile net income to net cash (used) provided in operating activities:
    Net cash provided from trading activities..............................       2,949        4,118        1,183
    Proceeds from sales of loans available for sale........................     100,104      383,673       95,936
    Purchases of loans available for sale..................................    (271,210)    (510,362)     (70,483)
    Origination of loans available for sale................................      (2,829)     (39,546)      (4,162)
    Principal payments received on loans available for sale................      10,103       36,966        1,051
    Amortization of excess of costs over net assets acquired...............      --            1,346        1,372
    (Discount accretion) premium amortization, net.........................      (2,401)      (8,268)       5,617
    Depreciation and amortization..........................................       3,755        4,877        2,509
    Provision for loan losses..............................................       1,262      --           --
    Loss on sales of premises and equipment................................       3,002      --           --
    Gains on sales of interest earning assets, net.........................      (6,955)      (5,727)      (8,386)
    (Gain) loss on sale of real estate owned, net..........................      (8,496)     (12,234)         439
    Gain from sale of branch offices.......................................      (5,430)     (62,600)     --
    Gain on sale of hotel..................................................      (4,658)     --           --
    Gain on sale of stock in subsidiary....................................      --          --            (3,835)
    Extraordinary gain on extinguishment of debt, net of taxes.............      --          --            (1,538)
    Cumulative effect of a change in accounting principle..................      --          --             1,341
    Decrease in minority interest..........................................      --          --           (10,726)
    (Increase) decrease in principal, interest and dividends receivable....      (6,484)       5,710       (3,719)
    (Increase) decrease in income taxes receivable.........................     (10,769)      16,473       12,187
    (Increase) decrease in other assets....................................     (15,159)       8,841       (4,394)
    (Decrease) increase in accrued expenses, payables and other
     liabilities...........................................................      (1,677)      20,587      (24,852)
                                                                             ----------  -----------  -----------
Net cash (used) provided in operating activities...........................    (189,426)    (108,807)      14,772
                                                                             ----------  -----------  -----------
Cash flows from investing activities:
  Proceeds from sales of securities available for sale.....................     836,247      877,911      744,636
  Purchases of securities available for sale...............................    (934,179)    (511,694)  (1,048,685)
  Maturities of and principal payments received on securities available for
   sale....................................................................      21,639      115,357      245,554
  Purchase of securities held for investment...............................      --           (4,804)    (218,222)
  Maturities of and principal payments received on securities held for
   investments.............................................................      17,545       44,133      194,262
  Proceeds from sale of hotel..............................................      25,193      --           --
  Purchases of low income housing tax credit interests.....................     (29,280)     (31,821)     (11,988)
  Proceeds from sales of discounted loans and loans held for investment....      38,942       35,161      456,434
  Origination of loans held for investment.................................    (235,527)     (29,013)     (75,280)
  Purchases of loans held for investment...................................     (35,073)     --          (123,293)
  Purchases of discounted loans............................................    (547,987)    (543,982)    (195,750)
  Principal payments received on discounted loans and loans held for
   investment..............................................................     251,485      188,850      141,674
  Proceeds from sales of real estate owned.................................     148,225      129,671       30,976
  Purchases of real estate owned in connection with discounted loan
   purchases...............................................................     (24,617)     (38,071)      (7,782)
  Cash balances acquired in connection with the purchase of a Federal
   savings bank............................................................      --          --            39,558
  Cash balances released in connection with the sale of a subsidiary.......      --          --           (18,933)
  Net acquisition of hotel businesses......................................      --          --           (23,204)
  Additions to premises and equipment......................................     (12,207)      (7,438)      (9,775)
  Other, net...............................................................       5,067       10,262       10,599
                                                                             ----------  -----------  -----------
Net cash (used) provided by investing activities...........................    (474,527)     234,522      130,781
                                                                             ----------  -----------  -----------

                            (continued on next page)

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1995        1994         1993
                                                                             ----------  -----------  -----------
Cash flows from financing activities:
  Increase (decrease) in deposits..........................................  $  585,335  $ 1,065,300  $  (121,237)
    Proceeds from issuance of subordinated debentures......................     100,000      --           --
    Payment of debt issuance costs.........................................      (3,301)     --           --
    Sales of deposits......................................................    (111,686)    (909,315)     --
    Premium received on sales of deposits..................................       5,492       66,595      --
    Advances from the Federal Home Loan Bank...............................     170,000       17,000        2,000
    Payments on advances from the Federal Home Loan Bank...................    (105,000)     (69,000)     (34,500)
    Increase (decrease) in securities sold under agreements to repurchase..      84,761     (276,095)     (14,746)
    Issuance of notes and mortgages payable................................       7,615      --            40,694
    Payments and repurchase of notes and mortgages payable.................     (10,672)     (22,270)      (5,386)
    Exercise of common stock options.......................................       1,420      --               450
    Repurchase of common stock options and common stock....................     (42,129)         (74)      (7,892)
                                                                             ----------  -----------  -----------
Net cash provided (used) by financing activities...........................     681,835     (127,859)    (140,617)
                                                                             ----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents.......................      17,882       (2,144)       4,936
Cash and cash equivalents at beginning of year.............................      36,750       38,894       33,958
                                                                             ----------  -----------  -----------
Cash and cash equivalents at end of year...................................  $   54,632  $    36,750  $    38,894
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
Reconciliation of cash and cash equivalents at end of year:
  Cash and amounts due from depository institutions........................  $    4,200  $    32,954  $    38,894
  Interest bearing deposits................................................      50,432        3,796      --
                                                                             ----------  -----------  -----------
                                                                             $   54,632  $    36,750  $    38,894
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid (received) during the year for:
    Interest...............................................................  $   72,626  $    58,174  $    32,333
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
    Income taxes...........................................................  $   12,858  $    11,170  $    (6,607)
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
Supplemental schedule of non-cash investing and financing activities:
  The Company purchased certain assets and assumed certain liabilities of a
   Federal savings institution as follows:
    Fair value of assets acquired..........................................  $   --      $   --       $   667,792
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
    Liabilities assumed....................................................  $   --      $   --       $   667,792
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Exchange of loans available for sale for FNMA securities.................  $   83,875  $   346,588  $    67,121
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Real estate owned acquired through foreclosure...........................  $  185,001  $   136,764  $    26,887
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Retirement of subsidiary's common stock..................................  $   --      $   --       $        81
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Purchase of common stock of a subsidiary in exchange for a subordinated
   note....................................................................  $   --      $   --       $     4,351
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Transfer of mortgage--related securities from held for investment to
   available for sale......................................................  $   73,706  $   --       $   --
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    Ocwen Financial Corporation (the "Company") is a financial services holding company engaged in asset acquisition and resolution, residential finance, commercial finance, investment management and hotel operations through its subsidiaries. The Company owns directly and indirectly all of the outstanding common and preferred stock of its primary subsidiaries, Berkeley Federal Bank & Trust FSB (the "Bank") and Investors Mortgage Insurance Holding Company ("IMI"), which are included in the Company's consolidated financial statements. The Bank changed its name from First Federal Savings Bank (of Delaware) to Berkeley Federal Bank & Trust FSB on June 3, 1993 following the acquisition of Berkeley Federal Savings Bank ("Old Berkeley"). All significant intercompany transactions and balances have been eliminated in consolidation.

    The Bank is a federally chartered savings bank regulated by the Office of Thrift Supervision ("OTS"). IMI's primary subsidiaries are engaged in hotel operations and other real estate related ventures.

CONSOLIDATED STATEMENTS OF CASH FLOWS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, interest bearing and non-interest bearing deposits and all highly liquid debt instruments purchased with an original maturity of three months or less. Cash flows associated with items intended as hedges of identifiable transactions or events are classified in the same category as the cash flows from the items being hedged.

SECURITIES AVAILABLE FOR SALE

    Certain U.S. Treasury securities, mortgage-backed securities and mortgage-related securities are designated as assets available for sale because the Company does not intend to hold them to maturity. Securities available for sale are carried at market value with the net unrealized gains or losses reported as a separate component of stockholders' equity. Unrealized losses on securities that reflect a decline in value which is other than temporary, if any, are charged to earnings. At disposition the realized net gain or loss is included in earnings on a specific identification basis. The amortization of premiums and accretion of discounts are computed using the interest method after considering actual and estimated prepayment rates, if applicable. During December 1995, in conjunction with a transition provision provided by the Financial Accounting Standards Board pertaining to the classification of securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company transferred all of its mortgage-related securities held for investment, with a book value of $75,194 and a market value of $73,706 to securities available for sale.

INVESTMENTS AND MORTGAGE-RELATED SECURITIES HELD FOR INVESTMENT

    Investments and mortgage-related securities held for investment are stated at cost, adjusted for amortization of premiums and accretion of discounts, because the Company has the ability and the intent to hold them to maturity. Unrealized losses on securities that reflect a decline in value which is other than temporary, if any, are charged to earnings. The amortization of premiums and accretion of discounts are computed using the interest method after considering actual and estimated prepayment rates, if applicable. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between prepayments originally anticipated and amounts actually received plus anticipated future prepayments.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

TRADING ACTIVITIES

    From time to time the Company purchases investment and mortgage-backed and related securities into its trading account. In addition, securities acquired and sold shortly thereafter resulting from the securitization of loans available for sale are accounted for as the sale of loans and the purchase and sale of trading securities. Securities held for trading purposes are carried at market value with the unrealized gains or losses included in gains on sales of interest earning assets, net. Although no such positions were held as of December 31, 1995 or 1994, the Company traded assets totaling $93,942, $621,991 and $145,716 in aggregate sales proceeds during the years ended December 31, 1995, 1994 and 1993, respectively, resulting in net gains of $2,949, $4,118 and $1,183 for the years ended December 31, 1995, 1994 and 1993, respectively.

LOANS AVAILABLE FOR SALE AND HELD FOR INVESTMENT

    Loans originated or purchased by the Company which the Company presently does not intend to hold to maturity are designated as loans available for sale upon origination or purchase and are stated at the lower of cost, after considering deferred loan fees and costs, or aggregate market value. Upon the sale of a loan, any unamortized deferred loan fees, net of costs, are included in the gain or loss on sale of interest earning assets. Gains and losses on disposal of such assets are computed on a specific identification basis.

    Loans held for investment are stated at amortized cost, less an allowance for loan losses, because the Company has the ability and the intent to hold them to maturity.

    Interest income is accrued as it is earned. Loans are placed on non-accrual status after being delinquent greater than 90 days, or earlier if the borrower is deemed by management to be unable to continue performance. When a loan is placed on non-accrual status, interest accrued but not received is reversed. While a loan is on non-accrual status, interest is recognized only as cash is received. Loans are returned to accrual status only when the loan is reinstated and ultimate collectibility of future interest is no longer in doubt.

    Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as a yield adjustment and included in interest income using the interest method applied on a loan-by-loan basis.

ALLOWANCE FOR ESTIMATED LOAN LOSSES ON LOAN PORTFOLIO

    The allowance for estimated loan losses is maintained at a level that management, based upon an evaluation of known and inherent risks in the portfolio, considers adequate to provide for potential losses. Specific valuation allowances are established for impaired loans in the amount by which the carrying value, before allowance for estimated losses, exceeds the fair value of collateral less costs to dispose on an individual loan basis except for single family residential mortgage loans and consumer loans which are generally evaluated for impairment as homogeneous pools of loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. The Company measures these impaired loans at the fair value of the loans' collateral properties less selling costs. Impaired loans may be left on accrual status during the period the Company is pursuing repayment of the loan. These loans are placed on non-accrual status at such time that the loans either: (1) become 90 days delinquent; or (2) the Company determines the borrower is incapable of, or has ceased efforts toward, curing a loan. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. When an impaired loan is either sold, transferred to REO or charged off, any related valuation allowance is credited to the allowance for loan losses. Charge-offs occur when loans are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. General valuation allowances are also established for the inherent

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
risks in the loan portfolio which have yet to be specifically identified. Management's periodic evaluation of the allowance for estimated losses is based upon an analysis of the portfolio, historical loss experience, economic conditions and trends, collateral values and other relevant factors. Future adjustments to the allowance may be necessary if economic conditions and trends, collateral values and other relevant factors differ substantially from the assumptions used in making the evaluation.

DISCOUNTED LOAN PORTFOLIO

    Certain mortgage loans, for which the borrower is not current as to principal and interest payments, are acquired at a discount. The acquisition cost for a pool of loans is allocated to each individual loan within the pool based upon the Company's pricing methodology. The discount associated with single family residential mortgage loans is recognized as a yield adjustment and included in interest income using the interest method applied on a loan-by-loan basis to the extent the timing and amount of cash flows can be reasonably determined. For those single family residential mortgage loans which are brought current by the borrower and certain multi-family and commercial real estate loans which are current and the Company believes will remain current, the remaining unamortized discount is accreted to income as a yield adjustment using the interest method over the contractual maturity of the loan. For all other loans, interest is reported as cash is received. Adjustments to reduce the carrying value of discounted loans to the fair value of the properties securing the loan discounted at the effective interest rate, as well as gains on the repayment and discharging of loans, are reported as interest income. In situations where the collateral is foreclosed upon, the loans are transferred to real estate owned upon receipt of title to the property and accretion of the related discount is discontinued.

REAL ESTATE OWNED

    Properties acquired through foreclosure are valued at the lower of the adjusted cost basis of the loan or fair value less estimated costs of disposal of the property at the date of foreclosure. Properties held are periodically re-evaluated to determine that they are being carried at the lower of cost or fair value less estimated costs to dispose. Sales proceeds and related costs are recognized with passage of title to the buyer, and in cases where the Company finances the sale, receipt of sufficient down payment. Rental income related to properties is reported as income as earned. Holding and maintenance costs related to properties are reported as period costs as incurred. No depreciation expense related to properties has been recorded. Decreases in market value of foreclosed real estate subsequent to foreclosure are recognized as a valuation allowance on a property specific basis. Subsequent increases in market value of the foreclosed real estate are reflected as reductions in the valuation allowance, but not below zero. Such changes in the valuation allowance are charged or credited to income.

VALUATION ALLOWANCES ON ASSETS HELD FOR DISPOSITION AND RESOLUTION

    The Company is currently reviewing its methodology for valuing assets held for disposition and resolution, which include discounted loans, loans available for sale and real estate owned, with the OTS. Although the Company believes that its methods for determining net carrying values of such assets are in accordance with generally accepted accounting principles, as a result of this review, however, the Company may provide a general allowance for losses on discounted loans, loans available for sale and real estate owned. Such a general allowance would supplement, or otherwise amend, the Company's current practice of adjusting discounted loans, loans available for sale and real estate owned to the lower of the recorded investment or fair value through direct charges to interest income or non-interest income, as appropriate. Although the Company cannot at this time estimate the amount of general allowance which may be required, such amount may be material. The Company at this time believes, however, that it will continue to be classified as a well-capitalized institution subsequent to any such provision for general allowance for losses.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

INVESTMENTS IN LOW INCOME HOUSING TAX CREDIT INTERESTS

    Low income housing tax credit partnerships own multi-family residential properties which have been allocated tax credits under the Internal Revenue Code. The obligations of the partnership to sustain qualifying status of the properties covers a 15-year period; however, tax credits accrue over a 10-year period on a straight-line basis. Investments by the Company in low income housing tax credit partnerships made on or after May 18, 1995 in which the Company invests solely as a limited partner are accounted for using the equity method in accordance with the consensus of the Emerging Issues Task Force through issue number 94-1. For the Company's limited partnership investments made prior to this date, the Company records its receipt of tax credits and other tax benefits on a level yield basis over the 15-year obligation period and reports the tax credits and tax benefits, net of the amortization of its investment in the limited partnership as a reduction of income tax expense. Low income housing tax credit partnerships in which the Company, through a subsidiary, acts as the general partner are presented on a consolidated basis. Through December 31, 1995, the operations of such partnerships in which a Company subsidiary acted as general partner were limited to pre-operating construction activities.

EXCESS OF COST OVER NET ASSETS ACQUIRED

    On February 17, 1988, the Company acquired 100% of the common stock of First Federal Savings Bank (of Delaware). Through 1994 the excess of cost over net assets acquired was being amortized over the estimated periods benefited. As of December 31, 1994, the remaining depository branches acquired in 1988, along with certain other branches subsequently acquired, were sold, and the unamortized excess of cost over net assets acquired of $9,135 was retired and charged against the gain recorded on the sale of branches.

PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost and depreciated over their estimated useful lives on the straight-line method. The estimated useful lives of the related assets range from 3 to 40 years.

INTEREST RATE RISK MANAGEMENT ACTIVITIES

    The Company manages its exposure to interest rate movements by seeking to match asset and liability balances within maturity categories, both directly and through the use of derivative financial instruments. These instruments include interest rate swaps ("swaps") and interest rate futures contracts that are designated and effective as hedges, as well as swaps that are designated and effective in modifying the interest rate and/or maturity characteristics of specified assets or liabilities.

    The net interest received or paid on swaps is reflected as interest income or expense of the related hedged position. Gains and losses resulting from the termination of swaps are recognized over the shorter of the remaining contract lives of the swaps or the lives of the related hedged positions or, if the hedged positions are sold, are recognized in the current period as gains on sales of interest earning assets, net. Gains and losses on futures contracts are deferred and amortized over the terms of the related assets or liabilities and reflected as interest income or expense of the related hedged positions. If the hedged positions are sold, any unamortized deferred gains or losses on futures contracts are recognized in the current period as gains on sales of interest earning assets, net.

    Interest rate contracts used in connection with the securities portfolio designated as available for sale are carried at fair value with gains and losses, net of applicable taxes, reported in a separate component of stockholders' equity, consistent with the reporting of unrealized gains and losses on such securities.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

INCOME TAXES

    The Company files consolidated Federal income tax returns with its subsidiaries, excluding IMI and its subsidiaries which file separate Federal consolidated returns. Consolidated income tax is allocated among the subsidiaries participating in the consolidated returns as if each subsidiary of the Company which has one or more subsidiaries filed its own consolidated return.

    In January 1993 the Company adopted SFAS No. 109, "Accounting for Income Taxes", resulting in a $1.3 million charge in the accompanying 1993 consolidated statements of operations for the cumulative effect of a change in accounting principle. The adoption of SFAS No. 109 changed the Company's method of accounting for income taxes to the asset and liability method rather than the deferred method. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Additionally, SFAS No. 109 requires the adjustment of deferred taxes for subsequent tax rate changes and also required upon adoption the recognition of a deferred tax liability for the Bank's tax bad debt reserve in excess of the 1987 balance to the extent that it exceeds the book reserve.

INVESTMENT MANAGEMENT AND TRUST ACTIVITIES

    At December 31, 1995 and 1994 Ocwen Asset Management Inc. ("OAM") had under management $48,229 and $503,730, respectively, of mortgage-backed and related securities and mortgage loans for an unaffiliated account. Such amounts are not included in the Company's consolidated statements of financial condition.

    At December 31, 1995 and 1994 the Bank held $2,002 and $11,225, respectively, in investments in trust accounts for customers. Such amounts are not included in the Company's consolidated statements of financial condition.

RECENT ACCOUNTING STANDARDS

    The financial statements reflect the required disclosures and certain encouraged disclosures of SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Statements". SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, was adopted by the Company in the first quarter of 1995 and did not have a material impact on the Company's financial statements.

    SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", is effective for financial statements issued for fiscal years beginning after December 15, 1995. Given the Company's current accounting policies for recording and measuring its long-lived assets, primarily real estate owned and premises and equipment, the Company does not anticipate a material impact on its operations or financial position from the implementation of SFAS No. 121 in 1996.

    SFAS No. 122, "Accounting for Mortgage Servicing Rights", requires that an institution engaged in mortgage banking activities recognize as a separate asset rights to service mortgage loans for others, regardless of the manner in which those servicing rights are acquired. Upon sale or securitization of loans with servicing rights retained, the Company will be required to capitalize the cost associated with the mortgage servicing rights based on their relative fair values. SFAS No. 122 also requires that an institution assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. Impairment is to be recognized through a valuation allowance. The Company does not anticipate a material impact on its operations or financial position from the implementation of SFAS No. 122 in 1996.

    As provided in SFAS No. 123, "Accounting for Stock-Based Compensation", the Company intends to retain the intrinsic value method of accounting for stock-based compensation, which it currently uses.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

EARNINGS PER SHARE

    Earnings per share is calculated based upon the weighted average number of shares of common stock outstanding during the year. The computation of the weighted average number of shares includes the impact of the exercise of the outstanding options to purchase common stock and assumes that the proceeds from such issuance are used to repurchase common shares at fair value.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near or medium term relate to the determination of the allowance for losses on loans.

RECLASSIFICATION

    Certain amounts included in the 1994 and 1993 consolidated financial statements have been reclassified in order to conform to the 1995 presentation.

NOTE 2  ACQUISITION AND DISPOSITION TRANSACTIONS

ACQUISITIONS

    On June 3, 1993 the Company acquired all of the stock issued by Old Berkeley in connection with that institution's voluntary supervisory conversion. Old Berkeley was then merged into First Federal Savings Bank (of Delaware) and the corporate name changed to Berkeley Federal Bank & Trust FSB. IMI purchased the assets of the Knickerbocker Hotel in Chicago, Illinois on April 19, 1993 for $13,704 and the Great Southern Hotel in Columbus, Ohio on August 17, 1993 for $9,500. These acquisitions were accounted for under the purchase method of accounting. The operating results of these acquisitions are included in the Company's consolidated statements of operations from the date of the respective acquisitions.

DISPOSITIONS

    The Bank sold two branches with deposit liabilities totaling $111,686 as of November 17, 1995, and twenty-three branches with deposit liabilities totaling $909,315 as of December 31, 1994. The components of the gain recorded on these transactions is summarized below:

                                                                                                 1995       1994
                                                                                               ---------  ---------
Premium received on deposit liabilities sold.................................................  $   5,492  $  66,595
Difference between carrying value and face value of deposits sold............................     --          4,596
Retirement of excess of cost over net assets acquired, net...................................     --         (9,135)
Net gain on sale of land, buildings, furniture, fixtures and equipment.......................        158      2,908
Broker's fee and other costs associated with the sale of the deposits........................       (220)    (2,364)
                                                                                               ---------  ---------
    Gains on sales of branches...............................................................  $   5,430  $  62,600
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    Additionally, on October 4, 1995 the Company sold the Knickerbocker Hotel for a gain of $4,658.

    Effective December 30, 1993 the Company sold all of the stock of Investors Mortgage Insurance Company ("Investors") and Investors Equity Insurance Company, Inc. ("Equity"), both wholly-owned subsidiaries of IMI, for approximately $24.8 million. All assets and liabilities of these two subsidiaries were transferred including the 50 state insurance business licenses held by Investors and the 17 state insurance business licenses held by Equity. A gain of $3,835 was recognized on the sale. IMI continues to service the

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
insurance policies through December 31, 1996 for a fee of 25 basis points of the insured mortgage loan amount at the beginning of each calendar year. In addition, the Company has guaranteed through December 31, 1996 that the loss reserves transferred will be sufficient to cover the claims on all policies underwritten prior to the sale date.

NOTE 3  DISCONTINUED OPERATIONS

    In September 1995, the Company announced its decisions to dispose of its automated banking division and related activities. As a result of these decisions, a loss of $3,204, net of a tax benefit of $1,776 was recorded consisting of a net loss of $1,954 on the sale of assets and a loss of $1,250, incurred from related operations until the sales and dispositions, both of which were substantially complete at December 31, 1995. The Company's consolidated statements of operations have been restated for all periods presented to reflect the discontinuance of these operations. Losses from operations of the discontinued division, net of tax, amounted to $4,468, $4,514 and $2,270 for the nine months ended September 30, 1995, the year ended December 31, 1994 and the year ended December 31, 1993, respectively. Gross revenues from the automated banking division and related activities for the years ended December 31, 1995, 1994 and 1993 amounted to $1,822, $1,768 and $1,451, respectively.

NOTE 4  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Substantially all of the Company's assets, liabilities and off-balance sheet instruments and commitments are considered financial instruments. For the majority of the Company's financial instruments, principally loans and deposits, fair values are not readily available since there are no available trading markets as characterized by current exchanges between willing parties. Accordingly, fair values can only be derived or estimated using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of estimated future cash flows is inherently subjective and imprecise. In addition, for those financial instruments with option-related features, prepayment assumptions are incorporated into the valuation techniques. It should be noted that minor changes in assumptions or estimation methodologies can have a material effect on these derived or estimated fair values.

    The fair values reflected below are indicative of the interest rate environments as of December 31, 1995 and 1994 and do not take into consideration the effects of interest rate fluctuations. In different interest rate environments, fair value results can differ significantly, especially for certain fixed-rate financial instruments and non-accrual assets. In addition, the fair values presented do not attempt to estimate the value of the Company's fee generating businesses and anticipated future business activities. In other words, they do not represent the Company's value as a going concern. Furthermore, the differences between the carrying amounts and the fair values presented may not be realized because, except as indicated, the Company generally intends to hold these financial instruments to maturity and realize their recorded values.

    Reasonable comparability of fair values among financial institutions is difficult due to the wide range of permitted valuation techniques and numerous estimates that must be made in the absence of secondary market prices. This lack of objective pricing standards introduces a degree of subjectivity to these derived or estimated fair values. Therefore, while disclosure of estimated fair values of financial instruments is required, readers are cautioned in using this data for purposes of evaluating the financial condition of the Company.

    The methodologies used and key assumptions made to estimate fair value, the estimated fair values determined and recorded carrying values follow:

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents have been valued at their carrying amounts as these are reasonable estimates of fair value given the relatively short period of time between origination of the instruments and their expected realization.

INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES

    For investments and mortgage-backed and related securities, fair value equals quoted price, if available. For securities for which a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

LOANS AND DISCOUNTED LOANS

    The fair value of whole loans is estimated based upon quoted market prices for similar whole loan pools. The fair value of the discounted loan portfolio is estimated based upon current market yields at which recent pools of similar mortgages have traded taking into consideration the timing and amount of expected cash flows.

LOW INCOME HOUSING TAX CREDIT INTERESTS

    The fair value of the investments in low income housing tax credit interests is estimated by discounting the future tax benefits expected to be realized from these investments using discount rates at which similar investments were being made on or about the respective financial statement dates.

DEPOSITS

    The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the required cash payments at the market rates offered for deposits with similar maturities on or about the respective financial statement dates.

BORROWINGS

    The fair value of the Company's subordinated debentures is based upon quoted market prices. The fair value of the Company's other borrowings is estimated based upon the discounted value of the future cash flows expected to be paid on such borrowings using estimated market discount rates that reflect the borrowings of others with similar terms and maturities.

RISK MANAGEMENT INSTRUMENTS

    The fair value of interest rate swap agreements is the estimated amount that the Company would receive or pay to terminate the swap agreements at the reporting date taking into account interest rates and the credit worthiness of the swap counterparties on or about the respective financial statement dates. Market quotes are used to estimate the fair value of interest rate futures contracts.

LOAN COMMITMENTS

    The fair value of loan commitments is estimated considering the difference between interest rates on or about the respective financial statement dates and the committed rates.

REAL ESTATE OWNED

    Real estate owned, although not a financial instrument, is an integral part of the Company's discounted loan business. The fair value of real estate owned is estimated based upon appraisals, broker price opinions and other standard industry valuation methods, less anticipated selling costs.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The carrying amounts and the estimated fair values of the Company's financial instruments and real estate owned are as follows:

                                                                 DECEMBER 31, 1995          DECEMBER 31, 1994
                                                             --------------------------  ------------------------
                                                               CARRYING                    CARRYING
                                                                AMOUNT      FAIR VALUE      AMOUNT     FAIR VALUE
                                                             ------------  ------------  ------------  ----------
Financial Assets:
  Cash and cash equivalents................................  $     54,632  $     54,632  $     36,750  $   36,750
  Securities available for sale............................       337,480       337,480       187,717     187,717
  Loans available for sale.................................       251,790       253,854       102,293     102,934
  Investment securities....................................        18,665        18,657        17,011      16,728
  Mortgage-related securities held for investment..........       --            --             91,917      85,547
  Loan portfolio, net......................................       295,605       300,075        57,045      55,731
  Discounted loan portfolio, net...........................       669,771       682,241       529,460     529,460
  Investments in low income housing tax credit interest....        81,362        94,238        49,442      60,144
  Real estate owned, net...................................       166,556       187,877        96,667     109,169
Financial Liabilities:
  Deposits.................................................     1,501,646     1,488,668     1,023,268     992,340
  Advances from the Federal Home Loan Bank.................        70,399        70,530         5,399       5,528
  Securities sold under agreements to repurchase...........        84,761        84,761       --           --
  Subordinated debentures and other interest bearing
   obligations.............................................       117,054       120,398        20,111      19,993
Other:
  Loan commitments.........................................        54,405        54,405        41,027      41,027

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 5  SECURITIES AND LOANS AVAILABLE FOR SALE

    The amortized cost, fair value and gross unrealized gains and losses on the Company's securities and loans available for sale are as follows at the periods ended:

                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED
DECEMBER 31, 1995:                                                    COST        GAINS       LOSSES     FAIR VALUE
- -----------------------------------------------------------------  ----------  -----------  -----------  ----------
Mortgage-related securities:
  Single family residential:
    AAA-rated collateralized mortgage obligations................  $  140,304   $       9    $  (1,482)  $  138,831
    FHLMC interest only..........................................       2,217      --              (35)       2,182
    FNMA interest only...........................................      10,080      --             (488)       9,592
    FNMA principal only..........................................       8,104         114       --            8,218
    Subordinates.................................................      27,410      --             (100)      27,310
    Futures contracts............................................      --             168       (1,766)      (1,598)
    Planned amortization class (PAC) residuals...................         759      --             (185)         574
    REMIC residuals..............................................         616      --             (144)         472
                                                                   ----------  -----------  -----------  ----------
                                                                      189,490         291       (4,200)     185,581
                                                                   ----------  -----------  -----------  ----------
  Multi-family and commercial:
    AAA-rated interest only......................................     101,110       2,840          (18)     103,932
    FNMA interest only...........................................       5,520          16         (275)       5,261
    Subordinates.................................................      43,605         845       (1,496)      42,954
    Futures contracts............................................      --          --             (248)        (248)
                                                                   ----------  -----------  -----------  ----------
                                                                      150,235       3,701       (2,037)     151,899
                                                                   ----------  -----------  -----------  ----------
                                                                   $  339,725   $   3,992    $  (6,237)  $  337,480
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------
Loans:
  Single family residential......................................     221,927       1,736       --          223,663
  Multi-family...................................................      28,694         314       --           29,008
  Consumer.......................................................       1,169          14       --            1,183
                                                                   ----------  -----------  -----------  ----------
                                                                   $  251,790   $   2,064    $  --       $  253,854
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED
DECEMBER 31, 1994:                                                    COST        GAINS       LOSSES     FAIR VALUE
- -----------------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury bills..............................................  $    3,531   $       2    $      (1)  $    3,532
                                                                   ----------  -----------  -----------  ----------
Mortgage-backed securities:
  Single family residential:
    AAA-rated....................................................      19,174      --              (75)      19,099
                                                                   ----------  -----------  -----------  ----------
Mortgage-related securities:
  Single family residential:
    FNMA interest only...........................................       1,996      --           --            1,996
    FNMA principal only..........................................      11,663      --             (173)      11,490
    Collateralized mortgage obligations..........................      79,539      --           (4,507)      75,032
    Futures contracts............................................      --           1,143       --            1,143
                                                                   ----------  -----------  -----------  ----------
                                                                       93,198       1,143       (4,680)      89,661
                                                                   ----------  -----------  -----------  ----------
  Multi-family:
    Collateralized mortgage obligations..........................      54,950       1,535       (2,546)      53,939
    Subordinates.................................................      21,334         761       --           22,095
    Futures contracts............................................      --          --             (609)        (609)
                                                                   ----------  -----------  -----------  ----------
                                                                       76,284       2,296       (3,155)      75,425
                                                                   ----------  -----------  -----------  ----------
                                                                   $  192,187   $   3,441    $  (7,911)  $  187,717
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------
Loans:
  Single family residential mortgages............................      16,825      --             (562)      16,263
  Multi-family...................................................      83,845       1,503       --           85,348
  Futures contracts..............................................      --          --             (121)        (121)
  Consumer.......................................................       1,623      --             (179)       1,444
                                                                   ----------  -----------  -----------  ----------
                                                                   $  102,293   $   1,503    $    (862)  $  102,934
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

    A profile of the maturities of securities available for sale at December 31, 1995 follows. Mortgage-backed securities are included based on their weighted-average maturities, reflecting anticipated future prepayments based on a consensus of dealers in the market.

                                                                    AMORTIZED COST  FAIR VALUE
                                                                    --------------  ----------
Due within one year...............................................    $   13,977    $   13,970
Due after 1 through 5 years.......................................       193,207       189,465
Due after 5 through 10 years......................................       130,988       131,634
Due after 10 years................................................        22,797        23,655
                                                                    --------------  ----------
                                                                      $  360,969    $  358,724
                                                                    --------------  ----------
                                                                    --------------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    Gross realized gains and losses, proceeds on sales, premiums amortized against and discounts accreted to income were as follows during the periods ended December 31:

                                                                                  1995        1994        1993
                                                                               ----------  ----------  ----------
Securities:
  Gross realized gains.......................................................  $    1,266  $   10,654  $    3,980
  Gross realized losses......................................................      (2,079)     (7,999)     (1,010)
                                                                               ----------  ----------  ----------
    Net realized (losses) gains..............................................  $     (813) $    2,655  $    2,970
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Proceeds on Sales..........................................................  $  836,247  $  877,911  $  744,636
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Premiums amortized against interest income.................................  $    5,188  $    2,782  $    7,578
  Discounts accreted to interest income......................................      (3,135)       (553)        (49)
                                                                               ----------  ----------  ----------
    Net premium amortization.................................................  $    2,053  $    2,229  $    7,529
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Loans:
  Gross realized gains.......................................................  $    1,817  $    3,399  $      773
  Gross realized losses......................................................      --            (806)     --
                                                                               ----------  ----------  ----------
    Net realized gains.......................................................  $    1,817  $    2,593  $      773
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Proceeds on Sales..........................................................  $  100,104  $  383,673  $   95,936
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    One security in the available for sale portfolio, with a market value of $10,954, is pledged as collateral to the State of New Jersey in connection with the Bank's sales of certificates of deposit over $100 to New Jersey municipalities. Additionally, certain mortgage-related securities are pledged as collateral for securities sold under agreements to repurchase (see note 15).

NOTE 6  INVESTMENT SECURITIES

    The book and fair values and gross unrealized gains and losses on the Company's investment securities are as follows at the periods ended:

                                                                                   GROSS        GROSS
                                                                       BOOK     UNREALIZED   UNREALIZED     FAIR
                                                                       VALUE       GAINS       LOSSES       VALUE
                                                                     ---------  -----------  -----------  ---------
DECEMBER 31, 1995:
  U.S. Treasury securities.........................................  $  10,036   $  --        $      (8)  $  10,028
  Federal Home Loan Bank stock.....................................      8,520      --           --           8,520
  Limited partnership interests....................................        109      --           --             109
                                                                     ---------  -----------       -----   ---------
                                                                     $  18,665   $  --        $      (8)  $  18,657
                                                                     ---------  -----------       -----   ---------
                                                                     ---------  -----------       -----   ---------
DECEMBER 31, 1994:
  U.S. Treasury securities.........................................  $  10,325   $  --        $    (283)  $  10,042
  Federal Home Loan Bank stock.....................................      6,555      --           --           6,555
  Limited partnership interests....................................        131      --           --             131
                                                                     ---------  -----------       -----   ---------
                                                                     $  17,011   $  --        $    (283)  $  16,728
                                                                     ---------  -----------       -----   ---------
                                                                     ---------  -----------       -----   ---------

    All U.S. Treasury securities held for investment at December 31, 1995 are due within one year. The FHLB stock is pledged as additional collateral for FHLB advances, and a portion of the U.S. Treasury securities are pledged as collateral for the $399 FHLB advance due in 1997 (see note 14).

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    Premiums amortized against and discounts accreted to income on U.S. Treasury securities held for investment were as follows for the periods ended December 31:

                                                                                              1995       1994       1993
                                                                                            ---------  ---------  ---------
Premiums amortized against interest income................................................  $     289  $     324  $     286
Discounts accreted to interest income.....................................................     --            (12)        (7)
                                                                                            ---------  ---------  ---------
  Net premium amortization................................................................  $     289  $     312  $     279
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

    Included in interest income on investment securities and other for the periods ended December 31, 1995, 1994 and 1993 are $1,388, $5,654 and $2,572,
respectively, of deferred fees accreted on tax residuals (see note 19).

NOTE 7  MORTGAGE-RELATED SECURITIES

    In December 1995 the Company transferred all of its mortgage-related securities held for investment to its available for sale portfolio (see note 1).

    The book and market values and gross unrealized gains and losses for the Company's mortgage-related securities held for investment at December 31, 1994 were as follows:

                                                                                   GROSS        GROSS
                                                                       BOOK     UNREALIZED   UNREALIZED     FAIR
                                                                       VALUE       GAINS       LOSSES       VALUE
                                                                     ---------  -----------  -----------  ---------
Collateralized mortgage obligations................................  $  90,153   $  --        $  (6,024)  $  84,129
Planned amortization class securities..............................        994      --              (19)        975
REMIC residuals....................................................        770      --             (327)        443
                                                                     ---------  -----------  -----------  ---------
                                                                     $  91,917   $  --        $  (6,370)  $  85,547
                                                                     ---------  -----------  -----------  ---------
                                                                     ---------  -----------  -----------  ---------

    Premiums amortized against and discounts accreted to interest income on mortgage-related securities were as follows for the periods ended December 31:

                                                                                          1995       1994       1993
                                                                                        ---------  ---------  ---------
Premiums amortized against interest income............................................  $     652  $   1,043  $   5,094
Discounts accreted to interest income.................................................        (36)      (277)    (1,694)
                                                                                        ---------  ---------  ---------
  Net premium amortization............................................................  $     616  $     766  $   3,400
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 8  LOAN PORTFOLIO

    The Company's loan portfolio consists of the following at December 31:

                                                                            1995       1994
                                                                         ----------  ---------
Carrying Value:
  Single family residential............................................  $   75,928  $  31,926
                                                                         ----------  ---------
  Multi-family residential
    Permanent..........................................................      41,306      1,800
    Construction.......................................................       7,741     --
                                                                         ----------  ---------
      Total multi-family residential...................................      49,047      1,800
                                                                         ----------  ---------
  Commercial real estate:
    Hotel..............................................................     125,791     19,659
    Office.............................................................      61,262     --
    Land...............................................................      24,904      1,315
    Other..............................................................       2,494      4,936
                                                                         ----------  ---------
      Total commercial real estate.....................................     214,451     25,910
                                                                         ----------  ---------
  Consumer.............................................................       3,223      1,558
                                                                         ----------  ---------
      Total loans......................................................     342,649     61,194
  Undisbursed loan funds...............................................     (39,721)    --
  Unaccreted discount..................................................      (5,376)    (3,078)
  Allowance for loan losses............................................      (1,947)    (1,071)
                                                                         ----------  ---------
      Loans, net.......................................................  $  295,605  $  57,045
                                                                         ----------  ---------
                                                                         ----------  ---------

    At December 31, 1995 the Company had $7,005 of single family residential loans, $3,648 of land loans and $1,275 of multi-family residential loans outstanding, at market interest rates and terms, which were issued to facilitate the sale of the Company's real estate owned and real estate held for development.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The following table presents a summary of the Company's non-performing loans, allowance for loan losses and significant ratios as of and for the years ended December 31:

                                                                     1995       1994       1993
                                                                   ---------  ---------  ---------
Non-Performing Loans:
  Single family residential......................................  $   2,923  $   2,478  $   2,347
  Multi-family...................................................        731        152        664
  Consumer.......................................................        202         29        556
                                                                   ---------  ---------  ---------
                                                                   $   3,856  $   2,659  $   3,567
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Allowance for Loan Losses:
  Balance, beginning of year.....................................  $   1,071  $     884  $     752
  Provision for loan losses......................................      1,121     --
  Charge-offs....................................................       (263)      (472)      (336)
  Recoveries.....................................................         18        659        468
                                                                   ---------  ---------  ---------
  Balance, end of year...........................................  $   1,947  $   1,071  $     884
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Significant Ratios:
  Non-performing loans as a percentage of:
    Loans........................................................       1.27%      4.35%      3.71%
    Total assets.................................................       0.20%      0.21%      0.26%
  Allowance for loan losses as a percentage of:
    Loans........................................................       0.65%      1.84%      0.99%
    Non-performing loans.........................................      50.49%     40.28%     24.78%
  Net charge-offs (recoveries) as a percentage of average
   loans.........................................................       0.19%     (0.28)%     (0.10)%

    If non-accrual loans had been current in accordance with their original terms, interest income for the years ended December 31, 1995, 1994 and 1993 would have been approximately $322, $207 and $243 higher, respectively. No interest has been accrued on loans greater than 90 days past due. At December 31, 1995, the Company had no investment in impaired loans as defined in accordance with SFAS No. 114, and as amended by SFAS No. 118.

    The Company services for other investors mortgage loans which it does not own. The total amount of such loans serviced for others was $361,608 and $132,843 at December 31, 1995 and 1994, respectively. Servicing fee income on such loans amounted to $493, $231 and $548 for the years ended December 31, 1995, 1994 and 1993, respectively. The unamortized balance of purchased mortgage servicing rights was $3,433 and $41 at December 31, 1995 and 1994, respectively, and is included in other assets.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The loan portfolio is geographically located throughout the United States. The following table sets forth the five states in which the largest amount of properties securing the Company's loans were located at December 31, 1995.

                                SINGLE
                                FAMILY     MULTI-FAMILY  COMMERCIAL
                             RESIDENTIAL   RESIDENTIAL   REAL ESTATE   CONSUMER      TOTAL
                             ------------  ------------  -----------  -----------  ----------
California.................   $    8,392    $   22,761    $  42,419    $  --       $   73,572
New Jersey.................       39,090        --           15,829          128       55,047
New York...................        9,681         1,876       29,800        2,309       43,666
Florida....................          182        --           29,225       --           29,407
Massachusetts..............          213        --           20,047       --           20,260
Other......................       18,370        24,410       77,131          786      120,697
                             ------------  ------------  -----------  -----------  ----------
    Total..................   $   75,928    $   49,047    $ 214,451    $   3,223   $  342,649
                             ------------  ------------  -----------  -----------  ----------
                             ------------  ------------  -----------  -----------  ----------

    Certain mortgage loans are pledged as collateral for FHLB advances (see note
14).

NOTE 9  DISCOUNTED LOAN PORTFOLIO

    The Company has acquired through private sales and auctions mortgage loans at a discount on which the borrowers are either not current as to principal and interest payments or there is doubt as to the borrowers' ability to pay in full the contractual principal and interest. The Company estimates the amounts it will realize through foreclosure, collection efforts or other resolution of each loan and the length of time required to complete the collection process in determining the amounts it will bid to acquire such loans.

    The resolution alternatives applied to the discounted loan portfolio are (i) the borrower brings the loan current in accordance with original or modified terms; (ii) the borrower repays the loan or a negotiated amount; (iii) the borrower agrees to a deed-in-lieu of foreclosure, in which case it is classified as real estate owned and held for sale by the Company and (iv) the Company forecloses on the loan and the property is either acquired at the foreclosure sale by a third party or by the Company, in which case it is classified as real estate owned and held for sale. The Company periodically reviews the discounted loan portfolio performance to ensure that the loans are carried at the lower of amortized cost or net realizable value and the remaining unaccreted discount is adjusted accordingly. Upon receipt of title to the property, the loans are transferred to real estate owned.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The Company's discounted loan portfolio consists of the following at December 31:

                                                                           CARRYING VALUE
                                                                      ------------------------
                                                                         1995         1994
                                                                      -----------  -----------
Loan Type:
  Single family residential.........................................  $   376,501  $   382,165
  Multi-family residential..........................................      176,259      300,220
  Commercial real estate............................................      388,566      102,138
  Other.............................................................        2,203          911
                                                                      -----------  -----------
      Total discounted loans........................................      943,529      785,434
  Unaccreted discount...............................................     (273,758)    (255,974)
                                                                      -----------  -----------
      Discounted loans, net.........................................  $   669,771  $   529,460
                                                                      -----------  -----------
                                                                      -----------  -----------


                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1994
                                                                      -----------  -----------
Loan Status:
  Current...........................................................  $   351,630  $   113,794
  Less than 90 days past due........................................       86,838       57,023
  Greater than 90 days past due.....................................      385,112      413,506
  Acquired and servicing not yet transferred........................      119,949      201,111
                                                                      -----------  -----------
                                                                      $   943,529  $   785,434
                                                                      -----------  -----------
                                                                      -----------  -----------

    At December 31, 1995 and 1994 the total accreted and unrealized discount on discounted loans was $7,505 and $5,306, respectively. A summary of income on discounted loans is as follows for the years ended December 31:

                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Interest Income:
  Realized...................................................  $  70,807  $  48,734  $  25,871
  Accreted and unrealized....................................      5,191      3,826      5,165
                                                               ---------  ---------  ---------
                                                               $  75,998  $  52,560  $  31,036
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
Gains on Sales:
  Realized gains on sales....................................  $   6,008  $     890  $   3,862
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The following table sets forth the activity in the Company's gross discounted loan portfolio during the years ended December 31:

                                                            1995         1994         1993
                                                         -----------  -----------  -----------
Principal balance, beginning of year...................  $   785,434  $   433,516  $   310,464
Acquisitions...........................................      791,195      826,391      294,359
Resolutions and repayments.............................     (300,161)    (265,292)    (116,890)
Loans transferred to real estate owned.................     (281,344)    (171,300)     (26,887)
Sales..................................................      (51,595)     (37,881)     (27,530)
                                                         -----------  -----------  -----------
Principal balance, end of year.........................  $   943,529  $   785,434  $   433,516
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The discounted loan portfolio is geographically located throughout the United States. The following table sets forth the five states in which the largest amount of properties securing the Company's discounted loans were located at December 31, 1995:

                                            SINGLE                   COMMERCIAL
                                            FAMILY     MULTI-FAMILY  REAL ESTATE
                                         RESIDENTIAL   RESIDENTIAL    AND OTHER     TOTAL
                                         ------------  ------------  -----------  ----------
California.............................   $   77,988    $  111,754    $ 210,872   $  400,614
New Jersey.............................       58,643           774       53,976      113,393
New York...............................       68,483        13,571       12,528       94,582
Florida................................       17,248        26,464       19,299       63,011
Connecticut............................       49,705         2,753       10,263       62,721
Other..................................      104,434        20,943       83,831      209,208
                                         ------------  ------------  -----------  ----------
    Total..............................   $  376,501    $  176,259    $ 390,769   $  943,529
                                         ------------  ------------  -----------  ----------
                                         ------------  ------------  -----------  ----------

NOTE 10  REAL ESTATE OWNED

    Real estate owned, net of allowance for losses, is held for sale and consists of the following at December 31:

                                                                            1995       1994
                                                                         ----------  ---------
Discounted loan portfolio:
  Single family residential............................................  $   75,144  $  86,426
  Multi-family residential.............................................      59,932     --
  Commercial real estate...............................................      31,218      8,801
                                                                         ----------  ---------
    Total discounted loan portfolio....................................     166,294     95,227
Loan portfolio.........................................................         262      1,440
                                                                         ----------  ---------
                                                                         $  166,556  $  96,667
                                                                         ----------  ---------
                                                                         ----------  ---------

    The following schedule presents the activity, in aggregate, in the valuation allowances on real estate owned for the years ended December 31:

                                                                   1995       1994       1993
                                                                 ---------  ---------  ---------
Balance, beginning of year.....................................  $   3,937  $   2,455  $     102
Provision for losses...........................................     10,510      9,074      2,980
Charge-offs and sales..........................................     (9,841)    (7,592)      (627)
                                                                 ---------  ---------  ---------
Balance, end of year...........................................  $   4,606  $   3,937  $   2,455
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

    Valuation allowances on real estate owned are established on a specific property basis.

    The following table sets forth the pre-tax results of the Company's investment in real estate owned, which were primarily related to the discounted loan portfolio, during the years ended December 31:

                                                                 1995       1994       1993
                                                              ----------  ---------  ---------
Gains on sales..............................................  $   19,006  $  21,308  $   2,541
Provision for losses........................................     (10,510)    (9,074)    (2,980)
Carrying costs, net of rental income........................       1,044     (6,239)      (719)
                                                              ----------  ---------  ---------
Income (loss)...............................................  $    9,540  $   5,995  $  (1,158)
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 11  INVESTMENTS IN LOW INCOME HOUSING TAX CREDIT INTERESTS

    The carrying value of the Company's investments in low income housing tax credit interests are as follows at December 31:

                                                                                                1995       1994
                                                                                              ---------  ---------
Investments solely as a limited partner made prior to May 18, 1995..........................  $  58,911  $  47,978
Investments solely as a limited partner made on or after May 18, 1995.......................      4,223     --
Investments as both a limited and, through subsidiaries, general partner....................     18,228      1,464
                                                                                              ---------  ---------
                                                                                              $  81,362  $  49,442
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The qualified affordable housing projects underlying the Company's investments in low income housing tax credit interests are geographically located throughout the United States. At December 31, 1995, the Company's largest single investment was $16,295 which is in a project located in Fort Lauderdale, Florida.

    Income on the Company's limited partnership investments made prior to May 18, 1995 is recorded under the level yield method as a reduction of income tax expense, and amounted to $7,715, $5,410 and $2,013 for the years ended December 31, 1995, 1994 and 1993, respectively. Had these investments been accounted for under the equity method, net income would have been reduced by $2,798, $2,742 and $1,606 for the years ended December 31, 1995, 1994 and 1993, respectively. For the three years ended December 31, 1995 the Company recorded no income or expense on its limited partnership investments made after May 18, 1996 or its investments as a limited and, through subsidiaries, general partner.

    Other liabilities include $9,794 and $8,577 at December 31, 1995 and 1994, respectively, representing contractual obligations to fund certain limited partnerships which invest in low income housing tax credit interests.

NOTE 12  PREMISES AND EQUIPMENT

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1995        1994
                                                                         ---------  ----------
Hotel subsidiaries:
  Land.................................................................  $     613  $    5,178
  Building and leasehold improvements..................................     11,402      16,823
  Office and computer equipment........................................        720       2,485
  Less accumulated depreciation and amortization.......................       (778)     (1,316)
                                                                         ---------  ----------
                                                                            11,957      23,170
                                                                         ---------  ----------
Subsidiaries other than hotels:
  Land.................................................................        485         751
  Building and leasehold improvements..................................      5,672       2,330
  Automated banking equipment..........................................        322       5,317
  Office and computer equipment........................................     12,726      16,425
  Manufacturing equipment..............................................         25         550
  Less accumulated depreciation and amortization.......................     (5,828)    (10,234)
                                                                         ---------  ----------
                                                                            13,402      15,139
                                                                         ---------  ----------
                                                                         $  25,359  $   38,309
                                                                         ---------  ----------
                                                                         ---------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    As part of the branch sales, premises and equipment with a net book value of $1,112 and $4,192 were sold for a gain of $158 and $2,908 in 1995 and 1994, respectively. Also, all automated banking equipment was sold or otherwise disposed of during the fourth quarter of 1995, with the exception of $322 of such equipment which was sold in January 1996 (see note 3).

NOTE 13  DEPOSITS

    The Company's deposits consist of the following at December 31:

                                                                  1995                       1994
                                                        -------------------------  -------------------------
                                                         WEIGHTED                   WEIGHTED
                                                          AVERAGE                    AVERAGE
                                                           RATE       BOOK VALUE      RATE       BOOK VALUE
                                                        -----------  ------------  -----------  ------------
Non-interest bearing deposits.........................      --    %  $     48,482      --    %  $     35,943
NOW and money market checking accounts................        3.37         17,147        2.17         18,934
Savings accounts......................................        2.30          3,471        2.30         24,007
                                                                     ------------               ------------
                                                                           69,100                     78,884
                                                                     ------------               ------------
Certificates of deposit...............................                  1,440,240                    950,817
Unamortized deferred fees.............................                     (7,694)                    (6,433)
                                                                     ------------               ------------
                                                              5.68      1,432,546        5.50        944,384
                                                                     ------------               ------------
                                                              5.46   $  1,501,646        5.17   $  1,023,268
                                                                     ------------               ------------
                                                                     ------------               ------------

    At December 31, 1995 and 1994 certificates of deposit include $1,123,196 and $857,770, respectively, of deposits originated through investment banking firms which solicit deposits from their customers, of which $996,543 and $745,591, respectively, are non-cancelable. Additionally, at December 31, 1995 and 1994, $80,045 and $21,124 of certificates of deposit were issued on an uninsured basis. Non-interest bearing deposits include $37,686 and $7,397 of advance payments by borrowers for taxes and insurance and principal and interest collected but not yet remitted in accordance with loan servicing agreements at December 31, 1995 and 1994, respectively.

    The contractual maturity of the Company's certificates of deposit at December 31, 1995 follows:

Contractual Remaining Maturity:
  Within one year............................  $   928,542
  Within two years...........................      192,833
  Within three years.........................      132,287
  Within four years..........................      109,742
  Within five years..........................       68,721
  Thereafter.................................          421
                                               -----------
                                               $ 1,432,546
                                               -----------
                                               -----------

    The amortization of the deferred fees of $4,729, $1,606 and $462 for the years ended December 31, 1995, 1994 and 1993, respectively, and the accretion of the purchase accounting discount of $0, $(2,991) and

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
$(2,999) for the years ended December 31, 1995, 1994 and 1993, respectively, are computed using the interest method and are included in interest expense on certificates of deposit. The interest expense by type of deposit account is as follows for the years ended December 31:

                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
NOW accounts and money market checking.......................  $   1,031  $   1,395  $   1,315
Savings......................................................        451      2,602      1,982
Certificates of deposit......................................     70,371     40,964     15,742
                                                               ---------  ---------  ---------
                                                               $  71,853  $  44,961  $  19,039
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    Accrued interest payable on deposits in the amount of $18,994 and $12,061 as of December 31, 1995 and 1994, respectively, is included in accrued expenses, payables and other liabilities.

NOTE 14  ADVANCES FROM THE FEDERAL HOME LOAN BANK ("FHLB")

    Advances from the FHLB mature as follows:

                                                          DECEMBER 31, 1995       DECEMBER 31, 1994
                                                        ----------------------  ----------------------
                                                         INTEREST      BOOK      INTEREST      BOOK
DUE DATE                                                   RATE        VALUE       RATE        VALUE
- ------------------------------------------------------  -----------  ---------  -----------  ---------
1995..................................................      --    %  $  --            9.80%  $   5,000
1996..................................................        5.83      70,000      --          --
1997..................................................        7.02         399        7.02         399
                                                                     ---------               ---------
                                                                     $  70,399               $   5,399
                                                                     ---------               ---------
                                                                     ---------               ---------

    Accrued interest payable on FHLB advances amounted to $297 and $44 as of December 31, 1995 and 1994, respectively, and is included in accrued expenses, payables and other liabilities. All interest rates are fixed by contract. Under the terms of its collateral agreement, the Company is required to maintain otherwise unencumbered qualifying assets with a fair market value ranging from 105% to 125% of FHLB advances depending on the type of collateral. The Company's FHLB stock is pledged as additional collateral for these advances.

NOTE 15  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    The Company enters into sales of securities under agreements to repurchase the same securities (reverse repurchase agreements). Fixed coupon reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the accompanying consolidated statements of financial condition. All securities underlying reverse repurchase agreements are reflected as assets in the accompanying consolidated statements of financial condition and are held in safekeeping by broker/dealers. For the years ended December 31, 1995, 1994 and 1993, interest rate swap agreements and

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
Eurodollar futures contracts used for risk management purposes had the effect of increasing interest expense on securities sold under agreements to repurchase and certificates of deposit by $261, $296 and $2,246, respectively.

                                                                                       DECEMBER 31,
                                                                          ---------------------------------------
                                                                             1995          1994          1993
                                                                          -----------  ------------  ------------
Other information concerning securities sold under agreements to repurchase:
  Balance, end of year..................................................  $  84,761    $    --       $  275,468
  Accrued interest payable, end of year.................................        153         --              610
  Weighted average interest rate, end of year...........................       5.70%        --   %         3.57%
  Average balance during the year.......................................  $  16,754    $  254,052    $  195,111
  Weighted average interest rate during the year........................       5.68%         3.98%         3.56%
  Maximum month-end balance.............................................  $  84,761    $  537,629    $  275,468

    Mortgage-related securities with a book value of $91,085 and a market value of $90,368 were posted as collateral for securities sold under agreements to repurchase at December 31, 1995.

NOTE 16  SUBORDINATED DEBENTURES AND OTHER INTEREST BEARING OBLIGATIONS

    Subordinated debentures and other interest bearing obligations mature as follows:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1995       1994
                                                                         ----------  ---------
1996:
  12% subordinated notes due January 2.................................  $    1,012  $   1,012
  10.5% notes due May 1................................................       7,615     --
                                                                         ----------  ---------
                                                                              8,627      1,012
2003:
  12% mortgage loan due September 1....................................       7,817      7,939
2005:
  12% subordinated debentures due June 15..............................     100,000     --
2014:
  0 - 8.5% subordinated mortgage loan due December 1...................         610        638
2018:
  9.65% mortgage loan due April 18.....................................      --         10,522
                                                                         ----------  ---------
                                                                         $  117,054  $  20,111
                                                                         ----------  ---------
                                                                         ----------  ---------

    The notes due in 1996 are payable to current or former shareholders and executive officers.

    On June 12, 1995 the Bank issued $100,000 of 12% Subordinated Debentures due 2005 (the "Debentures") with interest payable semiannually on June 15 and December 15. The Debentures are unsecured general obligations of the Bank and are subordinated in right of payment to all existing and future senior debt.

    The Debentures may not be redeemed prior to June 15, 2000, except as described below. On or after such date, the Debentures may be redeemed at any time at the option of the Bank, in whole or in part,

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
together with accrued and unpaid interest, if any, on not less than 30 nor more than 60 days' notice at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the twelve month period beginning June 15 of the years indicated below:

YEAR                                            REDEMPTION PRICE
- ----------------------------------------------  ----------------
2000..........................................       105.333%
2001..........................................       104.000%
2002..........................................       102.667%
2003..........................................       101.333%
2004 and thereafter...........................       100.000%

    In addition, the Bank may redeem, at its option, up to $35,000 principal amount of the Debentures at any time prior to June 15, 1998 with the net cash proceeds received by the Bank from one or more public equity offerings at a purchase price of 112.000% of the principal amount thereof, plus accrued and unpaid interest.

    In connection with the issuance of the Debentures, the Bank incurred certain costs which have been capitalized and are being amortized on a straight-line basis over the expected life of the Debentures. The unamortized balance of these issuance costs amounted to $3,170 at December 31, 1995 and is included in other assets. Accrued interest payable on the Debentures amounted to $500 at December 31, 1995 and is included in accrued expenses, payables and other liabilities.

    In 1993, subsequent to the acquisition of Old Berkeley, the Company acquired loans with an aggregate principal balance of $8,958 that had been made by third parties to the Company's subsidiary, Berkeley Realty Group, Inc., at a discount of $2,366. An extraordinary gain of $1,538, after deduction of $828 for related income taxes, is recognized in the accompanying consolidated statements of operations for that year. Berkeley Realty Group, Inc. is a subsidiary of Old Berkeley which was engaged in real estate development and residential construction activities. The loans acquired by the Company were collateralized by real estate held for development, which was recorded at fair value at the effective date of the acquisition.

NOTE 17  INTEREST RATE RISK MANAGEMENT INSTRUMENTS

    In managing its interest rate risk, the Company on occasion enters into interest rate exchange agreements (swaps). Under swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional amount. The terms of the swaps provide for the Company to receive a floating rate of interest based on the London Interbank Offered Rate ("LIBOR") and to pay fixed interest rates. The Company had no outstanding swaps at December 31, 1995. The terms of outstanding swaps at December 31, 1994 follows:

                                                                     FLOATING RATE
                                              LIBOR                    AT END OF
MATURITY                  NOTIONAL AMOUNT     INDEX     FIXED RATE       YEAR       FAIR VALUE
- ------------------------  ----------------  ----------  -----------  -------------  -----------
1995....................     $   40,000        6-Month       5.260%        6.625%    $     491

    The 6-month LIBOR was 7.0% on December 31, 1994. The interest expense or benefit of the swaps had the effect of increasing (decreasing) net interest income by $358, $(754) and $(2,246) for the years ended December 31, 1995, 1994 and 1993, respectively. In June 1994 the Company sold certain adjustable rate mortgage-backed securities and, as a result, also terminated a related $150,000 notional amount swap resulting in a realized gain on termination of the swap of $1,110.

    The Company also enters into short sales of Eurodollar and U.S. Treasury interest rate futures contracts as part of its overall interest rate risk management activity. Interest rate futures contracts are commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
settled in cash or through delivery. The Eurodollar futures contracts have been sold by the Company to hedge the repricing or maturity risk of certain adjustable rate mortgage-backed securities and short duration mortgage-related securities. U.S. Treasury futures have been sold by the Company to hedge the risk of a reduction in the market value of fixed rate multi-family residential loans and certain fixed rate mortgage-backed and related securities available for sale in a rising interest rate environment.

    Terms and other information on interest rate futures contracts sold short are as follows:

                                                                        NOTIONAL
                                                        MATURITY        PRINCIPAL      FAIR VALUE
                                                       -----------  -----------------  -----------
December 31, 1995:
  Eurodollar futures.................................        1996      $   386,000      $  (1,598)
                                                             1997           26,000           (168)
  U.S. Treasury futures..............................        1996           11,100            (80)

December 31, 1994:
  Eurodollar futures.................................        1995          350,000          1,090
                                                             1996          117,000            248
                                                             1997           26,000             34
  U.S. Treasury futures..............................        1995          222,500           (960)

    The following table summarizes the Company's use of interest rate risk management instruments.

                                                                 NOTIONAL AMOUNT
                                                     ----------------------------------------
                                                                      SHORT       SHORT U.S.
                                                                   EURODOLLAR      TREASURY
                                                        SWAPS        FUTURES       FUTURES
                                                     -----------  -------------  ------------
Balance, December 31, 1993.........................  $   254,000  $     200,000   $  110,900
  Purchases........................................      --           2,577,000    1,016,800
  Maturities.......................................      (64,000)      --             --
  Terminations.....................................     (150,000)    (2,284,000)    (905,200)
                                                     -----------  -------------  ------------
Balance, December 31, 1994.........................       40,000        493,000      222,500
  Purchases........................................      --             336,000      708,600
  Maturities.......................................      (40,000)
                                                                      ----
  Terminations.....................................      --            (417,000)    (920,000)
                                                     -----------  -------------  ------------
Balance, December 31, 1995.........................  $   --       $     412,000   $   11,100
                                                     -----------  -------------  ------------
                                                     -----------  -------------  ------------

    Because interest rate futures contracts are exchange traded, holders of these instruments look to the exchange for performance under these contracts and not the entity holding the offsetting futures contract, thereby minimizing the risk of nonperformance under these contracts. The Company is exposed to credit loss in the event of nonperformance by the counterparty to the swap and controls this risk through credit monitoring procedures. The notional principal amount does not represent the Company's exposure to credit loss.

    U.S. Government securities with a carrying value of $1,134 and $7,630 and a fair value of $1,134 and $7,519 were pledged by the Company as security for the obligations under these swaps and interest rate futures contracts at December 31, 1995 and 1994, respectively.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 18  ASSET AND LIABILITY MANAGEMENT

    Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. The Company's objective is to attempt to control risks associated with interest rate movements. In general, the Company's strategy is to match asset and liability balances within maturity categories to limit its exposure to earnings variations and variations in the value of assets as interest rates change over time. Additionally, the Company's strategy has been to acquire and hold assets and liabilities with short durations which are less subject to interest rate volatility. The Company also utilizes off-balance sheet financial techniques to assist in the management of interest rate risk (see note 17).

    The Company's methods for evaluating interest rate risk include an analysis of its interest rate sensitivity "gap", which is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely. Because different types of assets and liabilities with the same or similar maturities may react differently to changes in overall market rates or conditions, changes in interest rates may affect net interest income positively or negatively even if an institution were perfectly matched in each maturity category.

    The following tables, which are unaudited, set forth the estimated maturity or repricing of the Company's interest-earning assets and interest-bearing liabilities at December 31, 1995 and 1994. The amounts of assets and liabilities shown which mature or reprice within a particular period were determined in accordance with the contractual terms of the assets and liabilities, except (i) adjustable-rate loans and securities are included in the period in which they are first scheduled to adjust and not in the period in which they mature, (ii) fixed-rate, non-residual mortgage-related securities reflect estimated prepayments, which were based on the average prepayment rate projected by the ten largest investment banking firms making markets in these specific securities, (iii) non-performing discounted loans reflect the estimated timing of resolutions which result in repayment to the Company, (iv) fixed-rate loans reflect scheduled contractual amortization,

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
with no estimated prepayments, and (v) NOW and money market checking and savings deposits, which do not have contractual maturities, reflect estimated levels of attrition, which are based on detailed studies of each such category of deposit by the Company.

                                                                          MORE THAN
                                                                             ONE
                                                              FOUR TO      YEAR TO
                                              WITHIN THREE    TWELVE        THREE      THREE YEARS
                                                 MONTHS       MONTHS        YEARS       AND OVER       TOTAL
                                              ------------  -----------  ------------  -----------  ------------
                                                                         (UNAUDITED)
AT DECEMBER 31, 1995:
Rate-sensitive assets.......................   $  231,652   $   350,277   $  263,058    $ 778,756   $  1,623,743
Rate-sensitive liabilities..................      355,368       737,908      197,683      434,419      1,725,378
                                              ------------  -----------  ------------  -----------  ------------
Interest rate sensitivity gap before off-
 balance sheet financial instruments........     (123,716)     (387,631)      65,375      344,337       (101,635)
Off-balance sheet financial instruments.....      104,612       (38,518)     (34,496)     (31,598)       --
                                              ------------  -----------  ------------  -----------  ------------
Interest rate sensitivity gap...............   $  (19,104)  $  (426,149)  $   30,879    $ 312,739   $   (101,635)
                                              ------------  -----------  ------------  -----------  ------------
                                              ------------  -----------  ------------  -----------  ------------
Cumulative interest rate sensitivity gap....   $  (19,104)  $  (445,253)  $ (414,374)   $(101,635)
                                              ------------  -----------  ------------  -----------
                                              ------------  -----------  ------------  -----------
Cumulative interest rate sensitivity gap as
 a percentage of total rate sensitive
 assets.....................................        (1.18)%      (27.42)%      (25.52)%      (6.26)%
                                              ------------  -----------  ------------  -----------
                                              ------------  -----------  ------------  -----------
AT DECEMBER 31, 1994:
Rate-sensitive assets.......................   $  164,755   $   410,339   $  291,844    $ 122,301   $    989,239
Rate-sensitive liabilities..................      182,045       311,463      373,213      146,114      1,012,835
                                              ------------  -----------  ------------  -----------  ------------
Interest rate-sensitivity gap before off-
 balance sheet financial instruments........      (17,290)       98,876      (81,369)     (23,813)       (23,596)
Off-balance sheet financial instruments.....      185,535      (127,060)     (13,069)     (45,406)       --
                                              ------------  -----------  ------------  -----------  ------------
Interest rate sensitivity gap...............   $  168,245   $   (28,184)  $  (94,438)   $ (69,219)  $    (23,596)
                                              ------------  -----------  ------------  -----------  ------------
                                              ------------  -----------  ------------  -----------  ------------
Cumulative interest rate sensitivity gap....   $  168,245   $   140,061   $   45,623    $ (23,596)
                                              ------------  -----------  ------------  -----------
                                              ------------  -----------  ------------  -----------
Cumulative interest rate sensitivity gap as
 a percentage of total rate-sensitive
 assets.....................................        17.01%        14.16%        4.61%       (2.39)%
                                              ------------  -----------  ------------  -----------
                                              ------------  -----------  ------------  -----------

    Although interest rate sensitivity gap is a useful measurement and contributes toward effective asset and liability management, it is difficult to predict the effect of changing interest rates based solely on that measure. As a result, and as required by OTS regulations, the Company also regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that are authorized by the Board of Directors of the Company.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The following table, which is unaudited, sets forth as of December 31, 1995 and 1994 the estimated percentage change in the Company's net interest income over a four-quarter period and MVPE based upon the indicated changes in interest rates, assuming an instantaneous uniform change in interest rates at all maturities.

                                        ESTIMATED CHANGE IN
                             ------------------------------------------
                             NET INTEREST INCOME
                                                           MVPE
 CHANGE (IN BASIS POINTS)    --------------------  --------------------
     IN INTEREST RATES         1995       1994       1995       1994
- ---------------------------  ---------  ---------  ---------  ---------
                                            (UNAUDITED)
+400.......................     (15.54)     24.10     (19.31)      6.19
+300.......................     (11.66)     18.07     (14.06)      5.07
+200.......................      (7.77)     12.05      (8.02)      4.12
+100.......................      (3.89)      6.02      (3.77)      2.15
   0.......................     --         --         --         --
- -100.......................       3.89      (6.02)      1.58      (1.38)
- -200.......................       7.77     (12.05)      4.93      (2.41)
- -300.......................      11.66     (18.07)     10.96      (2.94)
- -400.......................      15.54     (24.10)     18.06      (5.59)

    The Company believes that the assumptions used by it to evaluate the vulnerability of the Company's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE indicated in the above tables could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

NOTE 19  INCOME TAXES

    Total income tax expense (benefit) was allocated as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Income from continuing operations............................  $   4,562  $  29,724  $  10,325
Discontinued operations......................................     (4,097)    (2,227)    (1,259)
Extraordinary gains..........................................     --         --            828
Cumulative effect of a change in accounting principle........     --         --          1,341
Benefit of tax deduction in excess of amounts recognized for financial reporting purposes related to employee stock
 options reflected in stockholders' equity...................       (375)       (39)      (199)
                                                               ---------  ---------  ---------
                                                               $      90  $  27,458  $  11,036
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The components of income tax expense (benefit) attributable to income from continuing operations were as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
CURRENT:     Federal.........................................  $   1,673  $  26,267  $   4,269
             State...........................................      5,011      2,261        260
                                                               ---------  ---------  ---------
                                                                   6,684     28,528      4,529
                                                               ---------  ---------  ---------
DEFERRED:    Federal.........................................      1,762      1,022      5,742
             State...........................................     (3,884)       174         54
                                                               ---------  ---------  ---------
                                                                  (2,122)     1,196      5,796
                                                               ---------  ---------  ---------
Total........................................................  $   4,562  $  29,724  $  10,325
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    Income tax expense differs from the amounts computed by applying the U.S. Federal corporate income tax rate of 35% as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Expected income tax expense at statutory rate................  $  13,196  $  28,552  $  13,171
Differences between expected and actual tax:
  Effect of tax rate increase on net deferred tax asset......     --         --           (784)
  Excess of cost over net assets acquired adjustments........        (76)     3,592       (392)
Tax effect of (utilization) non-utilization of net operating
 loss........................................................     (1,380)        23      2,147
Sale of IMI insurance licenses...............................     --         --         (1,682)
Utilization of subsidiary's losses...........................     --         --            299
State tax (after Federal tax benefit)........................        733      2,054        204
Low income housing tax credits...............................     (7,715)    (5,410)    (2,013)
Tax effect of minority interests.............................     --         --           (105)
Other........................................................       (196)       913       (520)
                                                               ---------  ---------  ---------
    Actual income tax expense................................  $   4,562  $  29,724  $  10,325
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The adjustments to the 1993 consolidated statements of financial condition to adopt SFAS No. 109 netted to a charge of $1,341 and is reflected as a cumulative effect of a change in accounting principle. It primarily represents the impact of conversion of the tax bad debt reserve in excess of that at December 31, 1987 to a temporary rather than a permanent difference. At December 31, 1995, 1994 and 1993 the Bank had statutory bad debt reserves of approximately $5.7 million for which no provision for Federal income taxes had been made. If, in the future, this reserve is used for any purpose other than to absorb bad debt losses, Federal income taxes may be imposed at the then applicable rate.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The net deferred tax asset was comprised of the following:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1994
                                                                          ---------  ---------
Deferred Tax Assets:
  Tax residuals and deferred income on tax residuals....................  $  26,303  $  22,833
  Deferred income on futures gain.......................................     --          1,827
  Application of purchase accounting....................................        566      6,106
  Accrued profit sharing................................................      1,615      3,809
  Accrued other liabilities.............................................        406        964
  Deferred interest expense on discounted loan portfolio................      1,170        700
  Mark to market and reserves on REO properties.........................        582     --
  Other.................................................................     --            154
                                                                          ---------  ---------
                                                                             30,642     36,393
                                                                          ---------  ---------
Deferred Tax Liabilities:
  Bad debt reserves.....................................................      6,790      6,892
  Deferred interest income on discounted loan portfolio.................      2,350      5,209
  Mark to market and reserves on REO properties.........................     --          3,032
  Premises and equipment................................................     --            736
  Cancellation of indebtedness..........................................        459        899
  Other.................................................................         13     --
                                                                          ---------  ---------
                                                                              9,612     16,768
                                                                          ---------  ---------
                                                                             21,030     19,625
Mark to market on certain mortgage-backed and related securities
 available for sale.....................................................      1,233      1,070
                                                                          ---------  ---------
                                                                             22,263     20,695
                                                                          ---------  ---------
Deferred tax asset valuation allowance..................................     --         --
                                                                          ---------  ---------
Net deferred tax asset..................................................  $  22,263  $  20,695
                                                                          ---------  ---------
                                                                          ---------  ---------

    Deferred tax assets, net of deferred fees, include tax residuals which result from the ownership of Real Estate Mortgage Investment Conduits ("REMIC"). While a tax residual is anticipated to have little or no future cash flows from the REMIC from which it has been issued, the tax residual does bear the income tax liability and benefit resulting from the annual differences between the interest paid on the debt instruments issued by the REMIC and the interest received on the mortgage loans held by the REMIC. Typically this difference generates taxable income to the Company in the first several years of the REMIC and equal amounts of tax losses thereafter, thus resulting in the deferred tax asset. As a result of the manner in which REMIC residual interests are treated for tax purposes, at December 31, 1995, 1994 and 1993, the Company had approximately $55,000, $12,400 and $1,200, respectively, of net operating loss carryforwards for tax purposes. The net operating loss carryforwards of $1,200, $11,200 and $42,600 will expire, if unused, in the years 2008, 2009 and 2010, respectively.

    Prior to 1994, a portion of the fees received by the Company related to the acquisition of tax residuals were recorded in the statements of operations as fees on financing transactions at the time of acquisition and the remainder were deferred and recognized as interest income on a level yield basis over the expected life of the related deferred tax asset. From time to time, the Company revises its estimate of its future obligations under the tax residuals and in 1994, due primarily to certain changes in the marketplace, began to defer all

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
fees received and recognize such fees as interest income on a level yield basis over the expected life of the related deferred tax asset. The Company also adjusts, as interest income, the recognition of fees deferred based upon changes in the actual prepayment rates of the underlying mortgages held by the REMIC and periodic reassessment of the expected life of the related deferred tax asset.

    As a result of the Company's earnings history, current tax position and taxable income projections, the Company believes that it will generate sufficient taxable income in future years to realize the net deferred tax asset position as of December 31, 1995. In evaluating the expectation of sufficient future taxable income, the Company considered future reversals of temporary differences and available tax planning strategies that could be implemented, if required.

    A valuation allowance was not required as of December 31, 1995 and 1994 as it was the Company's assessment that, based on available information, it is more likely than not that all of the deferred tax asset will be realized. A valuation allowance will be established in the future to the extent of a change in the Company's assessment of the amount of the net deferred tax asset that is expected to be realized.

NOTE 20  RETIREMENT PLAN

    The Company maintains a defined contribution 401(k) plan. The Company matches 50% of each employee's contributions, limited to 2% of the employee's compensation.

    In connection with its acquisition of Old Berkeley, the Bank assumed the obligations under a noncon-tributory defined benefit pension plan (the "Plan") covering substantially all employees upon their eligibility under the terms of the Plan. The Plan has been frozen for the plan year ended December 31, 1993 and has been fully funded. Old Berkeley also maintained a defined contribution 401(k) plan in which Old Berkeley's eligible employees continued to participate until December 31, 1994, when Old Berkeley's 401(k) plan was merged into the Company's 401(k) Plan.

    The Company's combined contributions to its 401(k) plan and the Old Berkeley 401(k) plan in the years ended December 31, 1995, 1994, and 1993 were $248, $163 and $127, respectively.

NOTE 21  STOCKHOLDERS' EQUITY

    On July 31, 1996, the Board of Directors approved an increase in the authorized number of common shares from 20,000,000 shares of $1.00 par value to 200,000,000 shares of $0.01 par value and declared a 10 for 1 stock split for each share of common stock then outstanding and for all then outstanding options to purchase shares of the Company's common stock. All references in the consolidated financial statements to the number of shares and per share amounts have been adjusted retroactively for the recapitalization and stock split.

    During 1995, the Company repurchased from stockholders and retired 8,815,060 shares of common stock for the aggregate price of $41,997.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    In December 1991, as part of its annual incentive compensation plan, the Company adopted a Non-Qualified Stock Option Plan (the 'Stock Plan'). The Stock Plan provides for the issuance of stock options to key employees to purchase shares of common stock at prices less than the fair market value of the stock at the date of grant.

                                                   OPTIONS
            OPTIONS     EXERCISE      OPTIONS    FORFEITED OR   OPTIONS
  YEAR      GRANTED       PRICE      EXERCISED   REPURCHASED     VESTED
- ---------  ----------  -----------  -----------  ------------  ----------
     1991   1,133,320   $     .30      450,000        99,990      583,330
     1992     826,670         .45      122,220        68,890      635,560
     1993   1,003,600        1.74      110,400       135,150      758,050
     1994   1,149,320         .79       --            69,140    1,080,180
     1995     297,380        5.76       --            --           --
     1995       7,110         .94       --            --           --

    The difference between the fair market value of the stock at the date of grant and the exercise price is treated as compensation expense; included in compensation expense is $65, $4,571, and $1,744 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 22  REGULATORY REQUIREMENTS

    As a Federal savings bank, the Bank is subject to Federal laws and regulations including regulations that require institutions to comply with minimum regulatory capital requirements. A comparison of the Bank's regulatory capital to its regulatory capital requirements at December 31, 1995 and related additional discussion is as follows:

                                                            TANGIBLE      CORE     RISK- BASED
                                                            CAPITAL     CAPITAL     CAPITAL
                                                           ----------  ----------  ----------
GAAP capital.............................................  $  124,725  $  124,725  $  124,725
Implementation of Financial Accounting Standard No.
 115.....................................................       1,415       1,415       1,415
Excess qualifying purchased mortgage servicing rights....        (343)       (343)       (343)
Additional capital items:
  Subordinated debentures................................      --          --         100,000
  General valuation allowances...........................      --          --           1,757
Regulatory capital-computed..............................     125,797     125,797     227,554
Minimum capital requirement..............................      28,952      57,904     154,324
                                                           ----------  ----------  ----------
Regulatory capital excess................................  $   96,845  $   67,893  $   73,230
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
Capital Ratios:
  Required...............................................        1.50%       3.00%       8.00%
  Actual.................................................        6.52%       6.52%      11.80%

    The OTS has promulgated a regulation governing capital distributions. The Bank is considered to be a Tier 1 association under this regulation because it met or exceeded its fully phased-in capital requirements at December 31, 1995. A Tier 1 association that before and after a proposed capital distribution meets or exceeds its fully phased-in capital requirements may make capital distributions during any calendar year equal to the greater of (i) 100% of net income for the calendar year to date plus 50% of its "surplus capital ratio" at the beginning of the year or (ii) 75% of its net income over the most recent four-quarter period. In order to make these capital distributions, the Bank must submit written notice to the OTS 30 days in advance

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
of making the distribution. In addition, the indenture governing the Bank's Debentures limits the declaration or payment of dividends and the purchase or redemption of the Bank's common or preferred stock in the aggregate to the sum of 50% of the Bank's consolidated net income and 100% of all capital contributions and proceeds from the issuance or sale of common stock, since the date the Debentures were issued.

NOTE 23  OTHER OPERATING EXPENSES

                                                         YEARS ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1995       1994       1993
                                                      ---------  ---------  ---------
Other Operating Expenses:
  Professional fees.................................  $   2,786  $   2,928  $   1,896
  Loan related expenses.............................      2,433      1,332      1,207
  FDIC insurance....................................      2,212      2,220      1,255
  Marketing.........................................        968      1,305        360
  Travel and lodging................................        925      1,566        994
  Corporate insurance...............................        637        501        425
  Investment and treasury services..................        387        681        516
  Deposit related expenses..........................        303        513        459
  OTS assessment....................................        257        393         62
  Other.............................................      2,181      2,864      1,481
                                                      ---------  ---------  ---------
                                                      $  13,089  $  14,303  $   8,655
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 24  BUSINESS LINE REPORTING

    The Company considers itself to be involved in the single business segment of providing financial services and conducts a variety of business activities within this segment. Such activities are as follows:

                                                                   INCOME FROM
                                                                    CONTINUING
                                                        INTEREST    OPERATIONS
                                                         INCOME    BEFORE TAXES     ASSETS
                                                       ----------  ------------  ------------
DECEMBER 31, 1995:
Asset acquisition and resolution.....................  $   77,143   $   28,184   $    910,680
Residential finance..................................      13,323        1,338        321,350
Commercial finance...................................      23,708       (1,686)       356,690
Investment management................................      21,855        3,641        328,263
Retail banking.......................................          44        4,053          3,449
Hotel operations.....................................      --            2,593         19,451
Other................................................       1,202         (422)        33,707
                                                       ----------  ------------  ------------
                                                       $  137,275   $   37,701   $  1,973,590
                                                       ----------  ------------  ------------
                                                       ----------  ------------  ------------
DECEMBER 31, 1994:
Asset acquisition and resolution.....................  $   53,357   $   18,008   $    656,125
Residential finance..................................       4,573         (303)        59,513
Commercial finance...................................      21,566        4,550        175,958
Investment management................................      47,906        7,504        308,530
Retail banking.......................................         121       53,214         27,282
Hotel operations.....................................      --           (1,808)        26,149
Other................................................       3,935          412         12,846
                                                       ----------  ------------  ------------
                                                       $  131,458   $   81,577   $  1,266,403
                                                       ----------  ------------  ------------
                                                       ----------  ------------  ------------
DECEMBER 31, 1993:
Asset acquisition and resolution.....................  $   31,036   $   19,426   $    341,098
Residential finance..................................       6,056          447         71,292
Commercial finance...................................       2,135         (882)       101,134
Investment management................................      36,044       25,145        761,040
Retail banking.......................................      --           (7,495)        30,851
Hotel operations.....................................      --           (1,278)        26,470
Mortgage insurance operations........................      --              877        --
Other................................................       3,652        1,390         64,792
                                                       ----------  ------------  ------------
                                                       $   78,923   $   37,630   $  1,396,677
                                                       ----------  ------------  ------------
                                                       ----------  ------------  ------------

    The asset acquisition and resolution business includes the Company's discounted loan activities, including residential and commercial loans and the related real estate owned. Residential finance includes the Company's acquisition of single family residential loans to non-conforming borrowers, which began in late 1994 and which are recorded as available for sale, and the Company's historical loan portfolio of single family residential loans held for investment. The commercial finance activities include the Company's origination of commercial real estate loans held for investment, the origination and purchase of multi-family residential loans available for sale, investments in subordinate securities, and investments in low income housing tax credit partnerships. Low income housing tax credits of $7,715, $5,410 and $2,013 were earned as part of the commercial finance activity for the years ended December 31, 1995, 1994 and 1993, respectively, and are not reflected in the above table. Investment management includes the results of the securities

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
portfolio, whether available for sale or investment, other than subordinate interests, and the retail banking operations include the results of the Company's retail branch network which consists of one branch at December 31, 1995. Included in income from continuing operations for retail banking are gains on sales of branches, net of profit sharing expense, of $4,344 and $50,080 for the years ended December 31, 1995 and 1994, respectively.

    Interest income and expense has been allocated to each business segment for the investment of funds raised or funding of investments made at an interest rate based upon the LIBOR swap yield curve taking into consideration the actual duration of such liabilities or assets. Allocations of non-interest expense generated by corporate support services were made to each business segment based upon management's estimate of time and effort spent in the respective activity. As such, the resulting income from continuing operations is an estimate of the contribution margin of each business activity to the Company.

NOTE 25  COMMITMENTS AND CONTINGENCIES

    Certain premises are leased under various noncancellable operating leases with terms expiring at various times through 2005, exclusive of renewal option periods. The annual aggregate minimum rental commitments under these leases are summarized as follows:

1996........................................  $     762
1997........................................        808
1998........................................        805
1999........................................        838
2000........................................        872
2001-2005...................................      4,394
                                              ---------
Minimum lease payments......................  $   8,479
                                              ---------
                                              ---------

    Rent expense for the years ended December 31, 1995, 1994 and 1993 was $1,601, $2,402 and $1,757, respectively, which are net of sublease rentals of $68, $339 and $282, respectively.

    At December 31, 1995 the Company was committed to lend up to $9,884 under outstanding unused lines of credit. The Company also had commitments to (i) originate multi-family construction loans with aggregate principal balances of $8,907, (ii) purchase $4,800 of residential discounted loans, (iii) originate $5,390 of loans secured by office buildings, and (iv) originate $25,424 of mortgage loans secured by hotel properties. In connection with its acquisition of Old Berkeley in 1993, the Company has a recourse obligation of $4,163 on single family residential loans sold to the Federal Home Loan Mortgage Corporation ("FHLMC"). The Company, through its investment in subordinated securities which had a book value of $69,156 at December 31, 1995, supports senior classes of securities having an outstanding principal balance of $868,835.

    At December 31, 1994 the Company was committed to lend up to $8,353 under outstanding unused lines of credit. The Company also had commitments to (i) originate multifamily loans with an aggregate principal balance of $25,634; (ii) purchase and sell mortgage-backed and related securities of $46,578 and $19,483, respectively; and (iii) purchase an adjustable rate loan with an aggregate principal balance of $1,493. In connection with its acquisition of Old Berkeley, the Company had a recourse obligation of $4,163 on single family residential loans sold to FHLMC. The Company, through its investment in a subordinated security which had a book value of $22,897 at December 31, 1994, supported senior classes of the security having an outstanding principal balance of $362,271.

    In order to increase the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to its minimum required reserve ratio of 1.25%, a proposal has been made to impose

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
a special one-time assessment of 85 to 90 basis points on all SAIF-insured deposits held as of March 31, 1995. This one-time assessment is intended to recapitalize the SAIF to the required level of 1.25% of insured deposits and would be paid during 1996 if the law is enacted as proposed. The Bank's annual FDIC insurance premium would thereafter be reduced. If the assessment is made at the currently proposed rate, the effect on the Company would be a pre-tax charge of approximately $9.4 million (0.85% on deposits of $1.1 billion at March 31, 1995) or $6.0 million after taxes (35.85% assumed tax rate). Should this law be enacted as proposed, the Company believes that its current capital is sufficient to enable the Bank to remain a well-capitalized institution.

    The Company has guaranteed through December 31, 1996 that the loss reserves of Investors and Equity, transferred in conjunction with the Company's sale of their stock, will be sufficient to cover the claims on all policies transferred. Management does not believe this guarantee will have a material effect on the consolidated financial statements.

    The Company is subject to various pending legal proceedings. Management is of the opinion that the resolution of these claims will not have a material effect on the consolidated financial statements.

NOTE 26  PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1995        1994
                                                                        ----------  ----------
                                            ASSETS
Cash and cash equivalents.............................................  $    1,028  $    1,910
Investment in bank subsidiary.........................................     117,300     130,337
Investments in non-bank subsidiaries..................................      35,660      25,527
Loan portfolio, net...................................................         520      --
Prepaid expenses and other assets.....................................       4,240       1,985
                                                                        ----------  ----------
                                                                        $  158,748  $  159,759
                                                                        ----------  ----------
                                                                        ----------  ----------

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable.........................................................  $    8,627  $    1,012
Other liabilities.....................................................      10,574       5,364
                                                                        ----------  ----------
    Total liabilities.................................................      19,201       6,376
Total stockholders' equity............................................     139,547     153,383
                                                                        ----------  ----------
                                                                        $  158,748  $  159,759
                                                                        ----------  ----------
                                                                        ----------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

CONDENSED STATEMENTS OF OPERATIONS:

                                                                                     YEARS ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1994        1993
                                                                                ----------  ----------  ----------
Interest income...............................................................  $      401  $       42  $       74
Non-interest income...........................................................           8          67         700
                                                                                ----------  ----------  ----------
                                                                                       409         109         774
Interest expense..............................................................        (654)       (678)     (2,034)
Non-interest expense..........................................................        (277)       (401)       (459)
                                                                                ----------  ----------  ----------
    Loss before income taxes..................................................        (522)       (970)     (1,719)
Income tax (expense) benefit..................................................       1,533       1,197         (50)
                                                                                ----------  ----------  ----------
Income (loss) before equity in net income of subsidiaries.....................       1,011         227      (1,769)
Equity in net income of bank subsidiary.......................................      24,773      51,650      22,824
Equity in net income (loss) of non-bank subsidiaries..........................        (317)     (4,538)      4,177
                                                                                ----------  ----------  ----------
    Net income................................................................  $   25,467  $   47,339  $   25,232
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

CONDENSED STATEMENTS OF CASH FLOWS:

                                                                                     YEARS ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1994        1993
                                                                                ----------  ----------  ----------
Cash flows from operating activities:
  Net income..................................................................  $   25,467  $   47,339  $   25,232
  Adjustments to reconcile net income to net cash provided (used) in operating activities:
    Equity in income of bank subsidiary.......................................     (24,773)    (51,650)    (22,824)
    Equity in (income) losses of non-bank subsidiaries........................         317       4,538      (4,177)
    (Increase) decrease in other assets.......................................      (2,254)     (1,947)        997
    Increase (decrease) in accrued expenses, payables and other liabilities...       5,209       2,023      (1,291)
                                                                                ----------  ----------  ----------
Net cash provided (used) by operating activities..............................       3,966         303      (2,063)
                                                                                ----------  ----------  ----------
Cash flows from investing activities:
  Net distributions from (investment in) bank subsidiary......................      39,216         802      (2,553)
  Net (investment in) distributions from non-bank subsidiaries................     (10,450)     11,491       5,537
  Purchase of loans held for investment.......................................        (520)     --          --
                                                                                ----------  ----------  ----------
Net cash provided by investing activities.....................................      28,246      12,293       2,984
                                                                                ----------  ----------  ----------
Cash flows from financing activities:
  Issuance of notes payable...................................................       7,615      --          13,566
  Repayment of notes payable..................................................      --         (13,566)     (4,605)
  Exercise of common stock options............................................       1,420      --             450
  Repurchase of common stock options and common stock.........................     (42,129)        (74)     (7,892)
                                                                                ----------  ----------  ----------
Net cash (used) provided by financing activities..............................     (33,094)    (13,640)      1,519
                                                                                ----------  ----------  ----------
Net (decrease) increase in cash and cash equivalents..........................        (882)     (1,044)      2,440
Cash and cash equivalents at beginning of year................................       1,910       2,954         514
                                                                                ----------  ----------  ----------
Cash and cash equivalents at end of year......................................  $    1,028  $    1,910  $    2,954
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 27  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                      QUARTERS ENDED
                                                    ---------------------------------------------------
                                                    DECEMBER 31,  SEPTEMBER 30,   JUNE 30,   MARCH 31,
                                                        1995          1995          1995        1995
                                                    ------------  -------------  ----------  ----------
Interest income...................................   $   44,916    $    32,489   $   33,840  $   26,030
Interest expense..................................      (26,692)       (22,688)     (18,110)    (16,570)
Provision for loan losses.........................       (1,121)       --            --          --
                                                    ------------  -------------  ----------  ----------
Net interest income after provision for loan
 losses...........................................       17,103          9,801       15,730       9,460
Gain on sale of branches..........................        5,430        --            --          --
Gain on sale of hotel.............................        4,658        --            --          --
Non-interest income...............................        8,081          4,084        6,380       2,547
Non-interest expense..............................      (13,407)       (10,274)     (13,130)     (8,762)
                                                    ------------  -------------  ----------  ----------
Income before income taxes and discontinued
 operations.......................................       21,865          3,611        8,980       3,245
Income tax (expense) benefit......................       (4,660)           858       (1,172)        412
Discontinued operations, net......................       --             (4,536)      (1,586)     (1,550)
                                                    ------------  -------------  ----------  ----------
Net income (loss).................................   $   17,205    $       (67)  $    6,222  $    2,107
                                                    ------------  -------------  ----------  ----------
                                                    ------------  -------------  ----------  ----------
Earnings per share:
  Earnings before discontinued operations.........   $     0.67    $      0.17   $     0.30  $     0.11
  Earnings (loss) after discontinued operations...   $     0.67    $   --        $     0.24  $     0.06

                                                                      QUARTERS ENDED
                                                    ---------------------------------------------------
                                                    DECEMBER 31,  SEPTEMBER 30,   JUNE 30,   MARCH 31,
                                                        1994          1994          1994        1994
                                                    ------------  -------------  ----------  ----------
Interest income...................................   $   41,931    $    32,243   $   31,481  $   25,803
Interest expense..................................      (21,506)       (15,714)     (13,744)    (11,634)
Provision for loan losses.........................       --            --            --          --
                                                    ------------  -------------  ----------  ----------
Net interest income after provision for loan
 losses...........................................       20,425         16,529       17,737      14,169
Gain on sale of branches..........................       62,600        --            --          --
Non-interest income...............................        4,443          4,908        4,464       5,160
Non-interest expense..............................      (27,701)       (13,544)     (14,157)    (13,456)
                                                    ------------  -------------  ----------  ----------
Income before income taxes and discontinued
 operations.......................................       59,767          7,893        8,044       5,873
Income tax expense................................      (25,202)        (1,480)      (1,192)     (1,850)
Discontinued operations, net......................       (2,164)          (928)        (437)       (985)
                                                    ------------  -------------  ----------  ----------
Net income........................................   $   32,401    $     5,485   $    6,415  $    3,038
                                                    ------------  -------------  ----------  ----------
                                                    ------------  -------------  ----------  ----------
Earnings per share:
  Earnings before discontinued operations.........   $     1.02    $      0.19   $     0.20  $     0.12
  Earnings after discontinued operations..........   $     0.95    $      0.16   $     0.19  $     0.09

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
                                     ASSETS

                                                                                               DECEMBER 31,
                                                                                                   1995
                                                                                   JUNE 30,    ------------
                                                                                     1996
                                                                                 ------------
                                                                                 (UNAUDITED)

Cash and amounts due from depository institutions..............................  $      6,196   $    4,200
Interest bearing deposits......................................................        57,638       50,432
Federal funds sold and repurchase agreements...................................       187,232       --
Securities available for sale, at market value.................................       263,199      337,480
Loans available for sale, at lower of cost or market...........................        84,078      251,790
Investment securities, net.....................................................         8,902       18,665
Loan portfolio, net............................................................       312,576      295,605
Discounted loan portfolio, net.................................................       594,634      669,771
Principal, interest and dividends receivable...................................        12,019       12,636
Investments in low income housing tax credit interests.........................        92,273       81,362
Real estate owned, net.........................................................       133,604      166,556
Investment in joint venture....................................................        63,404       --
Premises and equipment, net....................................................        28,750       25,359
Income taxes receivable........................................................         8,606        1,005
Deferred tax asset.............................................................        17,981       22,263
Other assets...................................................................        28,216       36,466
                                                                                 ------------  ------------
                                                                                 $  1,899,308   $1,973,590
                                                                                 ------------  ------------
                                                                                 ------------  ------------

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits.....................................................................  $  1,502,175   $1,501,646
  Advances from the Federal Home Loan Bank.....................................        70,399       70,399
  Securities sold under agreements to repurchase...............................       --            84,761
  Subordinated debentures and other interest bearing obligations...............       115,703      117,054
  Accrued expenses, payables and other liabilities.............................        56,293       60,183
                                                                                 ------------  ------------
    Total liabilities..........................................................     1,744,570    1,834,043
                                                                                 ------------  ------------
Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares
   issued and outstanding......................................................       --            --
  Common stock, $.01 par value; 200,000,000 shares authorized; 23,812,900 and
   23,812,270 shares issued and outstanding at June 30, 1996 and December 31,
   1995, respectively..........................................................           238          238
  Additional paid-in capital...................................................        10,275       10,449
  Retained earnings............................................................       145,301      130,275
  Unrealized loss on securities available for sale, net of taxes...............        (1,076)      (1,415)
                                                                                 ------------  ------------
    Total stockholders' equity.................................................       154,738      139,547
                                                                                 ------------  ------------
                                                                                 $  1,899,308   $1,973,590
                                                                                 ------------  ------------
                                                                                 ------------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                FOR THE SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                               --------------------------
                                                                                   1996          1995
                                                                               ------------  ------------
                                                                                      (UNAUDITED)
Interest income:
  Federal funds sold and repurchase agreements...............................  $      2,098  $      1,748
  Securities available for sale..............................................        14,064         6,943
  Loans available for sale...................................................        11,484         7,154
  Mortgage-related securities held for investment............................       --              2,343
  Loans......................................................................        17,773         3,944
  Discounted loans...........................................................        52,058        36,474
  Investment securities and other............................................         1,980         1,264
                                                                               ------------  ------------
                                                                                     99,457        59,870
                                                                               ------------  ------------
Interest expense:
  Deposits...................................................................        45,355        31,790
  Securities sold under agreements to repurchase.............................           685           199
  Advances from the Federal Home Loan Bank...................................         2,032           257
  Subordinated debentures and other interest bearing obligations.............         6,964         1,796
  Securities sold but not yet purchased......................................       --                638
                                                                               ------------  ------------
                                                                                     55,036        34,680
                                                                               ------------  ------------
    Net interest income before provision for loan losses.....................        44,421        25,190
Provision for loan losses....................................................        14,370       --
                                                                               ------------  ------------
    Net interest income after provision for loan losses......................        30,051        25,190
                                                                               ------------  ------------
Non-interest income:
  Servicing fees and other charges...........................................           787         1,805
  Gains on sales of interest earning assets, net.............................         9,601         3,356
  (Loss) income on real estate owned, net....................................        (1,028)        2,558
  Other income...............................................................         1,996         1,208
                                                                               ------------  ------------
                                                                                     11,356         8,927
                                                                               ------------  ------------
Non-interest expense:
  Compensation and employee benefits.........................................        14,562        10,464
  Occupancy and equipment....................................................         4,227         4,795
  Hotel operations expense, net..............................................            57           264
  Other operating expenses...................................................         6,703         6,369
                                                                               ------------  ------------
                                                                                     25,549        21,892
                                                                               ------------  ------------
Equity in earnings of investment in joint venture............................         1,078       --
  Income from continuing operations before income taxes......................        16,936        12,225
Income tax expense...........................................................         1,910           760
                                                                               ------------  ------------
  Income from continuing operations..........................................        15,026        11,465
Discontinued operations:
  Loss from operations of discontinued divisions, net of tax benefit of
   $1,435 for the period ended June 30, 1995                                        --             (3,136)
                                                                               ------------  ------------
    Net income...............................................................  $     15,026  $      8,329
                                                                               ------------  ------------
                                                                               ------------  ------------
Earnings per share:
  Income from operations.....................................................  $       0.57  $       0.39
  Discontinued operations, net of tax benefit................................       --              (0.11)
                                                                               ------------  ------------
    Net income...............................................................  $       0.57  $       0.28
                                                                               ------------  ------------
                                                                               ------------  ------------
Weighted average common shares outstanding...................................    26,397,920    29,781,510
                                                                               ------------  ------------
                                                                               ------------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
  FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND THE YEAR ENDED DECEMBER 31, 1995
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                   UNREALIZED LOSS
                                                                                                    ON SECURITIES
                                                    COMMON STOCK         ADDITIONAL                 AVAILABLE FOR
                                              -------------------------    PAID-IN     RETAINED     SALE, NET OF
                                                 SHARES       AMOUNT       CAPITAL     EARNINGS         TAXES          TOTAL
                                              ------------  -----------  -----------  ----------  -----------------  ----------
Balances at December 31, 1994...............    32,194,710   $     322    $  13,652   $  142,230      $  (2,821)     $  153,383
  Net income................................       --           --           --           25,467         --              25,467
  Repurchase of common stock options........       --           --             (132)      --             --                (132)
  Exercise of common stock options..........       432,620           4        1,416       --             --               1,420
  Repurchase of common stock................    (8,815,060)        (88)      (4,487)     (37,422)        --             (41,997)
  Change in unrealized loss on securities
   available for sale, net of taxes.........       --           --           --           --              1,406           1,406
                                              ------------       -----   -----------  ----------        -------      ----------
Balances at December 31, 1995...............    23,812,270         238       10,449      130,275         (1,415)        139,547
  Net income (unaudited)....................       --           --           --           15,026         --              15,026
  Repurchase of common stock options
   (unaudited)..............................       --           --             (176)      --             --                (176)
  Exercise of common stock options
   (unaudited)..............................           630      --                2       --             --                   2
  Change in unrealized loss on securities
   available for sale, net of taxes
   (unaudited)..............................       --           --           --           --                339             339
                                              ------------       -----   -----------  ----------        -------      ----------
Balances at June 30, 1996 (unaudited).......    23,812,900   $     238    $  10,275   $  145,301      $  (1,076)     $  154,738
                                              ------------       -----   -----------  ----------        -------      ----------
                                              ------------       -----   -----------  ----------        -------      ----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                          FOR THE SIX MONTHS
                                                                                            ENDED JUNE 30,
                                                                                         --------------------
                                                                                           1996       1995
                                                                                         ---------  ---------
                                                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income...........................................................................  $  15,026  $   8,329
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
    Net cash provided from trading activities..........................................      4,744      2,865
    Proceeds from sales of loans available for sale....................................    287,233     77,460
    Purchases of loans available for sale..............................................   (142,150)  (113,676)
    Origination of loans available for sale............................................       (720)    (2,829)
    Maturities of and principal payments received on loans available for sale..........     21,334      2,774
    Premium amortization (discount accretion), net.....................................      3,229     (2,131)
    Depreciation and amortization......................................................      1,997      2,798
    Provision for loan losses..........................................................     14,370     --
    Provision for real estate losses...................................................      9,788      5,035
    Loss on sales of premises and equipment............................................         97     --
    Gains on sales of interest earning assets, net.....................................     (9,601)    (3,356)
    Gain on sale of real estate owned, net.............................................     (7,778)    (9,137)
    Gain on sale of interest in tax credit partnership interests.......................       (990)    --
    Decrease in principal, interest and dividends receivable...........................      1,366        285
    Increase in income taxes receivable................................................     (7,076)   (13,583)
    Decrease (increase) in other assets................................................      8,627     (9,449)
    Decrease in accrued expenses, payables and other liabilities.......................     (6,386)    (2,605)
                                                                                         ---------  ---------
Net cash provided (used) by operating activities.......................................    193,110    (57,220)
                                                                                         ---------  ---------
Cash flows from investing activities:
  Proceeds from sales of securities available for sale.................................    137,454    686,628
  Purchases of securities available for sale...........................................    (85,557)  (648,100)
  Maturities of and principal payments received on securities available for sale.......     23,021     14,288
  Maturities of and principal payments received on securities held for investment......     --          7,969
  Purchases of low income housing tax credit interests.................................    (14,427)    (9,940)
  Proceeds from low income housing tax credit interest.................................      3,704     --
  Proceeds from sales of discounted loans and loans held for investment................     22,152     22,425
  Origination of loans held for investment.............................................    (80,071)   (73,668)
  Purchase of loans held for investment................................................     --         (2,608)
  Purchase of discounted loans.........................................................   (120,590)  (124,697)
  Investment in joint venture..........................................................    (63,404)    --
  Principal payments received on discounted loans and loans held for investment........    198,024     98,864
  Proceeds from sales of real estate owned.............................................     75,674     76,533
  Purchases of real estate owned in connection with discounted loan purchases..........     (1,434)   (13,419)
  Proceeds from sale of premises and equipment.........................................        233     --
  Additions to premises and equipment..................................................     (5,698)   (15,152)
                                                                                         ---------  ---------
Net cash provided by investing activities..............................................     89,081     19,123
                                                                                         ---------  ---------

                            (continued on next page)

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

                                                                                          FOR THE SIX MONTHS
                                                                                            ENDED JUNE 30,
                                                                                         --------------------
                                                                                           1996       1995
                                                                                         ---------  ---------
                                                                                             (UNAUDITED)
Cash flows from financing activities:
  Increase in deposits.................................................................  $     529  $ 118,650
  Proceeds from issuance of subordinated debentures....................................     --        100,000
  Proceeds from issuance of notes payable..............................................     --          7,615
  Decrease in securities sold under agreements to repurchase...........................    (84,761)    --
  Payments and repurchase of notes and mortgages payable...............................     (1,351)      (147)
  Exercise of common stock options.....................................................          2      1,045
  Repurchase of common stock options and common stock..................................       (176)   (42,127)
                                                                                         ---------  ---------
Net cash (used) provided by financing activities.......................................    (85,757)   185,036
                                                                                         ---------  ---------
                                                                                         ---------  ---------
Net increase in cash and cash equivalents..............................................    196,434    146,939
Cash and cash equivalents at beginning of period.......................................     54,632     36,750
                                                                                         ---------  ---------
Cash and cash equivalents at end of period.............................................  $ 251,066  $ 183,689
                                                                                         ---------  ---------
                                                                                         ---------  ---------
Reconciliation of cash and cash equivalents at end of period:
  Cash and amounts due from depository institutions....................................  $   6,196  $  18,403
  Interest bearing deposits............................................................     57,638     28,928
  Federal funds sold and repurchase agreements.........................................    187,232    136,358
                                                                                         ---------  ---------
                                                                                         $ 251,066  $ 183,689
                                                                                         ---------  ---------
                                                                                         ---------  ---------
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest...........................................................................  $  54,424  $  26,818
                                                                                         ---------  ---------
                                                                                         ---------  ---------
    Income taxes.......................................................................  $   1,922  $   9,608
                                                                                         ---------  ---------
                                                                                         ---------  ---------
Supplemental schedule of non-cash investing and financing activities:
  Exchange of loans available for sale for securities..................................  $ 134,785  $  83,875
                                                                                         ---------  ---------
                                                                                         ---------  ---------
  Real estate owned acquired through foreclosure.......................................  $  43,299  $ 114,835
                                                                                         ---------  ---------
                                                                                         ---------  ---------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

NOTE 1  BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements include the accounts of Ocwen Financial Corporation (the "Company") and its subsidiaries and have been prepared in conformity with the instructions to Form 10-Q and Article 10, Rule 10-01 of Regulation S-X for interim financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles ("GAAP") for complete financial statements.

    In the opinion of management, the accompanying financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company's results for the interim periods. The result of operations and other data for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The unaudited consolidated financial statements presented herein should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this Offering Circular.

    In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the balance sheets and revenues and expenses for the periods covered. Actual results could differ significantly from those estimates and assumptions.

NOTE 2 VALUATION ALLOWANCES ON ASSETS HELD FOR DISPOSITION AND RESOLUTION

    As a result of the historical and expected future growth in the discounted loan portfolio and associated real estate owned, particularly in the commercial segment, and as requested by the Office of Thrift Supervision ("OTS"), the Company has modified its methodology for valuing its assets held for disposition and resolution beginning in the first quarter of 1996. This methodology results in a valuation allowance which supplements the Company's practice of adjusting these assets to the net present value of expected cash flows discounted at the effective interest rate in the case of discounted loans and fair value less estimated disposition costs in the case of real estate owned. Beginning in 1996 the Company has recorded charge-offs on discounted loans against the allowance for loan losses. Previously these amounts were deducted from interest income.

NOTE 3  DISCONTINUED OPERATIONS

    In September 1995, the Company announced its decision to dispose of its automated banking division and related activities. The sale and disposition of this division was substantially complete at December 31, 1995. The Company's Consolidated Statement of Operations have been restated for the six months ended June 30, 1995 to reflect the discontinuance of these operations.

NOTE 4  ADOPTION OF RECENTLY ISSUED ACCOUNTING STANDARDS

    The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" on January 1, 1996. The adoption of SFAS No. 121 did not have a material effect on the Company's financial condition or results of operations.

    On January 1, 1996 the Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights", which requires that an institution engaged in mortgage banking activities recognize as a separate asset rights to service mortgage loans for others, regardless of the manner in which those servicing rights are acquired. Upon sale or securitization of loans with servicing rights retained, the Company is required to capitalize the cost associated with the mortgage servicing rights based on their relative fair values. SFAS No. 122 also

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)
requires that an institution assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. Impairment is recognized through a valuation allowance. See note 7 for disclosures regarding capitalized mortgage servicing rights as required by SFAS No. 122.

    As provided in SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to retain the intrinsic value method of accounting for stock-based compensation, which it currently uses.

NOTE 5  INTEREST RATE RISK MANAGEMENT INSTRUMENTS

    The Company enters into short sales of Eurodollar and U.S. Treasury interest rate futures contracts as part of its overall interest rate risk management activity. Interest rate futures contracts are commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be settled in cash or through delivery. Terms and other information on the interest rate futures sold short are as follows:

                                                                        NOTIONAL
JUNE 30, 1996:                                          MATURITY        PRINCIPAL      FAIR VALUE
                                                       -----------  -----------------  -----------
Eurodollar futures...................................        1996      $   188,000      $    (206)
                                                             1997          365,000            (37)
                                                             1998           40,000            (35)
U.S. Treasury futures................................        1996          306,600         (1,135)


DECEMBER 31, 1995:
Eurodollar futures...................................        1996      $   386,000      $  (1,598)
                                                             1997           26,000           (168)
U.S. Treasury futures................................        1996           11,100            (80)

    Because futures contracts are exchange traded, holders of these instruments look to the exchange for performance under these contracts and not the entity holding the offsetting futures contract, thereby minimizing the risk of nonperformance under these contracts.

NOTE 6  INVESTMENT IN JOINT VENTURE

    On March 22, 1996, the Company was notified by the U.S. Department of Housing and Urban Development ("HUD") that BCBF, L.L.C., a newly-formed limited liability company ("LLC") in which the Company and a co-investor each have a 50% interest, was the successful bidder to purchase 16,196 single-family residential loans offered by HUD at an auction and on April 10, 1996 the LLC consummated the acquisition of the HUD loans.

    The Company's investment in the LLC is accounted for under the equity method of accounting. Under the equity method of accounting, an investment in the shares or other interests of an investee is initially recorded at the cost of the shares or interests acquired and thereafter is periodically increased (decreased) by the investor's proportionate share of the earnings (losses) of the investee and decreased by all dividends received by the investor from the investee. The Company services all loans on behalf of the LLC for a fee, and all intercompany transactions between the Company and the LLC are eliminated for financial reporting purposes, to the extent of the Company's ownership in the LLC. At June 30, 1996, the Company's investment in the LLC amounted to $63,404. Because the LLC is a pass-through entity for federal income tax purposes, provisions for income taxes will be established by each of the Company and its co-investor and not the LLC.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

    Set forth below is an unaudited statement of financial condition of the LLC at June 30, 1996 and a statement of operations for the period from the date of acquisition of the HUD Loans through June 30, 1996.

                                  BCBF, L.L.C.
                        STATEMENT OF FINANCIAL CONDITION
                                 JUNE 30, 1996

Assets:
  Cash............................................................  $   3,426
  Discounted loans, net...........................................    559,374
  Real estate owned, net..........................................         88
  Other assets....................................................     29,159
                                                                    ---------
    Total assets..................................................  $ 592,047
                                                                    ---------
                                                                    ---------
Liabilities:
  Note payable....................................................  $ 462,937
  Other liabilities...............................................      2,302
                                                                    ---------
    Total liabilities.............................................    465,239
                                                                    ---------
                                                                    ---------
Equity:
  The Company.....................................................     63,404
  Co-investor.....................................................     63,404
                                                                    ---------
    Total equity..................................................    126,808
                                                                    ---------
    Total liabilities and equity..................................  $ 592,047
                                                                    ---------
                                                                    ---------

                                  BCBF, L.L.C.
                            STATEMENT OF OPERATIONS
              FOR THE PERIOD APRIL 10, 1996 THROUGH JUNE 30, 1996

Interest income....................................................  $  12,222
Interest expense...................................................      8,279
                                                                     ---------
    Net interest income before provision for loan losses...........      3,943
Provision for loan losses..........................................      2,913
                                                                     ---------
    Net interest income after provision for loan losses............      1,030
Non-interest income:
  Gain on sale of discounted loans.................................      1,324
  Loan fees........................................................          7
                                                                     ---------
                                                                         1,331
                                                                     ---------
Operating expenses:
  Loan servicing fees..............................................      2,003
  Other loan expenses..............................................        204
                                                                     ---------
                                                                         2,207
                                                                     ---------
    Net income.....................................................  $     154
                                                                     ---------
                                                                     ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

    The Company's equity in earnings of the LLC of $1,078 includes 50% of the net income of the LLC before deduction of the loan servicing fees which are paid 100% to the Company. The Company has recognized the 50% of the loan servicing fee not eliminated in consolidation in servicing fees and other charges.

NOTE 7  MORTGAGE SERVICING RIGHTS

    The unamortized balance of mortgage servicing rights which are included in other assets is as follows:

                                                              JUNE 30, 1996  DECEMBER 31, 1995
                                                              -------------  -----------------
Unamortized balance.........................................    $   3,585        $   3,433
Valuation allowance.........................................         (928)          --
                                                                   ------           ------
                                                                $   2,657        $   3,433
                                                                   ------           ------
                                                                   ------           ------

    Periodically, the Company evaluates the recoverability of mortgage servicing rights based on the projected value of future net servicing income. Future prepayment rates are estimated based on current interest rates and various portfolio characteristics, including loan type, interest rate, and market prepayment estimates. If the estimated recovery is lower than the current amount of mortgage servicing rights, a reduction to mortgage servicing rights is recorded through an increase in the valuation allowance. A valuation allowance was established during the first quarter of 1996 in the amount of $928 primarily as a result of higher than projected prepayment rates.

NOTE 8  REGULATORY REQUIREMENTS

    The Company's primary subsidiary, Berkeley Federal Bank & Trust FSB ("Berkeley") is a federally chartered savings bank regulated by the OTS and is subject to Federal laws and regulations including regulations that require institutions to comply with minimum regulatory capital requirements.

    A comparison of Berkeley's regulatory capital to its regulatory capital requirements as of June 30, 1996 and related additional discussion follows:

                                                            TANGIBLE      CORE     RISK-BASED
                                                            CAPITAL     CAPITAL      CAPITAL
                                                           ----------  ----------  -----------
GAAP capital.............................................  $  140,159  $  140,159   $ 140,159
Nonallowable assets:
  Implementation of Financial Accounting Standard No.
   115...................................................       1,076       1,076       1,076
  Excess qualifying purchased mortgage servicing
   rights................................................        (266)       (266)       (266)
Additional capital items:
  Subordinated debentures................................      --          --         100,000
  General valuation allowances...........................      --          --          11,741
                                                           ----------  ----------  -----------
Regulatory capital-computed..............................     140,969     140,969     252,710
Minimum capital requirement..............................      31,367      62,735     148,525
                                                           ----------  ----------  -----------
Regulatory capital excess................................  $  109,602  $   78,234   $ 104,185
                                                           ----------  ----------  -----------
                                                           ----------  ----------  -----------
Capital ratios:
  Required...............................................       1.50%       3.00%       8.00%
  Actual.................................................       6.74%       6.74%      13.61%

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

    The OTS has promulgated a regulation governing capital distributions. Berkeley is considered to be a Tier 1 association under this regulation because it met or exceeded its fully phased-in capital requirements at June 30, 1996. A Tier 1 association that before and after a proposed capital distribution meets or exceeds its fully phased-in capital requirements may make capital distributions during any calendar year equal to the greater of (i) 100% of net income for the calendar year to date plus 50% of its "surplus capital ratio" at the beginning of the year or (ii) 75% of its net income over the most recent four-quarter period. In order to make these capital distributions, Berkeley must submit written notice to the OTS thirty days in advance of making the distribution. In addition, the indenture governing Berkeley's Debentures limits the declaration or payment of dividends and the purchase or redemption of Berkeley's common or preferred stock in the aggregate to the sum of 50% of Berkeley's consolidated net income and 100% of all capital contributions and proceeds from the issuance or sale of common stock, since the date the Debentures were issued. At June 30, 1996, taking into account the foregoing restrictions, Berkeley could have distributed $18.7 million to the Company.

NOTE 9  COMMITMENTS AND CONTINGENCIES

    At June 30, 1996 the Company had (i) commitments to fund an additional $25,087 on multi-family residential loans, (ii) commitments to fund an additional $6,768 on loans secured by office buildings, (iii) commitments to fund $32,028 of loans secured by hotel properties and (iv) a commitment to fund an additional $4,886 on a loan secured by land. In connection with its acquisition of Berkeley Federal Savings Bank in 1993, the Company has a recourse obligation of $4,519 on single-family residential loans sold to the Federal Home Loan Mortgage Corporation. The Company, through its investment in subordinated securities which had a book value of $51,906 at June 30, 1996, supports senior classes of securities having an outstanding principal balance of $664,696.

    The Company is subject to various pending legal proceedings. Management, after reviewing these claims with legal counsel, is of the opinion that the resolution of these claims will not have a material effect on the Company's financial position, results of operations, cash flows or liquidity.

NOTE 10  SUBSEQUENT EVENT

    On July 31, 1996 the Board of Directors of the Company approved an increase in the authorized number of common shares from 20,000,000 shares of $1.00 par value to 200,000,000 shares of $0.01 par value and declared a 10 for 1 stock split for each share of common stock then outstanding and for all then outstanding options to purchase shares of the Company's common stock. All references in the interim consolidated financial statements to the number of shares and per share amounts have been adjusted retroactively for the recapitalization and stock split.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS
                            ------------------------


                                                   PAGE
                                                 ---------
Available Information..........................          2
Summary........................................          3
Selected Consolidated Financial and Other
 Data..........................................          7
Risk Factors...................................         10
The Company....................................         17
Use of Proceeds................................         18
Capitalization.................................         19
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................         20
Business.......................................         42
Regulation.....................................         71
Taxation.......................................         78
Management.....................................         80
Beneficial Ownership of Common Stock...........         87
Description of Notes...........................         88
Underwriting...................................        105
Legal Matters..................................        105
Experts........................................        105
Index to Consolidated Financial Statements.....        F-1


    UNTIL            , 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                  $125,000,000


                                      [LOGO]

                                OCWEN FINANCIAL
                                  CORPORATION

                                 % NOTES DUE 2003

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                              FRIEDMAN, BILLINGS,
                               RAMSEY & CO., INC.

                                          , 1996

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1996


PROSPECTUS

                              OCWEN FINANCIAL CORPORATION
 [LOGO]
                            2,000,000 SHARES OF COMMON STOCK

    Certain stockholders of Ocwen Financial Corporation (the "Company") are offering hereby 2,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Common Stock Offering"). See "Selling Stockholders." Prior to this offering, there has been no public trading market for the Common Stock. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "OCWN." The Company will not receive any of the proceeds from the Common Stock Offering.



    The Underwriters have reserved 10% of the shares of Common Stock offered hereby for sale at the initial public offering price to directors, officers and employees of the Company and its subsidiaries and to certain other persons. See "Underwriting."



    In addition, the Company is concurrently offering $125 million principal
amount of    % Notes due 2003 (the "Notes") of the Company (inclusive of up to an additional $18.75 million aggregate principal amount of Notes that may be issued pursuant to the Note underwriter's over-allotment option, the "Notes Offering"). See "Description of Notes Offering." The shares of Common Stock offered hereby and the Notes offered by the Company are being offered separately and not as units, and neither offering is conditioned on the completion of the other offering.


    THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                               ------------------
THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND
  ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
              CORPORATION, ANY OTHER GOVERNMENTAL AGENCY OR OTHERWISE.
                              --------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                 PROCEEDS TO
                                            PRICE TO         UNDERWRITING          SELLING
                                             PUBLIC           DISCOUNT(1)      STOCKHOLDERS(2)
Per Share.............................          $                  $                  $
Total(3)..............................          $                  $                  $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $         .

(3) The Selling Stockholders have granted the several Underwriters a 30-day option to purchase up to 300,000 additional shares of Common Stock to cover over-allotments. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discount and Proceeds to Selling Stockholders
    will be $         , $         and $         , respectively. See
    "Underwriting."

    The shares of Common Stock are offered by the Underwriters, subject to receipt and acceptance by the Underwriters, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock
will be made in New York, New York on or about             , 1996.
                              --------------------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

               The date of this Prospectus is             , 1996

    IN CONNECTION WITH THE COMMON STOCK OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock Offering and the Notes Offering. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock and the Notes, reference is hereby made to such Registration Statement and the exhibits and schedules thereto. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. The address of such site is: http://www.sec.gov.

    In connection with the Common Stock Offering, the Company will register the Common Stock pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon such registration, the Company will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the addresses set forth above. In addition, as long as the Common Stock is quoted on the Nasdaq National Market, reports, proxy statements and other information covering the Company also will be available for inspection at the National Association of Securities Dealers, Inc. ("NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

    The Company intends to furnish to holders of Common Stock annual reports containing financial statements of the Company audited by its independent accountants and quarterly reports containing unaudited condensed financial statements for each of the first three quarters of each fiscal year.

                                    SUMMARY


    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL SHARE DATA CONTAINED IN THIS PROSPECTUS RELATING TO THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING ASSUMES NO EXERCISE OF OUTSTANDING EMPLOYEE STOCK OPTIONS TO PURCHASE AN AGGREGATE OF 282,340 SHARES OF COMMON STOCK AS OF THE DATE HEREOF AND DOES NOT GIVE EFFECT TO THE ISSUANCE OF 2,928,200 SHARES OF COMMON STOCK UPON THE EXERCISE OF STOCK OPTIONS BETWEEN JUNE 30, 1996 AND THE DATE HEREOF. THE SHARE DATA CONTAINED HEREIN GIVES RETROACTIVE EFFECT TO A TEN-FOR-ONE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK AS OF JULY 31, 1996.


                                  THE COMPANY

GENERAL

    The Company is a financial services company which is primarily engaged in the acquisition and resolution of troubled loans and in diverse mortgage lending activities. The activities of the Company are primarily conducted through Berkeley Federal Bank & Trust FSB (the "Bank"), a federally-chartered savings bank and a wholly-owned subsidiary of the Company, which is in the process of being renamed "Ocwen Federal Bank FSB." At June 30, 1996, the Company had $1.9 billion of total assets and stockholders' equity of $154.7 million.

    The Company's business strategy focuses on the identification and development of selected business lines that provide the highest return consistent with prudent risk management. Exclusive of gains from the sale of branch offices and related income taxes and profit sharing expense, the Company's income from continuing operations before extraordinary gain and cumulative effect of a change in accounting principle resulted in returns on average assets of 1.56%, 2.00%, 1.40% and 2.37% during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively, and returns on average equity of 20.67%, 25.02%, 20.06% and 27.89% during the same respective periods. Although the Company has experienced significant profitability, because the Company operates in areas which involve more uncertainties and risks than the single-family residential lending activities historically emphasized by savings institutions, there can be no assurance that its profitability will continue at historical levels or that there will not be significant inter-period variations in the profitability of the Company's operations in future periods.

BUSINESS ACTIVITIES

    DISCOUNTED LOAN ACQUISITION AND RESOLUTION ACTIVITIES. The Company has established a core expertise in the acquisition and resolution of non-performing or underperforming single-family residential, multi-family residential and commercial real estate loans, which generally are purchased at a discount to both the unpaid principal amount of the loan and the estimated value of the security property ("discounted loans"). The Company acquires discounted loans from a wide variety of sources, which in recent years have been primarily private sector sellers and, to a lesser extent, governmental agencies. The Company believes that its experience in the acquisition and resolution of discounted loans, its investment in a state-of-the-art computer infrastructure and related technology which is utilized in this business and its national reputation in this area make it one of the leaders in this relatively new and evolving business. Between commencing these activities in mid-1991 and June 30, 1996, the Company acquired over $2.4 billion of gross principal amount of discounted loans, including $161.8 million, $791.2 million and $826.4 million during the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994, respectively. In addition, the Company recently acquired a 50% interest in a newly-formed joint venture that acquired discounted single-family residential loans having an aggregate unpaid principal balance at acquisition of $741.2 million from the Federal Housing Administration ("FHA") of the U.S. Department of Housing and Urban Development ("HUD"). At June 30, 1996, the Company's discounted loan acquisition and resolution activities included its discounted loan portfolio, which amounted to $594.6 million (net of $226.2 million of unaccreted discount and a $9.5 million allowance for loan losses), $132.0 million of related real estate owned and a $63.4 million investment in the above-referenced joint venture, which in the aggregate amounted to $790.0 million or 41.6% of the Company's total assets. Inclusive of the Company's pro rata interest in the discounted loans held by the joint venture, at June 30, 1996 the Company's discounted loans, net would amount to $874.3 million and its total assets related to discounted loan acquisition and resolution activities would amount to $1.1 billion.


    Recent discounted loan activity of the Company includes the acquisition in July and August 1996 of an aggregate of $410.0 million of discounted loans, which consist primarily of multi-family residential and commercial real estate loans, and the receipt in September 1996 of a notification from HUD that the Company and a co-investor were the successful bidder to purchase single-family residential loans with an aggregate unpaid principal balance of $258.8 million auctioned by HUD, which will result in the Company's acquisition of $113.3 million of such loans and the right to service all of such loans upon closing of this transaction in late September 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition--Discounted Loan Portfolio, Net."


    MULTI-FAMILY RESIDENTIAL AND COMMERCIAL REAL ESTATE LENDING ACTIVITIES. The Company's lending activities emphasize loans secured by multi-family residential and commercial real estate located nationwide. In conducting these activities, the Company generally seeks to emphasize types of loans and/or lending in geographic areas which, for various reasons, may not be currently emphasized by other lenders and which thus offer attractive returns to the Company relative to other investments. The loans currently emphasized by the Company include loans secured by hotels and office buildings. The Company has developed expertise in the securitization of assets, which, among other benefits, enhances the liquidity of the Company's assets. The Company securitized multi-family residential loans with an aggregate principal amount of $83.9 million, $346.6 million and $67.1 million during 1995, 1994 and 1993, respectively, and subsequently sold substantially all of the securities backed by these loans. At June 30, 1996, the Company's multi-family residential and commercial real estate loans (including construction loans) available for sale and held for investment aggregated $265.4 million, net, or 14.0% of the Company's total assets. The Company also utilizes its multi-family residential lending and other expertise to make investments in low-income housing tax credit partnerships which own projects which have been allocated tax credits under the Internal Revenue Code of 1986, as amended (the "Code"). Such investments amounted to $92.3 million or 4.9% of the Company's total assets at June 30, 1996.

    SINGLE-FAMILY RESIDENTIAL LENDING ACTIVITIES. During 1995, the Company established a program which focuses on the origination or purchase on a nationwide basis of single-family residential loans made to borrowers who have substantial equity in the properties which secure the loans but who, because of prior credit problems, the absence of a credit history or other factors, are unable or unwilling to qualify as borrowers from traditional sources. The Company utilizes the expertise, technology and other resources which it has developed in connection with the acquisition and resolution of discounted loans in conducting these activities, and believes that the higher risk of default generally associated with these loans, as compared to loans which conform to the requirements established by federal agencies, is more than offset by the higher yields on these loans and the higher amount of equity which the borrowers have in the properties which secure these loans. The Company purchased or originated $132.4 million of single-family residential loans to non-conforming borrowers during the six months ended June 30, 1996 and $240.3 million of such loans during 1995, $158.6 million of which was acquired during the last half of the year. The Company classifies its single-family residential loans to non-conforming borrowers as available for sale because, subject to market conditions, it generally intends to sell such loans or to securitize such loans and sell substantially all of the securities backed by such loans. During the six months ended June 30, 1996, the Company sold $285.2 million of such loans for a pre-tax gain of $6.8 million. At June 30, 1996, the Company's single-family residential loans to non-conforming borrowers amounted to $40.9 million or 2.2% of the Company's total assets.

    OTHER INVESTMENT ACTIVITIES. The Company invests in a wide variety of mortgage-related securities based on its capital position, interest rate risk profile, the market for such securities and other factors. At June 30, 1996, the carrying value of the Company's mortgage-related securities, all of which were classified as available for sale, amounted to $263.2 million or 13.9% of the Company's total assets.

                           THE COMMON STOCK OFFERING


Common Stock offered by the Selling
 Stockholders......................  2,000,000 shares (plus up to 300,000 shares pursuant to the Common Stock underwriters' over-allotment
                                     option)

Common Stock currently               26,741,100(1)
 outstanding.......................

Nasdaq National Market Symbol......  OCWN

Dividend policy....................  The Company has no current intention to pay cash dividends on the Common Stock. See "Dividend Policy."

Proceeds...........................  The Company will not receive any proceeds from the
                                     Common Stock Offering.


- ------------------------

(1) Includes 2,928,200 shares of Common Stock issued upon the exercise of stock options subsequent to June 30, 1996.


                               THE NOTES OFFERING


    Concurrently with the Common Stock Offering, the Company is separately offering $125 million principal amount of Notes (plus up to an additional $18.75 million principal amount of Notes that may be issued pursuant to the Note
underwriter's over-allotment option), which will mature on             , 2003.
The Notes will be unsecured obligations of the Company and will rank PARI PASSU in right of payment with all existing and future general unsecured indebtedness
of the Company. Interest on the Notes will accrue at a rate of    % per annum
and will be payable in cash semi-annually on             and             of each
year, commencing on             , 1997. For information regarding the
anticipated use of proceeds from the Notes Offering by the Company and the Notes generally, see "Use of Proceeds" and "Description of Notes Offering," respectively.


    The Notes Offering is not conditioned upon the consummation of the Common Stock Offering.

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered carefully by prospective purchasers of shares of Common Stock.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following tables present selected consolidated financial and other data of the Company at the dates and for the periods indicated. The historical operations and balance sheet data at and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 have been derived from financial statements audited by Price Waterhouse LLP, independent certified public accountants. The historical operations and balance sheet data at and for the six months ended June 30, 1996 and 1995 have been derived from unaudited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the Company's results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The selected consolidated financial and other data should be read in conjunction with, and is qualified in its entirety by reference to, the information in the Consolidated Financial Statements and related notes set forth elsewhere herein.

                                                                   SIX MONTHS
                                                                 ENDED JUNE 30,               YEAR ENDED DECEMBER 31,
                                                              --------------------  --------------------------------------------
                                                                1996       1995      1995(1)    1994(1)     1993(2)      1992
                                                              ---------  ---------  ---------  ---------  -----------  ---------

OPERATIONS DATA:
Interest income.............................................  $  99,457  $  59,870  $ 137,275  $ 131,458   $  78,923   $  71,723
Interest expense............................................     55,036     34,680     84,060     62,598      35,306      28,148
                                                              ---------  ---------  ---------  ---------  -----------  ---------
  Net interest income before provision for loan losses......     44,421     25,190     53,215     68,860      43,617      43,575
Provision for loan losses...................................     14,370(3)    --        1,121     --          --          --
                                                              ---------  ---------  ---------  ---------  -----------  ---------
  Net interest income after provision for loan losses.......     30,051     25,190     52,094     68,860      43,617      43,575
                                                              ---------  ---------  ---------  ---------  -----------  ---------
Gains on sales of interest-earning assets, net..............      9,601      3,356      6,955      5,727       8,386       8,842
Gain from sale of branch offices(1).........................     --         --          5,430     62,600      --          --
Income (loss) on real estate owned, net.....................     (1,028 (3)     2,558     9,540     5,995     (1,158)      1,050
Fees on financing transactions(4)...........................     --         --         --         --          15,340       6,760
Other non-interest income...................................      2,783      3,013      9,255      7,253      13,304       8,130
                                                              ---------  ---------  ---------  ---------  -----------  ---------
Total non-interest income...................................     11,356      8,927     31,180     81,575      35,872      24,782
                                                              ---------  ---------  ---------  ---------  -----------  ---------
Non-interest expense........................................     25,549     21,892     45,573     68,858      41,859      32,468
                                                              ---------  ---------  ---------  ---------  -----------  ---------
Equity in earnings of investment in joint venture(5)........      1,078     --         --         --          --          --
                                                              ---------  ---------  ---------  ---------  -----------  ---------
Income tax expense..........................................      1,910        760      4,562     29,724      10,325      11,552
                                                              ---------  ---------  ---------  ---------  -----------  ---------
Income from continuing operations...........................     15,026     11,465     33,139     51,853      27,305      24,337
Discontinued operations, net of tax.........................     --         (3,136)    (7,672)    (4,514)     (2,270)     (1,946)
Extraordinary gains.........................................     --         --         --         --           1,538       2,963
Cumulative effect of a change in accounting principle.......     --         --         --         --          (1,341)     --
                                                              ---------  ---------  ---------  ---------  -----------  ---------
  Net income................................................  $  15,026  $   8,329  $  25,467  $  47,339   $  25,232   $  25,354
                                                              ---------  ---------  ---------  ---------  -----------  ---------
                                                              ---------  ---------  ---------  ---------  -----------  ---------
Income per share from continuing operations.................  $    0.57  $    0.39  $    1.19  $    1.52   $    0.80   $    0.68
Net income per share........................................  $    0.57       0.28       0.91       1.39        0.73        0.71


                                                                1991
                                                              ---------
OPERATIONS DATA:
Interest income.............................................  $  54,036
Interest expense............................................     32,858
                                                              ---------
  Net interest income before provision for loan losses......     21,178
Provision for loan losses...................................     --
                                                              ---------
  Net interest income after provision for loan losses.......     21,178
                                                              ---------
Gains on sales of interest-earning assets, net..............      2,108
Gain from sale of branch offices(1).........................     --
Income (loss) on real estate owned, net.....................     --
Fees on financing transactions(4)...........................      8,486
Other non-interest income...................................     14,638
                                                              ---------
Total non-interest income...................................     25,232
                                                              ---------
Non-interest expense........................................     20,986
                                                              ---------
Equity in earnings of investment in joint venture(5)........     --
                                                              ---------
Income tax expense..........................................      7,002
                                                              ---------
Income from continuing operations...........................     18,422
Discontinued operations, net of tax.........................     (1,699)
Extraordinary gains.........................................     10,824
Cumulative effect of a change in accounting principle.......     --
                                                              ---------
  Net income................................................  $  27,547
                                                              ---------
                                                              ---------
Income per share from continuing operations.................  $    0.54
Net income per share........................................       0.80

                                                                SIX MONTHS                    YEAR ENDED DECEMBER 31,
                                                                   ENDED       -----------------------------------------------------
                                                               JUNE 30, 1996     1995       1994       1993       1992       1991
                                                              ---------------  ---------  ---------  ---------  ---------  ---------

LOAN ACQUISITION DATA:
Discounted Loans(6):
  Single-family residential.................................     $   6,065     $ 272,800  $ 395,882  $ 291,198  $ 297,169  $  49,996
  Multi-family residential..................................        32,911       141,159    315,454     --         --         --
  Commercial real estate....................................       122,835       377,236    115,055      3,161     --         --

Other Loans(6):
  Single-family residential.................................       139,970       284,896      7,119    477,908     70,239     85,123
  Multi-family residential..................................        55,705        83,530    378,400    290,702     --         --
  Commercial real estate and other..........................        52,916       214,875     22,486     19,575      1,014     --
  Consumer..................................................        --             2,173     --         31,175        130     --

                                                                                             DECEMBER 31,
                                                                           ------------------------------------------------
                                                           JUNE 30, 1996     1995(1)      1994(1)      1993(2)      1992
                                                           --------------  -----------  -----------  -----------  ---------

BALANCE SHEET DATA:
Total assets.............................................   $  1,899,308   $ 1,973,590  $ 1,226,403  $ 1,396,677  $ 833,117
Securities available for sale(7).........................        263,199       337,480      187,717      527,183    340,404
Loans available for sale(6)(7)...........................         84,078       251,790      102,293      101,066        754
Investment securities, net...............................          8,902        18,665       17,011       32,568     30,510
Mortgage-related securities held for investment, net.....        --            --            91,917      121,550    114,046
Loan portfolio, net(6)...................................        312,576       295,605       57,045       88,288     41,015

Discounted loan portfolio(6):
  Total loans............................................        830,321       943,529      785,434      433,516    310,464
  Unaccreted discount....................................       (226,217)     (273,758)    (255,974)    (129,882)   (97,426)
  Allowance for loan losses..............................         (9,470)      --           --           --          --
                                                           --------------  -----------  -----------  -----------  ---------
    Discounted loans, net................................        594,634       669,771      529,460      303,634    213,038
Investments in low-income housing tax credit interests...         92,273        81,362       49,442       16,203     --
Real estate owned(8).....................................        133,604       166,556       96,667       33,497      4,710
Investment in joint venture(5)...........................         63,404       --           --           --          --
Excess of cost over net assets acquired, net.............        --            --           --            10,467     11,825
Deposits.................................................      1,502,175     1,501,646    1,023,268      871,879    339,622
Borrowings and other interest- bearing obligations.......        186,102       272,214       25,510      373,792    361,799
Stockholders' equity.....................................        154,738       139,547(9)     153,383     111,831    94,396
Book value per common share..............................           6.50(10)        5.86        4.76        3.47       2.71


                                                             1991
                                                           ---------
BALANCE SHEET DATA:
Total assets.............................................  $ 623,854
Securities available for sale(7).........................     65,124
Loans available for sale(6)(7)...........................      2,058
Investment securities, net...............................      9,100
Mortgage-related securities held for investment, net.....    343,911
Loan portfolio, net(6)...................................     49,260
Discounted loan portfolio(6):
  Total loans............................................     47,619
  Unaccreted discount....................................    (21,908)
  Allowance for loan losses..............................     --
                                                           ---------
    Discounted loans, net................................     25,711
Investments in low-income housing tax credit interests...     --
Real estate owned(8).....................................        528
Investment in joint venture(5)...........................     --
Excess of cost over net assets acquired, net.............     13,189
Deposits.................................................    292,263
Borrowings and other interest- bearing obligations.......    209,615
Stockholders' equity.....................................     68,998
Book value per common share..............................       1.99

                                                          AT OR FOR THE
                                                         SIX MONTHS ENDED                       AT OR FOR THE
                                                             JUNE 30,                      YEAR ENDED DECEMBER 31,
                                                     ------------------------  ------------------------------------------------
                                                        1996         1995         1995         1994         1993        1992
                                                     -----------  -----------  -----------  -----------  -----------  ---------

OTHER DATA(11):
Average assets.....................................  $ 1,924,701  $ 1,344,117  $ 1,521,368  $ 1,714,953  $ 1,152,655  $ 712,542
Average equity.....................................      145,399      139,602      121,291      119,500       97,895     82,460

Return on average assets(12):
  Income from continuing operations................         1.56%        1.71%        2.18%        3.02%        2.37%      3.42%
  Net income.......................................         1.56         1.24         1.67         2.76         2.19       3.56

Return on average equity(12):
  Income from continuing operations................        20.67        16.43        27.32        43.39        27.89      29.51
  Net income.......................................        20.67        11.93        21.00        39.61        25.77      30.75
Average equity to average assets...................         7.55        10.39         7.97         6.97         8.49      11.57
Net interest spread................................         6.16         5.36         5.25         4.86         4.05       4.66
Net interest margin................................         5.65         4.83         4.54         4.75         4.30       6.06
Efficiency ratio(13)...............................        45.81        64.17        56.34        64.14        52.66      47.50

Ratio of earnings to fixed charges(14):
  Including interest on deposits...................         1.31         1.35         1.45         2.28         2.04       2.25
  Excluding interest on deposits...................         2.71         4.82         3.95         5.40         3.22       3.88
Non-performing loans to loans at end of
 period(15)........................................         0.77         2.33         1.27         4.35         3.71       8.32
Allowance for loan losses to loans at end of
 period(6).........................................         0.91         0.69         0.65         1.84         0.99       1.80
Allowance for loan losses to discounted loans at
 end of period(6)..................................         1.57      --           --           --           --          --

Bank regulatory capital ratios at end of period:
  Tangible.........................................         6.74         7.59         6.52        11.28         5.25       6.94
  Core (leverage)..................................         6.74         7.59         6.52        11.28         6.00       7.94
  Risk-based.......................................        13.61        18.85        11.80        14.74        13.31      21.29
Number of full-service offices at end of
 period(1).........................................            1            3            1            3           28         15


                                                       1991
                                                     ---------
OTHER DATA(11):
Average assets.....................................  $ 573,857
Average equity.....................................     54,876
Return on average assets(12):
  Income from continuing operations................       3.21%
  Net income.......................................       4.80
Return on average equity(12):
  Income from continuing operations................      33.57
  Net income.......................................      50.20
Average equity to average assets...................       9.56
Net interest spread................................       1.43
Net interest margin................................       3.60
Efficiency ratio(13)...............................      45.22
Ratio of earnings to fixed charges(14):
  Including interest on deposits...................       1.77
  Excluding interest on deposits...................       2.41
Non-performing loans to loans at end of
 period(15)........................................       7.39
Allowance for loan losses to loans at end of
 period(6).........................................       1.86
Allowance for loan losses to discounted loans at
 end of period(6)..................................     --
Bank regulatory capital ratios at end of period:
  Tangible.........................................       6.09
  Core (leverage)..................................       7.59
  Risk-based.......................................      26.67
Number of full-service offices at end of
 period(1).........................................         11

- ------------------------------
 (1) Financial data at December 31, 1995 reflects the Company's sale of two branch offices and $111.7 million of related deposits effective November 17, 1995, and financial data at December 31, 1994 reflects the sale of 23 branch offices and $909.3 million of related deposits effective December 31, 1994. Operations data for 1995 and 1994 reflects the gains from these transactions. Exclusive of gains from the sale of branch offices in 1995 and 1994 and related income taxes and profit sharing expense, the Company's income from continuing operations amounted to $30.3 million and $24.0 million during 1995 and 1994, respectively.

 (2) Balance sheet data at December 31, 1993 reflects the merger of Berkeley Federal Savings Bank ("Old Berkeley") into the Bank on June 3, 1993, upon which the Bank changed its name to "Berkeley Federal Bank & Trust FSB," and operations data for the year ended December 31, 1993 reflects the operations of Old Berkeley from the date of merger. This transaction was accounted for using the purchase method of accounting.

 (3) The provision for loan losses consists primarily of $9.5 million related to the Company's discounted loan portfolio, which was provided pursuant to a change in methodology which was adopted January 1, 1996 as a result of discussions between the Bank and the Office of Thrift Supervision ("OTS") following an examination of the Bank by the OTS. As a result of these discussions, the Company also increased its provision for losses in fair value on real estate owned by approximately $3.8 million during the six months ended June 30, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations--Provision for Loan Losses" and "--Non-Interest Income."

 (4) Represents a portion of the amounts paid to the Company in connection with the Company's acquisition of certain mortgage-related securities which generate taxable income in the first several years of the instrument's life and tax losses of an equal amount thereafter, but have minimal or no cash flows. Commencing in 1994, such amounts are deferred and recognized in interest income on a level yield basis over the expected life of that portion of the deferred tax asset which relates to tax residuals. See Note 19 to the Consolidated Financial Statements.

 (5) Relates to the Company's 50% interest in a newly-formed company which acquired discounted single-family residential loans from HUD in April 1996. At June 30, 1996, the net discounted loans held by such company amounted to $559.4 million. See "Business-- Investment in Joint Venture."

 (6) The discounted loan portfolio consists of mortgage loans which were non-performing or under-performing at the date of acquisition and purchased at a discount. The loan portfolio and loans available for sale consist of other loans which were originated or purchased by the Company for investment or for potential sale, respectively. See "Business--Lending Activities" and "--Discounted Loan Acquisition and Resolution Activities," respectively. Data related to discounted loans does not include discounted loans held by the above-referenced joint venture.

 (7) Securities available for sale were carried at market value at June 30, 1996 and at December 31, 1995, 1994 and 1993, and such securities were carried at amortized cost at December 31, 1992 and 1991. Loans available for sale are carried at the lower of cost or market value.

 (8) Real estate owned is primarily attributable to the Company's discounted loan acquisition and resolution business.

 (9) Reflects the Company's repurchase of 8,815,060 shares of Common Stock during 1995 for an aggregate of $42.0 million.

(10) On a fully-diluted basis, book value per common share amounted to $6.27 at June 30, 1996.

(11) Ratios for periods subsequent to 1992 are based on average daily balances during the periods and ratios for 1991 and 1992 are based on month-end balances during the periods. Ratios are annualized where appropriate.

(12) Exclusive of gains from the sale of branch offices in 1995 and 1994 and related income taxes and profit sharing expense, (i) return on average assets on income from continuing operations amounted to 2.00% and 1.40% during 1995 and 1994, respectively, and (ii) return on average equity on income from continuing operations amounted to 25.02% and 20.06% during 1995 and 1994, respectively.

(13) The efficiency ratio represents non-interest expense divided by the sum of net interest income before provision for loan losses and non-interest income. Non-interest income and non-interest expense for this purpose exclude gains from the sale of branches and related profit-sharing expense, respectively.

(14) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.

(15) Non-performing loans do not include loans in the Company's discounted loan portfolio or loans available for sale.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO MAKE AN INVESTMENT IN SHARES OF COMMON STOCK. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT AND THE EXCHANGE ACT. THE COMPANY'S RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF FACTORS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

NO ASSURANCES AS TO CONSISTENCY OF EARNINGS OR FUTURE GROWTH; CHANGING NATURE OF RISKS

    GENERAL. The Company's corporate strategy emphasizes the identification, development and management of specialized businesses which the Company believes are not accurately evaluated and priced by the marketplace due to market, economic and competitive conditions. This strategy can result in the entry into or development of businesses and investment in assets which produce substantial initial returns, which generally can be expected to decrease as markets become more efficient in the evaluation and pricing of such businesses and assets. In recent years these businesses have included the Company's discounted loan acquisition and resolution business and investment in various types of mortgage-related securities. The consistency of the operating results of certain of the Company's businesses also can be significantly affected by inter-period variations in the amount of assets acquired, as well as, in the case of the Company's discounted loan acquisition activities, variations in the amount of loan resolutions from period to period, particularly in the case of large multi-family residential and commercial real estate loans. In addition, many of the Company's businesses are relatively young and still evolving and involve greater uncertainties and risks of loss than the activities traditionally conducted by savings institutions. As a result, there can be no assurance that there will not be significant inter-period variations in the profitability of the Company's operations.

    FLUCTUATIONS IN NON-INTEREST INCOME. In recent years the Company's operating results have been significantly affected by certain non-recurring items of non-interest income. In addition to $5.4 million and $62.6 million of gains from sales of branch offices in 1995 and 1994, respectively, in recent periods the Company has earned significant non-interest income from gains on sales of interest-earning assets and real estate owned. Gains on sales of interest-earning assets amounted to $9.6 million, $3.4 million, $7.0 million, $5.7 million and $8.4 million during the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively, and gains on the sale of real estate owned, which are a component of income (loss) on real estate owned, net, amounted to $7.8 million, $9.1 million, $19.0 million $21.3 million and $2.5 million during the same respective periods. Gains on sales of interest-earning assets and real estate owned generally are dependent on various factors which are not within the control of the Company, including market and economic conditions. As a result, there can be no assurance that the level of gains on sales of interest-earning assets and real estate owned reported by the Company in prior periods will be repeated in future periods or that there will not be substantial inter-period variations in the results from such activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Non-Interest Income."

    NO ASSURANCES OF EXPANSION. A substantial amount of the net proceeds from the Notes Offering will be invested by the Company in the Bank to support future expansion and growth of its discounted loan acquisition and resolution activities and its lending activities. The Company also may use a significant portion of the net proceeds retained by it for similar purposes. There can be no assurance that the Bank or the Company will be able to increase these activities in a manner which is consistent with management's business goals and objectives or otherwise successfully expand their operations.

    CHANGING NATURE OF RISKS. The nature of the risks associated with the Company's operations have changed and are likely to continue to change over time due to a corporate strategy which emphasizes the entry into and exit from business lines based on market, economic or competitive conditions. As a result, there can be no assurance that the risks associated with an investment in the Company described herein will not materially change in the future or that there will not be additional risks associated with the Company's future operations not described herein.

RISKS RELATED TO NON-TRADITIONAL OPERATING ACTIVITIES

    As discussed below, the Company is engaged in a variety of businesses which generally involve more uncertainties and risks than the single-family residential lending activities historically emphasized by savings institutions. In addition, many of the Company's business activities, including its lending activities, are conducted on a nationwide basis, which reduces the risks associated with concentration in any one particular market area but involves other risks because, among other things, the Company may not be as familiar with market conditions and other relevant factors as it would be in the case of activities which are conducted in the market areas in which its executive offices and branch office are located.

    DISCOUNTED LOAN ACQUISITION AND RESOLUTION ACTIVITIES. The Company's lending activities include the acquisition and resolution of non-performing or underperforming single-family (one to four units) residential loans, multi-family (over four units) residential loans and commercial real estate loans which are purchased at a discount. At June 30, 1996, the Company's discounted loan portfolio amounted to $594.6 million (net of $226.2 million of unaccreted discount and a $9.5 million allowance for loan losses) or 31.3% of the Company's total assets and the $830.3 million gross principal amount of discounted loans consisted of $262.5 million, $145.3 million, $421.1 million and $1.4 million gross principal amount of single-family residential loans, multi-family residential loans, commercial real estate loans and other loans, respectively. In addition, at the same date the Company had a $63.4 million investment in a joint venture that recently acquired a portfolio of discounted single-family residential loans, which amounted to $559.4 million, net at June 30, 1996. Commencing in June 1991, the Company began purchasing at a discount non-performing single-family residential loans from the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation ("RTC"), which acquired such loans primarily as a result of the unprecedented number of failed savings institutions and failed banks during the early 1990s, as well as from private sector sellers. During the early 1990s, the Company benefited from the availability of discounted single-family residential loans as a result of the large number of failed and troubled financial institutions. Due to the general improvement in the financial condition of the savings industry in recent years (reflected in part by the RTC's cessation of operations) and the increasingly competitive nature of the market for discounted single-family residential loans, the Company expanded into the acquisition and resolution of discounted non-performing and underperforming multi-family residential and commercial real estate loans in mid-1994 and has developed various sources for the acquisition of all types of discounted loans in the private sector (which represent approximately 92.4% of the Company's total discounted loan portfolio at June 30, 1996). Although the Company has been actively involved in the acquisition and resolution of discounted non-performing or underperforming single-family residential loans since mid-1991 and discounted multi-family residential and commercial real estate loans since early 1994, this business involves certain uncertainties and risks, including without limitation the risk that the discount on the loans acquired by the Company may not be sufficient in order for the Company to resolve the loans as profitably as in prior periods and the risk that the Company may not be able to acquire the desired amount and type of discounted loans in future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition--Discounted Loan Portfolio," "Business--Discounted Loan Acquisition and Resolution Activities" and "Business--Investment in Joint Venture."

    MULTI-FAMILY RESIDENTIAL, COMMERCIAL REAL ESTATE AND CONSTRUCTION LENDING ACTIVITIES. The Company's lending activities currently include nationwide loans secured by existing commercial real estate, particularly hotels and office buildings, and, to a lesser extent, existing multi-family residential real estate. In addition, from time to time the Company originates loans for the construction of multi-family residential real estate and land acquisition and development loans. At June 30, 1996, multi-family residential, commercial real estate and construction loans (including land acquisition and development loans) available for sale and held for investment aggregated $265.4 million, net, or 14.0% of the Company's total assets. Multi-family residential, commercial real estate and construction lending generally is considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful completion or operation of the project for repayment, the difficulties in estimating construction costs and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. There can be no assurance that the Company's multi-family residential, commercial real estate and construction lending activities will not be adversely affected by these and the other risks related to such activities. See "Business--Lending Activities."

    NON-CONFORMING BORROWER AND REDUCED DOCUMENTATION LENDING ACTIVITIES. The Company's lending activities also currently emphasize the origination or purchase on a nationwide basis of single-family residential loans made to borrowers who have substantial equity in the properties which secure the loans but who, because of prior credit problems, the absence of a credit history or other factors, are unable or unwilling to qualify as borrowers under federal agency guidelines ("non-conforming borrowers"). At June 30, 1996, the Company's loans to non-conforming borrowers aggregated $40.9 million or 2.2% of the Company's total assets. These loans are offered pursuant to various programs, including programs which provide for reduced or no documentation for verifying a borrower's income and employment. Loans to non-conforming borrowers present a higher level of risk of default than conforming loans because of the increased potential for default by borrowers who may have had previous credit problems or who do not have any credit history, and may not be as saleable as loans which conform to the guidelines established by various federal agencies.

    INVESTMENTS IN LOW-INCOME HOUSING TAX CREDIT INTERESTS. The Company invests in low-income housing tax credit interests (generally limited partnerships) in order to obtain federal income tax credits which are allocated pursuant to
Section 42 of the Code. At June 30, 1996, the Company's investments in such interests amounted to $92.3 million or 4.9% of total assets. There are many uncertainties and risks associated with an investment in low-income housing tax credit interests, including the risks involved in the construction, lease-up and operation of multi-family residential real estate, the investor's ability to earn sufficient income to utilize the tax credits resulting from such investments in accordance with the requirements of the Code and the possibility of required recapture of previously-earned tax credits. In addition, there are numerous tax risks associated with tax credits resulting from potential changes to the Code. See "Business--Investment Activities--Investment in Low-Income Housing Tax Credit Interests."

    INVESTMENTS IN MORTGAGE-RELATED SECURITIES. From time to time the Company invests in a variety of mortgage-related securities, such as senior and subordinate regular interests and residual interests in collateralized mortgage obligations ("CMOs"), including CMOs which have qualified as Real Estate Mortgage Investment Conduits ("REMICs"). These investments include so-called stripped mortgage-related securities, in which interest coupons may be stripped from a mortgage security to create an interest-only ("IO") strip, where the investor receives all of the interest cash flows and none of the principal, and a principal-only ("PO") strip, where the investor receives all of the principal cash flows and none of the interest. At June 30, 1996, the Company's mortgage-related securities available for sale amounted to $263.2 million or 13.9% of the Company's total assets and included $106.8 million and $6.9 million of IO strips and PO strips, respectively, all of which were either issued by the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA") or rated AAA by national rating agencies, as well as $52.5 million of subordinate interests in mortgage-related securities. Some mortgage-related securities, such as IO strips and PO strips, exhibit considerably more price volatility than mortgages or ordinary mortgage pass-through securities, due in part to the uncertain cash flows that result from changes in the prepayment rates of the underlying mortgages. Other mortgage-related securities, such as subordinated interests, also involve substantially more credit risk than other securities. The Company has sought to offset the risk of changing interest rate environments on certain of its mortgage-related securities by selling U.S. Treasury futures contracts and other hedging techniques, and believes that the resulting interest-rate sensitivity profile compliments the Company's overall exposure to changes in interest rates. See "--Economic Conditions" below. Although generally intended to reduce the effects of changing interest rate environments on the Company, investments in certain mortgage-related securities and hedging transactions could cause the Company to recognize losses depending on the terms of the instrument and the interest rate environment. See "Business--Investment Activities."

RISKS RELATED TO REAL ESTATE OWNED

    At June 30, 1996, the Company's real estate owned, net amounted to $133.6 million or 7.0% of total assets and consisted almost entirely of single-family residential real estate and multi-family residential and commercial real estate acquired by foreclosure or deed-in-lieu thereof on loans in the Company's discounted loan portfolio. The growth in the Company's real estate owned in recent years reflects the expansion of the Company's discounted loan acquisition and resolution activities. Real estate owned properties generally are non-earning assets, although multi-family residential and commercial real estate owned may provide some operating income to the Company depending on the circumstances. Moreover, the value of real estate owned properties can be significantly affected by the economies and markets for real estate in which they are located and require the establishment of provisions for losses to ensure that they are carried at the lower of cost or fair value, less estimated costs to dispose of the properties. Real estate owned also require increased allocation of resources and expense to the management and work out of the asset, which also can adversely affect operations. Although the Company's real estate owned, net decreased by $33.0 million or 19.8% during the six months ended June 30, 1996, there can be no assurance that the amount of the Company's real estate owned will not increase in the future as a result of the Company's discounted loan acquisition and resolution activities and the Company's single-family residential, multi-family residential, commercial real estate and construction lending activities. In addition, there can be no assurance that in the future the Company's real estate owned will not have environmental problems which could materially adversely affect the Company's financial condition or operations. See "Business--Asset Quality--Real Estate Owned."

RISK OF FUTURE ADJUSTMENTS TO ALLOWANCES FOR LOSSES

    The Company believes that it has established adequate allowances for losses for each of its loan portfolio and discounted loan portfolio in accordance with generally accepted accounting principles. Future additions to these allowances, in the form of provisions for losses on loans and discounted loans, may be necessary, however, due to changes in economic conditions, increases in loans and discounted loans and the performance of the Company's loan and discounted loan portfolios. In addition, the OTS, as an integral part of its examination process, periodically reviews the Company's allowances for losses and the carrying value of its assets. During the six months ended June 30, 1996, the Company established $9.5 million of provisions for losses on discounted loans, which were established pursuant to a change in methodology which was adopted beginning in 1996 as a result of discussions between the Bank and the OTS following an examination of the Bank (which also resulted in an increase in the Company's provision for losses in fair value on real estate owned by approximately $3.8 million during this period). There can be no assurance that the OTS, which continues to evaluate the adequacy of the Company's allowances for losses, will not request the Company to further increase its allowances for losses on loans and discounted loans or adjust the carrying value of its real estate owned or other assets. Based on the types of lending activities currently emphasized by the Company and its recent decision to maintain an allowance for losses in connection with its discounted loan portfolio, the Company anticipates that in the future it will establish provisions for losses on its loan portfolios on a quarterly basis. Increases in the Company's provisions for losses on loans would adversely affect the Company's results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."

RISK OF FUTURE ADJUSTMENTS TO CARRYING VALUE OF MORTGAGE SERVICING RIGHTS

    From time to time the Company acquires rights to service mortgage loans for other investors in order to increase its non-interest income. In addition, mortgage servicing rights can provide a hedge against increases in interest rates because such assets generally increase in market value as interest rates increase, which can offset decreases in the market values of certain interest-earning assets, such as fixed-rate loans and securities, which decline in value in an increasing interest rate environment. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 122, "Accounting for Mortgage Servicing Rights," which was adopted by the Company on January 1, 1996, the Company amortizes mortgage servicing rights on an accelerated method over the estimated weighted average life of the loans and periodically evaluates its capitalized mortgage servicing rights for impairment based on the fair value of those rights, which is recognized through a valuation allowance. Mortgage servicing rights generally are adversely affected by accelerated prepayments of loans resulting from decreasing interest rates, which affect the estimated average life of the loans serviced for others. During the six months ended June 30, 1996, accelerated prepayments of loans resulted in a $928,000 valuation adjustment to the Company's mortgage servicing rights, which amounted to $2.7 million, net, at the end of such period. There can be no assurance that loan prepayments, as a result of decreases in interest rates or otherwise, will not adversely affect the carrying value of the Company's existing mortgage servicing rights or mortgage servicing rights which may be acquired by it in the future.

RISKS RELATED TO RELIANCE ON BROKERED AND OTHER WHOLESALE DEPOSITS

    The Company currently utilizes as a primary source of funds certificates of deposit obtained through national investment banking firms which obtain funds from their customers for deposit with the Company ("brokered deposits") and, to a lesser extent, certificates of deposit obtained from customers of regional and local investment banking firms and direct solicitation efforts by the Company of institutional investors and high net worth individuals. At June 30, 1996, certificates of deposit obtained through national investment banking firms which solicit deposits for the Company from their customers amounted to $1.02 billion or 67.9% of total deposits, certificates of deposit obtained through regional and local investment banking firms amounted to $267.7 million or 17.8% of total deposits and certificates of deposits obtained from the Company's direct solicitation of institutional investors and high net worth individuals amounted to $109.2 million or 7.3% of total deposits. The Company believes that the effective cost of brokered and other wholesale deposits, as well as other non-branch dependent sources of funds, such as securities sold under agreements to repurchase ("reverse repurchase agreements") and advances from the Federal Home Loan Bank ("FHLB") of New York, generally is more attractive to the Company than deposits obtained through branch offices after the general and administrative costs associated with operating a branch office network are taken into account. However, such funding sources, when compared to retail deposits attracted through a branch network, are generally more sensitive to changes in interest rates and volatility in the capital markets and are more likely to be compared by the investor to competing investments. In addition, such funding sources may be more sensitive to significant changes in the financial condition of the Company. There are also regulatory limitations on an insured institution's ability to solicit and obtain brokered deposits in certain circumstances, which currently are not applicable to the Bank because of its status as a "well capitalized" institution under applicable laws and regulations. See "Regulation--The Bank--Brokered Deposits." As a result of the Company's reliance on brokered and other wholesale deposits, significant changes in the prevailing interest rate environment, in the availability of alternative investments for individual and institutional investors or in the Company's financial condition, among other factors, could affect the Company's liquidity and results of operations much more significantly than might be the case with an institution that obtained a greater portion of its funds from retail or core deposits attracted through a branch network.

RISKS RELATED TO CHANGING ECONOMIC CONDITIONS

    GENERAL. The success of the Company is dependent to a certain extent upon the general economic conditions in the geographic areas in which it conducts substantial business activities. Adverse changes in national economic conditions or in the economic conditions of regions in which the Company conducts substantial business likely would impair the ability of the Company to collect loans and would otherwise have an adverse effect on its business, including the demand for new loans, the ability of customers to repay loans and the value of both the collateral pledged to the Company to secure its loans and its real estate owned. Moreover, earthquakes and other natural disasters could have similar effects. Although such disasters have not significantly adversely affected the Company to date, the availability of insurance for such disasters in California, in which the Company conducts substantial business activities, is severely limited. At June 30, 1996, the Company had loans with an unpaid principal balance aggregating $448.5 million (including loans available for sale) secured by properties located in California and $73.2 million of the Company's real estate owned was located in California.

    EFFECTS OF CHANGES IN INTEREST RATES. The Company's operating results depend to a large extent on its net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's net interest income by affecting the spread between the

Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the ability of the Company to originate loans; the value of the Company's interest-earning assets and its ability to realize gains from the sale of such assets; the average life of the Company's interest-earning assets; the value of the Company's mortgage servicing rights; and the Company's ability to obtain deposits in competition with other available investment alternatives. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the control of the Company. The Company actively monitors its assets and liabilities and employs a hedging strategy which seeks to limit the effects of changes in interest rates on its operations. Although management believes that the maturities of the Company's assets currently are well balanced in relation to its liabilities (which involves various estimates as to how changes in the general level of interest rates will impact its assets and liabilities), there can be no assurance that the profitability of the Company would not be adversely affected during any period of changes in interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset and Liability Management" and Note 18 to the Consolidated Financial Statements.

RISKS RELATED TO RECAPITALIZATION OF SAIF

    The deposits of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC, which, due to the large number of savings institutions which failed in the late 1980s and early 1990s, has been unable to attain a statutorily-required reserve ratio of 1.25% of insured deposits. The Balanced Budget Act of 1995 provided that all SAIF member institutions would pay a special one-time assessment on their deposits as of March 31, 1995 in an amount which in the aggregate would be sufficient to bring the reserve ratio in the SAIF to the required level, as well as for an eventual merger of the SAIF and the Bank Insurance Fund ("BIF") administered by the FDIC, which insures the deposits of commercial banks and has attained the reserve ratio required by law. Based on the level of reserves of the SAIF at June 30, 1996, the FDIC recently estimated that the amount of the special assessment required to recapitalize the SAIF is approximately 68 basis points of SAIF-assessable deposits at March 31, 1995. Although the Balanced Budget Act of 1995 was vetoed by the President of the United States in December 1995 for reasons which were unrelated to the recapitalization of SAIF, legislative proposals containing similar provisions to recapitalize the SAIF continue to be made. Based on the Bank's deposits as of March 31, 1995, a one-time special assessment of 68 basis points would result in the Bank incurring a pre-tax charge of approximately $7.4 million ($4.7 million on an after-tax basis), which management believes would not affect the Bank's status as a "well-capitalized" institution under applicable laws and regulations. See "Regulation--The Bank--Regulatory Capital Requirements." Management of the Company currently is unable to predict whether there will be legislation to recapitalize the SAIF and, if so, whether and to what extent the Bank may be assessed in order to recapitalize the SAIF.

    Unless and until the SAIF is recapitalized and the insurance premiums of SAIF-insured institutions are reduced to levels which are comparable to those currently being assessed members of the BIF, SAIF-insured institutions will have a significant competitive disadvantage to BIF-insured institutions with respect to the pricing of loans and deposits and the ability to achieve lower operating costs. In order to reduce this competitive advantage, a number of SAIF-insured institutions have established or are seeking to establish affiliated BIF-insured institutions, which could attract deposits formerly maintained at the related SAIF-insured institution, thus reducing the institutions' overall effective rate for deposit insurance. The transfer of insured deposits from SAIF-insured institutions to BIF-insured institutions could materially reduce the deposits at SAIF-insured institutions, which could reduce the insurance assessments obtained by the SAIF and, thus, adversely affect the ability of the SAIF to resolve troubled savings institutions and to meet its other obligations. Such reduction in the assessable deposit base of SAIF could result in an increase in the amount of any one-time assessment of SAIF-insured institutions which may be imposed in order to recapitalize the SAIF. See "Regulation--The Bank--Insurance of Accounts."


POSSIBLE ELIMINATION OF THE THRIFT CHARTER AND RECENT ELIMINATION OF RELATED TAX BENEFITS


    In recent periods there have been various legislative proposals in the U.S. Congress to eliminate the thrift charter. If enacted, such legislation would require the Bank, as a federally-chartered savings bank, to convert to a bank charter, which likely would be regulated by the Office of the Comptroller of the Currency

("OCC") and not the OTS, which would go out of existence, and likely would require the Company to register as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA") and be subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Management currently does not believe that such regulation would have a material adverse effect on the Company or the Bank, although there can be no assurance that this would be the case. See "Regulation."

    In anticipation of the possible elimination of the thrift charter through future legislation, the U.S. Congress recently enacted legislation which provides for the repeal of a provision of the Code which permits thrift institutions, such as the Bank, which meet certain definitional tests to establish a tax reserve for bad debts and to make annual additions thereto based on a percentage of net income rather than actual loss experience. See "Taxation--Federal." It is anticipated that this legislation will not have a material adverse effect on the Company's financial condition or operations.

REGULATION

    Each of the Company, as a registered savings and loan holding company, and the Bank, as a federally-chartered savings association, is subject to extensive governmental supervision and regulation, which is intended primarily for the protection of depositors. In addition, each of the Company and the Bank is subject to changes in federal and state laws, including changes in tax laws which could materially affect the real estate industry, such as repeal of the federal mortgage interest deduction and the federal affordable housing tax credit program, as well as changes in regulations, governmental policies and accounting principles. Recently enacted, proposed and future legislation and regulations have had and will continue to have significant impact on the financial services industry. Some of the legislative and regulatory changes may benefit the Company and the Bank; other changes, however, may increase their costs of doing business and assist competitors of the Company and the Bank.

COMPETITION

    Although there currently is no single competitor which competes directly with the Company in all aspects of its business activities, the businesses in which the Company is engaged generally are highly competitive. The acquisition of discounted loans is particularly competitive, as acquisitions of such loans are often based on competitive bidding. In addition, competitors of the Company may seek to establish relationships with the correspondent mortgage banking firms which currently are a primary source of the Company's loans to non-conforming borrowers and, from time to time, other loans, and which generally are not obligated to continue to do business with the Company. The Company also encounters significant competition in connection with its other lending activities, its investment activities and in its deposit-gathering activities. Many of the Company's competitors are significantly larger than the Company and have access to greater capital and other resources. In addition, many of the Company's competitors are not subject to the same extensive federal regulation that govern federally-insured institutions such as the Bank and their holding companies. As a result, many of the Company's competitors have advantages over the Company in conducting certain businesses and providing certain services.

IMPORTANCE OF THE CHIEF EXECUTIVE OFFICER

    William C. Erbey, Chairman, President and Chief Executive Officer of the Company, has had, and will continue to have, a significant role in the development and management of the Company's business. The loss of his services could have an adverse effect on the Company. The Company currently does not maintain key man life insurance relating to Mr. Erbey or any of its other officers. See "Business--Management."

CONTROL OF CURRENT STOCKHOLDERS


    After giving effect to the Common Stock Offering, the Company's directors and executive officers and their affiliates will in the aggregate beneficially own or control 62.7% of the outstanding Common Stock, including 36.8% owned or controlled by William C. Erbey, Chairman, President and Chief Executive Officer of the Company, and 18.9% owned or controlled by Barry N. Wish, Chairman, Emeritus, of the Company (and one of the selling stockholders in the Common Stock Offering). As a result, these stockholders, acting together, would be able to effectively control virtually all matters requiring approval by the stockholders of the Company, including amendment of the Company's Articles of Incorporation, the approval of mergers or similar transactions and the election of all directors. In addition, Messrs. Erbey and Wish are two of the four current directors of the Company. See "Management" and "Beneficial Ownership of Common Stock."

LIMITED SOURCES FOR PAYMENTS ON NOTES AND DIVIDENDS ON COMMON STOCK

    As a holding company, the ability of the Company to make payments of interest and principal on the Notes and to pay dividends on the Common Stock will depend primarily on the receipt of dividends or other distributions from the Bank, as well as any cash reserves and other liquid assets held by the Company and any proceeds from any subsequent securities offering or bank financing. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to the Company. See "Regulation-- The Bank--Restrictions on Capital Distributions" and "--Affiliate Transactions." In addition, there are certain contractual restrictions on the Bank's ability to pay dividends set forth in the Indenture, dated as of June 12, 1995, between the Bank and the Bank of New York, as trustee, relating to the Bank's issuance of $100 million of 12% Subordinated Debentures due 2005 (the "Debentures") in June 1995.

ABSENCE OF A PRIOR MARKET FOR THE COMMON STOCK

    Prior to the Common Stock Offering, there has been no public market for the Common Stock. The Company has received conditional approval for quotation of the Common Stock on the Nasdaq National Market under the symbol "OCWN." Such approval is subject to the Company's compliance with certain requirements of the NASD, including a requirement that there be at least two market makers for the Common Stock and at least 400 stockholders of record. Although the Company will use its best efforts to encourage and assist market makers in establishing and maintaining a market for the Common Stock in the over-the-counter market, there can be no assurance that there will be two or more market makers for the Common Stock, or that the Company will be able to comply with the number of stockholders and other requirements of the NASD for quotation of the Common Stock on the Nasdaq National Market. Moreover, even if such requirements are met, there can be no assurance that an established and liquid trading market will develop or that, if developed, it will be sustained. The initial public offering price of the Common Stock offered in the Common Stock Offering will be determined by negotiations among the Company, the Selling Stockholders and the Underwriters of the Common Stock Offering and may not be indicative of the prices at which the Common Stock will trade after the offering. See "Underwriting." Moreover, there may be significant volatility in the market price for the Common Stock after the Common Stock Offering. Quarterly operating results of the Company, changes in conditions in the economy or the financial services industry or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially.

SHARES AVAILABLE FOR FUTURE SALE


    Sales of a substantial number of shares of Common Stock in the public market following the Common Stock Offering, including shares issued upon exercise of options, as discussed below, could adversely affect the market price of the Common Stock. As of the date hereof, there were 26,741,100 shares of Common Stock outstanding held by 86 stockholders. The number of outstanding shares of Common Stock will not be affected by the Common Stock Offering as all shares offered hereby are outstanding shares held by the Selling Stockholders. The 2,000,000 shares of Common Stock offered on behalf of the Selling Stockholders (plus up to 300,000 shares which may be sold pursuant to the Common Stock underwriters' overallotment option) will be freely transferable without restriction or further registration under the Securities Act. All other outstanding shares of Common Stock will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and may not be sold except pursuant to the registration requirements of the Securities Act or pursuant to an applicable exemption therefrom, including pursuant to Rule 144. Management of the Company believes that approximately 6,821,920 of these shares of Common Stock may be eligible for resale pursuant to Rule 144 without limitation. The Company, the Selling Stockholders, certain other stockholders of the Company and the directors and executive officers of the Company (who collectively own all outstanding shares of Common Stock prior to consummation of the Common Stock Offering) have generally agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 120 days (or 365 days in the case of Messrs. Erbey and Wish) after the date of this Prospectus without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. on behalf of the Common Stock underwriters. After such restricted periods, there will be no restrictions on the sale of these shares by such directors and officers of the Company (other than those imposed by Rule 144) or on the issuance of additional shares of Common Stock by the Company. After the closing of the Common Stock Offering, the Company may file a Registration Statement on Form S-8 under the Securities Act to register the issuance of approximately 6,388,550 shares of Common Stock currently authorized for issuance under the Company's 1991 Non-Qualified Stock Option Plan, as amended (the "Stock Option Plan") and 250,000 shares under the Company's 1996 Stock Plan for Directors (the "Directors Stock Plan"). See "Management--Stock Option Plan" and "--Directors Stock Plan." As of the date hereof, 282,340 shares of Common Stock were subject to outstanding options under the Stock Option Plan at an average exercise price of $5.64 per share. After the above-mentioned restricted periods, shares issued upon the exercise of options after the effective date of such Registration Statement will be eligible for sale in the public market, subject in the case of shares held by affiliates of the Company to the volume and certain other limitations of Rule 144. See "Shares Available for Future Sale" and "Underwriting."


                                  THE COMPANY

    The Company is a financial services holding company which conducts business primarily through the Bank and subsidiaries of the Bank. Unless the context otherwise requires, the "Company" refers to the Company and its subsidiaries on a consolidated basis.

    The Company is a Florida corporation which was organized in February 1988 in connection with its acquisition of the Bank. During the early 1990s, the Company sought to take advantage of the general decline in asset quality of financial institutions in many areas of the country and the large number of failed savings institutions during this period by establishing its discounted loan acquisition and resolution program. This program commenced with the acquisition of discounted single-family residential loans for resolution in mid-1991 and was expanded to cover the acquisition and resolution of discounted multi-family residential and commercial real estate loans in 1994.

    During the early 1990s, the Company also acquired assets and liabilities of three failed savings institutions and merged Old Berkeley, a troubled financial institution, into the Bank. The Company subsequently sold substantially all of the assets and liabilities acquired in connection with these acquisitions at substantial gains.

    The Company is a registered savings and loan holding company subject to regulation by the OTS. The Bank is subject to regulation by the OTS, as its chartering authority, and by the FDIC as a result of its membership in the SAIF, which insures the Bank's deposits up to the maximum extent permitted by law. The Bank also is subject to certain regulation by the Federal Reserve Board and currently is a member of the FHLB of New York, one of the 12 regional banks which comprise the FHLB System.

    The Company's executive offices are located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, and the telephone number of its executive offices is (561) 681-8000.

                                USE OF PROCEEDS


    Net proceeds from the Notes Offering currently are estimated to be approximately $119.6 million, after deducting the underwriting discount and estimated offering expenses payable by the Company (and assuming no excercise of the Note underwriter's over-allotment option). The Company will not receive any of the proceeds from the Common Stock Offering. See "Selling Stockholders."


    The Company plans to contribute approximately $50 million of the net proceeds from the Notes Offering to the capital of the Bank to support future growth. Such proceeds will be available for use by the Bank for general corporate purposes, including without limitation acquisitions of discounted and other loans. The net proceeds from the Notes Offering retained by the Company will be available for general corporate purposes. Although the Company does not have any specific plans for the investment of the net proceeds to be retained by it at this time, such net proceeds will give the Company increased flexibility in conducting the businesses in which it is engaged, particularly the acquisition and resolution of discounted loans and the acquisition of single-family residential loans to non-conforming borrowers.

    The net proceeds from the Notes Offering available to the Company and the Bank also could be used to acquire other businesses, such as a financial institution or a mortgage banking company, which the Company evaluates from time to time as a means of enhancing its ability to acquire loans and otherwise expand and enhance its operations. Currently, there are no agreements, arrangements or understandings with regard to any such transaction.

                                DIVIDEND POLICY

    The Company has no current intention to pay cash dividends on the Common Stock following the Common Stock Offering. In the future, the timing and amount of dividends will be determined by the Board of Directors of the Company and will depend, among other factors, upon the Company's earnings, financial condition, cash requirements, the capital requirements of the Bank and other subsidiaries and investment opportunities at the time any such payment is considered. In addition, the Indenture will contain certain limitations on the payment of dividends by the Company. See "Description of Notes."

    As a holding company, the payment of any dividends by the Company will be primarily dependent on dividends and other payments received by the Company from its subsidiaries, including the Bank, which is subject to various regulatory and contractual restrictions on the payment of dividends and other payments to the Company. See "Risk Factors--Limited Sources for Payments on Notes and Dividends on Common Stock."

                                 CAPITALIZATION


    The following table presents the consolidated capitalization of the Company and the regulatory capital ratios of the Bank at June 30, 1996, and as adjusted to give effect to the issuance of the Notes offered in the Notes Offering (assuming no exercise of the Note underwriter's over-allotment option) and the contribution by the Company to the capital of the Bank of a portion of the estimated net proceeds therefrom, respectively, as set forth under "Use of Proceeds."



                                                                                            JUNE 30, 1996
                                                                                      --------------------------
                                                                                         ACTUAL     AS ADJUSTED
                                                                                      ------------  ------------
                                                                                        (DOLLARS IN THOUSANDS)

Deposits............................................................................  $  1,502,175  $  1,502,175
                                                                                      ------------  ------------
                                                                                      ------------  ------------

Borrowings and other interest-bearing obligations:
  The Company:
          % Notes due 2003..........................................................  $    --       $    125,000
    Short-term notes................................................................         7,365         7,365
  The Bank:
    FHLB advances...................................................................        70,399        70,399
    Subordinated debentures.........................................................       100,000       100,000
  Other subsidiaries:
    Hotel mortgages payable.........................................................         8,338         8,338
                                                                                      ------------  ------------
      Total borrowings and other interest-bearing obligations.......................  $    186,102  $    311,102
                                                                                      ------------  ------------
                                                                                      ------------  ------------

Stockholders' equity:
  Preferred Stock, $0.01 par value: 20,000,000 shares authorized; none
   outstanding......................................................................  $    --       $    --
  Common Stock, $0.01 par value: 200,000,000 shares authorized; 23,812,900 shares
   outstanding(1)(2)................................................................           238           238
  Additional paid-in capital........................................................        10,275        10,275
  Retained earnings.................................................................       145,301       145,301
  Unrealized loss on securities available for sale, net of taxes....................        (1,076)       (1,076)
                                                                                      ------------  ------------
      Total stockholders' equity....................................................  $    154,738(2) $    154,738(2)
                                                                                      ------------  ------------
                                                                                      ------------  ------------

Regulatory capital ratios of the Bank(3):
  Tangible capital..................................................................          6.74%         8.92%
  Core (leverage) capital...........................................................          6.74          8.92
  Risk-based capital................................................................         13.61         15.93


- ------------------------

(1) Does not include 6,388,550 additional shares of Common Stock reserved for issuance upon the exercise of options granted pursuant to the Company's Stock Option Plan as of the date hereof. See "Management--Stock Option Plan."



(2) Does not reflect 2,928,200 shares of Common Stock issued upon the exercise of stock options subsequent to June 30, 1996, which increased total stockholders' equity by $6.4 million, net. Inclusive of the exercise of such stock options, total stockholders' equity, as adjusted, would amount to $161.1 million. See "Management--Stock Option Plan" and "--Transactions with Affiliates."



(3) The calculations assume that $50 million of the estimated net proceeds from the Notes Offering is contributed by the Company to the capital of the Bank. The calculation of the risk-based regulatory capital ratio, as adjusted, assumes that 25% of the estimated net proceeds from the Notes Offering which are contributed to the capital of the Bank by the Company are invested in loans with a risk-weight of 50%, that the remainder of such proceeds are invested in loans with a risk weight of 100% and that such net proceeds had been received and so applied at June 30, 1996.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE COMPANY'S CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND CAPITAL RESOURCES AND LIQUIDITY SHOULD BE READ IN CONJUNCTION WITH SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA AND THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE HEREIN. PROSPECTIVE INVESTORS ARE URGED TO CAREFULLY CONSIDER THIS RELATED INFORMATION IN CONNECTION WITH A REVIEW OF THE FOLLOWING DISCUSSION.

RESULTS OF OPERATIONS

    GENERAL. In recent years, the Company has emphasized discounted loan acquisition and resolution activities and a variety of other mortgage lending activities, which generally reflect the Company's opportunistic approach to new business lines which offer the potential for significant returns. As a result of the Company's business strategy, the average balance of the Company's discounted loan portfolio increased from $193.7 million or 16.8% of total average assets during 1993 to $483.2 million or 31.8% of total average assets during 1995 and to $616.4 million or 32.0% of total average assets during the six months ended June 30, 1996, and the average balance of the Company's other loans, including loans available for sale, increased from $119.6 million or 10.4% of total average assets to $297.9 million or 19.6% of total average assets and to $539.3 million or 28.0% of total average assets during the same respective periods. The growth in the Company's lending activities, particularly its discounted loan acquisition and resolution activities, has substantially contributed to the Company's profitability in recent periods.

    As a result of the historical and expected future growth in the discounted loan portfolio, particularly in the commercial component, and as requested by the OTS, the Company modified its methodology for valuing discounted loans in the first quarter of 1996. This methodology resulted in provisions for losses which modified the Company's practice of adjusting discounted loans to the lower of the recorded investment or net present value of expected cash flow discounted at the effective yield through direct charges to interest income. The Company established an aggregate of $9.5 million of provisions for losses on discounted loans during the first half of 1996 pursuant to this change in methodology. During this period, the Company also increased its provision for losses in fair value on real estate owned by $3.8 million as a result of discussions between the Bank and the OTS following an examination of the Bank.

    The Company's operating results in recent periods also have been significantly affected by the acquisition of Old Berkeley in mid-1993 and the effects of the sale of branch offices at the end of 1994 and 1995, which resulted in $62.6 million and $5.4 million of gains (excluding related income taxes and profit sharing expense) during these respective periods. As a result of these sales, the Company's average assets decreased during 1995 and the Company's principal source of deposits is brokered and other wholesale deposits. The Company's operating results in recent periods also have been affected by losses from discontinued operations, which, net of applicable tax effect, amounted to $3.1 million, $7.7 million, $4.5 million and $2.3 million during the six months ended June 30, 1995 and the years ended December 31, 1995, 1994 and 1993, respectively.

    The Company's income from continuing operations amounted to $15.0 million or $0.57 per share and $11.5 million or $0.39 per share during the six months ended June 30, 1996 and 1995, respectively. Exclusive of gains from the sale of branch offices and related profit sharing expense, the Company's income from continuing operations amounted to $30.3 million, $24.0 million and $27.3 million during 1995, 1994 and 1993, respectively. These amounts represented returns on average assets of 1.56% and 1.71% during the six months ended June 30, 1996 and 1995, respectively, and 2.00%, 1.40% and 2.37% during 1995, 1994 and 1993, respectively, and returns on average equity of 20.67% and 16.43% during the six months ended June 30, 1996 and 1995, respectively, and 25.02%, 20.06% and 27.89% during 1995, 1994 and 1993, respectively.

    NET INTEREST INCOME. The operations of the Company are substantially dependent on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense paid on its interest-bearing liabilities. Net interest income is determined by an institution's net interest spread (i.e., the difference between the yield earned on its interest-earning assets and the rates paid on its interest-bearing liabilities), the relative amount of interest-earning assets and interest-bearing liabilities and the degree of mismatch in the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities.

    The following tables set forth, for the periods indicated, information regarding the total amount of income from interest-earning assets and the resultant average yields, the interest expense associated with interest-bearing liabilities, expressed in dollars and rates, and the net interest spread and net interest margin. Information is based on daily balances during the indicated periods.

                                                                           SIX MONTHS ENDED JUNE 30,
                                                        ---------------------------------------------------------------
                                                                         1996                             1995
                                                        ---------------------------------------  ----------------------
                                                         AVERAGE                    AVERAGE       AVERAGE
                                                         BALANCE    INTEREST     YIELD/RATE(1)    BALANCE    INTEREST
                                                        ---------  -----------  ---------------  ---------  -----------
                                                                            (DOLLARS IN THOUSANDS)
AVERAGE ASSETS:
Federal funds sold and repurchase agreements..........  $  72,875   $   2,098           5.76%    $  61,108   $   1,748
Securities available for sale(2)......................    299,487      14,064           9.39       169,639       6,943
Loans available for sale(3)...........................    240,009      11,484           9.57       142,069       7,154
Mortgage-related securities held for investment.......     --          --             --            99,295       2,342
Loan portfolio(3).....................................    299,243      17,773          11.88        77,303       3,944
Discounted loan portfolio.............................    616,350      52,058          16.89       460,741      36,474
Investment securities and other(4)....................     44,457       1,980           8.91        33,369       1,265
                                                        ---------  -----------                   ---------  -----------
  Total interest-earning assets, interest income......  1,572,421      99,457          12.65     1,043,524      59,870
                                                                   -----------                              -----------
Non-interest earning cash.............................      6,549                                   23,767
Allowance for loan losses.............................     (7,307)                                  (1,196)
Investments in low-income housing tax credit
 interests............................................     94,825                                   60,113
Other assets(2).......................................    258,213                                  217,909
                                                        ---------                                ---------
  Total assets........................................  $1,924,701                               $1,344,117
                                                        ---------                                ---------
                                                        ---------                                ---------

AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing demand deposits......................  $  23,668         360           3.04     $  49,722         477
Savings deposits......................................      3,434          40           2.33        21,975         255
Certificates of deposit...............................  1,450,536      44,955           6.20     1,000,383      31,058
                                                        ---------  -----------                   ---------  -----------
  Total interest-bearing deposits.....................  1,477,638      45,355           6.14     1,072,080      31,790
Reverse repurchase agreements.........................     23,793         685           5.76         6,680         199
Securities sold but not yet purchased.................     --          --             --            18,834         638
FHLB advances.........................................     70,399       2,032           5.77         5,399         257
Subordinated debentures and other interest-bearing
 obligations..........................................    123,726       6,964          11.26        31,858       1,796
                                                        ---------  -----------                   ---------  -----------
  Total interest-bearing liabilities, interest
   expense............................................  1,695,556      55,036           6.49     1,134,851      34,680
                                                                   -----------                              -----------
Non-interest bearing deposits.........................      4,039                                   17,077
Escrow deposits.......................................     38,773                                   10,178
Other liabilities(2)..................................     40,934                                   42,409
                                                        ---------                                ---------
  Total liabilities...................................  1,779,302                                1,204,515
Stockholders' equity(2)...............................    145,399                                  139,602
                                                        ---------                                ---------
  Total liabilities and stockholders' equity..........  $1,924,701                               $1,344,117
                                                        ---------                                ---------
                                                        ---------                                ---------
Net interest income...................................              $  44,421                                $  25,190
                                                                   -----------                              -----------
                                                                   -----------                              -----------
Net interest spread...................................                                  6.16%
                                                                                       -----
                                                                                       -----
Net interest margin...................................                                  5.65%
                                                                                       -----
                                                                                       -----
Ratio of interest-earning assets to interest-bearing
 liabilities..........................................         93%                                      92%
                                                        ---------                                ---------
                                                        ---------                                ---------

                                                            AVERAGE
                                                         YIELD/RATE(1)
                                                        ---------------
AVERAGE ASSETS:
Federal funds sold and repurchase agreements..........          5.72%
Securities available for sale(2)......................          8.19
Loans available for sale(3)...........................         10.07
Mortgage-related securities held for investment.......          4.72
Loan portfolio(3).....................................         10.20
Discounted loan portfolio.............................         15.83
Investment securities and other(4)....................          7.58
  Total interest-earning assets, interest income......         11.47
Non-interest earning cash.............................
Allowance for loan losses.............................
Investments in low-income housing tax credit
 interests............................................
Other assets(2).......................................
  Total assets........................................
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing demand deposits......................          1.92
Savings deposits......................................          2.32
Certificates of deposit...............................          6.21
  Total interest-bearing deposits.....................          5.93
Reverse repurchase agreements.........................          5.96
Securities sold but not yet purchased.................          6.77
FHLB advances.........................................          9.52
Subordinated debentures and other interest-bearing
 obligations..........................................         11.28
  Total interest-bearing liabilities, interest
   expense............................................          6.11
Non-interest bearing deposits.........................
Escrow deposits.......................................
Other liabilities(2)..................................
  Total liabilities...................................
Stockholders' equity(2)...............................
  Total liabilities and stockholders' equity..........
Net interest income...................................
Net interest spread...................................          5.36%
                                                               -----
                                                               -----
Net interest margin...................................          4.83%
                                                               -----
                                                               -----
Ratio of interest-earning assets to interest-bearing
 liabilities..........................................

- ------------------------------
(1) Presented on an annualized basis.

(2) Excludes effect of unrealized gains or losses on securities available for sale, net of taxes.

(3) The average balances of loans available for sale and the loan portfolio include non-performing loans, interest on which is recognized on a cash basis.

(4) Interest income from investment securities and other includes interest income attributable to that portion of the Company's deferred tax asset which relates to tax residuals. If the average balance of the deferred tax asset related to tax residuals was included in the average balance of investment securities and other, the weighted average yield would have been 6.87% and 4.62% during the six months ended June 30, 1996 and 1995, respectively. See "--Non-interest Income" below, "Taxation--Federal Taxation--Tax Residuals" and Note 19 to the Consolidated Financial Statements.

                                                                      YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------------------------------------------
                                                       1995                                 1994                    1993
                                        -----------------------------------  -----------------------------------  ---------
                                         AVERAGE                 AVERAGE      AVERAGE                 AVERAGE      AVERAGE
                                         BALANCE   INTEREST    YIELD/RATE     BALANCE   INTEREST    YIELD/RATE     BALANCE
                                        ---------  ---------  -------------  ---------  ---------  -------------  ---------
                                                                      (DOLLARS IN THOUSANDS)
AVERAGE ASSETS:
Federal funds sold and repurchase
 agreements...........................  $  55,256  $   3,502         6.34%   $ 166,592  $   8,861         5.32%   $  24,333
Securities available for sale(1)......    211,559     18,391         8.69      449,654     27,988         6.22      435,541
Loans available for sale(2)...........    167,011     15,608         9.35      179,962     19,353        10.75       45,757
Mortgage-related securities held for
 investment...........................     77,257      4,313         5.58      140,321      6,930         4.94      192,052
Loan portfolio(2).....................    130,901     15,430        11.79       81,070      5,924         7.31       73,854
Discounted loan portfolio.............    483,204     75,998        15.73      352,633     52,560        14.91      193,652
Investment securities and other(3)....     46,440      4,033         8.68       79,895      9,842        12.32       48,255
                                        ---------  ---------                 ---------  ---------                 ---------
  Total interest-earning assets,
   interest income....................  1,171,628    137,275        11.72    1,450,127    131,458         9.07    1,013,444
                                                   ---------                            ---------
Non-interest earning cash.............     17,715                               27,717                               22,146
Allowance for loan losses.............     (1,180)                              (2,689)                              (1,050)
Investments in low-income housing tax
 credit interests.....................     63,925                               39,135                               10,693
Other assets(1).......................    269,280                              200,663                              107,422
                                        ---------                            ---------                            ---------
  Total assets........................  $1,521,368                           $1,714,953                           $1,152,655
                                        ---------                            ---------                            ---------
                                        ---------                            ---------                            ---------

AVERAGE LIABILITIES AND STOCKHOLDERS'
 EQUITY:
Interest-bearing demand deposits......  $  31,373      1,031         3.29    $  77,433      1,396         1.80    $  99,201
Savings deposits......................     20,370        451         2.21      138,434      2,602         1.88      142,053
Certificates of deposit...............  1,119,836     70,371         6.28      928,209     40,963         4.41      416,658
                                        ---------  ---------                 ---------  ---------                 ---------
  Total interest-bearing deposits.....  1,171,579     71,853         6.13    1,144,076     44,961         3.93      657,912
Reverse repurchase agreements.........     16,754        951         5.68      254,457     10,416         4.09      195,745
Securities sold but not yet
 purchased............................     17,149      1,142         6.66       39,526      2,780         7.03       --
FHLB advances.........................     14,866      1,126         7.57       26,476      1,232         4.65       64,130
Subordinated debentures and other
 interest-bearing obligations.........     78,718      8,988        11.42       25,041      3,209        12.81       26,572
                                        ---------  ---------                 ---------  ---------                 ---------
  Total interest-bearing liabilities,
   interest expense...................  1,299,066     84,060         6.47    1,489,576     62,598         4.20      944,359
                                                   ---------                            ---------
Non-interest bearing deposits.........     19,960                               69,276                               30,181
Escrow deposits.......................      4,073                                2,430                                4,007
Other liabilities(1)..................     76,978                               34,171                               76,213
                                        ---------                            ---------                            ---------
  Total liabilities...................  1,400,077                            1,595,453                            1,054,760
Stockholders' equity(1)...............    121,291                              119,500                               97,895
                                        ---------                            ---------                            ---------
  Total liabilities and stockholders'
   equity.............................  $1,521,368                           $1,714,953                           $1,152,655
                                        ---------                            ---------                            ---------
                                        ---------                            ---------                            ---------
Net interest income...................             $  53,215                            $  68,860
                                                   ---------                            ---------
                                                   ---------                            ---------
Net interest spread...................                               5.25%                                4.86%
                                                                    -----                                -----
                                                                    -----                                -----
Net interest margin...................                               4.54%                                4.75%
                                                                    -----                                -----
                                                                    -----                                -----
Ratio of interest-earning assets to
 interest-bearing liabilities.........         90%                                  97%                                 107%
                                        ---------                            ---------                            ---------
                                        ---------                            ---------                            ---------

                                                        AVERAGE
                                         INTEREST     YIELD/RATE
                                        -----------  -------------
AVERAGE ASSETS:
Federal funds sold and repurchase
 agreements...........................   $     873          3.59%
Securities available for sale(1)......      19,714          4.53
Loans available for sale(2)...........       5,376         11.75
Mortgage-related securities held for
 investment...........................       9,379          4.88
Loan portfolio(2).....................       6,232          8.44
Discounted loan portfolio.............      31,036         16.03
Investment securities and other(3)....       6,313         13.08
                                        -----------
  Total interest-earning assets,
   interest income....................      78,923          7.79
                                        -----------
Non-interest earning cash.............
Allowance for loan losses.............
Investments in low-income housing tax
 credit interests.....................
Other assets(1).......................
  Total assets........................
AVERAGE LIABILITIES AND STOCKHOLDERS'
 EQUITY:
Interest-bearing demand deposits......       1,056          1.06
Savings deposits......................       1,982          1.40
Certificates of deposit...............      16,001          3.84
                                        -----------
  Total interest-bearing deposits.....      19,039          2.89
Reverse repurchase agreements.........       9,340          4.77
Securities sold but not yet
 purchased............................      --            --
FHLB advances.........................       2,834          4.42
Subordinated debentures and other
 interest-bearing obligations.........       4,093         15.40
                                        -----------
  Total interest-bearing liabilities,
   interest expense...................      35,306          3.74
                                        -----------
Non-interest bearing deposits.........
Escrow deposits.......................
Other liabilities(1)..................
  Total liabilities...................
Stockholders' equity(1)...............
  Total liabilities and stockholders'
   equity.............................
Net interest income...................   $  43,617
                                        -----------
                                        -----------
Net interest spread...................                      4.05%
                                                           -----
                                                           -----
Net interest margin...................                      4.30%
                                                           -----
                                                           -----
Ratio of interest-earning assets to
 interest-bearing liabilities.........

- ------------------------------
(1) Excludes effect of unrealized gains or losses on securities available for sale, net of taxes.

(2) The average balances of loans available for sale and the loan portfolio include non-performing loans, interest on which is recognized on a cash basis.

(3) Interest income from investment securities and other includes interest income attributable to that portion of the Company's deferred tax asset which relates to tax residuals. See "--Non-interest Income" below, "Taxation--Federal Taxation--Tax Residuals" and Note 19 to the Consolidated Financial Statements. If the average balance of the deferred tax asset related to tax residuals was included in the average balance of investment securities and other, the weighted average yield would have been 6.16%, 11.48% and 10.67% during 1995, 1994 and 1993, respectively.

    The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (change in volume multiplied by prior rate), (ii) changes in rate (change in rate multiplied by prior volume) and (iii) total change in rate and volume. Changes attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                                                                                            YEAR ENDED DECEMBER 31,
                                                         SIX MONTHS ENDED          ------------------------------------------
                                                         JUNE 30, 1996 VS.
                                                         SIX MONTHS ENDED                                           1994 VS.
                                                           JUNE 30, 1995                    1995 VS. 1994             1993
                                                  -------------------------------  -------------------------------  ---------
                                                  INCREASE (DECREASE)              INCREASE (DECREASE)              INCREASE
                                                                                                                    (DECREASE)
                                                         DUE TO                           DUE TO                     DUE TO
                                                  --------------------             --------------------             ---------
                                                    RATE      VOLUME      TOTAL      RATE      VOLUME      TOTAL      RATE
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)

Interest-Earning Assets:
  Federal funds sold and repurchase agreements..  $      11  $     339  $     350  $   1,445  $  (6,804) $  (5,359) $     609
  Securities available for sale.................      1,150      5,971      7,121      8,584    (18,181)    (9,597)     7,616
  Loans available for sale......................     (1,037)     5,367      4,330     (2,417)    (1,328)    (3,745)      (493)
  Mortgage-related securities held for
   investment...................................     (1,171)    (1,171)    (2,342)       812     (3,429)    (2,617)       105
  Loan portfolio................................        748     13,081     13,829      4,747      4,759      9,506       (882)
  Discounted loan portfolio.....................      2,577     13,007     15,584      3,041     20,397     23,438     (2,312)
  Investment securities and other...............        247        468        715     (2,401)    (3,408)    (5,809)      (388)
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total interest-earning assets...............      2,525     37,062     39,587     13,811     (7,994)     5,817      4,255
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Interest-Bearing Liabilities:
  Interest-bearing demand deposits..............        466       (583)      (117)       752     (1,117)      (365)       610
  Savings deposits..............................          3       (218)      (215)       395     (2,546)    (2,151)       672
  Certificates of deposit.......................       (162)    14,059     13,897     19,777      9,631     29,408      2,704
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total interest-bearing deposits.............        307     13,258     13,565     20,924      5,968     26,892      3,986
  Reverse repurchase agreements.................        (20)       506        486      2,926    (12,391)    (9,465)    (1,455)
  Securities sold but not yet purchased.........       (319)      (319)      (638)      (141)    (1,497)    (1,638)    --
  FHLB advances.................................       (336)     2,111      1,775        574       (680)      (106)       143
  Subordinated debentures and other interest-
   bearing obligations..........................         (9)     5,177      5,168       (386)     6,165      5,779       (658)
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total interest-bearing liabilities..........       (377)    20,733     20,356     23,897     (2,435)    21,462      2,016
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Increase (decrease) in net interest income......  $   2,902  $  16,329  $  19,231  $ (10,086) $  (5,559) $ (15,645) $   2,239
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                                   VOLUME      TOTAL
                                                  ---------  ---------

Interest-Earning Assets:
  Federal funds sold and repurchase agreements..  $   7,379  $   7,988
  Securities available for sale.................        658      8,274
  Loans available for sale......................     14,470     13,977
  Mortgage-related securities held for
   investment...................................     (2,554)    (2,449)
  Loan portfolio................................        574       (308)
  Discounted loan portfolio.....................     23,836     21,524
  Investment securities and other...............      3,917      3,529
                                                  ---------  ---------
    Total interest-earning assets...............     48,280     52,535
                                                  ---------  ---------
Interest-Bearing Liabilities:
  Interest-bearing demand deposits..............       (270)       340
  Savings deposits..............................        (52)       620
  Certificates of deposit.......................     22,258     24,962
                                                  ---------  ---------
    Total interest-bearing deposits.............     21,936     25,922
  Reverse repurchase agreements.................      2,531      1,076
  Securities sold but not yet purchased.........      2,780      2,780
  FHLB advances.................................     (1,745)    (1,602)
  Subordinated debentures and other interest-
   bearing obligations..........................       (226)      (884)
                                                  ---------  ---------
    Total interest-bearing liabilities..........     25,276     27,292
                                                  ---------  ---------
Increase (decrease) in net interest income......  $  23,004  $  25,243
                                                  ---------  ---------
                                                  ---------  ---------

     SIX MONTHS ENDED JUNE 30, 1996 VERSUS SIX MONTHS ENDED JUNE 30, 1995

    The Company's net interest income increased by $19.2 million or 76.3% during the six months ended June 30, 1996, as compared to the comparable period in the prior year. This increase resulted from a $39.6 million or 66.1% increase in interest income due to a $528.9 million or 50.7% increase in average interest-earning assets from period to period and, to a lesser extent, a 118 basis point increase in the weighted average yield on such assets. The increase in interest income was offset in part by a $20.4 million or 58.7% increase in interest expense due to a $560.7 million or 49.4% increase in average interest-bearing liabilities, primarily certificates of deposit and subordinated debentures, and, to a lesser extent, a 38 basis point increase in the weighted average rate paid on interest-bearing liabilities.

    The increase in interest income during the six months ended June 30, 1996, as compared to the comparable period in the prior year, reflects substantial increases in the average balances of the discounted loan portfolio and the loan portfolio as a result of the Company's increased emphasis on multi-family residential and commercial real estate loans in recent periods, as well as an increase in the average balance of loans available for sale as a result of the Company's recent emphasis on single-family residential loans to non-conforming borrowers. The Company's increased emphasis on multi-family residential and commercial real estate loans also was a significant factor in the increase in the weighted average yields on the discounted loan portfolio and the loan portfolio during the six months ended June 30, 1996, as compared to the comparable period in the prior year, which in the case of the loan portfolio was enhanced during 1996 by $2.1 million of fees earned in connection with the repayment of hotel loans. See "Business--Lending Activities."

    The average balance of the Company's interest-bearing liabilities increased substantially during the six months ended June 30, 1996, as compared to the comparable period in the prior year, as a result of a $450.2 million or 45.0% increase in the average balance of certificates of deposit and a $91.9 million or 288.4% increase in the average balance of subordinated debentures and other interest-bearing obligations, which reflect the Company's continued reliance on brokered and other wholesale certificates of deposit as a source of funds and the Bank's issuance of the Debentures in mid-1995, respectively.

    1995 VERSUS 1994

    The Company's net interest income decreased by $15.6 million or 22.7% during 1995 as a result of a $21.5 million or 34.3% increase in interest expense, which was primarily attributable to the Company's use of brokered and other wholesale deposits as a principal source of funds following the branch sale in 1994. The Company believes that the increase in interest expense in 1995 was substantially offset by the decrease in non-interest expense during this period as a result of the branch sales at the end of 1995 and 1994. The Company's interest income increased by $5.8 million or 4.4% during 1995, but was adversely affected by a decrease in the average balance of interest-earning assets during the period as a result of the branch sales. The Company's net interest margin decreased from 4.75% during 1994 to 4.54% during 1995.

    The weighted average yield on interest-earning assets increased from 9.07% in 1994 to 11.72% in 1995 primarily as a result of an increase in the weighted average yield on the Company's loan portfolio and discounted loan portfolio. The weighted average yield on the Company's loan portfolios increased during 1995 because commercial real estate loans, which have higher interest rates than single-family residential loans, comprised a significantly larger proportion of such portfolios during this period. Average interest-earning assets decreased by $278.5 million or 19.2% during 1995 as increases in the outstanding balances of the Company's loan portfolios were more than offset by decreases in the average balances of all other categories of interest-earning assets as a result of the sales of branch offices at the end of 1995 and 1994.

    The weighted average rate paid on interest-bearing liabilities increased from 4.20% in 1994 to 6.47% in 1995 as a result of the Company's increased utilization of brokered and other wholesale deposits, as noted above. Average interest-bearing liabilities decreased by $190.5 million or 12.8% in 1995 as increases in the average balances of certificates of deposit and subordinated debentures and other interest-bearing obligations, due to the Bank's issuance of $100 million principal amount of Debentures in June 1995, were offset by decreases in the average balances of all other categories of interest-bearing liabilities.

    1994 VERSUS 1993

    The Company's net interest income increased by $25.2 million or 57.9% during 1994 as a result of a $52.5 million or 66.6% increase in interest income, which was primarily attributable to substantial growth in the Company's discounted loan portfolio and the Company's multi-family residential lending activities. The Company's net interest margin increased from 4.30% in 1993 to 4.75% in 1994.

    The weighted average yield on the Company's interest-earning assets increased to 9.07% in 1994 from 7.79% in 1993 as a result of several factors, including a higher interest rate environment, the commencement of the acquisition of discounted multi-family residential and commercial real estate loans and substantial multi-family residential lending activities, the effects of the latter of which were reflected in interest income on loans available for sale and, as a result of the Company's securitization of its multi-family residential loans, interest income on securities available for sale. The weighted average yield on the Company's interest-earning assets also increased in 1994 because, effective January 1, 1994, the Company ceased recognizing a portion of the fees received in connection with the acquisition of tax residuals immediately into non-interest income and began to recognize all fees received on a level-yield basis as interest income over the expected life of that portion of the deferred tax asset which relates to tax residuals. See "--Results of Operations--

Non-Interest Income" below. Deferred fees accreted into interest income on tax residuals amounted to $5.7 million during 1994, as compared to $2.6 million in 1993, and significantly increased the weighted average yield on "investment securities and other" during this period.

    The weighted average rate paid on the Company's interest-bearing liabilities increased to 4.20% in 1994 from 3.74% in 1993, reflecting the increasing interest rate environment and increased utilization of brokered certificates of deposit. The average rates paid by the Company on its reverse repurchase agreements decreased from 4.77% in 1993 to 4.09% in 1994 as a result of interest rate exchange agreements intended to hedge the cost of such agreements. Exclusive of the effects of such interest rate exchange agreements, the weighted average rate on reverse repurchase agreements was 3.56% and 3.98% during 1993 and 1994, respectively. See Note 15 to the Consolidated Financial Statements.

    PROVISIONS FOR LOAN LOSSES. Provisions for losses on loans are charged to operations to maintain an allowance for losses on each of the loan portfolio and the discounted loan portfolio at a level which management considers adequate based upon an evaluation of known and inherent risks in such loan portfolios. Management's periodic evaluation is based upon an analysis of each of the discounted loan portfolio and the loan portfolio, historical loss experience, current economic conditions and other relevant factors.

    Prior to the six months ended June 30, 1996, provisions for losses on loans were not established in connection with the discounted loan portfolio because adjustments to reduce the carrying value of discounted loans to the lower of amortized cost or the fair market value of the properties securing the loans discounted at the effective interest rate, which amounted to $5.0 million during 1995, were recorded in interest income on discounted loans. Moreover, because discounted loans generally are acquired at discounts from both the stated value of the loans and the values of the underlying collateral, management of the Company did not believe that it was necessary to maintain an allowance for loan losses for the discounted loan portfolio. As a result of discussions between the Bank and the OTS following an examination of the Bank by the OTS, the Company changed this policy, which resulted in the establishment of a $9.5 million provision for losses on the discounted loan portfolio during the six months ended June 30, 1996. In addition, beginning in 1996 the Company has recorded all charge-offs on the discounted loan portfolio against the allowance for losses on discounted loans. During the six months ended June 30, 1996, the Company also established a $1.1 million provision for losses related to its loan portfolio, which was primarily general in nature. Based on the types of lending activities currently emphasized by the Company, the Company anticipates that in the future it will establish provisions for loan losses on each of its loan portfolios on a quarterly basis.

    Provisions for loan losses relating to the loan portfolio amounted to $1.1 million in 1995 and reflect both the substantial increase in the amount and the change in the type of loans in the Company's loan portfolio in 1995 and the Company's policy to maintain reserves based, among other factors, on the level of its classified assets. See "Business--Lending Activities" and "--Asset Quality." Provisions for losses on loans were not deemed necessary in 1994 and 1993 in light of the relatively small size of the loan portfolio, the composition of the loan portfolio, which was primarily single-family residential loans to non-conforming borrowers, the level of the allowance for loan losses and management's assessment of the credit risks inherent in such portfolio.

    Although management utilizes its best judgment in providing for possible loan losses, changing economic and business conditions, fluctuations in local markets for real estate, future changes in nonperforming asset trends, large upward movements in market interest rates or other factors could affect the Company's future provisions for loan losses. In addition, as noted above, the OTS, as an integral part of its examination process, periodically reviews the adequacy of the Bank's allowances for losses on loans and discounted loans and such agency may require the Company to recognize changes to such allowances for losses based on its judgment about information available to it at the time of examination.

    NON-INTEREST INCOME. Non-interest income increased by $2.4 million or 27.2% during the six months ended June 30, 1996, as compared to the comparable period in the prior year. Exclusive of the $5.4 million and $62.6 million gains from the sale of branch offices in 1995 and 1994, respectively, non-interest income increased by $6.8 million or 35.7% in 1995 and decreased by $16.9 million or 47.1% in 1994. The increase in non-interest income during the six months ended June 30, 1996, as compared to the comparable period in the prior year, was primarily attributable to gains from the sale of interest-earning assets, which more than offset a loss on real estate owned, net due to valuation adjustments related to real estate owned, and a decrease in servicing fees and other charges due to a write-down of mortgage servicing rights. The increase in non-interest income in 1995 was primarily attributable to income on real estate owned and gains from the sale of interest-earning assets, and the decrease in non-interest income in 1994 was primarily attributable to a decrease in fees on financing transactions, as discussed below, and, to a lesser extent, a decrease in gains from the sale of interest-earning assets.

    The following table sets forth the principal components of the Company's non-interest income during the periods indicated.

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,            YEAR ENDED DECEMBER 31,
                                                              --------------------  -------------------------------
                                                                1996       1995       1995       1994       1993
                                                              ---------  ---------  ---------  ---------  ---------
                                                                                 (IN THOUSANDS)
Servicing fees and other charges............................  $     787  $   1,805  $   2,870  $   4,786  $   3,800
Gains on sales of interest-earning assets, net..............      9,601      3,356      6,955      5,727      8,386
Fees on financing transactions..............................     --         --         --         --         15,340
Gain on sale of subsidiary's stock..........................     --         --         --         --          3,835
Income (loss) on real estate owned, net.....................     (1,028)     2,558      9,540      5,995     (1,158)
Gain on sale of hotel.......................................     --         --          4,658     --         --
Other income................................................      1,996      1,208      1,727      2,467      5,669
                                                              ---------  ---------  ---------  ---------  ---------
  Subtotal..................................................     11,356      8,927     25,750     18,975     35,872
Gain from sale of branch offices............................     --         --          5,430     62,600     --
                                                              ---------  ---------  ---------  ---------  ---------
  Total.....................................................  $  11,356  $   8,927  $  31,180  $  81,575  $  35,872
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

    Servicing fees and other charges decreased during the six months ended June 30, 1996, as compared to the comparable period in the prior year, because in the six months ended June 30, 1995 the Company received $783,000 of servicing fees from the purchaser of the branch offices sold at the end of 1994 for servicing deposits subsequent to the sale but prior to their effective transfer and no such fees were received during the six months ended June 30, 1996. In addition, during the six months ended June 30, 1996 the Company recorded a $928,000 valuation adjustment to mortgage servicing rights which were acquired by the Company in 1995 in connection with its acquisition of the right to service all of the loans which backed a REMIC in which the Company acquired a subordinate interest. The valuation adjustment to mortgage servicing rights was due to a significant increase in prepayments of the underlying loans due primarily to refinancings, which resulted in a decrease in the number of underlying loans (which consist primarily of jumbo adjustable-rate loans) from 1,000 to 550. Mortgage servicing rights, net, amounted to $2.7 million at June 30, 1996. The foregoing effects on servicing fees and other charges during the six months ended June 30, 1996 more than offset $1.0 million of loan servicing fees earned by the Bank from the joint venture which acquired discounted single-family residential loans from HUD in April 1996. Servicing fees and other charges decreased in 1995 primarily as a result of a $2.3 million decrease in deposit-related fees, which decreased as a result of the branch sales at the end of 1995 and 1994, and a $121,000 decrease in loan fees, primarily as a result of a decrease in late charges on loans, which was offset in part by a $783,000 servicing fee received by the Company from the purchaser of the branch offices sold at the end of 1994 for servicing deposits subsequent to the sale but prior to their effective transfer. Servicing fees and other charges increased in 1994 primarily as a result of a $1.0 million increase in deposit-related fees as a result of the inclusion of Old Berkeley's deposit base for all of 1994.

    Net gains on sales of interest-earning assets during the six months ended June 30, 1996 were primarily comprised of $6.8 million of gains on the sale of single-family residential loans to non-conforming borrowers available for sale and $5.3 million of gains on the sale of performing single-family residential loans in the Company's discounted loan portfolio, which were offset in part by a $1.6 million adjustment to record delinquent single-family residential loans to non-conforming borrowers available for sale to the lower of cost or market and a $748,000 net loss on the sale of securities available for sale. Net gains on sales of interest-earning assets in 1995 were primarily comprised of a $6.0 million gain from the sale of performing single-family residential loans in the Company's discounted loan portfolio and a $1.6 million gain from the securitization of $83.9 million of multi-family residential loans and subsequent sale of the FNMA mortgage-backed securities backed by such loans, net of related hedges. Net gains on sales of interest-earning assets in 1994 were primarily comprised of $7.2 million of gains from the sale of multi-family residential loans and mortgage-backed securities, net of related hedges, $1.8 million of gains from trading activities, $890,000 of gains from the sale of performing single-family residential loans in the Company's discounted loan portfolio and $2.1 million of gains from the sale of timeshare and other consumer loans, which more than offset $6.3 million of losses from the sale of mortgage-backed and related securities backed by single-family residential loans, net of related hedges. Net gains on sales of interest-earning assets in 1993 were primarily comprised of $3.9 million and $773,000 of gains from the sale of discounted loans and other loans, respectively, and a $2.3 million gain from the sale of mortgage-backed and related securities.

    Through 1993, the Company recorded a portion of the fees received by it in connection with the acquisition of tax residuals as fees on financing transactions. Effective January 1, 1994, the Company ceased recognizing a portion of the fees received upon acquisition of tax residuals immediately into income and began to defer all fees received and recognize such fees in interest income on a level yield basis over the expected life of that portion of the deferred tax asset which relates to tax residuals. See "Taxation--Federal Taxation--Tax Residuals."

    The $3.8 million gain on sale of subsidiary's stock in 1993 was recorded in connection with the Company's sale of all of the stock of two subsidiaries which were engaged in the private mortgage insurance business. For additional information relating to this transaction, see Note 2 to the Consolidated Financial Statements.

    The following table sets forth information relating to the Company's income
(loss) on real estate owned, net during the periods indicated.

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                                             --------------------  --------------------------------
                                                               1996       1995        1995       1994       1993
                                                             ---------  ---------  ----------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Gains on sales.............................................  $   7,778  $   9,137  $   19,006  $  21,308  $   2,541
Provision for losses in fair value.........................     (9,788)    (5,035)    (10,510)    (9,074)    (2,980)
Carrying costs, net of rental income.......................        982     (1,544)      1,044     (6,239)      (719)
                                                             ---------  ---------  ----------  ---------  ---------
Income (loss) on real estate owned, net....................  $  (1,028) $   2,558  $    9,540  $   5,995  $  (1,158)
                                                             ---------  ---------  ----------  ---------  ---------
                                                             ---------  ---------  ----------  ---------  ---------

    Income (loss) on real estate owned, net primarily relates to real estate owned acquired by foreclosure or deed-in-lieu thereof on loans in the Company's discounted loan portfolio. The provision for losses in fair value on real estate owned during the six months ended June 30, 1996 included $3.8 million which was established as a result of discussions between the Bank and the OTS following an examination of the Bank by the OTS. For additional information relating to the Company's real estate owned, see "Business--Asset Quality--Real Estate Owned."

    In October 1995, the Company sold one of the two hotels owned by the Company for a gain of $4.7 million.

    Other income increased during the six months ended June 30, 1996, as compared to the comparable period in 1995, as a result of a $990,000 gain from the sale of low-income housing tax credit interests and the Company's receipt of an additional premium of $335,000 which was earned in accordance with the original agreement to sell 23 branch offices at the end of 1994. See "Business--Investment Activities--Investments in Low-Income Housing Tax Credit Interests." Other income decreased in 1995 primarily because other income in 1994 included $627,000 of servicing fees received in connection with the servicing of the private mortgage insurance business of subsidiaries of Investors Mortgage Insurance Holding Company ("IMI"), which were sold in 1993, and $858,000 of fees received by Ocwen Asset Management, Inc. ("OAM"), a subsidiary of the Company which has managed mortgage-backed and related securities as a discretionary asset manager for an unaffiliated party since May 1992. These decreases were partially offset by a $1.0 million litigation settlement received from a broker-dealer relating to a tax residual transaction. Other income decreased in 1994 primarily because other income in 1993 included $1.7 million of insurance premiums received in connection with the private mortgage insurance business of subsidiaries of IMI and a decrease of $1.2 million of fees received by OAM. At June 30, 1996, OAM had under management approximately $37.6 million of loans and mortgage related securities for the unaffiliated account.

    The Company realized a $5.4 million gain from the sale of two branch offices and $111.7 million of related deposits at the end of 1995 and a $62.6 million gain from the sale of 23 branch offices and $909.3 million of related deposits at the end of 1994. For a breakdown of the components of the gains from these branch sales, see Note 2 to the Consolidated Financial Statements.

    NON-INTEREST EXPENSE. Non-interest expense increased by $3.7 million or 16.7% during the six months ended June 30, 1996, as compared to the comparable period in the prior year, decreased by $23.3 million or 33.8% during 1995 and increased by $27.0 million or 64.5% during 1994.

    The increase in non-interest expense during the six months ended June 30, 1996, as compared to the comparable period in the prior year, was primarily attributable to increases in compensation and employee benefits. The decrease in non-interest expense in 1995 reflects the sale of 23 of the Company's branch offices at the end of 1994 and, to a lesser extent, the sale of two of the Company's other branch offices at the end of 1995. The increase in non-interest expense in 1994 was attributable in part to the inclusion of the operations of Old Berkeley, which was acquired in mid-1993, in the operations of the Company for all of 1994, increased profit sharing expense as a result of the gain from the sale of branch offices in 1994 and the substantial expansion of certain of the Company's business lines, including its discounted loan acquisition and resolution activities and its multi-family residential lending activities.

    The following table sets forth the principal components of the Company's non-interest expense during the periods indicated.

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1996       1995       1995       1994       1993
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS)
Compensation and employee benefits.........................  $  14,562  $  10,464  $  23,787  $  42,395  $  23,507
Occupancy and equipment....................................      4,227      4,795      8,360     11,537      9,106
Amortization of goodwill...................................     --         --         --          1,346      1,301
Hotel operations expense (income), net.....................         57        264        337       (723)      (710)
Other operating expenses...................................      6,703      6,369     13,089     14,303      8,655
                                                             ---------  ---------  ---------  ---------  ---------
  Total....................................................  $  25,549  $  21,892  $  45,573  $  68,858  $  41,859
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

    The increase in compensation and employee benefits during the six months ended June 30, 1996, as compared to the comparable period in the prior year, was primarily attributable to a $2.4 million increase in the accrual for profit sharing expense, as well as normal salary adjustments. The decrease in compensation and employee benefits in 1995 reflected a decrease in the average number of full-time equivalent employees from 548 in 1994 to 344 in 1995 as a result of the sales of branch offices and other reduction in work force measures, as well as a $10.7 million decrease in profit sharing expense. The increase in compensation and employee benefits in 1994 was primarily attributable to increases in salary, the largest component of compensation and employee benefits, which increased by $8.3 million or 78% during this period. This increase was primarily attributable to an increase in the average number of full-time equivalent employees from 362 in 1993 to 548 in 1994, reflecting the inclusion of the operations of Old Berkeley in the Company's operations for the entire year in 1994 and the expansion of new business activities, particularly discounted loan acquisition and resolution activities and multi-family residential lending activities. Compensation and employee benefits also increased in 1994 as a result of a $10.9 million increase in profit sharing expense, the majority of which was attributable to the large gain recorded in connection with the sale of branch offices at the end of 1994.

    The decrease in occupancy and equipment expense during the six months ended June 30, 1996, as compared to the comparable period in the prior year, was primarily attributable to expenses incurred in the first half of 1995 to relocate the Company's executive offices. The decrease in occupancy and equipment expense in 1995 reflected the sale of branch offices at the end of 1994 and lower occupancy costs as a result of the Company's move to new executive offices in 1995. The increase in occupancy and equipment expense in 1994 was primarily attributable to the acquisition of Old Berkeley in mid-1993, the expansion of the executive offices of the Company to accommodate increases in personnel and the increased use of technology to support the Company's activities.

    The changes in hotel operations expense (income), net in recent periods generally reflect the Company's acquisition of two hotels for investment in mid-1993 and the significant renovation and sale of one of these hotels in 1995.

    Other expenses increased during the six months ended June 30, 1996, as compared to the comparable period in the prior year, primarily as a result of a $596,000 increase in FDIC insurance expense, a $249,000 increase in loan fees, a $238,000 increase in professional fees and a $183,000 increase in amortized costs related to the Debentures, which more than offset decreases in various other expenses. Other expenses decreased in 1995 primarily as a result of a $641,000 decrease in travel and lodging expenses, a $337,000 decrease in marketing expenses and a $683,000 decrease in miscellaneous other expenses, which were offset in part by a $1.1 million increase in loan related expenses. Other expenses increased in 1994 primarily as a result of a $965,000 increase in FDIC insurance expense, a $945,000 increase in marketing expense, a $572,000 increase in travel and lodging expense and a $1.4 million increase in miscellaneous other expenses. Many of these expenses were directly attributable to the inclusion of a full year of operations of Old Berkeley in the Company's operations in 1994 and the expansion of the Company's business lines. For a detailed breakout of other operating expenses, see Note 23 to the Consolidated Financial Statements.

    EQUITY IN EARNINGS OF JOINT VENTURE. Equity in earnings of joint venture relates to the recently-formed joint venture to acquire discounted single-family residential loans from HUD in April 1996. The Company's $1.1 million of earnings from this joint venture during the six months ended June 30, 1996 consisted of 50% of the joint venture's net income during this period plus 50% of the loan servicing fee received by the Bank from the joint venture during this period. (The remainder of the loan servicing fee received by the Bank from the joint venture during this period has been included in servicing fees and other charges, as discussed above.) Income of the joint venture is primarily attributable to interest on discounted loans, which had an annualized weighted average yield of 9.43% during the period from the date of acquisition by the joint venture to June 30, 1996. See "Business--Investment in Joint Venture" and
Note 6 to the Interim Consolidated Financial Statements.

    INCOME TAX EXPENSE. Income tax expense amounted to $1.9 million and $760,000 during the six months ended June 30, 1996 and 1995, respectively, and $4.6 million, $29.7 million and $10.3 million during 1995, 1994 and 1993, respectively. The Company's effective tax rate amounted to 11.3% and 6.2% during the six months ended June 30, 1996 and 1995, respectively, and to 12.1%, 36.4% and 27.4% during 1995, 1994 and 1993, respectively. The Company's low effective tax rates in recent periods were primarily attributable to the benefits of tax credits and tax benefits resulting from the Company's investment in low-income housing tax credit interests, which amounted to $4.1 million and $3.8 million during the six months ended June 30, 1996 and 1995, respectively, and $7.7 million, $5.3 million and $2.0 million during the years ended December 31, 1995, 1994 and 1993, respectively. Exclusive of such amounts, the Company's effective tax rate amounted to 35.3% and 37.1% during the six months ended June 30, 1996 and 1995, respectively, and 32.6%, 43.1% and 32.8% during 1995, 1994 and 1993, respectively. The increase in the Company's effective tax rate in 1994 was primarily attributable to the write-off of the remaining goodwill in connection with the sale of branch offices which was not deductible for tax purposes, and an increase in state taxes, which more than offset the benefits of tax credits resulting from the Company's investment in low-income housing tax credit interests. For additional information regarding the Company's effective tax rates and information regarding net operating loss carryforwards of the Company resulting from the manner in which tax residuals are treated for federal income tax purposes, see Note 19 to the Consolidated Financial Statements.

    DISCONTINUED OPERATIONS. In September 1995, the Company announced its decision to dispose of its automated banking division and related activities. As a result of this decision, an after-tax loss on disposal of $3.2 million was recorded, which consisted of a net loss of $2.0 million on the sale of assets and a loss of $1.2 million (net of income of $1.2 million) incurred from related operations until the sale and disposition, which was substantially completed at December 31, 1995. Losses from the operations of the discontinued division prior to discontinuance, net of tax, amounted to $3.1 million, $4.5 million, $4.5 million and $2.3 million during the six months ended June 30, 1995 and the years ended December 31, 1995, 1994 and 1993, respectively.

    The Company's automated banking division generally emphasized the installation of automated teller machines and automated banking centers in a wide variety of locations which were not associated with branch offices of the Company, such as colleges and universities, business establishments and other high-density locations, as well as the development and installation of an automated multi-application card system for the distribution of financial products and services to members of a college or university population. The discontinuance of the operations of the automated banking division did not adversely affect the revenues of the Company or otherwise have a material adverse effect on its financial condition, capital resources or liquidity.

    The Company's statements of operations have been restated for all periods presented to reflect the discontinuance of the above-described operations. See
Note 3 to the Consolidated Financial Statements.

    EXTRAORDINARY GAIN. In October and December 1993, the Company purchased at a discount loans which had been made by third parties to Berkeley Realty Group, Inc. ("BRG"), a wholly-owned subsidiary of the Company which was acquired in connection with the acquisition of Old Berkeley. BRG was engaged in real estate development and residential construction activities prior to its acquisition by the Company and was a mortgagor on loans collateralized by real estate held for development. The loans of BRG purchased by the Company and the related discount totalled $9.0 million and $2.4 million, respectively, which resulted in an extraordinary gain of $1.5 million after deduction of $828,000 for applicable income taxes.

    CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE. In February 1992, the Financial Accounting Standards Board ("FASB") issued SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires reporting entities to take into account changes in tax rates when valuing the deferred income tax amounts recorded on the balance sheet. SFAS No. 109 also requires that deferred taxes be provided for all temporary differences between financial statement amounts and the tax basis of assets and liabilities. The Company adopted SFAS No. 109 on a prospective basis effective January 1, 1993, and recorded a $1.3 million charge in connection therewith.

CHANGES IN FINANCIAL CONDITION

    The following table sets forth certain information relating to the Company's assets and liabilities at the dates indicated.

                                                                                               DECEMBER 31,
                                                                            JUNE 30,    --------------------------
                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
                                                                                       (IN THOUSANDS)
Assets:
  Securities available for sale.........................................  $    263,199  $    337,480  $    187,717
  Loans available for sale..............................................        84,078       251,790       102,293
  Investment securities, net............................................         8,902        18,665        17,011
  Mortgage-related securities held for investment.......................       --            --             91,917
  Loan portfolio, net...................................................       312,576       295,605        57,045
  Discounted loan portfolio, net........................................       594,634       669,771       529,460
  Investments in low-income housing tax credit interests................        92,273        81,362        49,442
  Investment in joint venture...........................................        63,404       --            --
  Real estate owned, net................................................       133,604       166,556        96,667
  Premises and equipment, net...........................................        28,750        25,359        38,309
  Deferred tax asset....................................................        17,981        22,263        20,695
  Total assets..........................................................     1,899,308     1,973,590     1,266,403

Liabilities:
  Deposits..............................................................     1,502,175     1,501,646     1,023,268
  FHLB advances.........................................................        70,399        70,399         5,399
  Reverse repurchase agreements.........................................       --             84,761       --
  Subordinated debentures and other interest-bearing obligations........       115,703       117,054        20,111
  Total liabilities.....................................................     1,744,570     1,834,043     1,113,020
Stockholders' equity....................................................       154,738       139,547       153,383

    SECURITIES AVAILABLE FOR SALE. Securities available for sale decreased by $74.3 million during the six months ended June 30, 1996 primarily as a result of the sale and repayment of $52.9 million of CMOs. The proceeds from these sales and repayments, as well as the proceeds from the sale of loans available for sale, as discussed below, contributed to the $194.4 million increase in interest-bearing deposits, federal funds sold and repurchase agreements during the six months ended June 30, 1996. Securities available for sale increased by $149.8 million during 1995 primarily as a result of a $115.7 million increase in the Company's investment in IO strips and PO strips and a $48.2 million increase in the Company's investment in subordinated classes of mortgage-related securities. From time to time the Company invests in these and other types of mortgage-related securities based on its capital position, interest rate risk profile, the market for such securities and other factors. For additional information relating to these investments, see "Business-- Investment Activities--Mortgage-Backed and Related Securities" and Note 5 to the Consolidated Financial Statements. The Company's investment in CMOs decreased by $79.2 million during 1995 prior to the transfer of $73.7 million of mortgage-related securities held by the Company for investment to available for sale pursuant to a guide to the implementation of SFAS No. 115 issued by the FASB in November 1995. See Note 1 to the Consolidated Financial Statements.

    LOANS AVAILABLE FOR SALE. Loans available for sale decreased by $167.7 million or 66.6% during the six months ended June 30, 1996 primarily because during this period the Company sold $285.2 million of single-family residential loans to non-conforming borrowers, which substantially offset the purchase and origination of $132.4 million of such loans. Loans available for sale increased by $149.5 million during 1995 primarily as a result of the Company's successful implementation of a program to acquire single-family residential loans to non-conforming borrowers, which resulted in the acquisition of $240.3 million of single-family residential loans to non-conforming borrowers during the year. The increase in single-family residential loans more than offset a $55.2 million decrease in multi-family residential loans available for sale during

1995, which was due to the Company's exchange of $83.9 million of multi-family residential loans classified as available for sale for FNMA securities backed by such loans, all of which were subsequently sold by the Company. See "Business--Lending Activities."

    At June 30, 1996, loans available for sale which were past due 90 days or more ("non-performing loans") amounted to $15.6 million or 18.5% of total loans available for sale, as compared to $7.9 million or 3.2% at December 31, 1995. At June 30, 1996 and December 31, 1995, non-performing loans available for sale consisted primarily of $15.4 million and $7.8 million of single-family residential loans to non-conforming borrowers, reflecting the higher risks associated with such loans and the recent sales of performing single-family residential loans to non-conforming borrowers available for sale. During the six months ended June 30, 1996, the Company recorded a $1.6 million reduction in the carrying value of these loans to record them at the lower of cost or fair value.

    INVESTMENT SECURITIES. Investment securities, which are held by the Company for investment purposes, decreased by $9.8 million during the six months ended June 30, 1996 due to the maturity of $10.0 million of U.S. Government securities. At June 30, 1996, investment securities consisted almost entirely of required holdings of FHLB stock.

    MORTGAGE-RELATED SECURITIES HELD FOR INVESTMENT. The Company did not have any mortgage-related securities held for investment at June 30, 1996 or at December 31, 1995 because of its decision at the end of 1995 to reclassify $73.7 million of securities in this portfolio to available for sale.

    LOAN PORTFOLIO, NET. The Company's net loan portfolio increased by $17.0 million during the six months ended June 30, 1996 primarily as a result of increased investment in multi-family residential loans, particularly construction loans, and commercial real estate loans secured by hotels and office buildings. The Company's net and gross loan portfolio increased by $238.6 million and $281.5 million, respectively, during 1995 primarily as a result of the Company's multi-family residential and commercial real estate lending activities. From December 31, 1994 to December 31, 1995, multi-family residential loans, including construction loans, increased by $47.2 million, and commercial real estate and land loans increased by $188.5 million, including a $106.1 million and a $61.3 million increase in loans secured by hotels and office buildings, respectively. In addition to the increases in multi-family residential and commercial real estate loans, single-family residential loans increased by $44.0 during 1995, primarily as a result of the Company's purchase of a pool of loans which were primarily secured by properties located in the Company's market area in northern New Jersey. See "Business--Lending Activities."

    Non-performing loans in the Company's loan portfolio amounted to $2.5 million or 0.8% of total loans at June 30, 1996, as compared to $3.9 million or 1.27% of total loans at December 31, 1995 and $2.7 million or 4.35% of total loans at December 31, 1994. At June 30, 1996, non-performing loans consisted primarily of $2.3 million of single-family residential loans. The Company's allowance for losses on its loan portfolio amounted to 0.9%, 0.7% and 1.8% of total loans at June 30, 1996 and December 31, 1995 and 1994, respectively, and 115.2%, 50.5% and 40.3% of nonperforming loans at the same dates, respectively. See "Business--Asset Quality" and Note 8 to the Consolidated Financial Statements. The foregoing amounts and ratios do not include non-performing loans in the discounted loan portfolio, as discussed under "--Discounted Loan Portfolio" below, or non-performing loans available for sale, as discussed under "--Loans Available for Sale" above.

    DISCOUNTED LOAN PORTFOLIO, NET. The Company's net discounted loan portfolio decreased by $75.1 million during the six months ended June 30, 1996 because discounted loan acquisitions having an unpaid principal balance of $161.8 million were more than offset by resolutions and repayments, loans transferred to real estate owned and sales of discounted loans. Acquisitions of discounted loans during this period consisted primarily of commercial real estate loans and do not reflect the Company's acquisition of a 50% interest in a joint venture which acquired discounted single-family residential loans from HUD in April 1996. See "--Investment in Joint Venture" below. The Company's net discounted loan portfolio increased by $140.3 million during 1995 primarily as a result of the acquisition of $374.9 million gross principal amount of discounted commercial real estate loans. These acquisitions more than offset a $124.0 million decrease in gross principal amount of discounted multi-family residential loans during 1995, which was due to decreased acquisitions and substantial resolutions of such loans during this period, as well as a $5.7 million decrease in gross principal amount of discounted single-family residential loans. Discounted loans having an unpaid principal balance of $791.2 million were acquired during 1995, as compared to $826.4 million during 1994. See "Business--Discounted Loan Acquisition and Resolution Activities" and Notes 1 and 9 to the Consolidated Financial Statements.


    In August 1996, the Company acquired discounted multi-family residential loans with an unpaid principal balance of $225 million from HUD and discounted commercial real estate loans with an unpaid principal balance of $150 million from another third party. Together with an additional $35 million gross principal amount of discounted loans acquired during July and August 1996 from a variety of other sources, these acquisitions bring the Company's total acquisitions of gross discounted loans through the eight months ended August 31, 1996 to $572 million (exclusive of interests in loans acquired as a result of the Company's investment in joint venture). In addition to the foregoing, in September 1996 the Company was notified that it and a co-investor were the successful bidder to purchase 4,591 single-family residential loans with an aggregate unpaid principal balance of $258.8 million auctioned by HUD. Upon closing of this transaction in late September 1996, the Company will acquire $113.3 million of such loans and the right to service all of such loans.


    At June 30, 1996, discounted loans which were performing in accordance with original or modified terms amounted to $500.7 million or 60.3% of the gross discounted loan portfolio, as compared to $351.6 million or 37.3% of the gross discounted loan portfolio at December 31, 1995 and $113.8 million or 14.5% of the gross discounted loan portfolio at December 31, 1994. Management of the Company generally considers the discounted loan portfolio to be performing in accordance with the expectations and assumptions employed by the Company in acquiring and managing such portfolio. The Company's allowance for losses on its discounted loan portfolio amounted to 1.6% of the net discounted loan portfolio at June 30, 1996. See "Business--Asset Quality."

    INVESTMENTS IN LOW-INCOME HOUSING TAX CREDIT INTERESTS. In 1993, the Company commenced a multi-family residential lending program which includes indirect investments in multi-family residential projects which have been allocated low-income housing tax credits under Section 42 of the Code by a state tax credit allocating agency. At June 30, 1996, the Company had $92.3 million of investments in low-income housing tax credit interests, as compared to $81.4 million at December 31, 1995.

    Investments by the Company in low-income housing tax credit interests made on or after May 18, 1995 in which the Company invests solely as a limited partner, which amounted to $8.7 million at June 30, 1996, are accounted for using the equity method in accordance with the consensus of the Emerging Issues Task Force through issue number 94-1. Income attributable to such investments, of which there was none in 1995 and $13,500 in the six months ended June 30, 1996, is recorded as non-interest income and the associated tax credits and tax benefits result in a reduction to income tax expense. Limited partnership investments made prior to May 18, 1995, which amounted to $57.6 million at June 30, 1996, are accounted for under the effective yield method as a reduction of income tax expense. Low-income housing tax credit partnerships in which the Company invests as both a limited and, through a subsidiary, a general partner amounted to $22.5 million at June 30, 1996 and are presented on a consolidated basis. See "Business--Investment Activities--Investments in Low-Income Housing Tax Credit Interests" and Note 11 to the Consolidated Financial Statements.

    INVESTMENT IN JOINT VENTURE. The $63.4 million investment in joint venture at June 30, 1996 represented the Company's investment in a newly-formed company in which the Company and a co-investor each have a 50% interest. The Company's investment, along with the contribution of the Company's co-investor, enabled this joint venture to purchase discounted single-family residential loans from HUD in April 1996. These loans had a net balance of $559.4 million at June 30, 1996. See "Business--Investment in Joint Venture."

    REAL ESTATE OWNED, NET. Real estate owned, net consists almost entirely of properties acquired by foreclosure or deed-in-lieu thereof on loans in the Company's discounted loan portfolio. Such properties amounted to $132.0 million or 98.8% of total real estate owned at June 30, 1996 and consisted of $66.0 million, $37.4 million and $28.6 million of properties attributable to single-family residential loans, multi-family residential loans and commercial real estate loans, respectively. Real estate owned decreased by $33.0 million or 19.8% during the six months ended June 30, 1996 as a result of decreases in all categories of real estate owned attributable to the discounted loan portfolio. The $69.9 million increase in the Company's net real estate owned during 1995 was entirely attributable to increases in real estate owned related to the Company's discounted loan portfolio, which reflects the growth in the Company's discounted loan acquisition and resolution activities in recent periods.

    The Company actively manages its real estate owned. During the six months ended June 30, 1996, the Company sold 508 properties of real estate owned related to its discounted loan portfolio with a carrying value of $72.5 million. During 1995, the Company sold 1,221 properties of real estate owned related to its discounted loan portfolio with a carrying value of $138.5 million, as compared to the sale of 1,386 and 347 properties of real estate owned related to its discounted loan portfolio with carrying values of $111.7 million and $10.9 million during 1994 and 1993, respectively. See "Business--Asset Quality" and
Note 10 to the Consolidated Financial Statements.

    PREMISES AND EQUIPMENT, NET. Premises and equipment, net, which consists of premises and equipment related to the Company's hotel subsidiaries and premises and equipment related to its other subsidiaries, decreased during 1995 primarily as a result of the Company's sale of one of the two hotels acquired by it in 1993. Net premises and equipment related to the Company's other subsidiaries also decreased during 1995 as a result of the Company's sale of two branch offices and the disposition of its automated banking division during 1995, which offset increased investment in leasehold improvements as a result of the Company's move to new executive offices during this period. See "Business--Offices" and Note 12 to the Consolidated Financial Statements.

    DEPOSITS. Deposits increased by $478.4 million during 1995 primarily as a result of brokered deposits obtained through national investment banking firms which solicit deposits from their customers, which amounted to $1.12 billion at December 31, 1995, as compared to $857.8 million at December 31, 1994. The Company's deposits also increased during 1995 as a result of deposits obtained through regional and local investment banking firms and the Company's direct solicitation of institutional investors and high net worth individuals, which in the aggregate amounted to $273.4 million at December 31, 1995; no such deposits were outstanding at December 31, 1994. See "Business--Sources of Funds--Deposits" and Note 13 to the Consolidated Financial Statements.

    FHLB ADVANCES AND REVERSE REPURCHASE AGREEMENTS. FHLB advances and reverse repurchase agreements decreased by $84.8 million during the six months ended June 30, 1996 as a result of the repayment of reverse repurchase agreements. FHLB advances and reverse repurchase agreements increased by $149.8 million in the aggregate during 1995 because they are utilized as sources of funds from time to time. See "Business--Sources of Funds--Borrowings" and Notes 14 and 15 to the Consolidated Financial Statements.

    SUBORDINATED DEBENTURES AND OTHER INTEREST-BEARING
OBLIGATIONS. Subordinated debentures and other interest-bearing obligations increased by $96.9 million during 1995 as a result of the Bank's issuance of $100 million principal amount of Debentures in June 1995 and, to a lesser extent, $7.6 million of notes which were privately issued to certain stockholders of the Company. These increases more than offset a $10.7 million decrease in hotel mortgages payable, which was primarily attributable to the sale of one of the two hotels owned by the Company in 1995. See Note 16 to the Consolidated Financial Statements.

    DEFERRED TAX ASSET. At June 30, 1996, the Company had a net deferred tax asset of $18.0 million. At the same date, the gross deferred tax asset amounted to $37.6 million and consisted primarily of $16.1 million related to tax residuals and deferred income thereon, $3.7 million related to accrued profit sharing, $2.6 million of mark-to-market adjustments and reserves related to real estate owned and $2.6 million of deferred interest expense on the discounted loan portfolio, and the gross deferred tax liability amounted to $19.6 million and consisted primarily of $6.5 million of bad debt reserves established for tax purposes in excess of book reserves and $6.2 million of deferred interest income on the discounted loan portfolio. At December 31, 1995, the Company had a net deferred tax asset of $22.3 million. At the same date, the gross deferred tax asset amounted to $30.6 million, of which $26.3 million related to tax residuals and deferred income therein, and the gross deferred liability amounted to $9.6 million and consisted primarily of $6.8 million of bad debt reserves established for tax purposes in excess of book reserves and $2.4 million of deferred interest income on the discounted loan portfolio.

    As a result of the Company's earnings history, current tax position and taxable income projections, management believes that the Company will generate sufficient taxable income in future years to realize the deferred tax assets which existed at June 30, 1996. In evaluating the expectation of sufficient future taxable income, management considered future reversals of temporary differences and available tax planning strategies that could be implemented, if required. A valuation allowance was not required as of June 30, 1996 because it was management's assessment that, based on available information, it is more likely than not that all of the deferred tax asset will be realized. A valuation allowance will be established in the future to the extent of a change in management's assessment of the amount of the net deferred tax asset that is expected to be realized. See Note 19 to the Consolidated Financial Statements.

    STOCKHOLDERS' EQUITY. Stockholders' equity increased during the six months ended June 30, 1996 primarily as a result of the Company's net income during the period. Stockholders' equity decreased during 1995 primarily as a result of the Company's repurchase of 8,815,060 shares of Common Stock at a price of $4.76 per share, or an aggregate of $42.0 million, pursuant to an offer made to all stockholders of the Company during 1995, which more than offset the Company's $25.5 million of net income during 1995.

ASSET AND LIABILITY MANAGEMENT

    Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the objective of the Company to attempt to control risks associated with interest rate movements. In general, management's strategy is to match asset and liability balances within maturity categories to limit the Company's exposure to earnings variations and variations in the value of assets and liabilities as interest rates change over time. The Company's asset and liability management strategy is formulated and monitored by the Asset/Liability Committee, which is composed of directors and officers of the Company and the Bank, in accordance with policies approved by the Board of Directors of the Bank. The Asset/Liability Committee meets regularly to review, among other things, the sensitivity of the Company's assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, including those attributable to hedging transactions, purchase and sale activity, and maturities of investments and borrowings. The Asset/Liability Committee also approves and establishes pricing and funding decisions with respect to overall asset and liability composition.

    The Asset/Liability Committee is authorized to utilize a wide variety of off-balance sheet financial techniques to assist it in the management of interest rate risk. These techniques include interest rate exchange agreements, pursuant to which the parties exchange the difference between fixed-rate and floating-rate interest payments on a specified principal amount (referred to as the "notional amount") for a specified period without the exchange of the underlying principal amount. Interest rate exchange agreements are utilized by the Company to protect against the decrease in value of a fixed-rate asset or the increase in borrowing cost from a short-term, fixed-rate liability, such as reverse repurchase agreements, in an increasing interest rate environment. Although the Company had no interest rate exchange agreements outstanding during 1996, interest rate exchange agreements had the effect of increasing the Company's net interest income by $303,000 and $358,000 during the six months ended June 30, 1995 and the year ended December 31, 1995, respectively, and decreasing the Company's net interest income by $754,000 and $2.2 million during 1994 and 1993, respectively. For additional information see Note 17 to the Consolidated Financial Statements.

    In recent periods, the Company also entered into interest rate futures contracts, which are commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be settled in cash or through delivery. Eurodollar futures contracts have been sold by the Company to hedge the repricing or maturity risk of certain adjustable-rate mortgage-backed securities and short duration mortgage-related securities, and U.S. Treasury futures contracts have been sold by the Company to offset declines in the market value of its fixed-rate multi-family residential loans and certain fixed-rate mortgage-backed and related securities available for sale in the event of an increasing interest rate environment. At

June 30, 1996, the Company had entered into Eurodollar futures (short) contracts with an aggregate notional amount of $593.0 million and U.S. Treasury futures (short) contracts with an aggregate notional amount of $306.6 million. Futures contracts had the effect of decreasing the Company's net interest income by $381,000 and $619,000 during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, and increasing the Company's net interest income by $7,000 and $650,000 during the six months ended June 30, 1995 and the year ended December 31, 1994, respectively. Futures contracts had no effect on the Company's net interest income in 1993. For additional information, see Note 17 to the Consolidated Financial Statements.

    The Asset/Liability Committee's methods for evaluating interest rate risk include an analysis of the Company's interest rate sensitivity "gap," which is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities. A gap is considered negative when the amount of interest-rate sensitive liabilities exceeds interest-rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely. Because different types of assets and liabilities with the same or similar maturities may react differently to changes in overall market rates or conditions, changes in interest rates may affect net interest income positively or negatively even if an institution were perfectly matched in each maturity category.

    The following table sets forth the estimated maturity or repricing of the Company's interest-earning assets and interest-bearing liabilities at June 30, 1996. The amounts of assets and liabilities shown within a particular period were determined in accordance with the contractual terms of the assets and liabilities, except (i) adjustable-rate loans, performing discounted loans, securities and FHLB advances are included in the period in which they are first scheduled to adjust and not in the period in which they mature, (ii) fixed-rate mortgage-related securities reflect estimated prepayments, which were estimated based on analyses of broker estimates, the results of a prepayment model utilized by the Company and empirical data, (iii) non-performing discounted loans reflect the estimated timing of resolutions which result in repayment to the Company, (iv) fixed-rate loans reflect scheduled contractual amortization, with no estimated prepayments, (v) NOW and money market checking deposits and savings deposits, which do not have contractual maturities, reflect estimated levels of attrition, which are based on detailed studies of each such category of deposit by the Company, and (vi) escrow deposits and other non-interest bearing checking accounts, which amounted to $55.6 million at June 30, 1996, are excluded. Management believes that these assumptions approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities in the table could vary substantially if different assumptions were used or actual experience differs from the historical experience on which the assumptions are based.

                                                                               JUNE 30, 1996
                                                     -----------------------------------------------------------------
                                                                       FOUR TO      MORE THAN
                                                     WITHIN THREE      TWELVE      ONE YEAR TO  THREE YEARS
                                                        MONTHS         MONTHS      THREE YEARS   AND OVER      TOTAL
                                                     -------------  -------------  -----------  -----------  ---------
                                                                          (DOLLARS IN THOUSANDS)
Rate-Sensitive Assets:
  Interest-earning cash............................    $ 244,870      $  --         $  --        $  --       $ 244,870
  Securities available for sale....................       14,870         55,427        66,383      126,519     263,199
  Loans available for sale(1)......................        3,773         34,479         5,044       40,782      84,078
  Investment securities, net.......................       --             --            --            8,902       8,902
  Loan portfolio, net(1)...........................      106,170         46,472        30,375      129,559     312,576
  Discounted loan portfolio, net...................      206,856        193,890        89,537      104,351     594,634
                                                     -------------  -------------  -----------  -----------  ---------
    Total rate-sensitive assets....................      576,539        330,268       191,339      410,113   1,508,259
                                                     -------------  -------------  -----------  -----------  ---------

Rate-Sensitive Liabilities:
  NOW and money market checking deposits...........       12,835            835           940        4,775      19,385
  Savings deposits.................................          191            513           563        2,253       3,520
  Certificates of deposit..........................      247,620        525,400       302,963      347,684   1,423,667
                                                     -------------  -------------  -----------  -----------  ---------
    Total interest-bearing deposits................      260,646        526,748       304,466      354,712   1,446,572
  FHLB advances....................................       70,000         --               399       --          70,399
  Subordinated notes and other interest-bearing
   obligations.....................................       --              7,365        --          108,338     115,703
                                                     -------------  -------------  -----------  -----------  ---------
    Total rate-sensitive liabilities...............      330,646        534,113       304,865      463,050   1,632,674
                                                     -------------  -------------  -----------  -----------  ---------
  Interest rate sensitivity gap before off-balance
   sheet financial instruments.....................      245,893       (203,845)     (113,526)     (52,937)   (124,415)
Off-Balance Sheet Financial Instruments:
  Futures contracts................................      437,631       (108,126)      (81,732)    (247,773)     --
                                                     -------------  -------------  -----------  -----------  ---------
Interest rate sensitivity gap......................    $ 683,524      $(311,971)    $(195,258)   $(300,710)  $(124,415)
                                                     -------------  -------------  -----------  -----------  ---------
                                                     -------------  -------------  -----------  -----------  ---------
Cumulative interest rate sensitivity gap...........    $ 683,524      $ 371,553     $ 176,295    $(124,415)
                                                     -------------  -------------  -----------  -----------
                                                     -------------  -------------  -----------  -----------
Cumulative interest rate sensitivity gap as a
 percentage of total rate-sensitive assets.........        45.32%         24.63%        11.69%       (8.25)%
                                                     -------------  -------------  -----------  -----------
                                                     -------------  -------------  -----------  -----------

- ------------------------------
(1) Balances have not been reduced for non-performing loans.

    The Company's rate-sensitive liabilities exceeded its rate-sensitive assets at June 30, 1996 primarily because rate-sensitive assets do not include $92.3 million of investments in low-income housing tax credit interests, a $63.4 million investment in joint venture and $133.6 million of real estate owned.

    Exclusive of futures contracts, the Company's one-year cumulative interest rate sensitivity gap was $42.0 million or 2.8% of total rate-sensitive assets at June 30, 1996. The Company's futures contracts generally are intended to maintain the values of certain assets, primarily securities available for sale, in increasing interest rate environments. Also included in off-balance sheet financial instruments is $171.3 million of futures contracts related to the Company's investment in a joint venture formed to acquire discounted loans.


    Although interest rate sensitivity gap is a useful measurement and contributes toward effective asset and liability management, it is difficult to predict the effect of changing interest rates based solely on that measure. As a result, and as required by OTS regulations, the Asset/Liability Committee also regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that is authorized by the Board of Directors of the Bank. At June 30, 1996, management estimates that the estimated percentage change in the Company's net interest income over the ensuing four quarter period as a result of a 200 basis point increase or decrease in interest rates would be an approximately 5.9% increase or decrease, respectively. In addition, at June 30, 1996, management estimates that the estimated percentage change in the Company's MVPE over the ensuing four quarter period as a result of a 200 basis point increase or decrease in interest rates would be an approximate 5.0% increase and 6.6% decrease, respectively. The maximum potential changes in MVPE and net interest income authorized by the Board of Directors of the Company in the event of a 200 basis point change in interest rates is 30% and, thus, the Company's asset and liability position currently is in compliance with the policy adopted by its Board of Directors. For a detailed presentation in this regard, see Note 18 to the Consolidated Financial Statements.

    Management of the Company believes that the assumptions used by it to evaluate the vulnerability of the Company's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

LIQUIDITY

    Liquidity is a measurement of the Company's ability to meet potential cash requirements, including ongoing commitments to fund deposit withdrawals, repay borrowings, fund investment, discounted loan and lending activities and for other general business purposes. The primary sources of funds for liquidity consist of deposits, FHLB advances, reverse repurchase agreements and maturities and principal payments on loans and securities and proceeds from sales thereof.

    The Company's liquidity is actively managed on a daily basis, monitored regularly by the Asset/Liability Committee and reviewed periodically with the Board of Directors. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company, including adequate cash flows for off-balance sheet instruments.

    Sources of liquidity include certificates of deposit which are obtained primarily from wholesale sources. At June 30, 1996, the Company had $1.42 billion of certificates of deposit, including $1.02 billion of brokered certificates of deposit obtained through national investment banking firms, of which $925.4 million were non-cancelable. At the same date, scheduled maturities of certificates of deposit during the 12 months ending June 30, 1997 and 1998 and thereafter amounted to $768.8 million, $306.0 million and $348.9 million, respectively. Brokered and other wholesale deposits generally are more responsive to changes in interest rates than core deposits and, thus, are more likely to be withdrawn from the Company upon maturity as changes in interest rates and other factors are perceived by investors to make other investments more attractive. Management of the Company believes that it can adjust the rates paid on certificates of deposit to retain deposits in changing interest rate environments, however, and that brokered and other wholesale deposits can be both a relatively cost-effective and stable source of funds. There can be no assurance that this will continue to be the case in the future.

    Sources of borrowings include FHLB advances, which are required to be secured by single-family and/ or multi-family residential loans or other acceptable collateral, and reverse repurchase agreements. At June 30, 1996, the Company had $70.4 million of FHLB advances outstanding, was eligible to borrow up to an aggregate of $465.2 million from the FHLB of New York (subject to availability of acceptable collateral) and had $10.6 million of single-family residential loans, $27.5 million of multi-family residential loans and $45.4 million of hotel loans which could be pledged as security for such advances. At the same date, the Company had contractual relationships with 12 brokerage firms and the FHLB of New York pursuant to which it could obtain funds from reverse repurchase agreements and had $228.2 million of unencumbered investment securities and mortgage-backed and related securities which could be used to secure such borrowings.

    The Company's operating activities provided cash flows of $193.1 million during the six months ended June 30, 1996 and $14.8 million during the year ended December 31, 1993, while during the six months ended June 30, 1995 and the years ended December 31, 1995 and 1994, net cash used in operating activities totalled $57.2 million, $189.4 million and $108.8 million, respectively. During the foregoing periods cash resources were provided primarily by net income and proceeds from sales of loans available for sale, and cash resources were used primarily to purchase and originate loans available for sale, which in the aggregate amounted to $142.9 million and $116.5 million during the six months ended June 30, 1996 and 1995, respectively, and $274.0 million, $549.9 million and $74.6 million during the years ended December 31, 1995, 1994 and 1993, respectively.

    The Company's investing activities provided cash flows totalling $89.1 million and $19.1 million during the six months ended June 30, 1996 and 1995, respectively, and $234.5 million and $130.8 million during the years ended December 31, 1994 and 1993, respectively, while during the year ended December 31, 1995 cash flows from investing activities utilized $474.5 million. During the foregoing periods, cash flows from investing activities were provided primarily by principal payments on discounted loans and loans held for investment, maturities of and principal payments received on securities available for sale and proceeds from sales of securities available for sale, discounted loans, loans held for investment and real estate owned, and cash flows from investing activities were primarily utilized to purchase and originate discounted loans and loans held for investment and purchase securities available for sale. During 1995, purchases and originations of discounted loans and loans held for investment and purchases of securities available for sale aggregated $818.6 million and $934.2 million, respectively, and were the principal reasons why net cash was used in investing activities during this period.

    The Company's financing activities used $85.8 million, $127.9 million and $140.6 million during the six months ended June 30, 1996 and the years ended December 31, 1994 and 1993, respectively, and provided cash flows of $185.0 million and $681.8 million during the six months ended June 30, 1995 and the year ended December 31, 1995, respectively. Cash flows from financing activities primarily relate to changes in the Company's deposits and, to a lesser extent, borrowings. Cash was provided by financing activities during the year ended December 31, 1995 as increases in deposits and reverse repurchase agreements, a net increase in FHLB advances and proceeds from the issuance of the Debentures more than offset the transfer of deposits in connection with the sale of branch offices at the end of 1995.

    On a parent-only basis, the principal source of funds of the Company has been and will continue to be the receipt of dividends and other distributions from the Bank. The Bank is permitted, subject to certain limitations under federal regulations and restrictions contained in the indenture related to the Bank's issuance of the Debentures, to pay dividends to the Company. At June 30, 1996, taking into account the foregoing restrictions, the Bank could have distributed $18.7 million to the Company with 30 day's notice to the OTS, which amount will be increased by the amount of the net proceeds from the Notes Offering contributed by the Company to the Bank. See "Use of Proceeds." Immediately following consummation of the Offerings, the principal assets of the Company will consist primarily of all of the outstanding capital stock of the Bank, investments in non-bank subsidiaries and the portion of the estimated net proceeds from the Notes Offering retained by it. See "Use of Proceeds." Other than the Notes, the Company will have no material liquidity requirements immediately following consummation of the offerings on a parent-only basis. The Company has no current intention to pay cash dividends on the Common Stock. See "Dividend Policy."

    The Bank is required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of U.S. Government, federal agency and other investments having maturities of five years or less. Current OTS regulations require that a savings association maintain liquid assets of not less than 5% of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less, of which short-term liquid assets must consist of not less than 1%. Monetary penalties may be imposed for failure to meet applicable liquidity requirements. The Bank's liquidity, as measured for regulatory purposes, amounted to 11.6% at June 30, 1996 and averaged 8.2%, 12.9%, 14.2% and 11.4% during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively. The high level of liquidity during 1994 was attributable to the Bank's efforts to increase cash, interest-bearing deposits and other liquid sources of funds to fund the transfer of deposits in connection with the sale of 23 offices consummated at year end.

COMMITMENTS AND OFF-BALANCE SHEET RISKS

    At June 30, 1996, the Company had commitments to fund (i) $25.1 million of multi-family residential loans, (ii) $32.0 million of hotel loans, (iii) $6.8 million of office building loans and (iv) $4.9 million on a loan secured by land. Management of the Company believes that the Company has adequate resources to fund all of its commitments to the extent required and that substantially all of such commitments will be funded during 1996. For additional information relating to commitments and contingencies, see Note 9 to the interim Consolidated Financial Statements.

    In addition to commitments to extend credit, the Company is party to various off-balance sheet financial instruments entered into in the normal course of business to manage its interest rate risk. See "--Asset and Liability Management" above and Note 18 to the Consolidated Financial Statements.

    The Company conducts business with a variety of financial institutions and other companies in the normal course of business, including counterparties to its off-balance sheet financial instruments. The Company is subject to potential financial loss if the counterparty is unable to complete an agreed upon transaction. The Company seeks to limit counterparty risk through financial analysis, dollar limits and other monitoring procedures.

REGULATORY CAPITAL REQUIREMENTS

    Federally-insured savings associations such as the Bank are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

    The following table sets forth the regulatory capital ratios of the Bank at June 30, 1996.

                                                                              JUNE 30, 1996
                                              -----------------------------------------------------------------------------
                                                      REQUIRED                  ACTUAL(1)                 EXCESS(1)
                                              -------------------------  -----------------------  -------------------------
                                               PERCENTAGE      AMOUNT    PERCENTAGE     AMOUNT     PERCENTAGE      AMOUNT
                                              -------------  ----------  -----------  ----------  -------------  ----------
                                                                         (DOLLARS IN THOUSANDS)
Tangible capital............................         1.50%   $   31,367        6.74%  $  140,969         5.24%   $  109,602
Core (leverage) capital.....................         3.00        62,735        6.74      140,969         3.74        78,234
Risk-based capital(2).......................         8.00       148,525       13.61      252,710         5.61       104,185

- ------------------------
(1) For a presentation of the Bank's regulatory capital position on a pro forma basis at June 30, 1996 after giving effect to the Notes Offering and the Company's contribution of a portion of the net proceeds therefrom to the Bank, see "Capitalization."

(2) At June 30, 1996, the Bank's supplementary capital included $100 million attributable to the Debentures and $11.7 million of general allowances for loan losses. The regulatory capital of the Bank will not include any amount attributable to the Notes, except to the extent that a portion of the net proceeds from the issuance thereof is contributed by the Company to the Bank. See "Use of Proceeds" and "Capitalization."

    For a reconciliation of the Bank's regulatory capital and its stockholders' equity under generally accepted accounting principles at June 30, 1996, see Note 8 to the interim Consolidated Financial Statements.

    In August 1993, the OTS promulgated regulations which incorporate an interest rate risk component into the OTS' risk-based capital requirements, and in August 1995 the OTS postponed the effectiveness of this regulation after having previously deferred the effective date several times. Because only institutions whose measured interest rate risk exceeds certain parameters will be subject to the interest rate risk capital requirement, management of the Company does not believe that this regulation will increase the Bank's risk-based regulatory capital requirement if it becomes effective in its current form. For additional information relating to regulatory capital requirements, see "Regulation--The Bank--Regulatory Capital Requirements" and Note 22 to the Consolidated Financial Statements.

RECENT ACCOUNTING DEVELOPMENTS

    For information relating to the effect of recent accounting standards on the Company, see Note 1 to the Consolidated Financial Statements and Note 4 to the Interim Consolidated Financial Statements.

                                    BUSINESS

GENERAL

    The Company considers itself to be involved in a single business segment of providing financial services and conducts a wide variety of business activities within this segment. The Company's primary business activities currently consist of its discounted loan acquisition and resolution activities, multi-family residential and commercial real estate lending activities, single-family residential lending activities involving non-conforming borrowers and various investment activities, including investments in a wide variety of mortgage-related securities and investments in low-income housing tax credit interests. In addition, until recently the Company operated an automated banking division, the operations of which were discontinued in September 1995. See "Business--Discontinued Operations." The Company obtains funds for investment in the foregoing and other business activities primarily from brokered and other wholesale certificates of deposit, as well as retail deposits obtained through its office in northern New Jersey, FHLB advances, reverse repurchase agreements, structured financings, maturities and principal repayments on securities and loans and proceeds from the sale of securities and loans held for sale. Substantially all of the Company's business activities are conducted through the Bank and subsidiaries of the Bank.

    At June 30, 1996, the only significant subsidiary of the Company other than the Bank was Investors Mortgage Insurance Holding Company, which currently is engaged, directly and indirectly through subsidiaries, in the servicing of certain private mortgage insurance policies which were formerly owned by it through its ownership of two subsidiaries sold by it in 1993, as well as management of the hotel in Columbus, Ohio which was purchased by the Company for investment in mid-1993.

DISCOUNTED LOAN ACQUISITION AND RESOLUTION ACTIVITIES

    The Company believes that under appropriate circumstances the acquisition of non-performing and underperforming mortgage loans (collectively, "non-performing loans") at discounts offers significant opportunities to the Company. Because discounted loans generally have collateral coverage which is in excess of the purchase price of the loan, successful resolutions can produce total returns which are in excess of an equivalent investment in performing mortgage loans.

    The Company began its discounted loan operations in 1991 and initially focused on the acquisition of single-family residential loans. In 1994 the Company expanded this business to include the acquisition and resolution of discounted multi-family residential and commercial real estate loans (together, unless the context otherwise requires, "commercial real estate loans"). Prior to entering the discounted loan business, management of the Company had substantial loan resolution experience through former subsidiaries of the Company which had been engaged in the business of providing private mortgage insurance for residential loans since 1986. This experience assisted the Company in developing the procedures, facilities and systems which are necessary to appropriately evaluate and acquire discounted loans and to resolve such loans in a timely and profitable manner. Management of the Company believes that the resources utilized by the Company in connection with the acquisition and resolution of discounted real estate loans, which include proprietary technology and software, allow the Company to effectively manage an extremely data-intensive business and that, as discussed below, these resources have substantial applications in other areas. See "Business--Computer Systems and Other Equipment."

    COMPOSITION OF THE DISCOUNTED LOAN PORTFOLIO. At June 30, 1996, the Company's net discounted loan portfolio amounted to $594.6 million or 31.3% of the Company's total assets. Virtually all of the Company's discounted loan portfolio is secured by first mortgage liens on real estate.

    The following table sets forth the composition of the Company's discounted loan portfolio by type of loan at the dates indicated.

                                                                                  DECEMBER 31,
                                               JUNE 30,     --------------------------------------------------------
                                                 1996          1995        1994        1993       1992       1991
                                            --------------  ----------  ----------  ----------  ---------  ---------
                                                                         (IN THOUSANDS)

Single-family residential loans...........  $   262,468(1)  $  376,501  $  382,165  $  430,355  $ 306,401  $  34,549
Multi-family residential loans............      145,310        176,259     300,220      --         --         --
Commercial real estate loans..............      421,101(2)     388,566     102,138       1,845      2,227      5,362
Other loans...............................        1,442          2,203         911       1,316      1,836      7,708
                                            --------------  ----------  ----------  ----------  ---------  ---------
    Total discounted loans................      830,321        943,529     785,434     433,516    310,464     47,619
Unaccreted discount.......................     (226,217)(3)   (273,758)   (255,974)   (129,882)   (97,426)   (21,908)
Allowance for loan losses.................       (9,470)        --          --          --         --         --
                                            --------------  ----------  ----------  ----------  ---------  ---------
Discounted loans, net.....................  $   594,634(1)  $  669,771  $  529,460  $  303,634  $ 213,038  $  25,711
                                            --------------  ----------  ----------  ----------  ---------  ---------
                                            --------------  ----------  ----------  ----------  ---------  ---------

- --------------------------
(1) Does not include the Company's $63.4 million investment in a 50% interest in a newly-formed company which held $559.4 million of discounted single-family residential loans, net at June 30, 1996. See "Business-- Investment in Joint Venture." Inclusive of the Company's pro rata interest in such loans, the Company's discounted loans, net would amount to $874.3 million at June 30, 1996.

(2) Consists of $141.4 million of loans secured by office buildings, $80.4 million of loans secured by hotels, $106.1 million of loans secured by retail properties or shopping centers and $93.2 million of loans secured by other properties.

(3) Consists of $57.8 million, $39.8 million, $128.3 million and $300,000 attributable to single-family residential loans, multi-family residential loans, commercial real estate loans and other loans, respectively.

    The properties which secure the Company's discounted loans are located throughout the United States. At June 30, 1996, the five states with the greatest concentration of properties securing the Company's discounted loans were California, New Jersey, New York, Illinois and Florida, which had $343.6 million, $91.8 million, $86.8 million, $66.9 million and $48.6 million principal amount of discounted loans (before unaccreted discount), respectively. The Company believes that the broad geographic distribution of its discounted loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas, and that, due to its expertise and procedures, the geographic diversity of its discounted loan portfolio does not place greater burdens on the Company's ability to resolve such loans.

    At June 30, 1996, the discounted loan portfolio included two loans with a carrying value equal to or more than $15 million and less than $25 million and one loan with a carrying value greater than $25 million.

    ACQUISITION OF DISCOUNTED LOANS. In the early years of the program, the Company acquired discounted loans primarily from the FDIC and the Resolution Trust Corporation, primarily in auctions of pools of loans acquired by them from the large number of financial institutions which failed during the late 1980s and early 1990s. Although governmental agencies, such as the FDIC and HUD, continue to be potential sources of discounted loans, as indicated by the large acquisition of discounted loans from HUD by the Company and a co-investor in April 1996, as discussed under "Business--Investment in Joint Venture," in recent years the Company has obtained discounted loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies. At June 30, 1996, approximately 92.4% of the loans in the Company's discounted loan portfolio had been acquired from the private sector.

    Although the Company believes that a permanent market for the acquisition of discounted loans has emerged in recent years within the private sector, there can be no assurance that the Company will be able to acquire the desired amount and type of discounted loans in future periods or that there will not be significant inter-period variations in the amount of such acquisitions.

    Discounted real estate loans generally are acquired in pools, although discounted commercial real estate loans may be acquired individually. These pools generally are acquired in auctions or competitive bid circumstances in which the Company faces substantial competition. Although many of the Company's competitors have access to greater capital and have other advantages, the Company believes that it has a competitive advantage relative to many of its competitors as a result of its experience in managing and resolving discounted loans, its large investment in the computer systems, technology and other resources which are necessary to conduct this business, its national reputation and the strategic relationships and contacts which it has developed in connection with these activities.

    The Company generally acquires discounted loans solely for its own portfolio. From time to time, however, the Company and a co-investor may submit a joint bid to acquire a pool of discounted loans in order to enhance the prospects of submitting a successful bid. If successful, the Company and the co-investor generally split up the acquired loans in an agreed upon manner, although in certain instances the Company and the co-investor may continue to have a joint interest in the acquired loans. See "Business--Investment in Joint Venture."

    Prior to making an offer to purchase a portfolio of discounted loans, the Company conducts an extensive investigation and evaluation of the loans in the portfolio. Evaluations of potential discounted loans are conducted primarily by the Company's employees who specialize in the analysis of non-performing loans, often with further specialization based on geographic or collateral specific factors. The Company's employees regularly use third parties, such as brokers who are familiar with the property's type and location, to assist them in conducting an evaluation of the value of the collateral property, and depending on the circumstances, particularly in the case of commercial real estate loans, may use subcontractors, such as local counsel and engineering and environmental experts, to assist in the evaluation and verification of information and the gathering of other information not previously made available by the potential seller.

    The Company determines the amount to be offered by it to acquire potential discounted loans by using a proprietary modeling system and loan information database which focuses on the anticipated recovery amount, timing and cost of the resolution of the loans. The amount offered by the Company generally is at a discount from both the stated value of the loan and the value of the underlying collateral which the Company estimates is sufficient to generate an acceptable return on its investment.

    RESOLUTION OF DISCOUNTED LOANS. After a discounted loan is acquired, the Company utilizes its proprietary computer software system to resolve the loan in accordance with specified procedures as expeditiously as possible. The various resolution alternatives generally include the following: (i) the borrower brings the loan current in accordance with original or modified terms, (ii) the borrower repays the loan or a negotiated amount of the loan, (iii) the borrower agrees to deed the property to the Company in lieu of foreclosure, in which case it is classified as real estate owned and held for sale by the Company, and (iv) the Company forecloses on the loan and the property is acquired at the foreclosure sale either by a third party or by the Company, in which case it is classified as real estate owned and held for sale by the Company.

    The general goal of the Company's asset resolution process is to maximize in a timely manner cash recovery on each loan in the discounted loan portfolio. The Company generally anticipates a longer period (approximately 12 to 30 months) to resolve discounted commercial real estate loans than discounted single-family residential loans because of their complexity and the wide variety of issues that may occur in connection with such loans.

    The Bank's credit manager and the Credit Committee of the Board of Directors of the Bank actively monitor the asset resolution process to identify discounted loans which have exceeded their expected foreclosure period and real estate owned which has been held longer than anticipated. Plans of action are developed for each of these assets to remedy the cause for delay and are reviewed by the Credit Committee.

    ACTIVITY IN THE DISCOUNTED LOAN PORTFOLIO. The following table sets forth the activity in the Company's gross discounted loan portfolio during the periods indicated.

                                     SIX MONTHS                               YEAR ENDED DECEMBER 31,
                                       ENDED           ----------------------------------------------------------------------
                                      JUNE 30,
                                        1996                    1995                    1994                    1993
                               ----------------------  ----------------------  ----------------------  ----------------------
                                            NO. OF                  NO. OF                  NO. OF                  NO. OF
                                BALANCE      LOANS      BALANCE      LOANS      BALANCE      LOANS      BALANCE      LOANS
                               ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                                                   (DOLLARS IN THOUSANDS)

Balance at beginning of
 period......................  $ 943,529       4,543   $ 785,434       3,894   $ 433,516       5,160   $ 310,464       5,358
Acquisitions(1)..............    161,811         144     791,195       2,972     826,391       2,781     294,359       2,412
Resolutions and
 repayments(2)...............   (188,780)       (642)   (300,161)       (960)   (265,292)     (2,153)   (116,890)     (1,430)
Loans transferred to real
 estate owned................    (59,613)       (444)   (281,344)       (984)   (171,300)     (1,477)    (26,887)       (602)
Sales(3).....................    (26,626)       (257)    (51,595)       (379)    (37,881)       (417)    (27,530)       (578)
                               ---------       -----   ---------       -----   ---------  -----------  ---------  -----------
Balance at end of period.....  $ 830,321       3,344   $ 943,529       4,543   $ 785,434       3,894   $ 433,516       5,160
                               ---------       -----   ---------       -----   ---------  -----------  ---------  -----------
                               ---------       -----   ---------       -----   ---------  -----------  ---------  -----------


                                        1992                     1991
                               ----------------------  ------------------------
                                            NO. OF                    NO. OF
                                BALANCE      LOANS       BALANCE       LOANS
                               ---------  -----------  -----------  -----------

Balance at beginning of
 period......................  $  47,619         590    $  --           --
Acquisitions(1)..............    297,169       5,380       49,996          620
Resolutions and
 repayments(2)...............    (28,194)       (473)      (2,377)         (30)
Loans transferred to real
 estate owned................     (6,130)       (139)      --           --
Sales(3).....................     --          --           --           --
                               ---------       -----   -----------         ---
Balance at end of period.....  $ 310,464       5,358    $  47,619          590
                               ---------       -----   -----------         ---
                               ---------       -----   -----------         ---

- ------------------------------
(1) In the six months ended June 30, 1996, acquisitions consisted of $6.1 million of single-family residential loans, $32.9 million of multi-family residential loans and $122.8 million of commercial real estate loans. In 1995, acquisitions consisted of $272.8 million of single-family residential loans, $141.2 million of multi-family residential loans, $374.9 million of commercial real estate loans and $2.3 million of other loans. In 1994, acquisitions consisted of $395.8 million of single-family residential loans, $315.5 million of multi-family residential loans and $115.1 million of commercial real estate loans. In 1993, 1992 and 1991 substantially all of the acquisitions were of single-family residential loans.

(2) Consists of loans which were resolved in a manner which resulted in partial or full repayment of the loan to the Bank, as well as payments on loans which have been brought current in accordance with their original or modified terms or on other loans which have not been resolved.

(3) The Company realized $5.3 million of gains from the sale of discounted loans during the six months ended June 30, 1996 and $6.0 million, $890,000 and $3.9 million of gains from the sale of discounted loans during 1995, 1994 and 1993, respectively. The terms of these sales did not provide for any recourse to the Company based on the subsequent performance of the loans.

    For information relating to the activity in the Company's real estate owned which is attributable to the Company's discounted loan acquisitions, see "Business--Asset Quality--Real Estate Owned."

    PAYMENT STATUS OF DISCOUNTED LOANS. The following table sets forth certain information relating to the payment status of loans in the Company's discounted loan portfolio at the dates indicated.

                                                                                  DECEMBER 31,
                                              JUNE 30,    -------------------------------------------------------------
                                                1996         1995         1994         1993         1992        1991
                                             -----------  -----------  -----------  -----------  ----------  ----------
                                                                           (IN THOUSANDS)

Loan status:
  Current..................................  $   500,726  $   351,630  $   113,794  $    23,629  $   25,463  $   --
  Past due less than 90 days...............       13,212       86,838       57,023       15,175       4,063      --
  Past due 90 days or more.................      316,383      385,112      413,506      254,413      31,808      47,619
  Acquired and servicing not yet
   transferred.............................      --           119,949      201,111      140,299     249,130      --
                                             -----------  -----------  -----------  -----------  ----------  ----------
                                                 830,321      943,529      785,434      433,516     310,464      47,619
Unaccreted discount........................     (226,217)    (273,758)    (255,974)    (129,882)    (97,426)    (21,908)
Allowance for loan losses..................       (9,470)     --           --           --           --          --
                                             -----------  -----------  -----------  -----------  ----------  ----------
                                             $   594,634  $   669,771  $   529,460  $   303,634  $  213,038  $   25,711
                                             -----------  -----------  -----------  -----------  ----------  ----------
                                             -----------  -----------  -----------  -----------  ----------  ----------

    ACCOUNTING FOR DISCOUNTED LOANS. The discount associated with single-family residential loans is recognized as a yield adjustment and is accreted into interest income using the interest method applied on a loan-by-loan basis to the extent the timing and amount of cash flows can be reasonably determined. The remaining unamortized discount which is associated with a single-family residential loan which is subsequently brought current by the borrower in accordance with the loan terms is accreted into the Company's interest income as a yield adjustment using the interest method over the contractual maturity of the loan. For all other loans interest is earned as cash is received.

    Gains on the repayment and discharge of loans are recorded in interest income on discounted loans. Upon receipt of title to property securing a discounted loan, the loans are transferred to real estate owned and accretion of the related discount is discontinued.

    Beginning in 1996, adjustments to reduce the carrying value of discounted loans to the fair value of the property securing the loan are charged against the allowance for loan losses on the discounted loan portfolio. Prior to the first quarter of 1996, such adjustments were charged against interest income on discounted loans.

    During the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, 88.9%, 93.2%, 92.7% and 83.4%, respectively, of the
Company's income on discounted loans was comprised of realized discount. For additional information, see Note 9 to the Consolidated Financial Statements.

    OTHER DISCOUNTED LOAN ACTIVITIES. The Company believes that the procedures, facilities and systems which it has developed in connection with the acquisition and resolution of discounted loans may be applied in other areas. Recently, the Company commenced a program to utilize this experience by financing the acquisition of discounted loans by other institutions. During 1995, the Company originated $41.7 million of portfolio finance loans, which had an aggregate balance of $39.5 million at June 30, 1996. Portfolio finance loans generally have two-year terms, floating interest rates which adjust in accordance with a designated reference rate and a loan-to-value ratio which does not exceed the lesser of 90% of the purchase price or the estimated value of the collateral as determined by the Company, and may include terms which provide the Company with a participation interest in the profits from the resolution of the discounted loan collateral. Portfolio finance loans are included in the Company's non-discounted loan portfolio under the category of loan which is represented by the properties which secure the discounted loans which collateralize the Company's portfolio finance loans. See "Business--Lending Activities."

    The Company also currently is developing a program to provide asset management and resolution services to third parties pursuant to contracts with the owner or purchaser of non-performing assets. It is anticipated that servicing contracts entered into by the Company will provide for the payment to the Company of specified fees and include terms which allow the Company to participate in the profits resulting from the successful resolution of the assets. There can be no assurance that the Company will be able to successfully implement this program in the near term or at all.

INVESTMENT IN JOINT VENTURE

    GENERAL. On March 22, 1996, the Company was notified by HUD that BCBF, L.L.C., a newly-formed limited liability company ("LLC") in which the Bank and a co-investor each have a 50% interest, was the successful bidder to purchase 16,196 single-family residential loans offered by HUD at an auction (the "HUD Loans"), and on April 10, 1996 the LLC consummated the acquisition of the HUD Loans. Many of the loans, which had an aggregate unpaid principal balance of $741.2 million at the date of acquisition, were not performing in accordance with the terms of the loans or an applicable forbearance agreement. The aggregate purchase price paid to HUD amounted to $616.0 million and was paid with the proceeds from $53.3 million of equity contributions to the LLC by each of the Bank and its co-investor, $36.3 million of proceeds from the LLC's concurrent sale of 1,631 HUD Loans with an aggregate unpaid principal balance of $61.9 million and the proceeds of a $473.0 million loan to the LLC from an unaffiliated party (the "LLC Loan"). The LLC Loan has a term of nine months, bears interest at a rate which is equal to the one-month LIBOR plus 2.25% and is collateralized by the HUD Loans. At June 30, 1996, the HUD Loans held by the LLC had a net balance of $559.4 million.

    In connection with the LLC's acquisition of the HUD Loans the Company entered into an agreement with the LLC to service the HUD Loans in accordance with its loan servicing and loan default resolution procedures. In return for such servicing, the Company receives specified fees which are payable on a monthly basis. The Company did not pay any additional amount to acquire these servicing rights and, as a result, the acquisition of the right to service the HUD Loans for the LLC did not result in the Company's recording capitalized mortgage servicing rights for financial reporting purposes.

    DESCRIPTION OF THE HUD LOANS. All of the HUD Loans are secured by first mortgage liens on single-family residences. Of the $660.9 million gross principal amount of the HUD Loans as of June 30, 1996, $648.8 million had fixed interest rates and $12.1 million had adjustable rates. As of the same date, the HUD Loans had a weighted average rate of 10.06% and a weighted average maturity of 19 years.

    The properties which secure the HUD Loans are located in 31 states, the District of Columbia and Puerto Rico. As of June 30, 1996, the five jurisdictions with the greatest concentration of properties securing the HUD Loans were Texas, California, Colorado, Tennessee and Georgia, which had $155.4 million, $87.1 million, $67.1 million $32.8 million and $32.4 million gross principal amount of loans, respectively.

    The HUD Loans were acquired by HUD pursuant to various assignment programs of the FHA. Under programs of the FHA, a lending institution may assign a FHA-insured loan to HUD because of an economic hardship on the part of the borrower which precludes the borrower from making the scheduled principal and interest payment on the loan. FHA-insured loans also are automatically assigned to HUD upon the 20th anniversary of the mortgage loan. In most cases, loans assigned to HUD after this 20-year period are performing under the original terms of the loan. Once a loan is assigned to HUD, the FHA insurance has been paid and the loan is no longer insured. As a result, none of the HUD Loans are insured by the FHA.

    HUD assistance to borrowers is provided in the form of forbearance agreements under which the borrower either makes a monthly payment less than or equal to the original monthly payment or makes a monthly payment more than the original monthly payment to make up for arrearages. Forbearance agreements are 12 months in duration and the borrower may be granted up to a maximum of three consecutive 12-month plans. Under the terms of the contract governing the sale of the HUD Loans, the LLC and the Company, as the servicer of the HUD Loans, are obligated to comply with the terms of the forbearance agreements, which may be written or oral in nature, until the term of the forbearance agreement expires or there is a default under the forbearance agreement.

    The following table sets forth information relating to the payment status of the HUD Loans as of the date indicated, which is subject to change as a result of information obtained by the Company in connection with its servicing activities.

                                                                                               JUNE 30, 1996
                                                                                          -----------------------
                                                                                                       % OF HUD
                                                                                            AMOUNT       LOANS
                                                                                          ----------  -----------
                                                                                          (DOLLARS IN THOUSANDS)

HUD Loans without Forbearance Agreements:
  Current...............................................................................  $   65,270         9.9%
  Past due less than 90 days............................................................       4,727         0.7
  Past due 90 days or more..............................................................     276,418        41.8
                                                                                          ----------       -----
    Total...............................................................................     346,415        52.4
                                                                                          ----------       -----

HUD Loans with Forbearance Agreements:
  Current...............................................................................      11,540         1.7
  Past due less than 90 days............................................................       3,857         0.6
  Past due 90 days or more..............................................................     299,134        45.3
                                                                                          ----------       -----
    Total...............................................................................     314,531        47.6
                                                                                          ----------       -----
    Total...............................................................................  $  660,946       100.0%
                                                                                          ----------       -----
                                                                                          ----------       -----

    In connection with the acquisition of the HUD Loans, the LLC established an allowance for loan losses, which amounted to $2.8 million at June 30, 1996. The allowance for loan losses is based primarily on the Company's evaluation of the credit risk inherent in the HUD Loans and the methodology adopted by the

Company during the six months ended June 30, 1996 for establishing an allowance for loan losses related to its discounted loan portfolio. Provisions for loan losses are based on numerous factors, including the state of national and regional economies, real estate values in the areas in which the properties which secure the HUD Loans are located and the performance of the HUD Loans.

    SECURITIZATION OF THE HUD LOANS. The Company and its co-investor intend to securitize a substantial amount of the HUD Loans within approximately six to nine months and to repay the LLC Loan out of the proceeds therefrom. Securitization would involve the creation of a special purpose entity to acquire the HUD Loans which are to be securitized from the LLC, with payment being made from the proceeds of the issuance of the REMIC securities backed by such loans. The amount of the HUD Loans to be securitized will be dependent in part on the Company's ability to enhance the performance of the HUD Loans by, among other things, resolving existing delinquencies, documenting verbal forbearance agreements and bringing loans which are subject to forbearance agreements into compliance with such agreements. Any securitization of the HUD Loans also will be dependent on market conditions for REMICs of this nature and other factors which are not necessarily within the control of the LLC and its members. As a result, there can be no assurance that the LLC will be able to securitize the HUD Loans in the manner contemplated by the Company and its co-investor. In the event that the LLC is unable to securitize or otherwise sell an amount of the HUD Loans which would enable it to repay the LLC Loan at maturity, it could attempt to renegotiate an extension of the LLC Loan from the current lender, seek financing from another lender and/or sell the loans held by the joint venture to the joint venturers or third parties. In the event of default on the LLC Loan, the lender's sole recourse would be against the loans and related collateral which secures the LLC Loan.

    In the event of a securitization of the HUD Loans, the REMIC securities backed by the HUD Loans likely will consist of a senior class and one or more subordinated classes which provide credit enhancement to the senior class. See "Business--Investment Activities--Mortgage-Backed and Related Securities." Depending on the circumstances, the Company may acquire the subordinated class or classes of the REMIC securities backed by the HUD Loans. The Company also may seek to retain the rights to service the HUD Loans which back the REMIC, which would result in the Company recording capitalized mortgage servicing rights for financial reporting purposes.

    ACCOUNTING FOR INVESTMENT IN THE LLC. The Company's investment in the LLC is accounted for under the equity method of accounting. Under the equity method of accounting, an investment in the shares or other interests of an investee is initially recorded at the cost of the shares or interests acquired and thereafter is periodically increased (decreased) by the investor's proportionate share of the earnings (losses) of the investee and decreased by all dividends received by the investor from the investee. As of June 30, 1996, the Company's investment in the LLC amounted to $63.4 million under the equity method of accounting. Because the LLC is a pass-through entity for federal income tax purposes, provisions for income taxes will be established by each of the Company and its co-investor and not the LLC. For additional information, see Note 6 to the interim Consolidated Financial Statements.

LENDING ACTIVITIES

    COMPOSITION OF LOAN PORTFOLIO. At June 30, 1996, the Company's net loan portfolio amounted to $312.6 million or 16.5% of the Company's total assets. Loans held for investment in the Company's loan portfolio are carried at amortized cost, less an allowance for loan losses, because the Company has the ability and presently intends to hold them to maturity.

    The following table sets forth the composition of the Company's loan portfolio by type of loan at the dates indicated.

                                                                                       DECEMBER 31,
                                                   JUNE 30,     ----------------------------------------------------------
                                                     1996            1995         1994       1993       1992       1991
                                                --------------  --------------  ---------  ---------  ---------  ---------
                                                                              (IN THOUSANDS)

Single-family residential loans...............  $   77,724      $   75,928      $  31,926  $  30,385  $  33,799  $  41,895
Multi-family residential loans................      86,295(1)       49,047(1)       1,800     39,352      5,563      7,305
Commercial real estate and land loans:
  Hotels......................................     132,005(2)      125,791         19,659     14,237     --         --
  Office buildings............................      74,939          61,262         --         --         --         --
  Land........................................      16,575          24,904          1,315      4,448     --         --
  Other.......................................       1,093           2,494          4,936      4,059      1,908      2,009
                                                --------------  --------------  ---------  ---------  ---------  ---------
    Total.....................................     224,612         214,451         25,910     22,744      1,908      2,009
Consumer and other loans......................         493           3,223          1,558      3,639      2,395      2,195
                                                --------------  --------------  ---------  ---------  ---------  ---------
    Total loans...............................     389,124         342,649         61,194     96,120     43,665     53,404
Undisbursed loan proceeds.....................     (68,769)        (39,721)        --         --         --         --
Unaccreted discount...........................      (4,924)         (5,376)        (3,078)    (6,948)    (1,898)    (3,210)
Allowance for loan losses.....................      (2,855)         (1,947)        (1,071)      (884)      (752)      (934)
                                                --------------  --------------  ---------  ---------  ---------  ---------
  Loans, net..................................  $  312,576      $  295,605      $  57,045  $  88,288  $  41,015  $  49,260
                                                --------------  --------------  ---------  ---------  ---------  ---------
                                                --------------  --------------  ---------  ---------  ---------  ---------

- ------------------------
(1) At June 30, 1996 and December 31, 1995, multi-family residential loans included $42.8 million and $7.7 million of construction loans, respectively.

(2) At June 30, 1996, hotel loans included $7.0 million of construction loans.

    The Company's lending activities are conducted on a nationwide basis and, as a result, the properties which secure its loan portfolio are geographically located throughout the United States. At June 30, 1996, the five states in which the largest amount of properties securing the loans in the Company's loan portfolio were located were New York, California, New Jersey, Illinois and Florida, which had $85.5 million, $84.8 million, $50.4 million, $31.2 million and $30.9 million of principal amount of loans, respectively. As noted above, the Company believes that the broad geographic distribution of its loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas.

    At June 30, 1996, the Company's loan portfolio included seven loans with a balance equal to $15 million or more and less than $25 million and no loans with a balance equal to $25 million or more.

    CONTRACTUAL PRINCIPAL REPAYMENTS. The following table sets forth certain information at December 31, 1995 regarding the dollar amount of loans maturing in the Company's loan portfolio based on their contractual terms to maturity and includes scheduled payments but not potential prepayments, as well as the dollar amount of loans which have fixed or adjustable interest rates. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. Loan balances have not been reduced for (i) undisbursed loan proceeds, unearned discounts and the allowance for loan losses and (ii) non-performing loans.

                                                                              MATURING IN
                                                             ---------------------------------------------
                                                                          AFTER        AFTER
                                                                         ONE YEAR   FIVE YEARS
                                                             ONE YEAR    THROUGH      THROUGH    AFTER TEN
                                                              OR LESS   FIVE YEARS   TEN YEARS     YEARS
                                                             ---------  ----------  -----------  ---------
                                                                            (IN THOUSANDS)

Single-family residential loans............................  $   8,533  $    8,203   $   3,245   $  55,947
Multi-family residential loans.............................      2,357      44,582       2,040          68
Commercial real estate and land loans......................     32,742     151,902      25,143       4,664
Consumer and other loans...................................         88         228         527       2,380
                                                             ---------  ----------  -----------  ---------
  Total....................................................  $  43,720  $  204,915   $  30,955   $  63,059
                                                             ---------  ----------  -----------  ---------
                                                             ---------  ----------  -----------  ---------

Interest rate terms on amounts due after one year:
  Fixed....................................................  $  42,150  $  146,777   $  27,328   $  47,204
                                                             ---------  ----------  -----------  ---------
                                                             ---------  ----------  -----------  ---------
  Adjustable...............................................  $   1,570  $   58,138   $   3,627   $  15,855
                                                             ---------  ----------  -----------  ---------
                                                             ---------  ----------  -----------  ---------

    Scheduled contractual principal repayments do not reflect the actual maturities of loans because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses. The average life of mortgage loans, particularly fixed-rate loans, tends to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

    ACTIVITY IN THE LOAN PORTFOLIO. The following table sets forth the activity in the Company's gross loan portfolio during the periods indicated.

                                                           SIX MONTHS ENDED         YEAR ENDED DECEMBER 31,
                                                               JUNE 30,       -----------------------------------
                                                                 1996            1995        1994        1993
                                                           -----------------  ----------  ----------  -----------
                                                                           (DOLLARS IN THOUSANDS)

Balance at beginning of period...........................     $   342,649     $   61,194  $   96,120  $    43,665
                                                                 --------     ----------  ----------  -----------
Originations:
  Single-family residential loans........................           7,556         14,776       7,119       32,668
  Multi-family residential loans.........................          45,249         48,664      --           23,696
  Commercial real estate and land loans..................          52,916        212,630      22,486       18,586
  Consumer loans.........................................         --                 207      --            2,299
                                                                 --------     ----------  ----------  -----------
    Total loans originated...............................         105,721        276,277      29,605       77,249
                                                                 --------     ----------  ----------  -----------
Purchases:
  Single-family residential loans........................         --              29,833      --          --
  Multi-family residential loans.........................         --              --          --          126,506
  Commercial real estate loans...........................         --               2,245      --          --
  Consumer loans.........................................         --               1,966      --          --
  Purchase of a savings institution......................         --              --          --          475,105
                                                                 --------     ----------  ----------  -----------
    Total loans purchased................................         --              34,044      --          601,611
                                                                 --------     ----------  ----------  -----------
Sales....................................................         --              --          (1,078)    (418,812)
                                                                 --------     ----------  ----------  -----------
Loans transferred from (to) available for sale...........               6          4,353     (24,380)    (139,297)
                                                                 --------     ----------  ----------  -----------
Principal repayments, net of capitalized interest........         (58,694)       (33,168)    (39,073)     (68,296)
                                                                 --------     ----------  ----------  -----------
Transfer to real estate owned............................            (558)           (51)     --          --
                                                                 --------     ----------  ----------  -----------
  Net increase (decrease) in net loans...................          46,475        281,455     (34,926)      52,455
                                                                 --------     ----------  ----------  -----------
Balance at end of period.................................     $   389,124     $  342,649  $   61,194  $    96,120
                                                                 --------     ----------  ----------  -----------
                                                                 --------     ----------  ----------  -----------

    LOANS AVAILABLE FOR SALE. In addition to loans acquired for investment and held in the Company's loan portfolio, the Company originates and purchases loans which it presently does not intend to hold to maturity. Such loans are designated as loans available for sale upon origination or purchase and are carried at the lower of cost or aggregate market value.

    The following table sets forth the composition of the Company's loans available for sale by type of loan at the dates indicated.

                                                                                    DECEMBER 31,
                                                   JUNE 30,   --------------------------------------------------------
                                                     1996        1995        1994        1993       1992       1991
                                                   ---------  ----------  ----------  ----------  ---------  ---------
                                                                             (IN THOUSANDS)

Single-family residential loans..................  $  54,583  $  221,927  $   16,825  $   30,217  $     754  $   2,059
Multi-family residential loans...................     28,611      28,694      83,845      44,919     --         --
Consumer loans...................................        884       1,169       1,623      25,930     --         --
                                                   ---------  ----------  ----------  ----------  ---------  ---------
                                                   $  84,078  $  251,790  $  102,293  $  101,066  $     754  $   2,059
                                                   ---------  ----------  ----------  ----------  ---------  ---------
                                                   ---------  ----------  ----------  ----------  ---------  ---------

    Although the Company's loans available for sale are secured by properties located nationwide, currently a substantial majority of such loans are single-family residential loans to non-conforming borrowers originated primarily in the western states, particularly California. As a result, $20.1 million or 23.9% of the Company's loans available for sale at June 30, 1996 were secured by properties located in California.

    SINGLE-FAMILY RESIDENTIAL LOANS. The Company's lending activities include the origination and purchase of single-family residential loans to borrowers who, because of prior credit problems, the absence of a credit history or other factors, are unable or unwilling to qualify as borrowers for a single-family residential loan under FHLMC/FNMA guidelines ("conforming loans") and who have substantial equity in the properties which secure the loans. Loans to non-conforming borrowers are perceived by the Company's management as being advantageous to the Company because they generally have higher interest rates and origination and servicing fees and generally lower loan-to-value ratios than conforming loans and because the Company's expertise in the resolution of non-performing loans can be utilized in underwriting such loans, as well as to address loans acquired pursuant to this program which become non-performing after acquisition. The Company commenced development of this program in late 1994 and fully implemented it by mid-1995.

    In recent periods the Company has acquired single-family residential loans to non-conforming borrowers primarily through a correspondent relationship with an established mortgage banking firm which is headquartered in California and conducts business in eleven western states, and to a lesser extent correspondent relationships with three other financial services companies. Correspondent institutions originate loans based on guidelines provided by the Company and promptly sell the loans to the Company on a servicing-released basis.

    The Company's current strategy is to continue to solidify and expand its wholesale sources, which are subject to a thorough due diligence and approval process to ensure quality sources of new business. In addition, in order to diversify its sources, the Company currently is developing the ability to directly originate loans to non-conforming borrowers on a retail basis. Recently, the Company established a loan production office for this purpose in Edison, New Jersey. The Company currently is in the process of staffing this office, as well as its full-service office located in Fort Lee, New Jersey, with experienced originators of non-conforming single-family residential loans. Although the Company is evaluating sites for additional loan production offices, there can be no assurance that the Company will establish other offices or that its loan production office or offices will be able to successfully originate single-family residential loans to non-conforming borrowers.

    The Company has adopted policies that set forth the specific lending requirements of the Company as they relate to the processing, underwriting, property appraisal, closing, funding and delivery of loans to non-conforming borrowers. These policies include program descriptions which set forth four classes of non-conforming loans, designated A, B, C and D. Class A loans generally relate to borrowers who have no or limited adverse incidents in their credit histories, whereas Class B, C and D loans relate to increasing degrees of non-conforming borrowers. Factors which are considered in evaluating a borrower in this regard are the presence or absence of a credit history, prior delinquencies in the payment of mortgage and consumer credit and personal bankruptcies.

    The terms of the loan products offered by the Company directly or through correspondents to non-conforming borrowers emphasize real estate loans which generally are underwritten with significant reliance on a borrower's level of equity in the property securing the loan, which may be an owner-occupied or, depending on the class of loan and its terms, a non-owner occupied property. Although the Company's guidelines require information in order to enable the Company to evaluate a borrower's ability to repay a loan by relating the borrower's income, assets and liabilities to the proposed indebtedness, because of the significant reliance on the ratio of the principal amount of the loan to the appraised value of the security property, each of the four principal classes of loans identified by the Company include products which permit reduced or no documentation for verifying a borrower's income and employment. Loans which permit reduced documentation in this regard generally require documentation of employment and income for the most recent six-month period, as opposed to the two-year period required in the case of full documentation loans. Loans which permit no documentation require only an oral or written verification of employment and do not require independent verification of a borrower's income or assets and liabilities as represented by the borrower in the application. Although the Company reserves the right to verify a borrower's income, assets and liabilities and employment history, other than as set forth above, it generally does not verify such information through other sources.

    The Company's strategy is to offer a broad range of products to its borrowers and its origination sources. Loans may have principal amounts which conform to the guidelines set by FHLMC or FNMA for conforming loans, or principal amounts which significantly exceed these amounts (so called "jumbo loans"). Loans may have fixed or adjustable interest rates and terms ranging up to 30 years.

    The Company purchased and originated a total of $132.4 million of single-family residential loans to non-conforming borrowers during the six months ended June 30, 1996 and $240.3 million of such loans during 1995, including $158.6 million during the last six months of the year. At June 30, 1996, the Company had $40.9 million of single-family residential loans to non-conforming borrowers, which had a weighted average yield of 9.75%.

    The Company generally intends to sell or securitize its single-family residential loans to non-conforming borrowers and, as a result, all of such loans were classified as available for sale at June 30, 1996. During the six months ended June 30, 1996, the Company sold $285.2 million of single-family residential loans to non-conforming borrowers for a gain of $6.8 million, and during 1995 the Company sold $25.3 million of such loans for a gain of $188,000. Of the loans sold during the six months ended June 30, 1996, $134.8 million were securitized and sold in an underwritten public offering managed by an unaffiliated investment banking firm. The Company received a residual security in the REMIC which was formed in connection with this transaction as partial payment for the loans sold by it, which had a carrying value of $10.7 million at June 30, 1996.

    Although non-conforming loans generally have higher levels of default than conforming loans, the Company believes that the borrower's equity in the security property and its expertise in the area of resolution of non-performing loans will continue to make its non-conforming borrower loan program a profitable one notwithstanding such defaults and any resulting losses. There can be no assurance that this will be the case, however.

    In addition to the Company's single-family residential loan programs to non-conforming borrowers, from time to time the Company purchases pools of single-family residential loans for investment purposes. During 1995, the Company purchased $29.8 million of loans which were primarily secured by properties located in the Company's market area in northern New Jersey.

    MULTI-FAMILY RESIDENTIAL LOANS. The Company's lending activities include the acquisition of conventional loans secured by existing multi-family residences located nationwide. The Company commenced these activities in mid-1993 and acquired $34.9 million, $378.4 million and $140.5 million of loans secured by existing multi-family residences during 1995, 1994 and 1993, respectively. Originations of these loans have declined since mid-1994 as a result of decreases in the volume of refinances of mortgage loans and increased competition, which resulted in a decrease in available yields and a general increase in the values of multi-family residential properties. At June 30, 1996, the Company's permanent multi-family residential loans originated or purchased under this program amounted to $28.6 million, all of which were classified as available for sale.

    Originations of multi-family residential loans are obtained through the Company's direct marketing efforts to mortgage brokers, mortgage bankers and other institutional sources. From time to time the Company also may utilize independent contractors or brokers who for a fee identify lending opportunities for the Company.

    The Company's permanent multi-family residential loans may have adjustable or fixed rates of interest, generally have terms of three to seven years and are amortized over a period of up to 30 years, thus requiring a balloon payment at maturity. The maximum loan-to-value ratio generally does not exceed the lesser of 75% of appraised value of the security property and 80% of the purchase price. Loans secured by existing multi-family residences generally are made on a non-recourse basis except for standard FNMA requirements and environmental matters.

    During 1995, 1994 and 1993, the Company exchanged multi-family residential loans with an aggregate principal amount of $83.9 million, $346.6 million and $67.1 million, respectively, for FNMA mortgage-backed securities backed by such loans. With the exception of a subordinate interest resulting from a related securitization, which had a carrying value of $10.7 million at June 30, 1996, the Company has sold all of the securities acquired in connection with these securitizations.

    In addition to loans secured by existing multi-family residences, which are available for sale, from time to time the Company originates loans for the construction of multi-family residences located nationwide, as well as bridge loans to finance the acquisition and rehabilitation of distressed multi-family residential properties. At June 30, 1996, the Company had $42.8 million of multi-family residential construction loans, of which $18.6 million had been funded, and $43.5 million of acquisition and rehabilitation loans, of which $42.6 million had been funded.

    Construction loans generally have terms of three years and interest rates which float on a monthly basis in accordance with a designated reference rate. Payments during the term of the loan may be made to the Company monthly on an interest-only basis. The loan amount may include an interest reserve which is maintained by the Company and utilized to pay interest on the loan during its term. In addition to stated interest, and in order to compensate the Company for the greater risk which generally is associated with construction loans, the Company's multi-family residential construction loans may include provisions pursuant to which the borrower agrees to pay the Company as additional interest on the loan an amount based on specified percentages (generally between 25-50%) of the net proceeds from the sale of the property and the net economic value of the property upon refinancing or maturity of the loan.

    Construction loans are secured by a first priority lien on the real property, all improvements thereon and all fixtures and equipment used in connection therewith, as well as a first priority assignment of all apartment revenues and gross receipts generated in connection with the property. Construction loans are made without pre-leasing requirements or any requirement of a commitment by another lender to "take-out" the construction loan by making a permanent loan secured by the property upon completion of construction. Disbursements on a construction loan are subject to a retainage percentage of 10% and are made only after evidence that available funds have been utilized by the borrower and are sufficient to pay for all construction costs through the date of the construction advance and funds remain in the construction budget and from sources other than the loan to complete construction of the project.

    The Company generally requires the general contractor selected by the borrower, which along with the general construction contract is subject to the Company's review and approval, to provide payment and performance bonds issued by a surety approved by the Company in an amount at least equal to the construction contract costs which are estimated to be necessary to complete construction of the project in accordance with the construction contract. Moreover, the Company generally conducts site inspections of projects under construction at least bi-monthly and of completed projects at least semi-annually.

    The Company's multi-family residential lending program also includes investments in low-income housing tax credit partnerships which own multi-family residential properties which have been allocated tax credits under the Code, as well as loans to such partnerships for the purpose of construction of such properties. See "Business--Investment Activities--Investment in Low-Income Housing Tax Credit Interests."

    COMMERCIAL REAL ESTATE AND LAND LOANS. The Company's lending activities include the acquisition of loans secured by commercial real estate, particularly loans secured by hotels and office buildings, which the Company began originating in late 1994 and late 1995, respectively. Commercial real estate loans currently are made to finance the purchase and refinance of properties, the refurbishment of distressed properties and, recently, the construction of hotels. At June 30, 1996, the Company's loans secured by commercial real estate (and land) amounted to $224.6 million and consisted primarily of $132.0 million and $74.9 million of loans secured by hotels and office buildings, respectively. In the future, the Company may expand the types of commercial loans originated by it, including without limitation loans secured by various special purpose health care properties.

    Commercial real estate loans are obtained directly by the Company through its marketing efforts to mortgage brokers, mortgage bankers, developers and other sources. Such loans generally have terms of five to seven years and are amortized over 15 to 25 year periods. The maximum loan-to-value ratio generally does not exceed the lesser of 85% of appraised value or the purchase price of the property.

    Commercial real estate loans generally have fixed rates of interest. In addition to stated interest, commercial real estate loans may include provisions pursuant to which the borrower agrees to pay the Company as additional interest on the loan an amount based on specified percentages (generally between 25-50%) of the net cash flow from the property during the term of the loan and/or the net proceeds from the sale or refinance of the property upon maturity of the loan. Alternatively, participating interests may be obtained in the form of additional fees which must be paid by the borrower in connection with a prepayment of the loan, generally after an initial lock-out period during which prepayments are prohibited. The fees which could be payable by a borrower during specified periods of the loan consist either of fixed exit fees or yield maintenance payments, which are required to be paid over a specified number of years after the prepayment and are intended to increase the yield of the Company on the proceeds from the loan payoff to a level which is comparable to the yield on the prepaid loan.

    Commercial real estate loans are secured by a first priority lien on the real property, all improvements thereon and, in the case of hotel loans, all fixtures and equipment used in connection therewith, as well as a first priority assignment of all revenues and gross receipts generated in connection with the property. The liability of a borrower on a commercial real estate loan generally is limited to the borrower's interest in the property, except with respect to certain specified circumstances.

    At June 30, 1996, the Company's commercial real estate loans included $7.0 million of hotel construction loans. These loans generally have the same terms as the Company's multi-family residential construction loans, as discussed above.

    Also included in the Company's commercial real estate lending activities are land loans, including land acquisition and development loans. At June 30, 1996, the Company had $16.6 million of land loans. The Company's largest land loan at June 30, 1996 was a $13.7 million five-year loan to finance the acquisition and development of lots, as well as the construction of seven model homes, in a planned community in Florida, of which $4.9 million was unfunded at such date. The remainder of the Company's land loans at June 30, 1996 consisted of two loans which aggregated $2.9 million and which were made to finance the sale of real estate which was held by a subsidiary of the Company acquired in connection with the acquisition of Old Berkeley.

    Multi-family residential, commercial real estate and construction lending generally is considered to involve a higher degree of risk than single-family residential lending because such loans involve larger loan balances to a single borrower or group of related borrowers. In addition, the payment experience on multi-family residential and commercial real estate loans typically is dependent on the successful operation of the project, and thus such loans may be adversely affected to a greater extent by adverse conditions in the real estate markets or in the economy generally. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction, as well as the availability of permanent take-out financing. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of value proves to be inaccurate, the Company may be confronted, at or prior to the maturity of the loan, with a project which, when completed, has a value which is insufficient to ensure full repayment. In addition to the foregoing, multi-family residential and commercial real estate loans which are not fully amortizing over their maturity and which have a balloon payment due at their stated maturity, as is generally the case with the Company's multi-family residential and commercial real estate loans, involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend on its ability either to timely refinance the loan or to timely sell the security property. The ability of a borrower to accomplish these results will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the financial condition and operating history of the borrower and the property which secures the loan, tax laws, prevailing economic conditions and the availability of financing for multi-family residential and commercial real estate generally.

ASSET QUALITY

    The Company, like all financial institutions, is exposed to certain credit risks related to the value of the collateral that secures its loans and the ability of borrowers to repay their loans. Management of the Company closely monitors the Company's loan and investment portfolios and the Company's real estate owned for potential problems on a periodic basis and reports to the Board of Directors at regularly scheduled meetings.

    NON-PERFORMING LOANS. It is the Company's policy to establish an allowance for uncollectible interest on loans in its loan portfolio and loans available for sale which are past due 90 days or more and to place such loans on non-accrual status. As a result, the Company currently does not have any loans which are accruing interest but are past due 90 days or more. Loans also may be placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is reversed by a charge to interest income.

    The following table sets forth certain information relating to the Company's non-performing loans in its loan portfolio at the dates indicated. For information relating to the payment status of loans in the Company's discounted loan portfolio, see "Business--Discounted Loan Acquisition and Resolution Activities," and for information concerning non-performing loans available for sale, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition-- Loans Available for Sale."

                                                                                           DECEMBER 31,
                                                           JUNE 30,    -----------------------------------------------------
                                                             1996        1995       1994       1993       1992       1991
                                                          -----------  ---------  ---------  ---------  ---------  ---------
                                                                                (DOLLARS IN THOUSANDS)

Non-performing loans(1):
  Single-family residential loans.......................   $   2,334   $   2,923  $   2,478  $   2,347  $   2,955  $     712
  Multi-family residential loans........................         106         731        152        664        269      1,006
  Commercial real estate and land loans.................      --          --         --         --         --          1,710
  Consumer and other loans..............................          38         202         29        556        407        517
                                                          -----------  ---------  ---------  ---------  ---------  ---------
    Total...............................................   $   2,478   $   3,856  $   2,659  $   3,567  $   3,631  $   3,945
                                                          -----------  ---------  ---------  ---------  ---------  ---------
                                                          -----------  ---------  ---------  ---------  ---------  ---------

Non-performing loans as a percentage of:
  Total loans(2)........................................        0.77%       1.27%      4.35%      3.71%      8.32%      7.39%
  Total assets..........................................        0.13        0.20       0.21       0.26       0.44       0.63

Allowance for loan losses as a percentage of:
  Total loans(3)........................................        0.91        0.65(4)      1.84      0.99      1.80       1.86
  Non-performing loans..................................      115.21       50.49      40.28      24.78      20.71      23.68

- ------------------------
(1) The Company did not have any non-performing loans in its loan portfolio which were deemed troubled debt restructurings at the dates indicated.

(2) Total loans is exclusive of undisbursed loan proceeds, unaccreted discount and allowance for loan losses.

(3) Total loans is exclusive of the allowance for loan losses.

(4) The decrease in the allowance for loan losses as a percentage of total loans from 1994 was due to the significant increase in the loan portfolio in 1995 as a result of the purchase of single-family residential loans and the origination of multi-family residential and commercial real estate loans.

    REAL ESTATE OWNED. Properties acquired through foreclosure or by deed-in-lieu thereof are valued at the lower of amortized cost or fair value. Properties included in the Company's real estate owned are periodically re-evaluated to determine that they are being carried at the lower of cost or fair value less estimated costs to sell. Holding and maintenance costs related to properties are recorded as expenses in the period incurred. Deficiencies resulting from valuation adjustments to real estate owned subsequent to acquisition are recognized as a valuation allowance. Subsequent increases related to the valuation of real estate owned are reflected as a reduction in the valuation allowance, but not below zero. Increases and decreases in the valuation allowance are charged or credited to income, respectively. Accumulated specific valuation allowances amounted to $9.7 million at June 30, 1996.

    The following table sets forth certain information relating to the Company's real estate owned at the dates indicated.

                                                                                      DECEMBER 31,
                                                      JUNE 30,   ------------------------------------------------------
                                                        1996        1995       1994       1993       1992       1991
                                                     ----------  ----------  ---------  ---------  ---------  ---------
                                                                               (IN THOUSANDS)

Discounted loan portfolio:
  Single-family residential........................  $   65,988  $   75,144  $  86,426  $  33,369  $   4,390  $      93
  Multi-family residential.........................      37,438      59,932     --         --         --         --
  Commercial real estate...........................      28,580      31,218      8,801     --         --         --
                                                     ----------  ----------  ---------  ---------  ---------  ---------
    Total..........................................     132,006     166,294     95,227     33,369      4,390         93
Loan portfolio.....................................         522         262      1,440        128        320        435
Loans available for sale portfolio.................       1,076      --         --         --         --         --
                                                     ----------  ----------  ---------  ---------  ---------  ---------
    Total..........................................  $  133,604  $  166,556  $  96,667  $  33,497  $   4,710  $     528
                                                     ----------  ----------  ---------  ---------  ---------  ---------
                                                     ----------  ----------  ---------  ---------  ---------  ---------

    The following table sets forth certain geographical information at June 30, 1996 related to the Company's real estate owned attributable to the Company's discounted loan acquisitions.

                                                                          JUNE 30, 1996
                                        ---------------------------------------------------------------------------------
                                                                      MULTI-FAMILY RESIDENTIAL
                                         SINGLE-FAMILY RESIDENTIAL         AND COMMERCIAL                  TOTAL
                                        ---------------------------  ---------------------------  -----------------------
                                                         NO. OF                       NO. OF                    NO. OF
                                           AMOUNT      PROPERTIES       AMOUNT      PROPERTIES      AMOUNT    PROPERTIES
                                        ------------  -------------  ------------  -------------  ----------  -----------
                                                                     (DOLLARS IN THOUSANDS)

California............................  $  17,586             116    $  55,644              53    $   73,230         169
New York..............................     21,624             334        2,357              15        23,981         349
New Jersey............................      5,857              94        2,996              21         8,853         115
Connecticut...........................      6,883             127          567              11         7,450         138
Florida...............................      1,194              19        2,378               2         3,572          21
Other.................................     12,844(1)          199        2,076(2)           13        14,920         212
                                        ------------          ---    ------------          ---    ----------       -----
                                        $  65,988             889    $  66,018             115    $  132,006       1,004
                                        ------------          ---    ------------          ---    ----------       -----
                                        ------------          ---    ------------          ---    ----------       -----

- ------------------------
(1) Consists of properties located in 27 other states, none of which aggregated over $1.7 million in any one state.

(2) Consists of properties located in four other states, none of which aggregated over $2.0 million in any one state.

    The following table sets forth the activity in the real estate owned related to the Company's discounted loan portfolio during the periods indicated.

                                                                                    YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------------------------------------
                                      SIX MONTHS ENDED
                                       JUNE 30, 1996                 1995                    1994                     1993
                                  ------------------------  ----------------------  ----------------------  ------------------------
                                                NO. OF                   NO. OF                    NO.                    NO. OF
                                   AMOUNT     PROPERTIES     AMOUNT    PROPERTIES    AMOUNT    PROPERTIES    AMOUNT     PROPERTIES
                                  ---------  -------------  ---------  -----------  ---------  -----------  ---------  -------------
                                                                        (DOLLARS IN THOUSANDS)

Balance at beginning of
 period.........................  $ 166,294        1,065    $  95,227       1,005   $  33,369         516   $   3,812           93
Properties acquired.............     38,244          447      209,567       1,281     173,556       1,875      40,457          770
Sales...........................    (72,532)        (508)    (138,500)     (1,221)   (111,698)     (1,386)    (10,900)        (347)
                                  ---------        -----    ---------  -----------  ---------  -----------  ---------          ---
Balance at end of period........  $ 132,006        1,004    $ 166,294       1,065   $  95,227       1,005   $  33,369          516
                                  ---------        -----    ---------  -----------  ---------  -----------  ---------          ---
                                  ---------        -----    ---------  -----------  ---------  -----------  ---------          ---

    The following table sets forth the amount of time that the Company had held its real estate owned related to its discounted loan acquisitions at the dates indicated.

                                                                                                 DECEMBER 31,
                                                                                  JUNE 30,   ---------------------
                                                                                    1996        1995       1994
                                                                                 ----------  ----------  ---------
                                                                                          (IN THOUSANDS)

One to two months..............................................................  $   18,724  $   25,398  $  20,989
Three to four months...........................................................      10,415      22,672     22,985
Five to six months.............................................................       6,025      25,742     16,369
Seven to 12 months.............................................................      43,010      76,782     29,499
Over 12 months.................................................................      53,832      15,700      5,385
                                                                                 ----------  ----------  ---------
                                                                                 $  132,006  $  166,294  $  95,227
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

    The average period during which the Company held the $72.5 million, $138.5 million and $111.7 million of real estate owned related to its discounted loan acquisitions which was sold during the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994, respectively, was ten months, eight months and seven months, respectively.

    Although the Company evaluates the potential for significant environmental problems prior to acquiring a loan, there is a risk for any mortgage loan, particularly a multi-family residential and commercial real estate loan, that hazardous substances or other environmentally restricted substances could be discovered on the related real estate. In such event, the Company might be required to remove such substances from the affected properties or to engage in abatement procedures at its sole cost and expense. There can be no assurance that the cost of such removal or abatement will not substantially exceed the value of the affected properties or the loans secured by such properties, that the Company would have adequate remedies against the prior owners or other responsible parties or that the Company would be able to resell the affected properties either prior to or following completion of any such removal or abatement procedures. If such environmental problems are discovered prior to foreclosure, the Company generally will not foreclose on the related loan; however, the value of such property as collateral will generally be substantially reduced and the Company may suffer a loss upon collection of the loan as a result.

    From time to time the Company makes loans to finance the sale of real estate owned. At June 30, 1996, such loans amounted to $11.7 million and consisted of $6.9 million of single-family residential loans, $1.9 million of multi-family residential loans and $2.9 million of land loans. The land loans were made to finance the sale of real estate held by a subsidiary of the Company acquired in connection with the acquisition of Old Berkeley. All of the Company's loans to finance the sale of real estate owned were performing in accordance with their terms at June 30, 1996.

    CLASSIFIED ASSETS. OTS regulations require that each insured savings association classify its assets on a regular basis. In addition, in connection with examinations of insured associations, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off such amount. In this regard, the Company establishes required reserves and charges off loss assets as soon as administratively practicable. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.

    Based upon recent discussions with the OTS, the Company has modified its policy for classifying non-performing discounted loans and real estate owned related to its discounted loan portfolio ("non-performing discounted assets") to take into account both the holding period of such assets from the date of acquisition and the ratio of book value to market value of such assets. Under the new policy, all non-performing discounted assets which are held 15 months or more after the date of acquisition are classified substandard; non-performing discounted assets held 12 months to less than 15 months from the date of acquisition are classified as special mention if they have a ratio of book value to market value of less than 80% and substandard if such ratio is 80% or more; non-performing discounted assets held 90 days to less than 12 months from the date of acquisition are classified as special mention if they have a ratio of book value to market value of more than 80% and less than 85% and substandard if such ratio is equal to or greater than 85%; and non-performing discounted assets held less than 90 days from the date of acquisition are classified substandard if they have a ratio of book value to market value equal to or greater than 85%. In addition, non-performing discounted assets which are performing for a period of time subsequent to acquisition by the Company are classified as substandard at the time such loans become non-performing. The Company's past experience indicates that the resulting classified discounted assets do not necessarily correlate to probability of loss.

    Excluding assets which have been classified loss and fully reserved by the Company, the Company's classified assets at June 30, 1996 under the new policy consisted of $178.1 million of assets classified as substandard and $12,000 of assets classified as doubtful. In addition, at the same date $30.7 million of assets was designated as special mention.

    Substandard assets at June 30, 1996 under the new policy consisted primarily of $113.5 million of loans and real estate owned related to the Company's discounted single-family residential loan program, $49.8 million of loans and real estate owned related to the Company's discounted commercial real estate loan program and $14.4 million of single-family residential loans to non-conforming borrowers. Special mention assets at June 30, 1996 under the new policy consisted primarily of loans and real estate owned related to the Company's discounted loan programs, consisting of $16.0 million and $3.7 million of assets related to the Company's discounted single-family residential and discounted commercial real estate loan programs, respectively.

    ALLOWANCES FOR LOSSES. The Company maintains an allowance for losses for each of its loan portfolio and discounted loan portfolio at a level which management considers adequate to provide for potential losses based upon an evaluation of known and inherent risks in such portfolios.

    The following table sets forth the breakdown of the Company's allowances for losses on the Company's loan portfolio and discounted loan portfolio by category of loan and the percentage of loans in each category to total loans in the respective portfolios at the dates indicated.

                                                                                      DECEMBER 31,
                                                               -----------------------------------------------------------
                                              JUNE 30,
                                                1996                    1995                    1994              1993
                                       ----------------------  ----------------------  ----------------------  -----------
                                         AMOUNT         %        AMOUNT         %        AMOUNT         %        AMOUNT
                                       -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                                                     (DOLLARS IN THOUSANDS)

Loan portfolio:
  Single-family residential loans....   $     297        20.0%  $     346        22.2%  $     615        52.2%  $     174
  Multi-family residential loans.....         682        22.2         683        14.3      --             2.9         333
  Commercial real estate and land
   loans.............................       1,876        57.7         875        62.6         218        42.3         218
  Consumer and other loans...........      --             0.1          43         0.9         238         2.6         159
                                       -----------  ---------  -----------  ---------  -----------  ---------       -----
    Total............................   $   2,855       100.0%  $   1,947       100.0%  $   1,071       100.0%  $     884
                                       -----------  ---------  -----------  ---------  -----------  ---------       -----
                                       -----------  ---------  -----------  ---------  -----------  ---------       -----
Discounted loan portfolio(1):
  Single-family residential loans....   $   4,233        31.6%
  Multi-family residential loans.....       1,659        17.5
  Commercial real estate loans.......       3,578        50.7
  Other loans........................      --             0.2
                                       -----------  ---------
    Total............................   $   9,470       100.0%
                                       -----------  ---------
                                       -----------  ---------

                                                           1992                    1991
                                                  ----------------------  ----------------------
                                           %        AMOUNT         %        AMOUNT         %
                                       ---------  -----------  ---------  -----------  ---------
Loan portfolio:
  Single-family residential loans....       31.6%  $      20        77.3%  $      28        78.4%
  Multi-family residential loans.....       40.9         281        12.7         272        13.7
  Commercial real estate and land
   loans.............................       23.7         220         4.6         399         3.8
  Consumer and other loans...........        3.8         231         5.4         235         4.1
                                       ---------       -----   ---------       -----   ---------
    Total............................      100.0%  $     752       100.0%  $     934       100.0%
                                       ---------       -----   ---------       -----   ---------
                                       ---------       -----   ---------       -----   ---------
Discounted loan portfolio(1):
  Single-family residential loans....
  Multi-family residential loans.....
  Commercial real estate loans.......
  Other loans........................
    Total............................

- ----------------------------------
(1) Not applicable at or prior to December 31, 1995.

    The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

    The following table sets forth an analysis of activity in the allowance for losses relating to the Company's loan portfolio during the periods indicated.

                                                      SIX MONTHS
                                                         ENDED                    YEAR ENDED DECEMBER 31,
                                                       JUNE 30,    -----------------------------------------------------
                                                         1996        1995       1994       1993       1992       1991
                                                      -----------  ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)

Balance, beginning of period........................   $   1,947   $   1,071  $     884  $     752  $     934  $   1,170
Provision for loan losses...........................       1,132       1,121     --         --         --         --

Charge-offs:
  Single-family residential loans...................        (188)       (131)      (302)      (150)      (138)        (8)
  Multi-family residential loans....................          (7)     --         --           (170)        (3)       (96)
  Commercial real estate and land loans.............      --             (40)    --         --         --           (135)
  Consumer loans....................................         (29)        (92)      (170)       (16)       (88)       (37)
                                                      -----------  ---------  ---------  ---------  ---------  ---------
    Total charge-offs...............................        (224)       (263)      (472)      (336)      (229)      (276)

Recoveries:
  Single-family residential loans...................      --               3        410        346         29         35
  Multi-family residential loans....................      --          --         --         --         --         --
  Commercial real estate and land loans.............      --              15     --         --         --         --
  Consumer loans....................................      --          --            249        122         18          5
                                                      -----------  ---------  ---------  ---------  ---------  ---------
    Total recoveries................................      --              18        659        468         47         40
                                                      -----------  ---------  ---------  ---------  ---------  ---------
    Net (charge-offs) recoveries....................        (224)       (245)       187        132       (182)      (236)
                                                      -----------  ---------  ---------  ---------  ---------  ---------
Balance, end of period..............................   $   2,855   $   1,947  $   1,071  $     884  $     752  $     934
                                                      -----------  ---------  ---------  ---------  ---------  ---------
                                                      -----------  ---------  ---------  ---------  ---------  ---------
Net (charge-offs) recoveries as a percentage of
 average loan portfolio.............................       (0.07)%     (0.19)%      0.28%      0.10%     (0.37)     (0.46)%

    During the six months ended June 30, 1996, the activity in the allowance for losses related to the discounted loan portfolio consisted of $13.2 million of general provisions for losses, $3.8 million of charge-offs (consisting of $2.4 million, $448,000 and $929,000 related to single-family residential loans, multi-family residential loans and commercial real estate loans, respectively) and $43,000 of recoveries.

INVESTMENT ACTIVITIES

    GENERAL. The investment activities of the Company currently include investments in mortgage-related securities, investment securities and low-income housing tax credit interests. The investment policy of the Company, which is established by the Investment Committee and approved by the Board of Directors, is designed primarily to provide a portfolio of high quality, diversified instruments while seeking to optimize net interest income within acceptable limits of interest rate risk, credit risk and liquidity.

    MORTGAGE-BACKED AND RELATED SECURITIES. From time to time the Company invests in mortgage-backed and related securities. Although mortgage-backed and related securities generally yield less than the loans that back such securities because of costs associated with their payment guarantees or credit enhancements, such securities are more liquid than individual loans and may be used to collateralize borrowings of the Company. See Note 15 to the Consolidated Financial Statements.

    Mortgage-related securities include regular and residual interests in REMICs. The regular interests of some REMICs are like traditional debt instruments because they have stated principal amounts and traditionally defined interest-rate terms. Purchasers of certain other REMICs are entitled to the excess, if any, of the issuer's cash inflows, including reinvestment earnings, over the cash outflows for debt service and administrative expenses. These REMICs may include instruments designated as residual interests, which represent an equity ownership interest in the underlying collateral, subject to the first lien of the investors in the other classes of the REMIC.

    A senior-subordinated structure often is used with REMICs to provide credit enhancement for securities which are backed by collateral which is not guaranteed by FNMA, FHLMC or GNMA. These structures divide mortgage pools into two risk classes: a senior class and one or more subordinated classes. The subordinated classes provide protection to the senior class. When cash flow is impaired, debt service goes first to the holders of senior classes. In addition, incoming cash flows also may go into a reserve fund to meet any future shortfalls of cash flow to holders of senior classes. The holders of subordinated classes may not receive any funds until the holders of senior classes have been paid and, when appropriate, until a specified level of funds has been contributed to the reserve fund.

    The following table sets forth the Company's mortgage-related securities available for sale at the dates indicated.

                                                                                          DECEMBER 31
                                                                    JUNE 30,   ----------------------------------
                                                                      1996        1995        1994        1993
                                                                   ----------  ----------  ----------  ----------
                                                                                   (IN THOUSANDS)

Mortgage-backed securities:
  Single-family residential:
    Privately issued-AAA rated...................................  $   --      $   --      $   19,099  $  162,392
    FHLMC........................................................      --          --          --          63,475
    FNMA.........................................................      --          --          --          42,990
                                                                   ----------  ----------  ----------  ----------
      Total......................................................      --          --          19,099     268,857
  Multi-family residential.......................................      --          --          --          69,701
  Futures contracts..............................................      --          --          --             756
                                                                   ----------  ----------  ----------  ----------
      Total......................................................      --          --          --          70,457

Mortgage-related securities:
  Single-family residential:
    Interest only................................................      10,685      11,774       1,996      --
    Principal only...............................................       6,922       8,218      11,490      --
    CMOs-AAA rated...............................................      86,606     138,831      75,032     187,059
    PAC securities...............................................      --             574      --          --
    REMIC residuals..............................................      10,688         472      --          --
    Subordinates.................................................      29,119      27,310      --          --
    Futures contracts............................................        (381)     (1,598)      1,143      --
                                                                   ----------  ----------  ----------  ----------
      Total......................................................     143,639     185,581      89,661     187,059

Multi-family residential and commercial:
  CMOs...........................................................      --          --          53,939      --
  Interest only..................................................      96,100     109,193      --          --
  Subordinates...................................................      23,409      42,954      22,095      --
  Futures contracts..............................................          51        (248)       (609)     --
                                                                   ----------  ----------  ----------  ----------
      Total......................................................     119,560     151,899      75,425      --
                                                                   ----------  ----------  ----------  ----------
        Total....................................................  $  263,199  $  337,480  $  184,185  $  526,373
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

    The following table sets forth the Company's mortgage-related securities held for investment at the dates indicated.

                                                                                          DECEMBER 31
                                                                  JUNE 30,    -----------------------------------
                                                                    1996          1995        1994        1993
                                                                ------------  ------------  ---------  ----------
                                                                                 (IN THOUSANDS)

CMOs..........................................................  $    --       $    --       $  90,153  $  114,884
PAC securities................................................       --            --             994       4,844
REMIC residuals...............................................       --            --             770       1,186
                                                                ------------  ------------  ---------  ----------
    Total.....................................................  $    --  (1)  $    --  (1)  $  91,917  $  120,914
                                                                ------------  ------------  ---------  ----------
                                                                ------------  ------------  ---------  ----------

- ------------------------
(1) Reflects the transfer of $73.7 million of securities to available for sale pursuant to guidance issued by the FASB in November 1995.

    The following table sets forth certain information relating to each mortgage-related security held by the Company which had a carrying value which exceeded 10% of the Company's stockholders' equity at June 30, 1996, all of which were classified as available for sale.

                                                      TYPE OF             MARKET
                   ISSUER                            SECURITY              VALUE
- --------------------------------------------  -----------------------  -------------
                                                                            (IN
                                                                        THOUSANDS)
                                              Single-family
ITT Federal Bank, FSB 1994-P1, 1B              subordinate             $    29,119

Securitized Asset Sales, Inc. 1993-3, A1      Single-family CMO             21,589

Merrill Lynch Mortgage Investor, Inc. 1993    Multi-family
 M1 B                                          subordinate                  19,031

Countrywide Funding Corporation 1993-7, A1    Single-family CMO             17,761

Countrywide Funding Corporation 1993-3, A1    Single-family CMO             17,001

FBS Mortgage Corporation 1993-E, A1           Single-family CMO             16,772

    At June 30, 1996, $22.4 million of the Company's securities available for sale were issued by FHLMC or FNMA and $240.8 million of such securities were privately issued. Of the $240.8 million of securities available for sale which were privately issued at June 30, 1996, $176.0 million were rated AAA by national rating agencies, $4.4 million were rated investment grade by national rating agencies below this level and $60.4 million (amortized cost of $59.9 million) were unrated.

    At June 30, 1996, the carrying value of the Company's investment in IO strips and PO strips amounted to $113.7 million. The Company invests in IO strips and PO strips from time to time based on its capital position, interest rate risk profile and the market for such securities. IO strips and PO strips exhibit considerably more price volatility than mortgages or ordinary mortgage pass-through securities, due in part to the uncertain cash flows that result from changes in the prepayment rates of the underlying mortgages. In the case of IO strips in particular, increased prepayments of the underlying mortgages as a result of decreases in market interest rates can result in a loss of all or part of the purchase price of such security, although IO strips relating to mortgage-related securities backed by multi-family residential and commercial real estate loans (which amounted to $96.1 million of the $106.8 million of IO strips owned by the Company at June 30, 1996) generally have provisions which prohibit and/or provide economic disincentives to prepayments for specified periods. The Company generally attempts to offset the interest rate risk associated with a particular IO strip or PO strip by purchasing other securities and/or hedging against such risk through futures contracts. The Company believes that these investments complement its overall interest rate sensitivity profile and, in the case of IO strips from securities backed by multi-family residential and commercial real estate loans, provide some hedge against the risk that the Company's multi-family residential and commercial real estate loans, which generally do not fully amortize over the term of the loan and require balloon payments at maturity, may not be repaid or refinanced at maturity at market rates or at all due to increases in interest rates subsequent to origination of the loan. At June 30, 1996, all of the Company's IO strips and PO strips were either issued by FHLMC or FNMA or rated AAA by national rating agencies, with the exception of two IO securities with an aggregate carrying value of $1.7 million, which were rated investment grade below this level.

    At June 30, 1996, the carrying value of the Company's investment in subordinate classes of mortgage-related securities amounted to $52.5 million. The Company invests in subordinate classes of mortgage-related securities from time to time based on its capital position, interest rate risk profile, the market for such securities and other factors. During 1995, in connection with its acquisition of $28.0 million of subordinate interests in a CMO backed by single-family residential loans, the Company acquired the rights to service the loans which backed all classes of the CMO for approximately $3.8 million. This transaction was primarily responsible for the increase in the amount of loans serviced by the Company for others from $132.8 million at December 31, 1994 to $361.6 million at December 31, 1995. At June 30, 1996, the Company's subordinate securities supported senior classes of securities having an aggregate outstanding principal balance of $664.7 million. Because of their subordinate position, subordinate classes of mortgage-related securities involve substantially more risk than the other classes.

    Under a regulatory bulletin issued by the OTS, a federally-chartered savings institution such as the Bank generally may invest in "high risk" mortgage securities only to reduce its overall interest rate risk and after it has adopted various policies and procedures, although under specified circumstances such securities also may be acquired for trading purposes. A "high risk" mortgage security for this purpose generally is any mortgage-related security which meets one of three tests which are intended to measure the average life or price volatility of the security in relation to a benchmark fixed rate, 30-year mortgage-backed pass-through security. At June 30, 1996, the Company held mortgage-related securities with a carrying value of $30.8 million (amortized cost of $31.3 million) which were classified as "high-risk" mortgage securities by the OTS, all of which were utilized to reduce the Company's overall interest rate risk.

    The expected actual maturity of a mortgage-backed and related security is shorter than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and adversely affect its yield to maturity. The yield is based upon the interest income and the amortization of any premium or accretion of any discount related to the mortgage-backed and related security. Prepayments on mortgage-backed and related securities have the effect of accelerating the amortization of premiums and accretion of discounts, which decrease and increase interest income, respectively. Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of falling mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Similarly, during periods of increasing interest rates, refinancing generally decreases, thus lengthening the estimated maturity of mortgage loans.

    For additional information relating to the Company's mortgage-related securities, see Notes 5 and 7 to the Consolidated Financial Statements.

    INVESTMENT SECURITIES. Investment securities currently consist primarily of U.S. Government securities and required investment in FHLB stock.

    The following table sets forth the Company's investment securities available for sale and held for investment at the dates indicated.

                                                                                                DECEMBER 31
                                                                          JUNE 30,    -------------------------------
                                                                            1996        1995       1994       1993
                                                                         -----------  ---------  ---------  ---------
                                                                                        (IN THOUSANDS)
Available for sale:
  U.S. Government securities...........................................   $  --       $  --      $   3,532  $     692
  Municipal obligations................................................      --          --         --            118
                                                                         -----------  ---------  ---------  ---------
    Total..............................................................      --          --          3,532        810

Held for investment:
  U.S. Government securities...........................................      --          10,036     10,325     20,041
  FHLB stock(1)........................................................       8,798       8,520      6,555     12,396
  Limited partnership interests........................................         104         109        131        131
                                                                         -----------  ---------  ---------  ---------
    Total..............................................................       8,902      18,665     17,011     32,568
                                                                         -----------  ---------  ---------  ---------
    Total investment securities........................................   $   8,902   $  18,665  $  20,543  $  33,378
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------

- ------------------------
(1) As a member of the FHLB of New York, the Bank is required to purchase and maintain stock in the FHLB of New York in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year or 5% of borrowings, whichever is greater.

    TRADING SECURITIES. From time to time the Company purchases investment and mortgage-backed and related securities for trading purposes. In addition, securities resulting from the exchange of loans are also accounted for as the purchase of trading securities.

    When securities are purchased with the intent to resell in the near term, they are classified as trading securities and carried on the Company's consolidated balance sheet as a separately identified trading account. Securities in this account are carried at current market value and any increase or decrease in unrealized appreciation or depreciation is included in the Company's consolidated statements of operations.

    Under guidelines approved by the Board of Directors of the Company, the Company is authorized to hold a wide variety of securities as trading securities, including U.S. Government and agency securities and mortgage-backed and related securities. The Company also is authorized by such guidelines to use various hedging techniques in connection with its trading activities, as well as to effect short sales of securities, pursuant to which the Company sells securities which are to be acquired by it at a future date. Under current guidelines, the amount of securities held by the Company in a trading account may not exceed on a gross basis the greater of $200 million or 15% of the Company's total assets, and the total net amount of securities (taking into account any related hedge or buy/sell agreement relating to similar securities) may not exceed the greater of $150 million or 10% of total assets.

    The Company traded assets on a short-term basis (generally within a day) totalling $10.1 million, $275.4 million and $78.6 million during 1995, 1994 and 1993, respectively, resulting in net gains of $84,000, $1.8 million and $1.2 million during these respective periods.

    INVESTMENTS IN LOW-INCOME HOUSING TAX CREDIT INTERESTS. The Company invests in low-income housing tax credit interests (generally limited partnerships) for the purpose of obtaining income tax credits pursuant to Section 42 of the Code, which provides a tax credit to investors in qualified low-income rental housing that is constructed, rehabilitated or acquired after December 31, 1986. To be eligible for housing tax credits, a property generally must first be allocated an amount of tax credits by the state tax credit allocating agency, which in most cases also serves as the state housing finance agency, of the state in which the property is located. If the property is to be constructed or rehabilitated, it must be completed and placed in service within a specified time, generally within two years after the year in which the tax credit allocation is received. A specified portion of the apartment units in a qualifying project may only be rented to qualified tenants for a period of 15 years, or a portion of any previously claimed tax credits will be subject to recapture, as discussed below.

    At June 30, 1996, the Company's investments in low-income housing tax credit interests amounted to $92.3 million, as compared to $81.4 million and $49.4 million at December 31, 1995 and 1994, respectively. The Company's investments in low-income housing tax credit interests are made by the Company indirectly through subsidiaries of the Bank, which may be a general partner and/or a limited partner in the partnership.

    In accordance with a recent pronouncement of the Emerging Issues Task Force, the Company's accounting for investments in low-income housing tax credit partnerships in which it acts solely as a limited partner, which amounted to $66.9 million in the aggregate at June 30, 1996, depends on whether the investment was made on or after May 18, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition--Investments in Low-Income Housing Tax Credit Interests."

    Low-income housing tax credit partnerships in which the Company, through a subsidiary, acts as a general partner, are presented on a consolidated basis. At June 30, 1996, the Company's investments in low-income housing tax credit interests included $22.5 million of assets related to low-income housing tax credit partnerships in which a subsidiary of the Company acts as a general partner. At the same date, the amount of the Company's equity investments in such partnerships amounted to $16.2 million and the Company had commitments to make $18.0 million of additional equity investments in such partnerships. The Company's equity investments in its consolidated partnerships and, as discussed below, loans by the Company to such partnerships, are eliminated from inclusion in the Company's investments and loan portfolio, respectively, upon consolidation of such partnerships with the Company for financial reporting purposes.

    The Company also makes loans to low-income housing tax credit partnerships in which it has invested to construct the affordable housing project owned by the partnership. At June 30, 1996, the Company had $19.2 million of construction loans outstanding to low-income housing tax credit partnerships and commitments to fund an additional $44.4 million of such loans. Approximately $6.3 million of such funded construction loans at June 30, 1996 were made to partnerships in which subsidiaries of the Company acted as a general partner and which thus were consolidated with the Company for financial reporting purposes. The risks associated with these construction loans are the same as those made by the Company to unaffiliated third parties. See "Business--Lending Activities."

    The affordable housing projects owned by the low-income housing tax credit partnerships in which the Company had invested at June 30, 1996 are geographically located throughout the United States. At June 30, 1996, the Bank's largest funded investment in a low-income housing tax credit partnership was a $16.5 million investment in a partnership which owned a 408-unit qualifying project in Fort Lauderdale, Florida, and the Bank's largest funded and unfunded investment in such a partnership was a $28.2 million commitment to fund equity and debt investments in a partnership which will construct a 240-unit qualifying project in Greece, New York, of which $236,000 of equity and $4.1 million of debt was funded as of such date.

    At June 30, 1996, the Company had invested in or had commitments to invest in 22 low-income housing tax credit partnerships, all of which had been allocated tax credits. The Company estimates that its investment in low-income housing tax credit interests at June 30, 1996 will provide approximately $173.6 million of tax credits.

    During the six months ended June 30, 1996, the Company sold $6.7 million of its investments in low-income housing tax credit interests for a pre-tax gain of $990,000. In addition, the Company has entered into an agreement to sell additional low-income tax credit interests with a carrying value of $11.7 million, which will not be recognized as a sale under generally accepted accounting principles until certain construction and other obligations of the Company are substantially completed. Depending on available prices, its ability to utilize tax credits and other factors, the Company may seek to sell other of its low-income housing tax credit interests in the future.

    The ownership of low-income housing tax credit interests produce two types of tax benefits. The primary tax benefit flows from the low-income housing tax credits under the Code which are generated by the ownership and operation of the real property in the manner required to obtain such tax credits. These credits may be used to offset Federal income tax on a dollar for dollar basis but may not offset the alternative minimum tax; tax credits thus may reduce the overall federal income tax to an effective rate of 20%. At December 31, 1995, the Company could recover $8.7 million and $1.4 million of taxes paid in 1994 and 1993, respectively, through the carryback of tax credits realized in the current year which would not otherwise be deductible due to the alternative minimum tax. In addition, the operation of the rental properties produces tax losses in the early years and sometimes throughout the anticipated ownership period. These tax losses may be used to offset taxable income from other operations and thereby reduce the income tax which would otherwise be paid on such taxable income.

    Tax credits can be claimed over a ten-year period on a straight-line basis once the underlying multi-family residential properties are placed in service to reduce the tax payments computed based upon taxable income to not less than the alternative minimum tax computed for that year or any year not more than three years before or 15 years after the year the tax credit is earned. Tax credits are realized regardless of whether units in the project continue to be occupied once the units in the project have been initially rented to a qualifying tenant, and tax credits are not dependent on a project's operating income or appreciation. Tax credits can be claimed over a ten-year period and generally can be lost or recaptured only if non-qualifying tenants are placed in units, ownership of the project is transferred or the project is destroyed and not rebuilt during a 15-year compliance period for the project. The Company has established specific investment criteria for investment in multi-family residential projects which have been allocated tax credits, which require, among other things, a third party developer of the project and/or the seller of the interest therein to provide a guarantee against loss or recapture of tax credits and to maintain appropriate insurance to fund rebuilding in case of destruction of the project. Notwithstanding the Company's efforts, there can be no assurance that the multi-family residential projects owned by the low-income housing tax credit partnerships in which it has invested will satisfy applicable criteria during the 15-year compliance period and that there will not be loss or recapture of the tax credits associated therewith.

    Investments made pursuant to the affordable housing tax credit program of the Code are subject to numerous risks resulting from changes in the Code. For example, the Balanced Budget Act of 1995, which was vetoed by the President of the United States in December 1995 for reasons which were unrelated to the tax credit program, generally would have established a sunset date for the affordable housing tax credit program of the Code for housing placed in service after December 31, 1997 and would have repealed, effective December 31, 1995, provisions which generally permitted a state's unused low-income housing tax credits to be reallocated for use by other states through a "national pool" of unused housing credit carryovers. Although these changes would not have impacted the Company's existing investments, other potential changes in the Code which have been discussed from time to time could reduce the benefits associated with the Company's existing investments in low-income housing tax credit interests, including the replacement of the current graduated income taxation provisions of the Code with a "flat tax" based system and increases in the alternative minimum tax, which cannot be reduced by tax credits. Management of the Company is unable to predict whether any of the foregoing or other changes to the Code which may directly or indirectly affect the affordable housing tax credit program of the Code will be the subject of future legislation and, if so, what the contents of such legislation will be and its effects, if any, on the Company.

SOURCES OF FUNDS

    GENERAL. Deposits, FHLB advances, reverse repurchase agreements, structured financings, maturities and principal repayments on securities and loans and proceeds from the sale of securities and loans held for sale currently are the principal sources of funds for use in the Company's investment and lending activities and for other general business purposes. Management of the Company closely monitors rates and terms of competing sources of funds on a regular basis and generally utilizes the source which is the most cost effective.

    DEPOSITS. The primary source of deposits for the Company currently is brokered certificates of deposit obtained through national investment banking firms which, pursuant to agreements with the Company, solicit funds from their customers for deposit with the Bank. Such deposits amounted to $1.02 billion or 67.9% of the Company's total deposits at June 30, 1996. In addition, during 1995 the Company commenced a program to obtain certificates of deposit from customers of regional and local investment banking firms which are made aware of the Company's products by the Company's direct solicitation and marketing efforts. These deposits generally are obtained on more economically attractive terms to the Company than the brokered deposits obtained through national investment banking firms. At June 30, 1996, $267.7 million or 17.8% of the Company's deposits were obtained in this manner through over 100 regional and local investment banking firms. During 1995, the Company also expanded its wholesale deposit program to directly solicit certificates of deposit from institutional investors and high net worth individuals identified by the Company. At June 30, 1996, $109.2 million or 7.3% of the Company's total deposits consisted of deposits obtained by the Company from such efforts. Ultimately, it is anticipated that these efforts will increase the Company's internally-generated deposits and reduce the costs associated with and its dependence on brokered deposits.

    During 1996, the Company intends to expand its direct deposit solicitation efforts to solicit certificates of deposit on behalf of other financial institutions. These activities will be conducted through Ocwen Capital Markets Inc., a Florida corporation and a wholly-owned subsidiary of the Company which, subject to the receipt of required regulatory approvals, will be a registered broker-dealer under the Exchange Act. It is currently anticipated that Ocwen Capital Markets Inc. will commence these activities in the second half of 1996.

    The Company's brokered deposits at June 30, 1996 were net of $7.6 million of unamortized deferred fees. The amortization of deferred fees is computed using the interest method and is included in interest expense on certificates of deposit.

    The Company believes that the effective cost of brokered and other wholesale deposits is more attractive to the Company than deposits obtained on a retail basis from branch offices after the general and administrative expense associated with the maintenance of branch offices is taken into account. Moreover, brokered and other wholesale deposits may include provisions which make them non-cancelable during their terms. At June 30, 1996, $925.4 million or 90.8% of the Company's $1.02 billion of brokered deposits obtained through national investment banking firms were non-cancelable. The remainder of the Company's brokered and other wholesale deposits at such date were cancelable by the depositor only upon the payment of a substantial penalty. Brokered and other wholesale deposits also generally give the Company more flexibility than retail sources of funds in structuring the maturities of deposits. At June 30, 1996, approximately 54.0% of the Company's certificates of deposit were scheduled to mature within one year.

    There are various limitations on the ability of all but well-capitalized insured financial institutions to obtain brokered deposits. See "Regulation--The Bank--Brokered Deposits." These limitations currently are not applicable to the Company because the Bank is a well-capitalized financial institution under applicable laws and regulations. See "Regulation--The Bank--Regulatory Capital Requirements."

    In addition to brokered and other wholesale deposits, the Company obtains deposits from its office located in Bergen County, New Jersey. These deposits include non-interest bearing checking accounts, NOW and money market checking accounts, savings accounts and certificates of deposit and are obtained through advertising, walk-ins and other traditional means. At June 30, 1996, the deposits which were allocated to this office amounted to $49.0 million or 3.3% of the Company's deposits.

    The following table sets forth information relating to the Company's deposits at the dates indicated.

                                                                                               DECEMBER 31,
                                                                         ---------------------------------------------------------
                                                        JUNE 30,
                                                          1996                    1995                    1994             1993
                                                 ----------------------  ----------------------  ----------------------  ---------
                                                  AMOUNT     AVG. RATE    AMOUNT     AVG. RATE    AMOUNT     AVG. RATE    AMOUNT
                                                 ---------     -----     ---------     -----     ---------     -----     ---------
                                                                              (DOLLARS IN THOUSANDS)

Non-interest bearing checking accounts.........  $  55,603          --%  $  48,482          --%  $  35,943          --%  $  45,096
NOW and money market checking accounts.........     19,385        4.05      17,147        3.37      18,934        2.17     115,402
Savings accounts...............................      3,520        2.30       3,471        2.30      24,007        2.30     167,026
                                                 ---------               ---------               ---------               ---------
                                                    78,508                  69,100                  78,884                 327,524
                                                 ---------               ---------               ---------               ---------
Certificates of deposit(1).....................  1,431,221               1,440,240                 950,817                 537,147
Unamortized (deferred fees) purchase accounting
 discount......................................     (7,554)                 (7,694)                 (6.433)                  7,208
                                                 ---------               ---------               ---------               ---------
                                                 1,423,667        5.84   1,432,546        5.68     944,384        5.50     544,355
                                                 ---------               ---------               ---------               ---------
    Total deposits.............................  $1,502,175       5.60   $1,501,646       5.46   $1,023,268       5.17   $ 871,879
                                                 ---------               ---------               ---------               ---------
                                                 ---------               ---------               ---------               ---------

                                                  AVG. RATE
                                                    -----
Non-interest bearing checking accounts.........          --%
NOW and money market checking accounts.........        1.07
Savings accounts...............................        1.20
Certificates of deposit(1).....................
Unamortized (deferred fees) purchase accounting
 discount......................................
                                                       4.22
    Total deposits.............................        3.01

- ------------------------------
(1) At June 30, 1996 and December 31, 1995 and 1994, certificates of deposit issued on an uninsured basis amounted to $110.6 million, $80.0 million and $21.1 million, respectively.

    The following table sets forth by various interest rate categories the certificates of deposit in the Company at the dates indicated.

                                                                                         DECEMBER 31,
                                                                 JUNE 30,    ------------------------------------
                                                                   1996          1995         1994        1993
                                                               ------------  ------------  ----------  ----------
                                                                             (DOLLARS IN THOUSANDS)

2.99% or less................................................  $        382  $        222  $    3,613  $  121,266
3.00-3.50%...................................................             3            39         642     194,650
3.51-4.50....................................................         3,869        42,751     221,459     165,862
4.51-5.50....................................................       535,304       454,653     242,383      42,206
5.51-6.50....................................................       646,270       660,745     310,898       6,251
6.51-7.50....................................................       237,348       273,655     165,197       6,460
7.51-8.50....................................................           491           481         192       3,794
8.51-9.50....................................................       --            --           --           3,866
                                                               ------------  ------------  ----------  ----------
                                                               $  1,423,667  $  1,432,546  $  944,384  $  544,355
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------

    The following table sets forth the amount and maturities of the certificates of deposit in the Company at June 30, 1996.

                                                          OVER SIX MONTHS    ONE YEAR
                                             SIX MONTHS    AND LESS THAN     THROUGH      OVER TWO
                                              AND LESS        ONE YEAR      TWO YEARS      YEARS         TOTAL
                                             -----------  ----------------  ----------  ------------  ------------
                                                                    (DOLLARS IN THOUSANDS)

2.99% or less..............................   $     217     $        122    $   --      $         43  $        382
3.00-3.50%.................................      --              --             --                 3             3
3.51-4.50..................................       3,187              555           107            20         3,869
4.51-5.50..................................     247,179           96,558        87,051       104,516       535,304
5.51-6.50..................................     279,731           85,131       151,283       130,125       646,270
6.51-7.50..................................      38,589           17,561        67,543       113,655       237,348
7.51-8.50..................................      --              --             --               491           491
                                             -----------        --------    ----------  ------------  ------------
                                             5$68,903...    $    199,927    $  305,984  $    348,853  $  1,423,667
                                             -----------        --------    ----------  ------------  ------------
                                             -----------        --------    ----------  ------------  ------------

    At June 30, 1996, the Company had $110.6 million of certificates of deposit in amounts of $100,000 or more outstanding maturing as follows: $35.8 million within three months; $24.5 million over three months through six months; $22.3 million over six months through 12 months; and $28.0 million thereafter.

    For additional information relating to the Company's deposits, see Note 13 to the Consolidated Financial Statements.

    BORROWINGS. Through the Bank the Company obtains advances from the FHLB of New York upon the security of certain of its residential first mortgage loans, mortgage-backed and related securities and other assets, including FHLB stock, provided certain standards related to the creditworthiness of the Bank have been met. FHLB advances are available to member financial institutions such as the Bank for investment and lending activities and other general business purposes. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate, which may be fixed or adjustable, and range of maturities.

    The Company also obtains funds pursuant to securities sold under reverse repurchase agreements. Under these agreements, the Company sells securities (generally mortgage-backed and related securities) under an agreement to repurchase such securities at a specified price at a later date. Reverse repurchase agreements have short-term maturities (typically 90 days or less) and are deemed to be financing transactions. All securities underlying reverse repurchase agreements are reflected as assets in the Company's Consolidated Financial Statements and are held in safekeeping by broker-dealers.

    The Company's borrowings also include subordinated debentures and notes. At June 30, 1996, this category of borrowings consisted primarily of $100 million principal amount of the Debentures issued by the Bank in June 1995. At June 30, 1996, this category of borrowings also included $7.4 million of short-term notes which are privately issued by the Company from time to time to certain stockholders of the Company.

    At June 30, 1996, borrowings also included a hotel mortgage payable in connection with a hotel in Columbus, Ohio which is owned by the Company.

    The following table sets forth information relating to the Company's borrowings and other interest-bearing obligations at the dates indicated.

                                                                                          DECEMBER 31,
                                                                     JUNE 30,   ---------------------------------
                                                                       1996        1995       1994        1993
                                                                    ----------  ----------  ---------  ----------
                                                                                   (IN THOUSANDS)

FHLB advances.....................................................  $   70,399  $   70,399  $   5,399  $   57,399
Reverse repurchase agreements.....................................      --          84,761     --         275,468
Subordinated debentures and other interest-bearing obligations:
  Debentures......................................................     100,000     100,000     --          --
  Short-term notes................................................       7,365       8,627      1,012      14,578
  Hotel mortgages payable.........................................       8,338       8,427     19,099      26,347
                                                                    ----------  ----------  ---------  ----------
                                                                       115,703     117,054     20,111      40,925
                                                                    ----------  ----------  ---------  ----------
                                                                    $  186,102  $  272,214  $  25,510  $  373,792
                                                                    ----------  ----------  ---------  ----------
                                                                    ----------  ----------  ---------  ----------

    The following table sets forth certain information relating to the Company's short-term borrowings having average balances during the period of greater than 30% of stockholders' equity at the end of the period. During each reported period, FHLB advances and reverse repurchase agreements are the only categories of borrowings meeting this criteria.

                                                               AT OR FOR THE    AT OR FOR THE YEAR ENDED DECEMBER
                                                             SIX MONTHS ENDED                  31,
                                                                 JUNE 30,       ---------------------------------
                                                                   1996           1995        1994        1993
                                                             -----------------  ---------  ----------  ----------
                                                                            (DOLLARS IN THOUSANDS)
FHLB advances:
  Average amount outstanding during the period.............      $  70,399      $  14,866  $   26,476  $   64,130
  Maximum month-end balance outstanding during the
   period..................................................         70,399        100,399      57,399      67,399
  Weighted average rate:
    During the period......................................           5.77%          7.57%       4.65%       4.42%
    At end of period.......................................           5.55           5.84        9.59        4.02
Reverse repurchase agreements:
  Average amount outstanding during the period.............      $  23,793      $  16,754  $  254,052  $  195,111
  Maximum month-end balance outstanding during the
   period..................................................         84,321         84,761     537,629     275,468
  Weighted average rate:
    During the period......................................           5.76%          5.68%       3.98%       3.56%
    At end of period.......................................         --               5.70      --            3.57

    For additional information relating to the Company's borrowings, see Notes 14, 15 and 16 to the Consolidated Financial Statements.

DISCONTINUED OPERATIONS

    Until recently, the Company's business activities included an automated banking division which generally emphasized the installation of automated teller machines and automated banking centers in a wide variety of locations which were not associated with branch offices of the Company, as well as the development and installation of an automated multi-application card system for the distribution of financial products and services to members of a college or university population. For further information relating to this division, which was discontinued in September 1995, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Discontinued Operations."

OFFICES

    At June 30, 1996, the Company conducted business from its executive offices located in West Palm Beach, Florida, a full-service banking office located in northern New Jersey and a loan production office located in New Jersey.

    The following table sets forth information relating to the Company's executive, main and other offices at June 30, 1996.

                                                          NET BOOK VALUE OF
                                                        PROPERTY OR LEASEHOLD
             LOCATION                 OWNED/LEASED          IMPROVEMENTS
- -----------------------------------  ---------------  -------------------------
                                                       (DOLLARS IN THOUSANDS)
Executive Offices:

1675 Palm Beach Lakes Blvd.             Leased        $           5,824
West Palm Beach, FL
Main Office:
1350 Sixteenth Street                   Leased                        7
Fort Lee, NJ
Loan Production Office:
100 Menlo Park Drive                    Leased                       13
Suite 200
Edison, New Jersey

COMPUTER SYSTEMS AND OTHER EQUIPMENT

    The Company believes that its use of information technology is a key factor in achieving competitive advantage in the servicing of nonperforming loans, improving servicing efficiencies to minimize operating costs and increasing overall profitability. The Company has invested in a state-of-the-art computer infrastructure, and uses an IBM AS400 and NetFRAME file servers as its primary hardware platforms. In addition to its standard industry software applications, the Company has internally developed fully integrated proprietary applications designed to provide decision support, automation of decision execution and tracking and exception reporting. The Company's systems have significant capacity for expansion or upgrade.

    The proprietary software packages developed for asset resolution use advanced financial models to predict the resolution strategy with the highest returns and to route the loan or property through the resolution process, as well as track performance against specified timelines for each procedure. These activities are linked with automated communications, including FAX, e-mail or letter with the borrower or outside vendors, such as attorneys and brokers. The systems also are integrated with a document imaging system which currently stores two million images on magnetic media with a 50 gigabyte optical juke box for additional storage. This system permits the immediate access to pertinent loan documents and the automatic preparation of foreclosure packages. The Company also has implemented a data warehouse strategy which provides corporate data on a centralized basis for decision support.

EMPLOYEES

    At June 30, 1996, the Company had 325 full-time equivalent employees (exclusive of the employees of the hotel owned by the Company). The employees are not represented by a collective bargaining agreement, and management believes that it has good relations with its employees.

LEGAL PROCEEDINGS

    The Company is involved in various legal proceedings occurring in the ordinary course of business which management of the Company believes will not have a material adverse effect on the financial condition or operations of the Company.

                                   REGULATION

    Financial institutions and their holding companies are extensively regulated under federal and state laws. As a result, the business, financial condition and prospects of the Company and the Bank can be materially affected not only by management decisions and general economic conditions, but also by applicable statutes and regulations and other regulatory pronouncements and policies promulgated by regulatory agencies with jurisdiction over the Company and the Bank, such as the OTS and the FDIC. The effect of such statutes, regulations and other pronouncements and policies can be significant, cannot be predicted with a high degree of certainty and can change over time. Moreover, such statutes, regulations and other pronouncements and policies are intended to protect depositors and the insurance funds administered by the FDIC, and not stockholders or holders of indebtedness which is not insured by the FDIC.

    The enforcement powers available to federal banking regulators is substantial and includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions must be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

    The following discussion and other references to and descriptions of the regulation of financial institutions contained herein constitute brief summaries thereof as in effect on the date of this Prospectus. This discussion is not intended to constitute and does not purport to be a complete statement of all legal restrictions and requirements applicable to the Company and the Bank and all such descriptions are qualified in their entirety by reference to applicable statutes, regulations and other regulatory pronouncements.

    As noted under "Risk Factors--Regulation," in recent periods there have been various legislative proposals in the U.S. Congress to eliminate the thrift charter and the OTS. Although the Company currently is unable to predict whether the existence of the thrift charter and the OTS may be the subject of future legislation and, if so, what the final contents of such legislation will be and their effects, if any, on the Company and the Bank, such legislation could result in, among other things, the Company becoming subject to the same regulatory capital requirements, activities limitations and other requirements which are applicable to bank holding companies under the BHCA. Unlike savings and loan holding companies, bank holding companies are subject to regulatory capital requirements, which generally are comparable to the regulatory capital requirements which are applicable to the Bank (see "Regulation--The Bank--Regulatory Capital Requirements"), and unlike unitary savings and loan holding companies such as the Company, which generally are not subject to activities limitations, bank holding companies generally are prohibited from engaging in activities or acquiring or controlling, directly or indirectly, the voting securities or assets of any company engaged in any activity other than banking, managing or controlling banks and bank subsidiaries or other activities that the Federal Reserve Board has determined, by regulation or otherwise, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

THE COMPANY

    GENERAL. The Company is a registered savings and loan holding company under the Home Owners' Loan Act ("HOLA"). As such, the Company is subject to regulation, supervision and examination by the OTS.

    ACTIVITIES RESTRICTIONS. There are generally no restrictions on the activities of a savings and loan holding company, such as the Company, which holds only one subsidiary savings institution. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings institution, the Director may impose such restrictions as deemed necessary to address such risk, including limiting (i) payment of dividends by the savings institution; (ii) transactions between the savings institution and its affiliates; and (iii) any activities of the savings institution that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institution. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings institution subsidiary of such a holding company fails to meet a qualified thrift lender ("QTL") test set forth in OTS regulations, then such unitary holding company shall become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings institution requalifies as a QTL within one year thereafter, shall register as, and become subject to the restrictions applicable to, a bank holding company. See "--The Bank--Qualified Thrift Lender Test."

    If the Company were to acquire control of another savings institution, other than through merger or other business combination with the Bank, the Company would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings institution meets the QTL test, as set forth below, the activities of the Company and any of its subsidiaries (other than the Bank or other subsidiary savings institutions) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings institution generally shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof any business activity, other than: (i) furnishing or performing management services for a subsidiary savings institution; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution; (v) acting as trustee under deeds of trust; (vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the Federal Reserve Board as permissible for bank holding companies. Those activities described in clause (vii) above also must be approved by the Director of the OTS prior to being engaged in by a multiple savings and loan holding company.

    RESTRICTIONS ON ACQUISITIONS. Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the OTS, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

    The Director of the OTS may approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state only if (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act ("FDIA"); or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered savings institutions located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

    RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES. Transactions between the Company or any of its non-bank subsidiaries and the Bank are subject to various restrictions, which are described below under "--The Bank--Affiliate Transactions" below.

THE BANK

    GENERAL. The Bank is a federally-chartered savings bank organized under the HOLA. As such, the Bank is subject to regulation, supervision and examination by the OTS. The deposit accounts of the Bank are insured up to applicable limits by the SAIF administered by the FDIC and, as a result, the Bank also is subject to regulation, supervision and examination by the FDIC.

    The business and affairs of the Bank are regulated in a variety of ways. Regulations apply to, among other things, insurance of deposit accounts, capital ratios, payment of dividends, liquidity requirements, the nature and amount of the investments that the Bank may make, transactions with affiliates, community and consumer lending laws, internal policies and controls, reporting by and examination of the Bank and changes in control of the Bank.

    INSURANCE OF ACCOUNTS. As an FDIC-insured institution, the Bank is required to pay deposit insurance premiums to the FDIC. In 1993, the FDIC adopted a transitional risk-based deposit insurance system, which became permanent effective January 1, 1994. Under current FDIC regulations, institutions are assigned to one of three capital groups which are based solely on the level of an institution's capital--"well capitalized," "adequately capitalized," and "undercapitalized"--which are defined in the same manner as the regulations establishing the prompt corrective action system under Section 38 of the FDIA, as discussed below. These three groups are then divided into three subgroups which are based on supervisory evaluations by the institution's primary federal regulator, resulting in nine assessment classifications. Assessment rates currently range from .23% for well capitalized, healthy institutions to .31% for undercapitalized institutions with substantial supervisory concerns.

    On November 14, 1995, the FDIC adopted a new assessment rate schedule of zero to 27 basis points (subject to a $2,000 annual minimum) for BIF members beginning on or about January 1, 1996 while retaining the existing assessment rate schedule for SAIF member institutions. In announcing this new schedule, the FDIC noted that the premium differential may have adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, as a result of this differential SAIF members, such as the Bank, could be placed at a competitive disadvantage to BIF members with respect to the pricing of loans and deposits and the ability to achieve lower operating costs. For information concerning proposed legislation which is intended to address this competitive disadvantage and, among other things, recapitalize the SAIF, see "Risk Factors--Recapitalization of SAIF."

    The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Bank's deposit insurance.

    REGULATORY CAPITAL REQUIREMENTS. Federally-insured savings associations are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. At June 30, 1996, the Bank's regulatory capital substantially exceeded applicable requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Capital Requirements."

    Federally-insured savings associations are subject to three capital requirements: a tangible capital requirement, a core or leverage capital requirement and a risk-based capital requirement. All savings associations currently are required to maintain tangible capital of at least 1.5% of adjusted total assets (as defined in the regulations), core capital equal to 3% of adjusted total assets and total capital (a combination of core and supplementary capital) equal to 8% of risk-weighted assets. For purposes of the regulation, tangible capital is core capital less all intangibles other than qualifying mortgage servicing rights, of which the Bank had $2.7 million at June 30, 1996. Core capital includes common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries and certain nonwithdrawable accounts and pledged deposits. Core capital generally is reduced by the amount of a savings association's intangible assets, other than qualifying mortgage servicing rights.

    A savings association is allowed to include both core capital and supplementary capital in the calculation of its total capital for purposes of the risk-based capital requirements, provided that the amount of supplementary capital included does not exceed the savings association's core capital. Supplementary capital consists of certain capital instruments that do not qualify as core capital, including subordinated debt (such as the Debentures) which meets specified requirements, and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights assigned by the OTS for principal categories of assets currently range from 0% to 100%, depending on the type of asset.

    OTS policy imposes a limitation on the amount of net deferred tax assets under SFAS No. 109 that may be included in regulatory capital. (Net deferred tax assets represent deferred tax assets, reduced by any valuation allowances, in excess of deferred tax liabilities). Application of the limit depends on the possible sources of taxable income available to an institution to realize deferred tax assets. Deferred tax assets that can be realized from the following generally are not limited: taxes paid in prior carryback years and future reversals of existing taxable temporary differences. To the extent that the realization of deferred tax assets depends on an institution's future taxable income (exclusive of reversing temporary differences and carryforwards), or its tax-planning strategies, such deferred tax assets are limited for regulatory capital purposes to the lesser of the amount that can be realized within one year of the quarter-end report date or 10% of core capital. The foregoing considerations did not affect the calculation of the Bank's regulatory capital at June 30, 1996.

    In August 1993, the OTS adopted a final rule incorporating an interest-rate risk component into the risk-based capital regulation. Under the rule, an institution with a greater than "normal" level of interest rate risk will be subject to a deduction of its interest rate risk component from total capital for purposes of calculating the risk-based capital requirement. As a result, such an institution will be required to maintain additional capital in order to comply with the risk-based capital requirement. Although the final rule was originally scheduled to be effective as of January 1994, the OTS has indicated that it will delay invoking its interest rate risk rule requiring institutions with above normal interest rate risk exposure to adjust their regulatory capital requirement until appeal procedures are implemented and evaluated. The OTS has not yet established an effective date for the capital deduction. Management of the Bank does not believe that the OTS' adoption of an interest rate risk component to the risk-based capital requirement will adversely affect the Bank if it becomes effective in its current form.

    In April 1991, the OTS proposed to modify the 3% of adjusted total assets core capital requirement in the same manner as was done by the Comptroller of the Currency for national banks. Under the OTS proposal, only savings associations rated composite 1 under the CAMEL rating system will be permitted to operate at the regulatory minimum core capital ratio of 3%. For all other savings associations, the minimum core capital ratio will be 3% plus at least an additional 100 to 200 basis points, which thus will increase the core capital ratio requirement to 4% to 5% of adjusted total assets or more. In determining the amount of additional capital, the OTS will assess both the quality of risk management systems and the level of overall risk in each individual savings association through the supervisory process on a case-by-case basis.

    PROMPT CORRECTIVE ACTION. Federal law provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to adjusted total assets that is equal to or less than 2.0%. The regulations also permit the appropriate federal banking regulator to downgrade an institution to the next lower category (provided that a significantly undercapitalized institution may not be downgraded to critically undercapitalized) if the regulator determines (i) after notice and opportunity for hearing or response, that the institution is in an unsafe or unsound condition or (ii) that the institution has received (and not corrected) a less-than-satisfactory rating for any of the categories of asset quality, management, earnings or liquidity in its most recent exam. At June 30, 1996, the Bank was a "well capitalized" institution under the prompt corrective action regulations of the OTS.

    Depending upon the capital category to which an institution is assigned, the regulators' corrective powers, many of which are mandatory in certain circumstances, include prohibition on capital distributions; prohibition on payment of management fees to controlling persons; requiring the submission of a capital restoration plan; placing limits on asset growth; limiting acquisitions, branching or new lines of business; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rates that the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and, ultimately, appointing a receiver for the institution.

    QUALIFIED THRIFT LENDER TEST. All savings associations are required to meet a QTL Test set forth in the HOLA and regulations of the OTS thereunder to avoid certain restrictions on their operations. A savings association that does not meet the QTL Test set forth in the HOLA and implementing regulations must either convert to a bank charter or comply with the following restrictions on its operations: (i) the association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the association shall be restricted to those of a national bank; (iii) the association shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the association shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the association ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

    Currently, the QTL test requires that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly basis in at least nine out of every 12 months. At June 30, 1996, the qualified thrift investments of the Bank were approximately 70% of its portfolio assets.

    RESTRICTIONS ON CAPITAL DISTRIBUTIONS. The OTS has promulgated a regulation governing capital distributions by savings associations, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings association as a capital distribution. Generally, the regulation creates three tiers of associations based on regulatory capital, with the top two tiers providing a safe harbor for specified levels of capital distributions from associations so long as such associations notify the OTS and receive no objection to the distribution from the OTS. Associations that do not qualify for the safe harbor provided for the top two tiers of associations are required to obtain prior OTS approval before making any capital distributions.

    Tier 1 associations may make the highest amount of capital distributions, and are defined as savings associations that before and after the proposed distribution meet or exceed their fully phased-in regulatory capital requirements. Tier 1 associations may make capital distributions during any calendar year equal to the greater of (i) 100% of net income for the calendar year-to-date plus 50% of its "surplus capital ratio" at the beginning of the calendar year and (ii) 75% of its net income over the most recent four-quarter period. The "surplus capital ratio" is defined to mean the percentage by which the association's ratio of total capital to assets exceeds the ratio of its fully phased-in capital requirement to assets, and "fully phased-in capital requirement" is defined to mean an association's capital requirement under the statutory and regulatory standards applicable on December 31, 1994, as modified to reflect any applicable individual minimum capital requirement imposed upon the association. At June 30, 1996, the Bank was a Tier 1 association under the OTS capital distribution regulation.

    In December 1994, the OTS published a notice of proposed rulemaking to amend its capital distribution regulation. Under the proposal, the three tiered approach contained in existing regulations would be replaced and institutions would be permitted to make capital distributions that would not result in their capital being reduced below the level required to remain "adequately capitalized," as defined above under "--The Bank--Prompt Corrective Action."

    LOANS-TO-ONE BORROWER. Under applicable laws and regulations, the amount of loans and extensions of credit which may be extended by a savings institution such as the Bank to any one borrower, including related entities, generally may not exceed the greater of $500,000 or 15% of the unimpaired capital and unimpaired surplus of the institution. Loans in an amount equal to an additional 10% of unimpaired capital and unimpaired surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. An institution's "unimpaired capital and unimpaired surplus" includes, among other things, the amount of its core capital and supplementary capital included in its total capital under OTS regulations.

    At June 30, 1996, the Bank's unimpaired capital and surplus amounted to $252.7 million, resulting in a general loans-to-one borrower limitation of $37.9 million under applicable laws and regulations. See "Business--Discounted Loan Acquisition and Resolution Activities--Composition of the Discounted Loan Portfolio" and "--Lending Activities--Composition of Loan Portfolio."

    BROKERED DEPOSITS. Under applicable laws and regulations, an insured depository institution may be restricted in obtaining, directly or indirectly, funds by or through any "deposit broker," as defined, for deposit into one or more deposit accounts at the institution. The term "deposit broker" generally includes any person engaged in the business of placing deposits, or facilitating the placement of deposits, of third parties with insured depository institutions or the business of placing deposits with insured depository institutions for the purpose of selling interests in those deposits to third parties. Under FDIC regulations, well-capitalized institutions are subject to no brokered deposit limitations, while adequately capitalized institutions are able to accept, renew or roll over brokered deposits only (i) with a waiver from the FDIC and (ii) subject to the limitation that they do not pay an effective yield on any such deposit which exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such institution's normal market area for deposits accepted in its normal market area or (b) by 120% for retail deposits and 130% for wholesale deposits, respectively, of the current yield on comparable maturity U.S. treasury obligations for deposits accepted outside the institution's normal market area. Undercapitalized institutions are not permitted to accept brokered deposits and may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which such deposits are being solicited. At June 30, 1996, the Bank was a well-capitalized institution which was not subject to restrictions on brokered deposits, which otherwise would be applicable to all of its brokered and wholesale deposits. See "Business--Sources of Funds--Deposits."

    LIQUIDITY REQUIREMENTS. All savings associations are required to maintain an average daily balance of liquid assets, which include specified short-term assets and certain long-term assets, equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings associations. At the present time, the required liquid asset ratio is 5%. Historically, the Bank has operated in compliance with these requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity."

    POLICY STATEMENT ON NATIONWIDE BRANCHING. Current OTS policy generally permits a federally-chartered savings association to establish branch offices outside of its home state if the association meets the domestic building and loan test in Section 7701(a)(19) of the Code or the asset composition test of subparagraph (c) of that section for institutions seeking to so qualify, and if, with respect to each state outside of its home state where the association has established branches, the assets attributable to the branches, taken alone, also would qualify them as a domestic building and loan association were they otherwise eligible (which restrictions are not applicable in the event that a state-chartered association organized under the laws of the federal association's home state would be permitted under relevant state law to operate in the other state). See "Taxation--Federal Taxation." An association seeking to take advantage of this authority would have to have a branching application approved by the OTS, which would consider the regulatory capital of the association and its record under the Community Reinvestment Act of 1977, as amended ("CRA"), among other things.

    AFFILIATE TRANSACTIONS. Under federal law and regulation, transactions between a savings association and its affiliates are subject to quantitative and qualitative restrictions. Affiliates of a savings association include, among other entities, companies that control, are controlled by or are under common control with the savings association. As a result, the Company and its non-bank subsidiaries are affiliates of the Bank.

    Savings associations are restricted in their ability to engage in "covered transactions" with their affiliates. In addition, covered transactions between a savings association and an affiliate, as well as certain other transactions with or benefiting an affiliate, must be on terms and conditions at least as favorable to the savings association as those prevailing at the time for comparable transactions with non-affiliated companies. Savings associations are required to make and retain detailed records of transactions with affiliates.

    Notwithstanding the foregoing, a savings association is not permitted to make a loan or extension of credit to any affiliate unless the affiliate is engaged only in activities the Federal Reserve Board has determined to be permissible for bank holding companies. Savings associations also are prohibited from purchasing or investing in securities issued by an affiliate, other than shares of a subsidiary.

    Savings associations are also subject to various limitations and reporting requirements on loans to insiders. These limitations require, among other things, that all loans or extensions of credit to insiders (generally executive officers, directors or 10% stockholders of the institution) or their "related interests" be made on substantially the same terms (including interest rates and collateral) as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features.

    COMMUNITY INVESTMENT AND CONSUMER PROTECTION LAWS. In connection with its lending activities, the Bank is subject to a variety of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. Included among these are the federal Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act, Truth-in-Lending Act, the Equal Credit Opportunity Act, Fair Credit Reporting Act and the CRA.

    SAFETY AND SOUNDNESS. Other regulations which were recently adopted or are currently proposed to be adopted pursuant to recent legislation include: (i) real estate lending standards for insured institutions, which provide guidelines concerning loan-to-value ratios for various types of real estate loans; (ii) revisions to the risk-based capital rules to account for interest rate risk, concentration of credit risk and the risks posed by "non-traditional activities;" (iii) rules requiring depository institutions to develop and implement internal procedures to evaluate and control credit and settlement exposure to their correspondent banks: and (iv) rules addressing various "safety and soundness" issues, including operations and managerial standards, standards for asset quality, earnings and stock valuations, and compensation standards for the officers, directors, employees and principal stockholders of the insured institution.

                                    TAXATION

FEDERAL TAXATION

    GENERAL. The Company and, with one exception, its subsidiaries currently file, and expect to continue to file, a consolidated federal income tax return based on a calendar year. Consolidated returns have the effect of eliminating inter-company transactions, including dividends, from the computation of taxable income.

    Savings institutions such as the Bank, which meet certain definitional tests primarily relating to their assets and the nature of their businesses, historically have been permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions may, within specified formula limits, be deducted in arriving at the Bank's taxable income. For purposes of computing the deductible addition to its bad debt reserve, the Bank's loans are separated into "qualifying real property loans" (I.E., generally those loans secured by certain interests in real property) and all other loans ("non-qualifying loans"). The deduction with respect to nonqualifying loans must be computed under the experience method, while a deduction with respect to qualifying loans may be computed using a percentage based on actual loss experience or a percentage of taxable income.

    Under the percentage of taxable income method, the bad debt deduction equals 8% of taxable income determined without regard to that deduction and with certain adjustments. The availability of the percentage of taxable income method has permitted a qualifying savings institution to be taxed at a lower maximum effective marginal federal income tax rate than that applicable to corporations in general. This resulted generally in a maximum effective marginal federal income tax rate payable by a qualifying savings institution fully able to use the maximum deduction permitted under the percentage of taxable income method, in the absence of other factors affecting taxable income, of 32.2% exclusive of any minimum tax or environmental tax (as compared to 35% for corporations generally). Any savings institution at least 60% of whose assets are qualifying assets, as described in Section 7701(a)(19)(c) of the Code, generally will be eligible for the full deduction of 8% of taxable income, subject to certain limitations on the amount of the bad debt deduction that a savings association may claim with respect to additions to its reserve for bad debts under the percentage of income method. As of December 31, 1995, approximately 71% of the Bank's assets were "qualifying assets" described in Section 7701(a)(19)(C) of the Code.

    Legislation adopted by the U.S. Congress in August 1996 (i) repeals the provision of the Code which authorizes use of the percentage of taxable income method by qualifying savings institutions to determine deductions for bad debts, effective for taxable years beginning after 1995, and (ii) requires that a savings institution recapture for tax purposes (i.e. take into income) over a six-year period its applicable excess reserves, which for a thrift institution such as the Bank which becomes a "large bank," as defined in Section 585(c)(2) of the Code, generally is the excess of the balance of its bad debt reserves as of the close of its last taxable year beginning before January 1, 1996 over the balance of such reserves as of the close of its last taxable year beginning before January 1, 1988, which recapture would be suspended for any tax year that begins after December 31, 1995 and before January 1, 1998 (thus a maximum of two years) in which a savings institution originates an amount of residential loans which is not less than the average of the principal amount of such loans made by a savings institution during its six most recent taxable years beginning before January 1, 1996. In part because the Bank has provided for deferred taxes with respect to the excess of its bad debt reserves as of December 31, 1995 over the balance of such reserves as of December 31, 1987, the Company does not believe that these provisions will have a material adverse effect on the Company's financial condition or operations.

    The above-referenced legislation also repeals certain provisions of the Code that only apply to thrift institutions to which Section 593 applies: (i) the denial of a portion of certain tax credits to a thrift institution (Section 50(d)(1)); (ii) the special rules with respect to the foreclosure of property securing loans of a thrift institution (Section 595); (iii) the reduction in the dividends received deduction of a thrift institution (Section 596); and (iv) the ability of a thrift institution to use a net operating loss to offset its income from a residual interest in a REMIC (Section 860(E)(a)(2)). It is not anticipated that the repeal of these provisions will have a material adverse effect on the Company's financial condition or operations.

    ALTERNATIVE MINIMUM TAX. In addition to regular income taxes, corporations may be subject to an alternative minimum tax which is generally equal to 20% of alternative minimum taxable income (taxable income, increased by tax preference items and adjusted for certain regular tax items). The preference items generally applicable to savings associations include (i) 100% of the excess of a savings association's bad debt deduction computed under the percentage of taxable income method over the amount that would have been allowable under the experience method and (ii) an amount equal to 75% of the amount by which a savings association's adjusted current earnings (alternative minimum taxable income computed without regard to this preference, adjusted for certain items) exceeds its alternative minimum taxable income without regard to this preference. Alternative minimum tax paid can be credited against regular tax due in later years.

    TAX RESIDUALS. From time to time the Company invests in tax residuals, which, net of deferred fees, are included in the Company's deferred tax assets. Although a tax residual has little or no future economic cash flows from the REMIC from which it has been issued, the tax residual does bear the income tax liability or benefit resulting from the difference between the interest rate paid on the securities issued by the REMIC and the interest rate received on the mortgage loans held by the REMIC. This generally results in taxable income for the Company in the first several years of the REMIC and equal amounts of tax deductions thereafter. The Company receives cash payments in connection with the purchase of tax residuals to compensate the Company for the time value of money associated with the tax payments related to these securities and the costs of modeling, recording, monitoring and reporting the securities; thus, the Company in effect receives payments in connection with its acquisition of the security and acceptance of the related tax liabilities. Prior to 1994, a portion of the fees received by the Company related to the acquisition of tax residuals were recorded in the Company's non-interest income as fees on financing transactions at the time of acquisition and the remainder were deferred and recognized in interest income (under "investment securities and other") on a level yield basis over the expected life of the deferred tax asset related to tax residuals. From time to time, the Company revises its estimate of its future obligations under the tax residuals, and in 1994, due primarily to certain changes in the marketplace, consisting of a significant decrease in the availability of new tax residuals and an increase in the number of purchasers of such securities, the Company began to defer all fees received and recognize such fees in interest income on a level yield basis over the expected life of the deferred tax asset related to tax residuals. The Company also adjusts the recognition in interest income of fees deferred based upon changes in the actual prepayment rates of the underlying mortgages held by the REMIC and periodic reassessments of the expected life of the deferred tax asset related to tax residuals. At June 30, 1996, the Company's gross deferred tax assets included $16.1 million which was attributable to the Company's tax residuals and related deferred income. The Company's current portfolio of tax residuals generally have a negative tax basis and are not expected to generate future taxable income. Because of the manner in which REMIC residual interests are treated for tax purposes, at June 30, 1996, the Company had approximately $46.8 million of net operating loss carryforwards for federal income tax purposes which were attributable to sales of tax residuals. See Notes 1 and 19 to the Consolidated Financial Statements.

    INVESTMENTS IN LOW-INCOME HOUSING TAX CREDIT INTERESTS. For a discussion of the tax effects of investments in low-income housing tax credit interests, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Income Tax Expense" and "Business-- Investment Activities--Investment in Low--Income Housing Tax Credit Interests."

    EXAMINATIONS. The most recent examination by the Internal Revenue Service of the Company's federal income tax returns was of the tax returns filed for 1989 and 1990. The statute of limitations has run with respect to all tax years prior to those years. Thus, the federal income tax returns for the years 1991 through 1994 (due to a waiver of the statute of limitations) are open for examination. The Internal Revenue Service currently is completing an examination of the Company's federal income tax returns for 1992 and 1991 and commencing an examination of the returns for 1994 and 1993; management of the Company does not anticipate any material adjustments as a result of these examinations, although there can be no assurances in this regard. No state return of the Company has been examined, and no notification has been received by the Company that any state intends to examine any of the tax returns with respect to which the statute of limitations has not run.

STATE TAXATION

    The Company's income, property and wages are apportioned to Florida to determine taxable income based on certain apportionment factors, which has a statutory tax rate of 5.5%. The Company is taxed in New Jersey on income, net of expenses, earned in New Jersey at a statutory rate of 3.0%.

    For additional information regarding taxation, see Note 19 to the Consolidated Financial Statements.

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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following tables set forth certain information about the directors and executive officers of the Company. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation or removal. Executive officers of the Company are elected annually by the Board of Directors and generally serve at the discretion of the Board. There are no arrangements or understandings between the Company and any person pursuant to which such person was elected as a director or executive officer of the Company. Other than William C. Erbey and John R. Erbey, who are brothers, no director or executive officer is related to any other director or executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

DIRECTORS OF THE COMPANY

                                                                                                     DIRECTOR
                NAME                    AGE(1)                        POSITION                         SINCE
- ------------------------------------  -----------  -----------------------------------------------  -----------

William C. Erbey                              47   Chairman, President and Chief Executive                1988
                                                    Officer(2)

Barry N. Wish                                 54   Chairman, Emeritus(2)                                  1988

W. C. Martin                                  47   Director                                               1996

Howard H. Simon                               55   Director                                               1996

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                NAME                    AGE(1)                        POSITION
- ------------------------------------  -----------  -----------------------------------------------

John R. Barnes                                53   Senior Vice President

Rory A. Brown                                 33   Managing Director

John R. Erbey                                 55   Managing Director and Secretary

Robert E. Koe                                 51   Managing Director

Christine A. Reich                            35   Managing Director and Chief Financial Officer

Stephen C. Wilhoit                            35   Senior Vice President

- ------------------------
(1) As of June 30, 1996.

(2) Upon consummation of the Common Stock Offering, Mr. Erbey, who currently serves as President and Chief Executive Officer, will become Chairman of the Board, and Mr. Wish, who currently serves as Chairman of the Board, will become Chairman, Emeritus and continue as a director of the Company.

    The principal occupation for the last five years of each director of the Company, as well as certain other information, is set forth below.

    WILLIAM C. ERBEY. Mr. Erbey has served as President and Chief Executive Officer of the Company since January 1988 and as Chief Investment Officer of the Company since January 1992, and will become Chairman of the Board upon closing of the Common Stock Offering. Mr. Erbey has served as Chairman of the Board of the Bank since February 1988 and as President and Chief Executive Officer of the Bank since June 1990. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group ("Oxford"), a private investment company, in charge of merchant banking. From 1975 to 1983, he served at General Electric Capital Corporation ("GECC") in various capacities, most recently as President and Chief Operating Officer of General Electric Mortgage Insurance Corporation, a subsidiary of the General Electric Company engaged in the mortgage insurance business. Mr. Erbey also served as Program

General Manager of GECC's Commercial Financial Services Department and its subsidiary Acquisition Funding Corporation. He received a B.A. in Economics from Allegheny College and an M.B.A. from the Harvard Graduate School of Business Administration.

    BARRY N. WISH. Mr. Wish has served as Chairman of the Board of the Company since January 1988, and will become Chairman, Emeritus and continue as a director of the Company upon closing of the Common Stock Offering. From 1983 to 1995, he served as a Managing General Partner of Oxford, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and Shareholder of Kidder, Peabody & Co., Inc. He is a graduate of Bowdoin College.

    W. C. MARTIN. Since 1982, Mr. Martin has been associated with Holding Capital Group ("HCG"), which is engaged in the acquisition and turnaround of businesses in a broad variety of industries. Since March 1993, Mr. Martin also has served as President and Chief Executive Officer of Solitron Vector Microwave Products, Inc., a company he formed along with other HCG investors to acquire the assets of the former Microwave Division of Solitron Devices, Inc. Prior to 1982, Mr. Martin was a Manager in Touche Ross & Company's Management Consulting Division, and prior to that he held positions in financial management with Chrysler Corporation. Mr. Martin is a graduate of LaSalle University and received an M.B.A. from Notre Dame.

    HOWARD H. SIMON. From 1978 to the present, Mr. Simon has been President of Simon, Master & Sidlow, P.A., a certified public accounting firm which Mr. Simon founded and which is based in Wilmington, Delaware. He is a member of the Board of Directors and the Executive Committee of CPA Associates International, Inc. Mr. Simon is a Certified Public Accountant in the State of Delaware. He is graduate of the University of Delaware.

    The background for the last five years of each executive officer of the Company who is not a director, as well as certain other information, is set forth below.

    JOHN R. BARNES. Mr. Barnes has served as Senior Vice President of the Company and the Bank since May 1994 and served as Vice President of the same from October 1989 to May 1994. Mr. Barnes was a Tax Partner in the firm of Deloitte Haskins & Sells from 1986 to 1989 and in the firm of Arthur Young & Co. from 1979 to 1986. Mr. Barnes was the Partner in Charge of the Cleveland Office Tax Department of Arthur Young & Co. from 1979 to 1984. Mr. Barnes is a graduate of Ohio State University.

    RORY A. BROWN. Mr. Brown has served as a Managing Director of the Company since January 1993, as Vice President--Corporate Development of the Company from December 1991 until January 1993 and as Vice President and Treasurer of the Company from June 1988 to December 1991. Mr. Brown has served as a director of the Bank and as a Managing Director of the Bank since May 1993. Mr. Brown served as a Vice President of the Bank from July 1989 to May 1993 and as Treasurer from July 1989 to December 1991. Mr. Brown was a Senior Consultant with the Asset Securitization Group of Arthur Andersen & Co. from 1985 to 1988. He is a graduate of Humboldt State University.

    JOHN R. ERBEY. Mr. Erbey has served as a Managing Director of the Company since January 1993 and as Secretary of the Company since June 1989, and served as Senior Vice President of the Company from June 1989 until January 1993. Mr. Erbey has served as a director of the Bank since 1990, as a Managing Director of the Bank since May 1993 and as Secretary of the Bank since July 1989. Previously, he served as Senior Vice President of the Bank from June 1989 until May 1993. From 1971 to 1989 he was a member of the Law Department of Westinghouse Electric Corporation and held various management positions, including Associate General Counsel and Assistant Secretary from 1984 to 1989. Previously, he held the positions of Assistant General Counsel of the Industries and International Group and Assistant General Counsel of the Power Systems Group of Westinghouse. Mr. Erbey is a graduate of Allegheny College and Vanderbilt University School of Law.

    ROBERT E. KOE. Mr. Koe was elected as a Managing Director of the Company and the Bank on July 1, 1996. Mr. Koe has served as a director of the Bank since 1994. Mr. Koe formerly was Chairman, President and Chief Executive Officer of United States Leather, Inc. ("USL"), which includes Pfister & Vogel Leather,

Lackawanna Leather, A.L. Gebhardt and Caldwell/Moser Leather. Prior to joining USL in 1990, he was Vice Chairman of Heller Financial Inc., and served as a member of the board of its parent company, Heller International Corp. ("Heller"), as well as Heller Overseas Corp. Mr. Koe came to Heller in 1984 from General Electric Capital Corp. ("GECC"), where he held positions which included Vice President and General Manager of Commercial Financial Services, Vice President and General Manager of Commercial Equipment Financing, and President of Acquisition Funding Corp. Before joining GECC, Mr. Koe held various responsibilities with its parent, the General Electric Company, from 1967 to 1975. Mr. Koe is a graduate of Kenyon College.

    CHRISTINE A. REICH. Ms. Reich has served as a Managing Director of the Company since June 1994 and as Chief Financial Officer of the Company since January 1990. Ms. Reich served as Senior Vice President of the Company from January 1993 until June 1994 and as Vice President from January 1990 until January 1993. Ms. Reich has served as a director of the Bank since 1993, as a Managing Director of the Bank since June 1994 and as Chief Financial Officer of the Bank since May 1990. Ms. Reich served as Senior Vice President of the Bank from May 1993 to June 1994 and Vice President of the Bank from January 1990 to May 1993. From 1987 to 1990, Ms. Reich served as an officer of another subsidiary of the Company. Prior to 1987, Ms. Reich was employed by KPMG Peat Marwick LLP, most recently in the position of Manager. She is a graduate of the University of Southern California.

    STEPHEN C. WILHOIT. Mr. Wilhoit has served as Senior Vice President of the Company and the Bank since May 1994. He served as Vice President of the Company from March 1990 to May 1994 and served as Vice President of the Bank from May 1992 to May 1994. From 1986 to 1990 he was an attorney with the Atlanta law firm of Trotter Smith & Jacobs. Mr. Wilhoit is a graduate of the University of Virginia and Wake Forest University School of Law.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company recently established an Executive Committee, an Audit Committee and a Nominating and Compensation Committee. A brief description of these committees is set forth below.

    The Executive Committee is generally responsible to act on behalf of the Board of Directors on all matters when the full Board of Directors is not in session. Currently, the members of this committee are Directors Erbey and Wish.

    The Audit Committee of the Board of Directors reviews and advises the Board of Directors with respect to reports by the Company's independent auditors and monitors the Company's compliance with laws and regulations applicable to the Company's operations. Currently, the members of the Audit Committee are Directors Simon and Martin.

    The Nominating and Compensation Committee evaluates and makes recommendations to the Board of Directors for the election of directors, as well as handles personnel and compensation matters relating to the executive officers of the Company. Currently, the members of the Nominating and Compensation committee are Directors Simon and Martin.

REMUNERATION OF EXECUTIVE OFFICERS--SUMMARY COMPENSATION TABLE

    The following table discloses compensation received by the Company's chief executive officer and the four other most highly paid directors and executive officers of the Company for the years ended December 31, 1995, 1994 and 1993.

                                                                         LONG-TERM COMPENSATION
                                                                                 AWARDS
                                                                       ---------------------------
                                                                                       NUMBER OF
                                          ANNUAL COMPENSATION                         SECURITIES
                                  -----------------------------------   RESTRICTED    UNDERLYING         ALL OTHER
       NAME AND POSITION            YEAR       SALARY    BONUS($)(1)   STOCK AWARDS  OPTIONS(#)(2)  COMPENSATION($)(3)
- --------------------------------  ---------  ----------  ------------  ------------  -------------  -------------------
William C. Erbey,                      1995  $  150,000  $    --            --            --             $   3,000
 President and Chief Executive         1994     150,000     1,171,675       --           269,400             3,000
 Officer                               1993     150,000       100,000       --           166,350             4,497

Barry N. Wish                          1995     150,000       --            --            --                 3,000
 Chairman                              1994     150,000       800,000       --           175,970             3,000
                                       1993     150,000       100,000       --           110,400             4,497

John R. Erbey,                         1995     150,000        50,000       --            44,500             3,000
 Managing Director and Secretary       1994     150,000       800,000       --           175,970             3,000
                                       1993     150,000       100,000       --           166,350             4,497

Rory A. Brown,                         1995     150,000        50,000       --            44,500             3,000
 Managing Director                     1994     150,000       650,000       --           138,260             3,000
                                       1993     150,000       100,000       --           166,350             4,497

Christine A. Reich,                    1995     150,000        50,000       --            44,500             3,000
 Managing Director and and Chief       1994     147,917       487,500       --            97,410             3,000
 Financial Officer                     1993     122,917       100,000       --            86,350             4,497

- ------------------------
(1) The indicated bonuses were paid in the first quarter of the following year for services rendered in the year indicated.

(2) Consists of options granted pursuant to the Company's Stock Option Plan.

(3) Consists of contributions by the Company pursuant to the Company's 401(k) Savings Plan.

ANNUAL INCENTIVE PLAN

    Since 1990, the Company has maintained an annual incentive plan for the management and other salaried employees of the Company and its subsidiaries. The plan provides the participants with bonuses each year paid from a pool based upon the Company's consolidated operating income for that year. Accordingly, the plan provides the Company's management and other personnel with a significant incentive to contribute to the Company's financial success by allowing them to share in a portion of the consolidated operating income of the Company and its subsidiaries.

    The aggregate bonus pool payable under the plan may not exceed 20% of income before taxes and incentive awards of the Company plus pre-tax equivalent income generated by tax advantaged investments. The plan is administered by the President of the Company and may be amended or terminated at any time by the Board of Directors.

    Incentive awards are paid to participants following the end of each fiscal year after the determination of the Company's income. Incentive awards may be paid in cash or in any other form approved by the Board of Directors. Since 1990, certain executive officers and other eligible participants have received a portion of their annual incentive award in the form of options to acquire Common Stock pursuant to the Stock Option Plan.

    Under present federal income tax law, participants will realize ordinary income immediately upon receipt of a cash distribution under the incentive plan. The Company will be entitled to an income tax deduction, in the amount of such ordinary income, for the fiscal year for which such bonus payment is made, provided the bonus payment is made within two and one-half months after the close of that fiscal year; otherwise the payment will be deductible in the fiscal year in which such payment is made to the participant. It is expected that through the year 1999 all payments under the plan will be fully deductible by the Company for federal income tax purposes and will not be subject to
Section 162(m) of the Code, which provides for a cap on the deductibility of compensation paid to certain corporate executives of $1 million per covered executive.

DIRECTORS STOCK PLAN

    In July 1996, the Board of Directors and stockholders of the Company approved the Directors Stock Plan, pursuant to which the sole compensation of the directors of the Company shall be paid in Common Stock, subject to consummation of the Common Stock Offering. (Directors also are reimbursed for their travel and other reasonable expenses incurred in performing their duties as directors of the Company.) The Directors Stock Plan is intended to encourage directors to own shares of Common Stock and the highest level of director performance, as well as to provide a financial incentive that will help attract and retain the most qualified directors.

    Beginning in 1996, the Company will compensate directors by delivering a total annual value of $10,000 (which may be prorated for a director serving less than a full one-year term, as in the case of a director joining the Board after an annual meeting of stockholders), subject to review and adjustment by the Board of Directors from time to time. Except for 1996, such payment will be made after the annual organizational meeting of the Board of Directors which follows the annual meeting of stockholders of the Company. An additional annual fee payable in shares of Common Stock, which is $2,000 beginning in 1996, subject to review and adjustment by the Board of Directors from time to time, will be paid to committee chairs after the annual organizational meeting of the Board of Directors. For 1996, the four directors of the Company and three committee chairs will receive shares of Common Stock issuable under the Directors Stock Plan upon consummation of the Common Stock Offering.

    Shares issued pursuant to the Directors Stock Plan will be based on their "fair market value" on the date of grant. The term "fair market value" is defined in the Directors Stock Plan to mean the mean of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market's National Market on the relevant date, or if no sale of Common Stock shall have been reported for that day, the average of such prices on the next preceding day and the next following day for which there are reported sales.

    Shares issued pursuant to the Directors Stock Plan, other than the committee fee shares, would be subject to forfeiture during the 12 full calendar months following election or appointment to the Board of Directors or a committee thereof if the director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which he is a member during such period.

    An aggregate of 250,000 shares of Common Stock has been reserved for issuance pursuant to the Directors Stock Plan, subject to adjustment in the event of specified changes in the Common Stock resulting from recapitalizations, stock splits, stock dividends and other circumstances set forth in the Directors Stock Plan.

STOCK OPTION PLAN

    The Company's Stock Option Plan is designed to advance the interests of the Company, its subsidiaries (including the Bank) and the Company's shareholders by affording certain officers and other key employees of the Company, the Bank and other subsidiaries an opportunity to acquire or increase their proprietary interests in the Company by granting such persons options to acquire Common Stock. A total of 9,316,750 shares of Common Stock currently are authorized for issuance under the Stock Option Plan. As of June 30, 1996, options to acquire 3,210,540 shares of Common Stock were outstanding under the Stock Option Plan. Options granted pursuant to the Stock Option Plan have had exercise prices which are at a substantial discount to the book value of the Common Stock. At June 30, 1996, the average exercise price of the outstanding options granted under the Stock Option Plan was $1.27 and the book value per share of Common Stock was $6.50.

    The Stock Option Plan currently is administered and interpreted by either the Board of Directors of the Company or, to the extent authority is delegated, the stock option committee thereof. After the offerings, the Stock Option Plan will be administered by a committee consisting of not less than two "disinterested" directors within the meaning of Rule 16b-3 under the Exchange Act. In the event that the outstanding shares of Common Stock are affected by reason of a merger, consolidation, reorganization, recapitalization, combination of shares, stock split or dividend, the number and kind of shares to which any option relates and the exercise price of any option shall be appropriately adjusted as determined solely by the Board of Directors of the Company or the Nominating and Compensation Committee. In the event of a liquidation or dissolution of the Company, an optionee generally shall have the right, immediately prior to such dissolution or liquidation, to exercise any outstanding options in whole or in part.

OPTION GRANTS FOR 1995

    The following table provides information relating to option grants made pursuant to the Stock Option Plan to the individuals named in the Summary Compensation Table for services rendered in 1995.

                                                                    INDIVIDUAL GRANTS
                             -----------------------------------------------------------------------------------------------
                                  NUMBER OF        PERCENT OF SECURITIES                   BOOK VALUE PER
                                 SECURITIES          UNDERLYING TOTAL       EXERCISE       SHARE OF OCWEN
                             UNDERLYING OPTIONS     OPTIONS GRANTED TO        PRICE        COMMON STOCK AT      EXPIRATION
NAME                          GRANTED(#)(1)(2)         EMPLOYEES(2)          ($/SH)       DECEMBER 31, 1995        DATE
- ---------------------------  -------------------  -----------------------  -----------  ---------------------  -------------
William C. Erbey...........          --                     --    %         $  --             $  --                 --
Barry N. Wish..............          --                     --                 --                --                 --
John R. Erbey..............          44,500                   14.6               5.76              5.86               2006
Rory A. Brown..............          44,500                   14.6               5.76              5.86               2006
Christine A. Reich.........          44,500                   14.6               5.76              5.86               2006


                              POTENTIAL REALIZABLE VALUE AT

                              ASSUMED RATES OF STOCK PRICE
                             APPRECIATION FOR OPTION TERM(3)
                             -------------------------------
NAME                           0%($)      5%($)     10%($)
- ---------------------------  ---------  ---------  ---------
William C. Erbey...........  $  --      $  --      $
Barry N. Wish..............     --         --         --
John R. Erbey..............      4,450    168,655    420,080
Rory A. Brown..............      4,450    168,655    420,080
Christine A. Reich.........      4,450    168,655    420,080

- ----------------------------------
(1) All options vest and become exercisable in January 1997.

(2) Indicated grants were made in January 1996 for services rendered in 1995. The percentage of securities underlying these options to the total number of securities underlying all options granted to employees of the Company is based on options to purchase a total of 304,490 shares of Common Stock granted to participants under the Stock Option Plan in January 1996.

(3) Assumes future prices of shares of Common Stock of $5.86, $9.55 and $15.20 at compounded rates of return of 0%, 5% and 10%, respectively.

AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES

    The following table provides information relating to option exercises in 1995 by the individuals named in the Summary Compensation Table and the value of each such individual's unexercised options at December 31, 1995.


                                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                         OPTIONS AT                  OPTIONS AT
                                 NUMBER OF SHARES                    DECEMBER 31, 1995         DECEMBER 31, 1995(1)(2)
                                   ACQUIRED ON        VALUE      --------------------------  ---------------------------
NAME                                 EXERCISE        REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
- -------------------------------  ----------------  ------------  -----------  -------------  ------------  -------------

William C. Erbey...............         --         $    --          924,640        --        $  4,742,422    $  --
Barry N. Wish..................        432,620        1,754,237     175,970        --             892,696       --
John R. Erbey..................         --              --          747,880        44,500       3,810,136        4,450
Rory A. Brown..................         --              --          504,610        44,500       2,474,254        4,450
Christine A. Reich.............         --              --          222,650        44,500       1,060,577        4,450


- ------------------------
(1) Based on the $5.86 book value of a share of Common Stock at December 31, 1995.


(2) For information regarding recent exercises of stock options, see --"Transactions with Affiliates" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Determinations regarding compensation of the Company's employees are made by the Company's Board of Directors. Although Director William C. Erbey is an employee of the Company, he does not participate in deliberations of the Board of Directors concerning his compensation.

TRANSACTIONS WITH AFFILIATES

    As of June 30, 1996, the Company (through the Bank) held a residential mortgage loan with an interest rate of 8.5% which was made by the Company in 1987 to Howard H. Simon, a director of the Company. The principal balance of this loan amounted to $124,624 at June 30, 1996, and the highest principal balance of this loan during 1996 was $132,427.

    From time to time the Company raises funds by privately issuing short-term notes to its stockholders. At June 30, 1996, the Company had $7.4 million of such short-term notes outstanding, including $1.0 million and $250,000 which were held by William C. Erbey and John R. Erbey (or their affiliates), respectively. All of such short-term notes bear interest at 10.5% per annum and mature on May 1, 1997.


    In September 1996, the Company loaned $6.7 million to certain of its and the Bank's officers to fund their exercise of vested stock options to purchase an aggregate of 2,713,660 shares of Common Stock, including 924,640 shares, 175,970 shares, 747,880 shares, 471,280 shares and 222,650 shares acquired by William C. Erbey, Barry N. Wish, John R. Erbey, Rory A. Brown and Christine A. Reich, respectively, who issued notes to the Company in the amount of $2.2 million, $423,000, $1.8 million, $1.2 million and $583,000, respectively. Such notes bear interest at 10.5% per annum, are payable in two equal installments on March 1, 1998 and March 1, 1999 and are secured by the related shares of Common Stock. At the time of the issuance of the foregoing notes, the Company also agreed to loan the issuers thereof up to an additional $1.7 million to fund the payment of additional taxes owed in connection with the exercise of the above-referenced stock options, including $594,000, $112,000, $478,000, $288,000 and $134,000 in
the case of William C. Erbey, Barry N. Wish, John R. Erbey, Rory A. Brown and Christine A. Reich, respectively. Such loans will have the same terms as the above-referenced notes.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


    As of the date hereof, the Company had 26,741,100 shares of Common Stock outstanding which were held by 86 stockholders of record. The Common Stock is privately held and, as a result, there are no market prices available for such stock.



    The following table sets forth, as of the date hereof, certain information as to the Common Stock beneficially owned by (i) persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were known to the Company to be the beneficial owners of 5% or more of the issued and outstanding Common Stock, (ii) the executive officers of the Company identified in the summary compensation table and (iii) all directors and executive officers of the Company as a group. Other than Mr. Harold D. Price, whose address is 2450 Presidential Way, #1806, West Palm Beach, Florida 33401, the address for each of the individuals named below is the same as that of the Company. See "The Company."



                                                                                                       SHARES
                                                                         SHARES               BENEFICIALLY OWNED AFTER
                                                                   BENEFICIALLY OWNED
                                                                AS OF SEPTEMBER   , 1996      THE COMMON STOCK OFFERING
                                                              -----------------------------  ---------------------------
NAME OF BENEFICIAL OWNER                                        AMOUNT(1)      PERCENT(1)     AMOUNT(1)     PERCENT(1)
- ------------------------------------------------------------  --------------  -------------  ------------  -------------
Harold D. Price.............................................       2,048,480(2)         7.7%    1,720,720          6.4%
Directors and executive officers:
  William C. Erbey..........................................       9,852,420(3)        36.8     9,852,420         36.8
  Barry N. Wish.............................................       6,011,020(4)        22.5     5,051,020         18.9
  John R. Erbey.............................................         976,030          3.7         976,030          3.7
  Rory A. Brown.............................................         504,610          1.9         504,610          1.9
  Christine A. Reich........................................         222,650          0.8         222,650          0.8
All directors and executive officers as a group (eight
 persons)...................................................      17,732,380         66.3      16,772,380         62.7


- ------------------------
(1) For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own any shares of Common Stock if he directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) Includes 1,436,990 shares held by HAP Investment Partnership, the partners of which are Harold D. Price and his spouse. Mr. and Mrs. Price share voting and dispositive power with respect to the shares owned by HAP Investment Partnership. Also includes 611,490 shares held by Mr. Price as nominee for various trusts for the benefit of members of his family.


(3) Includes 5,923,700 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 3,004,080 shares held by Erbey Holding Corporation, a corporation wholly owned by William C. Erbey.



(4) Includes 5,835,050 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93.0% of the common stock thereof.


    For additional information, see "Management--Transactions with Affiliates."

                         DESCRIPTION OF NOTES OFFERING

    The following summary of the principal terms of the Notes does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture governing the Notes and the Notes, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms not otherwise defined herein have the meanings specified in the Indenture.


    The Notes will be limited in aggregate principal amount to $125 million (plus up to an additional $18.75 million aggregate principal amount of Notes that may be issued upon exercise of the Note underwriter's over-allotment
option) and will mature on             , 2003. The Notes will be unsecured
obligations of the Company and will rank PARI PASSU in right of payment with all existing and future general unsecured indebtedness of the Company. Interest on
the Notes will accrue at a rate of    % per annum and will be payable in cash
semi-annually on             and             of each year, commencing
      , 1997.



    The Notes will be redeemable at the option of the Company, in whole or in
part, at any time on or after             , 2001 at specified redemption prices
together with accrued and unpaid interest, if any, to the date of redemption.
Until            , 2001, the Company may redeem up to 35% of the original
aggregate principal amount of the Notes with the proceeds from one or more public or private sales of the Company's Qualified Capital Stock (as defined) at
a redemption price of    %, provided that at least 65% of the original aggregate
principal amount of the Notes remain outstanding immediately after such redemption. In addition, upon the occurrence of a Change of Control (as defined), each holder of Notes will be able to require the Company to repurchase all or a portion of such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.


    The Indenture governing the Notes will contain certain covenants, including a liquidity maintenance requirement, limitations on the incurrence of indebtedness, transfers and issuances of stock of the Bank, the making of restricted payments (including restrictions on the payment of dividends on the Common Stock), the imposition of certain payment restrictions on subsidiaries, transactions with affiliates, the existence of liens, the making of guaranties by subsidiaries, mergers and sales of assets and on the conduct of business.

    The Common Stock Offering is not conditioned upon the consummation of the Notes Offering.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


    Pursuant to the Articles of Incorporation of the Company, the Company is authorized to issue 200,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the date hereof, there were 26,741,100 shares of Common Stock outstanding and no shares of Preferred Stock were outstanding.


COMMON STOCK

    GENERAL. Each share of Common Stock has the same relative rights as, and is identical in all respects with, each other share of Common Stock. All shares of Common Stock currently outstanding are fully paid and nonassessable. The Common Stock represents nonwithdrawable capital and is not subject to call for redemption. The Common Stock is not an account of an insurable type and is not insured by the FDIC or any other governmental authority.

    DIVIDENDS. The Company can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See "Dividend Policy." The holders of Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

    VOTING RIGHTS. The holders of Common Stock possess exclusive voting rights in the Company. They elect the Company's Board of Directors and act on such other matters as are required to be presented to them under applicable law or the Company's Articles of Incorporation or as are otherwise presented to them by the Board of Directors. Each holder of Common Stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If the Company issues Preferred Stock, holders of the Preferred Stock also may possess voting rights.

    LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Company, the holders of the then-outstanding Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

    PREEMPTIVE RIGHTS. Holders of the Common Stock are not entitled to preemptive rights with respect to any shares which may be issued in the future. Thus, the Company may sell shares of Common Stock without first offering them to the then holders of the Common Stock.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the Common Stock is The Bank of New York.


    STOCKHOLDERS AGREEMENT. The Company and all of its stockholders, including the Selling Stockholders, are parties to a Stockholders Agreement, dated as of May 1, 1988, as amended (the "Stockholders Agreement"), which contains certain restrictions on the transfer of the Common Stock held by them, certain "piggy back" registration rights and, for stockholders holding an aggregate of 30% of the outstanding Common Stock, certain one-time demand registration rights. Recently, the Stockholders Agreement was amended to provide that it shall be terminated upon closing of the Common Stock Offering, except for the restriction that no stockholder will sell any shares of Common Stock (other than the shares offered hereby) for a period of 120 days after the date of this Prospectus without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. on behalf of the Common Stock underwriters.


PREFERRED STOCK

    The Company's authorized Preferred Stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue Preferred Stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                        SHARES AVAILABLE FOR FUTURE SALE


    As of the date hereof, there were 26,741,100 shares of Common Stock outstanding, which will not be affected by the offering of Common Stock as all shares offered hereby are outstanding shares held by the Selling Stockholders. The 2,000,000 shares of Common Stock offered on behalf of the Selling Stockholders (plus up to 300,000 shares which may be sold pursuant to the Common Stock underwriters' overallotment option) will be freely transferable without further restriction or further registration under the Securities Act, except that any shares purchased by an "affiliate" of the Company, as that term is defined by the Securities Act ("affiliate"), will be subject to certain of the resale limitations of Rule 144 under the Securities Act. All other outstanding shares of Common Stock will be "restricted securities" as that term is defined in Rule 144 and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder, including pursuant to Rule 144. Management of the Company believes that approximately 6,821,920 of those shares of Common Stock may be eligible for resale pursuant to Rule 144 without restriction.



    In general, under Rule 144, as currently in effect, beginning 90 days after the offering of Common Stock, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least two years (which is proposed to be reduced to one year) will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then-outstanding shares of Common Stock (267,411 shares immediately after the offering of Common Stock) or (ii) the average weekly trading volume of the Common Stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned shares, within the context of Rule 144, for at least three years (which is proposed to be reduced to two years), is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information or notice requirements.

    The Company, the Selling Stockholders, certain other stockholders of the Company and the directors and executive officers of the Company have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 120 days (or 365 days in the case of Messrs. Erbey and Wish) after the date of this Prospectus without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. on behalf of the Common Stock underwriters (excluding, in the case of the Company, shares of Common Stock issued upon the exercise of stock options granted pursuant to the Stock Option Plan and grants pursuant to the Directors Stock Plan). After such restricted periods, there will be no restrictions on the sale of these shares other than those imposed by Rule 144.


    Under the Company's Stock Option Plan, 6,388,550 shares currently may be issued upon exercise of outstanding options or future grants of stock options, and a total of 250,000 shares of Common Stock may be issued pursuant to the Directors' Stock Plan. See "Management--Stock Option Plan" and "--Directors' Stock Plan." After the closing of the Common Stock Offering, the Company may file a Registration Statement on Form S-8 under the Securities Act to register the issuance of shares of Common Stock issuable under the Stock Option Plan and the Directors' Stock Plan. Shares of Common Stock issued under the Stock Option Plan and the Directors' Stock Plan after the effective date of such Registration Statement, other than shares held by affiliates of the Company, will be eligible for resale in the public market without restriction.


                              SELLING STOCKHOLDERS

    The following table sets forth information regarding security ownership of the Selling Stockholders:


                                                           SHARES OF
                                                         COMMON STOCK                              SHARES OF
                                                      BENEFICIALLY OWNED                      COMMON STOCK TO BE
                                                      AS OF SEPTEMBER   ,      NUMBER OF      BENEFICIALLY OWNED
                                                             1996              SHARES OF        AFTER OFFERING
                                                    -----------------------     COMMON      -----------------------
NAME OF SELLING STOCKHOLDER                           NUMBER      PERCENT    STOCK OFFERED    NUMBER      PERCENT
- --------------------------------------------------  ----------  -----------  -------------  ----------  -----------

Affiliates of the Company:
  Wishco, Inc.(1).................................   6,011,020        22.5%       960,000    5,051,020        18.9%

Non-Affiliates of the Company:
  HAP Investment Partnership(2)...................   2,048,480         7.7        327,760    1,720,720         6.4

                                                 [to be completed]


- ------------------------

(1) Except for Wishco, Inc., which is controlled by Barry N. Wish, currently Chairman of the Company and a former executive officer of the Company, and Timothy M. Grant, a former Senior Vice President of the Bank, no Selling Stockholder has had any relationship with the Company or any of its affiliates during the last three years. For information as to the shares of Common Stock and stock options beneficially owned by Mr. Wish, see "Beneficial Ownership of Common Stock" and "Management-- Aggregated Option Exercises in 1995 and Year-End Option Values."


(2) An affiliate of Harold D. Price. See "Beneficial Ownership of Common Stock."

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement with respect to the Common Stock Offering (the "Common Stock Underwriting Agreement") among the Company, the Selling Stockholders and each of the underwriters named below (the "Common Stock Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (the "Representative"), the Selling Stockholders have agreed to sell to each of the Common Stock Underwriters, and each of the Common Stock Underwriters severally has agreed to purchase from the Selling Stockholders, the aggregate number of shares of Common Stock set forth opposite its name below.

                                                                                   NUMBER OF
COMMON STOCK UNDERWRITERS                                                            SHARES
- ---------------------------------------------------------------------------------  ----------

Friedman, Billings, Ramsey & Co., Inc............................................

                                                                                   ----------
    Total........................................................................   2,000,000
                                                                                   ----------
                                                                                   ----------

    The Common Stock Underwriting Agreement provides that, subject to the terms and conditions set forth therein, the Common Stock Underwriters are obligated to purchase all of such shares if any are purchased.

    The Representative has advised the Company and the Selling Stockholders that the Common Stock Underwriters propose initially to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession
not in excess of $         per share. The Common Stock Underwriters may allow,
and such dealers may re-allow, a discount not in excess of $         per share
on sales to certain other dealers. The offering of the Common Stock is made for delivery when, as and if accepted by the Common Stock Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Common Stock Underwriters reserve the right to reject any offer for the purchase of shares of Common Stock. After the Common Stock Offering, the public offering price and other selling terms may be changed by the Common Stock Underwriters.


    At the request of the Company, the Common Stock Underwriters have initially reserved up to 200,000 (230,000 if the Common Stock Underwriters' exercise their over-allotment option) shares of Common Stock for sale at the initial public offering price set forth on the cover page of this Prospectus to directors, officers and employees of the Company and its subsidiaries and to certain other persons. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Common Stock Underwriters to the general public on the same basis as other shares offered hereby.


    The Selling Stockholders have granted an option to the Common Stock Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to an aggregate of 300,000 additional shares of Common Stock, at the initial public offering price set forth on the cover page of this Prospectus, less the underwriting discount. The Common Stock Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the shares of Common Stock in the Common Stock Offering. To the extent that the Common Stock Underwriters exercise this option, each Common Stock Underwriter will be obligated, subject to certain conditions, to purchase the number of additional shares of Common Stock proportionate to such Common Stock Underwriter's initial amount reflected in the foregoing table.

    The Company and the Selling Stockholders have agreed to indemnify the several Common Stock Underwriters against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the Common Stock Underwriters may be required to make in respect thereof.


    Prior to the Common Stock Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price of the Common Stock was determined by negotiations among the Company, the Selling Stockholders and the Underwriters. Among the factors considered in such negotiations were the history of, and prospects for, the Company and the industry in which it competes, an assessment of management, the Company's past and present operations, its past and present earnings and the trend of such earnings, the prospects for future earnings of the Company, the general condition of the securities markets at the time of the Common Stock Offering and the market prices of publicly-traded common stocks of comparable companies in recent periods.


    The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

    The legality of the shares of Common Stock offered in the Common Stock Offering will be passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. Certain legal matters in connection with the Common Stock Offering will be passed upon for the Common Stock Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

  Report of Independent Certified Public Accountants......................   F-2

  Consolidated Statements of Financial Condition at December 31, 1995 and
   1994...................................................................   F-3

  Consolidated Statements of Operations for each of the three years in the
   period ended December 31, 1995.........................................   F-4

  Consolidated Statements of Changes in Stockholders' Equity for each of the three years
   in the period ended December 31, 1995..................................   F-5

  Consolidated Statements of Cash Flows for each of the three years in the
   period ended December 31, 1995.........................................   F-6

  Notes to Consolidated Financial Statements..............................   F-8

INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED):

  Consoidated Statements of Financial Condition at June 30, 1996 and
   December 31, 1995......................................................  F-45

  Consolidated Statements of Operations for the three and six months ended
   June 30, 1996 and 1995.................................................  F-46

  Consolidated Statements of Changes in Stockholders' Equity for the six
   months ended
   June 30, 1996..........................................................  F-47

  Consolidated Statements of Cash Flows for the six months ended June 30,
   1996 and 1995..........................................................  F-48

  Notes to Interim Consolidated Financial Statements......................  F-50

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Ocwen Financial Corporation

    In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Ocwen Financial Corporation and its subsidiaries (the "Company") at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP


Fort Lauderdale, Florida
February 16, 1996, except as to Note 21 which is as of July 31, 1996

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1995          1994
                                                                                        ------------  ------------
Cash and amounts due from depository institutions.....................................  $      4,200  $     32,954
Interest bearing deposits.............................................................        50,432         3,796
Securities available for sale, at market value........................................       337,480       187,717
Loans available for sale, at lower of cost or market..................................       251,790       102,293
Investment securities, net............................................................        18,665        17,011
Mortgage-related securities held for investment, net..................................       --             91,917
Loan portfolio, net...................................................................       295,605        57,045
Discounted loan portfolio, net........................................................       669,771       529,460
Principal, interest and dividends receivable..........................................        12,636         6,152
Investments in low income housing tax credit interests................................        81,362        49,442
Real estate owned, net................................................................       166,556        96,667
Premises and equipment, net...........................................................        25,359        38,309
Income taxes receivable...............................................................         1,005       --
Deferred tax asset....................................................................        22,263        20,695
Other assets..........................................................................        36,466        32,945
                                                                                        ------------  ------------
                                                                                        $  1,973,590  $  1,266,403
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits............................................................................  $  1,501,646  $  1,023,268
  Advances from the Federal Home Loan Bank............................................        70,399         5,399
  Securities sold under agreements to repurchase......................................        84,761       --
  Subordinated debentures and other interest bearing obligations......................       117,054        20,111
  Income taxes payable................................................................       --             10,025
  Accrued expenses, payables and other liabilities....................................        60,183        54,217
                                                                                        ------------  ------------
    Total liabilities.................................................................     1,834,043     1,113,020
                                                                                        ------------  ------------
Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued and
   outstanding........................................................................       --            --
  Common stock, $.01 par value; 200,000,000 shares authorized; 23,812,270 and
   32,194,710 shares issued and outstanding at December 31, 1995 and 1994,
   respectively.......................................................................           238           322
  Additional paid-in capital..........................................................        10,449        13,652
  Retained earnings...................................................................       130,275       142,230
  Unrealized loss on securities available for sale, net of taxes......................        (1,415)       (2,821)
                                                                                        ------------  ------------
    Total stockholders' equity........................................................       139,547       153,383
                                                                                        ------------  ------------
                                                                                        $  1,973,590  $  1,266,403
                                                                                        ------------  ------------
                                                                                        ------------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 FOR THE YEARS ENDED DECEMBER
                                                                                              31,
                                                                                -------------------------------
                                                                                  1995       1994       1993
                                                                                ---------  ---------  ---------
Interest income:
  Federal funds sold and repurchase agreements................................  $   3,502  $   8,861  $     873
  Securities available for sale...............................................     18,391     27,988     19,714
  Loans available for sale....................................................     15,608     19,353      5,376
  Mortgage-related securities held for investment.............................      4,313      6,930      9,379
  Loans.......................................................................     15,430      5,924      6,232
  Discounted loans............................................................     75,998     52,560     31,036
  Investment securities and other.............................................      4,033      9,842      6,313
                                                                                ---------  ---------  ---------
                                                                                  137,275    131,458     78,923
                                                                                ---------  ---------  ---------
Interest expense:
  Deposits....................................................................     71,853     44,961     19,039
  Securities sold under agreements to repurchase..............................        951     10,416      9,340
  Securities sold but not yet purchased.......................................      1,142      2,780          -
  Advances from the Federal Home Loan Bank....................................      1,126      1,232      2,834
  Subordinated debentures and other interest bearing obligations..............      8,988      3,209      4,093
                                                                                ---------  ---------  ---------
                                                                                   84,060     62,598     35,306
                                                                                ---------  ---------  ---------
    Net interest income before provision for loan losses......................     53,215     68,860     43,617
Provision for loan losses.....................................................      1,121     --         --
                                                                                ---------  ---------  ---------
    Net interest income after provision for loan losses.......................     52,094     68,860     43,617
                                                                                ---------  ---------  ---------
Non-interest income:
  Servicing fees and other charges............................................      2,870      4,786      3,800
  Gains on sales of interest earning assets, net..............................      6,955      5,727      8,386
  Fees on financing transactions..............................................     --         --         15,340
  Gain from sale of branch offices............................................      5,430     62,600     --
  Gain on sale of subsidiary's stock..........................................     --         --          3,835
  Income (loss) on real estate owned, net.....................................      9,540      5,995     (1,158)
  Gain on sale of hotel.......................................................      4,658     --         --
  Other income................................................................      1,727      2,467      5,669
                                                                                ---------  ---------  ---------
                                                                                   31,180     81,575     35,872
                                                                                ---------  ---------  ---------
Non-interest expense:
  Compensation and employee benefits..........................................     23,787     42,395     23,507
  Occupancy and equipment.....................................................      8,360     11,537      9,106
  Amortization of excess cost over net assets acquired........................     --          1,346      1,301
  Hotel operations expense (income), net......................................        337       (723)      (710)
  Other operating expenses....................................................     13,089     14,303      8,655
                                                                                ---------  ---------  ---------
                                                                                   45,573     68,858     41,859
                                                                                ---------  ---------  ---------
    Income from continuing operations before income taxes.....................     37,701     81,577     37,630
Income tax expense............................................................      4,562     29,724     10,325
                                                                                ---------  ---------  ---------
    Income from continuing operations.........................................     33,139     51,853     27,305
Discontinued operations:
  Loss from operations of discontinued divisions to September 30, 1995 net of tax benefits of $2,321, $2,227 and $1,259 for 1995, 1994 and 1993,
   respectively...............................................................     (4,468)    (4,514)    (2,270)
  Loss on disposal of divisions, net of tax benefit of $1,776.................     (3,204)    --         --
                                                                                ---------  ---------  ---------
    Income before extraordinary gain and cumulative effect of a change in
     accounting principle.....................................................     25,467     47,339     25,035
Extraordinary gain on extinguishment of debt, net of tax expense of $828......     --         --          1,538
Cumulative effect on prior year of a change in accounting principle...........     --         --         (1,341)
                                                                                ---------  ---------  ---------
  Net income..................................................................  $  25,467  $  47,339  $  25,232
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------
Earnings per share:
  Income from continuing operations...........................................  $    1.19  $    1.52  $    0.80
  Discontinued operations, net of tax benefit.................................      (0.28)     (0.13)     (0.07)
  Extraordinary gain on extinguishment of debt, net of taxes..................     --         --           0.04
  Cumulative effect of a change in accounting principle.......................     --         --          (0.04)
                                                                                ---------  ---------  ---------
    Net income................................................................  $    0.91  $    1.39  $    0.73
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------
Weighted average common shares outstanding....................................  27,769,080 34,084,160 34,285,850
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                                     UNREALIZED
                                                                                                    GAIN (LOSS)
                                                                                                         ON
                                                                                                     SECURITIES
                                                      COMMON STOCK         ADDITIONAL                AVAILABLE
                                                -------------------------    PAID-IN     RETAINED    FOR SALE,
                                                   SHARES       AMOUNT       CAPITAL     EARNINGS   NET OF TAXES    TOTAL
                                                ------------  -----------  -----------  ----------  ------------  ----------
Balances at December 31, 1992.................    34,810,920   $     348    $  21,142   $   72,906   $   --       $   94,396
  Net income..................................       --           --           --           25,232       --           25,232
  Exercise of common stock options............       250,000           3          447       --           --              450
  Repurchase of common stock..................    (2,865,880)        (29)      (7,944)      --           --           (7,973)
  Predecessor basis of subsidiary
   accounting.................................       --           --           --           (3,247)      --           (3,247)
  Subsidiary's retirement of common stock.....       --           --               81       --           --               81
  Change in unrealized gain on securities
   available for sale, net of taxes...........       --           --           --           --            2,892        2,892
                                                ------------       -----   -----------  ----------  ------------  ----------
Balances at December 31, 1993.................    32,195,040         322       13,726       94,891        2,892      111,831
  Net income..................................       --           --           --           47,339       --           47,339
  Repurchase of common stock options..........       --           --              (73)      --           --              (73)
  Repurchase of common stock..................          (330)     --               (1)      --           --               (1)
  Change in unrealized loss on securities
   available for sale, net of tax benefit.....       --           --           --           --           (5,713)      (5,713)
                                                ------------       -----   -----------  ----------  ------------  ----------
Balances at December 31, 1994.................    32,194,710         322       13,652      142,230       (2,821)     153,383
  Net income..................................       --           --           --           25,467       --           25,467
  Repurchase of common stock options..........       --           --             (132)      --           --             (132)
  Exercise of common stock options............       432,620           4        1,416       --           --            1,420
  Repurchase of common stock..................    (8,815,060)        (88)      (4,487)     (37,422)      --          (41,997)
  Change in unrealized loss on securities
   available for sale, net of taxes...........       --           --           --           --            1,406        1,406
                                                ------------       -----   -----------  ----------  ------------  ----------
Balances at December 31, 1995.................    23,812,270   $     238    $  10,449   $  130,275   $   (1,415)  $  139,547
                                                ------------       -----   -----------  ----------  ------------  ----------
                                                ------------       -----   -----------  ----------  ------------  ----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1995        1994         1993
                                                                             ----------  -----------  -----------
Cash flows from operating activities:
  Net income...............................................................  $   25,467  $    47,339  $    25,232
  Adjustments to reconcile net income to net cash (used) provided in operating activities:
    Net cash provided from trading activities..............................       2,949        4,118        1,183
    Proceeds from sales of loans available for sale........................     100,104      383,673       95,936
    Purchases of loans available for sale..................................    (271,210)    (510,362)     (70,483)
    Origination of loans available for sale................................      (2,829)     (39,546)      (4,162)
    Principal payments received on loans available for sale................      10,103       36,966        1,051
    Amortization of excess of costs over net assets acquired...............      --            1,346        1,372
    (Discount accretion) premium amortization, net.........................      (2,401)      (8,268)       5,617
    Depreciation and amortization..........................................       3,755        4,877        2,509
    Provision for loan losses..............................................       1,262      --           --
    Loss on sales of premises and equipment................................       3,002      --           --
    Gains on sales of interest earning assets, net.........................      (6,955)      (5,727)      (8,386)
    (Gain) loss on sale of real estate owned, net..........................      (8,496)     (12,234)         439
    Gain from sale of branch offices.......................................      (5,430)     (62,600)     --
    Gain on sale of hotel..................................................      (4,658)     --           --
    Gain on sale of stock in subsidiary....................................      --          --            (3,835)
    Extraordinary gain on extinguishment of debt, net of taxes.............      --          --            (1,538)
    Cumulative effect of a change in accounting principle..................      --          --             1,341
    Decrease in minority interest..........................................      --          --           (10,726)
    (Increase) decrease in principal, interest and dividends receivable....      (6,484)       5,710       (3,719)
    (Increase) decrease in income taxes receivable.........................     (10,769)      16,473       12,187
    (Increase) decrease in other assets....................................     (15,159)       8,841       (4,394)
    (Decrease) increase in accrued expenses, payables and other
     liabilities...........................................................      (1,677)      20,587      (24,852)
                                                                             ----------  -----------  -----------
Net cash (used) provided in operating activities...........................    (189,426)    (108,807)      14,772
                                                                             ----------  -----------  -----------
Cash flows from investing activities:
  Proceeds from sales of securities available for sale.....................     836,247      877,911      744,636
  Purchases of securities available for sale...............................    (934,179)    (511,694)  (1,048,685)
  Maturities of and principal payments received on securities available for
   sale....................................................................      21,639      115,357      245,554
  Purchase of securities held for investment...............................      --           (4,804)    (218,222)
  Maturities of and principal payments received on securities held for
   investments.............................................................      17,545       44,133      194,262
  Proceeds from sale of hotel..............................................      25,193      --           --
  Purchases of low income housing tax credit interests.....................     (29,280)     (31,821)     (11,988)
  Proceeds from sales of discounted loans and loans held for investment....      38,942       35,161      456,434
  Origination of loans held for investment.................................    (235,527)     (29,013)     (75,280)
  Purchases of loans held for investment...................................     (35,073)     --          (123,293)
  Purchases of discounted loans............................................    (547,987)    (543,982)    (195,750)
  Principal payments received on discounted loans and loans held for
   investment..............................................................     251,485      188,850      141,674
  Proceeds from sales of real estate owned.................................     148,225      129,671       30,976
  Purchases of real estate owned in connection with discounted loan
   purchases...............................................................     (24,617)     (38,071)      (7,782)
  Cash balances acquired in connection with the purchase of a Federal
   savings bank............................................................      --          --            39,558
  Cash balances released in connection with the sale of a subsidiary.......      --          --           (18,933)
  Net acquisition of hotel businesses......................................      --          --           (23,204)
  Additions to premises and equipment......................................     (12,207)      (7,438)      (9,775)
  Other, net...............................................................       5,067       10,262       10,599
                                                                             ----------  -----------  -----------
Net cash (used) provided by investing activities...........................    (474,527)     234,522      130,781
                                                                             ----------  -----------  -----------

                            (continued on next page)

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1995        1994         1993
                                                                             ----------  -----------  -----------
Cash flows from financing activities:
  Increase (decrease) in deposits..........................................  $  585,335  $ 1,065,300  $  (121,237)
    Proceeds from issuance of subordinated debentures......................     100,000      --           --
    Payment of debt issuance costs.........................................      (3,301)     --           --
    Sales of deposits......................................................    (111,686)    (909,315)     --
    Premium received on sales of deposits..................................       5,492       66,595      --
    Advances from the Federal Home Loan Bank...............................     170,000       17,000        2,000
    Payments on advances from the Federal Home Loan Bank...................    (105,000)     (69,000)     (34,500)
    Increase (decrease) in securities sold under agreements to repurchase..      84,761     (276,095)     (14,746)
    Issuance of notes and mortgages payable................................       7,615      --            40,694
    Payments and repurchase of notes and mortgages payable.................     (10,672)     (22,270)      (5,386)
    Exercise of common stock options.......................................       1,420      --               450
    Repurchase of common stock options and common stock....................     (42,129)         (74)      (7,892)
                                                                             ----------  -----------  -----------
Net cash provided (used) by financing activities...........................     681,835     (127,859)    (140,617)
                                                                             ----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents.......................      17,882       (2,144)       4,936
Cash and cash equivalents at beginning of year.............................      36,750       38,894       33,958
                                                                             ----------  -----------  -----------
Cash and cash equivalents at end of year...................................  $   54,632  $    36,750  $    38,894
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
Reconciliation of cash and cash equivalents at end of year:
  Cash and amounts due from depository institutions........................  $    4,200  $    32,954  $    38,894
  Interest bearing deposits................................................      50,432        3,796      --
                                                                             ----------  -----------  -----------
                                                                             $   54,632  $    36,750  $    38,894
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid (received) during the year for:
    Interest...............................................................  $   72,626  $    58,174  $    32,333
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
    Income taxes...........................................................  $   12,858  $    11,170  $    (6,607)
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
Supplemental schedule of non-cash investing and financing activities:
  The Company purchased certain assets and assumed certain liabilities of a
   Federal savings institution as follows:
    Fair value of assets acquired..........................................  $   --      $   --       $   667,792
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
    Liabilities assumed....................................................  $   --      $   --       $   667,792
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Exchange of loans available for sale for FNMA securities.................  $   83,875  $   346,588  $    67,121
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Real estate owned acquired through foreclosure...........................  $  185,001  $   136,764  $    26,887
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Retirement of subsidiary's common stock..................................  $   --      $   --       $        81
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Purchase of common stock of a subsidiary in exchange for a subordinated
   note....................................................................  $   --      $   --       $     4,351
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
  Transfer of mortgage--related securities from held for investment to
   available for sale......................................................  $   73,706  $   --       $   --
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    Ocwen Financial Corporation (the "Company") is a financial services holding company engaged in asset acquisition and resolution, residential finance, commercial finance, investment management and hotel operations through its subsidiaries. The Company owns directly and indirectly all of the outstanding common and preferred stock of its primary subsidiaries, Berkeley Federal Bank & Trust FSB (the "Bank") and Investors Mortgage Insurance Holding Company ("IMI"), which are included in the Company's consolidated financial statements. The Bank changed its name from First Federal Savings Bank (of Delaware) to Berkeley Federal Bank & Trust FSB on June 3, 1993 following the acquisition of Berkeley Federal Savings Bank ("Old Berkeley"). All significant intercompany transactions and balances have been eliminated in consolidation.

    The Bank is a federally chartered savings bank regulated by the Office of Thrift Supervision ("OTS"). IMI's primary subsidiaries are engaged in hotel operations and other real estate related ventures.

CONSOLIDATED STATEMENTS OF CASH FLOWS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, interest bearing and non-interest bearing deposits and all highly liquid debt instruments purchased with an original maturity of three months or less. Cash flows associated with items intended as hedges of identifiable transactions or events are classified in the same category as the cash flows from the items being hedged.

SECURITIES AVAILABLE FOR SALE

    Certain U.S. Treasury securities, mortgage-backed securities and mortgage-related securities are designated as assets available for sale because the Company does not intend to hold them to maturity. Securities available for sale are carried at market value with the net unrealized gains or losses reported as a separate component of stockholders' equity. Unrealized losses on securities that reflect a decline in value which is other than temporary, if any, are charged to earnings. At disposition the realized net gain or loss is included in earnings on a specific identification basis. The amortization of premiums and accretion of discounts are computed using the interest method after considering actual and estimated prepayment rates, if applicable. During December 1995, in conjunction with a transition provision provided by the Financial Accounting Standards Board pertaining to the classification of securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company transferred all of its mortgage-related securities held for investment, with a book value of $75,194 and a market value of $73,706 to securities available for sale.

INVESTMENTS AND MORTGAGE-RELATED SECURITIES HELD FOR INVESTMENT

    Investments and mortgage-related securities held for investment are stated at cost, adjusted for amortization of premiums and accretion of discounts, because the Company has the ability and the intent to hold them to maturity. Unrealized losses on securities that reflect a decline in value which is other than temporary, if any, are charged to earnings. The amortization of premiums and accretion of discounts are computed using the interest method after considering actual and estimated prepayment rates, if applicable. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between prepayments originally anticipated and amounts actually received plus anticipated future prepayments.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

TRADING ACTIVITIES

    From time to time the Company purchases investment and mortgage-backed and related securities into its trading account. In addition, securities acquired and sold shortly thereafter resulting from the securitization of loans available for sale are accounted for as the sale of loans and the purchase and sale of trading securities. Securities held for trading purposes are carried at market value with the unrealized gains or losses included in gains on sales of interest earning assets, net. Although no such positions were held as of December 31, 1995 or 1994, the Company traded assets totaling $93,942, $621,991 and $145,716 in aggregate sales proceeds during the years ended December 31, 1995, 1994 and 1993, respectively, resulting in net gains of $2,949, $4,118 and $1,183 for the years ended December 31, 1995, 1994 and 1993, respectively.

LOANS AVAILABLE FOR SALE AND HELD FOR INVESTMENT

    Loans originated or purchased by the Company which the Company presently does not intend to hold to maturity are designated as loans available for sale upon origination or purchase and are stated at the lower of cost, after considering deferred loan fees and costs, or aggregate market value. Upon the sale of a loan, any unamortized deferred loan fees, net of costs, are included in the gain or loss on sale of interest earning assets. Gains and losses on disposal of such assets are computed on a specific identification basis.

    Loans held for investment are stated at amortized cost, less an allowance for loan losses, because the Company has the ability and the intent to hold them to maturity.

    Interest income is accrued as it is earned. Loans are placed on non-accrual status after being delinquent greater than 90 days, or earlier if the borrower is deemed by management to be unable to continue performance. When a loan is placed on non-accrual status, interest accrued but not received is reversed. While a loan is on non-accrual status, interest is recognized only as cash is received. Loans are returned to accrual status only when the loan is reinstated and ultimate collectibility of future interest is no longer in doubt.

    Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as a yield adjustment and included in interest income using the interest method applied on a loan-by-loan basis.

ALLOWANCE FOR ESTIMATED LOAN LOSSES ON LOAN PORTFOLIO

    The allowance for estimated loan losses is maintained at a level that management, based upon an evaluation of known and inherent risks in the portfolio, considers adequate to provide for potential losses. Specific valuation allowances are established for impaired loans in the amount by which the carrying value, before allowance for estimated losses, exceeds the fair value of collateral less costs to dispose on an individual loan basis except for single family residential mortgage loans and consumer loans which are generally evaluated for impairment as homogeneous pools of loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. The Company measures these impaired loans at the fair value of the loans' collateral properties less selling costs. Impaired loans may be left on accrual status during the period the Company is pursuing repayment of the loan. These loans are placed on non-accrual status at such time that the loans either: (1) become 90 days delinquent; or (2) the Company determines the borrower is incapable of, or has ceased efforts toward, curing a loan. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. When an impaired loan is either sold, transferred to REO or charged off, any related valuation allowance is credited to the allowance for loan losses. Charge-offs occur when loans are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. General valuation allowances are also established for the inherent

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
risks in the loan portfolio which have yet to be specifically identified. Management's periodic evaluation of the allowance for estimated losses is based upon an analysis of the portfolio, historical loss experience, economic conditions and trends, collateral values and other relevant factors. Future adjustments to the allowance may be necessary if economic conditions and trends, collateral values and other relevant factors differ substantially from the assumptions used in making the evaluation.

DISCOUNTED LOAN PORTFOLIO

    Certain mortgage loans, for which the borrower is not current as to principal and interest payments, are acquired at a discount. The acquisition cost for a pool of loans is allocated to each individual loan within the pool based upon the Company's pricing methodology. The discount associated with single family residential mortgage loans is recognized as a yield adjustment and included in interest income using the interest method applied on a loan-by-loan basis to the extent the timing and amount of cash flows can be reasonably determined. For those single family residential mortgage loans which are brought current by the borrower and certain multi-family and commercial real estate loans which are current and the Company believes will remain current, the remaining unamortized discount is accreted to income as a yield adjustment using the interest method over the contractual maturity of the loan. For all other loans, interest is reported as cash is received. Adjustments to reduce the carrying value of discounted loans to the fair value of the properties securing the loan discounted at the effective interest rate, as well as gains on the repayment and discharging of loans, are reported as interest income. In situations where the collateral is foreclosed upon, the loans are transferred to real estate owned upon receipt of title to the property and accretion of the related discount is discontinued.

REAL ESTATE OWNED

    Properties acquired through foreclosure are valued at the lower of the adjusted cost basis of the loan or fair value less estimated costs of disposal of the property at the date of foreclosure. Properties held are periodically re-evaluated to determine that they are being carried at the lower of cost or fair value less estimated costs to dispose. Sales proceeds and related costs are recognized with passage of title to the buyer, and in cases where the Company finances the sale, receipt of sufficient down payment. Rental income related to properties is reported as income as earned. Holding and maintenance costs related to properties are reported as period costs as incurred. No depreciation expense related to properties has been recorded. Decreases in market value of foreclosed real estate subsequent to foreclosure are recognized as a valuation allowance on a property specific basis. Subsequent increases in market value of the foreclosed real estate are reflected as reductions in the valuation allowance, but not below zero. Such changes in the valuation allowance are charged or credited to income.

VALUATION ALLOWANCES ON ASSETS HELD FOR DISPOSITION AND RESOLUTION

    The Company is currently reviewing its methodology for valuing assets held for disposition and resolution, which include discounted loans, loans available for sale and real estate owned, with the OTS. Although the Company believes that its methods for determining net carrying values of such assets are in accordance with generally accepted accounting principles, as a result of this review, however, the Company may provide a general allowance for losses on discounted loans, loans available for sale and real estate owned. Such a general allowance would supplement, or otherwise amend, the Company's current practice of adjusting discounted loans, loans available for sale and real estate owned to the lower of the recorded investment or fair value through direct charges to interest income or non-interest income, as appropriate. Although the Company cannot at this time estimate the amount of general allowance which may be required, such amount may be material. The Company at this time believes, however, that it will continue to be classified as a well-capitalized institution subsequent to any such provision for general allowance for losses.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

INVESTMENTS IN LOW INCOME HOUSING TAX CREDIT INTERESTS

    Low income housing tax credit partnerships own multi-family residential properties which have been allocated tax credits under the Internal Revenue Code. The obligations of the partnership to sustain qualifying status of the properties covers a 15-year period; however, tax credits accrue over a 10-year period on a straight-line basis. Investments by the Company in low income housing tax credit partnerships made on or after May 18, 1995 in which the Company invests solely as a limited partner are accounted for using the equity method in accordance with the consensus of the Emerging Issues Task Force through issue number 94-1. For the Company's limited partnership investments made prior to this date, the Company records its receipt of tax credits and other tax benefits on a level yield basis over the 15-year obligation period and reports the tax credits and tax benefits, net of the amortization of its investment in the limited partnership as a reduction of income tax expense. Low income housing tax credit partnerships in which the Company, through a subsidiary, acts as the general partner are presented on a consolidated basis. Through December 31, 1995, the operations of such partnerships in which a Company subsidiary acted as general partner were limited to pre-operating construction activities.

EXCESS OF COST OVER NET ASSETS ACQUIRED

    On February 17, 1988, the Company acquired 100% of the common stock of First Federal Savings Bank (of Delaware). Through 1994 the excess of cost over net assets acquired was being amortized over the estimated periods benefited. As of December 31, 1994, the remaining depository branches acquired in 1988, along with certain other branches subsequently acquired, were sold, and the unamortized excess of cost over net assets acquired of $9,135 was retired and charged against the gain recorded on the sale of branches.

PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost and depreciated over their estimated useful lives on the straight-line method. The estimated useful lives of the related assets range from 3 to 40 years.

INTEREST RATE RISK MANAGEMENT ACTIVITIES

    The Company manages its exposure to interest rate movements by seeking to match asset and liability balances within maturity categories, both directly and through the use of derivative financial instruments. These instruments include interest rate swaps ("swaps") and interest rate futures contracts that are designated and effective as hedges, as well as swaps that are designated and effective in modifying the interest rate and/or maturity characteristics of specified assets or liabilities.

    The net interest received or paid on swaps is reflected as interest income or expense of the related hedged position. Gains and losses resulting from the termination of swaps are recognized over the shorter of the remaining contract lives of the swaps or the lives of the related hedged positions or, if the hedged positions are sold, are recognized in the current period as gains on sales of interest earning assets, net. Gains and losses on futures contracts are deferred and amortized over the terms of the related assets or liabilities and reflected as interest income or expense of the related hedged positions. If the hedged positions are sold, any unamortized deferred gains or losses on futures contracts are recognized in the current period as gains on sales of interest earning assets, net.

    Interest rate contracts used in connection with the securities portfolio designated as available for sale are carried at fair value with gains and losses, net of applicable taxes, reported in a separate component of stockholders' equity, consistent with the reporting of unrealized gains and losses on such securities.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

INCOME TAXES

    The Company files consolidated Federal income tax returns with its subsidiaries, excluding IMI and its subsidiaries which file separate Federal consolidated returns. Consolidated income tax is allocated among the subsidiaries participating in the consolidated returns as if each subsidiary of the Company which has one or more subsidiaries filed its own consolidated return.

    In January 1993 the Company adopted SFAS No. 109, "Accounting for Income Taxes", resulting in a $1.3 million charge in the accompanying 1993 consolidated statements of operations for the cumulative effect of a change in accounting principle. The adoption of SFAS No. 109 changed the Company's method of accounting for income taxes to the asset and liability method rather than the deferred method. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Additionally, SFAS No. 109 requires the adjustment of deferred taxes for subsequent tax rate changes and also required upon adoption the recognition of a deferred tax liability for the Bank's tax bad debt reserve in excess of the 1987 balance to the extent that it exceeds the book reserve.

INVESTMENT MANAGEMENT AND TRUST ACTIVITIES

    At December 31, 1995 and 1994 Ocwen Asset Management Inc. ("OAM") had under management $48,229 and $503,730, respectively, of mortgage-backed and related securities and mortgage loans for an unaffiliated account. Such amounts are not included in the Company's consolidated statements of financial condition.

    At December 31, 1995 and 1994 the Bank held $2,002 and $11,225, respectively, in investments in trust accounts for customers. Such amounts are not included in the Company's consolidated statements of financial condition.

RECENT ACCOUNTING STANDARDS

    The financial statements reflect the required disclosures and certain encouraged disclosures of SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Statements". SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, was adopted by the Company in the first quarter of 1995 and did not have a material impact on the Company's financial statements.

    SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", is effective for financial statements issued for fiscal years beginning after December 15, 1995. Given the Company's current accounting policies for recording and measuring its long-lived assets, primarily real estate owned and premises and equipment, the Company does not anticipate a material impact on its operations or financial position from the implementation of SFAS No. 121 in 1996.

    SFAS No. 122, "Accounting for Mortgage Servicing Rights", requires that an institution engaged in mortgage banking activities recognize as a separate asset rights to service mortgage loans for others, regardless of the manner in which those servicing rights are acquired. Upon sale or securitization of loans with servicing rights retained, the Company will be required to capitalize the cost associated with the mortgage servicing rights based on their relative fair values. SFAS No. 122 also requires that an institution assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. Impairment is to be recognized through a valuation allowance. The Company does not anticipate a material impact on its operations or financial position from the implementation of SFAS No. 122 in 1996.

    As provided in SFAS No. 123, "Accounting for Stock-Based Compensation", the Company intends to retain the intrinsic value method of accounting for stock-based compensation, which it currently uses.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

EARNINGS PER SHARE

    Earnings per share is calculated based upon the weighted average number of shares of common stock outstanding during the year. The computation of the weighted average number of shares includes the impact of the exercise of the outstanding options to purchase common stock and assumes that the proceeds from such issuance are used to repurchase common shares at fair value.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near or medium term relate to the determination of the allowance for losses on loans.

RECLASSIFICATION

    Certain amounts included in the 1994 and 1993 consolidated financial statements have been reclassified in order to conform to the 1995 presentation.

NOTE 2  ACQUISITION AND DISPOSITION TRANSACTIONS

ACQUISITIONS

    On June 3, 1993 the Company acquired all of the stock issued by Old Berkeley in connection with that institution's voluntary supervisory conversion. Old Berkeley was then merged into First Federal Savings Bank (of Delaware) and the corporate name changed to Berkeley Federal Bank & Trust FSB. IMI purchased the assets of the Knickerbocker Hotel in Chicago, Illinois on April 19, 1993 for $13,704 and the Great Southern Hotel in Columbus, Ohio on August 17, 1993 for $9,500. These acquisitions were accounted for under the purchase method of accounting. The operating results of these acquisitions are included in the Company's consolidated statements of operations from the date of the respective acquisitions.

DISPOSITIONS

    The Bank sold two branches with deposit liabilities totaling $111,686 as of November 17, 1995, and twenty-three branches with deposit liabilities totaling $909,315 as of December 31, 1994. The components of the gain recorded on these transactions is summarized below:

                                                                                                 1995       1994
                                                                                               ---------  ---------
Premium received on deposit liabilities sold.................................................  $   5,492  $  66,595
Difference between carrying value and face value of deposits sold............................     --          4,596
Retirement of excess of cost over net assets acquired, net...................................     --         (9,135)
Net gain on sale of land, buildings, furniture, fixtures and equipment.......................        158      2,908
Broker's fee and other costs associated with the sale of the deposits........................       (220)    (2,364)
                                                                                               ---------  ---------
    Gains on sales of branches...............................................................  $   5,430  $  62,600
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    Additionally, on October 4, 1995 the Company sold the Knickerbocker Hotel for a gain of $4,658.

    Effective December 30, 1993 the Company sold all of the stock of Investors Mortgage Insurance Company ("Investors") and Investors Equity Insurance Company, Inc. ("Equity"), both wholly-owned subsidiaries of IMI, for approximately $24.8 million. All assets and liabilities of these two subsidiaries were transferred including the 50 state insurance business licenses held by Investors and the 17 state insurance business licenses held by Equity. A gain of $3,835 was recognized on the sale. IMI continues to service the

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
insurance policies through December 31, 1996 for a fee of 25 basis points of the insured mortgage loan amount at the beginning of each calendar year. In addition, the Company has guaranteed through December 31, 1996 that the loss reserves transferred will be sufficient to cover the claims on all policies underwritten prior to the sale date.

NOTE 3  DISCONTINUED OPERATIONS

    In September 1995, the Company announced its decisions to dispose of its automated banking division and related activities. As a result of these decisions, a loss of $3,204, net of a tax benefit of $1,776 was recorded consisting of a net loss of $1,954 on the sale of assets and a loss of $1,250, incurred from related operations until the sales and dispositions, both of which were substantially complete at December 31, 1995. The Company's consolidated statements of operations have been restated for all periods presented to reflect the discontinuance of these operations. Losses from operations of the discontinued division, net of tax, amounted to $4,468, $4,514 and $2,270 for the nine months ended September 30, 1995, the year ended December 31, 1994 and the year ended December 31, 1993, respectively. Gross revenues from the automated banking division and related activities for the years ended December 31, 1995, 1994 and 1993 amounted to $1,822, $1,768 and $1,451, respectively.

NOTE 4  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Substantially all of the Company's assets, liabilities and off-balance sheet instruments and commitments are considered financial instruments. For the majority of the Company's financial instruments, principally loans and deposits, fair values are not readily available since there are no available trading markets as characterized by current exchanges between willing parties. Accordingly, fair values can only be derived or estimated using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of estimated future cash flows is inherently subjective and imprecise. In addition, for those financial instruments with option-related features, prepayment assumptions are incorporated into the valuation techniques. It should be noted that minor changes in assumptions or estimation methodologies can have a material effect on these derived or estimated fair values.

    The fair values reflected below are indicative of the interest rate environments as of December 31, 1995 and 1994 and do not take into consideration the effects of interest rate fluctuations. In different interest rate environments, fair value results can differ significantly, especially for certain fixed-rate financial instruments and non-accrual assets. In addition, the fair values presented do not attempt to estimate the value of the Company's fee generating businesses and anticipated future business activities. In other words, they do not represent the Company's value as a going concern. Furthermore, the differences between the carrying amounts and the fair values presented may not be realized because, except as indicated, the Company generally intends to hold these financial instruments to maturity and realize their recorded values.

    Reasonable comparability of fair values among financial institutions is difficult due to the wide range of permitted valuation techniques and numerous estimates that must be made in the absence of secondary market prices. This lack of objective pricing standards introduces a degree of subjectivity to these derived or estimated fair values. Therefore, while disclosure of estimated fair values of financial instruments is required, readers are cautioned in using this data for purposes of evaluating the financial condition of the Company.

    The methodologies used and key assumptions made to estimate fair value, the estimated fair values determined and recorded carrying values follow:

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents have been valued at their carrying amounts as these are reasonable estimates of fair value given the relatively short period of time between origination of the instruments and their expected realization.

INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES

    For investments and mortgage-backed and related securities, fair value equals quoted price, if available. For securities for which a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

LOANS AND DISCOUNTED LOANS

    The fair value of whole loans is estimated based upon quoted market prices for similar whole loan pools. The fair value of the discounted loan portfolio is estimated based upon current market yields at which recent pools of similar mortgages have traded taking into consideration the timing and amount of expected cash flows.

LOW INCOME HOUSING TAX CREDIT INTERESTS

    The fair value of the investments in low income housing tax credit interests is estimated by discounting the future tax benefits expected to be realized from these investments using discount rates at which similar investments were being made on or about the respective financial statement dates.

DEPOSITS

    The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the required cash payments at the market rates offered for deposits with similar maturities on or about the respective financial statement dates.

BORROWINGS

    The fair value of the Company's subordinated debentures is based upon quoted market prices. The fair value of the Company's other borrowings is estimated based upon the discounted value of the future cash flows expected to be paid on such borrowings using estimated market discount rates that reflect the borrowings of others with similar terms and maturities.

RISK MANAGEMENT INSTRUMENTS

    The fair value of interest rate swap agreements is the estimated amount that the Company would receive or pay to terminate the swap agreements at the reporting date taking into account interest rates and the credit worthiness of the swap counterparties on or about the respective financial statement dates. Market quotes are used to estimate the fair value of interest rate futures contracts.

LOAN COMMITMENTS

    The fair value of loan commitments is estimated considering the difference between interest rates on or about the respective financial statement dates and the committed rates.

REAL ESTATE OWNED

    Real estate owned, although not a financial instrument, is an integral part of the Company's discounted loan business. The fair value of real estate owned is estimated based upon appraisals, broker price opinions and other standard industry valuation methods, less anticipated selling costs.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The carrying amounts and the estimated fair values of the Company's financial instruments and real estate owned are as follows:

                                                                 DECEMBER 31, 1995          DECEMBER 31, 1994
                                                             --------------------------  ------------------------
                                                               CARRYING                    CARRYING
                                                                AMOUNT      FAIR VALUE      AMOUNT     FAIR VALUE
                                                             ------------  ------------  ------------  ----------
Financial Assets:
  Cash and cash equivalents................................  $     54,632  $     54,632  $     36,750  $   36,750
  Securities available for sale............................       337,480       337,480       187,717     187,717
  Loans available for sale.................................       251,790       253,854       102,293     102,934
  Investment securities....................................        18,665        18,657        17,011      16,728
  Mortgage-related securities held for investment..........       --            --             91,917      85,547
  Loan portfolio, net......................................       295,605       300,075        57,045      55,731
  Discounted loan portfolio, net...........................       669,771       682,241       529,460     529,460
  Investments in low income housing tax credit interest....        81,362        94,238        49,442      60,144
  Real estate owned, net...................................       166,556       187,877        96,667     109,169
Financial Liabilities:
  Deposits.................................................     1,501,646     1,488,668     1,023,268     992,340
  Advances from the Federal Home Loan Bank.................        70,399        70,530         5,399       5,528
  Securities sold under agreements to repurchase...........        84,761        84,761       --           --
  Subordinated debentures and other interest bearing
   obligations.............................................       117,054       120,398        20,111      19,993
Other:
  Loan commitments.........................................        54,405        54,405        41,027      41,027

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 5  SECURITIES AND LOANS AVAILABLE FOR SALE

    The amortized cost, fair value and gross unrealized gains and losses on the Company's securities and loans available for sale are as follows at the periods ended:

                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED
DECEMBER 31, 1995:                                                    COST        GAINS       LOSSES     FAIR VALUE
- -----------------------------------------------------------------  ----------  -----------  -----------  ----------
Mortgage-related securities:
  Single family residential:
    AAA-rated collateralized mortgage obligations................  $  140,304   $       9    $  (1,482)  $  138,831
    FHLMC interest only..........................................       2,217      --              (35)       2,182
    FNMA interest only...........................................      10,080      --             (488)       9,592
    FNMA principal only..........................................       8,104         114       --            8,218
    Subordinates.................................................      27,410      --             (100)      27,310
    Futures contracts............................................      --             168       (1,766)      (1,598)
    Planned amortization class (PAC) residuals...................         759      --             (185)         574
    REMIC residuals..............................................         616      --             (144)         472
                                                                   ----------  -----------  -----------  ----------
                                                                      189,490         291       (4,200)     185,581
                                                                   ----------  -----------  -----------  ----------
  Multi-family and commercial:
    AAA-rated interest only......................................     101,110       2,840          (18)     103,932
    FNMA interest only...........................................       5,520          16         (275)       5,261
    Subordinates.................................................      43,605         845       (1,496)      42,954
    Futures contracts............................................      --          --             (248)        (248)
                                                                   ----------  -----------  -----------  ----------
                                                                      150,235       3,701       (2,037)     151,899
                                                                   ----------  -----------  -----------  ----------
                                                                   $  339,725   $   3,992    $  (6,237)  $  337,480
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------
Loans:
  Single family residential......................................     221,927       1,736       --          223,663
  Multi-family...................................................      28,694         314       --           29,008
  Consumer.......................................................       1,169          14       --            1,183
                                                                   ----------  -----------  -----------  ----------
                                                                   $  251,790   $   2,064    $  --       $  253,854
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED
DECEMBER 31, 1994:                                                    COST        GAINS       LOSSES     FAIR VALUE
- -----------------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury bills..............................................  $    3,531   $       2    $      (1)  $    3,532
                                                                   ----------  -----------  -----------  ----------
Mortgage-backed securities:
  Single family residential:
    AAA-rated....................................................      19,174      --              (75)      19,099
                                                                   ----------  -----------  -----------  ----------
Mortgage-related securities:
  Single family residential:
    FNMA interest only...........................................       1,996      --           --            1,996
    FNMA principal only..........................................      11,663      --             (173)      11,490
    Collateralized mortgage obligations..........................      79,539      --           (4,507)      75,032
    Futures contracts............................................      --           1,143       --            1,143
                                                                   ----------  -----------  -----------  ----------
                                                                       93,198       1,143       (4,680)      89,661
                                                                   ----------  -----------  -----------  ----------
  Multi-family:
    Collateralized mortgage obligations..........................      54,950       1,535       (2,546)      53,939
    Subordinates.................................................      21,334         761       --           22,095
    Futures contracts............................................      --          --             (609)        (609)
                                                                   ----------  -----------  -----------  ----------
                                                                       76,284       2,296       (3,155)      75,425
                                                                   ----------  -----------  -----------  ----------
                                                                   $  192,187   $   3,441    $  (7,911)  $  187,717
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------
Loans:
  Single family residential mortgages............................      16,825      --             (562)      16,263
  Multi-family...................................................      83,845       1,503       --           85,348
  Futures contracts..............................................      --          --             (121)        (121)
  Consumer.......................................................       1,623      --             (179)       1,444
                                                                   ----------  -----------  -----------  ----------
                                                                   $  102,293   $   1,503    $    (862)  $  102,934
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

    A profile of the maturities of securities available for sale at December 31, 1995 follows. Mortgage-backed securities are included based on their weighted-average maturities, reflecting anticipated future prepayments based on a consensus of dealers in the market.

                                                                    AMORTIZED COST  FAIR VALUE
                                                                    --------------  ----------
Due within one year...............................................    $   13,977    $   13,970
Due after 1 through 5 years.......................................       193,207       189,465
Due after 5 through 10 years......................................       130,988       131,634
Due after 10 years................................................        22,797        23,655
                                                                    --------------  ----------
                                                                      $  360,969    $  358,724
                                                                    --------------  ----------
                                                                    --------------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    Gross realized gains and losses, proceeds on sales, premiums amortized against and discounts accreted to income were as follows during the periods ended December 31:

                                                                                  1995        1994        1993
                                                                               ----------  ----------  ----------
Securities:
  Gross realized gains.......................................................  $    1,266  $   10,654  $    3,980
  Gross realized losses......................................................      (2,079)     (7,999)     (1,010)
                                                                               ----------  ----------  ----------
    Net realized (losses) gains..............................................  $     (813) $    2,655  $    2,970
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Proceeds on Sales..........................................................  $  836,247  $  877,911  $  744,636
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Premiums amortized against interest income.................................  $    5,188  $    2,782  $    7,578
  Discounts accreted to interest income......................................      (3,135)       (553)        (49)
                                                                               ----------  ----------  ----------
    Net premium amortization.................................................  $    2,053  $    2,229  $    7,529
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Loans:
  Gross realized gains.......................................................  $    1,817  $    3,399  $      773
  Gross realized losses......................................................      --            (806)     --
                                                                               ----------  ----------  ----------
    Net realized gains.......................................................  $    1,817  $    2,593  $      773
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Proceeds on Sales..........................................................  $  100,104  $  383,673  $   95,936
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    One security in the available for sale portfolio, with a market value of $10,954, is pledged as collateral to the State of New Jersey in connection with the Bank's sales of certificates of deposit over $100 to New Jersey municipalities. Additionally, certain mortgage-related securities are pledged as collateral for securities sold under agreements to repurchase (see note 15).

NOTE 6  INVESTMENT SECURITIES

    The book and fair values and gross unrealized gains and losses on the Company's investment securities are as follows at the periods ended:

                                                                                   GROSS        GROSS
                                                                       BOOK     UNREALIZED   UNREALIZED     FAIR
                                                                       VALUE       GAINS       LOSSES       VALUE
                                                                     ---------  -----------  -----------  ---------
DECEMBER 31, 1995:
  U.S. Treasury securities.........................................  $  10,036   $  --        $      (8)  $  10,028
  Federal Home Loan Bank stock.....................................      8,520      --           --           8,520
  Limited partnership interests....................................        109      --           --             109
                                                                     ---------  -----------       -----   ---------
                                                                     $  18,665   $  --        $      (8)  $  18,657
                                                                     ---------  -----------       -----   ---------
                                                                     ---------  -----------       -----   ---------
DECEMBER 31, 1994:
  U.S. Treasury securities.........................................  $  10,325   $  --        $    (283)  $  10,042
  Federal Home Loan Bank stock.....................................      6,555      --           --           6,555
  Limited partnership interests....................................        131      --           --             131
                                                                     ---------  -----------       -----   ---------
                                                                     $  17,011   $  --        $    (283)  $  16,728
                                                                     ---------  -----------       -----   ---------
                                                                     ---------  -----------       -----   ---------

    All U.S. Treasury securities held for investment at December 31, 1995 are due within one year. The FHLB stock is pledged as additional collateral for FHLB advances, and a portion of the U.S. Treasury securities are pledged as collateral for the $399 FHLB advance due in 1997 (see note 14).

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    Premiums amortized against and discounts accreted to income on U.S. Treasury securities held for investment were as follows for the periods ended December 31:

                                                                                              1995       1994       1993
                                                                                            ---------  ---------  ---------
Premiums amortized against interest income................................................  $     289  $     324  $     286
Discounts accreted to interest income.....................................................     --            (12)        (7)
                                                                                            ---------  ---------  ---------
  Net premium amortization................................................................  $     289  $     312  $     279
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

    Included in interest income on investment securities and other for the periods ended December 31, 1995, 1994 and 1993 are $1,388, $5,654 and $2,572,
respectively, of deferred fees accreted on tax residuals (see note 19).

NOTE 7  MORTGAGE-RELATED SECURITIES

    In December 1995 the Company transferred all of its mortgage-related securities held for investment to its available for sale portfolio (see note 1).

    The book and market values and gross unrealized gains and losses for the Company's mortgage-related securities held for investment at December 31, 1994 were as follows:

                                                                                   GROSS        GROSS
                                                                       BOOK     UNREALIZED   UNREALIZED     FAIR
                                                                       VALUE       GAINS       LOSSES       VALUE
                                                                     ---------  -----------  -----------  ---------
Collateralized mortgage obligations................................  $  90,153   $  --        $  (6,024)  $  84,129
Planned amortization class securities..............................        994      --              (19)        975
REMIC residuals....................................................        770      --             (327)        443
                                                                     ---------  -----------  -----------  ---------
                                                                     $  91,917   $  --        $  (6,370)  $  85,547
                                                                     ---------  -----------  -----------  ---------
                                                                     ---------  -----------  -----------  ---------

    Premiums amortized against and discounts accreted to interest income on mortgage-related securities were as follows for the periods ended December 31:

                                                                                          1995       1994       1993
                                                                                        ---------  ---------  ---------
Premiums amortized against interest income............................................  $     652  $   1,043  $   5,094
Discounts accreted to interest income.................................................        (36)      (277)    (1,694)
                                                                                        ---------  ---------  ---------
  Net premium amortization............................................................  $     616  $     766  $   3,400
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 8  LOAN PORTFOLIO

    The Company's loan portfolio consists of the following at December 31:

                                                                            1995       1994
                                                                         ----------  ---------
Carrying Value:
  Single family residential............................................  $   75,928  $  31,926
                                                                         ----------  ---------
  Multi-family residential
    Permanent..........................................................      41,306      1,800
    Construction.......................................................       7,741     --
                                                                         ----------  ---------
      Total multi-family residential...................................      49,047      1,800
                                                                         ----------  ---------
  Commercial real estate:
    Hotel..............................................................     125,791     19,659
    Office.............................................................      61,262     --
    Land...............................................................      24,904      1,315
    Other..............................................................       2,494      4,936
                                                                         ----------  ---------
      Total commercial real estate.....................................     214,451     25,910
                                                                         ----------  ---------
  Consumer.............................................................       3,223      1,558
                                                                         ----------  ---------
      Total loans......................................................     342,649     61,194
  Undisbursed loan funds...............................................     (39,721)    --
  Unaccreted discount..................................................      (5,376)    (3,078)
  Allowance for loan losses............................................      (1,947)    (1,071)
                                                                         ----------  ---------
      Loans, net.......................................................  $  295,605  $  57,045
                                                                         ----------  ---------
                                                                         ----------  ---------

    At December 31, 1995 the Company had $7,005 of single family residential loans, $3,648 of land loans and $1,275 of multi-family residential loans outstanding, at market interest rates and terms, which were issued to facilitate the sale of the Company's real estate owned and real estate held for development.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The following table presents a summary of the Company's non-performing loans, allowance for loan losses and significant ratios as of and for the years ended December 31:

                                                                     1995       1994       1993
                                                                   ---------  ---------  ---------
Non-Performing Loans:
  Single family residential......................................  $   2,923  $   2,478  $   2,347
  Multi-family...................................................        731        152        664
  Consumer.......................................................        202         29        556
                                                                   ---------  ---------  ---------
                                                                   $   3,856  $   2,659  $   3,567
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Allowance for Loan Losses:
  Balance, beginning of year.....................................  $   1,071  $     884  $     752
  Provision for loan losses......................................      1,121     --
  Charge-offs....................................................       (263)      (472)      (336)
  Recoveries.....................................................         18        659        468
                                                                   ---------  ---------  ---------
  Balance, end of year...........................................  $   1,947  $   1,071  $     884
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Significant Ratios:
  Non-performing loans as a percentage of:
    Loans........................................................       1.27%      4.35%      3.71%
    Total assets.................................................       0.20%      0.21%      0.26%
  Allowance for loan losses as a percentage of:
    Loans........................................................       0.65%      1.84%      0.99%
    Non-performing loans.........................................      50.49%     40.28%     24.78%
  Net charge-offs (recoveries) as a percentage of average
   loans.........................................................       0.19%     (0.28)%     (0.10)%

    If non-accrual loans had been current in accordance with their original terms, interest income for the years ended December 31, 1995, 1994 and 1993 would have been approximately $322, $207 and $243 higher, respectively. No interest has been accrued on loans greater than 90 days past due. At December 31, 1995, the Company had no investment in impaired loans as defined in accordance with SFAS No. 114, and as amended by SFAS No. 118.

    The Company services for other investors mortgage loans which it does not own. The total amount of such loans serviced for others was $361,608 and $132,843 at December 31, 1995 and 1994, respectively. Servicing fee income on such loans amounted to $493, $231 and $548 for the years ended December 31, 1995, 1994 and 1993, respectively. The unamortized balance of purchased mortgage servicing rights was $3,433 and $41 at December 31, 1995 and 1994, respectively, and is included in other assets.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The loan portfolio is geographically located throughout the United States. The following table sets forth the five states in which the largest amount of properties securing the Company's loans were located at December 31, 1995.

                                SINGLE
                                FAMILY     MULTI-FAMILY  COMMERCIAL
                             RESIDENTIAL   RESIDENTIAL   REAL ESTATE   CONSUMER      TOTAL
                             ------------  ------------  -----------  -----------  ----------
California.................   $    8,392    $   22,761    $  42,419    $  --       $   73,572
New Jersey.................       39,090        --           15,829          128       55,047
New York...................        9,681         1,876       29,800        2,309       43,666
Florida....................          182        --           29,225       --           29,407
Massachusetts..............          213        --           20,047       --           20,260
Other......................       18,370        24,410       77,131          786      120,697
                             ------------  ------------  -----------  -----------  ----------
    Total..................   $   75,928    $   49,047    $ 214,451    $   3,223   $  342,649
                             ------------  ------------  -----------  -----------  ----------
                             ------------  ------------  -----------  -----------  ----------

    Certain mortgage loans are pledged as collateral for FHLB advances (see note
14).

NOTE 9  DISCOUNTED LOAN PORTFOLIO

    The Company has acquired through private sales and auctions mortgage loans at a discount on which the borrowers are either not current as to principal and interest payments or there is doubt as to the borrowers' ability to pay in full the contractual principal and interest. The Company estimates the amounts it will realize through foreclosure, collection efforts or other resolution of each loan and the length of time required to complete the collection process in determining the amounts it will bid to acquire such loans.

    The resolution alternatives applied to the discounted loan portfolio are (i) the borrower brings the loan current in accordance with original or modified terms; (ii) the borrower repays the loan or a negotiated amount; (iii) the borrower agrees to a deed-in-lieu of foreclosure, in which case it is classified as real estate owned and held for sale by the Company and (iv) the Company forecloses on the loan and the property is either acquired at the foreclosure sale by a third party or by the Company, in which case it is classified as real estate owned and held for sale. The Company periodically reviews the discounted loan portfolio performance to ensure that the loans are carried at the lower of amortized cost or net realizable value and the remaining unaccreted discount is adjusted accordingly. Upon receipt of title to the property, the loans are transferred to real estate owned.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The Company's discounted loan portfolio consists of the following at December 31:

                                                                           CARRYING VALUE
                                                                      ------------------------
                                                                         1995         1994
                                                                      -----------  -----------
Loan Type:
  Single family residential.........................................  $   376,501  $   382,165
  Multi-family residential..........................................      176,259      300,220
  Commercial real estate............................................      388,566      102,138
  Other.............................................................        2,203          911
                                                                      -----------  -----------
      Total discounted loans........................................      943,529      785,434
  Unaccreted discount...............................................     (273,758)    (255,974)
                                                                      -----------  -----------
      Discounted loans, net.........................................  $   669,771  $   529,460
                                                                      -----------  -----------
                                                                      -----------  -----------


                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1994
                                                                      -----------  -----------
Loan Status:
  Current...........................................................  $   351,630  $   113,794
  Less than 90 days past due........................................       86,838       57,023
  Greater than 90 days past due.....................................      385,112      413,506
  Acquired and servicing not yet transferred........................      119,949      201,111
                                                                      -----------  -----------
                                                                      $   943,529  $   785,434
                                                                      -----------  -----------
                                                                      -----------  -----------

    At December 31, 1995 and 1994 the total accreted and unrealized discount on discounted loans was $7,505 and $5,306, respectively. A summary of income on discounted loans is as follows for the years ended December 31:

                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Interest Income:
  Realized...................................................  $  70,807  $  48,734  $  25,871
  Accreted and unrealized....................................      5,191      3,826      5,165
                                                               ---------  ---------  ---------
                                                               $  75,998  $  52,560  $  31,036
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
Gains on Sales:
  Realized gains on sales....................................  $   6,008  $     890  $   3,862
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The following table sets forth the activity in the Company's gross discounted loan portfolio during the years ended December 31:

                                                            1995         1994         1993
                                                         -----------  -----------  -----------
Principal balance, beginning of year...................  $   785,434  $   433,516  $   310,464
Acquisitions...........................................      791,195      826,391      294,359
Resolutions and repayments.............................     (300,161)    (265,292)    (116,890)
Loans transferred to real estate owned.................     (281,344)    (171,300)     (26,887)
Sales..................................................      (51,595)     (37,881)     (27,530)
                                                         -----------  -----------  -----------
Principal balance, end of year.........................  $   943,529  $   785,434  $   433,516
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The discounted loan portfolio is geographically located throughout the United States. The following table sets forth the five states in which the largest amount of properties securing the Company's discounted loans were located at December 31, 1995:

                                            SINGLE                   COMMERCIAL
                                            FAMILY     MULTI-FAMILY  REAL ESTATE
                                         RESIDENTIAL   RESIDENTIAL    AND OTHER     TOTAL
                                         ------------  ------------  -----------  ----------
California.............................   $   77,988    $  111,754    $ 210,872   $  400,614
New Jersey.............................       58,643           774       53,976      113,393
New York...............................       68,483        13,571       12,528       94,582
Florida................................       17,248        26,464       19,299       63,011
Connecticut............................       49,705         2,753       10,263       62,721
Other..................................      104,434        20,943       83,831      209,208
                                         ------------  ------------  -----------  ----------
    Total..............................   $  376,501    $  176,259    $ 390,769   $  943,529
                                         ------------  ------------  -----------  ----------
                                         ------------  ------------  -----------  ----------

NOTE 10  REAL ESTATE OWNED

    Real estate owned, net of allowance for losses, is held for sale and consists of the following at December 31:

                                                                            1995       1994
                                                                         ----------  ---------
Discounted loan portfolio:
  Single family residential............................................  $   75,144  $  86,426
  Multi-family residential.............................................      59,932     --
  Commercial real estate...............................................      31,218      8,801
                                                                         ----------  ---------
    Total discounted loan portfolio....................................     166,294     95,227
Loan portfolio.........................................................         262      1,440
                                                                         ----------  ---------
                                                                         $  166,556  $  96,667
                                                                         ----------  ---------
                                                                         ----------  ---------

    The following schedule presents the activity, in aggregate, in the valuation allowances on real estate owned for the years ended December 31:

                                                                   1995       1994       1993
                                                                 ---------  ---------  ---------
Balance, beginning of year.....................................  $   3,937  $   2,455  $     102
Provision for losses...........................................     10,510      9,074      2,980
Charge-offs and sales..........................................     (9,841)    (7,592)      (627)
                                                                 ---------  ---------  ---------
Balance, end of year...........................................  $   4,606  $   3,937  $   2,455
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

    Valuation allowances on real estate owned are established on a specific property basis.

    The following table sets forth the pre-tax results of the Company's investment in real estate owned, which were primarily related to the discounted loan portfolio, during the years ended December 31:

                                                                 1995       1994       1993
                                                              ----------  ---------  ---------
Gains on sales..............................................  $   19,006  $  21,308  $   2,541
Provision for losses........................................     (10,510)    (9,074)    (2,980)
Carrying costs, net of rental income........................       1,044     (6,239)      (719)
                                                              ----------  ---------  ---------
Income (loss)...............................................  $    9,540  $   5,995  $  (1,158)
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 11  INVESTMENTS IN LOW INCOME HOUSING TAX CREDIT INTERESTS

    The carrying value of the Company's investments in low income housing tax credit interests are as follows at December 31:

                                                                                                1995       1994
                                                                                              ---------  ---------
Investments solely as a limited partner made prior to May 18, 1995..........................  $  58,911  $  47,978
Investments solely as a limited partner made on or after May 18, 1995.......................      4,223     --
Investments as both a limited and, through subsidiaries, general partner....................     18,228      1,464
                                                                                              ---------  ---------
                                                                                              $  81,362  $  49,442
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The qualified affordable housing projects underlying the Company's investments in low income housing tax credit interests are geographically located throughout the United States. At December 31, 1995, the Company's largest single investment was $16,295 which is in a project located in Fort Lauderdale, Florida.

    Income on the Company's limited partnership investments made prior to May 18, 1995 is recorded under the level yield method as a reduction of income tax expense, and amounted to $7,715, $5,410 and $2,013 for the years ended December 31, 1995, 1994 and 1993, respectively. Had these investments been accounted for under the equity method, net income would have been reduced by $2,798, $2,742 and $1,606 for the years ended December 31, 1995, 1994 and 1993, respectively. For the three years ended December 31, 1995 the Company recorded no income or expense on its limited partnership investments made after May 18, 1996 or its investments as a limited and, through subsidiaries, general partner.

    Other liabilities include $9,794 and $8,577 at December 31, 1995 and 1994, respectively, representing contractual obligations to fund certain limited partnerships which invest in low income housing tax credit interests.

NOTE 12  PREMISES AND EQUIPMENT

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1995        1994
                                                                         ---------  ----------
Hotel subsidiaries:
  Land.................................................................  $     613  $    5,178
  Building and leasehold improvements..................................     11,402      16,823
  Office and computer equipment........................................        720       2,485
  Less accumulated depreciation and amortization.......................       (778)     (1,316)
                                                                         ---------  ----------
                                                                            11,957      23,170
                                                                         ---------  ----------
Subsidiaries other than hotels:
  Land.................................................................        485         751
  Building and leasehold improvements..................................      5,672       2,330
  Automated banking equipment..........................................        322       5,317
  Office and computer equipment........................................     12,726      16,425
  Manufacturing equipment..............................................         25         550
  Less accumulated depreciation and amortization.......................     (5,828)    (10,234)
                                                                         ---------  ----------
                                                                            13,402      15,139
                                                                         ---------  ----------
                                                                         $  25,359  $   38,309
                                                                         ---------  ----------
                                                                         ---------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    As part of the branch sales, premises and equipment with a net book value of $1,112 and $4,192 were sold for a gain of $158 and $2,908 in 1995 and 1994, respectively. Also, all automated banking equipment was sold or otherwise disposed of during the fourth quarter of 1995, with the exception of $322 of such equipment which was sold in January 1996 (see note 3).

NOTE 13  DEPOSITS

    The Company's deposits consist of the following at December 31:

                                                                  1995                       1994
                                                        -------------------------  -------------------------
                                                         WEIGHTED                   WEIGHTED
                                                          AVERAGE                    AVERAGE
                                                           RATE       BOOK VALUE      RATE       BOOK VALUE
                                                        -----------  ------------  -----------  ------------
Non-interest bearing deposits.........................      --    %  $     48,482      --    %  $     35,943
NOW and money market checking accounts................        3.37         17,147        2.17         18,934
Savings accounts......................................        2.30          3,471        2.30         24,007
                                                                     ------------               ------------
                                                                           69,100                     78,884
                                                                     ------------               ------------
Certificates of deposit...............................                  1,440,240                    950,817
Unamortized deferred fees.............................                     (7,694)                    (6,433)
                                                                     ------------               ------------
                                                              5.68      1,432,546        5.50        944,384
                                                                     ------------               ------------
                                                              5.46   $  1,501,646        5.17   $  1,023,268
                                                                     ------------               ------------
                                                                     ------------               ------------

    At December 31, 1995 and 1994 certificates of deposit include $1,123,196 and $857,770, respectively, of deposits originated through investment banking firms which solicit deposits from their customers, of which $996,543 and $745,591, respectively, are non-cancelable. Additionally, at December 31, 1995 and 1994, $80,045 and $21,124 of certificates of deposit were issued on an uninsured basis. Non-interest bearing deposits include $37,686 and $7,397 of advance payments by borrowers for taxes and insurance and principal and interest collected but not yet remitted in accordance with loan servicing agreements at December 31, 1995 and 1994, respectively.

    The contractual maturity of the Company's certificates of deposit at December 31, 1995 follows:

Contractual Remaining Maturity:
  Within one year...............................  $ 928,542
  Within two years..............................    192,833
  Within three years............................    132,287
  Within four years.............................    109,742
  Within five years.............................     68,721
  Thereafter....................................        421
                                                  ---------
                                                  $1,432,546
                                                  ---------
                                                  ---------

    The amortization of the deferred fees of $4,729, $1,606 and $462 for the years ended December 31, 1995, 1994 and 1993, respectively, and the accretion of the purchase accounting discount of $0, $(2,991) and

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
$(2,999) for the years ended December 31, 1995, 1994 and 1993, respectively, are computed using the interest method and are included in interest expense on certificates of deposit. The interest expense by type of deposit account is as follows for the years ended December 31:

                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
NOW accounts and money market checking.......................  $   1,031  $   1,395  $   1,315
Savings......................................................        451      2,602      1,982
Certificates of deposit......................................     70,371     40,964     15,742
                                                               ---------  ---------  ---------
                                                               $  71,853  $  44,961  $  19,039
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    Accrued interest payable on deposits in the amount of $18,994 and $12,061 as of December 31, 1995 and 1994, respectively, is included in accrued expenses, payables and other liabilities.

NOTE 14  ADVANCES FROM THE FEDERAL HOME LOAN BANK ("FHLB")

    Advances from the FHLB mature as follows:

                                                          DECEMBER 31, 1995       DECEMBER 31, 1994
                                                        ----------------------  ----------------------
                                                         INTEREST      BOOK      INTEREST      BOOK
DUE DATE                                                   RATE        VALUE       RATE        VALUE
- ------------------------------------------------------  -----------  ---------  -----------  ---------
1995..................................................      --    %  $  --            9.80%  $   5,000
1996..................................................        5.83      70,000      --          --
1997..................................................        7.02         399        7.02         399
                                                                     ---------               ---------
                                                                     $  70,399               $   5,399
                                                                     ---------               ---------
                                                                     ---------               ---------

    Accrued interest payable on FHLB advances amounted to $297 and $44 as of December 31, 1995 and 1994, respectively, and is included in accrued expenses, payables and other liabilities. All interest rates are fixed by contract. Under the terms of its collateral agreement, the Company is required to maintain otherwise unencumbered qualifying assets with a fair market value ranging from 105% to 125% of FHLB advances depending on the type of collateral. The Company's FHLB stock is pledged as additional collateral for these advances.

NOTE 15  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    The Company enters into sales of securities under agreements to repurchase the same securities (reverse repurchase agreements). Fixed coupon reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the accompanying consolidated statements of financial condition. All securities underlying reverse repurchase agreements are reflected as assets in the accompanying consolidated statements of financial condition and are held in safekeeping by broker/dealers. For the years ended December 31, 1995, 1994 and 1993, interest rate swap agreements and

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
Eurodollar futures contracts used for risk management purposes had the effect of increasing interest expense on securities sold under agreements to repurchase and certificates of deposit by $261, $296 and $2,246, respectively.

                                                                                       DECEMBER 31,
                                                                          ---------------------------------------
                                                                             1995          1994          1993
                                                                          -----------  ------------  ------------
Other information concerning securities sold under agreements to repurchase:
  Balance, end of year..................................................  $  84,761    $    --       $  275,468
  Accrued interest payable, end of year.................................        153         --              610
  Weighted average interest rate, end of year...........................       5.70%        --   %         3.57%
  Average balance during the year.......................................  $  16,754    $  254,052    $  195,111
  Weighted average interest rate during the year........................       5.68%         3.98%         3.56%
  Maximum month-end balance.............................................  $  84,761    $  537,629    $  275,468

    Mortgage-related securities with a book value of $91,085 and a market value of $90,368 were posted as collateral for securities sold under agreements to repurchase at December 31, 1995.

NOTE 16  SUBORDINATED DEBENTURES AND OTHER INTEREST BEARING OBLIGATIONS

    Subordinated debentures and other interest bearing obligations mature as follows:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1995       1994
                                                                         ----------  ---------
1996:
  12% subordinated notes due January 2.................................  $    1,012  $   1,012
  10.5% notes due May 1................................................       7,615     --
                                                                         ----------  ---------
                                                                              8,627      1,012
2003:
  12% mortgage loan due September 1....................................       7,817      7,939
2005:
  12% subordinated debentures due June 15..............................     100,000     --
2014:
  0 - 8.5% subordinated mortgage loan due December 1...................         610        638
2018:
  9.65% mortgage loan due April 18.....................................      --         10,522
                                                                         ----------  ---------
                                                                         $  117,054  $  20,111
                                                                         ----------  ---------
                                                                         ----------  ---------

    The notes due in 1996 are payable to current or former shareholders and executive officers.

    On June 12, 1995 the Bank issued $100,000 of 12% Subordinated Debentures due 2005 (the "Debentures") with interest payable semiannually on June 15 and December 15. The Debentures are unsecured general obligations of the Bank and are subordinated in right of payment to all existing and future senior debt.

    The Debentures may not be redeemed prior to June 15, 2000, except as described below. On or after such date, the Debentures may be redeemed at any time at the option of the Bank, in whole or in part,

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
together with accrued and unpaid interest, if any, on not less than 30 nor more than 60 days' notice at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the twelve month period beginning June 15 of the years indicated below:

YEAR                                            REDEMPTION PRICE
- ----------------------------------------------  ----------------
2000..........................................       105.333%
2001..........................................       104.000%
2002..........................................       102.667%
2003..........................................       101.333%
2004 and thereafter...........................       100.000%

    In addition, the Bank may redeem, at its option, up to $35,000 principal amount of the Debentures at any time prior to June 15, 1998 with the net cash proceeds received by the Bank from one or more public equity offerings at a purchase price of 112.000% of the principal amount thereof, plus accrued and unpaid interest.

    In connection with the issuance of the Debentures, the Bank incurred certain costs which have been capitalized and are being amortized on a straight-line basis over the expected life of the Debentures. The unamortized balance of these issuance costs amounted to $3,170 at December 31, 1995 and is included in other assets. Accrued interest payable on the Debentures amounted to $500 at December 31, 1995 and is included in accrued expenses, payables and other liabilities.

    In 1993, subsequent to the acquisition of Old Berkeley, the Company acquired loans with an aggregate principal balance of $8,958 that had been made by third parties to the Company's subsidiary, Berkeley Realty Group, Inc., at a discount of $2,366. An extraordinary gain of $1,538, after deduction of $828 for related income taxes, is recognized in the accompanying consolidated statements of operations for that year. Berkeley Realty Group, Inc. is a subsidiary of Old Berkeley which was engaged in real estate development and residential construction activities. The loans acquired by the Company were collateralized by real estate held for development, which was recorded at fair value at the effective date of the acquisition.

NOTE 17  INTEREST RATE RISK MANAGEMENT INSTRUMENTS

    In managing its interest rate risk, the Company on occasion enters into interest rate exchange agreements (swaps). Under swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional amount. The terms of the swaps provide for the Company to receive a floating rate of interest based on the London Interbank Offered Rate ("LIBOR") and to pay fixed interest rates. The Company had no outstanding swaps at December 31, 1995. The terms of outstanding swaps at December 31, 1994 follows:

                                                                     FLOATING RATE
                                              LIBOR                    AT END OF
MATURITY                  NOTIONAL AMOUNT     INDEX     FIXED RATE       YEAR       FAIR VALUE
- ------------------------  ----------------  ----------  -----------  -------------  -----------
1995....................     $   40,000        6-Month       5.260%        6.625%    $     491

    The 6-month LIBOR was 7.0% on December 31, 1994. The interest expense or benefit of the swaps had the effect of increasing (decreasing) net interest income by $358, $(754) and $(2,246) for the years ended December 31, 1995, 1994 and 1993, respectively. In June 1994 the Company sold certain adjustable rate mortgage-backed securities and, as a result, also terminated a related $150,000 notional amount swap resulting in a realized gain on termination of the swap of $1,110.

    The Company also enters into short sales of Eurodollar and U.S. Treasury interest rate futures contracts as part of its overall interest rate risk management activity. Interest rate futures contracts are commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       DECEMBER 31, 1995, 1994, AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
settled in cash or through delivery. The Eurodollar futures contracts have been sold by the Company to hedge the repricing or maturity risk of certain adjustable rate mortgage-backed securities and short duration mortgage-related securities. U.S. Treasury futures have been sold by the Company to hedge the risk of a reduction in the market value of fixed rate multi-family residential loans and certain fixed rate mortgage-backed and related securities available for sale in a rising interest rate environment.

    Terms and other information on interest rate futures contracts sold short are as follows:

                                                                        NOTIONAL
                                                        MATURITY        PRINCIPAL      FAIR VALUE
                                                       -----------  -----------------  -----------
December 31, 1995:
  Eurodollar futures.................................        1996      $   386,000      $  (1,598)
                                                             1997           26,000           (168)
  U.S. Treasury futures..............................        1996           11,100            (80)

December 31, 1994:
  Eurodollar futures.................................        1995          350,000          1,090
                                                             1996          117,000            248
                                                             1997           26,000             34
  U.S. Treasury futures..............................        1995          222,500           (960)

    The following table summarizes the Company's use of interest rate risk management instruments.

                                                                 NOTIONAL AMOUNT
                                                     ----------------------------------------
                                                                      SHORT       SHORT U.S.
                                                                   EURODOLLAR      TREASURY
                                                        SWAPS        FUTURES       FUTURES
                                                     -----------  -------------  ------------
Balance, December 31, 1993.........................  $   254,000  $     200,000   $  110,900
  Purchases........................................      --           2,577,000    1,016,800
  Maturities.......................................      (64,000)      --             --
  Terminations.....................................     (150,000)    (2,284,000)    (905,200)
                                                     -----------  -------------  ------------
Balance, December 31, 1994.........................       40,000        493,000      222,500
  Purchases........................................      --             336,000      708,600
  Maturities.......................................      (40,000)
                                                                      ----
  Terminations.....................................      --            (417,000)    (920,000)
                                                     -----------  -------------  ------------
Balance, December 31, 1995.........................  $   --       $     412,000   $   11,100
                                                     -----------  -------------  ------------
                                                     -----------  -------------  ------------

    Because interest rate futures contracts are exchange traded, holders of these instruments look to the exchange for performance under these contracts and not the entity holding the offsetting futures contract, thereby minimizing the risk of nonperformance under these contracts. The Company is exposed to credit loss in the event of nonperformance by the counterparty to the swap and controls this risk through credit monitoring procedures. The notional principal amount does not represent the Company's exposure to credit loss.

    U.S. Government securities with a carrying value of $1,134 and $7,630 and a fair value of $1,134 and $7,519 were pledged by the Company as security for the obligations under these swaps and interest rate futures contracts at December 31, 1995 and 1994, respectively.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 18  ASSET AND LIABILITY MANAGEMENT

    Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. The Company's objective is to attempt to control risks associated with interest rate movements. In general, the Company's strategy is to match asset and liability balances within maturity categories to limit its exposure to earnings variations and variations in the value of assets as interest rates change over time. Additionally, the Company's strategy has been to acquire and hold assets and liabilities with short durations which are less subject to interest rate volatility. The Company also utilizes off-balance sheet financial techniques to assist in the management of interest rate risk (see note 17).

    The Company's methods for evaluating interest rate risk include an analysis of its interest rate sensitivity "gap", which is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely. Because different types of assets and liabilities with the same or similar maturities may react differently to changes in overall market rates or conditions, changes in interest rates may affect net interest income positively or negatively even if an institution were perfectly matched in each maturity category.

    The following tables, which are unaudited, set forth the estimated maturity or repricing of the Company's interest-earning assets and interest-bearing liabilities at December 31, 1995 and 1994. The amounts of assets and liabilities shown which mature or reprice within a particular period were determined in accordance with the contractual terms of the assets and liabilities, except (i) adjustable-rate loans and securities are included in the period in which they are first scheduled to adjust and not in the period in which they mature, (ii) fixed-rate, non-residual mortgage-related securities reflect estimated prepayments, which were based on the average prepayment rate projected by the ten largest investment banking firms making markets in these specific securities, (iii) non-performing discounted loans reflect the estimated timing of resolutions which result in repayment to the Company, (iv) fixed-rate loans reflect scheduled contractual amortization,

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
with no estimated prepayments, and (v) NOW and money market checking and savings deposits, which do not have contractual maturities, reflect estimated levels of attrition, which are based on detailed studies of each such category of deposit by the Company.

                                                                          MORE THAN
                                                                             ONE
                                                              FOUR TO      YEAR TO
                                              WITHIN THREE    TWELVE        THREE      THREE YEARS
                                                 MONTHS       MONTHS        YEARS       AND OVER       TOTAL
                                              ------------  -----------  ------------  -----------  ------------
                                                                         (UNAUDITED)
AT DECEMBER 31, 1995:
Rate-sensitive assets.......................   $  231,652   $   350,277   $  263,058    $ 778,756   $  1,623,743
Rate-sensitive liabilities..................      355,368       737,908      197,683      434,419      1,725,378
                                              ------------  -----------  ------------  -----------  ------------
Interest rate sensitivity gap before off-
 balance sheet financial instruments........     (123,716)     (387,631)      65,375      344,337       (101,635)
Off-balance sheet financial instruments.....      104,612       (38,518)     (34,496)     (31,598)       --
                                              ------------  -----------  ------------  -----------  ------------
Interest rate sensitivity gap...............   $  (19,104)  $  (426,149)  $   30,879    $ 312,739   $   (101,635)
                                              ------------  -----------  ------------  -----------  ------------
                                              ------------  -----------  ------------  -----------  ------------
Cumulative interest rate sensitivity gap....   $  (19,104)  $  (445,253)  $ (414,374)   $(101,635)
                                              ------------  -----------  ------------  -----------
                                              ------------  -----------  ------------  -----------
Cumulative interest rate sensitivity gap as
 a percentage of total rate sensitive
 assets.....................................        (1.18)%      (27.42)%      (25.52)%      (6.26)%
                                              ------------  -----------  ------------  -----------
                                              ------------  -----------  ------------  -----------
AT DECEMBER 31, 1994:
Rate-sensitive assets.......................   $  164,755   $   410,339   $  291,844    $ 122,301   $    989,239
Rate-sensitive liabilities..................      182,045       311,463      373,213      146,114      1,012,835
                                              ------------  -----------  ------------  -----------  ------------
Interest rate-sensitivity gap before off-
 balance sheet financial instruments........      (17,290)       98,876      (81,369)     (23,813)       (23,596)
Off-balance sheet financial instruments.....      185,535      (127,060)     (13,069)     (45,406)       --
                                              ------------  -----------  ------------  -----------  ------------
Interest rate sensitivity gap...............   $  168,245   $   (28,184)  $  (94,438)   $ (69,219)  $    (23,596)
                                              ------------  -----------  ------------  -----------  ------------
                                              ------------  -----------  ------------  -----------  ------------
Cumulative interest rate sensitivity gap....   $  168,245   $   140,061   $   45,623    $ (23,596)
                                              ------------  -----------  ------------  -----------
                                              ------------  -----------  ------------  -----------
Cumulative interest rate sensitivity gap as
 a percentage of total rate-sensitive
 assets.....................................        17.01%        14.16%        4.61%       (2.39)%
                                              ------------  -----------  ------------  -----------
                                              ------------  -----------  ------------  -----------

    Although interest rate sensitivity gap is a useful measurement and contributes toward effective asset and liability management, it is difficult to predict the effect of changing interest rates based solely on that measure. As a result, and as required by OTS regulations, the Company also regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that are authorized by the Board of Directors of the Company.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The following table, which is unaudited, sets forth as of December 31, 1995 and 1994 the estimated percentage change in the Company's net interest income over a four-quarter period and MVPE based upon the indicated changes in interest rates, assuming an instantaneous uniform change in interest rates at all maturities.

                                        ESTIMATED CHANGE IN
                             ------------------------------------------
                             NET INTEREST INCOME
                                                           MVPE
 CHANGE (IN BASIS POINTS)    --------------------  --------------------
     IN INTEREST RATES         1995       1994       1995       1994
- ---------------------------  ---------  ---------  ---------  ---------
                                            (UNAUDITED)
+400.......................     (15.54)     24.10     (19.31)      6.19
+300.......................     (11.66)     18.07     (14.06)      5.07
+200.......................      (7.77)     12.05      (8.02)      4.12
+100.......................      (3.89)      6.02      (3.77)      2.15
   0.......................     --         --         --         --
- -100.......................       3.89      (6.02)      1.58      (1.38)
- -200.......................       7.77     (12.05)      4.93      (2.41)
- -300.......................      11.66     (18.07)     10.96      (2.94)
- -400.......................      15.54     (24.10)     18.06      (5.59)

    The Company believes that the assumptions used by it to evaluate the vulnerability of the Company's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE indicated in the above tables could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

NOTE 19  INCOME TAXES

    Total income tax expense (benefit) was allocated as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Income from continuing operations............................  $   4,562  $  29,724  $  10,325
Discontinued operations......................................     (4,097)    (2,227)    (1,259)
Extraordinary gains..........................................     --         --            828
Cumulative effect of a change in accounting principle........     --         --          1,341
Benefit of tax deduction in excess of amounts recognized for financial reporting purposes related to employee stock
 options reflected in stockholders' equity...................       (375)       (39)      (199)
                                                               ---------  ---------  ---------
                                                               $      90  $  27,458  $  11,036
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The components of income tax expense (benefit) attributable to income from continuing operations were as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
CURRENT:     Federal.........................................  $   1,673  $  26,267  $   4,269
             State...........................................      5,011      2,261        260
                                                               ---------  ---------  ---------
                                                                   6,684     28,528      4,529
                                                               ---------  ---------  ---------
DEFERRED:    Federal.........................................      1,762      1,022      5,742
             State...........................................     (3,884)       174         54
                                                               ---------  ---------  ---------
                                                                  (2,122)     1,196      5,796
                                                               ---------  ---------  ---------
Total........................................................  $   4,562  $  29,724  $  10,325
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    Income tax expense differs from the amounts computed by applying the U.S. Federal corporate income tax rate of 35% as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Expected income tax expense at statutory rate................  $  13,196  $  28,552  $  13,171
Differences between expected and actual tax:
  Effect of tax rate increase on net deferred tax asset......     --         --           (784)
  Excess of cost over net assets acquired adjustments........        (76)     3,592       (392)
Tax effect of (utilization) non-utilization of net operating
 loss........................................................     (1,380)        23      2,147
Sale of IMI insurance licenses...............................     --         --         (1,682)
Utilization of subsidiary's losses...........................     --         --            299
State tax (after Federal tax benefit)........................        733      2,054        204
Low income housing tax credits...............................     (7,715)    (5,410)    (2,013)
Tax effect of minority interests.............................     --         --           (105)
Other........................................................       (196)       913       (520)
                                                               ---------  ---------  ---------
    Actual income tax expense................................  $   4,562  $  29,724  $  10,325
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The adjustments to the 1993 consolidated statements of financial condition to adopt SFAS No. 109 netted to a charge of $1,341 and is reflected as a cumulative effect of a change in accounting principle. It primarily represents the impact of conversion of the tax bad debt reserve in excess of that at December 31, 1987 to a temporary rather than a permanent difference. At December 31, 1995, 1994 and 1993 the Bank had statutory bad debt reserves of approximately $5.7 million for which no provision for Federal income taxes had been made. If, in the future, this reserve is used for any purpose other than to absorb bad debt losses, Federal income taxes may be imposed at the then applicable rate.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    The net deferred tax asset was comprised of the following:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1994
                                                                          ---------  ---------
Deferred Tax Assets:
  Tax residuals and deferred income on tax residuals....................  $  26,303  $  22,833
  Deferred income on futures gain.......................................     --          1,827
  Application of purchase accounting....................................        566      6,106
  Accrued profit sharing................................................      1,615      3,809
  Accrued other liabilities.............................................        406        964
  Deferred interest expense on discounted loan portfolio................      1,170        700
  Mark to market and reserves on REO properties.........................        582     --
  Other.................................................................     --            154
                                                                          ---------  ---------
                                                                             30,642     36,393
                                                                          ---------  ---------
Deferred Tax Liabilities:
  Bad debt reserves.....................................................      6,790      6,892
  Deferred interest income on discounted loan portfolio.................      2,350      5,209
  Mark to market and reserves on REO properties.........................     --          3,032
  Premises and equipment................................................     --            736
  Cancellation of indebtedness..........................................        459        899
  Other.................................................................         13     --
                                                                          ---------  ---------
                                                                              9,612     16,768
                                                                          ---------  ---------
                                                                             21,030     19,625
Mark to market on certain mortgage-backed and related securities
 available for sale.....................................................      1,233      1,070
                                                                          ---------  ---------
                                                                             22,263     20,695
                                                                          ---------  ---------
Deferred tax asset valuation allowance..................................     --         --
                                                                          ---------  ---------
Net deferred tax asset..................................................  $  22,263  $  20,695
                                                                          ---------  ---------
                                                                          ---------  ---------

    Deferred tax assets, net of deferred fees, include tax residuals which result from the ownership of Real Estate Mortgage Investment Conduits ("REMIC"). While a tax residual is anticipated to have little or no future cash flows from the REMIC from which it has been issued, the tax residual does bear the income tax liability and benefit resulting from the annual differences between the interest paid on the debt instruments issued by the REMIC and the interest received on the mortgage loans held by the REMIC. Typically this difference generates taxable income to the Company in the first several years of the REMIC and equal amounts of tax losses thereafter, thus resulting in the deferred tax asset. As a result of the manner in which REMIC residual interests are treated for tax purposes, at December 31, 1995, 1994 and 1993, the Company had approximately $55,000, $12,400 and $1,200, respectively, of net operating loss carryforwards for tax purposes. The net operating loss carryforwards of $1,200, $11,200 and $42,600 will expire, if unused, in the years 2008, 2009 and 2010, respectively.

    Prior to 1994, a portion of the fees received by the Company related to the acquisition of tax residuals were recorded in the statements of operations as fees on financing transactions at the time of acquisition and the remainder were deferred and recognized as interest income on a level yield basis over the expected life of the related deferred tax asset. From time to time, the Company revises its estimate of its future obligations under the tax residuals and in 1994, due primarily to certain changes in the marketplace, began to defer all

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
fees received and recognize such fees as interest income on a level yield basis over the expected life of the related deferred tax asset. The Company also adjusts, as interest income, the recognition of fees deferred based upon changes in the actual prepayment rates of the underlying mortgages held by the REMIC and periodic reassessment of the expected life of the related deferred tax asset.

    As a result of the Company's earnings history, current tax position and taxable income projections, the Company believes that it will generate sufficient taxable income in future years to realize the net deferred tax asset position as of December 31, 1995. In evaluating the expectation of sufficient future taxable income, the Company considered future reversals of temporary differences and available tax planning strategies that could be implemented, if required.

    A valuation allowance was not required as of December 31, 1995 and 1994 as it was the Company's assessment that, based on available information, it is more likely than not that all of the deferred tax asset will be realized. A valuation allowance will be established in the future to the extent of a change in the Company's assessment of the amount of the net deferred tax asset that is expected to be realized.

NOTE 20  RETIREMENT PLAN

    The Company maintains a defined contribution 401(k) plan. The Company matches 50% of each employee's contributions, limited to 2% of the employee's compensation.

    In connection with its acquisition of Old Berkeley, the Bank assumed the obligations under a noncontributory defined benefit pension plan (the "Plan") covering substantially all employees upon their eligibility under the terms of the Plan. The Plan has been frozen for the plan year ended December 31, 1993 and has been fully funded. Old Berkeley also maintained a defined contribution 401(k) plan in which Old Berkeley's eligible employees continued to participate until December 31, 1994, when Old Berkeley's 401(k) plan was merged into the Company's 401(k) Plan.

    The Company's combined contributions to its 401(k) plan and the Old Berkeley 401(k) plan in the years ended December 31, 1995, 1994, and 1993 were $248, $163 and $127, respectively.

NOTE 21  STOCKHOLDERS' EQUITY

    On July 31, 1996, the Board of Directors approved an increase in the authorized number of common shares from 20,000,000 shares of $1.00 par value to 200,000,000 shares of $0.01 par value and declared a 10 for 1 stock split for each share of common stock then outstanding and for all then outstanding options to purchase shares of the Company's common stock. All references in the consolidated financial statements to the number of shares and per share amounts have been adjusted retroactively for the recapitalization and stock split.

    During 1995, the Company repurchased from stockholders and retired 8,815,060 shares of common stock for the aggregate price of $41,997.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

    In December 1991, as part of its annual incentive compensation plan, the Company adopted a Non-Qualified Stock Option Plan (the 'Stock Plan'). The Stock Plan provides for the issuance of stock options to key employees to purchase shares of common stock at prices less than the fair market value of the stock at the date of grant.

                                                   OPTIONS
            OPTIONS     EXERCISE      OPTIONS    FORFEITED OR   OPTIONS
  YEAR      GRANTED       PRICE      EXERCISED   REPURCHASED     VESTED
- ---------  ----------  -----------  -----------  ------------  ----------
     1991   1,133,320   $     .30      450,000        99,990      583,330
     1992     826,670         .45      122,220        68,890      635,560
     1993   1,003,600        1.74      110,400       135,150      758,050
     1994   1,149,320         .79       --            69,140    1,080,180
     1995     297,380        5.76       --            --           --
     1995       7,110         .94       --            --           --

    The difference between the fair market value of the stock at the date of grant and the exercise price is treated as compensation expense; included in compensation expense is $65, $4,571, and $1,744 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 22  REGULATORY REQUIREMENTS

    As a Federal savings bank, the Bank is subject to Federal laws and regulations including regulations that require institutions to comply with minimum regulatory capital requirements. A comparison of the Bank's regulatory capital to its regulatory capital requirements at December 31, 1995 and related additional discussion is as follows:

                                                            TANGIBLE      CORE     RISK- BASED
                                                            CAPITAL     CAPITAL     CAPITAL
                                                           ----------  ----------  ----------
GAAP capital.............................................  $  124,725  $  124,725  $  124,725
Implementation of Financial Accounting Standard No.
 115.....................................................       1,415       1,415       1,415
Excess qualifying purchased mortgage servicing rights....        (343)       (343)       (343)
Additional capital items:
  Subordinated debentures................................      --          --         100,000
  General valuation allowances...........................      --          --           1,757
Regulatory capital-computed..............................     125,797     125,797     227,554
Minimum capital requirement..............................      28,952      57,904     154,324
                                                           ----------  ----------  ----------
Regulatory capital excess................................  $   96,845  $   67,893  $   73,230
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
Capital Ratios:
  Required...............................................        1.50%       3.00%       8.00%
  Actual.................................................        6.52%       6.52%      11.80%

    The OTS has promulgated a regulation governing capital distributions. The Bank is considered to be a Tier 1 association under this regulation because it met or exceeded its fully phased-in capital requirements at December 31, 1995. A Tier 1 association that before and after a proposed capital distribution meets or exceeds its fully phased-in capital requirements may make capital distributions during any calendar year equal to the greater of (i) 100% of net income for the calendar year to date plus 50% of its "surplus capital ratio" at the beginning of the year or (ii) 75% of its net income over the most recent four-quarter period. In order to make these capital distributions, the Bank must submit written notice to the OTS 30 days in advance

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
of making the distribution. In addition, the indenture governing the Bank's Debentures limits the declaration or payment of dividends and the purchase or redemption of the Bank's common or preferred stock in the aggregate to the sum of 50% of the Bank's consolidated net income and 100% of all capital contributions and proceeds from the issuance or sale of common stock, since the date the Debentures were issued.

NOTE 23  OTHER OPERATING EXPENSES

                                                         YEARS ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1995       1994       1993
                                                      ---------  ---------  ---------
Other Operating Expenses:
  Professional fees.................................  $   2,786  $   2,928  $   1,896
  Loan related expenses.............................      2,433      1,332      1,207
  FDIC insurance....................................      2,212      2,220      1,255
  Marketing.........................................        968      1,305        360
  Travel and lodging................................        925      1,566        994
  Corporate insurance...............................        637        501        425
  Investment and treasury services..................        387        681        516
  Deposit related expenses..........................        303        513        459
  OTS assessment....................................        257        393         62
  Other.............................................      2,181      2,864      1,481
                                                      ---------  ---------  ---------
                                                      $  13,089  $  14,303  $   8,655
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 24  BUSINESS LINE REPORTING

    The Company considers itself to be involved in the single business segment of providing financial services and conducts a variety of business activities within this segment. Such activities are as follows:

                                                                   INCOME FROM
                                                                    CONTINUING
                                                        INTEREST    OPERATIONS
                                                         INCOME    BEFORE TAXES     ASSETS
                                                       ----------  ------------  ------------
DECEMBER 31, 1995:
Asset acquisition and resolution.....................  $   77,143   $   28,184   $    910,680
Residential finance..................................      13,323        1,338        321,350
Commercial finance...................................      23,708       (1,686)       356,690
Investment management................................      21,855        3,641        328,263
Retail banking.......................................          44        4,053          3,449
Hotel operations.....................................      --            2,593         19,451
Other................................................       1,202         (422)        33,707
                                                       ----------  ------------  ------------
                                                       $  137,275   $   37,701   $  1,973,590
                                                       ----------  ------------  ------------
                                                       ----------  ------------  ------------
DECEMBER 31, 1994:
Asset acquisition and resolution.....................  $   53,357   $   18,008   $    656,125
Residential finance..................................       4,573         (303)        59,513
Commercial finance...................................      21,566        4,550        175,958
Investment management................................      47,906        7,504        308,530
Retail banking.......................................         121       53,214         27,282
Hotel operations.....................................      --           (1,808)        26,149
Other................................................       3,935          412         12,846
                                                       ----------  ------------  ------------
                                                       $  131,458   $   81,577   $  1,266,403
                                                       ----------  ------------  ------------
                                                       ----------  ------------  ------------
DECEMBER 31, 1993:
Asset acquisition and resolution.....................  $   31,036   $   19,426   $    341,098
Residential finance..................................       6,056          447         71,292
Commercial finance...................................       2,135         (882)       101,134
Investment management................................      36,044       25,145        761,040
Retail banking.......................................      --           (7,495)        30,851
Hotel operations.....................................      --           (1,278)        26,470
Mortgage insurance operations........................      --              877        --
Other................................................       3,652        1,390         64,792
                                                       ----------  ------------  ------------
                                                       $   78,923   $   37,630   $  1,396,677
                                                       ----------  ------------  ------------
                                                       ----------  ------------  ------------

    The asset acquisition and resolution business includes the Company's discounted loan activities, including residential and commercial loans and the related real estate owned. Residential finance includes the Company's acquisition of single family residential loans to non-conforming borrowers, which began in late 1994 and which are recorded as available for sale, and the Company's historical loan portfolio of single family residential loans held for investment. The commercial finance activities include the Company's origination of commercial real estate loans held for investment, the origination and purchase of multi-family residential loans available for sale, investments in subordinate securities, and investments in low income housing tax credit partnerships. Low income housing tax credits of $7,715, $5,410 and $2,013 were earned as part of the commercial finance activity for the years ended December 31, 1995, 1994 and 1993, respectively, and are not reflected in the above table. Investment management includes the results of the securities

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
portfolio, whether available for sale or investment, other than subordinate interests, and the retail banking operations include the results of the Company's retail branch network which consists of one branch at December 31, 1995. Included in income from continuing operations for retail banking are gains on sales of branches, net of profit sharing expense, of $4,344 and $50,080 for the years ended December 31, 1995 and 1994, respectively.

    Interest income and expense has been allocated to each business segment for the investment of funds raised or funding of investments made at an interest rate based upon the LIBOR swap yield curve taking into consideration the actual duration of such liabilities or assets. Allocations of non-interest expense generated by corporate support services were made to each business segment based upon management's estimate of time and effort spent in the respective activity. As such, the resulting income from continuing operations is an estimate of the contribution margin of each business activity to the Company.

NOTE 25  COMMITMENTS AND CONTINGENCIES

    Certain premises are leased under various noncancellable operating leases with terms expiring at various times through 2005, exclusive of renewal option periods. The annual aggregate minimum rental commitments under these leases are summarized as follows:

1996........................................  $     762
1997........................................        808
1998........................................        805
1999........................................        838
2000........................................        872
2001-2005...................................      4,394
                                              ---------
Minimum lease payments......................  $   8,479
                                              ---------
                                              ---------

    Rent expense for the years ended December 31, 1995, 1994 and 1993 was $1,601, $2,402 and $1,757, respectively, which are net of sublease rentals of $68, $339 and $282, respectively.

    At December 31, 1995 the Company was committed to lend up to $9,884 under outstanding unused lines of credit. The Company also had commitments to (i) originate multi-family construction loans with aggregate principal balances of $8,907, (ii) purchase $4,800 of residential discounted loans, (iii) originate $5,390 of loans secured by office buildings, and (iv) originate $25,424 of mortgage loans secured by hotel properties. In connection with its acquisition of Old Berkeley in 1993, the Company has a recourse obligation of $4,163 on single family residential loans sold to the Federal Home Loan Mortgage Corporation ("FHLMC"). The Company, through its investment in subordinated securities which had a book value of $69,156 at December 31, 1995, supports senior classes of securities having an outstanding principal balance of $868,835.

    At December 31, 1994 the Company was committed to lend up to $8,353 under outstanding unused lines of credit. The Company also had commitments to (i) originate multifamily loans with an aggregate principal balance of $25,634; (ii) purchase and sell mortgage-backed and related securities of $46,578 and $19,483, respectively; and (iii) purchase an adjustable rate loan with an aggregate principal balance of $1,493. In connection with its acquisition of Old Berkeley, the Company had a recourse obligation of $4,163 on single family residential loans sold to FHLMC. The Company, through its investment in a subordinated security which had a book value of $22,897 at December 31, 1994, supported senior classes of the security having an outstanding principal balance of $362,271.

    In order to increase the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to its minimum required reserve ratio of 1.25%, a proposal has been made to impose

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
a special one-time assessment of 85 to 90 basis points on all SAIF-insured deposits held as of March 31, 1995. This one-time assessment is intended to recapitalize the SAIF to the required level of 1.25% of insured deposits and would be paid during 1996 if the law is enacted as proposed. The Bank's annual FDIC insurance premium would thereafter be reduced. If the assessment is made at the currently proposed rate, the effect on the Company would be a pre-tax charge of approximately $9.4 million (0.85% on deposits of $1.1 billion at March 31, 1995) or $6.0 million after taxes (35.85% assumed tax rate). Should this law be enacted as proposed, the Company believes that its current capital is sufficient to enable the Bank to remain a well-capitalized institution.

    The Company has guaranteed through December 31, 1996 that the loss reserves of Investors and Equity, transferred in conjunction with the Company's sale of their stock, will be sufficient to cover the claims on all policies transferred. Management does not believe this guarantee will have a material effect on the consolidated financial statements.

    The Company is subject to various pending legal proceedings. Management is of the opinion that the resolution of these claims will not have a material effect on the consolidated financial statements.

NOTE 26  PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1995        1994
                                                                        ----------  ----------
                                            ASSETS
Cash and cash equivalents.............................................  $    1,028  $    1,910
Investment in bank subsidiary.........................................     117,300     130,337
Investments in non-bank subsidiaries..................................      35,660      25,527
Loan portfolio, net...................................................         520      --
Prepaid expenses and other assets.....................................       4,240       1,985
                                                                        ----------  ----------
                                                                        $  158,748  $  159,759
                                                                        ----------  ----------
                                                                        ----------  ----------

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable.........................................................  $    8,627  $    1,012
Other liabilities.....................................................      10,574       5,364
                                                                        ----------  ----------
    Total liabilities.................................................      19,201       6,376
Total stockholders' equity............................................     139,547     153,383
                                                                        ----------  ----------
                                                                        $  158,748  $  159,759
                                                                        ----------  ----------
                                                                        ----------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

CONDENSED STATEMENTS OF OPERATIONS:

                                                                                     YEARS ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1994        1993
                                                                                ----------  ----------  ----------
Interest income...............................................................  $      401  $       42  $       74
Non-interest income...........................................................           8          67         700
                                                                                ----------  ----------  ----------
                                                                                       409         109         774
Interest expense..............................................................        (654)       (678)     (2,034)
Non-interest expense..........................................................        (277)       (401)       (459)
                                                                                ----------  ----------  ----------
    Loss before income taxes..................................................        (522)       (970)     (1,719)
Income tax (expense) benefit..................................................       1,533       1,197         (50)
                                                                                ----------  ----------  ----------
Income (loss) before equity in net income of subsidiaries.....................       1,011         227      (1,769)
Equity in net income of bank subsidiary.......................................      24,773      51,650      22,824
Equity in net income (loss) of non-bank subsidiaries..........................        (317)     (4,538)      4,177
                                                                                ----------  ----------  ----------
    Net income................................................................  $   25,467  $   47,339  $   25,232
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

CONDENSED STATEMENTS OF CASH FLOWS:

                                                                                     YEARS ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1995        1994        1993
                                                                                ----------  ----------  ----------
Cash flows from operating activities:
  Net income..................................................................  $   25,467  $   47,339  $   25,232
  Adjustments to reconcile net income to net cash provided (used) in operating activities:
    Equity in income of bank subsidiary.......................................     (24,773)    (51,650)    (22,824)
    Equity in (income) losses of non-bank subsidiaries........................         317       4,538      (4,177)
    (Increase) decrease in other assets.......................................      (2,254)     (1,947)        997
    Increase (decrease) in accrued expenses, payables and other liabilities...       5,209       2,023      (1,291)
                                                                                ----------  ----------  ----------
Net cash provided (used) by operating activities..............................       3,966         303      (2,063)
                                                                                ----------  ----------  ----------
Cash flows from investing activities:
  Net distributions from (investment in) bank subsidiary......................      39,216         802      (2,553)
  Net (investment in) distributions from non-bank subsidiaries................     (10,450)     11,491       5,537
  Purchase of loans held for investment.......................................        (520)     --          --
                                                                                ----------  ----------  ----------
Net cash provided by investing activities.....................................      28,246      12,293       2,984
                                                                                ----------  ----------  ----------
Cash flows from financing activities:
  Issuance of notes payable...................................................       7,615      --          13,566
  Repayment of notes payable..................................................      --         (13,566)     (4,605)
  Exercise of common stock options............................................       1,420      --             450
  Repurchase of common stock options and common stock.........................     (42,129)        (74)     (7,892)
                                                                                ----------  ----------  ----------
Net cash (used) provided by financing activities..............................     (33,094)    (13,640)      1,519
                                                                                ----------  ----------  ----------
Net (decrease) increase in cash and cash equivalents..........................        (882)     (1,044)      2,440
Cash and cash equivalents at beginning of year................................       1,910       2,954         514
                                                                                ----------  ----------  ----------
Cash and cash equivalents at end of year......................................  $    1,028  $    1,910  $    2,954
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 27  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                      QUARTERS ENDED
                                                    ---------------------------------------------------
                                                    DECEMBER 31,  SEPTEMBER 30,   JUNE 30,   MARCH 31,
                                                        1995          1995          1995        1995
                                                    ------------  -------------  ----------  ----------
Interest income...................................   $   44,916    $    32,489   $   33,840  $   26,030
Interest expense..................................      (26,692)       (22,688)     (18,110)    (16,570)
Provision for loan losses.........................       (1,121)       --            --          --
                                                    ------------  -------------  ----------  ----------
Net interest income after provision for loan
 losses...........................................       17,103          9,801       15,730       9,460
Gain on sale of branches..........................        5,430        --            --          --
Gain on sale of hotel.............................        4,658        --            --          --
Non-interest income...............................        8,081          4,084        6,380       2,547
Non-interest expense..............................      (13,407)       (10,274)     (13,130)     (8,762)
                                                    ------------  -------------  ----------  ----------
Income before income taxes and discontinued
 operations.......................................       21,865          3,611        8,980       3,245
Income tax (expense) benefit......................       (4,660)           858       (1,172)        412
Discontinued operations, net......................       --             (4,536)      (1,586)     (1,550)
                                                    ------------  -------------  ----------  ----------
Net income (loss).................................   $   17,205    $       (67)  $    6,222  $    2,107
                                                    ------------  -------------  ----------  ----------
                                                    ------------  -------------  ----------  ----------
Earnings per share:
  Earnings before discontinued operations.........   $     0.67    $      0.17   $     0.30  $     0.11
  Earnings (loss) after discontinued operations...   $     0.67    $   --        $     0.24  $     0.06

                                                                      QUARTERS ENDED
                                                    ---------------------------------------------------
                                                    DECEMBER 31,  SEPTEMBER 30,   JUNE 30,   MARCH 31,
                                                        1994          1994          1994        1994
                                                    ------------  -------------  ----------  ----------
Interest income...................................   $   41,931    $    32,243   $   31,481  $   25,803
Interest expense..................................      (21,506)       (15,714)     (13,744)    (11,634)
Provision for loan losses.........................       --            --            --          --
                                                    ------------  -------------  ----------  ----------
Net interest income after provision for loan
 losses...........................................       20,425         16,529       17,737      14,169
Gain on sale of branches..........................       62,600        --            --          --
Non-interest income...............................        4,443          4,908        4,464       5,160
Non-interest expense..............................      (27,701)       (13,544)     (14,157)    (13,456)
                                                    ------------  -------------  ----------  ----------
Income before income taxes and discontinued
 operations.......................................       59,767          7,893        8,044       5,873
Income tax expense................................      (25,202)        (1,480)      (1,192)     (1,850)
Discontinued operations, net......................       (2,164)          (928)        (437)       (985)
                                                    ------------  -------------  ----------  ----------
Net income........................................   $   32,401    $     5,485   $    6,415  $    3,038
                                                    ------------  -------------  ----------  ----------
                                                    ------------  -------------  ----------  ----------
Earnings per share:
  Earnings before discontinued operations.........   $     1.02    $      0.19   $     0.20  $     0.12
  Earnings after discontinued operations..........   $     0.95    $      0.16   $     0.19  $     0.09

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
                                     ASSETS

                                                                                               DECEMBER 31,
                                                                                                   1995
                                                                                   JUNE 30,    ------------
                                                                                     1996
                                                                                 ------------
                                                                                 (UNAUDITED)

Cash and amounts due from depository institutions..............................  $      6,196   $    4,200
Interest bearing deposits......................................................        57,638       50,432
Federal funds sold and repurchase agreements...................................       187,232       --
Securities available for sale, at market value.................................       263,199      337,480
Loans available for sale, at lower of cost or market...........................        84,078      251,790
Investment securities, net.....................................................         8,902       18,665
Loan portfolio, net............................................................       312,576      295,605
Discounted loan portfolio, net.................................................       594,634      669,771
Principal, interest and dividends receivable...................................        12,019       12,636
Investments in low income housing tax credit interests.........................        92,273       81,362
Real estate owned, net.........................................................       133,604      166,556
Investment in joint venture....................................................        63,404       --
Premises and equipment, net....................................................        28,750       25,359
Income taxes receivable........................................................         8,606        1,005
Deferred tax asset.............................................................        17,981       22,263
Other assets...................................................................        28,216       36,466
                                                                                 ------------  ------------
                                                                                 $  1,899,308   $1,973,590
                                                                                 ------------  ------------
                                                                                 ------------  ------------

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits.....................................................................  $  1,502,175   $1,501,646
  Advances from the Federal Home Loan Bank.....................................        70,399       70,399
  Securities sold under agreements to repurchase...............................       --            84,761
  Subordinated debentures and other interest bearing obligations...............       115,703      117,054
  Accrued expenses, payables and other liabilities.............................        56,293       60,183
                                                                                 ------------  ------------
    Total liabilities..........................................................     1,744,570    1,834,043
                                                                                 ------------  ------------
Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares
   issued and outstanding......................................................       --            --
  Common stock, $.01 par value; 200,000,000 shares authorized; 23,812,900 and
   23,812,270 shares issued and outstanding at June 30, 1996 and December 31,
   1995, respectively..........................................................           238          238
  Additional paid-in capital...................................................        10,275       10,449
  Retained earnings............................................................       145,301      130,275
  Unrealized loss on securities available for sale, net of taxes...............        (1,076)      (1,415)
                                                                                 ------------  ------------
    Total stockholders' equity.................................................       154,738      139,547
                                                                                 ------------  ------------
                                                                                 $  1,899,308   $1,973,590
                                                                                 ------------  ------------
                                                                                 ------------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                FOR THE SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                               --------------------------
                                                                                   1996          1995
                                                                               ------------  ------------
                                                                                      (UNAUDITED)
Interest income:
  Federal funds sold and repurchase agreements...............................  $      2,098  $      1,748
  Securities available for sale..............................................        14,064         6,943
  Loans available for sale...................................................        11,484         7,154
  Mortgage-related securities held for investment............................       --              2,343
  Loans......................................................................        17,773         3,944
  Discounted loans...........................................................        52,058        36,474
  Investment securities and other............................................         1,980         1,264
                                                                               ------------  ------------
                                                                                     99,457        59,870
                                                                               ------------  ------------
Interest expense:
  Deposits...................................................................        45,355        31,790
  Securities sold under agreements to repurchase.............................           685           199
  Advances from the Federal Home Loan Bank...................................         2,032           257
  Subordinated debentures and other interest bearing obligations.............         6,964         1,796
  Securities sold but not yet purchased......................................       --                638
                                                                               ------------  ------------
                                                                                     55,036        34,680
                                                                               ------------  ------------
    Net interest income before provision for loan losses.....................        44,421        25,190
Provision for loan losses....................................................        14,370       --
                                                                               ------------  ------------
    Net interest income after provision for loan losses......................        30,051        25,190
                                                                               ------------  ------------
Non-interest income:
  Servicing fees and other charges...........................................           787         1,805
  Gains on sales of interest earning assets, net.............................         9,601         3,356
  (Loss) income on real estate owned, net....................................        (1,028)        2,558
  Other income...............................................................         1,996         1,208
                                                                               ------------  ------------
                                                                                     11,356         8,927
                                                                               ------------  ------------
Non-interest expense:
  Compensation and employee benefits.........................................        14,562        10,464
  Occupancy and equipment....................................................         4,227         4,795
  Hotel operations expense, net..............................................            57           264
  Other operating expenses...................................................         6,703         6,369
                                                                               ------------  ------------
                                                                                     25,549        21,892
                                                                               ------------  ------------
Equity in earnings of investment in joint venture............................         1,078       --
  Income from continuing operations before income taxes......................        16,936        12,225
Income tax expense...........................................................         1,910           760
                                                                               ------------  ------------
  Income from continuing operations..........................................        15,026        11,465
Discontinued operations:
  Loss from operations of discontinued divisions, net of tax benefit of
   $1,435 for the period ended June 30, 1995                                        --             (3,136)
                                                                               ------------  ------------
    Net income...............................................................  $     15,026  $      8,329
                                                                               ------------  ------------
                                                                               ------------  ------------
Earnings per share:
  Income from operations.....................................................  $       0.57  $       0.39
  Discontinued operations, net of tax benefit................................       --              (0.11)
                                                                               ------------  ------------
    Net income...............................................................  $       0.57  $       0.28
                                                                               ------------  ------------
                                                                               ------------  ------------
Weighted average common shares outstanding...................................    26,397,920    29,781,510
                                                                               ------------  ------------
                                                                               ------------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
  FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND THE YEAR ENDED DECEMBER 31, 1995
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                   UNREALIZED LOSS
                                                                                                    ON SECURITIES
                                                    COMMON STOCK         ADDITIONAL                 AVAILABLE FOR
                                              -------------------------    PAID-IN     RETAINED     SALE, NET OF
                                                 SHARES       AMOUNT       CAPITAL     EARNINGS         TAXES          TOTAL
                                              ------------  -----------  -----------  ----------  -----------------  ----------
Balances at December 31, 1994...............    32,194,710   $     322    $  13,652   $  142,230      $  (2,821)     $  153,383
  Net income................................       --           --           --           25,467         --              25,467
  Repurchase of common stock options........       --           --             (132)      --             --                (132)
  Exercise of common stock options..........       432,620           4        1,416       --             --               1,420
  Repurchase of common stock................    (8,815,060)        (88)      (4,487)     (37,422)        --             (41,997)
  Change in unrealized loss on securities
   available for sale, net of taxes.........       --           --           --           --              1,406           1,406
                                              ------------       -----   -----------  ----------        -------      ----------
Balances at December 31, 1995...............    23,812,270         238       10,449      130,275         (1,415)        139,547
  Net income (unaudited)....................       --           --           --           15,026         --              15,026
  Repurchase of common stock options
   (unaudited)..............................       --           --             (176)      --             --                (176)
  Exercise of common stock options
   (unaudited)..............................           630      --                2       --             --                   2
  Change in unrealized loss on securities
   available for sale, net of taxes
   (unaudited)..............................       --           --           --           --                339             339
                                              ------------       -----   -----------  ----------        -------      ----------
Balances at June 30, 1996 (unaudited).......    23,812,900   $     238    $  10,275   $  145,301      $  (1,076)     $  154,738
                                              ------------       -----   -----------  ----------        -------      ----------
                                              ------------       -----   -----------  ----------        -------      ----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                          FOR THE SIX MONTHS
                                                                                            ENDED JUNE 30,
                                                                                         --------------------
                                                                                           1996       1995
                                                                                         ---------  ---------
                                                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income...........................................................................  $  15,026  $   8,329
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
    Net cash provided from trading activities..........................................      4,744      2,865
    Proceeds from sales of loans available for sale....................................    287,233     77,460
    Purchases of loans available for sale..............................................   (142,150)  (113,676)
    Origination of loans available for sale............................................       (720)    (2,829)
    Maturities of and principal payments received on loans available for sale..........     21,334      2,774
    Premium amortization (discount accretion), net.....................................      3,229     (2,131)
    Depreciation and amortization......................................................      1,997      2,798
    Provision for loan losses..........................................................     14,370     --
    Provision for real estate losses...................................................      9,788      5,035
    Loss on sales of premises and equipment............................................         97     --
    Gains on sales of interest earning assets, net.....................................     (9,601)    (3,356)
    Gain on sale of real estate owned, net.............................................     (7,778)    (9,137)
    Gain on sale of interest in tax credit partnership interests.......................       (990)    --
    Decrease in principal, interest and dividends receivable...........................      1,366        285
    Increase in income taxes receivable................................................     (7,076)   (13,583)
    Decrease (increase) in other assets................................................      8,627     (9,449)
    Decrease in accrued expenses, payables and other liabilities.......................     (6,386)    (2,605)
                                                                                         ---------  ---------
Net cash provided (used) by operating activities.......................................    193,110    (57,220)
                                                                                         ---------  ---------
Cash flows from investing activities:
  Proceeds from sales of securities available for sale.................................    137,454    686,628
  Purchases of securities available for sale...........................................    (85,557)  (648,100)
  Maturities of and principal payments received on securities available for sale.......     23,021     14,288
  Maturities of and principal payments received on securities held for investment......     --          7,969
  Purchases of low income housing tax credit interests.................................    (14,427)    (9,940)
  Proceeds from low income housing tax credit interest.................................      3,704     --
  Proceeds from sales of discounted loans and loans held for investment................     22,152     22,425
  Origination of loans held for investment.............................................    (80,071)   (73,668)
  Purchase of loans held for investment................................................     --         (2,608)
  Purchase of discounted loans.........................................................   (120,590)  (124,697)
  Investment in joint venture..........................................................    (63,404)    --
  Principal payments received on discounted loans and loans held for investment........    198,024     98,864
  Proceeds from sales of real estate owned.............................................     75,674     76,533
  Purchases of real estate owned in connection with discounted loan purchases..........     (1,434)   (13,419)
  Proceeds from sale of premises and equipment.........................................        233     --
  Additions to premises and equipment..................................................     (5,698)   (15,152)
                                                                                         ---------  ---------
Net cash provided by investing activities..............................................     89,081     19,123
                                                                                         ---------  ---------

                            (continued on next page)

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

                                                                                          FOR THE SIX MONTHS
                                                                                            ENDED JUNE 30,
                                                                                         --------------------
                                                                                           1996       1995
                                                                                         ---------  ---------
                                                                                             (UNAUDITED)
Cash flows from financing activities:
  Increase in deposits.................................................................  $     529  $ 118,650
  Proceeds from issuance of subordinated debentures....................................     --        100,000
  Proceeds from issuance of notes payable..............................................     --          7,615
  Decrease in securities sold under agreements to repurchase...........................    (84,761)    --
  Payments and repurchase of notes and mortgages payable...............................     (1,351)      (147)
  Exercise of common stock options.....................................................          2      1,045
  Repurchase of common stock options and common stock..................................       (176)   (42,127)
                                                                                         ---------  ---------
Net cash (used) provided by financing activities.......................................    (85,757)   185,036
                                                                                         ---------  ---------
                                                                                         ---------  ---------
Net increase in cash and cash equivalents..............................................    196,434    146,939
Cash and cash equivalents at beginning of period.......................................     54,632     36,750
                                                                                         ---------  ---------
Cash and cash equivalents at end of period.............................................  $ 251,066  $ 183,689
                                                                                         ---------  ---------
                                                                                         ---------  ---------
Reconciliation of cash and cash equivalents at end of period:
  Cash and amounts due from depository institutions....................................  $   6,196  $  18,403
  Interest bearing deposits............................................................     57,638     28,928
  Federal funds sold and repurchase agreements.........................................    187,232    136,358
                                                                                         ---------  ---------
                                                                                         $ 251,066  $ 183,689
                                                                                         ---------  ---------
                                                                                         ---------  ---------
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest...........................................................................  $  54,424  $  26,818
                                                                                         ---------  ---------
                                                                                         ---------  ---------
    Income taxes.......................................................................  $   1,922  $   9,608
                                                                                         ---------  ---------
                                                                                         ---------  ---------
Supplemental schedule of non-cash investing and financing activities:
  Exchange of loans available for sale for securities..................................  $ 134,785  $  83,875
                                                                                         ---------  ---------
                                                                                         ---------  ---------
  Real estate owned acquired through foreclosure.......................................  $  43,299  $ 114,835
                                                                                         ---------  ---------
                                                                                         ---------  ---------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

NOTE 1  BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements include the accounts of Ocwen Financial Corporation (the "Company") and its subsidiaries and have been prepared in conformity with the instructions to Form 10-Q and Article 10, Rule 10-01 of Regulation S-X for interim financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles ("GAAP") for complete financial statements.

    In the opinion of management, the accompanying financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company's results for the interim periods. The result of operations and other data for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The unaudited consolidated financial statements presented herein should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this Offering Circular.

    In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the balance sheets and revenues and expenses for the periods covered. Actual results could differ significantly from those estimates and assumptions.

NOTE 2 VALUATION ALLOWANCES ON ASSETS HELD FOR DISPOSITION AND RESOLUTION

    As a result of the historical and expected future growth in the discounted loan portfolio and associated real estate owned, particularly in the commercial segment, and as requested by the Office of Thrift Supervision ("OTS"), the Company has modified its methodology for valuing its assets held for disposition and resolution beginning in the first quarter of 1996. This methodology results in a valuation allowance which supplements the Company's practice of adjusting these assets to the net present value of expected cash flows discounted at the effective interest rate in the case of discounted loans and fair value less estimated disposition costs in the case of real estate owned. Beginning in 1996 the Company has recorded charge-offs on discounted loans against the allowance for loan losses. Previously these amounts were deducted from interest income.

NOTE 3  DISCONTINUED OPERATIONS

    In September 1995, the Company announced its decision to dispose of its automated banking division and related activities. The sale and disposition of this division was substantially complete at December 31, 1995. The Company's Consolidated Statement of Operations have been restated for the six months ended June 30, 1995 to reflect the discontinuance of these operations.

NOTE 4  ADOPTION OF RECENTLY ISSUED ACCOUNTING STANDARDS

    The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" on January 1, 1996. The adoption of SFAS No. 121 did not have a material effect on the Company's financial condition or results of operations.

    On January 1, 1996 the Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights", which requires that an institution engaged in mortgage banking activities recognize as a separate asset rights to service mortgage loans for others, regardless of the manner in which those servicing rights are acquired. Upon sale or securitization of loans with servicing rights retained, the Company is required to capitalize the cost associated with the mortgage servicing rights based on their relative fair values. SFAS No. 122 also

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)
requires that an institution assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. Impairment is recognized through a valuation allowance. See note 7 for disclosures regarding capitalized mortgage servicing rights as required by SFAS No. 122.

    As provided in SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to retain the intrinsic value method of accounting for stock-based compensation, which it currently uses.

NOTE 5  INTEREST RATE RISK MANAGEMENT INSTRUMENTS

    The Company enters into short sales of Eurodollar and U.S. Treasury interest rate futures contracts as part of its overall interest rate risk management activity. Interest rate futures contracts are commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be settled in cash or through delivery. Terms and other information on the interest rate futures sold short are as follows:

                                                                        NOTIONAL
JUNE 30, 1996:                                          MATURITY        PRINCIPAL      FAIR VALUE
                                                       -----------  -----------------  -----------
Eurodollar futures...................................        1996      $   188,000      $    (206)
                                                             1997          365,000            (37)
                                                             1998           40,000            (35)
U.S. Treasury futures................................        1996          306,600         (1,135)


DECEMBER 31, 1995:
Eurodollar futures...................................        1996      $   386,000      $  (1,598)
                                                             1997           26,000           (168)
U.S. Treasury futures................................        1996           11,100            (80)

    Because futures contracts are exchange traded, holders of these instruments look to the exchange for performance under these contracts and not the entity holding the offsetting futures contract, thereby minimizing the risk of nonperformance under these contracts.

NOTE 6  INVESTMENT IN JOINT VENTURE

    On March 22, 1996, the Company was notified by the U.S. Department of Housing and Urban Development ("HUD") that BCBF, L.L.C., a newly-formed limited liability company ("LLC") in which the Company and a co-investor each have a 50% interest, was the successful bidder to purchase 16,196 single-family residential loans offered by HUD at an auction and on April 10, 1996 the LLC consummated the acquisition of the HUD loans.

    The Company's investment in the LLC is accounted for under the equity method of accounting. Under the equity method of accounting, an investment in the shares or other interests of an investee is initially recorded at the cost of the shares or interests acquired and thereafter is periodically increased (decreased) by the investor's proportionate share of the earnings (losses) of the investee and decreased by all dividends received by the investor from the investee. The Company services all loans on behalf of the LLC for a fee, and all intercompany transactions between the Company and the LLC are eliminated for financial reporting purposes, to the extent of the Company's ownership in the LLC. At June 30, 1996, the Company's investment in the LLC amounted to $63,404. Because the LLC is a pass-through entity for federal income tax purposes, provisions for income taxes will be established by each of the Company and its co-investor and not the LLC.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

    Set forth below is an unaudited statement of financial condition of the LLC at June 30, 1996 and a statement of operations for the period from the date of acquisition of the HUD Loans through June 30, 1996.

                                  BCBF, L.L.C.
                        STATEMENT OF FINANCIAL CONDITION
                                 JUNE 30, 1996

Assets:
  Cash............................................................  $   3,426
  Discounted loans, net...........................................    559,374
  Real estate owned, net..........................................         88
  Other assets....................................................     29,159
                                                                    ---------
    Total assets..................................................  $ 592,047
                                                                    ---------
                                                                    ---------
Liabilities:
  Note payable....................................................  $ 462,937
  Other liabilities...............................................      2,302
                                                                    ---------
    Total liabilities.............................................    465,239
                                                                    ---------
                                                                    ---------
Equity:
  The Company.....................................................     63,404
  Co-investor.....................................................     63,404
                                                                    ---------
    Total equity..................................................    126,808
                                                                    ---------
    Total liabilities and equity..................................  $ 592,047
                                                                    ---------
                                                                    ---------

                                  BCBF, L.L.C.
                            STATEMENT OF OPERATIONS
              FOR THE PERIOD APRIL 10, 1996 THROUGH JUNE 30, 1996

Interest income....................................................  $  12,222
Interest expense...................................................      8,279
                                                                     ---------
    Net interest income before provision for loan losses...........      3,943
Provision for loan losses..........................................      2,913
                                                                     ---------
    Net interest income after provision for loan losses............      1,030
Non-interest income:
  Gain on sale of discounted loans.................................      1,324
  Loan fees........................................................          7
                                                                     ---------
                                                                         1,331
                                                                     ---------
Operating expenses:
  Loan servicing fees..............................................      2,003
  Other loan expenses..............................................        204
                                                                     ---------
                                                                         2,207
                                                                     ---------
    Net income.....................................................  $     154
                                                                     ---------
                                                                     ---------

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

    The Company's equity in earnings of the LLC of $1,078 includes 50% of the net income of the LLC before deduction of the loan servicing fees which are paid 100% to the Company. The Company has recognized the 50% of the loan servicing fee not eliminated in consolidation in servicing fees and other charges.

NOTE 7  MORTGAGE SERVICING RIGHTS

    The unamortized balance of mortgage servicing rights which are included in other assets is as follows:

                                                              JUNE 30, 1996  DECEMBER 31, 1995
                                                              -------------  -----------------
Unamortized balance.........................................    $   3,585        $   3,433
Valuation allowance.........................................         (928)          --
                                                                   ------           ------
                                                                $   2,657        $   3,433
                                                                   ------           ------
                                                                   ------           ------

    Periodically, the Company evaluates the recoverability of mortgage servicing rights based on the projected value of future net servicing income. Future prepayment rates are estimated based on current interest rates and various portfolio characteristics, including loan type, interest rate, and market prepayment estimates. If the estimated recovery is lower than the current amount of mortgage servicing rights, a reduction to mortgage servicing rights is recorded through an increase in the valuation allowance. A valuation allowance was established during the first quarter of 1996 in the amount of $928 primarily as a result of higher than projected prepayment rates.

NOTE 8  REGULATORY REQUIREMENTS

    The Company's primary subsidiary, Berkeley Federal Bank & Trust FSB ("Berkeley") is a federally chartered savings bank regulated by the OTS and is subject to Federal laws and regulations including regulations that require institutions to comply with minimum regulatory capital requirements.

    A comparison of Berkeley's regulatory capital to its regulatory capital requirements as of June 30, 1996 and related additional discussion follows:

                                                            TANGIBLE      CORE     RISK-BASED
                                                            CAPITAL     CAPITAL      CAPITAL
                                                           ----------  ----------  -----------
GAAP capital.............................................  $  140,159  $  140,159   $ 140,159
Nonallowable assets:
  Implementation of Financial Accounting Standard No.
   115...................................................       1,076       1,076       1,076
  Excess qualifying purchased mortgage servicing
   rights................................................        (266)       (266)       (266)
Additional capital items:
  Subordinated debentures................................      --          --         100,000
  General valuation allowances...........................      --          --          11,741
                                                           ----------  ----------  -----------
Regulatory capital-computed..............................     140,969     140,969     252,710
Minimum capital requirement..............................      31,367      62,735     148,525
                                                           ----------  ----------  -----------
Regulatory capital excess................................  $  109,602  $   78,234   $ 104,185
                                                           ----------  ----------  -----------
                                                           ----------  ----------  -----------
Capital ratios:
  Required...............................................       1.50%       3.00%       8.00%
  Actual.................................................       6.74%       6.74%      13.61%

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

    The OTS has promulgated a regulation governing capital distributions. Berkeley is considered to be a Tier 1 association under this regulation because it met or exceeded its fully phased-in capital requirements at June 30, 1996. A Tier 1 association that before and after a proposed capital distribution meets or exceeds its fully phased-in capital requirements may make capital distributions during any calendar year equal to the greater of (i) 100% of net income for the calendar year to date plus 50% of its "surplus capital ratio" at the beginning of the year or (ii) 75% of its net income over the most recent four-quarter period. In order to make these capital distributions, Berkeley must submit written notice to the OTS thirty days in advance of making the distribution. In addition, the indenture governing Berkeley's Debentures limits the declaration or payment of dividends and the purchase or redemption of Berkeley's common or preferred stock in the aggregate to the sum of 50% of Berkeley's consolidated net income and 100% of all capital contributions and proceeds from the issuance or sale of common stock, since the date the Debentures were issued. At June 30, 1996, taking into account the foregoing restrictions, Berkeley could have distributed $18.7 million to the Company.

NOTE 9  COMMITMENTS AND CONTINGENCIES

    At June 30, 1996 the Company had (i) commitments to fund an additional $25,087 on multi-family residential loans, (ii) commitments to fund an additional $6,768 on loans secured by office buildings, (iii) commitments to fund $32,028 of loans secured by hotel properties and (iv) a commitment to fund an additional $4,886 on a loan secured by land. In connection with its acquisition of Berkeley Federal Savings Bank in 1993, the Company has a recourse obligation of $4,519 on single-family residential loans sold to the Federal Home Loan Mortgage Corporation. The Company, through its investment in subordinated securities which had a book value of $51,906 at June 30, 1996, supports senior classes of securities having an outstanding principal balance of $664,696.

    The Company is subject to various pending legal proceedings. Management, after reviewing these claims with legal counsel, is of the opinion that the resolution of these claims will not have a material effect on the Company's financial position, results of operations, cash flows or liquidity.

NOTE 10  SUBSEQUENT EVENT

    On July 31, 1996 the Board of Directors of the Company approved an increase in the authorized number of common shares from 20,000,000 shares of $1.00 par value to 200,000,000 shares of $0.01 par value and declared a 10 for 1 stock split for each share of common stock then outstanding and for all then outstanding options to purchase shares of the Company's common stock. All references in the interim consolidated financial statements to the number of shares and per share amounts have been adjusted retroactively for the recapitalization and stock split.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                              --------------------

                               TABLE OF CONTENTS
                              --------------------

                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Summary...................................................................    3
Selected Consolidated Financial and Other Data............................    6
Risk Factors..............................................................    9
The Company...............................................................   17
Use of Proceeds...........................................................   18
Dividend Policy...........................................................   18
Capitalization............................................................   19
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   20
Business..................................................................   42
Regulation................................................................   72
Taxation..................................................................   78
Management................................................................   81
Beneficial Ownership of Common Stock......................................   88
Description of Notes Offering.............................................   89
Description of Capital Stock..............................................   89
Shares Available for Future Sale..........................................   90
Selling Stockholders......................................................   91
Underwriting..............................................................   92
Legal Matters.............................................................   93
Experts...................................................................   93
Index to Consolidated Financial Statements................................  F-1

    UNTIL            , 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF
COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                2,000,000 SHARES

                                      [LOGO]

                                OCWEN FINANCIAL
                                  CORPORATION

                                  COMMON STOCK

                               -----------------

                                   PROSPECTUS

                               -----------------

                              FRIEDMAN, BILLINGS,
                               RAMSEY & CO., INC.

                                          , 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the expenses to be incurred in connection with the offering of securities described herein.


SEC registration fee..............................................  $  59,345
NASD and NASDAQ fees..............................................     62,900
Legal fees and expenses...........................................    175,000
Accounting fees and expenses......................................    165,000
Printing, postage and delivery expenses...........................    100,000
Blue Sky fees and expenses........................................     25,000
Trustee fees......................................................      6,240
Rating agency fees................................................     90,000
Miscellaneous expenses............................................     10,101
                                                                    ---------
    Total.........................................................  $ 693,586
                                                                    ---------
                                                                    ---------


    In addition to the foregoing, the Underwriting Agreement provides for underwriting discounts, certain dealer concessions and the reimbursement of certain expenses. See "Underwriting" in the Prospectus.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article V of the Company's Articles of Incorporation provides as follows:

                                INDEMNIFICATION

    This corporation shall, to the fullest extent permitted by the provisions of Fla. Stat. Section607.0850, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    Section 607.0850 of the Florida Business Corporation Act provides as follows:

    607.0850 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS.--
(1) A corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

    (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

        (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

        (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

        (c) By independent legal counsel:

           (1) Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

           (2) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

        (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

    (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

    (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

    (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

        (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

        (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

        (c) In the case of a director, a circumstance under which the liability provisions of s.607.0834 are applicable; or

        (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

    (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

    (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

        (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

        (b) The director, officer, employee or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

        (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

   (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

   (11) For purposes of this section:

        (a) The term "other enterprises" includes employee benefit plans;

        (b) The term "expenses" includes counsel fees, including those for appeal;

        (c) The term "liability" includes obligations to pay for a judgment, settlement, penalty, find (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

        (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

        (e) The term "agent" includes a volunteer;

        (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

        (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

   (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.


    In September 1996, the Company issued 2,928,200 shares of Common Stock upon the exercise of stock options granted to employees of the Company or its subsidiaries pursuant to the Company's 1991 Non-Qualified Stock Option Plan, as amended, and in connection therewith loaned $6.7 million to certain of its and the Bank's officers to fund their exercise of such options. Such notes bear interest at 10.5% per annum, are payable in two equal installments on March 1, 1998 and March 1, 1999 and are secured by the related shares of Common Stock. The foregoing securities were issued in reliance on the private offering exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").



    During 1993 and 1995, the Company issued 250,000 shares and 432,620 shares of Common Stock, respectively, upon the exercise of stock options granted to employees of the Company or its subsidiaries pursuant to the Company's 1991 Non-Qualified Stock Option Plan, as amended. These shares were issued for cash and in reliance on the private offering exemption from registration set forth in
Section 4(2) of the Securities Act.


    During 1993, the Company issued $9.2 million of 15% notes due April 1, 1994 to 18 stockholders/ employees of the Company, during 1995 the Company issued $7.6 million of 10.5% notes due May 1, 1996 to 14 stockholders of the Company and on May 1, 1996 the Company reissued $7.4 million of 10.5% notes due May 1, 1997 to 11 stockholders of the Company. These notes were issued for cash and in reliance on the private offering exemption from registration set forth in
Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)   Exhibits:


                                                                                                          PAGE NO.
                                                                                                        -------------
      1.0  Form of Underwriting Agreement relating to Common Stock                                                *
      1.1  Form of Underwriting Agreement relating to Notes                                                       *
      3.1  Amended and Restated Articles of Incorporation                                                         *
      3.2  Bylaws                                                                                                 *
      4.0  Form of certificate of Common Stock                                                                    *
      4.1  Form of indenture between the Company and the Trustee                                                  *
      4.2  Form of Notes due 2003 (included in Exhibit 4.1)                                                       *
      5.0  Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
     10.1  Ocwen Financial Corporation 1991 Non-Qualified Stock Option Plan, as amended                           *

                                                                                                          PAGE NO.
                                                                                                        -------------
     10.2  Annual Incentive Plan                                                                                  *
     10.3  Ocwen Financial Corporation 1996 Stock Plan for Directors                                              *
     12.0  Statement regarding the computation of the ratio of earnings to fixed charges                          *
     21.0  Subsidiaries (see "Business--General" in the Prospectus)
     23.1  Consent of Elias, Matz, Tiernan & Herrick L.L.P. (to be contained in the opinion included as Exhibit 5)
     23.2  Consent of Price Waterhouse LLP
     25.0  Form T-1                                                                                               *


- ------------------------

 *  Previously filed.


    (b)  Financial Statements and Schedules:

        The Consolidated Financial Statements listed in the Index to Consolidated Financial Statements contained in the Prospectus are hereby incorporated herein by reference.

    Schedules to the Consolidated Financial Statements are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    The Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on September 23, 1996.


                                          OCWEN FINANCIAL CORPORATION

                                          By:        /s/ WILLIAM C. ERBEY

                                             -----------------------------------
                                                      William C. Erbey
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER
                                              (duly authorized representative)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               /s/ WILLIAM C. ERBEY                           Date: September 23, 1996
   -------------------------------------------
                 William C. Erbey
      PRESIDENT AND CHIEF EXECUTIVE OFFICER
           (principal executive officer)

                 /s/ W. C. MARTIN                             Date: September 23, 1996
   -------------------------------------------
                   W. C. Martin
                     DIRECTOR

               /s/ HOWARD H. SIMON                            Date: September 23, 1996
   -------------------------------------------
                 Howard H. Simon
                     DIRECTOR

                /s/ BARRY N. WISH                             Date: September 23, 1996
   -------------------------------------------
                  Barry N. Wish,
                     CHAIRMAN

              /s/ CHRISTINE A. REICH                          Date: September 23, 1996
   -------------------------------------------
                Christine A. Reich
  MANAGING DIRECTOR AND CHIEF FINANCIAL OFFICER
   (principal financial and accounting officer)